As filed with the Securities and Exchange Commission on May 18, 2015

Registration No. 333-203364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to the

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

H.J. HEINZ HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2030	46-2078182
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

One PPG Place

Pittsburgh, Pennsylvania 15222

Telephone: (412) 456-5700

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dan F. Shaw

Senior Vice President and General Counsel

One PPG Place, Suite 3200

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Scott A. Barshay, Esq. Eric L. Schiele, Esq. Jonathan L. Davis, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Kim K. W. Rucker, Esq. Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary Kraft Foods Group, Inc. Three Lakes Drive Northfield, Illinois 60093 (847) 646-2000	Francis J. Aquila, Esq. Audra D. Cohen, Esq. Catherine M. Clarkin, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	608,978,330 shares(1)	N/A	$43,671,358,490.13(2)	$5,074,611.86(3)(4)

(1)	Represents the estimated maximum number of shares of common stock, par value $0.01 per share, of the registrant to be issued upon completion of the merger described in the proxy statement/prospectus contained herein and is based upon the number of issued and outstanding shares of Kraft common stock on the date hereof, which will be converted into shares of the registrant on a one-to-one basis, and the maximum number of shares that Kraft may issue prior to the merger, which will also be so converted on a one-to-one basis.
(2)	Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $43,671,358,490.13. Such amount equals (i) the product of (a) 608,978,330, the estimated maximum number of shares to be registered, and (b) $88.2125, the average of the high and low sales prices for Kraft common stock as reported on the NASDAQ Stock Market on April 8, 2015 minus (ii) $10,048,142,445.00 (the estimated amount of cash to be paid by the registrant to Kraft shareholders in the form of a special cash dividend of $16.50 per share of Kraft common stock).
(3)	Computed in accordance with Rule 457(f) under the Securities Act to be $5,074,611.86, which is equal to 0.0001162 multiplied by the proposed maximum aggregate offering price of $43,671,358,490.13.
(4)	Previously paid in connection with the initial filing of this registration statement on April 10, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. H.J. Heinz Holding Corporation may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and H.J. Heinz Holding Corporation is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED MAY 18, 2015

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[—], 2015

Dear Shareholders:

I am pleased to invite you to attend a special meeting of shareholders of Kraft Foods Group, Inc., a Virginia corporation, which we refer to as Kraft, to be held on [—], 2015 at [—], [CDT], at the [—]. As previously announced, H.J. Heinz Holding Corporation, a Delaware corporation, which we refer to as Heinz, Kite Merger Sub Corp., a Virginia corporation and a wholly owned subsidiary of Heinz, which we refer to as merger sub I, Kite Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Heinz, which we refer to as merger sub II, and Kraft, have entered into an Agreement and Plan of Merger, dated as of March 24, 2015, which we refer to as the merger agreement. Pursuant to the terms of the merger agreement, in a series of transactions, Kraft will merge with and into a subsidiary of Heinz. At the closing of the merger, H.J. Heinz Holding Corporation will be renamed “The Kraft Heinz Company.”

Upon the completion of the merger, each share of common stock, without par value, of Kraft, which is referred to as the Kraft common stock, issued and outstanding immediately prior to the effective time of the merger (other than deferred shares and restricted shares), will be converted into the right to receive one share of common stock of The Kraft Heinz Company, which we refer to as Kraft Heinz common stock. In addition, prior to the effective time of the merger, Kraft will declare a special cash dividend equal to $16.50 per share of Kraft common stock to shareholders of Kraft as of a record date immediately prior to the closing of the merger. Based on the estimated number of shares of Kraft and Heinz common stock that will be outstanding immediately prior to the closing of the merger, it is anticipated that, upon closing, existing Heinz shareholders will own approximately 51% of the outstanding shares of Kraft Heinz common stock and former Kraft shareholders will own approximately 49% of the outstanding shares of Kraft Heinz common stock, in each case on a fully diluted basis. Kraft has concluded that shareholders will not have appraisal rights under the Virginia Stock Corporation Act with respect to the merger.

At the special meeting of Kraft shareholders, Kraft shareholders will be asked to vote on (i) a proposal to approve the merger agreement, which we refer to as the merger proposal, (ii) a proposal to approve, by non-binding, advisory vote, the compensation that may become payable to Kraft’s named executive officers in connection with the merger, which we refer to as the compensation proposal, and (iii) a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the merger agreement, which we refer to as the adjournment proposal.

The merger cannot be completed unless Kraft shareholders holding at least a majority of the shares of Kraft common stock outstanding as of the close of business on [—], 2015, the record date for the special meeting, vote in favor of the merger proposal at the special meeting. A failure to vote, a broker non-vote or an abstention, will have the same effect as a vote “AGAINST” the merger proposal. For the compensation proposal and the adjournment proposal to be approved, votes cast “FOR” each proposal must exceed votes cast “AGAINST.” Additionally, shares that are present at the special meeting but are not voted, whether due to broker non-vote, abstention or otherwise, will be counted neither as “FOR” nor “AGAINST” the compensation proposal or the adjournment proposal.

We cannot complete the merger unless the Kraft shareholders approve the merger proposal. The merger is not conditioned on approval of the compensation proposal or the adjournment proposal. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting of Kraft shareholders in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

The Kraft board of directors has unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kraft and its shareholders, (ii) approved and declared it advisable that Kraft enter into the merger agreement, and (iii) adopted the merger agreement, the merger and the transactions contemplated thereby. ACCORDINGLY, THE KRAFT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KRAFT SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL, “FOR” THE COMPENSATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

In considering the recommendation of the Kraft board of directors, you should be aware that the directors and executive officers of Kraft will have interests in the merger that are different from, and in addition to, the interests of Kraft shareholders generally. See the section entitled “Financial Interests of Kraft’s Directors and Executive Officers in the Merger” beginning on page [—] of the proxy statement/prospectus.

The obligations of Kraft and Heinz to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement, a copy of which is included herein as Annex A. The proxy statement/prospectus provides you with detailed information about the proposed merger. It also contains or references information about Kraft and Heinz and certain related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page [—] for a discussion of the risks you should consider in evaluating the proposed transaction and how it will affect you. If you have any questions regarding this proxy statement/prospectus, you may contact Innisfree M&A Incorporated, Kraft’s proxy solicitor, by calling toll-free at (877) 750-9498. Banks, brokerage firms and other nominees may call collect at (212) 750-5833.

On behalf of the Kraft board of directors, thank you for your consideration and continued support. We look forward to the successful completion of the merger.

Sincerely,

John T. Cahill

Chairman and Chief Executive Officer

Kraft Foods Group, Inc.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the issuance of Kraft Heinz common stock in connection with the merger or the other transactions contemplated by the merger agreement or determined that this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This document is dated [—], 2015 and is first being mailed to Kraft shareholders on or about [—], 2015.

Kraft Foods Group, Inc.

Three Lakes Drive

Northfield, Illinois 60093

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a special meeting of shareholders of Kraft Foods Group, Inc., a Virginia corporation, which we refer to as Kraft, which will be held on [—], 2015 at [—], [CDT], at the [—], for the following purposes:

1	to vote on a proposal to approve the Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of March 24, 2015, among H.J. Heinz Holding Corporation, a Delaware corporation, which we refer to as Heinz, Kite Merger Sub Corp., a subsidiary of Heinz, Kite Merger Sub LLC, a subsidiary of Heinz, and Kraft, a copy of which is included as Annex A to the proxy statement/prospectus of which this notice forms a part, which we refer to as the merger proposal;

2	to vote on a proposal to approve, by non-binding, advisory vote, the compensation that may become payable to Kraft’s named executive officers in connection with the merger, which we refer to as the compensation proposal; and

3	to vote on a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the merger agreement, which we refer to as the adjournment proposal.

Your proxy is being solicited by the Kraft board of directors. The Kraft board of directors has unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kraft and its shareholders, (ii) approved and declared it advisable that Kraft enter into the merger agreement and (iii) adopted the merger agreement, the merger and the transactions contemplated thereby. ACCORDINGLY, THE KRAFT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KRAFT SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL, “FOR” THE COMPENSATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

The Kraft board of directors has fixed the close of business on [—], 2015 as the record date for determination of Kraft shareholders entitled to receive notice of, and to vote at, the special meeting of Kraft shareholders or any adjournments or postponements thereof. Only holders of record of Kraft common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting. The merger cannot be completed unless Kraft shareholders holding at least a majority of the shares of Kraft common stock outstanding as of the record date vote in favor of the merger proposal. A failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” the merger proposal. For the compensation proposal and the adjournment proposal to be approved, votes cast “FOR” each proposal must exceed votes cast “AGAINST” at the special meeting (whether in person or by proxy). Additionally, shares that are present at the special meeting but are not voted, whether due to broker non-vote, abstention or otherwise, will be counted neither as “for” nor “against” the compensation proposal or the adjournment proposal.

Your vote is very important. To ensure your representation at the special meeting of Kraft shareholders, please complete and return the enclosed proxy card or submit your vote through the Internet or telephonically. Whether or not you plan to attend the meeting, we urge you to vote. Registered shareholders may vote (i) via the Internet at www.proxyvote.com; (ii) by telephone; (iii) by returning a properly executed proxy card; or (iv) in person at the special meeting. If your shares are held in the name of a bank, broker or other nominee, follow the instructions you receive from your nominee on how to vote your shares. Registered shareholders who attend the meeting may vote their shares personally even if they previously have voted their shares.

If you would like to attend the Kraft special meeting, you must have been a shareholder of record on the record date for the special meeting and you must obtain an admission ticket in advance. Admission tickets can be printed by accessing Shareholder Meeting Registration at www.proxyvote.com and following the instructions provided (you will need the 16-digit control number included on your proxy card, voting instruction form or notice). Requests for admission tickets will be processed in the order in which they are received and must be requested no later than [—], 2015. If you are unable to print your admission ticket, please promptly send a notification by mail, fax or e-mail as follows:

By mail:	[—]

By fax:	[—]

By e-mail:	[ ].com

Shareholders may direct questions about the admission tickets by email to [—].com or by calling [—]. Due to space constraints and other security considerations, we are not able to admit the guests of either shareholders or their legal proxy holders. Admission to the Kraft special meeting is available on a first-come, first-served basis. In addition to an admission ticket, you will be asked to present valid government-issued photographic identification, such as a driver’s license, to be admitted into the special meeting. Security measures may include bag search, metal detector and other search devices. The use of cameras (including cell phones with photographic capabilities), recording devices, smart phones and other electronic devices is strictly prohibited.

If you have any questions regarding the accompanying proxy statement/prospectus, you may contact Innisfree M&A Incorporated, Kraft’s proxy solicitor, by calling toll-free at (877) 750-9498. Banks, brokerage firms and other nominees may call collect at (212) 750-5833.

Kim K. W. Rucker
Executive Vice President, Corporate and Legal Affairs,
General Counsel and Corporate Secretary

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Kraft from other documents that Kraft has filed with the SEC, and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at www.sec.gov.

Any person may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Kraft, without charge, by written or telephonic request directed to Kraft, Three Lakes Drive, Northfield, Illinois 60093, Telephone: (847) 646-2000; or Innisfree, Kraft’s proxy solicitor, by calling toll-free at (877) 750-9498. Banks, brokerage firms and other nominees may call collect at (212) 750-5833.

In order for you to receive timely delivery of the documents in advance of the special meeting of Kraft shareholders to be held on [—], you must request the information no later than five business days prior to the date of the special meeting (i.e., by [—]).

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Heinz (File No. 333-203364), constitutes a prospectus of Heinz under Section 5 of the Securities Act with respect to the shares of common stock of H.J. Heinz Holding Corporation to be issued to Kraft shareholders pursuant to the merger agreement. At the closing of the merger, H.J. Heinz Holding Corporation will be renamed “The Kraft Heinz Company.”

This document also constitutes a proxy statement of Kraft under Section 14(a) of the Securities Exchange Act. It also constitutes a notice of meeting with respect to the special meeting, at which Kraft shareholders will be asked to consider and vote upon the merger proposal, the compensation proposal and the adjournment proposal.

Heinz has supplied all information contained in this proxy statement/prospectus relating to Heinz, and Kraft has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Kraft.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. Heinz and Kraft have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated [—], 2015, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Kraft shareholders nor the issuance by The Kraft Heinz Company of shares of Kraft Heinz common stock pursuant to the merger agreement will create any implication to the contrary.

i

DEFINITIONS

Unless otherwise indicated or as the context otherwise requires, a reference in this proxy statement/prospectus to:

•	“3G Capital” refers to 3G Capital Ltd., a Cayman Islands exempted limited partnership, and certain of its affiliates;

•	“3G Global Food Holdings” refers to 3G Global Food Holdings, L.P., a Cayman Islands exempted limited partnership;

•	“adjournment proposal” refers to the proposal to approve one or more adjournments of the special meeting of Kraft shareholders, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal;

•	“Berkshire Hathaway” refers to Berkshire Hathaway Inc., a Delaware corporation;

•	“Code” refers to the Internal Revenue Code of 1986, as amended;

•	“compensation proposal” refers to the proposal to approve, by non-binding, advisory vote, the compensation that may become payable to Kraft’s named executive officers in connection with the merger;

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•	“internal contributions” refers to (i) the capital contribution of 100% of the surviving company interests made by The Kraft Heinz Company to Hawk Acquisition Intermediate Corporation I in exchange for one share of Hawk Acquisition Intermediate Corporation I’s common stock, par value $0.01 per share, immediately following the effective time of the subsequent merger, (ii) the capital contribution of 100% of the surviving company interests made by Hawk Acquisition Intermediate Corporation I to H.J. Heinz Corporation II in exchange for one share of H.J. Heinz Corporation II’s common stock, par value $0.01 per share, immediately following the contribution contemplated by (i) above, and (iii) the capital contribution of 100% of the surviving company interests made by H.J. Heinz Corporation II to H. J. Heinz Company in exchange for one share of H. J. Heinz Company’s common stock, without par value, immediately following the contribution contemplated by (ii) above;

•	“internal transactions” refers to the internal contributions and the final merger, collectively;

•	“Innisfree” refers to Innisfree M&A Incorporated, Kraft’s proxy solicitor;

•	“DGCL” refers to the General Corporation Law of the State of Delaware;

•	“effective time of the merger” refers to the time the merger becomes effective;

•	“equity investment” refers to the investments to be made by 3G Global Food Holdings and Berkshire Hathaway in Heinz, pursuant to the equity investment letters, collectively, immediately prior to the consummation of the merger;

•	“equity investment letters” refers to the equity commitment letters Heinz has entered into with each of Berkshire Hathaway and 3G Global Food Holdings setting out the terms of the equity investments;

•	“final merger” refers to the merger of merger sub II with and into H. J. Heinz Company following completion of the internal contributions, with H. J. Heinz Company surviving as an indirect wholly owned subsidiary of The Kraft Heinz Company;

•	“fully diluted”, when used in reference to the total ownership of the combined company of 51% or 49%, as applicable, means fully diluted based on the treasury stock method;

•	“GAAP” refers to accounting principles generally accepted in the United States of America;

•	“Heinz”, except where otherwise specified or the context requires, refers to H.J. Heinz Holding Corporation, a Delaware corporation. At the closing of the merger, H.J. Heinz Holding Corporation will be renamed “The Kraft Heinz Company”;

•	“Heinz common stock” refers to the common stock, par value $0.01 per share, of Heinz;

•	“initial surviving company” refers to Kraft following the merger;

•	“Kraft” refers to Kraft Foods Group, Inc., a Virginia corporation;

•	“Kraft common stock” refers to the common stock, without par value, of Kraft;

•	“Kraft Heinz common stock” refers to the common stock, par value $0.01 per share, of The Kraft Heinz Company as of and after the closing of the merger;

•	each of “The Kraft Heinz Company” and the “combined company” refers to Heinz and its subsidiaries, collectively, following the completion of the merger;

•	“merger” refers to the merger of merger sub I with and into Kraft, with Kraft surviving the merger as a wholly owned subsidiary of Heinz;

•	“merger agreement” refers to the Agreement and Plan of Merger, dated as of March 24, 2015, by and among Heinz, merger sub I, merger sub II and Kraft, a copy of which is attached as Annex A to this proxy statement/prospectus;

•	“merger proposal” refers to the proposal to approve the merger agreement;

•	“merger sub I” refers to Kite Merger Sub Corp., a Virginia corporation and a direct wholly owned subsidiary of Heinz;

•	“merger sub II” refers to Kite Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Heinz;

•	“NASDAQ” refers to the NASDAQ Stock Market;

•	“new Kraft Heinz by-laws” refers to the amended and restated by-laws for Heinz in substantially the form attached as Annex D, which will become effective immediately prior to the effective time of the merger, and which will be applicable to the combined company following the completion of the merger;

•	“new Kraft Heinz charter” refers to the second amended and restated certificate of incorporation for Heinz in substantially the form attached as Annex C, which will become effective immediately prior to the effective time of the merger, and which will be applicable to the combined company following the completion of the merger;

•	“NYSE” refers to the New York Stock Exchange;

•	“SEC” refers to the Securities and Exchange Commission;

•	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

•	“special dividend” refers to the special cash dividend of $16.50 per share of Kraft common stock to be received by the holders of record of the issued and outstanding shares of Kraft common stock as of a record date immediately prior to the effective time of the merger;

•	“special meeting” refers to the special meeting of Kraft shareholders to be held on [—], or any adjournment thereof, at which Kraft shareholders will be asked to consider and vote upon the merger proposal and the compensation proposal;

•	“Sponsors” refers to Berkshire Hathaway and 3G Global Food Holdings collectively;

•	“subsequent merger” refers to the merger of Kraft, as the surviving corporation in the merger, with and into merger sub II, with merger sub II surviving the subsequent merger as a direct wholly owned subsidiary of The Kraft Heinz Company;

•	“surviving company” refers to merger sub II following the subsequent merger;

•	“surviving company interests” refers to the capital stock of the surviving company;

•	“VSCA” refers to the Virginia Stock Corporation Act; and

•	“we”, “our” and “us” refers to Heinz or Kraft, as applicable, prior to completion of the merger and The Kraft Heinz Company following the completion of the merger.

v

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Kraft shareholder. Please refer to the section entitled “Summary” beginning on page [—] of this proxy statement/prospectus and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus and proxy card?

A:	Kraft has agreed to combine with Heinz under the terms of the merger agreement that are described in this proxy statement/prospectus. If the merger proposal is approved by Kraft’s shareholders and the other conditions to closing the merger are satisfied or waived, at the closing of the merger, merger sub I will be merged with and into Kraft, with Kraft surviving the merger as a wholly owned subsidiary of Heinz. At the closing of the merger, H.J. Heinz Holding Corporation will be renamed “The Kraft Heinz Company.” As a result of the merger, Kraft will no longer be a publicly held company. Following the merger, Kraft common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and Kraft will no longer be required to file periodic reports with the SEC in respect of Kraft common stock.

Kraft is holding a special meeting of its shareholders to ask its shareholders to consider and vote upon a proposal to approve the merger agreement, which we refer to as the merger proposal. Kraft shareholders are also being asked (i) to consider and vote upon a proposal to approve, by non-binding, advisory vote, the compensation that may become payable to Kraft’s named executive officers in connection with the merger, which we refer to as the compensation proposal, and (ii) to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the merger agreement, which we refer to as the adjournment proposal.

This proxy statement/prospectus includes important information about the merger, the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, and the special meeting. Kraft shareholders should read this information carefully and in its entirety. The enclosed voting materials allow shareholders to vote their shares without attending the special meeting in person.

Q:	How does the Kraft board recommend that I vote at the special meeting?

A:	The board of directors of Kraft, which we refer to as the Kraft board, unanimously recommends that Kraft shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. See the section entitled “The Merger—Recommendation of the Kraft Board; Kraft’s Reasons for the Merger” beginning on page [—] of this proxy statement/prospectus.

Q:	What is the vote required to approve each proposal at the special meeting?

A:	The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Kraft common stock entitled to vote on the matter at the special meeting. Because the affirmative vote required to approve the merger proposal is based upon the total number of outstanding shares of Kraft common stock, if you fail to submit a proxy or vote in person at the special meeting, you abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the merger proposal.

The approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Kraft common stock present in person or represented by proxy and casting votes on the matter at the special meeting (with abstentions and broker non-votes not counted as votes cast on the matter). If your shares of Kraft common stock are present at the special meeting but are not voted to approve the compensation proposal or the adjournment proposal, if you vote to abstain on the proposals, if you fail to submit a proxy or to vote in person at the special meeting or if your shares of Kraft common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Kraft common stock, your shares of Kraft common stock will not have an effect on the compensation proposal or the adjournment proposal.

Q:	Does my vote matter?

A:	Yes. The merger cannot be completed unless the merger proposal is approved by the Kraft shareholders. For Kraft shareholders, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the merger proposal.

See the section entitled “Information About the Special Meeting” beginning on page [—] of this proxy statement/prospectus.

Q:	What will I receive if the merger is completed?

A:	If the merger is completed, each outstanding share of Kraft common stock (other than deferred shares and restricted shares in Kraft) will be converted into the right to receive one share of Kraft Heinz common stock. In addition, the holders of record of the outstanding shares of Kraft common stock as of a record date immediately prior to the effective time of the merger will each be entitled to receive a special cash dividend of $16.50 per share in respect of such shares of Kraft common stock held by them. The special cash dividend will not be paid to Kraft shareholders unless the merger is completed. It is currently expected that there will be no ex-dividend trading of shares of Kraft common stock prior to the closing of the merger with respect to the special cash dividend. The Kraft Heinz common stock to be issued to Kraft shareholders will be registered with the SEC and is expected to be listed and traded on [—] under the symbol [—]. See the section entitled “The Merger—Merger Consideration” beginning on page [—] of this proxy statement/prospectus.

Q:	What will the capital structure of The Kraft Heinz Company be after the consummation of the merger?

Immediately prior to the consummation of the merger, pursuant to the pre-closing Heinz share conversion, each share of Heinz common stock then outstanding will be automatically reclassified and changed into 0.443332 of a share of Heinz common stock. At the effective time of the merger, all outstanding shares of Heinz common stock will be shares of Kraft Heinz common stock. At the effective time of the merger, each outstanding share of Kraft common stock (other than deferred shares and restricted shares in Kraft) will be converted into the right to receive one share of Kraft Heinz common stock. As a result of the foregoing (and after giving effect to the equity investment immediately prior to the consummation of the merger), on a fully diluted basis, approximately 51% of the outstanding Kraft Heinz common stock will be held by shareholders that were holders of Heinz common stock immediately prior to the effectiveness of the merger and approximately 49% of the Kraft Heinz common stock will be held by shareholders that were holders of Kraft common stock immediately prior to the effectiveness of the merger. The 9% Cumulative Compounding Preferred Stock, Series A, which we refer to as the Series A Preferred Stock, outstanding immediately prior to the effective time will remain outstanding following the consummation of the merger.

For more information on the pre-closing Heinz share conversion and the equity investments, see the sections entitled “The Merger—Pre-Closing Heinz Share Conversion” and “The Merger—Equity Investments” beginning on pages [—] and [—], respectively, of this proxy statement/prospectus.

Q:	How do I calculate the value of the merger consideration?

A:	Because Heinz will issue one share of Kraft Heinz common stock in exchange for each share of Kraft common stock, the value of the merger consideration that Kraft shareholders receive will depend on the per share value of Kraft Heinz common stock at the effective time of the merger. Prior to the effective time, there has not been and will not be an established public trading for Heinz common stock. The price of the Kraft Heinz common stock at the effective time will reflect the combination of Heinz and Kraft, and will be unknown until the commencement of trading following the effective time of the merger. The exchange ratio is fixed and thus will not fluctuate up or down based on the market price of a share of Kraft common stock prior to the merger. The holders of record of the outstanding shares of Kraft common stock as of a record date immediately prior to the effective time of the merger will also each be entitled to receive the special cash dividend of $16.50 per share in respect of such shares of Kraft common stock held by them.

Q:	What will holders of Kraft stock-based awards receive in the merger?

A:	Upon completion of the merger:

•	Each Kraft restricted share, Kraft restricted stock unit and Kraft deferred compensation unit will be converted into one Kraft Heinz restricted share, Kraft Heinz restricted stock unit or Kraft Heinz deferred compensation unit, as applicable, on the same terms and conditions as were applicable prior to completion of the merger, plus the right to receive the special dividend (in the case of restricted shares) or an amount in cash equal to the per share amount of the special dividend (in the case of restricted stock units or deferred compensation units). In the case of Kraft restricted stock units and deferred compensation units, the per share amount of the special dividend will be paid no later than 30 days following the completion of the merger. The special dividend will be paid to holders of Kraft restricted shares at the same time as it is paid to holders of Kraft common stock;

•	Each Kraft stock option (whether vested or unvested) that is outstanding immediately prior to the completion of the merger will generally be adjusted such that, at the completion of the merger, it will be converted into an option to purchase the number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock subject to the Kraft stock option divided by the option adjustment ratio (rounded down to the nearest whole share), at an exercise price per share equal to the exercise price per share of each Kraft stock option immediately prior to the completion of the merger multiplied by the option adjustment ratio (rounded up to the nearest whole cent). The Kraft Heinz stock options will continue to vest and become exercisable in accordance with the terms and conditions as were applicable under such Kraft stock options immediately prior to the completion of the merger;

•	Each Kraft stock appreciation right (whether vested or unvested) that is outstanding immediately prior to the completion of the merger will generally be adjusted such that, at the completion of the merger, it will be converted into a stock appreciation right with respect to the number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock subject to the Kraft stock appreciation right divided by the option adjustment ratio (rounded down to the nearest whole share), at a reference price per share equal to the reference price per share of each Kraft stock appreciation right immediately prior to the completion of the merger multiplied by the option adjustment ratio (rounded up to the nearest whole cent). The Kraft Heinz stock appreciation rights will continue to vest and become exercisable in accordance with the terms and conditions as were applicable under such Kraft stock appreciation rights immediately prior to the completion of the merger;

•	For purposes of the adjustment of Kraft stock options and stock appreciation rights, the option adjustment ratio is equal to the quotient determined by dividing (x) the closing price of Kraft Heinz common stock on the first trading day following completion of the merger by (y) the closing price of Kraft common stock on the trading day immediately prior to the trading day on which the Kraft common stock trades ex-dividend with respect to the special dividend or, if the Kraft common stock does not ever trade ex-dividend, on the trading day immediately prior to the closing of the merger, which we refer to as the final Kraft pre-dividend price;

•	Each Kraft performance share award will be converted into the right to receive an amount in cash equal to the target number of Kraft performance shares subject to such award immediately prior to the completion of the merger multiplied by the final Kraft pre-dividend price, which we refer to as the performance share amount. The performance share amount will be paid in two installments in the following manner: (i) a pro rata portion of the performance share amount with respect to each award, based on the number of full or partial months that have elapsed since the beginning of the applicable performance period to the completion of the merger, will be paid no later than 30 days following the completion of the merger and (ii) the remaining portion of the performance share amount with respect to each award will be paid on the earlier of (A) the first anniversary of the completion of the merger (subject to a continued service requirement) or (B) the holder’s termination of employment without cause or, if applicable, for good reason (we refer to each such type of termination as a “qualifying termination”), provided that, if the holder’s employment terminates following the completion of the merger for any reason other than due to a qualifying termination, the unpaid portion of the performance share amount will be forfeited;

•	Each Kraft deferred share will be converted into one Kraft Heinz deferred share, which will be settled on the same terms and conditions as were applicable prior to the completion of the merger and will accrue additional deferred shares in respect of the special dividend; and

•	The merger agreement provides that with respect to the Employee Stock Purchase Plan, which we refer to as the ESPP, (i) no offering period will commence after the offering period that commenced on April 1, 2015, (ii) no participant is entitled to begin participating in the ESPP after entry into the merger agreement, (iii) each participant’s outstanding right to purchase Kraft common stock under the ESPP will terminate on the earlier of (A) September 30, 2015 or (B) any new purchase date determined in accordance with the terms of the ESPP occurring prior to the completion of the merger; provided that (1) each participant’s accumulated payroll deduction under the ESPP will be used to purchase shares of Kraft common stock at a price determined in accordance with the terms of the ESPP and (2) Kraft will purchase all shares to be issued under the ESPP for the offering period that commenced on April 1, 2015 on the open market prior to the distribution of this proxy statement/prospectus and (iv) the ESPP will terminate prior to the completion of the merger.

Q:	Do any of the Kraft directors or officers have interests in the merger that may differ from or be in addition to my interests as a Kraft shareholder?

A:	Kraft’s directors and officers have certain interests in the merger that are different from, and in addition to, the interests of Kraft shareholders generally. See the section entitled “Financial Interests of Kraft’s Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement/prospectus.

Q:	How will I receive the merger consideration to which I am entitled?

A:	After receiving the proper documentation from you, following the effective time, the exchange agent for the merger will deliver to you the Kraft Heinz common stock in either certificated or book-entry form and will deliver the special cash dividend of $16.50 per share to Kraft shareholders upon receipt of an “agent’s message” in customary form.

Q:	Will my shares of Kraft Heinz common stock acquired in the merger receive a dividend?

A:	After the closing of the merger, as a holder of Kraft Heinz common stock, you will receive the same dividends on shares of Kraft Heinz common stock that all other holders of shares of Kraft Heinz common stock will receive with any dividend record date that occurs after the merger is completed.

You will not be entitled to be paid dividends otherwise payable on the shares of Kraft Heinz common stock into which your shares of Kraft common stock are exchangeable until you surrender your Kraft shares according to the instructions provided to you. Dividends will be accrued for you and you will receive the accrued dividends when you surrender your Kraft shares. Heinz has not historically paid any dividends on its common stock. Following the merger, the parties intend to maintain Kraft’s current quarterly cash dividend per share and expect to continue to increase it over time. However, any dividends or changes to The Kraft Heinz Company’s dividend policy will be made at the discretion of the board of directors of The Kraft Heinz Company and will depend upon many factors, including the financial condition of The Kraft Heinz Company, earnings, legal requirements, including limitations imposed by Delaware law, restrictions in the Series A Preferred Stock and restrictions in The Kraft Heinz Company’s debt agreements that limit its ability to pay dividends to shareholders and other factors the board of directors of The Kraft Heinz Company deems relevant. See the section entitled “Dividend Policy Following the Merger” beginning on page [—] of this proxy statement/prospectus.

Q:	What are the material U.S. federal income tax consequences of the merger, the subsequent merger and the special dividend to Kraft shareholders?

A:	The obligations of Kraft, on the one hand, and Heinz, on the other hand, to complete the merger are conditioned, respectively, on Kraft’s receipt of a written opinion from Sullivan & Cromwell LLP, tax counsel to Kraft, and Heinz’s receipt of a written opinion from Cravath, Swaine & Moore LLP, tax counsel to Heinz, each to the effect that for U.S. federal income tax purposes, the merger and the subsequent merger will be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

For U.S. federal income tax purposes, the special dividend, the merger and the subsequent merger should be treated as a single integrated transaction. As a result, both the Kraft Heinz common stock and the special dividend should be treated as received in exchange for shares of Kraft common stock pursuant to a transaction qualifying as a reorganization for U.S. federal income tax purposes. A Kraft shareholder who exchanges his or her shares of Kraft common stock for shares of Kraft Heinz common stock pursuant to the merger and receives cash in the special dividend will recognize gain, but will not recognize any loss, for U.S. federal income tax purposes. The amount of gain recognized will equal the smaller of (i) the amount of cash received in the special dividend and (ii) the excess, if any, of (x) the amount of cash received in the special dividend and the fair market value of the Kraft Heinz common stock received in the merger (determined at the effective time of the merger) over (y) the Kraft shareholder’s tax basis in the shares of Kraft common stock surrendered in the merger. Subject to the conditions and restrictions set forth in the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page [—] of this proxy statement/prospectus, any recognized gain will generally be long-term capital gain if the shareholder’s holding period for the shares of Kraft common stock surrendered is more than one year at the effective time of the merger.

For more information on the U.S. federal income tax consequences of the merger, the subsequent merger and the special dividend, see the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page [—] of this proxy statement/prospectus. Kraft shareholders should consult their tax advisors for a full understanding of all of the tax consequences of the merger, the subsequent merger and the special dividend to them.

Q:	When is the merger expected to be completed?

A:	Subject to the satisfaction or waiver of the closing conditions described under the section entitled, “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus, including the approval of the merger proposal by Kraft shareholders at the special meeting, Heinz and Kraft expect that the merger will be completed during the second half of 2015. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

Q:	Who will serve on The Kraft Heinz Company board of directors following the merger?

A:	Upon the closing of the merger, the board of directors of The Kraft Heinz Company will be comprised of 11 members. The members of the board are expected to be:

•	Mr. Alexandre Behring, Mr. Jorge Paulo Lemann and Mr. Marcel Herrmann Telles (each of whom was selected by 3G Capital);

•	Mr. Gregory Abel, Mr. Warren E. Buffett and Ms. Tracy Britt Cool (each of whom was selected by Berkshire Hathaway); and

•	Mr. John T. Cahill, Mr. L. Kevin Cox, Ms. Jeanne P. Jackson, Mr. Mackey J. McDonald and Mr. John C. Pope (each of whom was selected by Kraft).

Q:	Where will the headquarters of The Kraft Heinz Company be located and who will serve in senior leadership roles following the merger?

A:	Following the merger, The Kraft Heinz Company will have co-corporate headquarters, one in the Chicago, Illinois metropolitan area and the other in Pittsburgh, Pennsylvania. Mr. Bernardo Hees, the current chief executive officer of Heinz, will continue as the chief executive officer of The Kraft Heinz Company following the merger. The rest of The Kraft Heinz Company’s executive team will be identified in due course prior to the closing of the merger.

Q:	How will my rights as a shareholder of The Kraft Heinz Company following the merger differ from my current rights as a Kraft shareholder?

A:	Pursuant to the terms of the merger agreement, immediately prior to the closing of the merger, Heinz’s charter and by-laws will be amended to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus. As a result, the rights of Kraft shareholders who become shareholders of The Kraft Heinz Company in the merger will be governed by the laws of the State of Delaware, the new Kraft Heinz charter and the new Kraft Heinz by-laws. For more information, see the section entitled “Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders” beginning on page [—] of this proxy statement/prospectus.

The new Kraft Heinz charter will, among other things, expand the number of directors from six to 11, increase the number of authorized shares of common stock from 4,000,000,000 to 5,000,000,000, increase the number of authorized shares of preferred stock from 80,000 to 1,000,000 and effectuate the pre-closing Heinz share conversion whereby each share of common stock of Heinz outstanding immediately prior to the merger will be automatically reclassified and changed into 0.443332 of a share of Heinz common stock. See the section entitled “The Merger—Amendment and Restatement of Heinz Charter and By-Laws” beginning on page [—] of this proxy statement/prospectus.

Q:	Who can vote at the Kraft special meeting?

A:	All holders of record of Kraft common stock as of the close of business on [—], 2015, the record date for the special meeting, which we refer to as the record date, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Kraft common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Kraft common stock that such holder owned of record as of the record date.

Q:	When and where is the special meeting?

A:

The special meeting will be held on [—], 2015 at [—] [CDT], at the [—]. All Kraft shareholders of record as of the close of business on the record date, their duly authorized proxy holders, and beneficial owners with proof of ownership are invited to attend the special meeting in person. Due to space constraints and other security considerations, we are not able to admit the guests of either shareholders or their legal proxy holders. To gain admittance you will need to obtain an admission ticket and you will need to bring valid photo identification, such as a driver’s license or passport, with you to the special meeting. If your shares of Kraft common stock are held through a bank, brokerage firm or other nominee, please bring proof of your beneficial ownership of such shares and legal proxy if you intend to vote at the special meeting. Acceptable proof could include an account statement showing that you owned shares of Kraft common stock on the record date. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting. For additional information about the special meeting, see the section entitled “Information About the Special Meeting” beginning on page [—] of this proxy statement/prospectus.

Q:	Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, the compensation that may become payable to Kraft’s named executive officers in connection with the merger?

A:	Under SEC rules, Kraft is required to seek a non-binding, advisory vote with respect to the compensation that may become payable to its named executive officers in connection with the merger.

Q:	What will happen if Kraft shareholders do not approve this merger-related compensation?

A:	Approval of the compensation proposal is not a condition to completion of the merger. Accordingly, you may vote against the compensation proposal and vote in favor of the merger proposal. The compensation proposal vote is an advisory vote and will not be binding on Kraft or The Kraft Heinz Company following the merger. If the merger is completed, the merger-related compensation may be paid to Kraft’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if Kraft shareholders do not approve, by non-binding advisory vote, the compensation proposal.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares of Kraft common stock are registered directly in your name with the transfer agent of Kraft, Wells Fargo Bank, N.A., you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote, or to grant a proxy for your vote directly to Kraft or to a third party to vote, at the special meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name”, and your bank, brokerage firm or other nominee is considered the shareholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. If you are a beneficial owner of Kraft common stock, you are invited to attend the special meeting; however, you may not vote your shares held in street name in person at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:	If my shares of Kraft common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

A:

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, your brokerage firm, bank or other nominee will only be permitted to vote your shares of Kraft common stock if you instruct it how to vote. You must provide your brokerage firm, bank or other nominee with instructions on how to vote your shares in order to vote. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Kraft or by voting in person at the Kraft special meeting unless you obtain a “legal proxy”, which you must obtain from your broker, bank or other nominee.

In accordance with the rules of NASDAQ, banks, brokerage firms and other nominees who hold shares of Kraft common stock in street name for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters when they have not received instructions from beneficial owners. It is expected that all proposals to be voted on at the special meeting of Kraft shareholders are such “non-routine” matters. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares, which we refer to as a broker non-vote. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the merger proposal, but will not have an effect on either the compensation proposal or the adjournment proposal.

Q:	How many votes do I have?

A:	Each Kraft shareholder is entitled to one vote for each share of Kraft common stock held of record as of the record date. As of the close of business on the record date, there were [—] outstanding shares of Kraft common stock.

Q:	What constitutes a quorum for the special meeting?

A:	A majority of the shares of Kraft common stock issued and outstanding as of the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for purposes of the special meeting. Votes to abstain and broker non-votes are counted as present for the purpose of determining whether a quorum is present. If you hold shares of Kraft common stock in “street name” and you provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such bank, brokerage firm or other nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum.

Q:	How do I vote my shares?

A:	Shareholders of Record. If you are a shareholder of record, you may have your shares of Kraft common stock voted on the matters to be presented at the special meeting in any of the following ways:

•	via the Internet at www.proxyvote.com. The Internet voting system will be available until 11:59 p.m. EDT on [—], 2015;

•	by telephone, if you are located within the United States and Canada. Call [—] (toll-free) from a touch-tone telephone. The telephone voting system will be available until 11:59 p.m. EDT on [—], 2015;

•	by returning a properly executed proxy card. Kraft must receive your proxy card before the polls close at the special meeting on [—], 2015; or

•	in person at the special meeting.

Beneficial Owners. If you are a beneficial owner, you may vote:

•	via the Internet at www.proxyvote.com (16-digit control number is required), by telephone or by returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or

•	in person at the special meeting. To do so, you must request a legal proxy from your broker, bank or other nominee and present it at the special meeting.

Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. You may be asked to provide the control number provided on your proxy card which is designed to verify your identity when voting by telephone or by Internet.

Q:	How can I change or revoke my vote?

A:	You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to Kraft prior to the time the special meeting begins. Attendance at the meeting, in itself, will not revoke a proxy. Written notice of revocation should be mailed to: [—]. If you hold shares of Kraft common stock in “street name”, you should follow the instructions provided by your bank, brokerage firm or other nominee in order to change or revoke your vote.

Q:	If a shareholder gives a proxy, how are the shares of Kraft common stock voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Kraft common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Kraft common stock should be voted for or against, or you may abstain from voting on, all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy card will be voted “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q:	What should I do if I receive more than one set of voting materials?

A:	If you hold shares of Kraft common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of Kraft common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or Internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Kraft common stock are voted. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:	What happens if I sell my shares of Kraft common stock before the special meeting?

A:	The record date is earlier than both the date of the special meeting and the effective time of the merger. If you transfer your shares of Kraft common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In order to become entitled to receive the merger consideration and the special cash dividend of $16.50 per share, you must hold your shares through the effective time of the merger, which Heinz and Kraft expect will occur in the second half of 2015.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Kraft has engaged Innisfree to assist in the solicitation of proxies for the special meeting. Kraft estimates that it will pay Innisfree a fee of $30,000 plus an additional nominal fee per incoming and outgoing telephone contact. Kraft has agreed to reimburse Innisfree for certain out-of-pocket fees and expenses and also will indemnify Innisfree against certain losses, claims, damages, liabilities or expenses. Kraft also may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Kraft common stock. Kraft’s directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Kraft common stock in your own name as the shareholder of record, you may submit a proxy to have your shares of Kraft common stock voted at the special meeting in one of four ways (described in detail in the response to the question “How do I vote my shares?”):

•	via the Internet;

•	by telephone;

•	by returning a properly executed proxy card; or

•	in person at the special meeting.

If you are a beneficial owner, you may vote:

•	via the Internet at www.proxyvote.com, by telephone or by returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or

•	in person at the special meeting. To do so, you must request a legal proxy from your broker, bank or other nominee and present it at the special meeting.

If you decide to attend the special meeting and vote in person, your in person vote will revoke any proxy previously submitted.

Q:	Where can I find the voting results of the special meeting?

A:	The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, Kraft intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Kraft common stock?

A:	Kraft shareholders will not have appraisal rights under the VSCA with respect to the merger. For more information regarding appraisal rights, see the section entitled “No Appraisal Rights” beginning on page [—] of this proxy statement/prospectus.

Q:	Are there any risks that I should consider in deciding whether to vote for the merger proposal?

A:	Yes. You should read and carefully consider the risks described in the section entitled “Risk Factors” beginning on page [—] of this proxy statement/prospectus. You also should read and carefully consider the risk factors relating to Kraft contained in the documents that are incorporated by reference into this proxy statement/prospectus, including the Kraft Annual Report on Form 10-K for the year ended December 27, 2014.

Q:	What are the conditions to the completion of the merger?

A:	In addition to approval of the merger proposal by Kraft shareholders as described above, completion of the merger is subject to the satisfaction of a number of other conditions, including authorization for listing of Kraft Heinz common stock on the NYSE or the NASDAQ, receipt of required regulatory approvals, the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, receipt by Heinz and Kraft of tax opinions from Cravath, Swaine & Moore LLP and Sullivan & Cromwell LLP, respectively, as to the tax treatment of the merger and the subsequent merger, the accuracy of representations and warranties under the merger agreement (subject to certain materiality exceptions), the absence of a material adverse effect on Heinz or Kraft, Heinz having obtained the equity investment and Heinz’s and Kraft’s performance of their respective obligations under the merger agreement. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus.

Q:	Is consummation of the merger contingent upon any future approval by the holders of Heinz common stock?

A:	No. Concurrently with entering into the merger agreement, Heinz obtained all approvals and consents of its holders of capital stock necessary to effect the merger and the other transactions contemplated by the merger agreement, including approval of the issuance of Kraft Heinz common stock as merger consideration to the Kraft shareholders and the amendment of the Heinz charter. No further approvals by the holders of Heinz common stock are required to consummate the merger or the other transactions contemplated by the merger agreement other than those already obtained.

Q:	What happens if the merger is not completed?

A:	If the merger proposal is not approved by Kraft shareholders or if the merger is not completed for any other reason, Kraft shareholders will not receive shares of Kraft Heinz common stock or the special cash dividend of $16.50 per share for their shares of Kraft common stock. Instead, Kraft will remain an independent public company, Kraft common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and Kraft will continue to file periodic reports with the SEC. If the merger agreement is terminated, under specified circumstances, Kraft may be required to pay Heinz a termination fee of $1.2 billion. See the section entitled “The Merger Agreement—Expenses and Termination Fees; Liability for Breach” beginning on page [—] of this proxy statement/prospectus.

Q:	Who can help answer any other questions I have?

A:	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Kraft common stock, or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact Innisfree, Kraft’s proxy solicitor, by calling toll-free at (877) 750-9498. Banks, brokerage firms and other nominees may call collect at (212) 750-5833.

SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as a Kraft shareholder. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to herein. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Parties to the Merger (Page [—])

Kraft Foods Group, Inc.

Three Lakes Drive

Northfield, Illinois 60093

(847) 646-2000

Kraft Foods Group, Inc., a Virginia corporation, is one of the largest consumer packaged food and beverage companies in North America and worldwide with net revenues of $18.2 billion and earnings before income taxes of $1.4 billion in 2014. Kraft manufactures and markets food and beverage products, including cheese, meats, refreshment beverages, coffee, packaged dinners, refrigerated meals, snack nuts, dressings, and other grocery products, primarily in the United States and Canada, under a host of iconic brands. Kraft is headquartered in Northfield, Illinois.

Kraft common stock is listed on NASDAQ under the symbol “KRFT.”

H.J. Heinz Holding Corporation

One PPG Place, Suite 3200

Pittsburgh, Pennsylvania 15222

(412) 456-5700

H.J. Heinz Holding Corporation, a Delaware corporation, which we refer to as Heinz, was formed in 2013 in connection with the acquisition of H. J. Heinz Company by 3G Capital and Berkshire Hathaway. For more information on the 2013 Merger, see the section entitled “The 2013 Merger” beginning on page [—] of this proxy statement/prospectus.

Heinz, through its subsidiaries, manufactures and markets an extensive line of food products throughout the world. Heinz’s principal products include ketchup, condiments and sauces, frozen food, soups, beans and pasta meals, infant nutrition and other food products. Famous for its iconic brands on six continents, Heinz provides delicious, nutritious and convenient foods for families in 200 countries around the world.

Kite Merger Sub Corp.

c/o H.J. Heinz Holding Corporation

One PPG Place, Suite 3200

Pittsburgh, Pennsylvania 15222

(412) 456-5700

Kite Merger Sub Corp., a Virginia corporation and a wholly owned subsidiary of Heinz, was formed solely for the purpose of facilitating the merger and the other transactions contemplated by the merger agreement. We refer to Kite Merger Sub Corp. as merger sub I. Merger sub I has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the closing of the merger, merger sub I will be merged with and into Kraft, with Kraft surviving the merger as a wholly owned subsidiary of Heinz.

Kite Merger Sub LLC

c/o H.J. Heinz Holding Corporation

One PPG Place, Suite 3200

Pittsburgh, Pennsylvania 15222

(412) 456-5700

Kite Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Heinz, was formed solely for the purpose of facilitating the merger and the other transactions contemplated by the merger agreement. We refer to Kite Merger Sub LLC as merger sub II. Merger sub II has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, immediately after the merger, Kraft, as the corporation surviving the merger, will be merged with and into merger sub II, with merger sub II surviving the subsequent merger as a wholly owned subsidiary of Heinz.

The Merger and the Merger Agreement (Page [—])

The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

Pursuant to the merger agreement, at the closing of the merger, merger sub I will be merged with and into Kraft, with Kraft surviving the merger as a wholly owned subsidiary of Heinz. Immediately following the effective time of the merger, Kraft, as the surviving corporation in the merger, will be merged with and into merger sub II, with merger sub II surviving the subsequent merger as a wholly owned subsidiary of Heinz. Immediately following the effective time of the subsequent merger, Heinz will engage in the internal transactions. At the closing of the merger, Heinz will be renamed “The Kraft Heinz Company.”

Following the merger, Kraft common stock will be delisted from NASDAQ, deregistered under the Exchange Act and will cease to be publicly traded.

Merger Consideration (Page [—])

At the effective time of the merger, each outstanding share of Kraft common stock (other than deferred shares and restricted shares in Kraft) will be converted into the right to receive one share of Kraft Heinz common stock. In addition, the holders of record of the outstanding shares of Kraft common stock as of a record date immediately prior to the effective time of the merger will each be entitled to receive the special cash dividend of $16.50 per share in respect of such shares of Kraft common stock held by them. The special cash dividend will not be paid to Kraft shareholders unless the merger is completed.

Pre-Closing Heinz Share Conversion (Page [—])

Pursuant to the terms of the merger agreement, immediately prior to the effective time of the merger, Heinz’s charter and by-laws will be amended to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus. In connection with the amendment of the Heinz charter, each share of Heinz common stock issued and outstanding immediately prior to the effective time of the merger (including shares of Heinz common stock to be issued pursuant to the equity investment) will be reclassified and changed into 0.443332 of a share of Heinz common stock.

Post-Closing Ownership (Page [—])

After giving effect to the equity investment, the pre-closing Heinz share conversion and the consummation of the merger, it is anticipated that existing Heinz shareholders will own approximately 51% of the outstanding shares of Kraft Heinz common stock and former Kraft shareholders will own approximately 49% of the outstanding shares of Kraft Heinz common stock, in each case on a fully diluted basis.

Equity Investments (Page [—])

In connection with the merger, Berkshire Hathaway and 3G Global Food Holdings have committed to purchase, or cause the purchase of, newly issued Heinz common stock immediately prior to the amendment of the Heinz charter as described above (which amendment will occur immediately prior to the closing of the merger) for an aggregate purchase price of $10 billion. Each of their respective commitments is subject to the satisfaction or waiver by Heinz, on or before the closing of the merger, of all of the conditions precedent to Heinz’s obligations to consummate the merger, as well as to the concurrent funding of the other’s commitment.

For more information on the equity investments, see the section entitled “The Merger—Equity Investments” beginning on page [—] of this proxy statement/prospectus.

Governance of The Kraft Heinz Company Following the Merger (Page [—])

Name of Company; Headquarters

Heinz and Kraft have agreed that:

•	At the effective time of the merger, the name of H.J. Heinz Holding Corporation will be changed to “The Kraft Heinz Company” and the name of H. J. Heinz Company, which is H.J. Heinz Holding Corporation’s principal operating subsidiary, will be changed to a name to be agreed upon between Heinz and Kraft, consistent with the naming convention of “The Kraft Heinz Company”; and

•	The Kraft Heinz Company will have co-corporate headquarters, one in the Chicago, Illinois metropolitan area and the other in Pittsburgh, Pennsylvania.

Board of Directors

Heinz and Kraft have agreed that, at the effective time of the merger:

The board of directors of The Kraft Heinz Company will be comprised of 11 members. The members of the board are expected to be:

•	Mr. Alexandre Behring, Mr. Jorge Paulo Lemann and Mr. Marcel Herrmann Telles (each of whom was selected by 3G Capital);

•	Mr. Gregory Abel, Mr. Warren E. Buffett and Ms. Tracy Britt Cool (each of whom was selected by Berkshire Hathaway); and

•	Mr. John T. Cahill, Mr. L. Kevin Cox, Ms. Jeanne P. Jackson, Mr. Mackey J. McDonald and Mr. John C. Pope (each of whom was selected by Kraft).

Mr. Alexandre Behring will serve as chairman of the combined company board of directors.

Mr. John T. Cahill will serve as vice chairman of the combined company board of directors.

The board of directors of the combined company will have an Operations and Strategy Committee comprised of three members, including Mr. John T. Cahill (who will be the Chair of the Operations and Strategy Committee), and two members selected by Heinz with one such member being affiliated with 3G Capital and the other with Berkshire Hathaway. In addition, the board of directors of The Kraft Heinz Company following the merger will have a standing audit committee, a compensation committee and a nominating and corporate governance committee. Mr. John C. Pope will serve as chair of the audit committee of the board of directors of The Kraft Heinz Company.

There are no agreements between Kraft and Heinz regarding, and no decisions have been made with respect to, the selection of directors of The Kraft Heinz Company following the merger, other than the selection of directors to serve on the initial board of directors upon the closing of the merger. 3G and Berkshire Hathaway will enter into a shareholders’ agreement upon the closing of the merger that will govern how each party and their affiliates will vote the shares of Kraft Heinz common stock held by them as of the date of closing of the merger with respect to supporting certain directors that are nominated by the board of directors of the combined company and designated for support by either 3G Global Food Holdings or Berkshire Hathaway. See the section entitled “Other Related Agreements—Shareholders’ Agreement” beginning on page [—] of this proxy statement/prospectus.

Management

Heinz and Kraft expect that following the merger Mr. Bernardo Hees will continue as Chief Executive Officer of The Kraft Heinz Company. The rest of The Kraft Heinz Company’s executive team will be identified in due course prior to the closing of the merger.

Substantial Control by the Sponsors

Appointees of the Sponsors will constitute a majority of the board of directors at closing, and, to the extent they act together, the Sponsors will have substantial control over any action requiring the approval of the holders of Kraft Heinz common stock, including, among other things, adopting amendments to the new Kraft Heinz charter, electing directors and approving mergers or sales of substantially all of the combined company’s assets. In addition, to the extent that the Sponsors collectively hold a majority of Kraft Heinz common stock, which they may hold on or after the closing of the merger, they would together have the power to take shareholder action by written consent to adopt amendments to the new Kraft Heinz charter or take other actions that require the vote of holders of a majority of the outstanding common stock. Except for their obligations under a shareholders agreement that will be entered into upon the closing of the merger to vote in favor of and not vote to remove certain directors that are nominated by the board of directors of the combined company and designated for support by the other party, there are no agreements or understandings between 3G and Berkshire Hathaway with respect to the voting by directors or the voting of shares on any matter. See the section entitled “Description of Kraft Heinz Common Stock” beginning on page [—] of this proxy statement/prospectus and the section entitled “Other Related Agreements—Shareholders’ Agreement” beginning on page [—] of this proxy statement/prospectus.

Recommendation of the Kraft Board; Kraft’s Reasons for the Merger (Page [—])

After careful consideration, on March 24, 2015 the Kraft board unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kraft and its shareholders, (ii) approved and declared it advisable that Kraft enter into the merger agreement and (iii) adopted the merger agreement, the merger and the transactions contemplated thereby. Accordingly, the Kraft board unanimously recommends that the Kraft shareholders vote (i) “FOR” approval of the merger agreement and (ii) “FOR” all other proposals described in this proxy statement/prospectus submitted for shareholder approval in connection with the merger agreement. For more information on Kraft’s reasons for the merger and the recommendation of the Kraft board, see the section entitled “Recommendation of the Kraft Board; Kraft’s Reasons for the Merger.”

Opinion of Kraft’s Financial Advisor (Page [—])

Kraft retained Centerview Partners LLC, which is referred to in this proxy statement/prospectus as Centerview, as financial advisor to the Kraft board in connection with the merger and the other transactions contemplated by the merger agreement (the merger, the subsequent merger, the pre-closing Heinz share conversion, and the other transactions contemplated by the merger agreement are collectively referred to throughout this section and the summary of Centerview’s opinion below under the section entitled “Opinion of Kraft’s Financial Advisor” as the Transaction). In connection with this engagement, the Kraft board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of the Kraft common stock (other than Kraft deferred shares, Kraft restricted shares and any shares of the Kraft common stock held by Heinz or any of its affiliates, which are collectively referred to as Excluded Shares throughout this section and the summary of Centerview’s opinion below under the section entitled “Opinion of Kraft’s Financial Advisor”) of the Merger Consideration (as defined in the merger agreement) taken together (and not separately) with the special dividend (the Merger Consideration, taken together (and not separately) with the special dividend, is referred to as the Consideration). On March 24, 2015, Centerview rendered to the Kraft board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated as of such date, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in Centerview’s written opinion, the Consideration proposed to be paid to the holders of the Kraft common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated March 24, 2015, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Kraft board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of the Kraft common stock (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the Transaction and does not constitute a recommendation to any shareholder of Kraft or any other person as to how such shareholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety.

Information About the Special Meeting (Page [—])

The special meeting will be held at the [—], on [—], 2015 at [—], [CDT]. The special meeting is being held in order to vote on:

•	the merger proposal;

•	the compensation proposal; and

•	the adjournment proposal.

Completion of the merger is conditioned on approval of the merger proposal. However, approval of the compensation proposal and approval of the adjournment proposal are not conditions to the obligation of either Heinz or Kraft to complete the merger.

Only holders of record of issued and outstanding shares of Kraft common stock as of the close of business on [—], 2015, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. You may cast one vote for each share of Kraft common stock that you owned as of the record date.

Approval of the merger proposal requires the affirmative vote of a majority of the shares of Kraft common stock outstanding as of the close of business on the record date. Shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have the same effect as votes cast “AGAINST” the merger proposal.

For the compensation proposal and the adjournment proposal to be approved, votes cast “FOR” each proposal must exceed votes cast “AGAINST.” Shares present and not voted, whether by broker non-vote, abstention or otherwise, will be counted as neither “FOR” nor “AGAINST” and will not have an effect on the compensation proposal or the adjournment proposal.

As of the close of business on the record date for the special meeting, there were [—] shares of Kraft common stock outstanding and entitled to vote. As of the same date, the directors and executive officers of Kraft as a group owned and were entitled to vote [—] shares of Kraft common stock, representing approximately [—]% of the total issued and outstanding shares of Kraft common stock on that date. Approval of the merger proposal requires the affirmative vote of a majority of the total issued and outstanding shares of Kraft common stock on the same date. Kraft currently expects that all directors and executive officers will vote their shares in favor of each of the proposals to be considered at the special meeting, although none of them has entered into any agreement obligating them to do so.

Financial Interests of Kraft’s Directors and Executive Officers in the Merger (Page [—])

In considering the recommendation of the Kraft board with respect to the merger proposal, Kraft shareholders should be aware that the executive officers and directors of Kraft have certain interests in the merger that are different from, and in addition to, the interests of Kraft shareholders generally. The Kraft board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby and making its recommendation that Kraft shareholders vote in favor of the merger proposal. These interests include, among others:

•	under the merger agreement, Kraft stock-based awards (including those held by the executive officers) other than performance share awards will convert into Heinz stock-based awards of the corresponding type (subject to existing terms and conditions, including accelerated vesting of unvested awards on a qualifying termination following the merger), and may, depending on the type of award, receive the per-share amount of the special dividend or a cash payment or dividend equivalent in respect thereof;

•	each Kraft performance share award (including those held by the executive officers) will be converted into the right to receive a cash payment equal to the target number of Kraft performance shares subject to each such award immediately prior to the completion of the merger multiplied by the final Kraft pre-dividend price, payable in two installments;

•	The Kraft Heinz Company will pay an annual cash performance bonus for 2015 to eligible Kraft employees (including the executive officers);

•	employees of Kraft (including the executive officers) are eligible to receive retention awards (as of the date of this proxy statement/prospectus, no determinations have been made as to whether any executive officer will receive an award or the amounts of any such potential awards);

•	the Kraft Change in Control Plan for Key Executives, which we refer to as the CIC Plan, provides severance benefits to participants (including the executive officers) upon qualifying terminations following the merger; and

•	Kraft’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

Under the terms of the Kraft Foods Group, Inc. 2012 Performance Incentive Plan, which we refer to as the Kraft Stock Plan, vesting of unvested stock-based awards held by employees, including Kraft’s executive officers, would accelerate upon a qualifying termination on or within two years following the merger. As of April 1, 2015, which is the assumed date of the closing of the merger solely for the purposes of this summary, Kraft’s executive officers as a group held unvested stock-based awards with the following estimated values (based on a price per Kraft common share of $86.88, which is the average closing market price per Kraft common share as quoted on the NASDAQ over the five business days following the first public announcement of the merger, commencing on March 25, 2015): restricted stock units—$13,221,225, stock options—$17,172,693 and performance-based restricted shares—$20,831,131. The aggregate pro rata amount in respect of 2015 annual bonuses that would be payable to Kraft’s executive officers as a group as of the assumed closing date of the merger on April 1, 2015 based on target performance is $1,611,533, and Kraft’s executive officers as a group would receive approximately $23,381,237 upon a qualifying termination under the CIC Plan on such date. See the section entitled “Advisory Vote on Merger-Related Compensation for Kraft’s Named Executive Officers” beginning on page [—] of this proxy statement/prospectus for other assumptions used to calculate these estimates and see the section entitled “Financial Interests of Kraft Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement/prospectus for additional details regarding these interests.

Regulatory Approvals (Page [—])

Completion of the merger is subject to the receipt of certain required regulatory approvals, including the receipt of antitrust clearance in the United States and Canada. With respect to United States antitrust clearance, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the rules promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the Federal Trade Commission, which we refer to as the FTC, and the Department of Justice, which we refer to as the DOJ, and the applicable waiting period (or any extensions thereof) has expired or been terminated. Regarding Canadian antitrust clearance, the merger may not be completed until Heinz has received an Advance Ruling Certificate, which we refer to as an ARC, pursuant to Section 102 of the Competition Act (Canada), or the applicable waiting period (or any extension thereof) under the Competition Act has expired, been terminated or waived and Heinz has received a letter from the Canadian Commissioner of Competition, which we refer to as a no action letter, indicating that he does not, at that time, intend to challenge the transaction.

On April 6, 2015, 3G Special Situations Fund III, L.P., Berkshire Hathaway and Kraft filed with the FTC and the DOJ notification and report forms under the HSR Act with respect to the proposed merger. The waiting period with respect to the notification and report forms filed under the HSR Act expires 30 calendar days after such filings, unless otherwise extended or terminated. On May 6, 2015, 3G Special Situations Fund III, L.P. and Berkshire Hathaway voluntarily withdrew their notification and report forms under the HSR Act and refiled such forms on May 8, 2015, thereby extending the waiting period for an additional 30 calendar days from the date of refiling.

On April 15, 2015, Heinz and Kraft filed with the Canadian Competition Bureau their respective notifications under the Competition Act with respect to the proposed merger and Heinz filed an application for an ARC or no action letter. On May 15, 2015, prior to the expiry of the waiting period under the Competition Act, the Canadian Competition Bureau issued a Supplementary Information Request, which has the effect of extending the waiting period for a period that will expire 30 calendar days after a complete response to the Supplementary Information Request is provided to the Canadian Competition Bureau (unless such waiting period is terminated early).

Heinz and Kraft have agreed to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other in doing, all things necessary to avoid or eliminate each and every legal impediment that may be asserted under antitrust law so as to enable the parties to the merger agreement to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement in accordance with its terms. However, Heinz and Kraft and their respective subsidiaries are not required under the merger agreement to agree to or otherwise be required to commit to, execute or consummate any sale, divestiture, disposition or arrangement if doing so would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Heinz, Kraft and their respective subsidiaries, taken as a whole. Further, the parties are not required to agree to any such actions with respect to the business or operations of Heinz or Kraft and their respective subsidiaries unless their effectiveness is conditioned on the closing of the merger. 3G Capital, Berkshire Hathaway and their respective affiliates (other than Heinz and its subsidiaries) will not be required to sell, divest or dispose of, or enter into any other arrangements or take any other similar remedy action with respect to, their assets, properties or businesses pursuant to the merger agreement.

No Appraisal Rights (Page [—])

Kraft shareholders will not have appraisal rights under the VSCA with respect to the merger.

Listing of Kraft Heinz Common Stock on the [—] (Page [—])

Heinz common stock is not currently traded or quoted on a stock exchange or quotation system. At the closing of the merger, The Kraft Heinz Company will become a publicly traded company and the Kraft Heinz common stock is expected to be listed on the [—] under the symbol [—].

Conditions to Completion of the Merger (Page [—])

The obligations of Heinz, merger sub I, merger sub II and Kraft to effect the merger are subject to the satisfaction or waiver by each of the parties to the merger agreement of the following conditions at or prior to the effective time:

•	approval of the merger proposal by affirmative vote of holders of a majority of the outstanding shares of Kraft common stock entitled to vote at the special meeting;

•	authorization for the listing on NASDAQ or NYSE of the shares of Kraft Heinz common stock to be issued to Kraft shareholders in the merger, subject to official notice of issuance;

•	obtaining required regulatory approvals;

•	effectiveness of the registration statement of which this proxy statement/prospectus forms a part and no stop order suspending the effectiveness of the registration statement having been issued or proceedings for that purpose having been initiated or threatened by the SEC; and

•	no material order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement being in effect.

In addition, Heinz’s obligation to effect the merger is subject to the satisfaction or waiver of the following conditions at or prior to the effective time:

•	the representations and warranties of Kraft being true and correct to the extent required, and subject to the applicable materiality standards set forth in, the merger agreement, together with the receipt by Heinz of a certificate executed by Kraft’s chief executive officer or chief financial officer to such effect;

•	Kraft having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger, together with the receipt by Heinz of a certificate executed by Kraft’s chief executive officer or chief financial officer to such effect;

•	receipt by Heinz of a tax opinion from Cravath, Swaine & Moore LLP, tax counsel to Heinz, as to the tax treatment of the merger and the subsequent merger; and

•	the absence of a material adverse effect on Kraft.

In addition, Kraft’s obligation to effect the merger is subject to the satisfaction or waiver of the following conditions at or prior to the effective time:

•	the representations and warranties of Heinz being true and correct to the extent required, and subject to the applicable materiality standards set forth in, the merger agreement, together with the receipt by Kraft of a certificate executed by Heinz’s chief executive officer or chief financial officer to such effect;

•	Heinz having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger, together with the receipt by Kraft of a certificate executed by Heinz’s chief executive officer or chief financial officer to such effect;

•	receipt by Kraft of a tax opinion from Sullivan & Cromwell LLP, tax counsel to Kraft, as to the tax treatment of the merger and the subsequent merger;

•	the absence of a material adverse effect on Heinz; and

•	Heinz having obtained the equity investment on the terms described in the equity investment letters.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus.

No Solicitation or Negotiation of Acquisition Proposals (Page [—])

Kraft has agreed that it will not, and it will cause its subsidiaries and its, their and its controlled affiliates’ respective directors, officers and employees and investment bankers, financial advisors, attorneys, accountants and other advisors, agents and representatives retained in connection with the merger and the other transactions contemplated by the merger agreement, which we refer to as transaction representatives, and will use its reasonable best efforts to cause its other investment bankers, financial advisors, attorneys, accountants and other advisors, agents and representatives, which we refer to as other representatives, not to, and on becoming aware of it will use its best effort to stop any such persons from continuing to, directly or indirectly:

•	solicit, initiate or knowingly facilitate any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, a takeover proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Takeover Proposals” beginning on page [—] of this proxy statement/prospectus);

•	engage or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, or for the purposes of facilitating, any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, a takeover proposal; or

•	execute or enter into any acquisition agreement (as defined in the section entitled “The Merger Agreement—No Solicitation of Takeover Proposals” beginning on page [—] of this proxy statement/prospectus).

The merger agreement requires that Kraft promptly notify Heinz of the receipt of any takeover proposal and identify the person or group making the takeover proposal. In addition, Kraft is required to provide to Heinz an unredacted copy of the takeover proposal, if made in writing, and a written summary of all material terms and conditions of any such takeover proposal, to the extent not made in writing.

Alternative Proposals

Notwithstanding these restrictions, prior to the approval of the merger proposal by Kraft’s shareholders, Kraft may, after providing notice to Heinz:

•	enter into an acceptable confidentiality agreement (as defined in the section entitled “The Merger Agreement—No Solicitation of Takeover Proposals” beginning on page [—] of this proxy statement/prospectus) and furnish information with respect to Kraft and its subsidiaries to a person or group making a takeover proposal not resulting in any material respect from a breach of the non-solicitation provisions of the merger agreement; and

•	engage in or otherwise participate in discussions with the person or group making the takeover proposal,

in each case if the Kraft board determines in good faith (after consultation with its outside counsel and financial advisors):

•	that such takeover proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Takeover Proposals” beginning on page [—] of this proxy statement/prospectus); and

•	that the failure to take either such action would be reasonably likely to be inconsistent with the fiduciary duties of the Kraft board under applicable law.

No Change in Recommendation or Alternative Acquisition (Page [—])

Subject to certain exceptions described below, neither the Kraft board nor any committee thereof will:

•	withhold, withdraw or modify in a manner adverse to Heinz the recommendation to Kraft shareholders that they vote in favor of the approval of the merger proposal at the special meeting;

•	approve or recommend, or publicly propose to approve or recommend, any takeover proposal;

•	refrain from recommending against any takeover proposal that is a tender offer or an exchange offer within ten business days after it commences (we refer to any of these first three bullets as an adverse recommendation change); or

•	enter into or propose publicly to execute or enter into (or cause or permit Kraft or any of its subsidiaries to execute or enter into or propose publicly to execute or enter into) an acquisition agreement.

Kraft may, however, make an adverse recommendation change or terminate the merger agreement and enter into an acquisition in respect of a takeover proposal, if the Kraft board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) that to do otherwise would be reasonably likely to be inconsistent with its fiduciary duties under applicable law and, if such action is being taken in response to a takeover proposal, that such takeover proposal constitutes a superior proposal. Prior to any such action being taken, Kraft must provide written notice to Heinz advising Heinz that the Kraft board (or any committee thereof) intends to take such action and the reasons therefor and take the other actions described in the section entitled “The Merger Agreement—No Solicitation of Takeover Proposals” beginning on page [—] of this proxy statement/prospectus, including negotiating, at the request of Heinz, in good faith with respect to any changes to the terms of the merger agreement during a four business day period after delivery of such written notice. For any such termination to be valid under the merger agreement, Kraft must pay Heinz a termination fee of $1.2 billion prior to, or substantially concurrently with, entering into an acquisition agreement in respect of such takeover proposal.

Termination of the Merger Agreement (Page [—])

The merger agreement may be terminated at any time by Heinz or Kraft prior to the effective time of the merger under the following circumstances:

•	by mutual written consent;

•	if any governmental entity issues a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement;

•	if the Kraft shareholders fail to approve the merger proposal at the special meeting;

•	if the merger is not consummated by March 31, 2016; and

•	subject to cure rights, if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties of the other party, such that the conditions to the terminating party’s obligations to complete the merger would not be satisfied.

In addition, the merger agreement may be terminated:

•	by Heinz if, prior to obtaining the approval of the Kraft shareholders of the merger proposal at the special meeting, the Kraft board or any committee thereof makes an adverse recommendation change; or

•	by Kraft at any time prior to obtaining the approval of the Kraft shareholders of the merger proposal at the special meeting in connection with entering into an acquisition agreement with a third party in compliance with the non-solicitation provisions of the merger agreement, with Kraft paying the termination fee prior to or substantially concurrently with entering into such acquisition agreement.

Termination Fees and Expenses (Page [—])

Kraft will be obligated to pay a termination fee of $1.2 billion to Heinz if:

•	(i) a bona fide takeover proposal is made directly to Kraft’s shareholders or any person has publicly announced a takeover proposal or any takeover proposal otherwise becomes publicly known after the date of the merger agreement and prior to the special meeting and thereafter, (ii) the merger agreement is terminated (a) by either Heinz or Kraft following the failure of Kraft shareholders to approve the merger proposal at the special meeting or any adjournment or postponement thereof at which the vote was taken or the failure to consummate the merger on or before the end date, or (b) by Heinz for a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties of Kraft, which breach or inaccuracy, either individually or in the aggregate, would result in failure of the conditions of Heinz’s obligation to consummate the merger relating to the performance of such covenants or accuracy of such representation or warranties and (iii) Kraft enters into a definitive agreement with respect to a transaction contemplated by a takeover proposal or consummates a takeover proposal within 12 months of the date the merger agreement is terminated (for purposes of this clause (iii), each reference in the definition of “takeover proposal” to “20% or more” being deemed to be “more than 35%”, in the event the definitive agreement or transaction in respect of such takeover proposal is entered into or consummated, as applicable, with the same person (or any of its affiliates) that made or announced the takeover proposal that is referenced in clause (i) of this paragraph or “more than 50%”, if otherwise);

•	Kraft terminates the merger agreement at any time prior to obtaining the approval of the Kraft shareholders of the merger agreement in connection with entering into an acquisition agreement with a third party; or

•	Heinz terminates the merger agreement because, prior to obtaining the approval of the Kraft shareholders of the merger agreement, the Kraft board of any committee thereof makes an adverse recommendation change (except where such adverse recommendation change was made as a result of a material adverse effect on Heinz and no takeover proposal had been then received by Kraft or any of its subsidiaries).

In the event that the merger agreement is terminated by Heinz following the failure of Kraft shareholders to approve the merger proposal at the special meeting or any adjournment or postponement thereof at which the vote was taken, Kraft will be obligated to pay Heinz the reasonable and documented out-of-pocket fees and expenses incurred by Heinz, merger sub I and merger sub II, or on their behalf, in connection with the authorization, preparation, negotiation, execution and performance of the merger agreement, any filings or submissions made under antitrust or other laws, and any other matters related to the merger and the transactions contemplated by the merger agreement, up to a maximum amount of $15 million.

Other Related Agreements (Page [—])

Registration Rights Agreement

In connection with the merger and the transactions contemplated by the merger agreement, at the closing of the merger, The Kraft Heinz Company will enter into a registration rights agreement with 3G Global Food Holdings and Berkshire Hathaway. Pursuant to the registration rights agreement, The Kraft Heinz Company will grant 3G Global Food Holdings and Berkshire Hathaway registration rights with respect to the shares of Kraft Heinz common stock held by 3G Global Food Holdings and Berkshire Hathaway as of the date of the closing of the merger, representing (i) shares of Kraft Heinz common stock acquired from Heinz in connection with the merger and the transactions contemplated thereby, including the equity investment and, (ii) in the case of Berkshire Hathaway, shares of Kraft Heinz common stock issuable upon the exercise of the warrant held by Berkshire Hathaway, which we refer to as the Berkshire warrant (we refer to (i) and (ii) together as registrable shares). The registration rights only apply to registrable shares. These rights will include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. The registration rights are subject to certain holdback and suspension periods. All fees, costs and expenses related to registrations generally will be borne by The Kraft Heinz Company, other than underwriting discounts and commissions attributable to the sale of shares of Kraft Heinz common stock by 3G Global Food Holdings and Berkshire Hathaway, as applicable. See the section entitled “Other Related Agreements—Registration Rights Agreement” beginning on page [—] of this proxy statement/prospectus.

Shareholders’ Agreement

Following the merger, 3G Global Food Holdings and Berkshire Hathaway will enter into a shareholders’ agreement that will govern how each party and their affiliates will vote their shares of Kraft Heinz common stock upon the closing of the merger with respect to supporting certain directors that are nominated by the board of directors of the combined company and designated for support by each of 3G Global Food Holdings and Berkshire Hathaway. Each of 3G Global Food Holdings and Berkshire Hathaway will agree that they will vote such shares for directors selected by the other party, and not act to remove any such director selected by the other party, without the other party’s consent. Initially, the number of directors that each party to the shareholders’ agreement shall have the right to select will be three, with step-downs based on the voting power of such shares of common stock that remain held by a party. The shareholders’ agreement will provide that neither 3G Global Food Holdings nor Berkshire Hathaway will transfer such shares to their respective affiliates unless such affiliate agrees to be bound by the shareholders’ agreement. See the section entitled “Other Related Agreements—Shareholders’ Agreement” beginning on page [—] of this proxy statement/prospectus.

Accounting Treatment (Page [—])

Heinz prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. Heinz will be treated as the acquiror for accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger, the Subsequent Merger and the Special Dividend (Page [—])

The obligations of Kraft, on the one hand, and Heinz, on the other hand, to complete the merger are conditioned, respectively, on Kraft’s receipt of a written opinion from Sullivan & Cromwell LLP, tax counsel to Kraft, and Heinz’s receipt of a written opinion from Cravath, Swaine & Moore LLP, tax counsel to Heinz, each to the effect that for U.S. federal income tax purposes, the merger and the subsequent merger will be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

For U.S. federal income tax purposes, the special dividend, the merger and the subsequent merger should be treated as a single integrated transaction. As a result, both the Kraft Heinz common stock and the special dividend should be treated as received in exchange for shares of Kraft common stock pursuant to a transaction qualifying as a reorganization for U.S. federal income tax purposes. A Kraft shareholder who exchanges his or her shares of Kraft common stock for shares of Kraft Heinz common stock pursuant to the merger and receives cash in the special dividend will recognize gain, but will not recognize any loss, for U.S. federal income tax purposes. The amount of gain recognized will equal the smaller of (i) the amount of cash received in the special dividend and (ii) the excess, if any, of (x) the amount of cash received in the special dividend and the fair market value of the Kraft Heinz common stock received in the merger (determined at the effective time of the merger) over (y) the Kraft shareholder’s tax basis in the shares of Kraft common stock surrendered in the merger.

The discussion of the material U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger, the subsequent merger and the special dividend. The discussion does not address tax consequences that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws. For more information on the U.S. federal income tax consequences of the merger, the subsequent merger and the special dividend, see the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page [—] of this proxy statement/prospectus.

Kraft shareholders are strongly urged to consult with their tax advisors regarding the tax consequences of the merger, the subsequent merger and the special dividend to them, including the effects of U.S. federal, state and local, foreign and other tax laws.

Federal Securities Law Consequences (Page [—])

All Kraft Heinz common stock received by Kraft shareholders upon consummation of the merger will be freely tradable without restriction under the Securities Act, except that Kraft Heinz common stock received in the merger by persons who become affiliates of The Kraft Heinz Company for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act.

Debt Matters (Page [—])

As of the date of this proxy statement/prospectus, Kraft had approximately $10 billion of long-term indebtedness outstanding. Kraft is also party to the Kraft revolving credit facility. There were no amounts drawn under the Kraft revolving credit facility as of the date of this proxy statement/prospectus.

The merger agreement provides that Kraft may refinance, prepay, repurchase or redeem any indebtedness falling due prior to the closing date, on such terms as will be determined by Kraft in its sole discretion after reasonable consultation with Heinz. Heinz and Kraft have also agreed in the merger agreement to use their respective reasonable best efforts to cooperate in connection with the refinancing of this indebtedness. In addition, the merger agreement also provides that all amounts outstanding under the Kraft revolving credit facility, if any, will be repaid on the closing date.

As of the date of this proxy statement/prospectus, Heinz had approximately $14 billion of long-term indebtedness outstanding. Heinz intends to refinance, on or prior to the closing date, all of its outstanding indebtedness under the Heinz credit agreement and the Heinz 2020 notes and $800 million in aggregate principal amount of the Heinz 2025 notes. The merger agreement provides that Kraft will use its reasonable best efforts to provide reasonable cooperation with Heinz in arranging and consummating any refinancing that Heinz deems reasonably necessary or advisable in connection with the transactions contemplated by the merger agreement.

Closing of the merger is not subject to any debt financing condition or contingency.

For more information on debt matters, see the section entitled “The Merger—Debt Matters” beginning on page [—] of this proxy statement/prospectus.

Amendment and Restatement of Heinz Charter and By-Laws (Page [—])

Pursuant to the terms of the merger agreement, immediately prior to the closing of the merger, Heinz’s charter and by-laws will be amended to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus. We refer to these as the new Kraft Heinz charter and the new Kraft Heinz by-laws. The new Kraft Heinz charter will, among other things, expand the number of directors from six to 11, increase the number of authorized shares of common stock from 4,000,000,000 to 5,000,000,000, increase the number of authorized shares of preferred stock from 80,000 to 1,000,000 and effectuate the pre-closing Heinz share conversion whereby each share of Heinz common stock outstanding immediately prior to the merger will be automatically reclassified and changed into 0.443332 of a share of Heinz common stock.

Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders (Page [—])

The rights of Kraft shareholders are governed by Kraft’s amended and restated articles of incorporation, which we refer to as the Kraft charter, by Kraft’s amended and restated by-laws, which we refer to as the Kraft by-laws, and by the VSCA. Pursuant to the terms of the merger agreement, immediately prior to the closing of the merger, Heinz’s charter and by-laws will be amended to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus. As a result, your rights as a shareholder of The Kraft Heinz Company following the merger will be governed by the new Kraft Heinz charter, by the new Kraft Heinz by-laws and by the DGCL. Your rights under the new Kraft Heinz charter, the new Kraft Heinz by-laws and the DGCL will differ in certain material respects from your rights under the Kraft charter, the Kraft by-laws and the VSCA. For more detailed information regarding a comparison of your rights as a shareholder of Kraft and as a shareholder of The Kraft Heinz Company, see the section entitled “Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders” beginning on page [—] of this proxy statement/prospectus.

Litigation Related to the Merger (Page [—])

The Kraft board has received two demand letters from purported shareholders alleging that the Kraft board breached its fiduciary duties in connection with its approval of the merger and demanding that the Kraft board conduct an investigation and take other actions. The Kraft board has established a committee, which is reviewing and investigating the allegations with the assistance of independent counsel.

Five putative class actions challenging the merger have been filed on behalf of purported Kraft shareholders - four in the United States District Court for the Eastern District of Virginia and one in the United States District Court for the Northern District of Illinois. On April 27, 2015, a putative class action was filed by Steven Leitz in the United States District Court for the Eastern District of Virginia; on May 6, 2015, a putative class action was filed by John Klocke and Michael Reed in the United States District Court for the Eastern District of Virginia; on May 13, 2015, a putative class action was filed by Brendan Foote in the United States District Court for the Northern District of Illinois; on May 14, 2015, a putative class action was filed by

Robert Meyer in the United States District Court for the Eastern District of Virginia; and on May 14, 2015, a putative class action was filed by Sam Wietschner & Tova Wietschner TRS for Sam Wietschner Pension Plan UA April 1, 1990 in the United States District Court for the Eastern District of Virginia. Additionally, Tova Samouha, a purported shareholder of Kraft, filed a derivative lawsuit in the Henrico County Circuit Court in Virginia on May 1, 2015.

The plaintiffs in these matters allege, among other things, that (i) the registration statement of which this proxy statement/prospectus forms a part contains material omissions and misleading statements, (ii) the members of the Kraft board breached their fiduciary duties in connection with the proposed merger and (iii) Heinz and abetted the Kraft board in its alleged breaches of fiduciary duty. The plaintiffs seek, among other things, injunctive relief and damages.

Kraft and Heinz believe that each of these actions is without merit and intend to defend them vigorously.

For more detailed information regarding litigation relating to the merger see the section entitled “Litigation Related to the Merger beginning on page [—] of this proxy statement / prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and the documents to which Heinz and Kraft refer you to in the registration statement as well as oral statements made or to be made by Heinz and Kraft, include certain “forward-looking statements” within the meaning of federal securities laws with respect to the businesses, strategies and plans of Heinz and Kraft, their expectations relating to the merger and their future financial condition and performance. Statements included in or incorporated by reference into the registration statement, of which this proxy statement/prospectus forms a part, that are not historical facts, including statements about the beliefs and expectations of the management of each of Heinz and Kraft, are forward-looking statements. Words such as “believes”, “plans”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Heinz and Kraft believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of Heinz and Kraft. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of Heinz and Kraft depending upon a number of factors affecting their businesses and risks associated with the successful execution of the merger and the integration and performance of their businesses following the merger. These factors include, but are not limited to, risks and uncertainties detailed in Kraft’s periodic public filings with the SEC, including those discussed in the section of this proxy statement/prospectus entitled “Risk Factors” and in the sections entitled “Risk Factors” in Kraft’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 and Kraft’s Quarterly Report on Form 10-Q for the period ended March 28, 2015, factors contained or incorporated by reference into such documents and in subsequent filings by Kraft with the SEC, and the following factors:

•	the occurrence of any change, effect, event, occurrence, development, matter, state of facts, series of events or circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Kraft to pay a termination fee and/or expenses to Heinz;

•	uncertainties related to the timing of the receipt of required regulatory approvals for the merger and the possibility that Heinz and Kraft may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining such regulatory approvals;

•	the ability to implement integration plans for the merger and the ability to recognize the anticipated growth and cost savings and benefits of the merger;

•	the inability to complete the merger due to the failure to obtain Kraft shareholder approval of the merger proposal or the failure to satisfy other conditions to the closing of the merger;

•	the failure of the merger to close for any other reason;

•	risks that the merger and the other transactions contemplated by the merger agreement would disrupt current plans and operations and the potential difficulties in retention of any members of senior management of Heinz and Kraft and any other key employees that the combined company is interested in retaining after the closing of the merger;

•	the outcome of any legal proceedings that have been or may be instituted against Kraft, Heinz and/or others relating to the merger;

•	diversion of the attention of Kraft’s and Heinz’s respective management from ongoing business concerns;

•	limitations placed on the ability of Heinz and Kraft to operate their respective businesses by the merger agreement;

•	the effect of the announcement of the merger on Kraft’s and Heinz’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;

•	the amount of any costs, fees, expenses, impairments and charges related to the merger;

•	factors that affect customer demand;

•	customers’ financial strength;

•	shortages or changes in availability, or increases in costs of, key supplies;

•	changes in tax laws or interpretations that could increase the consolidated tax liabilities of Heinz and Kraft; and

•	competitive pressures in all markets in which Heinz and Kraft operate.

Consequently, all of the forward-looking statements Heinz or Kraft make in this document are qualified by the information contained in or incorporated by reference into this proxy statement/prospectus, including, but not limited to, (i) the information contained under this heading, (ii) the information discussed in the section of this proxy statement/prospectus entitled “Risk Factors” and (iii) the information discussed under the sections entitled “Risk Factors” in Kraft’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 and Kraft’s Quarterly Report on Form 10-Q for the period ended March 28, 2015. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Neither Heinz nor Kraft is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this proxy statement/prospectus are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

RISK FACTORS

By voting in favor of the merger proposal, Kraft shareholders will be choosing to invest in Kraft Heinz common stock following the completion of the merger. An investment in Kraft Heinz common stock involves a high degree of risk. Before you vote, you should carefully consider the risks described below, those described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [—] of this proxy statement/prospectus and the other information contained in this proxy statement/prospectus or in the documents of Kraft incorporated by reference into this proxy statement/prospectus, particularly the risk factors discussed in this section of this proxy statement/prospectus entitled “Risk Factors” and in the sections entitled “Risk Factors” in Kraft’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 and Kraft’s Quarterly Report on Form 10-Q for the period ended March 28, 2015, each of which is incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus. In addition to the risks set forth below, new risks may emerge from time to time and it is not possible to predict all risk factors, nor can Heinz or Kraft assess the impact of all factors on the merger and the combined company following the merger or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Relating to the Merger

The market price for Kraft Heinz common stock may be affected by factors different from those that historically have affected Kraft common stock.

Following the merger, Kraft shareholders will become shareholders of The Kraft Heinz Company. The combined company’s business will differ from that of Kraft, and accordingly the results of operations of The Kraft Heinz Company following the merger will be affected by some factors that are different from those currently affecting the results of operations of Kraft. This proxy statement/prospectus describes the business of Heinz and incorporates by reference important information regarding the business of Kraft and also describes important factors to consider in connection with those businesses and the business of the combined company. For a discussion of these matters, see, for example, the sections entitled “Business of H. J. Heinz Holding Corporation”, “Management’s Discussion and Analysis of the Financial Condition and Results of Operations of H. J. Heinz Holding Corporation”, “Index to Financial Statements of H. J. Heinz Holding Corporation” and “Unaudited Pro Forma Condensed Combined Financial Statements” in this proxy statement/prospectus as well as the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

The shares of Kraft Heinz common stock to be received by Kraft shareholders as a result of the merger will have rights different from the shares of Kraft common stock.

Pursuant to the terms of the merger agreement, immediately prior to the closing of the merger, Heinz’s charter and by-laws will be amended to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus. As a result, the rights of Kraft shareholders, who will become shareholders of The Kraft Heinz Company following the merger, will be governed by the new Kraft Heinz charter, by the new Kraft Heinz by-laws and by the DGCL. The rights under the new Kraft Heinz charter, the new Kraft Heinz by-laws and the DGCL will differ in certain material respects from the rights under the Kraft charter, the Kraft by-laws and the VSCA. See “Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders” beginning on page [—] for a discussion of these rights.

Regulatory approval could prevent, or substantially delay, consummation of the merger.

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the FTC and the DOJ and the expiration of a statutory waiting period, or the early termination of that waiting period, following the parties’ filing of their respective notification and report forms. On April 6, 2015, 3G Special Situations Fund III, L.P., Berkshire Hathaway and Kraft filed with the FTC and the DOJ their respective notification and report forms under the HSR Act. The waiting period with respect to the notifications filed under the HSR Act expires 30 calendar days after such filings, unless otherwise extended or terminated. On May 6, 2015, 3G Special Situations Fund III, L.P. and Berkshire Hathaway voluntarily withdrew their notification and report forms under the HSR Act and refiled such forms on May 8, 2015, thereby extending the waiting period for an additional 30 calendar days from the date of refiling. The FTC or DOJ may effectively extend the statutory waiting period by requesting additional information regarding the merger and its potential effects on competition. Also, at any time before or after completion of the merger, the FTC or the DOJ could act under the antitrust laws to prevent a substantial lessening of competition or the creation of a monopoly, including by seeking to enjoin completion of the merger or seeking divestiture of assets, businesses or product lines of Heinz or Kraft.

Under the provisions of the Competition Act (Canada), the merger may not be completed until an ARC has been received or the applicable waiting period under the Competition Act has expired, been terminated or waived (for example through the receipt of a no action letter). On April 15, 2015, Heinz and Kraft filed with the Canadian Competition Bureau their respective notifications under the Competition Act with respect to the proposed merger and Heinz filed an application for an ARC or no action letter. The waiting period commenced by the filing of the notifications under the Competition Act will expire 30 calendar days after such filings, unless otherwise extended or terminated or waived. The Competition Bureau may extend the statutory waiting period by requesting additional information regarding the merger and its potential effects on competition through the issuance of a Supplementary Information Request. Also, at any time before or within one year following completion of the merger (unless an ARC has been issued), the Competition Bureau could seek to enjoin the completion of the transaction or seek divestiture of assets, businesses or product lines of Heinz or Kraft in order to prevent a likely substantial prevention or lessening of competition in a relevant market in Canada. On May 15, 2015, prior to the expiry of the waiting period under the Competition Act the Canadian Competition Bureau issued a Supplementary Information Request which has the effect of extending the waiting period for a period that will expire 30 calendar days after a complete response to the Supplementary Information Request is provided to the Canadian Competition Bureau (unless such waiting period is terminated early).

As the Canadian statutory waiting period is extended and as the waiting period under the HSR Act may be extended, it could take an extended period of time to complete the merger. The vote on the merger proposal may occur earlier than the expiration or termination of the Canadian statutory waiting period or the HSR Act waiting period. An extended period of time would increase the chance that an event occurs that constitutes a material adverse effect with respect to Heinz or Kraft and thereby may offer the other party an opportunity not to close the merger. Such extended period of time also may increase the chance that other adverse effects with respect to Heinz or Kraft could occur, such as the loss of key personnel.

Under the merger agreement, Heinz and Kraft generally must take, or cause to be taken, all actions and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to obtain all regulatory approvals required to complete the merger, including the expiration or early termination of the waiting periods under the HSR Act and the Competition Act. However, Heinz and Kraft are not required under the merger agreement to accept or agree to limitations on its right to control or operate its business or assets (including the business or assets of Heinz or Kraft and its subsidiaries after the completion of the merger) or to agree to sell or otherwise dispose of, hold (through the establishment of a trust or otherwise) or divest itself of all or any portion of its business, assets or operations (including the business, assets or operations of Kraft and its subsidiaries after the completion of the merger) in order to obtain such regulatory approvals if doing so would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Heinz, Kraft and their respective subsidiaries, taken as a whole. Heinz and Kraft can provide no assurance that all required regulatory authorizations, approvals or consents will be obtained, on a timely basis or at all, or that the authorizations, approvals or consents will not contain terms, conditions or restrictions that would be detrimental to the combined company after completion of the merger.

The special meeting of Kraft shareholders at which the merger agreement will be considered may take place before all of the required regulatory approvals have been obtained and before all conditions to such approvals, if any, are known. In this event, if the merger proposal is approved, Heinz and Kraft may subsequently agree to conditions without further seeking shareholder approval, even if such conditions could have an adverse effect on Kraft, Heinz or the combined company, except as required by applicable law.

The closing of the merger is subject to many conditions and if these conditions are not satisfied or waived, the merger will not be completed.

The closing of the merger is subject to a number of conditions as set forth in the merger agreement that must be satisfied or waived, including the Kraft shareholder approval of the merger proposal, the expiration or termination of the waiting period applicable to the merger under antitrust laws, the absence of any law or order prohibiting the closing of the merger, the declaration by the SEC of the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part filed by Heinz in respect of the shares of Kraft Heinz common stock to be issued in the merger, of which this proxy statement/prospectus forms a part, and the authorization of the listing on the NYSE or the NASDAQ of the shares of Kraft Heinz common stock to be issued in the merger.

The closing of the merger is also dependent on the accuracy of representations and warranties made by the parties to the merger agreement (subject to customary materiality qualifiers and other customary exceptions) and the performance in all material respects by the parties of obligations imposed under the merger agreement.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus.

There can be no assurance as to whether or when the conditions to the closing of the merger will be satisfied or waived or as to whether or when the merger will be consummated.

The opinion of Kraft’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

Kraft has not obtained an updated opinion in respect of the consideration to be paid to Kraft shareholders in connection with the merger from its financial advisor, Centerview, as of the date of this proxy statement/prospectus and does not expect to receive an updated opinion prior to the completion of the merger. Changes in the operations and prospects of Kraft, general market and economic conditions and other factors that may be beyond the control of Kraft, and on which the opinion of Centerview was based, may significantly alter the value of Kraft or the price of Kraft common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of the opinion. Because Centerview will not be updating its opinion, which was issued in connection with the execution of the merger agreement on March 24, 2015, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. The recommendation of the Kraft board that Kraft shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal, however, are made as of the date of this proxy statement/prospectus. For a description of the opinion that Kraft received from Centerview, see the section entitled “The Merger—Opinion of Kraft’s Financial Advisor” beginning on page [—] of this proxy statement/prospectus.

Heinz and Kraft will be subject to business uncertainties and certain operating restrictions until consummation of the merger.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Heinz, Kraft or the combined company following the merger. These uncertainties could disrupt the business of

Heinz or Kraft and cause customers, suppliers, vendors, partners and others that deal with Heinz and Kraft to defer entering into contracts with Heinz and Kraft or making other decisions concerning Heinz and Kraft or seek to change or cancel existing business relationships with Heinz and Kraft. Retention and motivation of certain employees may be challenging during the pendency of the merger due to uncertainty about their future roles and difficulty of integration. If key employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with the combined company, The Kraft Heinz Company’s business following the merger could be negatively impacted. In addition, the merger agreement restricts the parties thereto from making certain acquisitions and investments and taking other specified actions until the merger occurs without the consent of the other party. These restrictions may prevent Heinz and Kraft from pursuing attractive business opportunities that may arise prior to the completion of the merger. See the section entitled “The Merger Agreement—Conduct of Business” beginning on page [—] of this proxy statement/prospectus for a description of the restrictive covenants to which each of Heinz and Kraft is subject.

The merger agreement contains restrictions on the ability of Kraft to pursue other alternatives to the merger.

The merger agreement contains non-solicitation provisions that, subject to limited exceptions, restrict the ability of Kraft to solicit, initiate or knowingly facilitate any inquiries regarding any third-party offer or proposal that might reasonably be expected to lead to a takeover proposal. Further, subject to limited exceptions, consistent with applicable law, the merger agreement provides that the Kraft board will not withhold, withdraw or modify in a manner adverse to Heinz its recommendation that Kraft shareholders vote in favor of the merger proposal, and in specified circumstances, if Heinz requests, Heinz has a right to negotiate with Kraft in order to match any competing takeover proposals that may be made. Although the Kraft board is permitted to take certain actions in response to a superior proposal or a takeover proposal that is reasonably likely to result in a superior proposal if it determines that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, doing so in specified situations could require Kraft to pay to Heinz a termination fee of $1.2 billion. See the sections entitled “The Merger Agreement—No Solicitation of Takeover Proposals” beginning on page [—] of this proxy statement/prospectus and “The Merger Agreement—Expenses and Termination Fees; Liability for Breach” beginning on page [—] of this proxy statement/prospectus for a more complete discussion of these restrictions and consequences.

Such provisions could discourage a potential acquiror that might have an interest in making a proposal from considering or proposing any such transaction, even if it were prepared to pay consideration with a higher value to Kraft shareholders than that to be paid in the merger. There also is a risk that the requirement to pay the termination fee or expense payment to Heinz in certain circumstances may result in a potential acquiror proposing to pay a lower per share price to acquire Kraft than it might otherwise have proposed to pay.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions that must be fulfilled to complete the merger, including approval of the merger proposal by Kraft’s shareholders, receipt of requisite regulatory approvals, absence of orders prohibiting completion of the merger, effectiveness of the registration statement of which this document is a part, authorization for listing on NASDAQ or NYSE of the shares of Kraft Heinz common stock to be issued to Kraft shareholders in the merger, the continued accuracy of the representations and warranties by both parties, the performance by both parties of their covenants and agreements, and the receipt by Heinz and Kraft of legal opinions from their respective tax counsels. These conditions to the closing of the merger may not be fulfilled and, accordingly, the mergers may not be completed. In addition, either Heinz or Kraft may terminate the merger agreement under certain circumstances including, among other reasons, if the merger is not completed by March 31, 2016. For a discussion of the circumstances under which the merger agreement could be terminated and when a termination fee and expense payment may be payable by Kraft, see the sections entitled “The Merger Agreement—No Solicitation of Takeover Proposals” beginning on page [—] of this proxy statement/prospectus and “The Merger Agreement—Expenses and Termination Fees; Liability for Breach” beginning on page [—] of this proxy statement/prospectus.

The termination of the merger agreement could negatively impact Kraft.

If the merger is not completed for any reason, including as a result of Kraft shareholders failing to approve the merger proposal, the ongoing businesses of Kraft may be adversely affected and, without realizing any of the anticipated benefits of having completed the merger, Kraft would be subject to a number of risks, including the following:

•	Kraft may experience negative reactions from the financial markets, including a decline of its stock price (which may reflect a market assumption that the merger will be completed);

•	Kraft may experience negative reactions from their respective customers, regulators and employees;

•	Kraft will be required to pay certain costs relating to the merger, whether or not the merger is completed; and

•	matters relating to the merger (including integration planning) will require substantial commitments of time and resources by Kraft management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to Kraft as an independent company.

If the merger agreement is terminated and the Kraft board seeks another merger, business combination or other transaction, Kraft shareholders cannot be certain that Kraft will be able to find a party willing to offer equivalent or more attractive consideration than the consideration Kraft shareholders would receive in the merger (including the $16.50 per share special cash dividend to be paid to record holders of Kraft common stock immediately prior to closing). If the merger agreement is terminated under certain circumstances specified in the merger agreement, Kraft may be required to pay Heinz a termination fee of $1.2 billion, depending on the circumstances surrounding the termination. In addition, Kraft may be required to reimburse Heinz for its reasonable and documented out-of-pocket transaction fees and expenses, up to an amount of $15 million. See the sections entitled “The Merger Agreement—Expenses and Termination Fees; Liability for Breach” beginning on page [—] of this proxy statement/prospectus for a more complete discussion of the circumstances under which the merger agreement could be terminated and when the termination fee and expense payment may be payable by Kraft.

Directors and executive officers of Kraft have interests in the merger that are different from, and in addition to, those of Kraft shareholders generally.

The directors and executive officers of Kraft have interests in the merger that are different from, and in addition to, those of Kraft shareholders generally. These interests include the continued employment of certain executive officers of Kraft, the treatment in the merger of Kraft stock options and other stock-based awards, annual bonus opportunities, a change in control plan and other rights held by Kraft’s directors and executive officers, and the indemnification of former Kraft directors and officers by Heinz. Kraft shareholders should be aware of these interests when they consider the recommendation of the Kraft board that they vote in favor of the merger proposal. The Kraft board was aware of and considered these interests when it determined that the terms of the merger agreement and the transactions contemplated thereby were fair to, and in the best interests of, Kraft and its shareholders, and recommended that Kraft shareholders approve the merger proposal and the transactions contemplated by the merger agreement.

Under the terms of the Kraft Stock Plan, vesting of unvested stock-based awards held by employees, including Kraft’s executive officers, would accelerate upon a qualifying termination on or within two years following the merger. As of April 1, 2015, which is the assumed date of the closing of the merger solely for the purposes of this risk factor, Kraft’s executive officers as a group held unvested stock-based awards with the following estimated values (based on a price per Kraft common share of $86.88, which is the average closing market price per Kraft common share as quoted on the NASDAQ over the five business days following the first public announcement of the merger, commencing on March 25, 2015): restricted stock units—$13,221,225, stock options—$17,172,693 and performance-based restricted shares—$20,831,131. The aggregate pro rata amount in respect of 2015 annual bonuses that would be payable to Kraft’s executive officers as a group as of the assumed closing date of the merger on April 1, 2015 based on target performance is $1,611,533, and Kraft’s executive officers as a group would receive approximately $23,381,237 upon a qualifying termination under the CIC Plan on such date. See the section entitled “Advisory Vote on Merger-Related Compensation for Kraft’s Named Executive Officers” beginning on page [—] of this proxy statement/prospectus for other assumptions used to calculate these estimates and see the section entitled “Financial Interests of Kraft Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement/prospectus for additional details regarding these interests.

The unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus are presented for illustrative purposes only and the actual financial condition and results of operations of the combined company following the merger may differ materially.

The unaudited pro forma condensed combined financial statements contained in this proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates, and may not be an indication of financial condition or results of operations of the combined company following the merger for several reasons. The actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these unaudited pro forma condensed combined financial statements. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial statements may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of The Kraft Heinz Company following the closing of the merger.

Kraft shareholders will have less influence, as a group, as shareholders of The Kraft Heinz Company following the closing of the merger than as shareholders of Kraft.

Following the merger, former Kraft shareholders, who currently collectively own 100% of Kraft, will own, on a fully diluted basis, approximately 49% of outstanding Kraft Heinz common stock. Consequently, Kraft shareholders, as a group, will exercise less influence over the management and policies of the combined company than they currently may have over the management and policies of Kraft.

Risks Relating to the Combined Company Following the Merger

The Kraft Heinz Company may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, Heinz’s ability to combine its business with that of Kraft in a manner that facilitates growth opportunities and realizes anticipated growth and cost savings. Heinz believes that the merger will provide an opportunity for revenue growth in food and beverage products and other areas, including a number of new business areas for Heinz.

However, Heinz must successfully combine the businesses of Heinz and Kraft in a manner that permits these anticipated benefits to be realized. In addition, the combined company must achieve the anticipated growth and cost savings without adversely affecting current revenues and investments in future growth. If the combined company is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.

The failure to integrate successfully the business and operations of Kraft in the expected time frame may adversely affect the combined company’s future results.

Historically, Heinz and Kraft have operated as independent companies, and they will continue to do so until the completion of the merger. There can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key Heinz or Kraft employees, the loss of customers, the disruption of either company’s or both companies’ ongoing businesses or in unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating the operations of Heinz and Kraft in order to realize the anticipated benefits of the merger:

•	combining the companies’ operations and corporate functions;

•	combining the businesses of Heinz and Kraft and meeting the capital requirements of the combined company in a manner that permits Heinz and Kraft to achieve the cost savings or revenue synergies anticipated to result from the merger, the failure of which would result in the anticipated benefits of the merger not being realized in the time frame currently anticipated or at all;

•	integrating the companies’ technologies;

•	integrating and unifying the offerings and services available to customers;

•	identifying and eliminating redundant and underperforming functions and assets;

•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

•	maintaining existing agreements with customers, distributors, providers and vendors and avoiding delays in entering into new agreements with prospective customers, distributors, providers and vendors;

•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;

•	consolidating the companies’ administrative and information technology infrastructure;

•	coordinating distribution and marketing efforts;

•	managing the movement of certain positions to different locations;

•	coordinating geographically dispersed organizations; and

•	effecting actions that may be required in connection with obtaining regulatory approvals.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the merger and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of the combined company following the merger.

Combining the businesses of Heinz and Kraft may be more difficult, costly or time-consuming than expected, which may adversely affect the combined company’s results and negatively affect the value of its common stock following the merger.

Heinz and Kraft have entered into the merger agreement because each believes that the merger will be beneficial to its respective companies and shareholders and that combining the businesses of Heinz and Kraft will produce benefits and cost savings. If the combined company is not able to successfully combine the businesses of Heinz and Kraft in an efficient and effective manner, the anticipated benefits and cost savings of the merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of Kraft Heinz common stock may be affected adversely.

An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may adversely affect the value of Kraft Heinz common stock after following the merger.

In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual growth and cost savings, if achieved, may be lower than what the combined company expects and may take longer to achieve than anticipated. If The Kraft Heinz Company is not able to adequately address integration challenges, the combined company may be unable to successfully integrate Heinz’s and Kraft’s operations or to realize the anticipated benefits of the integration of the two companies.

Heinz and Kraft will incur significant transaction and merger-related costs in connection with the merger.

Heinz and Kraft have incurred and expect to incur a number of non-recurring costs associated with the merger. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, including payments that may be made to certain Kraft executive officers, filing fees, printing expenses and other related charges. Some of these costs are payable by Heinz and Kraft regardless of whether or not the merger is completed. There is also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of the two companies’ businesses. While both Heinz and Kraft have assumed that a certain level of expenses would be incurred in connection with the merger and the other transactions contemplated by the merger agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs and charges in connection with the merger that the combined company may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income Heinz and Kraft expect to achieve from the merger. Although Heinz and Kraft expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

Third parties may terminate or alter existing contracts or relationships with Heinz or Kraft.

Heinz and Kraft have contracts with customers, suppliers, vendors, landlords, licensors and other business partners which may require Heinz or Kraft to obtain consents from these other parties in connection with the merger. If these consents cannot be obtained, Heinz or Kraft may suffer a loss of potential future revenues and may lose rights that are material to its respective businesses and the business of the combined company. In addition, third parties with whom Heinz or Kraft currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the merger. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the merger. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the merger or the termination of the merger agreement.

The combined company’s revenues and earnings may be exposed to exchange rate fluctuations.

Heinz and Kraft derive a substantial portion of their respective net revenues from international operations. For the years ended December 27, 2014 and December 28, 2013, Kraft derived approximately 13% and 14%, respectively, of its consolidated net revenues from operations outside the United States, and for the year ended December 28, 2014, the Successor period from February 8, 2013 to December 29, 2013 and the Predecessor period from April 29, 2013 to June 7, 2013, Heinz derived approximately 67% of its net revenues from operations outside the United States. Since the consolidated financial statements of each of Heinz and Kraft are denominated in U.S. dollars, fluctuations in exchange rates from period to period will have an impact on the reported results of each of Heinz and Kraft, and, following the merger, may have an impact on the combined company’s reported results. Heinz and Kraft have implemented currency hedges intended to reduce their respective exposures to changes in foreign currency exchange rates. However, these hedging strategies may not be successful and any of Heinz or Kraft’s unhedged foreign exchange exposures will continue to be subject to market fluctuations. In addition, in certain circumstances, Heinz or Kraft may incur costs in one currency related to its services or products for which it is paid in a different currency. As a result, factors associated with international operations, including changes in foreign currency exchange rates, could significantly affect the combined company’s results of operations, financial condition and cash flows following the completion of the merger.

The combined company may not be able to successfully execute its international expansion strategies.

Heinz and Kraft plan to drive additional growth and profitability through international distribution channels. Consumer demand, behavior, taste and purchasing trends may differ in international markets and, as a result, sales of the combined company’s products may not be successful or meet expectations, or the margins on those sales may be less than currently anticipated. The combined company may also face difficulties integrating foreign business operations with its current sourcing, distribution, information technology systems and other operations. Any of these challenges could hinder the combined company’s success in new markets or new distribution channels. There can be no assurance that the combined company will successfully complete any planned international expansion or that any new business will be profitable or meet the combined company’s expectations.

The combined company may be unable to retain Kraft and/or Heinz personnel successfully after the merger is completed.

The success of the merger will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by Heinz and Kraft. It is possible that these employees may decide not to remain with Heinz or Kraft, as applicable, while the merger is pending or with the combined company after the merger is consummated. If key employees terminate their employment, or if an insufficient number of employees is retained to maintain effective operations, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Kraft to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, Heinz and Kraft may not be able to locate suitable replacements for any key employees who leave either company, or offer employment to potential replacements on reasonable terms.

The combined company’s level of indebtedness could adversely affect its ability to raise additional capital to fund its operations and make strategic acquisitions, limit its ability to react to changes in the economy or its industry and prevent it from meeting its obligations under its existing indebtedness.

The Kraft Heinz Company will have a substantial amount of indebtedness following the consummation of the merger. See the section entitled “The Merger—Debt Matters” beginning on page [—] of this proxy statement/prospectus. In addition, the terms of Heinz and Kraft indebtedness that Heinz and Kraft expect will remain outstanding following the consummation of the merger will permit The Kraft Heinz Company to incur a substantial amount of additional indebtedness, including secured debt. The existing debt together with the incurrence of additional indebtedness could have important consequences for creditors of The Kraft Heinz Company. For example, it could:

•	limit the combined company’s ability to obtain additional financing for working capital, capital expenditures, research and development, debt service requirements, acquisitions and general corporate or other purposes;

•	result in a downgrade to the combined company’s credit rating;

•	restrict the combined company from making strategic acquisitions or cause the combined company to make non-strategic divestitures;

•	limit the combined company’s ability to adjust to changing market conditions and place the combined company at a competitive disadvantage compared to its competitors who are not as highly leveraged;

•	increase the combined company’s vulnerability to general economic and industry conditions;

•	make it more difficult for the combined company to make payments on its existing indebtedness;

•	require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on the combined company’s indebtedness, thereby reducing its ability to use the combined company’s cash flow to fund its operations, capital expenditures and future business opportunities; and

•	in the case of any additional indebtedness, exacerbate the risks associated with the substantial financial leverage of The Kraft Heinz Company.

In addition, the credit agreements and indentures governing the indebtedness that will remain in place following the consummation of the merger contain various covenants that will limit the ability of The Kraft Heinz Company to engage in specified types of transactions. These covenants will limit The Kraft Heinz Company’s and its restricted subsidiaries’ ability to, among other things, incur or guarantee additional indebtedness, pay dividends on, or redeem or repurchase, the combined company capital stock, make certain acquisitions or investments, materially change its business, incur or permit to exist certain liens, enter into transactions with affiliates or sell its assets to, or merge or consolidate with or into, another company, in each case with customary exceptions.

To service its indebtedness, the combined company will require a significant amount of cash and its ability to generate cash depends on many factors beyond its control.

The combined company’s ability to make cash payments on and to refinance the combined company indebtedness and to fund planned capital expenditures will depend on the combined company’s ability to generate significant operating cash flow in the future, as will the combined company’s ability to make dividend payments to fund the 9.0% per annum Series A Preferred Stock dividend to Berkshire Hathaway described in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of H.J. Heinz Holding Corporation—Liquidity and Financial Position” beginning on page [—] of this proxy statement/prospectus. This ability is, to a significant extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that will be beyond the combined company’s control.

The combined company’s business may not generate sufficient cash flow from operations to enable the combined company to pay its indebtedness, to pay the Series A Preferred Stock dividend or to fund its other liquidity needs. In any such circumstance, the combined company may need to refinance all or a portion of its indebtedness, on or before maturity. The combined company may not be able to refinance any indebtedness on commercially reasonable terms or at all. If the combined company cannot service its indebtedness, it may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions and investments. Any such action, if necessary, may not be effected on commercially reasonable terms or at all. The instruments governing the combined company’s indebtedness may restrict the combined company’s ability to sell assets and the combined company’s use of the proceeds from such sales.

If the combined company is unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on its indebtedness, or if it otherwise fail to comply with the various covenants in the instruments governing its indebtedness, it could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under Heinz credit agreement, or any replacement revolving credit facility in respect thereof, could elect to terminate their revolving commitments thereunder, cease making further loans and institute foreclosure proceedings against the combined company’s assets, and the combined company could be forced into bankruptcy or liquidation.

If a credit rating downgrade were to occur, The Kraft Heinz Company may be required to purchase legacy Kraft notes and may be unable to do so.

Kraft has a substantial amount of debt outstanding, comprised of various series of outstanding notes. See the section entitled “The Merger—Debt Matters” beginning on page [—] of this proxy statement/prospectus. These notes generally require Kraft (or any successor to Kraft) to offer to repurchase all outstanding notes of each series at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest, if any, to the date of repurchase should Kraft undergo a change of control and receive a credit rating downgrade below investment grade. Because the merger will constitute a change of control of Kraft, if any such series is rated below investment grade by Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC within the first 60 days following the effectiveness of the merger, H. J. Heinz Company will be required to offer to repurchase all outstanding notes of each such series at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest, if any, to the date of repurchase. The combined company may not have sufficient funds (including as a result of a failure to raise sufficient funds through the debt or equity markets) to finance a required repurchase of such notes by H. J. Heinz Company. The failure to finance or complete such an offer would place H. J. Heinz Company in default under the indenture governing the notes. Additionally, if there is increased volatility or a disruption in the global capital and credit markets, it could impair Heinz’s ability to access these markets for purposes of funding a required repurchase on commercially acceptable terms.

Risks Relating to Ownership of Kraft Heinz Common Stock

Because there is currently no public market for Heinz common stock, the market price and trading volume of Kraft Heinz common stock may be volatile, and holders of common stock may not be able to sell shares of Kraft Heinz common stock following the merger.

Prior to the completion of the merger, Heinz common stock will not be publicly traded and there will not have been any public market for Heinz common stock. Following the completion of the merger, an active trading market for the Kraft Heinz common stock may not develop or be sustained. As a result, no public market price is available to Kraft shareholders for use in determining the value of Kraft Heinz common stock they are entitled to receive as merger consideration. We cannot predict the extent to which investor interest will lead to the development of an active trading market in shares of Kraft Heinz common stock or whether such a market will be sustained following the merger.

The market price of Kraft Heinz common stock after the completion of the merger will be subject to significant fluctuations in response to, among other factors, variations in operating results and market conditions specific to the combined company’s industry. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares at a price that is attractive to you, or at all. The market price of Kraft Heinz common stock could fluctuate significantly for many reasons, including, without limitation:

•	as a result of the risk factors listed in this proxy statement/prospectus;

•	actual or anticipated fluctuations in the combined company’s operating results;

•	for reasons unrelated to operating performance, such as reports by industry analysts, investor perceptions, or negative announcements by the combined company’s customers or competitors regarding their own performance;

•	regulatory changes that could impact the combined company’s business; and

•	general economic and industry conditions.

Following the merger, the Sponsors will have substantial control over the combined company and may have conflicts of interest with the combined company in the future.

Following the merger, the Sponsors (together with current Heinz management) will own approximately 51% of Kraft Heinz common stock on a fully diluted basis. The Sponsors will also appoint six of the initial 11 directors of The Kraft Heinz Company at the closing of the merger pursuant to the merger agreement and Bernardo Hees, the Chief Executive Officer of Heinz and a partner of 3G Capital, one of the Sponsors, will continue to serve as the Chief Executive Officer of the combined company. As a result, the Sponsors will have substantial control over the management of the combined company and decisions of the board of directors as well as over any action requiring the approval of the holders of Kraft Heinz common stock, including adopting any amendments to the new Kraft Heinz charter, electing directors and approving mergers or sales of substantially all of the combined company’s capital stock or its assets. In addition, to the extent that the Sponsors collectively hold a majority of Kraft Heinz common stock, they together would have the power to take shareholder action by written consent to adopt amendments to the new Kraft Heinz charter or take other actions that require the vote of holders of a majority of the outstanding common stock. See the section entitled “Description of Kraft Heinz Common Stock”, beginning on page [—] of this proxy statement/prospectus. The directors designated by the Sponsors will have significant authority to effect decisions affecting the capital structure of the combined company, including the issuance of additional capital stock, incurrence of additional indebtedness, the implementation of stock repurchase programs and the decision of whether or not to declare dividends. Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with the combined company. The Sponsors may also pursue acquisition opportunities that may be complementary to the combined company’s business, and, as a result, those acquisition opportunities may not be available to the combined company. So long as the Sponsors continue to own a significant amount of the equity of the combined company, they will continue to be able to strongly influence or effectively control the combined company’s decisions.

Future sales of Kraft Heinz common stock in the public market could cause volatility in the price of Kraft Heinz common stock or cause the share price to fall.

Sales of a substantial number of shares of Kraft Heinz common stock in the public market, or the perception that these sales might occur, could depress the market price of Kraft Heinz common stock, and could impair The Kraft Heinz Company’s ability to raise capital through the sale of additional equity securities.

The merger agreement provides that The Kraft Heinz Company, 3G Global Food Holdings and Berkshire Hathaway will enter into a registration rights agreement requiring The Kraft Heinz Company to register for resale under the Securities Act all registrable shares held by 3G Global Food Holdings and Berkshire Hathaway, which represents all shares of common stock in The Kraft Heinz Company held by the Sponsors as of the date of the closing of the merger. As of the closing date, registrable shares will represent approximately 51% of the outstanding stock of The Kraft Heinz Company on a fully diluted basis. Although the registrable shares are subject to certain holdback and suspension periods, the registrable shares will not be subject to a “lock-up” or similar restriction under the registration rights agreement as of the closing of the merger and we do not anticipate a blackout affecting the registrable shares will be in effect. Accordingly, sales of a large number of registrable shares may be made after the closing of the merger upon registration of such shares with the SEC in accordance with the terms of the registration rights agreement. Registration and sales of Kraft Heinz common stock effected pursuant to the registration rights agreement will increase the number of shares being sold in the public market and may increase the volatility of the price of Kraft Heinz common stock. See “Other Related Agreements—Registration Rights Agreement” beginning on page [—] of this proxy statement/prospectus.

The Kraft Heinz Company’s ability to pay regular dividends to its shareholders is subject to the discretion of the board of directors and may be limited by The Kraft Heinz Company’s debt agreements, limitations under Delaware law and the rights of holders of Series A Preferred Stock.

Although it is currently anticipated that The Kraft Heinz Company will pay a regular quarterly dividend following the closing of the merger, any such determination to pay dividends will be at the discretion of the board of directors and will be dependent on then-existing conditions, including the combined company’s financial condition, earnings, legal requirements, including limitations under Delaware law, restrictions in Heinz’s debt agreements that limit its ability to pay dividends to shareholders, the rights of holders of shares of the Series A Preferred Stock to receive dividends in respect of such shares prior to The Kraft Heinz Company being permitted to pay any dividends in respect of the Kraft Heinz common stock and other factors the board of directors deems relevant. The board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. For these reasons, you will not be able to rely on dividends to receive a return on your investment. Accordingly, realization of a gain on your shares of Kraft Heinz common stock received in the merger may depend on the appreciation of the price of Kraft Heinz common stock, which may never occur.

The Kraft Heinz Company may not generate U.S. earnings and profits sufficient for distributions paid to shareholders to be treated as dividends for U.S. federal income tax purposes.

Although it is currently anticipated that The Kraft Heinz Company will pay regular quarterly dividends following the closing of the merger, the earnings and profits of The Kraft Heinz Company (as determined under U.S. tax principles) may not be sufficient for all or a portion of these distributions to be treated as dividends for U.S. federal income tax purposes. If The Kraft Heinz Company’s earnings and profits are not sufficient, these distributions would be treated as a return of capital to each shareholder, up to the extent of the shareholder’s tax basis. If a shareholder does not have sufficient tax basis, these distributions could result in taxable gains to the shareholder. Shareholders should consult their tax advisors for a full understanding of all of the tax consequences of the receipt of dividends, including distributions in excess of the earnings and profits of The Kraft Heinz Company.

Risks Relating to Heinz’s Business

You should read and consider the following risk factors specific to Heinz’s business, which will also affect the combined company after the merger.

Competitive product and pricing pressures in the food industry and the financial condition of customers and suppliers could adversely affect Heinz’s ability to gain or maintain market share and/or profitability.

Heinz operates in the highly competitive food industry, competing with other companies that have varying abilities to withstand changing market conditions. Any significant change in Heinz’s relationship with a major customer, including changes in product prices, sales volume, or contractual terms, may impact financial results. Such changes may result because Heinz’s competitors may have substantial financial, marketing, and other resources that may change the competitive environment. Private label brands sold by retail customers, which are typically sold at lower prices, are a source of competition for certain of Heinz’s product lines. Such competition could cause Heinz to reduce prices and/or increase capital, marketing, and other expenditures, or could result in the loss of category share. Such changes could have a material adverse impact on Heinz’s net income. As the retail grocery trade continues to consolidate, the larger retail customers of Heinz could seek to use their positions to improve their profitability through lower pricing and increased promotional programs. If Heinz is unable to use its scale, marketing expertise, product innovation, and category leadership positions to respond to these changes, or is unable to increase its prices, its profitability and volume growth could be impacted in a materially adverse way. The success of Heinz’s business depends, in part, upon the financial strength and viability of Heinz’s suppliers and customers. The financial condition of those suppliers and customers is affected in large part by conditions and events that are beyond Heinz’s control. A significant deterioration of their financial condition could adversely affect Heinz’s financial results.

Heinz’s performance may be adversely affected by economic and political conditions in the U.S. and in various other nations where it does business.

Heinz’s performance has been in the past and may continue in the future to be impacted by economic and political conditions in the United States and in other nations. Such conditions and factors include changes in applicable laws and regulations, including changes in food and drug laws, accounting standards and critical accounting estimates, taxation requirements and environmental laws. Other factors impacting Heinz’s operations in the U.S., Venezuela, Russia and other international locations where Heinz does business include export and import restrictions, currency exchange rates, currency devaluation, recessionary conditions, foreign ownership restrictions, nationalization, the impact of hyperinflationary environments, terrorist acts, and political unrest. Such factors in either domestic or foreign jurisdictions could materially and adversely affect Heinz’s financial results. For further information on Venezuela, see the section entitled “Venezuela—Foreign Currency and Inflation” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of H.J. Heinz Holding Corporation” beginning at page [—] of this proxy statement/prospectus.

Increases in the cost and restrictions on the availability of raw materials could adversely affect Heinz’s financial results.

Heinz sources raw materials including agricultural commodities such as tomatoes, cucumbers, potatoes, onions, other fruits and vegetables, dairy products, meat, sugar and other sweeteners, including high fructose corn syrup, spices, and flour, as well as packaging materials such as glass, plastic, metal, paper, fiberboard, and other materials and inputs such as water, in order to manufacture products. The availability or cost of such commodities may fluctuate widely due to government policy and regulation, crop failures or shortages due to plant disease or insect and other pest infestation, weather conditions, potential impact of climate change, increased demand for biofuels, or other unforeseen circumstances. Additionally, the cost of raw materials and finished products may fluctuate due to movements in cross-currency transaction rates. To the extent that any of the foregoing or other unknown factors increase the prices of such commodities or materials and Heinz is unable to increase its prices or adequately hedge against such changes in a manner that offsets such changes, the results of its operations could be materially and adversely affected. Similarly, if supplier arrangements and relationships result in increased and unforeseen expenses, Heinz’s financial results could be materially and adversely impacted.

Heinz’s results of operations could be affected by natural events in the locations in which it or its customers, suppliers or regulators operate.

Heinz may be impacted by severe weather and other geological events, including hurricanes, earthquakes, floods or tsunamis that could disrupt Heinz’s operations or the operations of its customers, suppliers and regulators. Natural disasters or other disruptions at any of Heinz’s facilities or its suppliers’ facilities may impair or delay the delivery of Heinz products. Influenza or other pandemics could disrupt production of Heinz’s products, reduce demand for certain of Heinz’s products, or disrupt the marketplace in the foodservice or retail environment with consequent material adverse effects on Heinz’s results of operations. While Heinz insures against certain business interruption risks, Heinz cannot provide any assurance that such insurance will compensate it for any losses incurred as a result of natural or other disasters. To the extent Heinz is unable to, or cannot, financially mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location, there could be a material adverse effect on Heinz’s business and results of operations, and additional resources could be required to restore its supply chain.

Higher energy costs and other factors affecting the cost of producing, transporting, and distributing Heinz’s products could adversely affect Heinz’s financial results.

Rising fuel and energy costs may have a significant impact on the cost of operations, including the manufacture, transportation, and distribution of products. Fuel costs may fluctuate due to a number of factors outside the control of Heinz, including government policy and regulation and weather conditions. Additionally, Heinz may be unable to maintain favorable arrangements with respect to the costs of procuring raw materials, packaging, services, and transporting products, which could result in increased expenses and negatively affect operations. If Heinz is unable to hedge against such increases or raise the prices of its products to offset the changes, its results of operations could be materially and adversely affected.

The results of Heinz could be adversely impacted as a result of increased pension, labor, and people-related expenses.

Inflationary pressures and any shortages in the labor market could increase labor costs, which could have a material adverse effect on Heinz’s consolidated operating results or financial condition. Heinz’s labor costs include the cost of providing employee benefits in the U.S. and foreign jurisdictions, including pension, health and welfare, and severance benefits. Any declines in market returns could adversely impact the funding of pension plans, the assets of which are invested in a diversified portfolio of equity and fixed income securities and other investments. Additionally, the annual costs of benefits vary with increased costs of health care and the outcome of collectively-bargained wage and benefit agreements.

The impact of various food safety, environmental, legal, tax, and other regulations and related developments could adversely affect Heinz’s sales and profitability.

Heinz is subject to numerous food safety and other laws and regulations regarding the manufacturing, marketing, and distribution of food products. These regulations govern matters such as ingredients, advertising, taxation, relations with distributors and retailers, health and safety matters, and environmental concerns. Any failure to effectively plan for regulatory changes or effects, and the need to comply with new or revised laws or regulations with regard to licensing requirements, trade and pricing practices, environmental permitting, or other food or safety matters, or new interpretations or enforcement of existing laws and regulations, as well as any related litigation, may have a material adverse effect on Heinz’s sales and profitability.

Product recalls could have an adverse impact on Heinz’s business.

If any of Heinz’s products become misbranded or adulterated, Heinz may need to conduct a product recall. A recall could result in significant costs incurred as a result of the recall, potential destruction of inventory, and lost sales. A recall is also likely to provoke litigation and Heinz may be liable for monetary damages as a result of a judgment against it. A significant product recall or product liability case could cause a loss of consumer confidence in Heinz’s food products and could have a material adverse effect on the value of its brands and results of operations.

The failure of new product or packaging introductions to gain trade and consumer acceptance and changes in consumer preferences could adversely affect Heinz’s sales.

The success of Heinz is dependent upon anticipating and reacting to changes in consumer preferences, including with respect to health and wellness. There are inherent risks associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance. Moreover, success is dependent upon Heinz’s ability to identify and respond to consumer trends through innovation. Heinz may be required to increase expenditures for new product development. Heinz may not be successful in developing new products or improving existing products, or its new products may not achieve consumer acceptance, each of which could materially and negatively impact sales.

The failure to successfully integrate acquisitions and joint ventures into Heinz’s existing operations or the failure to gain applicable regulatory approval for such transactions or divestitures could adversely affect Heinz’s financial results.

Heinz may seek to expand its business through acquisitions and joint ventures, and may divest underperforming or non-core businesses. Heinz’s success depends, in part, upon its ability to identify such acquisition, joint venture, and divestiture opportunities and to negotiate favorable contractual terms. Activities in such areas are regulated by numerous antitrust and competition laws in the U.S., the European Union, and other jurisdictions, and Heinz may be required to obtain the approval of acquisition and joint venture transactions by competition authorities, as well as satisfy other legal requirements. The failure to obtain such approvals could materially and adversely affect Heinz’s results. If Heinz is unable to efficiently integrate acquisitions and joint ventures into its existing operations, it may not achieve the expected benefits of such transactions.

Heinz’s operations face significant foreign currency exchange rate exposure, which could negatively impact its operating results.

Heinz holds assets and incurs liabilities, earns revenue, and pays expenses in a variety of currencies other than the U.S. dollar, primarily the British Pound, Euro, Australian dollar, Canadian dollar, and New Zealand dollar. Heinz’s consolidated financial statements are presented in U.S. dollars, and therefore Heinz must translate its assets, liabilities, revenue, and expenses into U.S. dollars for external reporting purposes. Increases or decreases in the value of the U.S. dollar relative to other currencies may materially and negatively affect the value of these items in Heinz’s consolidated financial statements, even if their value has not changed in their original currency. In addition, the impact of fluctuations in foreign currency exchange rates on transaction costs (i.e. the impact of foreign currency movements on particular transactions such as raw material sourcing), most notably in the U.K., could materially and adversely affect Heinz’s results.

The failure to implement Heinz’s growth plans could adversely affect Heinz’s ability to increase net income and generate cash.

The success of Heinz could be impacted by its inability to continue to execute on its growth plans regarding product innovation, implementing cost-cutting measures, improving supply chain efficiency, enhancing processes and systems, including information technology systems, on a global basis, and growing market share and volume. The failure to fully implement the plans, in a timely manner or within Heinz’s cost estimates, could materially and adversely affect Heinz’s ability to increase net income. Additionally, Heinz’s ability to pay cash dividends will depend upon its ability to generate cash and profits, which, to a certain extent, is subject to economic, financial, competitive, and other factors beyond Heinz’s control.

Heinz is increasingly dependent on information technology, and potential disruption, cyber attacks, security problems, and expanding social media vehicles present new risks.

Heinz is increasingly dependent on information technology systems to manage and support a variety of business processes and activities, and any significant breakdown, invasion, destruction, or interruption of these systems could negatively impact operations. In addition, there is a risk of business interruption and reputational damage from leakage of confidential information.

The inappropriate use of certain media vehicles by Heinz’s employees and by the public could cause brand damage or information leakage. Negative posts or comments about Heinz on any social networking website could seriously damage its reputation. In addition, the disclosure of non-public company sensitive information through external media channels could lead to information loss. Any business interruptions or damage to Heinz’s reputation could negatively impact Heinz’s financial condition and results of operations.

To service its indebtedness, Heinz require a significant amount of cash and its ability to generate cash depends on many factors beyond its control.

Heinz’s ability to make cash payments on and to refinance its indebtedness and to fund planned capital expenditures will depend on Heinz’s ability to generate significant operating cash flow in the future, and Heinz’s requirement to make dividend payments in an annual amount of approximately $720 million on the Series A Preferred Stock held by Berkshire Hathaway described below in the section entitled “Liquidity and Financial Position” beginning on page [—] of this proxy statement/prospectus. This ability is, to a significant extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond the combined company’s control.

Heinz’s business may not generate sufficient cash flow from operations available to enable it to pay its indebtedness, to pay the preferred stock dividend or to fund its other liquidity needs. In any such circumstance, Heinz may need to refinance all or a portion of its indebtedness, on or before maturity. Heinz may not be able to refinance any indebtedness on commercially reasonable terms or at all. If Heinz cannot service its indebtedness, it may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions and investments. Any such action, if necessary, may not be effected on commercially reasonable terms or at all. The instruments governing Heinz’s indebtedness may restrict Heinz’s ability to sell assets and Heinz use of the proceeds from such sales.

If Heinz is unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on Heinz indebtedness, or if Heinz otherwise fail to comply with the various covenants in the instruments governing Heinz indebtedness, Heinz could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under Heinz’s Senior Credit Facilities, or any replacement revoking credit facility in respect thereof, could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against Heinz assets, and Heinz could be forced into bankruptcy or liquidation. Heinz has pledged a significant portion of Heinz assets as collateral under Heinz’s Senior Credit Facilities. If such Senior Credit Facilities are not repaid prior to the closing of the merger, and the lenders under Heinz’s Senior Credit Facilities accelerate the repayment of borrowings, Heinz cannot assure you that Heinz will have sufficient assets to repay Heinz’s secured and unsecured indebtedness. If its operating performance declines, Heinz may in the future need to obtain waivers from the required lenders under its Senior Credit Facilities and other indebtedness instruments to avoid being in default. If Heinz breaches its covenants under the credit agreements governing its Senior Credit Facilities and seek a waiver, Heinz may not be able to obtain a waiver from the required lenders. If this occurs, Heinz would be in default under its Senior Credit Facilities, the lenders could exercise their rights, as described above, and Heinz could be forced into bankruptcy or liquidation.

The terms of the Series A Preferred Stock provide for a 9.0% per annum dividend, payment of which could adversely affect the combined company’s results of operations and could result in a net loss.

The terms of the Series A Preferred Stock provide for a 9.0% per annum dividend, or approximately $720 million per year based on the number of shares of Series A Preferred Stock currently outstanding. These dividend payments resulted in a net loss attributable to common shareholders in Heinz’s fiscal year ended December 28, 2014, despite Heinz otherwise having generated approximately $672 million in net income during that period. To the extent dividend payments to holders of the Series A Preferred Stock following the merger exceed the combined company’s net income (before taking into account such payments) in any fiscal year, a net loss would result. Even if such dividend payments do not exceed the combined company’s net income, the payment obligation will have a negative impact on the results of operations of The Kraft Heinz Company.

Risks Relating to Kraft’s Business

You should read and consider risk factors specific to Kraft’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Kraft’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 and Kraft’s Quarterly Report on Form 10-Q for the period ended March 28, 2015, and in other documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being provided to Kraft shareholders as part of a solicitation of proxies by the Kraft board for use at the special meeting to be held at the time and place specified below, and at any adjournment or postponement thereof. This proxy statement/prospectus provides Kraft shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting will be held at the [—], on [—], 2015 at [—], [CDT].

Purpose of the Special Meeting

At the special meeting, Kraft shareholders will be asked to consider and vote on:

•	a proposal to approve the Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of March 24, 2015, among Heinz, merger sub I, merger sub II and Kraft, a copy of which is included as Annex A to the proxy statement/prospectus of which this notice forms a part, which we refer to as the merger proposal;

•	a proposal to approve, by non-binding, advisory vote, the compensation that may become payable to Kraft’s named executive officers in connection with the merger, which we refer to as the compensation proposal; and

•	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the merger agreement, which we refer to as the adjournment proposal.

Recommendation of the Kraft Board

After careful consideration, the Kraft board has unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kraft and its shareholders, (ii) approved and declared it advisable that Kraft enter into the merger agreement and (iii) adopted the merger agreement, the merger and the transactions contemplated thereby, and directed that the merger agreement be submitted to a vote at a meeting of the Kraft shareholders. The Kraft board accordingly unanimously recommends that Kraft shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Record Date; Shareholders Entitled to Vote

The Kraft board has fixed the close of business on [—], 2015 as the record date, which we refer to as the record date, for determination of Kraft shareholders entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof unless a new record date is fixed for any such adjournment or postponement. Only holders of record of issued and outstanding Kraft common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

At the close of business on the record date, there were [—] shares of Kraft common stock issued and outstanding and entitled to vote at the special meeting. Kraft shareholders are entitled to one vote for each share of Kraft common stock they owned as of the close of business on the record date.

Voting by Kraft’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Kraft and their affiliates were entitled to vote approximately [—] shares of Kraft common stock, or approximately [—]% of the shares of Kraft common stock outstanding on that date. Approval of the merger proposal requires the affirmative vote of a majority of the total issued and outstanding shares of Kraft common stock on the same date. We currently expect that Kraft’s directors and executive officers will vote their shares in favor of each of the proposals to be considered at the special meeting, although none of them has entered into any agreement obligating them to do so.

Quorum

A majority of the shares of Kraft common stock issued and outstanding as of the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting will constitute a quorum for the special meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting.

Abstentions and broker non-votes are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have the discretionary power and has not received instructions from the beneficial owner.

Required Vote

Approval of the merger proposal requires the affirmative vote of a majority of the outstanding Kraft common stock. Shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have the same effect as votes cast “AGAINST” the merger proposal.

For the compensation proposal and the adjournment proposal to be approved, votes cast “FOR” each proposal must exceed votes cast “AGAINST.” Shares present and not voted, whether by broker non-vote, abstention or otherwise, will not be counted “FOR” or “AGAINST” the compensation proposal or the adjournment proposal.

Failure to Vote, Broker Non-Votes and Abstentions

In accordance with the rules of NASDAQ, brokers, banks, trust companies and other nominees who hold shares of Kraft common stock in “street name” for their customers but do not have discretionary authority to vote the shares may not exercise their voting discretion with respect to the merger proposal, the compensation proposal or the adjournment proposal. Accordingly, if brokers, banks, trust companies or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the merger proposal, the compensation proposal or the adjournment proposal.

If you fail to vote, fail to instruct your broker, bank, trust company or other nominee to vote, or mark your proxy or voting instructions to abstain, it will have the effect of a vote “AGAINST” the merger proposal.

If you fail to vote, fail to instruct your broker, bank, trust company or other nominee to vote, or mark your proxy or voting instructions to abstain, it will have no effect on the compensation proposal or the adjournment proposal.

How to Vote Your Shares

Registered shareholders may vote in any of the following ways:

•	via the Internet at www.proxyvote.com. The Internet voting system will be available until 11:59 p.m. EDT on [—], 2015;

•	by telephone, if you are located within the United States and Canada. Call [—] (toll-free) from a touch-tone telephone. The telephone voting system will be available until 11:59 p.m. EDT on [—], 2015;

•	by returning a properly executed proxy card. Kraft must receive your proxy card before the polls close at the special meeting on [—], 2015; or

•	in person at the special meeting. Registered shareholders who attend the special meeting may vote their shares in person at the Kraft special meeting even if they previously have voted their shares.

If you hold your shares in street name, you may vote:

•	via the Internet at www.proxyvote.com (16-digit control number is required), by telephone or by returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or

•	in person at the special meeting. To do so, you must request a legal proxy from your broker, bank or other nominee and present it at the special meeting.

Voting in Person

An admission ticket and government-issued picture identification will be required to enter the special meeting. All shareholders must have an admission ticket to attend the special meeting. Shareholders may obtain a special meeting ticket and directions to the [—], where the special meeting will be held, by writing to [—]. If you are a registered shareholder, please indicate that in your request. If your shares are held by a bank, broker or other nominee, you must enclose evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or other nominee. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure that you receive your ticket in time for the special meeting. Admission to the special meeting will be on a first-come, first-served basis. Due to space constraints and other security considerations, we are not able to admit the guests of either shareholders or their legal proxy holders.

Voting of Proxies

When you provide your proxy, the shares of Kraft common stock represented by the proxy will be voted in accordance with your instructions. If you sign your proxy card without specifying any choices, you will have granted authority to the individuals named in the proxies solicited by Kraft, which we refer to as named proxies, to vote “FOR” each of the merger proposal, the compensation proposal and the adjournment proposal; and confer authority upon the named proxies to vote your shares in their discretion on any other matters properly presented at the special meeting. Should any matter not described in this proxy statement/prospectus be properly presented at the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on any such matter. The Kraft board currently knows of no other business that will be presented for consideration at the special meeting.

Your vote is important. Accordingly, please submit your proxy promptly by telephone, by Internet or by mail, whether or not you plan to attend the special meeting in person.

Shares Held in the Kraft 401(k) Plan

Shares of common stock held in Kraft’s Stock Purchase Savings Plan, which we refer to as the 401(k) Plan, are held of record and are voted by the trustee of the 401(k) Plan at the direction of 401(k) Plan participants. Participants in the 401(k) Plan will be provided with a full paper set of proxy materials because of certain legal requirements. Participants in the 401(k) Plan may direct the trustee of the plan as to how to vote shares allocated to their 401(k) Plan. The cutoff date for voting for participants in the 401(k) Plan is close of business on [—], 2015. The 401(k) Plan trustee will vote shares as to which they have not received direction in accordance with the terms of the plan document.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised in any one of three ways: (i) by giving written notice to [—], (ii) by submitting a subsequently dated and properly signed proxy card or (iii) by attending the special meeting and revoking the proxy. Your attendance at the special meeting will not by itself revoke your proxy. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:

[—]

Please note that if your shares are held in the name of a broker, bank, trust company or other nominee, you may change your voting instructions by submitting new voting instructions to your broker, bank, trust company or other nominee in accordance with its established procedures.

Solicitation of Proxies

Directors, officers and other employees of Kraft may solicit proxies by telephone, facsimile or mail, or by meetings with shareholders or their representatives. Kraft will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. Kraft has engaged Innisfree to solicit proxies for the special meeting for a fee of $30,000, plus an additional nominal fee per incoming call and outgoing telephone contact and the payment of its out-of-pocket expenses. All expenses of solicitation of proxies will be borne by Kraft.

Proposal No. 1—Approval of the Merger Proposal

(Item 1 on the Kraft proxy card)

This proxy statement/prospectus is being furnished to you as a Kraft shareholder as part of the solicitation of proxies by the Kraft board for use at the special meeting to consider and vote upon the merger proposal.

The merger cannot be completed without the approval of the merger proposal by the affirmative vote of a majority of the outstanding Kraft shares. If you do not vote, the effect will be the same as a vote against approving the merger agreement. The merger agreement is attached as Annex A to this proxy statement/prospectus.

The Kraft board has unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kraft and its shareholders, (ii) approved and declared it advisable that Kraft enter into the merger agreement and (iii) adopted the merger agreement, the merger and the transactions contemplated thereby.

The Kraft board unanimously recommends that Kraft shareholders vote “FOR” the merger proposal.

Proposal No. 2—Approval of the Compensation Proposal

(Item 2 on the Kraft proxy card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that Kraft provide shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to Kraft’s named executive officers in connection with the merger, as disclosed in this proxy statement/prospectus, including as described in “Financial Interests of Kraft Directors and Executive Officers in the Merger” beginning on page [—]. This vote is commonly referred to as a “golden parachute say on pay” vote. This non-binding, advisory proposal relates only to already existing contractual obligations of Kraft that may result in a payment to Kraft’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between Kraft’s named executive officers and Heinz or, following the consummation of the merger, Heinz, Kraft and their respective affiliates. Further, this proposal does not relate to any compensation arrangement that may become applicable to Kraft’s directors or executive officers who are not named executive officers.

As an advisory vote, the compensation proposal is not binding upon Kraft or the Kraft board, and approval of the compensation proposal is not a condition to completion of the merger. The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve the merger agreement. Accordingly, you may vote for the merger proposal and vote against the compensation proposal and vice versa. Because the vote is advisory in nature only, it will not be binding on Kraft. Accordingly, to the extent that Kraft is contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote. The change of control payments are a part of Kraft’s comprehensive executive compensation program and are intended to align Kraft’s named executive officers’ interests with yours as shareholders by ensuring their continued retention and commitment during critical events such as the merger, which may create significant personal uncertainty for them.

The Kraft board unanimously recommends that Kraft shareholders vote “FOR” the compensation proposal.

Proposal No. 3—Approval of the Adjournment Proposal

(Item 3 on the Kraft proxy card)

Kraft shareholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. Kraft intends to move to adjourn the special meeting in order to enable the Kraft board to solicit additional proxies for approval of the proposal to approve the merger agreement if, at the special meeting, the number of shares of Kraft common stock present or represented and voting in favor of the proposal to approve the merger agreement is insufficient to approve the proposal.

If the Kraft shareholders approve the adjournment proposal, Kraft could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Kraft shareholders who have previously voted. If, after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

The Kraft board unanimously recommends that that Kraft shareholders vote “FOR” the adjournment proposal.

Other Matters to Come Before the Kraft Special Meeting

No other matters are intended to be brought before the Kraft special meeting by Kraft, and Kraft does not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on any such matter.

THE PARTIES TO THE MERGER

Kraft Foods Group, Inc.

Three Lakes Drive

Northfield, Illinois 60093

(847) 646-2000

Kraft Foods Group, Inc., a Virginia corporation, is one of the largest consumer packaged food and beverage companies in North America and worldwide with net revenues of $18.2 billion and earnings before income taxes of $1.4 billion in 2014. Kraft manufactures and markets food and beverage products, including cheese, meats, refreshment beverages, coffee, packaged dinners, refrigerated meals, snack nuts, dressings, and other grocery products, primarily in the United States and Canada, under a host of iconic brands. Kraft is headquartered in Northfield, Illinois.

Kraft common stock is listed on NASDAQ under the symbol “KRFT.”

H.J. Heinz Holding Corporation

One PPG Place, Suite 3200

Pittsburgh, Pennsylvania 15222

(412) 456-5700

H.J. Heinz Holding Corporation, a Delaware corporation, was formed in 2013 in connection with the acquisition of H. J. Heinz Company by 3G Capital and Berkshire Hathaway. For more information on the 2013 Merger, see the section entitled “The 2013 Merger” beginning on page [—] of this proxy statement/prospectus.

Heinz, through its subsidiaries, manufactures and markets an extensive line of food products throughout the world. Heinz’s principal products include ketchup, condiments and sauces, frozen food, soups, beans and pasta meals, infant nutrition and other food products. Famous for its iconic brands on six continents, Heinz provides delicious, nutritious and convenient foods for families in 200 countries around the world.

Kite Merger Sub Corp.

c/o H.J. Heinz Holding Corporation

One PPG Place, Suite 3200

Pittsburgh, Pennsylvania 15222

(412) 456-5700

Kite Merger Sub Corp., a Virginia corporation and a wholly owned subsidiary of Heinz, was formed solely for the purpose of facilitating the merger and the other transactions contemplated by the merger agreement. We refer to Kite Merger Sub Corp. as merger sub I. Merger sub I has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the closing of the merger, merger sub I will be merged with and into Kraft, with Kraft surviving the merger as a wholly owned subsidiary of The Kraft Heinz Company.

Kite Merger Sub LLC

c/o H.J. Heinz Holding Corporation

One PPG Place, Suite 3200

Pittsburgh, Pennsylvania 15222

(412) 456-5700

Kite Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Heinz, was formed solely for the purpose of facilitating the merger and the other transactions contemplated by the merger agreement. We refer to Kite Merger Sub LLC as merger sub II. Merger sub II has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, immediately after the merger, Kraft, as the corporation surviving the merger, will be merged with and into merger sub II, with merger sub II surviving the subsequent merger as a wholly owned subsidiary of The Kraft Heinz Company.

THE MERGER

This section describes the merger and the other transactions contemplated by the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger and the other transactions contemplated by the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Heinz or Kraft. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Kraft makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Merger and Internal Transactions

Pursuant to the merger agreement, at the closing of the merger, merger sub I will be merged with and into Kraft, with Kraft surviving the merger as a wholly owned subsidiary of The Kraft Heinz Company. Immediately following the effective time of the merger, Kraft, as the surviving corporation in the merger, will be merged with and into merger sub II, with merger sub II surviving the subsequent merger as a wholly owned subsidiary of The Kraft Heinz Company. Immediately following the effective time of the subsequent merger, The Kraft Heinz Company will engage in the internal transactions.

Merger Consideration

At the effective time of the merger, each share of Kraft common stock issued and outstanding immediately prior to the effective time of the merger (other than deferred shares and restricted shares in Kraft) will be converted automatically into the right to receive, in accordance with the terms of the merger agreement, the merger consideration, which consists of one share of Kraft Heinz common stock. In addition, the holders of record of the outstanding shares of Kraft common stock as of a record date immediately prior to the effective time of the merger will each be entitled to receive the special cash dividend of $16.50 per share in respect of such shares of Kraft common stock held by them. The special cash dividend will not be paid to Kraft shareholders unless the merger is completed.

Pre-Closing Heinz Share Conversion

Pursuant to the terms of the merger agreement, immediately prior to the closing of the merger, Heinz’s charter and by-laws will be amended to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus. In connection with the amendment of the Heinz charter, each share of Heinz common stock issued and outstanding immediately prior to the effective time of the merger (including shares of Heinz common stock to be issued pursuant to the equity investment) will be reclassified and changed into 0.443332 of a share of Heinz common stock, which we refer to as the pre-closing Heinz share conversion. No fractional shares of Heinz common stock will be issued in connection with the pre-closing Heinz share conversion, and each holder of shares of Heinz common stock converted pursuant to the pre-closing Heinz share conversion who would otherwise have been entitled to receive a fraction of a share of Heinz common stock will receive cash in lieu thereof in accordance with the new Kraft Heinz charter. In connection with the pre-closing Heinz share conversion, the number of shares of Heinz common stock issuable upon the exercise of the Berkshire warrant will automatically be adjusted in accordance with the terms of the Berkshire warrant.

Equity Investments

In connection with the merger, Berkshire Hathaway and 3G Global Food Holdings have committed to purchase, or cause the purchase of, newly issued Heinz common stock immediately prior to the amendment of the Heinz charter (which amendment will occur immediately prior to the closing of the merger) and prior to the closing of the merger for an aggregate purchase price of $10 billion. Each of their respective commitments is subject to the satisfaction or waiver by Heinz, on or before the closing of the merger, of all of the conditions precedent to Heinz’s obligations to consummate the merger, as well as to the concurrent funding of the other’s commitment.

Ownership of the Combined Company

As of the date of the registration statement of which this proxy statement/prospectus forms a part, entities affiliated with 3G Capital owned 425,000,000 shares of Heinz common stock (equal to approximately 46% of the Heinz common stock on a fully diluted basis) and Berkshire Hathaway owned 425,000,000 shares of Heinz common stock and, by exercising the Berkshire warrant, was entitled to receive an additional 46,195,652 shares of Heinz common stock (equal to, in the aggregate, approximately 51% of the Heinz common stock on a fully diluted basis). The remaining 3% of the fully diluted Heinz common stock was held by Heinz directors and management, including in the form of Heinz stock options and Heinz restricted stock units. In addition, 80,000 shares of Series A Preferred Stock were issued and outstanding and held by Berkshire Hathaway.

As a result of the equity investments, the pre-closing Heinz share conversion and the merger, we expect that:

•	on a fully diluted basis, approximately 51% of the outstanding Kraft Heinz common stock will be held by shareholders that were shareholders (or were affiliates of shareholders) of Heinz immediately prior to the effectiveness of the merger (including 3G Global Food Holdings and Berkshire Hathaway) and approximately 49% of the outstanding Kraft Heinz common stock will be held by shareholders that were Kraft shareholders immediately prior to the effectiveness of the merger;

•	to the extent not exercised prior to the consummation of the merger, the Berkshire warrant will remain outstanding and will be exercisable for shares of Kraft Heinz common stock; and

•	the 80,000 shares of Series A Preferred Stock will remain issued and outstanding with substantially identical terms.

Debt Matters

Kraft

As of the date of this proxy statement/prospectus, Kraft had approximately $10 billion of long-term indebtedness outstanding, consisting of (i) various series of senior unsecured notes issued under the Indenture, dated as of June 4, 2012, by and between Kraft and Deutsche Bank Trust Company Americas, as trustee, which we refer to as the 2012 Indenture, and (ii) a series of 7.55% Debentures due 2015, which we refer to as the Kraft debentures, issued under the Indenture by and between Kraft (as successor to Nabisco, Inc.) and Deutsche Bank Trust Company Americas, as successor trustee, dated as of June 5, 1995. Kraft is also party to the Five-Year Revolving Credit Agreement, by and among Kraft, the lenders named therein and JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as administrative agents, providing for a $3.0 billion revolving credit facility, which we refer to as the Kraft revolving credit facility. There were no amounts drawn under the Kraft revolving credit facility as of the date of this proxy statement/prospectus.

Kraft’s 1.625% Senior Notes due 2015 issued under the 2012 Indenture, which we refer to as the Kraft 1.625% notes, and the Kraft debentures each mature in June 2015. The merger agreement provides that Kraft may refinance or repay the Kraft 1.625% notes and the Kraft debentures on such terms as will be determined by Kraft in its sole discretion after reasonable consultation with Heinz at any time prior to the closing date. Heinz and Kraft have also agreed in the merger agreement to use their respective reasonable best efforts to cooperate in connection with the refinancing of this indebtedness on the closing date, if not previously refinanced or repaid by Kraft. In addition, the merger agreement also provides that all amounts outstanding under the Kraft revolving credit facility, if any, will be repaid on the closing date. Heinz and Kraft anticipate that the Kraft 1.625% notes and the Kraft debentures will be refinanced at maturity through a drawing under the Kraft revolving credit facility and cash on hand.

Heinz and Kraft expect that all other series of senior unsecured notes outstanding under the 2012 Indenture will remain outstanding following the closing date. The 2012 Indenture requires Kraft (or any successor to Kraft) to offer to repurchase all outstanding notes of a series at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase if Kraft undergoes a change of control and the credit rating of the relevant series is downgraded to below investment grade by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within 60 days after the change of control. Because the merger will constitute a change of control of Kraft, if the credit ratings of any series of notes issued pursuant to the 2012 Indenture are downgraded to below investment grade within 60 days following the effectiveness of the merger, H. J. Heinz Company will be required to offer to repurchase all outstanding notes of each such series on such terms. However, based on discussions with credit rating agencies on March 16, 2015 regarding details of the consideration to be paid in connection with the merger, the proposed capital structure of the combined company, including the proposed refinancing of certain indebtedness of Heinz outstanding prior to the consummation of the merger, the anticipated value creation and synergies of the merger and the anticipated timing of closing of the merger, Heinz anticipates that these notes will continue to be rated investment grade following the closing date and that H. J. Heinz Company will not be required to make a change of control offer.

Heinz

As of the date of this proxy statement/prospectus, Heinz had approximately $13.6 billion of long-term indebtedness outstanding, consisting of:

•	$6.4 billion of secured term loans outstanding under the Credit Agreement, dated as of June 7, 2013, among H. J. Heinz Company, as the borrower, H. J. Heinz Corporation II, as holdings, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto, which we refer to as the Heinz credit agreement;

•	$2.0 billion of 4.875% second lien senior secured Notes due 2025, which we refer to as the Heinz 2025 notes, issued under the Indenture, dated as of January 30, 2015, among H. J. Heinz Company, as the issuer, H. J. Heinz Corporation II, as a guarantor, the other guarantors party thereto from time to time, MUFG Union Bank, N.A., as trustee, and Wells Fargo Bank, National Association, as collateral agent;

•	$3.1 billion of 4.25% Second Lien Senior Secured Notes due 2020, which we refer to as the Heinz 2020 notes, issued under the Indenture, dated as of April 1, 2013, among H. J. Heinz Company, as the issuer, H. J. Heinz Corporation II, as a guarantor, the other guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee and collateral agent, as supplemented by the Supplemental Indenture, dated as of June 7, 2013;

•	$1.9 billion of various series of unsecured senior notes issued or guaranteed by H. J. Heinz Company, which we refer to as the Heinz unsecured notes; and

•	£125 million of 6.25% guaranteed notes due 2030 issued by H.J. Heinz Finance UK Plc under a fiscal agency agreement dated February 18, 2000, between H.J. Heinz Finance UK Plc, as issuer, H. J. Heinz Company, as the guarantor, and Royal Bank of Canada Europe Limited, as fiscal and principal paying agent, which we refer to as the Heinz GBP notes.

Heinz intends to refinance, on or prior to the closing date, all of its outstanding indebtedness under the Heinz credit agreement and the Heinz 2020 notes and $800 million in aggregate principal amount of the Heinz 2025 notes through a redemption provision applicable to the 2025 notes (i.e., call, equity claw and/or make-whole) or otherwise as permitted thereunder. In addition, Heinz intends to terminate the Heinz credit agreement concurrently with the closing of the merger. On the closing date, Heinz also intends to incur approximately $1.4 billion of new unsecured additional indebtedness to replace the aggregate amount of the Kraft 1.625% notes and the Kraft debentures that will mature prior to the closing of the merger. The merger agreement provides that Kraft will use its reasonable best efforts to provide reasonable cooperation with Heinz in arranging and consummating any refinancing that Heinz deems reasonably necessary or advisable in connection with the transactions contemplated by the merger agreement.

Closing of the merger is not subject to any debt financing condition or contingency.

Background of the Merger

On January 20, 2015, Mr. Alexandre Behring, the Chairman of the Heinz board and the Managing Partner of 3G Capital, called Mr. John Cahill, the Chief Executive Officer of Kraft and the Chairman of the Kraft board, to arrange a meeting.

Also on January 20, 2015, Mr. Cahill informed a representative of Centerview, which had been providing other financial advisory services to Kraft at such time, about his call with Mr. Behring. Mr. Cahill asked Centerview to assist him in preparing for the meeting between himself and Mr. Behring.

On January 27, representatives of Centerview reviewed with members of Kraft senior management Centerview’s preliminary perspectives on Kraft’s standalone financial plan, which we refer to as the 2015 Financial Plan, which Kraft senior management was in the process of reviewing and updating at Mr. Cahill’s request following his becoming Chief Executive Officer of Kraft in December 2014. Centerview also reviewed tactical and strategic alternatives for Kraft, including potential dispositions or spin-offs of certain Kraft business units and potential merger opportunities, including a business combination with Heinz, as well as the impact that each of such alternatives would have on Kraft.

On January 28, 2015, Mr. Behring and Mr. Cahill met in Wheeling, Illinois. During the meeting, Mr. Behring indicated Heinz’s desire to pursue a business combination of Kraft and Heinz and suggested that the two companies enter into a mutual confidentiality agreement to permit the exchange of non-public information. Mr. Cahill indicated to Mr. Behring that he would discuss with certain members of the Kraft board and that, subject to their agreement, he would agree to share certain limited financial information about Kraft that would allow Heinz to analyze potential terms of such a business combination and formulate a proposal. Mr. Cahill informed certain members of the Kraft board, including Mackey McDonald, Terry Lundgren, L. Kevin Cox and John Pope, as well as Ms. Kim K. W. Rucker, the Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary of Kraft, of his meeting and conversation with Mr. Behring. The members of the Kraft board and Kraft senior management with whom Mr. Cahill discussed Heinz’s desire to pursue a business combination were supportive of sharing limited financial information about Kraft with Heinz.

On January 29, 2015, Kraft and Heinz entered into a mutual confidentiality agreement in order to share certain non-public information about their respective businesses. Among other terms, the confidentiality agreement contained a standstill obligation prohibiting each party and its affiliates and representatives, for a specified period and subject to certain exceptions, from participating in an acquisition of securities of the other party, soliciting any proxies with respect to the voting of any common stock of the other party or seeking representation, control or influence over the board of directors of the other party, in each case without the written consent of such other party.

Also on January 29, 2015, at Mr. Cahill’s request, representatives of Centerview met with Mr. Behring in New York. During that meeting, Mr. Behring indicated the intention of Heinz and 3G Capital to make a formal proposal for a business combination between Kraft and Heinz. Following the meeting, representatives of Centerview communicated this indication to Mr. Cahill.

On February 4, 2015, Mr. Cahill met with Mr. Behring and representatives of each of Centerview and Lazard Frères & Co. LLC, which we refer to as Lazard, in New York. During the meeting, Mr. Behring reviewed with Mr. Cahill and the representatives of Centerview 3G Capital’s investment track record and operating philosophy.

On February 8, 2015, Mr. Behring (on behalf of Heinz and 3G Capital), Mr. Warren Buffett, Chairman and CEO of Berkshire Hathaway (on behalf of Berkshire Hathaway), and Mr. Jorge Paulo Lemann, Partner and Co-Founder of 3G Capital (on behalf of 3G Capital), provided Centerview with a written proposal addressed to Mr. Cahill setting forth a preliminary non-binding indication of interest for a proposed combination of Kraft and

Heinz. Such proposal included (i) a $10 billion additional equity investment by 3G Capital and Berkshire Hathaway in Heinz, (ii) a cash payment of $12.50 per share to Kraft’s existing shareholders in the form of a special dividend, (iii) a stock-for-stock merger that would result in a 47% ownership interest in the combined entity by the current shareholders of Kraft and a 53% ownership interest by current shareholders and management of Heinz and (iv) certain governance matters, including an 11 member board of directors for the combined company, which would be comprised of three directors designated by 3G Capital, three directors designated by Berkshire Hathaway and five directors designated by the Kraft board.

On February 9, 2015, there was a meeting of the Kraft board to discuss the proposal received from Heinz, 3G Capital and Berkshire Hathaway. Ms. Rucker was also present. During the meeting, Mr. Cahill informed the Kraft board that Kraft senior management had approached Centerview, as a potential financial advisor, and Sullivan & Cromwell LLP, which we refer to as Sullivan & Cromwell, as a potential outside legal advisor, to advise Kraft in connection with a potential transaction with Heinz and the exploration of potential strategic alternatives the Kraft board may consider in connection with its review thereof. Mr. Cahill noted Centerview’s strong reputation and experience, Mr. Cahill’s prior experience in working with Centerview and Kraft’s relationship with Centerview and proposed that Centerview be engaged to advise Kraft in connection with the potential transaction with Heinz as well. The Kraft board discussed the selection of advisors and approved the engagement of both Centerview and Sullivan & Cromwell in connection with a potential transaction. Mr. Cahill then provided the Kraft board with an overview of the preliminary, non-binding merger proposal received on February 8, 2015 on behalf of Heinz, Berkshire Hathaway and 3G Capital, including a summary of the transaction terms and structure being proposed and preliminary views on the proposed transaction with respect to potential synergies, key considerations and key work streams that had been prepared by Centerview and provided to Mr. Cahill. Ms. Rucker reviewed with the Kraft board the directors’ fiduciary duties in connection with their consideration of the proposed transaction with Heinz. The Kraft board discussed the proposal from Heinz and other options for Kraft, including the 2015 Financial Plan, and other strategic alternatives. After further discussion, the Kraft board determined that the preliminary, non-binding merger proposal from Heinz undervalued Kraft, but authorized Mr. Cahill to work with Kraft’s advisors to further explore a transaction with Heinz and have further discussions with Heinz, 3G Capital and Lazard. The Kraft board also authorized Mr. Cahill to work with Centerview to consider and review the 2015 Financial Plan and authorized Mr. Cahill to arrange meetings with the CEOs of two other companies, which we refer to as Company A and Company B, for the purpose of discussing with each the food and beverages industry generally and ways in which Kraft could work together with such other companies to create value for their respective shareholders.

During the weeks of February 9 and February 16, 2015, pursuant to the discussion at the February 9, 2015 meeting of the Kraft board, representatives of Centerview and Kraft senior management further reviewed the 2015 Financial Plan, potential sensitivities to it and the financial impact of various scenarios, consideration around industry consolidation, preliminary analyses of a potential transaction with Heinz and perspectives on potential strategic alternatives. During this time, Mr. Cahill also reached out by phone to the CEOs of Company A and Company B to set up meetings. The meeting with Company A was set for March 4, 2015; the CEO for Company B informed Mr. Cahill that he was unable to meet with Mr. Cahill in March and suggested an April meeting date instead.

On February 10, 2015, at the direction of the Kraft board, representatives of Centerview called representatives of Lazard to inform them that Heinz’s preliminary, non-binding merger proposal was insufficient as a basis for Kraft to proceed with the exploration of the proposed transaction.

On February 11, 2015, representatives of each of Centerview, 3G Capital and Lazard met to discuss the differences in their respective valuations for Heinz and Kraft.

On February 20, 2015, representatives of each of Centerview, 3G Capital and Lazard met to further discuss Heinz’s preliminary, non-binding merger proposal. The representatives of 3G Capital offered their perspectives regarding the financial benefits of the proposed combination of Kraft and Heinz and the representatives of

Centerview shared with the representatives of 3G Capital and Lazard certain financial projections for Kraft prepared by Kraft senior management. The representatives of Centerview restated the previously communicated view of the Kraft board that the February 8, 2015 proposal was not an adequate basis to proceed.

On February 24, 2015, representatives of Lazard met with representatives of Centerview to share additional perspectives on the attractiveness of the proposed transaction to Kraft shareholders. During this meeting, the representatives of Lazard indicated on behalf of 3G Capital a likelihood of increasing either the proposed ownership percentage of Kraft’s shareholders in the combined company on a fully diluted basis from 47% to 48% or the special dividend from $12.50 to $15.00. Following the meeting, representatives of Centerview communicated the potential for this revised proposal to Mr. Cahill.

Also on February 24, 2015, Mr. Cahill discussed Heinz’s proposal with Ms. Rucker; Mr. James Kehoe, who had been appointed to assume the role of Executive Vice President and Chief Financial Officer of Kraft effective March 1, 2015; Mr. Christopher Kempczinski, the Executive Vice President, Growth Initiatives and President of International of Kraft; Mr. George Zoghbi, the Chief Operating Officer of Kraft; and Ms. Diane Johnson May, the Executive Vice President, Human Resources of Kraft. We refer to this group collectively as the Kraft senior executive team.

On March 2, 2015, there was a meeting of the Kraft board which was also attended by Ms. Rucker and representatives of each of Centerview and Sullivan & Cromwell. Mr. Cahill and the representatives of Centerview reviewed with the Kraft board an overview of the process undertaken to date by Kraft in developing Kraft’s strategy going forward and the 2015 Financial Plan. The representatives of Centerview reviewed with the Kraft board various potential organic and inorganic strategic alternatives that Kraft could consider, including dispositions or spin-offs of certain Kraft business units and merger opportunities, including with Company A and Company B, as well as the impact that each of such alternatives would have on Kraft. The representatives of Centerview also discussed with the Kraft board that other potential strategic food and beverage partners appeared either less attractive or less actionable than each of Heinz, Company A and Company B. The representatives of Centerview also reviewed with the Kraft board the possibility of revisions to the Heinz proposal that had been indicated by Lazard during the February 24, 2015 meeting, offering their perspectives on potential levels of cost synergies, ownership split and cash dividend amounts. After discussion, the Kraft board authorized Kraft senior management and the representatives of Centerview to communicate to 3G Capital that, although the Kraft board was strategically interested in a potential transaction, 3G Capital’s revised indication was not an adequate basis to proceed and directed them to continue their negotiations with Heinz, 3G Capital and their advisors. The representatives of Centerview also disclosed orally to the Kraft board during the meeting Centerview’s financial advisory and other relationships with the parties to the potential transaction to allow the Kraft board to assess Centerview’s independence, which information Centerview later confirmed in writing. After such discussion, the Kraft board met in executive session and a representative of Sullivan & Cromwell reviewed with the Kraft board the directors’ fiduciary duties in connection with their consideration of a transaction with Heinz, or any other strategic transaction. The representative of Sullivan & Cromwell then left the meeting, and the Kraft board continued to meet in executive session, first with Mr. Cahill and then with independent directors only.

On March 3, 2015, Mr. Cahill called Mr. Behring to inform him that the Kraft board was strategically interested in a potential transaction with Heinz but that the economic terms proposed by Heinz remained inadequate. Mr. Cahill requested that representatives of Centerview meet with representatives of 3G Capital and Lazard to discuss more fully Kraft’s and Heinz’s perspectives on valuations of the two companies.

On March 4, 2015, as discussed at the February 9, 2015 meeting of the Kraft board, Mr. Cahill met with the CEO of Company A to discuss the food and beverages industry generally and ways in which the two companies could work together to create value for their respective shareholders. There were no discussions regarding any specific transaction and no specific proposals were made.

Also on March 4, 2015, representatives of Centerview met on behalf of Kraft with representatives of 3G Capital and Lazard and, consistent with the Kraft board’s direction, communicated the Kraft board’s willingness to proceed with the exploration of a transaction providing for 50% ownership of the combined company on a fully diluted basis by Kraft’s stockholders and payment of a special cash dividend of $16.00 per share of Kraft common stock to Kraft’s shareholders.

On March 6, 2015, Mr. Cahill received a call from Mr. Behring. During this call, Mr. Behring informed Mr. Cahill that Heinz would provide a revised offer, with the terms of such offer to be communicated by Lazard to Centerview. Mr. Behring made it clear to Mr. Cahill that this was Heinz’s best and final offer and that Heinz would not increase the consideration payable to Kraft’s shareholders any further. Mr. Behring also expressed his views to Mr. Cahill that an expeditious process would be in the best interests of both parties and proposed a two week time period to conduct mutual due diligence, negotiate the merger agreement and announce the transaction. Later that day, at the direction of 3G Capital and Heinz, representatives of Lazard communicated to representatives of Centerview a revised offer pursuant to which Kraft shareholders would own 49% of the combined company on a fully diluted basis and receive a pre-closing special cash dividend of $16.50 per share of Kraft common stock and provided Centerview with a non-binding letter from Heinz, 3G Capital and Berkshire Hathaway confirming such proposal to Mr. Cahill.

On March 8, 2015, there was a meeting of the Kraft board which was also attended by Ms. Rucker and representatives of each of Centerview and Sullivan & Cromwell. Mr. Cahill provided the Kraft board with an update on the status of the discussions between Kraft and Heinz since the last Kraft board meeting on March 2, 2015, including Heinz’s “best and final” offer made on March 6, 2015. Mr. Cahill informed the Kraft board that the purpose of the meeting was not for the Kraft board to make a decision as to whether to enter into a transaction with Heinz, but rather for the Kraft board to make a decision as to whether it wanted to continue to explore the potential transaction based on the Heinz “best and final” offer, including by proceeding to negotiate with Heinz and to perform detailed mutual due diligence. A representative of Centerview reviewed Centerview’s preliminary valuation analyses of the March 6, 2015 proposal and discussed with the Kraft board certain key governance items that had not yet been negotiated with Heinz. After discussion, the Kraft board authorized Mr. Cahill to continue to work with Kraft’s advisors to consider the Heinz proposal based on the Heinz “best and final” offer, have discussions and negotiations with Heinz, 3G Capital and their advisors and engage in detailed mutual due diligence with Heinz.

On March 9, 2015, representatives of Lazard sent an initial draft of the merger agreement to Centerview. Among other terms, the draft merger agreement provided for a termination fee of $1.85 billion payable by Kraft upon certain circumstances, which would be in addition to any other remedies available to Heinz, an obligation for Kraft to reimburse an uncapped amount of out of pocket fees and expenses of Heinz if the merger agreement was terminated due to a failure of Kraft to obtain shareholder approval for the proposed transaction, a “reasonable best efforts” obligation of Heinz to obtain the agreed equity investment from 3G Capital and Berkshire Hathaway and a non-solicitation covenant requiring the Kraft board to determine that failure to take certain actions with respect to alternative or superior acquisition proposals would result in an actual breach of its fiduciary duties before taking any such actions and providing Heinz with a five business day match right, among other restrictions.

On March 10, 2015, Kraft received through representatives of Centerview a due diligence request list from Heinz and, at Mr. Cahill’s direction, representatives of Centerview sent a due diligence request list to Lazard. Both parties began collecting due diligence documents to be provided to each other for review and agreed to procedures that would allow a detailed mutual due diligence investigation while protecting commercially or competitively sensitive information.

Also on March 10, 2015, certain members of Heinz senior management, including Mr. Behring, Mr. Bernardo Hees, Chief Executive Officer of Heinz, and Mr. Paulo Basilio, Chief Financial Officer of Heinz, presented an overview of its business and the strategic rationale as well as the financial benefits of the proposed transaction to Mr. Cahill, Mr. Kehoe and Mr. Kempczinski, and Kraft’s advisors.

On March 11, 2015, representatives of Sullivan & Cromwell and Cravath, Swaine & Moore LLP, which we refer to as Cravath, outside legal advisor to Heinz, had a discussion regarding Heinz’s proposed structure for the proposed transaction, as set forth in the draft merger agreement provided on March 9, 2015. The discussion involved, among other things, consideration of other structural alternatives and the tax and other consequences of such alternatives. On the same day, Heinz granted Kraft and its advisors access to an electronic data room for Kraft’s detailed due diligence review involving Heinz’s non-public information.

On March 13, 2015, Mr. Cahill, Mr. Kehoe and Mr. Kempczinski, presented an overview of Kraft’s business, including its brand portfolio, cost-saving initiatives since its separation from Mondelēz International, Inc. in 2012, growth opportunities and the 2015 Financial Plan to senior management and representatives of Heinz. Following this meeting, Mr. Cahill, Mr. Behring and representatives of Centerview and Lazard had a discussion regarding key organizational and governance matters, with both sides outlining positions for the other to consider, including (i) the location of the combined company’s headquarters, (ii) 3G Capital’s and Heinz’s proposal that the board of the combined company would be comprised of 11 directors, five of which would be current Kraft directors and six of which would be appointed by 3G Capital and Berkshire Hathaway, (iii) 3G Capital’s and Heinz’s proposal that Messrs. Hees and Behring would continue in their roles as CEO and Chairman, respectively, of the combined company and that Mr. Cahill would be the Vice Chairman of the combined company’s board, with additional board responsibilities for Mr. Cahill to be further discussed and (iv) the name of the combined company, with “The Kraft Heinz Company” being proposed by Kraft and “The Heinz Kraft Company” being proposed by Heinz. Also on March 13, 2015, representatives of Sullivan & Cromwell sent to Cravath a revised draft of the merger agreement. Among other changes from the initial draft received by Kraft on March 9, 2015, the revised draft merger agreement provided for a termination fee of $1.1 billion payable by Kraft upon certain circumstances, which would be the sole and exclusive remedy of Heinz if paid, no obligation for Kraft to reimburse Heinz for any of its fees and expenses if the merger agreement was terminated due to a failure of Kraft to obtain shareholder approval for the proposed transaction, an unqualified obligation of Heinz to obtain the agreed equity investment from 3G Capital and Berkshire Hathaway and, with respect to Kraft’s non-solicitation obligation, that the Kraft board would be permitted to take certain actions with respect to alternative or superior acquisition proposals even if it only determined that a failure to do so would reasonably be expected to be inconsistent with the Kraft board’s fiduciary duties and a match right for Heinz of three business days instead of the five business days initially proposed by Heinz.

In addition, on March 13, 2015, representatives of Centerview confirmed in writing to Kraft certain information previously provided orally to the Kraft board regarding Centerview’s financial advisory and other relationships with the parties to the transaction and other information to allow the Kraft board to assess Centerview’s independence, including the information described under the section entitled “Opinion of Kraft’s Financial Advisor—General.”

On March 14, 2015, Kraft granted Heinz and its advisors access to an electronic data room for Heinz’s detailed due diligence review involving Kraft’s non-public information. Until the execution of the merger agreement on March 24, 2015, each party and its advisors continued to conduct detailed due diligence with respect to the other party, including through the non-public information that had been made available to it through the other party’s electronic data room.

On March 15, 2015, representatives of Sullivan & Cromwell received a further revised draft merger agreement from representatives of Cravath. The March 15, 2015 draft contained certain concessions compared with the initial draft provided on behalf of Heinz on March 9, 2015, including a compromise proposal for a match right period of four business days, but also provided for a termination fee of $1.5 billion payable by Kraft upon certain circumstances, which was still higher than Kraft’s proposed amount of $1.1 billion, an obligation for Kraft to reimburse an uncapped amount of reasonable and documented out-of-pocket fees and expenses of Heinz if the merger agreement was terminated due to a failure of Kraft to obtain shareholder approval for the proposed transaction and a “best efforts” obligation of Heinz to obtain the agreed equity investment from 3G Capital and Berkshire Hathaway (but still no unqualified obligation to do so).

Also on March 15, 2015, there was a meeting of the Kraft board which was also attended by Ms. Rucker and representatives of each of Centerview, Bain & Company, which we refer to as Bain, and Sullivan & Cromwell. Mr. Cahill provided the Kraft board with an update on the status of discussions regarding the potential transaction involving Kraft and Heinz since the last Kraft board meeting on March 8, 2015, including the mutual due diligence review and merger agreement negotiations. Mr. Cahill also informed the Kraft board that Kraft senior management had engaged Bain on March 8, 2015 to conduct business due diligence in connection with the potential transaction, including reviewing Heinz’s financial information and potential synergies for the combined company. Mr. Cahill discussed with the Kraft board that Bain was retained based on its prior relationship in working with Kraft as well as its experience in the industry. Bain was not engaged to consider the fairness of the transaction or the consideration being proposed by Heinz. Mr. Cahill provided an overview to the Kraft board of the management presentations that took place on March 10, 2015 and March 13, 2015. A representative of Bain then reviewed with the Kraft board an overview of 3G Capital’s management and investment strategy and a summary of Heinz’s business and recent performance, its analysis of 3G Capital’s drivers of success and its plan to focus due diligence on the projected growth of Heinz’s and the combined company’s global portfolio and costs and revenue synergies. After the representatives of Bain left the meeting, a representative of Centerview provided the Kraft board with an overview of the work to be done during the following week with respect to the proposed transaction with Heinz, explaining that mutual due diligence sessions had been scheduled for the parties to review each other’s growth prospects, cost analysis and synergies perspectives. He informed the Kraft board that Kraft senior management and Kraft’s advisors would have a more advanced financial view with respect to the combined company, and have done additional work with respect to the 2015 Financial Plan, prior to the next Kraft board meeting. A representative of Centerview then updated the Kraft board on the status of negotiations between Kraft’s and Heinz’s financial and legal advisors on behalf of their respective clients relating to the merger agreement, indicating that good progress had been made but that there remained some key open points, including with respect to the governance structure for the combined company. A representative of Sullivan & Cromwell reviewed with the Kraft board the directors’ fiduciary duties in connection with their consideration of the transaction with Heinz and certain related matters. The representative of Sullivan & Cromwell then summarized employee compensation and benefits considerations in connection with the proposed transaction. After the representatives of Centerview and Sullivan & Cromwell left the meeting, the Kraft board met in executive session with Mr. Cahill and Ms. Rucker.

From March 16, 2015 through March 24, 2015, there were discussions among and with various members of the Kraft board, including Mr. Cahill, regarding which Kraft directors would serve on the board of the combined company.

On March 16, 2015, representatives of Sullivan & Cromwell and Cravath discussed the key open issues with respect to the merger agreement, including, among other terms, the amount of the termination fee, whether the termination fee should be the sole and exclusive remedy of Heinz if paid, the requested expense reimbursement payable by Kraft if the merger agreement was terminated due to Kraft’s failure to obtain shareholder approval for the proposed transaction, Heinz’s obligation to obtain the equity investment from 3G Capital and Berkshire Hathaway and certain issues relating to employee compensation and benefits matters.

Also on March 16, 2015, representatives of each of Kraft, Heinz, Berkshire Hathaway and Lazard met with credit rating agencies in New York City, New York, to discuss the potential credit rating for the combined company. Among other topics, details of the consideration to be paid in connection with the merger, the proposed capital structure of the combined company, including the refinancing of certain indebtedness of Heinz currently outstanding prior to the closing date, the anticipated value creation and synergies of the merger and the anticipated timing of closing of the merger were discussed.

During the week of March 16, 2015, Kraft engaged outside advisors to conduct employee benefits and pension and change of control related compensation due diligence.

On March 17, 2015, Mr. Cahill met Mr. Lemann and Marcel Telles, each one of the founding partners of 3G Capital, in Munich (with Mr. Behring participating by phone for portions of such meeting) to discuss the business and operating strategy for the combined company.

On March 18, 2015, representatives of Sullivan & Cromwell sent a revised merger agreement to Cravath. On the same day, members of the Kraft finance, legal, compliance and human resources teams and Kraft’s advisors participated in multiple mutual business and legal due diligence conference calls with Heinz and its advisors.

On March 19, 2015, Mr. Zoghbi met with Messrs. Behring and Hees to discuss potential opportunities for the combined company. Additionally, Mr. Cahill and Mr. Behring participated in a conference call to further discuss the governance structure and business and operating strategy of the combined company, consistent with Mr. Cahill’s discussion with Messrs. Lemann and Telles earlier that week.

Also on March 19, 2015, Cravath provided initial drafts of the documents ancillary to the merger agreement, including the form of the new Kraft Heinz charter and the form of the new Kraft Heinz by-laws, which we collectively refer to as the Ancillary Transaction Documents.

On March 19, 2015 and March 20, 2015, representatives of Centerview, Lazard, Sullivan & Cromwell and Cravath discussed possible alternatives for a new board committee headed by Mr. Cahill. Based on and consistent with these discussions and further discussions they had with Mr. Cahill, representatives of Centerview and Sullivan & Cromwell outlined the framework for a new operations and strategy committee of the board of the combined company tasked with oversight of the integration process and the future strategy and ongoing operations of the combined company. This committee would be led by Mr. Cahill and include one member each of 3G Capital and Berkshire Hathaway.

Also on March 20, 2015 and March 21, 2015, Messrs. Cahill and Behring had calls during which they discussed the governance structure for the combined company, including the name for the combined company and the location of its headquarters.

On March 20, 2015, representatives of Cravath sent a further revised draft of the merger agreement to Sullivan & Cromwell. In the revised draft merger agreement, Heinz accepted an unqualified obligation to obtain the agreed equity investment, but was still proposing a termination fee of $1.5 billion payable by Kraft upon certain circumstances, which would be in addition to any other remedies available to Heinz, and an obligation for Kraft to reimburse reasonable and documented out-of-pocket fees and expenses of Heinz if the merger agreement was terminated due to a failure of Kraft to obtain shareholder approval for the proposed transaction (now subject to a cap of $20 million).

On March 21, 2015, representatives of each of Sullivan & Cromwell and Cravath had a number of discussions regarding the key remaining issues for the merger agreement, including, among other terms, the amount of the termination fee, whether such termination fee should be the sole and exclusive remedy of Heinz if paid, the expense fee payable if the merger agreement was terminated due to Kraft’s failure to obtain shareholder approval for the proposed transaction with Heinz, certain employee compensation and benefits matters and certain governance matters, including the name and location of headquarters of the combined company. During such discussions, the parties tentatively agreed, based on the prior direction provided by their respective clients, among other terms, to a termination fee of $1.2 billion, which would be the sole and exclusive remedy for Heinz if paid, and that if the merger agreement was terminated due to Kraft’s failure to obtain shareholder approval, Kraft would be obligated to reimburse Heinz for its reasonable and documented out-of-pocket fees and expenses up to a cap of $15 million.

On March 22, 2015, a representative of Lazard communicated to a representative of Centerview that the framework proposed for the operations and strategy committee of the combined board was acceptable to Heinz and 3G Capital.

Also on March 22, 2015, there was a meeting of the Kraft board. Ms. Rucker, Ms. Johnson May and representatives of each of Centerview, Bain and Sullivan & Cromwell were in attendance for various portions of the meeting. Mr. Cahill provided the Kraft board with an update on the status of the proposed transaction since the last board meeting on March 15, 2015. A representative of Sullivan & Cromwell reviewed with the Kraft board its fiduciary duties in considering such proposed transaction. The Kraft board reviewed with the advisors the due diligence conducted to date on Heinz, including business, legal and accounting due diligence, joint sessions on synergy opportunities, and Heinz’s due diligence investigation on Kraft. Mr. Cahill then reviewed the continuing discussion between Kraft and Heinz on governance topics and the business and operating strategy of the combined company, including his meeting in Munich with Messrs. Lemann and Telles on March 17, 2015. He also reviewed with the Kraft board the 2015 Financial Plan and an upside case to such plan developed by Kraft senior management reflecting various cost management initiatives, which we refer to as the Upside Case of the 2015 Financial Plan (the 2015 Financial Plan and the Upside Case of the 2015 Financial Plan being referred to collectively herein as the Financial Forecasts). Representatives of each of Centerview and Bain reviewed with the Kraft board a joint overview with each of their perspectives with respect to value creation and synergies expected from the transaction compared with the 2015 Financial Plan and the Upside Case of the 2015 Financial Plan. The representatives of Centerview reviewed with the Kraft board certain preliminary pro forma financial information for the combined company, including the pro forma per share valuation sensitivities, and Centerview’s preliminary valuation analyses. Following this review, the Kraft board discussed the likelihood of Kraft being able to achieve the Upside Case of the 2015 Financial Plan, particularly with respect to cost savings initiatives, on a standalone basis, and the likelihood that Heinz could achieve the synergies they had identified for the combined company. The representatives of Centerview also reviewed with the Kraft board the preliminary feedback received from the credit rating agencies. Representatives of Centerview then reviewed with the Kraft board the proposed governance structure for the combined company and related matters that were being negotiated by Kraft’s and Heinz’s advisors on behalf of their respective clients, including having co-corporate headquarters in Pittsburgh and the Chicago metro area, the makeup of the combined company’s board (five directors appointed by Kraft and three directors appointed by each of 3G Capital and Berkshire Hathaway), that Messrs. Hees and Behring would continue in their roles as CEO and Chairman, respectively, of the combined company and that Mr. Cahill would be the Vice Chairman of the combined company’s board which would establish an operations and strategy committee (comprised of Mr. Cahill and one member each of 3G Capital and Berkshire Hathaway), that John Pope would serve as chair of the combined company’s audit committee and the combined company’s name. Representatives of Sullivan & Cromwell then reviewed with the Kraft board the terms of the merger agreement, the possible amendment of Kraft’s bylaws to add an exclusive forum provision and the material terms of the Ancillary Transaction Documents. Mr. Cahill discussed with the Kraft board his and the other members of the Kraft senior executive team’s view of the proposed transaction. The Kraft board members discussed their views of the proposed transaction and directed Kraft senior management and Kraft’s advisors to work towards finalizing the terms and documentation regarding the proposed transaction during the following days. After Mr. Cahill left the meeting, the Kraft board also met in executive session with Ms. Rucker and representatives of Sullivan & Cromwell to discuss their views of the proposed transaction. Representatives of Centerview were present for a portion of the discussions.

On March 23, 2015, Mr. Cahill had a discussion with Mr. Behring and Mr. Buffett in which Mr. Buffett expressed to Mr. Cahill his views of, and commitment to, the proposed transaction.

Also on March 23, 2015, Kraft and Centerview executed a formal engagement letter.

On March 24, 2015, representatives of Sullivan & Cromwell sent a revised draft merger agreement to Cravath, which was in substantially final form, reflecting discussions among Kraft’s and Heinz’s respective advisors during the preceding days. The final remaining points on the draft merger agreement, along with the final remaining points on the Ancillary Transaction Documents, were agreed throughout the course of the day.

Also on March 24, 2015, the Kraft senior management reviewed the ongoing due diligence process and provided their perspectives on the Adjusted Heinz Forecasts to Centerview.

In the afternoon on March 24, 2015, there was a meeting of the Kraft board that was also attended by Ms. Rucker and representatives of each of Centerview and Sullivan & Cromwell. Mr. Cahill provided the Kraft board with an update on the status of the proposed transaction since the last Kraft board meeting on March 22, 2015. Representatives of Sullivan & Cromwell provided the Kraft board with an update on the legal due diligence review on Heinz, informed the Kraft board that the material terms of the merger agreement and the Ancillary Transaction Documents were consistent with the terms reviewed with the Kraft board during the March 22, 2015 board meeting and updated the Kraft board on the outcome of the terms in the merger agreement relating to employee compensation and benefits matters. Representatives of Centerview then updated the Kraft board on the resolution of the governance structure of the combined company and the results of due diligence conducted by certain of Kraft’s advisors. Representatives of Centerview informed the Kraft board that their financial analyses with respect to the combined company reflected their discussion with Kraft senior management of the results of the due diligence conducted by Kraft’s advisors. The representatives of Centerview then reviewed with the Kraft board Centerview’s financial analyses of the merger consideration and special dividend per share amount (taken together and not separately) payable to Kraft shareholders pursuant to the proposed transaction. A representative of Centerview then delivered to the Kraft board Centerview’s oral opinion, which was confirmed in writing later that day, that as of March 24, 2015 and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in its written opinion, the Consideration is fair, from a financial point of view, to the holders of shares of Kraft’s common stock (other than Excluded Shares). For a detailed discussion of Centerview’s opinion, please see below under the section entitled “Opinion of Kraft’s Financial Advisor.” The Kraft board then engaged in discussion regarding the terms of the merger agreement, the merger and the other transactions contemplated thereby and considered whether they are fair to, and in the best interest of, Kraft and its shareholders. After discussion, the Kraft board unanimously adopted a resolution concluding that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kraft and its shareholders, approving and declaring it advisable that Kraft enter into the merger agreement and adopting the merger agreement, the merger and the transactions contemplated thereby. The Kraft board also unanimously adopted a resolution recommending that the shareholders of Kraft approve the merger agreement and approve and/or adopt such other matters that are submitted for their approval and/or adoption (as the case may be) in connection with the merger agreement. The Kraft board also further discussed amongst themselves which Kraft directors would serve on the board of directors of the combined company and agreed that John Cahill, L. Kevin Cox, Jeanne Jackson, Mackey McDonald and John Pope would be the five current Kraft directors that should be on the board of directors of the combined company. In addition, the Kraft board unanimously adopted resolutions to amend the Amended and Restated By-laws of Kraft to add an exclusive forum provision.

On March 24, 2015, following the Kraft board call, Kraft, Heinz, merger sub I and merger sub II executed the merger agreement.

On March 25, 2015, before the opening of trading on NASDAQ, Kraft and Heinz issued a joint press release announcing the execution of the merger agreement.

Recommendation of the Kraft Board; Kraft’s Reasons for the Merger

At a meeting held on March 24, 2015, the Kraft board unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kraft and its shareholders, (ii) approved and declared it advisable that Kraft enter into the merger agreement and (iii) adopted the merger agreement, the merger and the transactions contemplated thereby.

In the course of reaching its recommendation, the Kraft board consulted with Kraft’s senior management and its financial advisor, Centerview, and outside legal counsel, Sullivan & Cromwell, and considered a number of factors, both positive and negative, and potential benefits and detriments of the merger to Kraft and its shareholders. The Kraft board believes that Kraft has made significant progress as a company since its separation from Mondelez International, Inc. in 2012, but that Kraft has not yet realized its full potential—and that a combination with Heinz offers a scaled, global platform to realize such full potential as part of the combined company.

The decision of the Kraft board to enter into the merger agreement was the result of careful consideration by the Kraft board of numerous factors weighing positively in favor of the merger, including the following material factors:

•	the Kraft board’s understanding of the respective businesses, operations, financial condition, earnings, strategy and prospects of Kraft and Heinz, including the report of Kraft’s management and Kraft’s advisors on the results of their due diligence review of Heinz and its assets, liabilities, earnings and financial condition, as well as Kraft’s and Heinz’s historical and projected financial performance;

•	the fact that, since the merger consideration will consist of Heinz stock, Kraft shareholders will own approximately 49% of the combined company and have the opportunity to participate in the future earnings and expected growth of the combined company and any future appreciation in the value of the combined company’s common stock should they decide to retain the common stock payable in the merger;

•	the synergies and other benefits to the combined company that could result from the merger, including an enhanced competitive and financial position, increased diversity and depth in its product line and geographic areas (providing for significant international growth opportunities) and the potential to realize, according to Heinz management, an estimated $1.5 billion in annual cost savings from the increased scale of the new organization, the sharing of best practices and cost reductions by the end of 2017;

•	the investing and operating track record of Berkshire Hathaway and 3G Capital, including 3G Capital’s strong track record in achieving significant cost reduction and margin improvement in companies under its management;

•	the risk, based on prior experience at Kraft and in the consumer product goods industry generally, that Kraft may not be able to achieve the significant cost savings contained in the Upside Case of the 2015 Financial Plan on a standalone basis;

•	the fact that the special dividend of $16.50 per share which will be paid in cash to shareholders of record immediately prior to the closing represents 27% of Kraft’s closing price as of March 24, 2015 (the last trading date prior to announcement of the merger), giving Kraft shareholders an opportunity to realize value at closing for a portion of their investment in Kraft common stock;

•	the negotiations that took place between the parties resulting in an increase from Heinz’s initial expression of interest on February 8, 2015, pursuant to which Kraft shareholders would own 47% of the combined company and receive a special dividend of $12.50 in cash per share, to Heinz’s “best and final” offer that was accepted by Kraft and pursuant to which Kraft shareholders would own 49% of the combined company and receive a special dividend of $16.50 in cash per share;

•	the opinion of Centerview rendered to the Kraft board on March 24, 2015, which was subsequently confirmed by delivery of a written opinion dated such date, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in Centerview’s written opinion, the merger consideration and special dividend (taken together and not separately) to be paid to the holders of Kraft common stock (other than holders of deferred and restricted shares and stock held by Heinz or its affiliates) was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement/prospectus entitled “—Opinion of Kraft’s Financial Advisor”;

•	that under the merger agreement, Kraft is permitted to declare and pay regular quarterly dividends on its common stock, including increases consistent with past practice;

•	the expectation by Kraft and Heinz management that the merger will not increase the debt levels of the combined company and that the combined company is expected to have an investment grade credit rating;

•	the post-closing governance structure of the combined company, including the following provisions of the merger agreement:

•	John Cahill, the current Chairman of the Kraft board, will be the Vice Chairman of the combined company’s board of directors;

•	the combined company’s board of directors will have five directors who are currently members of the Kraft board and three directors selected by each of 3G Capital and Berkshire Hathaway, including Warren Buffett, Chairman and CEO of Berkshire Hathaway, and Alexandre Behring (who will serve as Chairman of the board), Jorge Paulo Lemann and Marcel Telles, three of the founding partners of 3G Capital;

•	the combined company will have co-corporate headquarters, one in the Chicago metropolitan area and one in Pittsburgh; and

•	the combined company will be named The Kraft Heinz Company;

•	the Kraft board’s view of the capability and likelihood for other potential counterparties to emerge, and that while the merger agreement contains a covenant prohibiting Kraft from soliciting third party acquisition proposals, it permits the Kraft board to change or withdraw its recommendation in favor of the merger agreement in connection with a superior proposal or for any other reason, or to discuss, negotiate and enter into an agreement with a third party providing for a superior proposal, in each case if the Kraft board determines in good faith, after consultation with its legal and financial advisors, that the failure to do so would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, in the case of entry into an agreement for a superior proposal and certain changes of recommendation, subject to the payment by Kraft of a termination fee of $1.2 billion;

•	the Kraft board’s determination, based on discussions with its financial advisor and outside legal counsel, that the payment by Kraft in certain circumstances of a $1.2 billion termination fee (or the obligation to reimburse Heinz’s expenses in certain circumstances, up to cap of $15 million, which is credited against the termination fee if the termination fee is later payable), is reasonable and customary in size in transactions similar to the merger;

•	the ability of Kraft and Heinz to complete the merger in a timely manner, including the lack of any financing conditionality in the merger agreement, Kraft’s ability to specifically enforce Heinz’s obligations under the merger agreement, including to cause Heinz to enforce its equity investment commitments from 3G Capital and Berkshire Hathaway, and the strong contractual commitments of both parties with respect to the regulatory approvals required to complete the merger;

•	the fact that the merger and the subsequent mergers of Kraft with merger sub I and subsequently merger sub II are intended to be treated as a single integrated transaction that is expected to qualify as a “reorganization” within the meaning of the Code and that the Kraft shareholders’ receipt of stock of the combined company in the merger is not expected to be taxable to them;

•	the fact that the merger is subject to the approval of Kraft shareholders;

•	the other material terms and conditions of the merger agreement, including, among other things, the representations, warranties and covenants of the parties, the conditions to closing of the merger and the parties’ termination rights; and

•	the strategic review undertaken by the Kraft board and management and their view of the current and prospective competitive climate of the food and beverages industry in which Kraft and Heinz operate, including increasing competition, potential consolidation of other industry participants and the impact of such factors on the strategic alternatives reasonably available to Kraft if it did not pursue the merger.

In the course of its deliberations, the Kraft board also identified and considered a variety of risks and countervailing factors weighing negatively against the merger, including the following:

•	the risk that the significant synergies and other benefits expected to result from the transaction may not be fully realized;

•	the risk that governmental entities may impose conditions on Kraft and Heinz that may adversely impact the ability of the combined company to realize the expected synergies and other benefits to the combined company;

•	the challenges inherent in combining the businesses, operations and workforces of Kraft and Heinz, including the potential for unforeseen difficulties in integrating operations and systems and the possible distraction of management attention for an extended period of time;

•	the possible disruption to Kraft’s business that may result from the announcement of the transaction and the risk that, despite the efforts of Kraft prior to the consummation of the merger, Kraft and Heinz may not be able to retain key personnel during the transition and/or following the merger;

•	the potential for management focus and resources being diverted from operational matters and other strategic opportunities prior to closing and abiding by the terms of the merger agreement restricting the operation of Kraft’s business during the period between the signing of the merger agreement and the completion of the merger, which could lead to the loss of business opportunities for Kraft;

•	the risk that Heinz’s financial profile could change between the date of the merger agreement and the completion of the merger, which could impact the value of the combined company’s common stock that Kraft shareholders will receive as consideration;

•	the risk that the termination fee of $1.2 billion to be paid to Heinz if the merger agreement is terminated under circumstances specified in the merger agreement may discourage other parties that may otherwise have an interest in a business combination with Kraft (see the section of this proxy statement/prospectus entitled “The Merger Agreement—Description of the Merger Agreement—Expenses and Termination Fees; Liability for Breach”);

•	the terms of the merger agreement that place limitations on the ability of Kraft to solicit, initiate, knowingly encourage or facilitate any inquiry, discussion, offer or request that would reasonably be expected to result in proposals for alternative business combination transactions and to furnish non-public information to, or engage in discussions or negotiations with, a third party interested in pursuing an alternative business combination transaction (see the section of this proxy statement/prospectus entitled “The Merger Agreement—Description of the Merger Agreement—No Solicitation of Takeover Proposals”);

•	the substantial costs to be incurred in connection with the transaction, including the costs of integrating the businesses of Kraft and Heinz and the transaction expenses arising from the merger;

•	the risk that Kraft’s shareholders may vote against approval of the merger agreement; and

•	the risks of the type and nature described in the section of this proxy statement/prospectus entitled “Risk Factors.”

The Kraft board also considered the interests that the executive officers and directors of Kraft have with respect to the merger in addition to their interests as shareholders of Kraft generally (see the section of this proxy statement/prospectus entitled “Financial Interests of Kraft’s Directors and Executive Officers in the Merger”).

Although the foregoing discussion sets forth the material factors considered by the Kraft board in reaching its recommendation, it is not intended to be exhaustive and may not include all of the factors considered by the Kraft board, and each director may have considered different factors or given different weight to each factor. The above factors are not presented in any order of priority. In view of the variety of factors, the amount of information and the complexity of the matters considered, the Kraft board did not find it practicable to, and did not, make specific assessments of, or assign relative weights to, the specific factors considered in reaching its recommendation. The explanation of the reasoning of the Kraft board and certain information presented in this section are forward-looking in nature and should be read in light of the factors discussed in the section of this proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.”

After careful consideration, the Kraft board unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kraft and its shareholders, (ii) approved and declared it advisable that Kraft enter into the merger agreement and (iii) adopted the merger agreement, the merger and the transactions contemplated thereby. Accordingly, the Kraft board unanimously recommends that the Kraft shareholders vote (i) “FOR” approval of the merger agreement and (ii) “FOR” all other proposals described in this proxy statement/prospectus submitted for shareholder approval in connection with the merger agreement.

Opinion of Kraft’s Financial Advisor

On March 24, 2015, Centerview rendered to the Kraft board its oral opinion, subsequently confirmed in a written opinion dated as of such date, to the effect that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in Centerview’s written opinion, the Consideration to be paid to the holders of the Kraft common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated March 24, 2015, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex B to this proxy statement/prospectus. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Kraft board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction, and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of the Kraft common stock (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the Transaction and does not constitute a recommendation to any shareholder of Kraft or any other person as to how such shareholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety. Below is a description of the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	the merger agreement;

•	Annual Reports on Form 10-K of Kraft for the fiscal years ended December 27, 2014, December 28, 2013 and December 29, 2012 and the Annual Report on Form 10-K of H. J. Heinz Corporation II for the fiscal year ended December 28, 2014;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Kraft and H. J. Heinz Corporation II;

•	certain publicly available research analyst reports for Kraft;

•	certain other communications from Kraft to its shareholders;

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Kraft, including certain financial forecasts, analyses and projections relating to Kraft prepared by management of Kraft and furnished to Centerview by Kraft for purposes of Centerview’s analysis (which are referred to in this summary of Centerview’s opinion as the Kraft Forecasts (the

Kraft Forecasts are summarized in this proxy statement/prospectus under the section entitled “Certain Forecasts”) and which information we collectively refer to in this summary of Centerview’s opinion as the Kraft Internal Data);

•	certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Heinz (which we refer to collectively in this summary of Centerview’s opinion as the Heinz Internal Data);

•	certain financial information relating to Heinz prepared by management of Heinz, which was furnished to Centerview by Kraft and was adjusted, at Kraft’s direction and for purposes of Centerview’s analysis, by Centerview and Bain (which, as so adjusted, we refer to in this summary of Centerview’s opinion as the Adjusted Heinz Forecasts); and

•	certain cost savings and operating synergies projected by the management of Heinz to result from the Transaction, which was furnished to Centerview by Kraft and was adjusted, at Kraft’s direction and for purposes of Centerview’s analysis, by Bain to take into account that a meaningful amount attributable to the cost savings and operating synergy elements projected by the management of Heinz to result from the transaction were also included in the Kraft Forecasts and in the other Kraft Internal Data (which, as so adjusted, we refer to in this summary of Centerview’s opinion as the Synergies).

Centerview also conducted discussions with members of the senior management and representatives of Kraft and Heinz regarding their assessment of Kraft Internal Data, the Heinz Internal Data, the Adjusted Heinz Forecasts and the Synergies, as appropriate, and the strategic rationale for the Transaction. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant and compared that data with relevant data for Kraft and Heinz. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Kraft’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Kraft’s direction, that the Kraft Internal Data (including, without limitation, the Kraft Forecasts), the Adjusted Heinz Forecasts and the Synergies were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Kraft as to the matters covered thereby, and that the Heinz Internal Data was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Heinz as to the matters covered thereby, and Centerview relied, at Kraft’s direction, on the Kraft Internal Data (including, without limitation, the Kraft Forecasts), the Heinz Internal Data, the Adjusted Heinz Forecasts and the Synergies for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Kraft Internal Data, the Heinz Internal Data, the Adjusted Heinz Forecasts or the Synergies or the assumptions on which any of them were based. In addition, at Kraft’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Kraft or Heinz, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Kraft or Heinz. Centerview also assumed, at Kraft’s direction, that the Transaction will be consummated on the terms set forth in the merger agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to Centerview’s analysis or opinion. Centerview further assumed, at Kraft’s direction, that (i) the merger and the subsequent merger will be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of the Code, (ii) Heinz and Kraft will each be a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) the merger agreement is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Kraft or Heinz, or the ability of Kraft or Heinz to pay their respective obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Kraft’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Kraft or in which Kraft might engage. Centerview did not undertake a third-party solicitation process on Kraft’s behalf regarding a potential transaction with Kraft. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the Kraft common stock (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the merger agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Kraft or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Kraft or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to holders of the Kraft common stock pursuant to the merger agreement or otherwise. Centerview’s opinion, as expressed therein, related, in part, to the relative values of Kraft and Heinz. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview expressed no view or opinion as to what the value of the shares of Kraft Heinz common stock will actually be when issued pursuant to the Transaction or the prices at which the shares of Kraft common stock or the shares of Kraft Heinz common stock will trade or otherwise be transferable at any time, including following the announcement or consummation of the Transaction. Centerview’s opinion does not constitute a recommendation to any shareholder of Kraft or any other person as to how such shareholder or other person should vote with respect to the merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Kraft board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Kraft board in connection with Centerview’s opinion, dated March 24, 2015. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Kraft or Heinz, or the relative value of Kraft and Heinz. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Kraft or any other parties to the Transaction. None of Kraft, Heinz, merger sub I, merger sub II, 3G Capital, Berkshire Hathaway or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Kraft or Heinz do not purport to be appraisals or reflect the prices at which Kraft or Heinz may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 23, 2015 (the trading day prior to the Kraft board meeting at which Kraft’s directors voted to approve the merger) and is not necessarily indicative of current market conditions. The implied per share equity value ranges for Kraft common stock described below were based on Kraft’s fully diluted outstanding shares calculated on a treasury stock method basis (taking into account in-the-money options, warrants and other convertible securities) based on information provided by Kraft management.

Relative Valuation Analysis

Centerview performed a relative valuation analysis of the implied equity value of Kraft (after giving effect to the special dividend) to the implied common equity value of Heinz (after giving effect to the equity investment) based on the following valuation methodologies.

Selected Trading Multiples Analysis—Kraft

Centerview reviewed and compared certain financial information, ratios and multiples for Kraft to corresponding financial information, ratios and multiples for the following publicly traded companies in the food and beverage industry that Centerview, based on its experience and professional judgment, deemed comparable for purposes of its analysis (which we refer to as the selected companies):

Mega-Cap Companies	North American Packaged Food Companies	Focused Scale Companies
• Nestlé S.A. • PepsiCo, Inc. • Unilever PLC • Mondelēz International, Inc. • Groupe Danone S.A.	• Kraft Foods Group, Inc. • General Mills, Inc • The Kellogg Company • ConAgra Foods, Inc. • Campbell Soup Company	• Hormel Foods Corporation • The J. M. Smucker Company • McCormick & Company

Although none of the other selected companies is directly comparable to Kraft and/or Heinz, Centerview chose the selected companies because they are publicly traded companies with certain operational and financial characteristics (including, but not limited to, the size, business lines and geographic footprint of the respective companies), which, for purposes of its analyses, Centerview considered to be similar to those of Kraft and/or Heinz.

In performing this analysis, Centerview utilized information it obtained from SEC filings, FactSet (a data source containing historical and estimated financial data), I/B/E/S (Institutional Brokers’ Estimate System), closing stock prices on March 23, 2015, and the Kraft Forecasts summarized in this proxy statement/prospectus under the section entitled “Certain Forecasts”. With respect to each of the selected companies, Centerview calculated the following ratios and multiples: enterprise value (calculated as the equity value (taking into account in-the-money options and other equity awards and convertible securities) plus the book value of debt and preferred equity, less cash and cash equivalents and short-term investments, plus estimated value of minority interests, less estimated value of equity investments) as a multiple of 2015 calendar year estimated earnings before interest, taxes, depreciation and amortization, or EBITDA; and the ratio of closing stock price on March 23, 2015 to 2015 calendar year estimated earnings per share, or EPS (a ratio commonly referred to as a price to earnings ratio, or P/E). In performing these calculations, Centerview excluded certain one-time expenses and non-recurring charges and adjusted for certain announced transactions.

The results of this analysis are summarized below:

	Enterprise Value / EBITDA CY 2015E	P/E CY 2015E
Overall Mean	12.6x	20.1x
Overall Median	12.7x	20.6x
Kraft	12.7x	19.9x

Based on its experience and professional judgment, for purposes of its analysis Centerview selected reference ranges of multiples of enterprise value to 2015 calendar year estimated EBITDA of 12.5x to 13.0x and ratios of closing stock price on March 23, 2015 to 2015 calendar year estimated EPS of 20.0x to 21.0x. In selecting these reference ranges, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of Kraft and the selected companies that could affect the public trading values in order to provide a context in which to consider the results of the quantitative analysis. Using these reference ranges and the Kraft Forecasts, Centerview calculated the following implied ranges of equity values for Kraft (after giving effect to the special dividend): based on Kraft’s 2015 calendar year estimated operating EBITDA of approximately $3.601 billion, as set forth in the Financial Forecasts, Centerview calculated an implied range of equity values for Kraft of approximately $26.4 to $28.2 billion (which Centerview noted implied a range of approximately $60.75 to $63.75 per share of Kraft common stock, including the special dividend) and based on Kraft’s 2015 calendar year estimated operating EPS of $3.12, Centerview calculated an implied range of equity values for Kraft of approximately $27.4 to $29.3 billion (which Centerview noted implied a range of approximately $62.50 to $65.50 per share of Kraft common stock, including the special dividend).

Selected Transaction Multiples Analysis—Kraft

Centerview analyzed certain information relating to selected large-scale transactions since 2000 in the food and beverages industry that Centerview, based on its experience and professional judgment, deemed relevant for purposes of its analysis. These transactions, which we refer to as the selected transactions, were as follows:

Date Announced	Target	Acquiror
May 2014	The Hillshire Brands Company	Tyson Foods, Inc.

February 2013	H. J. Heinz Company	3G Capital and Berkshire Hathaway

November 2012	Ralcorp Holdings, Inc.	ConAgra Foods, Inc

November 2010	Del Monte Foods	Funds affiliated with Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners and Centerview Capital, L.P.

January 2010	Cadbury plc	Kraft Foods Inc. (prior to Kraft’s separation from Mondelēz International, Inc.)

January 2010	North American Frozen Pizza Business of Kraft Food Global, Inc.	Nestlé S.A.

July 2008	Anheuser-Busch	InBev

April 2008	Wm. Wrigley Jr. Company	Mars, Incorporated

July 2007	Biscuits Division of Groupe Danone S.A.	Kraft Foods Inc. (prior to Kraft’s separation from Mondelēz International, Inc.)

January 2001	Ralston Purina Company	Nestlé S.A.

December 2000	IBP, Inc.	Tyson Foods Inc.

December 2000	The Quaker Oats Company	PepsiCo, Inc.

October 2000	Keebler Foods Company	Kellogg Company

July 2000	The Pillsbury Company	General Mills, Inc

June 2000	Nabisco Holdings Corp.	Philip Morris Companies Inc.

June 2000	Bestfoods	Unilever plc

No company or transaction used in this analysis is identical or directly comparable to Kraft or Heinz or the Transaction. The companies included in the selected transactions are companies that were selected, among other reasons, because they have certain characteristics that, for the purposes of this analysis, Centerview considered to be similar to certain characteristics of Kraft. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse, and there are inherent differences in the business, operations, financial conditions and prospects of Kraft, Heinz and the companies included in the selected transactions.

For each of the selected transactions, based on information it obtained from SEC filings, Wall Street research, S&P Capital IQ and ThomsonOne, Centerview calculated the ratios of enterprise value (based upon announced transaction value and including the target’s outstanding net debt) as a multiple of EBITDA for, where available, the most recently ended four quarters prior to announcement of the transaction, or LTM EBITDA. In performing these calculations, Centerview adjusted EBITDA for the target companies to exclude one-time expenses and non-recurring charges.

The results of this analysis are summarized as follows:

Enterprise Value as a Multiple of EBITDA
75th Percentile	14.3x

Mean	13.1x

Median	13.1x

25th Percentile	11.7x

Based on its professional judgment and experience, for purposes of its analysis Centerview selected a reference range of multiples of enterprise (transaction) value to 2015 calendar year estimated EBITDA of 13.0x to 15.0x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of Kraft and the companies included the selected transactions and other factors that could affect the public trading, acquisition or other values of such companies or Kraft. Using this reference range and Kraft’s 2015 calendar year estimated operating EBITDA of approximately $3.601 billion, as set forth in the Financial Forecasts, Centerview calculated a range of implied equity values for Kraft (after giving effect to the special dividend) of approximately $28.2 to $35.4 billion (which Centerview noted implied a range of approximately $63.75 to $75.50 per share of Kraft common stock, including the special dividend).

Discounted Cash Flows Analysis—Kraft

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Centerview performed two discounted cash flow analyses of Kraft, one using the 2015 Financial Plan reflected in the Kraft Forecasts and one using the Upside Case of the 2015 Financial Plan reflected in the Kraft Forecasts. In performing these analyses, Centerview calculated a range of the implied present values of the standalone, unlevered, after-tax free cash flows of Kraft reflected in the 2015 Financial Plan and reflected in the Upside Case of the 2015 Financial Plan, as applicable, for calendar years 2015 through 2019 using discount rates ranging from 6.75% to 7.25%, reflecting Centerview’s analysis of Kraft’s weighted average cost of capital, or WACC, using the mid-year convention. This range of discount rates was determined based on Centerview’s analysis of Kraft’s weighted average cost of capital, derived using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its experience and professional judgment, taking into account certain metrics including levered and unlevered beta, tax rates, the market risk and size premia and yields for U.S. treasury bonds. At the direction of Kraft management, and for purposes of Centerview’s analysis, Centerview extrapolated Kraft’s 2019 calendar year prospective financial data by holding revenue growth and other key assumptions constant from prospective financial data for 2018 prepared by Kraft management. Centerview also calculated a terminal value for Kraft using the standalone, unlevered, after tax free cash flow for calendar year 2019 reflected in the 2015 Financial Plan and reflected in the Upside Case of the 2015 Financial Plan, as applicable, and a perpetuity growth rate of 2.5%. The terminal value was then discounted to present value, using discount rates ranging between 6.75% to 7.25%. Centerview then added the range of implied present values of the standalone, unlevered, after-tax free cash flows for calendar years 2015 through 2019 to the present value of the terminal value to derive ranges of implied equity values for Kraft (after giving effect to the special dividend) of approximately $31.3 to $37.2 billion (which Centerview noted implied a range of approximately $69.00 to $78.75 per share of Kraft common stock, including the special dividend) utilizing the 2015 Financial Plan and approximately $34.1 to $40.2 billion (which Centerview noted implied a range of approximately $73.50 to $83.75 per share of Kraft common stock, including the special dividend) utilizing the Upside Case of the 2015 Financial Plan.

Selected Trading Multiples Analysis—Heinz

Centerview reviewed and compared certain financial information, ratios and multiples for Heinz to the corresponding financial information, ratios and multiples of the selected companies as described above under the subtitle “Selected Trading Multiples Analysis—Kraft”.

Based on its experience and professional judgment, for purposes of its analysis Centerview selected reference ranges of multiples of enterprise value to 2015 estimated EBITDA and multiples of 2015 estimated net income. In selecting these reference ranges, Centerview made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of Heinz and the selected companies that could affect the public trading values in order to provide a context in which to consider the results of the quantitative analysis. Using these reference ranges and the Adjusted Heinz Forecasts, Centerview calculated the following implied ranges of common equity values for Heinz (after giving effect to the equity investment): based on 2015 estimated EBITDA of approximately $3.073 billion, as set forth in the Adjusted Heinz Forecasts, Centerview calculated an implied range of common equity values for Heinz of approximately $30.7 to $33.8 billion and based on estimated adjusted 2015 net income of $1.335 billion (pro forma for the refinancing of preferred equity), Centerview calculated an implied range of common equity values for Heinz of approximately $36.7 to $38.0 billion.

Selected Transaction Multiples Analysis—Heinz

Centerview performed a transaction multiples analysis of Heinz by analyzing the selected transactions as described above under the subtitle “Selected Transaction Multiples Analysis—Kraft”.

Based on its experience and professional judgment, for purposes of its analysis Centerview selected a reference range of multiples of enterprise (transaction) value to 2015 estimated EBITDA. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of Heinz and the companies included the selected transactions and other factors that could affect the public trading, acquisition or other values of such companies or Heinz. Using this reference range and the Heinz 2015 estimated EBITDA of $3.073 billion as set forth in the Adjusted Heinz Forecasts, Centerview calculated a range of implied common equity values for Heinz (after giving effect to the equity investment) of approximately $30.7 to $36.9 billion.

Discounted Cash Flow Analysis—Heinz

Centerview performed a discounted cash flow analysis of Heinz based on the Adjusted Heinz Forecasts. In performing this analysis, Centerview calculated a range of the implied present values of the standalone, unlevered, after-tax free cash flows of Heinz reflected in the Adjusted Heinz Forecasts for 2015 through 2019 using discount rates ranging from 6.75% to 7.25%, reflecting Centerview’s analysis of Heinz’s WACC, using the mid-year convention. This range of discount rates was determined based on Centerview’s analysis of Heinz’s weighted average cost of capital, derived using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its experience and professional judgment, taking into account certain metrics including levered and unlevered beta, tax rates, the market risk and size premia and yields for U.S. treasury bonds. Centerview also calculated a terminal value for Heinz using the standalone, unlevered, after tax free cash flow for 2019 reflected in the Adjusted Heinz Forecasts and a perpetuity growth rate of 2.5%. The terminal value was then discounted to present value using discount rates ranging between 6.75% to 7.25%. Centerview then added the range of implied present values of the standalone, unlevered, after-tax free cash flows for 2015 through 2019 to the present value of the terminal value to derive a range of implied common equity values for Heinz (after giving effect to the equity investment) of approximately $38.3 to $44.0 billion.

Relative Value Analysis

Centerview then calculated ranges of the implied relative ownership of the Kraft shareholders in the combined company after giving effect to the Transaction under each of the above valuation analyses, without giving effect to any Synergies, by calculating the low point of the range for each such analysis by dividing the low implied equity value of Kraft from such analysis by the sum of such low implied equity value of Kraft and the high implied common equity value of Heinz from the corresponding analysis and calculating the high point of the range for each such analysis by dividing the high implied equity value of Kraft from such analysis by the sum of such high implied equity value of Kraft and the low implied common equity value of Heinz from the corresponding analysis. In addition, for each of the above valuation analyses Centerview calculated a range of implied exchange ratios based on the number of shares of outstanding Kraft common stock as of March 19, 2015 and the number of shares of outstanding Heinz common stock as of March 19, 2015 (adjusted by the pre-closing Heinz share conversion). The following table sets forth the ranges of implied relative ownership and implied exchange ratios calculated by Centerview in this analysis:

Valuation Methodology		Range of Implied Ownership of the Combined Company by Former Kraft Shareholders	Range of Implied Exchange Ratios
Trading Multiples Analysis	Enterprise Value / 2015 Estimated EBITDA	43.9% – 47.9%	0.813x – 0.956x
	Stock Price / 2015 Estimated EPS	41.9% – 44.4%	0.751x – 0.832x

Transaction Multiples Analysis	Enterprise Value / 2015 Estimated EBITDA	43.3% – 53.5%	0.796x – 1.200x

Discounted Cash Flow Analysis	2015 Financial Plan	41.6% – 49.3%	0.742x – 1.011x
	Upside Case of the 2015 Financial Plan	43.7% – 51.2%	0.807x – 1.094x

Centerview compared the above ranges of implied relative ownership to 49%, the relative ownership of the combined company that the former Kraft shareholders would have after giving effect to the merger as contemplated by the Merger Agreement. Centerview also compared the above ranges of implied exchange ratios to 1.000x, the exchange ratio for the merger.

Centerview also performed the relative value analysis giving effect to net cost Synergies. For purposes of this analysis, Centerview calculated the ranges of implied relative ownership of the Kraft shareholders of the combined company by allocating a low of 50% and a high of 65% of these Synergies to Kraft. The following table sets forth the ranges of implied relative ownership and implied exchange ratios calculated by Centerview in this analysis:

Valuation Methodology		Range of Implied Ownership of the Combined Company by Former Kraft Shareholders	Range of Implied Exchange Ratios
Trading Multiples Analysis	Enterprise Value / 2015 Estimated EBITDA	45.0% – 51.1%	0.852x – 1.089x
	Stock Price / 2015 Estimated EPS	43.3% – 48.0%	0.796x – 0.961x

Transaction Multiples Analysis	Enterprise Value / 2015 Estimated EBITDA	44.5% – 55.5%	0.835x – 1.300x

Discounted Cash Flow Analysis	2015 Financial Plan	42.9% – 51.7%	0.783x – 1.115x
	Upside Case of the 2015 Financial Plan	44.6% – 53.3%	0.838x – 1.188x

Centerview compared the above ranges of implied relative ownership to 49%, the approximate ownership of the combined company that the Kraft shareholders would have after giving effect to the Transaction. Centerview also compared the above ranges of implied exchange ratios to 1.000x, the exchange ratio for the merger.

Centerview noted for the Kraft board certain additional factors solely for informational purposes, including, among other things, the following:

•	Historical Stock Trading Analysis. Centerview reviewed the historical trading prices for Kraft common stock since the completion of Kraft’s separation from Mondelēz International, Inc. in October 2012. Centerview noted that the 52-week trading range (intraday trading high and low) implied an equity value range for Kraft (after giving effect to the special dividend) of approximately $21.9 to $30.7 billion (which Centerview noted implied a range of approximately $53.33 to $67.74 per share of Kraft common stock, including the special dividend), but also noted that historical trading range analysis is not a valuation methodology and that such analysis was presented for reference purposes only and not as a component of its fairness analyses.

•	Analyst Price Targets. Centerview reviewed stock price targets for Kraft common stock, based on information it obtained from publicly available Wall Street research analyst reports and FactSet. Centerview noted that the analyst price targets reflected an equity value range for Kraft (after giving effect to the special dividend) of approximately $23.6 to $33.9 billion (which Centerview noted implied a range of approximately $56.00 to $73.00 per share of Kraft common stock, including the special dividend), but also noted that analyst price targets are not a valuation methodology and that such analysis was presented for reference purposes only and not as a component of its fairness analyses.

•	Illustrative Present Value of the Transaction. Centerview analyzed the illustrative present value of the Transaction based on a number of valuation methodologies and assumptions, and based on Centerview’s experience and professional judgment. Based on this analysis, Centerview calculated an implied range of equity values for Kraft (after giving effect to the special dividend) of approximately $32.8 to $43.3 billion (which Centerview noted implied a range of approximately $71.25 to $88.50 per share of Kraft common stock, including the special dividend).

•	Contribution Analysis. Centerview performed a contribution analysis of Kraft and Heinz in which Centerview reviewed the relative contributions of Kraft and Heinz to the estimated EBITDA, earnings before interest and taxes, or EBIT, and net income of the combined company for 2015 and 2016, both excluding and including any Synergies. In performing this analysis, at the direction of Kraft’s management, Centerview utilized the Upside Case of the 2015 Financial Plan for 2015, the Upside Case of the 2015 Financial Plan for 2016, and the Adjusted Heinz Forecasts, adjusted to reflect the pro forma refinancing of Heinz’s preferred equity. The implied relative contribution percentages calculated by Centerview in performing this analysis for Kraft, excluding synergies, ranged from 54.0% to 58.9%.

Centerview then performed a contribution analysis of Kraft and Heinz on the same basis as described above but giving effect to the Synergies. The implied relative contribution percentages calculated by Centerview in performing this analysis for Kraft ranged from 50.9% (before a synergy contribution of 5.8%) to 54.9% (before a synergy contribution of 6.9%).

Centerview compared the implied percentages based on EBITDA and EBIT to 55%, which represented the contribution of Kraft to the combined company’s enterprise value. In addition, Centerview compared the implied percentages based on net income to 67%, which represented the implied ownership of the Kraft shareholders in the combined company’s equity value without giving effect to the equity investment or the special dividend.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Kraft board in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Kraft board or management with respect to the Consideration or as to whether the Kraft board would have been willing to determine that a different consideration was fair. The consideration for the Transaction was determined through arm’s-length negotiations between Kraft and Heinz and was approved by the Kraft board. Centerview provided advice to Kraft during these negotiations. Centerview did not, however recommend any specific amount of consideration to Kraft or the Kraft board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. Over the past two years, Centerview has from time to time assisted the Kraft board and Kraft senior management in evaluating Kraft’s long-term strategy and financial outlook. Centerview has not received any compensation for such services because no transactions were executed in connection therewith. In the past two years, Centerview has not provided any financial advisory or other services to Heinz, merger sub I, merger sub II, 3G Capital, or Berkshire Hathaway (3G Capital and Berkshire Hathaway are each affiliates of Heinz), for which Centerview has received any compensation, except that in 2013 Centerview acted as financial advisor to H. J. Heinz Company in connection with its sale to an investment consortium comprised of Berkshire Hathaway and an investment fund affiliated with 3G Capital, and Centerview received compensation of approximately $36 million for such services. In addition, in the ordinary course of Centerview’s business, Centerview may have provided, and may be providing, financial advisory or other services to companies in which 3G Capital or its affiliates, or Berkshire Hathaway or its affiliates, have a non-controlling investment. Centerview may provide financial advisory and other services to or with respect to Kraft, Heinz, 3G Capital, Berkshire Hathaway or their respective affiliates (including portfolio companies of 3G Capital and Berkshire Hathaway) in the future, for which Centerview may receive compensation. Certain entities affiliated with 3G Capital are limited partners in Centerview Capital, L.P., which we refer to as Centerview Capital, an investment fund separate from Centerview is focused on the consumer sector. Certain partners of Centerview are also partners in the ultimate general partner and the manager of Centerview Capital, and serve on Centerview Capital’s investment committee. Certain (i) of Centerview and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Kraft, Heinz, 3G Capital, Berkshire Hathaway or any of their respective affiliates (including portfolio companies and affiliated funds of 3G Capital and portfolio companies of Berkshire Hathaway), or any other party that may be involved in the Transaction.

The Kraft board selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

In connection with Centerview’s services as the financial advisor to the Kraft board, Kraft has agreed to pay Centerview an aggregate fee expected to be approximately $60 million, $10 million of which was payable upon the rendering of Centerview’s opinion and the balance of which is payable contingent upon consummation of the

Transaction. In addition, Kraft has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Certain Forecasts

Neither Kraft nor Heinz publicly discloses forecasts or projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates. As a result, neither Kraft nor Heinz endorses the unaudited prospective financial information set forth below as a reliable indication of future results. The limited unaudited prospective financial information set forth below is included in this document solely because it was among the financial information made available to the Kraft board and Centerview in connection with their evaluation of the merger. Certain financial information, including the Financial Forecasts (but excluding the Adjusted Heinz Forecasts), was also made available to Heinz’s management and its advisors on a confidential basis in connection with its evaluation of the signing of the merger agreement.

The Financial Forecasts represent Kraft’s internally prepared unaudited prospective financial information and were based on estimates and assumptions made by management in the first quarter of 2015 and speak only as of that time. The Adjusted Heinz Forecasts represent Heinz’s internally prepared unaudited prospective financial information as subsequently adjusted, at Kraft’s direction and for purposes of Centerview’s analysis, by Centerview and Bain. The Adjusted Heinz Forecasts were based on estimates and assumptions made by Heinz and Kraft management and Centerview in the first quarter of 2015 and speak only as of that time.

The Financial Forecasts and the Adjusted Heinz Forecasts were based on internal management reporting that may differ from Kraft’s and Heinz’s external public reporting, respectively. Except to the extent required by applicable law, neither Kraft nor Heinz has any obligation to update the Financial Forecasts or the Adjusted Heinz Forecasts included in this proxy statement/prospectus.

The inclusion of the Financial Forecasts and the Adjusted Heinz Forecasts set forth below should not be regarded as an indication that any of Kraft, Centerview, Heinz or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Additionally, the Financial Forecasts and Adjusted Heinz Forecasts set forth below contemplate standalone financial projections for each of the respective businesses, which include the realization of productivity and cost savings initiatives. The Financial Forecasts were developed separately from the process in which Heinz developed its estimate of annual run-rate cost savings for the combined company following the merger. A meaningful amount of the productivity and cost savings initiatives included in the financial projections are also reflected in the publicly disclosed estimated annual run-rate cost savings for the combined company in connection with the merger. Readers of this document are cautioned not to place undue reliance on the unaudited prospective financial information set forth below.

The following table presents the Financial Forecasts.

	Fiscal Year Ended December 31,
($ in millions)	2015E	2016E	2017E	2018E
The 2015 Financial Plan
Net Revenue	$17,962	$18,051	$18,412	$18,781
Organic Growth(1)	0.0%	0.5%	2.0%	2.0%
Operating EBITDA	$3,601	$3,718	$3,963	$4,218
Operating Earnings Per Share	$3.12	$3.28	$3.51	$3.79

The Upside Case of the 2015 Financial Plan
Net Revenue	$17,962	$18,051	$18,412	$18,781
Organic Growth(1)	0.0%	0.5%	2.0%	2.0%
Operating EBITDA	$3,601	$3,850	$4,155	$4,416
Operating Earnings Per Share	$3.12	$3.43	$3.73	$4.02

(1)	Growth rate reflects constant currency basis.

For purposes of the Financial Forecasts provided to the Kraft board, Centerview, Bain and Heinz and presented herein, “operating EBITDA” is calculated as earnings before interest and taxes, excluding the impacts of cost savings initiatives, market-based impacts to postemployment benefit plans and unrealized gains/losses on hedging activities, plus depreciation and amortization expenses, and “operating earnings per share” is calculated as earnings per share excluding the impacts of cost savings initiatives, market-based impacts to postemployment benefit plans and unrealized gains/losses on hedging activities.

The following table presents the Adjusted Heinz Forecasts.

	Fiscal Year Ended December 31,
($ in millions)	2015E	2016E	2017E	2018E
Net Revenue(1)	$10,342	$10,336	$10,471	$10,735
Operating EBITDA(1)	$3,073	$3,233	$3,395	$3,575
Adjusted Net Income(2)	$1,543	$1,491	$1,508	$1,647

(1)	Reflects certain downward adjustments to Heinz’s internal forecasts made at Kraft’s direction. These adjustments were not material to the projected financial performance of Heinz (the adjustments did not reduce projected Revenue or Operating EBITDA, as applicable, by more than 3.5% in any year).
(2)	Reflects adjusted net income attributable to the company assuming that the Series A Preferred Stock is redeemed in June 2016 with proceeds of new indebtedness.

For purposes of the Adjusted Heinz Forecasts provided to the Kraft board and Centerview and presented herein, “operating EBITDA” is calculated as earnings from continuing operations before interest, taxes, depreciation and amortization, other operating (income) expenses, net, and certain other costs associated with projects, transaction costs, restructuring and related professional fees and “adjusted net income” is calculated as net income adjusted for certain one-time, non-recurring expenses, and excluding preferred dividends.

Although presented with numerical specificity above, the Financial Forecasts and the Adjusted Heinz Forecasts reflect numerous assumptions and estimates as to future events made by the management of Kraft and Heinz, as applicable. At the time the Financial Forecasts and the Adjusted Heinz Forecasts were prepared, Kraft and Heinz management, as applicable, believed such assumptions and estimates were reasonable. In preparing the Financial Forecasts and the Adjusted Heinz Forecasts, assumptions were made regarding, among other things, sales volumes, cost savings, interest rates, corporate financing activities, the effective tax rate and the amount of income taxes, annual dividends and share repurchase levels.

No assurances can be given that the assumptions made in preparing the Financial Forecasts and the Adjusted Heinz Forecasts will accurately reflect future conditions. The estimates and assumptions underlying the Financial Forecasts and the Adjusted Heinz Forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” beginning on pages [—], and [—], respectively, all of which are difficult to predict and many of which are beyond the control of Kraft and Heinz and will be beyond the control of the combined company following completion of the merger. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized. Actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the merger is completed.

NEITHER KRAFT NOR HEINZ INTENDS TO UPDATE OR OTHERWISE REVISE THE FINANCIAL FORECASTS OR THE ADJUSTED HEINZ FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

Since the Financial Forecasts and the Adjusted Heinz Forecasts cover multiple years, the unaudited prospective financial information contained in such forecasts, by its nature, becomes less predictive with each successive year. The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP. As and to the extent described above, the unaudited prospective financial information included in this proxy statement/prospectus has been prepared by, and is the responsibility of, Kraft and Heinz management. PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the accompanying unaudited prospective financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP reports relating to Kraft’s financial statements contained in the Annual Report of Kraft on Form 10-K for the year ended December 27, 2014, which is incorporated by reference into this document, and relating to the financial statements of Heinz included in this proxy statement / prospectus, relate to the historical financial information of Kraft and Heinz, respectively. Neither report extends to the Financial Forecasts or the Adjusted Heinz Forecasts and neither should be read to do so. Furthermore, the Financial Forecasts and the Adjusted Heinz Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the merger.

Heinz’s Reasons for the Merger

At its meeting held on March 20, 2015, after due consideration and consultation with Heinz’s management and legal and financial advisors, the Heinz board approved entry into the merger agreement and the merger and the other transactions contemplated by the merger agreement, including the issuance of Kraft Heinz common stock to Kraft shareholders as merger consideration and the adoption of the new Kraft Heinz charter and the new Kraft Heinz by-laws. In doing so, the Heinz board considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of Kraft and determined that the merger was in the best interests of Heinz and its shareholders. In making its determination, the Heinz board focused on a number of factors, including the following:

Kraft is a Fundamentally Attractive Business. The Heinz board considered that Kraft is the fourth largest food and beverage company in North America with a leading market position in growing categories.

Strategic Fit within Heinz. The Heinz board considered that the combination of Heinz and Kraft would:

•	meaningfully increase Heinz’s scale in North America across both retail and foodservice, creating the third largest food and beverage company in North America;

•	meaningfully enhance Heinz’s liquidity in the United States, based on Kraft’s free cash flow generation;

•	diversify Heinz’s category exposure across a variety of new growing and stable product categories such as cheese and meats; and

•	create an opportunity to leverage Heinz’s existing international infrastructure to expand the presence of Kraft brands overseas.

Potential to Improve Profitability and Cash Flow. The Heinz board considered that the combination of Heinz and Kraft would create opportunities to implement operating efficiencies and realize synergies, including estimated annual cost savings of up to $1.5 billion. The merger would also improve the working capital profile of Heinz.

Investment Grade Credit Ratings. The Heinz board considered the likelihood that the combined company would have an investment grade credit rating from and after the closing of the merger, providing more dependable and economical access to capital markets and enhancing financial flexibility.

The Heinz board also considered a number of potentially negative factors in its deliberations concerning the merger, including:

•	the difficulties and management challenges inherent in completing the merger and integrating the businesses, operations and workforce of Kraft with those of Heinz;

•	the possibility of encountering difficulties in achieving expected growth and cost savings;

•	the risk that Kraft’s financial performance may not meet Heinz’s expectations;

•	the risk associated with expansion by Heinz into new business areas, and the risk that failure to retain key Kraft personnel may make integration of such businesses challenging;

•	the risk that all conditions to the obligations of the parties to consummate the merger might not be satisfied or that the merger might not otherwise be completed, or that completion may be unduly delayed, including the effect of the pendency of the merger and the effect such failure to be completed may have on:

•	Heinz’s operating results, particularly in light of the costs incurred in connection with the merger; and

•	Heinz’s ability to attract and retain key personnel, suppliers and customers; and

•	the risk that regulatory agencies may object to and challenge the merger or may impose terms and conditions in order to resolve those objections that adversely affect the financial results of the combined company.

The foregoing discussion of the information and factors that the Heinz board considered is not intended to be exhaustive, but rather is meant to include the material factors that the Heinz board considered. The Heinz board collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the Heinz board believed were appropriate. In view of the complexity and wide variety of factors, both positive and negative, that the Heinz board considered in connection with its evaluation of the merger, the Heinz board did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision. Rather, in considering the various factors, individual members of the Heinz board considered all of these factors as a whole and concluded, based on the totality of information presented to them and the investigation conducted by it, that, on balance, the positive factors outweighed the negative factors and that they supported a determination to adopt the merger agreement and declare it to be in the best interests of the shareholders of Heinz. In considering the factors discussed above, individual directors may have given different weights to different factors.

See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [—] of this proxy statement/prospectus.

Approval of the New Kraft Heinz Charter and Issuance of Kraft Heinz Common Stock

Concurrently with entering into the merger agreement, Heinz obtained all approvals and consents of its holders of capital stock necessary to effect the merger and the other transactions contemplated by the merger agreement, including approval of the issuance of Kraft Heinz common stock as merger consideration to the Kraft shareholders and the amendment of the Heinz charter to be in the form of the new Kraft Heinz charter. No further approvals by the holders of Heinz common stock are required to consummate the merger or the other transactions contemplated by the merger agreement.

Governance of The Kraft Heinz Company Following the Merger

Name of Company; Headquarters

Heinz and Kraft have agreed that:

•	At the effective time of the merger, the name of H.J. Heinz Holding Corporation will be changed to “The Kraft Heinz Company” and the name of H. J. Heinz Company, which is H.J. Heinz Holding Corporation’s principal operating subsidiary, will be changed to a name to be agreed upon between Heinz and Kraft, consistent with the naming convention of “The Kraft Heinz Company”; and

•	The Kraft Heinz Company will have co-corporate headquarters, one in the Chicago, Illinois metropolitan area and the other in Pittsburgh, Pennsylvania.

Board of Directors

Heinz and Kraft have agreed that, upon completion of the merger:

At the effective time of the merger, the board of directors of The Kraft Heinz Company will be comprised of 11 members. The members of the board are expected to be:

•	Mr. Alexandre Behring, Mr. Jorge Paulo Lemann and Mr. Marcel Herrmann Telles (each of whom was selected by 3G Capital);

•	Mr. Gregory Abel, Mr. Warren E. Buffett and Ms. Tracy Britt Cool (each of whom was selected by Berkshire Hathaway); and

•	Mr. John T. Cahill, Mr. L. Kevin Cox, Ms. Jeanne P. Jackson, Mr. Mackey J. McDonald and Mr. John C. Pope (each of whom was selected by Kraft).

Mr. Alexandre Behring will serve as chairman of the combined company board of directors.

Mr. John T. Cahill will serve as vice chairman of the combined company board of directors.

The board of directors of the combined company will have an Operations and Strategy Committee comprised of three members, including Mr. John T. Cahill (who will be the Chair of the Operations and Strategy Committee) and two members selected by Heinz with one such member being affiliated with 3G Capital and the other with Berkshire Hathaway. In addition, the board of directors of the combined company following the merger will have a standing audit committee, a compensation committee and a nominating and corporate governance committee. Mr. John C. Pope will serve as chair of the audit committee of the board of directors of The Kraft Heinz Company.

There are no agreements between Kraft and Heinz regarding, and no decisions have been made with respect to, the selection of directors of The Kraft Heinz Company following the merger, other than the selection of directors to serve on the initial board of directors upon the closing of the merger. The nomination of future directors will be determined in due course by the board of directors of the combined company and based on the recommendation of the nominating and corporate governance committee of the board of directors of the combined company. 3G and Berkshire Hathaway will enter into a shareholders’ agreement upon the closing of the merger that will govern how each party and their affiliates will vote the shares of Kraft Heinz common stock held by them as of the closing date of the merger with respect to supporting certain directors that are designated by either 3G Global Food Holdings or Berkshire Hathaway. The new Kraft Heinz charter will include limitations on the removal of directors as described under the section entitled “Description of Kraft Heinz Capital Stock—Anti-takeover Effects of Certain Provisions of the New Kraft Heinz Charter and the New Kraft Heinz By-Laws—Removal of Directors” beginning on page [—] of this proxy statement/prospectus. See also “Risk Factors—Risks Related to Ownership of Kraft Heinz Common Stock—Following the merger, the Sponsors will have substantial control over the combined company and may have conflicts of interest with the combined company in the future” beginning on page [—] of this proxy statement/prospectus for information regarding the impact of the Sponsors’ substantial control over the combined company.

For a discussion of the material interests of the directors of Kraft in the merger that are in addition to, and different from, their interests as shareholders, see the sections entitled “Financial Interests of Kraft’s Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement/prospectus.

Management

Heinz and Kraft expect that following the merger Mr. Bernardo Hees will continue as Chief Executive Officer of the combined company. The rest of The Kraft Heinz Company’s executive team will be identified in due course prior to the closing of the merger.

For a discussion of the material interests of the executive officers of Kraft in the merger that are in addition to, and different from, their interests as shareholders, see the sections entitled “Financial Interests of Kraft’s Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement/prospectus.

Amendment and Restatement of Heinz Charter and By-Laws

Pursuant to the terms of the merger agreement, immediately prior to the closing of the merger, Heinz’s charter and by-laws will be amended to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus. The new Kraft Heinz charter will, among other things, expand the number of directors from six to 11, increase the number of authorized shares of common stock from

4,000,000,000 to 5,000,000,000, increase the number of authorized shares of preferred stock from 80,000 to 1,000,000 and effectuate the pre-closing Heinz share conversion whereby each share of Heinz common stock outstanding immediately prior to the merger (including shares of Heinz common stock to be issued pursuant to the equity investment), will be automatically reclassified and changed into 0.443332 of a share of a share of Heinz common stock.

Closing and Effective Time of the Merger

The closing of the merger will take place on a date to be specified by Heinz and Kraft, which shall be no later than the second business day following the satisfaction or (to the extent permitted by law) waiver by the party or parties entitled to the benefits thereof of the conditions to the closing of the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between Heinz and Kraft. Subject to the satisfaction or waiver of the conditions to the closing of the merger described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus, including the approval of the merger proposal by Kraft shareholders at the special meeting, it is anticipated that the merger will close in the second half of 2015. It is possible that factors outside the control of both companies could result in the merger being completed at a different time, or not at all.

The effective time will occur on the closing date of the merger as the parties may agree and specify in the articles of merger.

Regulatory Approvals

Completion of the merger is subject to the receipt of certain required regulatory approvals, including the receipt of antitrust clearance in the United States and Canada. Under the HSR Act and the rules promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the FTC and the DOJ and the applicable waiting period (or any extensions thereof) has expired or been terminated. Under the Competition Act (Canada), the merger may not be completed until an ARC has been received or the applicable waiting period (or any extension thereof) under the Competition Act has expired, been terminated or waived (for example through the receipt of a no action letter).

On April 6, 2015, 3G Special Situations Fund III, L.P., Berkshire Hathaway and Kraft filed with the FTC and the DOJ notification and report forms under the HSR Act with respect to the proposed merger. The waiting period with respect to the notification and report forms filed under the HSR Act expires 30 calendar days after such filings, unless otherwise extended or terminated. On May 6, 2015, 3G Special Situations Fund III, L.P. and Berkshire Hathaway voluntarily withdrew their notification and report forms under the HSR Act and refiled such forms on May 8, 2015, thereby extending the waiting period for an additional 30 calendar days from the date of refiling. On April 15, 2015, Heinz and Kraft filed with the Canadian Competition Bureau their respective notifications under the Competition Act with respect to the proposed merger and Heinz filed an application for an ARC or no action letter. On May 15, 2015, prior to the expiry of the waiting period under the Competition Act, the Canadian Competition Bureau issued a Supplementary Information Request which has the effect of extending the waiting period for a period that will expire 30 calendar days after a complete response to the Supplementary Information Request is provided to the Competition Bureau (unless such waiting period is terminated early).

At any time before or after consummation of the merger, notwithstanding the termination of the waiting periods under the HSR Act and Competition Act, the DOJ, FTC, or any U.S. state, could take such action under the antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Heinz and Kraft. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. The Canadian Competition Bureau also has the authority to seek to enjoin the completion of a merger, or to seek divestiture of substantial assets. In the case of a merger that has already been consummated, this authority is available for one year following closing unless an ARC has been issued.

There can be no assurance that the DOJ, the FTC, the Canadian Competition Bureau or any other governmental entity or any private party will not attempt to challenge the merger on antitrust or competition grounds, and, if such a challenge is made, there can be no assurance as to its result. Under the merger agreement, Heinz and Kraft generally must take all necessary actions to obtain all regulatory approvals required to complete the merger, including the expiration or early termination of the waiting periods under the HSR Act and Competition Act. However, neither Heinz nor Kraft is required under the merger agreement to accept or agree to sell or otherwise dispose of any portion of its business, assets or operations in order to obtain such regulatory approvals if doing so would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Heinz, Kraft and their respective subsidiaries, taken as a whole. 3G Capital, Berkshire Hathaway and their respective affiliates (other than Heinz and its subsidiaries) will not be required to sell, divest or dispose of, or enter into any other arrangements or take any other remedy action with respect to, their assets, properties or businesses pursuant to the merger agreement. For a description of the parties’ obligations with respect to regulatory approvals related to the merger, see the section entitled “The Merger Agreement—Efforts to Complete the Merger; Regulatory Approvals” beginning on page [—] of this proxy statement/prospectus.

Federal Securities Law Consequences

Following the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, shares of Kraft Heinz common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for shares of Kraft Heinz common stock issued to any Kraft shareholder who may be deemed an “affiliate” for the purposes of Rule 144 of the Securities Act of The Kraft Heinz Company after the completion of the merger. Persons who may be deemed “affiliates” of the combined company generally include individuals or entities that control, are controlled by or are under common control with, the combined company and may include the executive officers and directors of the combined company as well as its principal shareholders. See “Other Related Agreements—Registration Rights Agreement” beginning on page [—] of this proxy statement/prospectus.

This proxy statement/prospectus does not cover resales of Kraft Heinz common stock received by any person upon the completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale of Kraft Heinz common stock.

Accounting Treatment

Heinz prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. Heinz will be treated as the acquiror for accounting purposes.

Dividend Policy Following the Merger

Following the merger, the parties intend to maintain Kraft’s current quarterly cash dividend per share and expect to continue to increase it over time. Any dividends or changes to dividend policy will be made at the discretion of the board of directors and will depend upon many factors, including The Kraft Heinz Company’s financial condition, earnings, legal requirements, including limitations imposed by Delaware law, terms of the outstanding shares of Series A Preferred Stock, restrictions in The Kraft Heinz Company’s debt agreements that limit its ability to pay dividends to shareholders, restrictions in the Series A Preferred Stock and other factors the board of directors deems relevant. Furthermore, because The Kraft Heinz Company will be a holding company with no operations of its own, any dividend payments depend on the cash flow of its subsidiaries. The terms of Heinz’s debt agreements generally restrict or limit its subsidiaries’ ability to pay cash dividends to Heinz, so the amount of cash that will be available to The Kraft Heinz Company to pay dividends may be limited, to the extent such agreements remain in place after the merger. The Series A Preferred Stock prohibits the payment of any dividends on Kraft Heinz common stock at any time that dividends on the Series A Preferred Stock are past due. See the sections entitled “Risk Factors—Risks Relating to Ownership of Kraft Heinz common stock—Heinz’s ability to pay regular dividends to its shareholders is subject to the discretion of Heinz’s board of directors and may be limited by Heinz’s debt agreements and limitations in Delaware law” and “Related Person Transactions” beginning on page [—] of this proxy statement/prospectus.

[—] Market Listing

Heinz common stock is currently not traded or quoted on a stock exchange or quotation system. Following the merger, Kraft Heinz common stock is expected to be listed for trading on the [—]. It is anticipated that Kraft Heinz common stock will be listed under the symbol “[—].”

Delisting and Deregistration of Kraft Common Stock

If the merger is completed, Kraft common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and Kraft will no longer be required to file periodic reports with the SEC.

Litigation Related to the Merger

Since the announcement of the merger, six complaints have been filed by purported shareholders of Kraft.

On March 31, 2015, a law firm representing a purported Kraft shareholder sent a letter, which we refer to as the Samouha Demand Letter, to the Kraft board alleging breaches of fiduciary duty related to the proposed merger and demanding that Kraft conduct an investigation and take certain other actions.

The Kraft board thereafter formed a committee to review and investigate, with independent counsel, the alleged breaches of fiduciary duties set forth in the Samouha Demand Letter and any subsequently received purported demand letters and to determine the responses thereto.

On April 27, 2015, a purported shareholder of Kraft filed a putative class action lawsuit against Kraft and members of the Kraft board, and against Heinz and two of its affiliates, in the United States District Court for the Eastern District of Virginia, captioned Steven E. Leitz, Individually and on Behalf of All Others Similarly Situated v. Kraft Foods Group, Inc., et al., Case 3:15-cv-00262-HEH (the “Leitz Action”). The plaintiff in the Leitz Action alleges that the registration statement of which this proxy statement/prospectus forms a part contains material omissions and misleading statements in violation of Section 14(a) and 20(a) of the Exchange Act. The plaintiff in the Leitz Action seeks, among other things, injunctive relief enjoining Kraft and Heinz from consummating the proposed transaction until Kraft discloses all material information in connection with the transaction to shareholders, rescission in the event the merger is consummated, damages and an award of attorneys’ and other fees and costs.

Also on April 27, 2015, a law firm representing a purported Kraft shareholder sent a letter to the Kraft board alleging breaches of fiduciary duty related to the proposed merger and demanding that the Kraft board conduct an investigation and take certain other actions, which we refer to as the Klocke Demand Letter. The Klocke Demand Letter indicated that that law firm’s client may take legal action.

On May 6, 2015, two purported shareholders of Kraft, one of whom is the same purported shareholder on the behalf of whom the Klocke Demand Letter had been sent to the Kraft board, filed a putative class action lawsuit against Kraft and members of the Kraft board, and against Heinz and two of its affiliates in the United States District Court for the Eastern District of Virginia, captioned John Klocke and Michael Reed, Individually and on Behalf of All Others Similarly Situated v. Kraft Foods Group, Inc., et al., Case 3:15-cv-00281-JRS, which we refer to as the Klocke Action. In addition to Section 14(a) and 20(a) claims substantially similar to those alleged in the Leitz Action, the complaint alleges that the members of the Kraft board breached their fiduciary duties to Kraft’s shareholders by failing to fully disclose material information regarding the proposed transaction and by adopting the merger agreement for inadequate consideration and pursuant to an inadequate process. It further alleges that Heinz, merger sub I and merger sub II aided and abetted the Kraft board in its alleged breaches of fiduciary duty. The plaintiff in the Klocke Action seeks substantially the same relief as that sought by the plaintiff in the Leitz Action.

On May 1, 2015, the same purported shareholder of Kraft on behalf of whom the Samouha Demand Letter had been sent to the Kraft board filed a derivative action on behalf of Kraft against the Kraft board, as well as against Heinz and two of its affiliates, in Henrico County Circuit Court, Virginia, captioned Tova Samouha, Individually and on Behalf of All Others Similarly Situated v. Kraft Foods Group, Inc., et al., Case CL15-1132, which we refer to as the Samouha Action. The plaintiff in the Samouha Action alleges fiduciary duty and aiding and abetting claims substantially similar to those alleged in the Klocke Action. The plaintiff in the Samouha Action seeks substantially the same relief as that sought by the plaintiff in the Leitz and Klocke Actions.

On May 12, 2015, a purported shareholder of Kraft filed a putative class action lawsuit against Kraft and the members of the Kraft board, and against Heinz, merger sub I and merger sub II, in the United States District Court for the Eastern District of Virginia, captioned Robert Meyer IRA FBO Robert Meyer, on Behalf of Itself and All Others Similarly Situated v. Kraft Foods Group, Inc., et al., Case 3:15-cv-00289-HEH, which we refer to as the Meyer Action. The plaintiff in the Meyer Action alleges substantially the same claims as those set forth in the Klocke Action and seeks substantially the same relief as that sought by the plaintiff in the Leitz, Klocke and Samouha Actions.

On May 13, 2015, a purported shareholder of Kraft filed a putative class action lawsuit against the members of the Kraft board, and against Heinz and two of its affiliates, in the United States District Court for the Northern District of Illinois, captioned Brendan Foote, on Behalf of Himself and All Others Similarly Situated v. John T. Cahill, et al., Case 1:15-cv-04236-EEB, which we refer to as the Foote Action. Kraft is not named as a defendant. The plaintiff in the Foote Action alleges substantially the same claims as those set forth in the Klocke Action against the Kraft board and seeks substantially the same relief as that sought by the plaintiff in the Leitz, Klocke, Samouha and Meyer Actions.

On May 14, 2015, a purported shareholder of Kraft filed a putative class action lawsuit against Kraft and the members of the Kraft board and against Heinz and two of its affiliates in the United States District Court for the Eastern District of Virginia, captioned Sam Wietschner & Tova Wietschner TRS for Sam Wietschner Pension Plan UA April 1, 1990, Individually and on Behalf of All Others Similarly Situated v. Kraft Foods Group, Inc., et al., Case 3:15-cv-00292-HEH, which we refer to as the “Wietschner Action”. The plaintiff in the Wietschner Action alleges substantially the same claims as those set forth in the Leitz Action and seeks substantially the same relief as that sought by the plaintiffs in the Leitz, Klocke, Samouha, Meyer, and Foote Actions.

Kraft and Heinz believe that each of these actions is without merit and intend to defend each of them vigorously.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following section summarizes material provisions of the merger agreement, which is included in this proxy statement/prospectus as Annex A and is incorporated herein by reference in its entirety. The rights and obligations of each of Heinz, merger sub I, merger sub II and Kraft are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this proxy statement/prospectus. Kraft shareholders are urged to read the merger agreement carefully and in its entirety as well as this proxy statement/prospectus before making any decisions regarding the merger, including the approval of the merger proposal.

The merger agreement is included in this proxy statement/prospectus to provide you with information regarding its terms and is not intended to provide any factual information about Heinz, merger sub I, merger sub II or Kraft. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

•	may not be intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

•	have been qualified by certain disclosures that were made between the parties in the merger agreement, which disclosures are not reflected in the merger agreement itself; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus and in the documents of Kraft incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

This summary is qualified in its entirety by reference to the merger agreement.

Description of the Merger Agreement

Terms of the Merger; Merger Consideration

The merger agreement provides that, on the terms and subject to the conditions set forth in the merger agreement and in accordance with the Virginia Stock Corporation Act, which we refer to as the VSCA, at the effective time of the merger, merger sub I will be merged with and into Kraft, with Kraft surviving the merger as a direct wholly owned subsidiary of The Kraft Heinz Company. Immediately following the merger, Kraft, as the surviving corporation in the merger, will be merged with and into merger sub II, with merger sub II surviving the subsequent merger as a direct wholly owned subsidiary of The Kraft Heinz Company. Immediately following the effective time of the subsequent merger, The Kraft Heinz Company will engage in the internal transactions. At the effective time of the merger, by virtue of the merger and without any action on the part of Heinz, merger sub I, merger sub II or Kraft, or the holders of any shares of Kraft common stock, each issued and outstanding share of Kraft common stock (other than deferred shares and restricted shares in Kraft) will be converted into the right to receive one fully paid and nonassessable share of Kraft Heinz common stock, which we refer to as the merger consideration. In addition, the holders of record of the issued and outstanding shares of Kraft common stock as of a record date immediately prior to the effective time of the merger will each be entitled to receive the special cash dividend of $16.50 per share in respect of each share of Kraft common stock held by them.

The merger consideration, the Heinz share conversion ratio and the special dividend per share amount will be adjusted appropriately and proportionately to fully reflect the effect of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split (except in connection with the pre-closing Heinz share conversion), combination, exchange of shares or other similar event with respect to the shares of Heinz common stock and/or Kraft common stock occurring after the date of the merger agreement and prior to the effective time of the merger.

Completion of the Merger

Pursuant to the terms of the merger agreement, immediately prior to the effective time of the merger, Heinz’s charter and by-laws will be amended and restated to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus. As a result of the amendment to the Heinz charter, each share of Heinz common stock issued and outstanding immediately prior to the effective time of the merger (including shares of Heinz common stock to be issued pursuant to the equity investment) will be reclassified and changed into 0.443332 of a share, which we refer to as the Heinz share conversion ratio, of Heinz common stock. No fractional shares of Heinz common stock will be issued in connection with the pre-closing Heinz share conversion, and each holder of shares of Heinz common stock converted pursuant to the pre-closing Heinz share conversion who would otherwise have been entitled to receive a fraction of a share of Heinz common stock will receive cash in lieu thereof in accordance with the new Kraft Heinz charter. In connection with the pre-closing Heinz share conversion, the number of shares of Heinz common stock issuable upon the exercise of the Berkshire warrant will automatically be adjusted in accordance with the terms of the Berkshire warrant.

The closing of the merger will take place on a date to be specified by Heinz and Kraft, which shall be no later than the second business day following the satisfaction or (to the extent permitted by law) waiver by the party or parties entitled to the benefits thereof of the conditions to the closing of the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between Heinz and Kraft. The parties will cause the merger to be consummated by filing with the State Corporation Commission, which we refer to as the SCC, of the Commonwealth of Virginia articles of merger meeting the requirements of Section 13.1-720 of the VSCA, along with all other filings required under the VSCA or by the SCC in connection with the merger. The merger will become effective at such time on the closing date as the parties will agree and specify in the articles of merger.

Heinz and Kraft currently expect the closing of the merger to occur in the second half of 2015. However, as the merger is subject to the receipt of certain required regulatory clearances, including the receipt of antitrust clearance in the United States and Canada, and the satisfaction or waiver of other conditions described in the merger agreement, it is possible that factors outside the control of Heinz and Kraft could result in the merger being completed at a later time or not at all.

Exchange of Shares in the Merger

At the effective time of the merger, by virtue of the merger and without any action on the part of Heinz, merger sub I, merger sub II or Kraft, or the holders of any shares of Kraft common stock, each issued and outstanding share of Kraft common stock will be converted into the right to receive one fully paid and nonassessable share of Kraft Heinz common stock. Prior to the effective time of the merger, Heinz and Kraft will appoint an exchange agent for the delivery of the merger consideration and the special dividend in respect of each share of Kraft common stock to the holders thereof. As soon as reasonably practicable after the effective time of the merger, each holder of record of Kraft common stock will be entitled to receive the merger consideration and the special dividend in respect thereof upon the exchange agent’s receipt of an “agent’s message” in customary form.

At the effective time of the merger, each share of Kraft common stock issued and outstanding immediately prior to the effective time will no longer be outstanding, will be automatically canceled and will cease to exist and each book-entry that previously represented a share of Kraft common stock will represent only the right to receive the merger consideration and any dividends or other distributions (including the special dividend) declared but not yet paid by Kraft prior to, or declared by Heinz after, the effective time of the merger, to which the holders of the applicable book-entries in respect of Kraft common stock were entitled to receive as record holders on the applicable record date for such dividends or other distributions. With respect to such shares of Kraft Heinz common stock deliverable upon the surrender of Kraft shares, until the exchange agent has received an “agent’s message,” those holders will not receive the merger consideration or any dividends or distributions (including the special dividend) with respect to such shares of Kraft Heinz common stock to be issued in exchange therefor.

Representations and Warranties

The merger agreement contains generally reciprocal representations and warranties, except as otherwise indicated below. Each of Heinz and Kraft has made representations and warranties regarding, among other things:

•	organization, standing and corporate or other organizational power;

•	ownership of subsidiaries;

•	capital structure;

•	authority with respect to the execution and delivery of the merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement;

•	absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws;

•	required regulatory filings and consents and approvals of governmental entities;

•	accuracy of SEC reports;

•	fair presentation and GAAP compliance with respect to financial statements;

•	absence of undisclosed liabilities and off-balance-sheet arrangements;

•	advisors’ fees payable in connection with the merger and the other transactions contemplated by the merger agreement;

•	absence of certain changes and events from the date of the most recent audited financial statements to the date of execution of the merger agreement;

•	conduct of business in the ordinary course since the date of the most recent audited financial statements;

•	absence of certain litigation;

•	tax matters;

•	labor and benefits matters, including matters related to employee benefit plans, and ERISA compliance;

•	internal controls and disclosure controls and procedures;

•	compliance with applicable laws and permits;

•	certain contracts;

•	environmental matters;

•	inapplicability of state takeover statutes;

•	accuracy of information supplied or to be supplied for use in this proxy statement/prospectus;

•	absence of certain transactions, contracts or arrangements with affiliates;

•	intellectual property;

•	quality and safety of products;

•	compliance with anti-corruption laws;

•	enforceability of equity investment letters of 3G Global Food Holdings and Berkshire Hathaway (solely in the case of Heinz); and

•	receipt of an opinion from Centerview Partners LLC as to the fairness, from a financial point of view, of the merger consideration to Kraft shareholders (solely in the case of Kraft).

The merger agreement also contains certain representations and warranties with respect to merger sub I and merger sub II including, without limitation, corporate organization, lack of prior business activities, capitalization, absence of material assets or liabilities and authority with respect to the execution and delivery of the merger agreement.

Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would be material or, individually or in the aggregate (or with respect to certain specified representations, individually but not in the aggregate), would have a material adverse effect, as the case may be). For purposes of the merger agreement, a “material adverse effect” means, with respect to a person, any events or developments that, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of such person and its subsidiaries, taken as a whole, except that the definition of “material adverse effect” excludes any effect that results from or arises in connection with:

•	changes or conditions generally affecting the industries in which such person and any of its subsidiaries operate;

•	general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions (including prevailing interest rates, access to capital and commodity prices) in the United States or any foreign jurisdiction;

•	any failure, in and of itself, by such person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (however, the facts or occurrences giving rise to or contributing to such a failure may be deemed to constitute or be taken into account in determining whether there has been or would reasonably be expected to be a material adverse effect if such facts or occurrences are not otherwise described in bullets one, two or four through eight of this paragraph);

•	entering into the merger agreement, the performance by any party of its obligations under the merger agreement or the public announcement or pendency of the merger or any of the other transactions contemplated by the merger agreement, including the impact thereof on the relationships of such person or any of its subsidiaries with employees, labor unions, customers, suppliers or partners and including any fiduciary duty, disclosure or third party contract-related lawsuit in connection with the merger (except that this exclusion does not apply to any representations or warranties for which the primary purpose, as is reasonably apparent on the face of such representations and warranties, is to address consequences resulting from the execution and delivery of the merger agreement);

•	any change, in and of itself, in the market price, credit rating or trading volume of such person’s securities (however, the facts or occurrences giving rise to such a change may be deemed to constitute or be taken into account in determining whether there has been or would reasonably be expected to be a material adverse effect if such facts or occurrences are not otherwise described in bullets one through four or six through eight of this paragraph);

•	any change in applicable law or GAAP (or authoritative interpretation thereof);

•	geopolitical conditions, the outbreak of a pandemic or other widespread health crisis, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement; or

•	any hurricane, tornado, flood, earthquake, volcano eruption or natural disaster,

unless and to the extent, in the case of bullets one, two and six through eight, such facts or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such person and its subsidiaries, as compared to other companies operating in the industries in which such person and its subsidiaries operate.

Conduct of Business

Each of Heinz and Kraft has agreed to certain covenants in the merger agreement governing the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, each of Heinz and Kraft has agreed to (i) conduct its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships, except in each case, as required by law, as expressly contemplated or permitted by the merger agreement, as disclosed in writing to the other party prior to the signing of the merger agreement or as consented to by the other party.

In addition, each of Heinz and Kraft has agreed to specific restrictions relating to the conduct of its business between the date of the merger agreement and the effective time of the merger, including, but not limited to, the following, except in each case, as required by law, as expressly contemplated or permitted by the merger agreement, as disclosed in writing to the other party prior to the signing of the merger agreement or as consented to in writing by the other party:

•	incurring any indebtedness, making any loan or advance or entering into any swap or hedging transaction, except for (i) indebtedness incurred under Heinz’s or Kraft’s existing revolving credit facilities in the ordinary course of business (less, in the case of Kraft, any indebtedness incurred under Kraft’s commercial paper facilities of the type described in clause (ii) below), (ii) in the case of Kraft, up to $600,000,000 of indebtedness incurred under Kraft’s commercial paper facilities (in addition to any such indebtedness incurred of the type described in clause (iii) below), (iii) in the case of Kraft, up to $1,400,000,000 of indebtedness incurred in connection with the refinancing of certain Kraft debt, (iv) in the case of Heinz, indebtedness applied to refinance existing indebtedness, (v) intercompany loans or advances or (vi) commodities and foreign exchange hedging contracts entered into in the ordinary course of business consistent with past practice, in each case providing for forward coverage of no more than 12 months, in the case of Heinz, and nine months, in the case of Kraft;

•	adjusting, splitting, combining, or reclassifying any of its capital stock (other than, in the case of Heinz, pursuant to the pre-closing Heinz share conversion);

•	making, declaring or paying dividends or other distributions on any of its capital stock (except (i) in the case of Kraft, regular quarterly dividends in an amount not to exceed $0.55 per share or, beginning in Kraft’s third fiscal quarter, $0.5775 per share, in each case with a record date not more than two days prior to the anniversary of the record date of Kraft’s regular quarterly dividend for the corresponding quarter of the previous fiscal year and (ii) in the case of Heinz, any regular quarterly dividends, past due dividends and additional dividends on the Series A Preferred Stock outstanding on the date of the merger agreement pursuant to its terms as in effect on the date of the merger agreement);

•	issuing, delivering, selling, granting, pledging or otherwise encumbering shares of its capital stock, or other voting securities or equity interests (with certain exceptions, including in respect of exercise or settlement of equity-based awards outstanding on the date of the merger agreement);

•	increasing compensation and benefits paid to employees, other than as required pursuant to existing benefit plans or certain increases below the employee director level in the ordinary course of business, or hiring employees at the level of employee director or above;

•	accelerating the timing of payment or vesting of any compensation or benefits or entering into, amending or terminating any benefit plans other than as required pursuant to existing benefit plans;

•	except as required by applicable law, making changes or modifications in respect of defined benefit plans or taking any action that would increase liabilities under, or changing the asset allocation strategy of, or the manner in which contributions are made to, any defined benefit plans;

•	selling, transferring, mortgaging, encumbering or otherwise disposing of any of its properties or assets, or canceling, releasing or assigning any material indebtedness or any material claim, in each case, other than in the ordinary course of business consistent with past practice;

•	entering into any material new line of business;

•	settling claims, actions or proceedings if such settlement would require any payment in excess of $10,000,000 individually, or $25,000,000 in the aggregate, or would obligate Heinz or any of its subsidiaries or Kraft or any of its subsidiaries, as applicable, to take any material action or impose any material restrictions on its respective business;

•	making any acquisition or investment or making any capital expenditure other than (i) investments in Heinz subsidiaries or Kraft subsidiaries, as applicable, (ii) acquisitions of, or improvements to, assets used in the operations of Heinz and the Heinz subsidiaries or Kraft and the Kraft subsidiaries, as applicable, each in the ordinary course of business; (iii) short-term investments of cash in marketable securities in the ordinary course of business and (iv) capital expenditures in accordance with the capital expenditure plan disclosed in writing to the other party prior to the execution of the merger agreement;

•	amending its charter, bylaws or equivalent organizational documents;

•	entering into or amending any contract, or taking any other action, that would reasonably be expected to prevent or materially impede or delay the completion of the merger, except, in the case of Kraft as permitted in the merger agreement with respect to takeover proposals (this restriction applies to Heinz affiliates in addition to Heinz and its subsidiaries);

•	making any material change in financial or tax accounting methods, except as required by a change in GAAP;

•	entering into or amending any material contract that would be violated by the completion of the merger or compliance with the merger agreement; or

•	except pursuant to the exercise of the fiduciary duties of its board of directors, retaining any advisors in connection with the merger or the other transactions contemplated by the merger agreement.

No Solicitation of Takeover Proposals

Pursuant to the non-solicitation provisions set forth in the merger agreement, Kraft has agreed that it will not, and it will cause its subsidiaries and its, their and its controlled affiliates’ respective transaction representatives not to, and will use its reasonable best efforts to cause its other representatives not to, and on becoming aware of it will use its best effort to stop any such persons from continuing to, directly or indirectly (i) solicit, initiate or knowingly facilitate any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, a takeover proposal, (ii) engage or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, or for the purposes of facilitating, any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, a takeover proposal or (iii) execute or enter into any acquisition agreement.

An acquisition agreement means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar agreement regarding, or that is intended to result in, or would reasonably be expected to lead to, a takeover proposal (other than an acceptable confidentiality agreement containing terms substantially no less restrictive to Kraft’s counterparty thereto than those applicable to Heinz in its confidentiality agreement with Kraft (subject to certain exceptions), which we refer to as an acceptable confidentiality agreement). The merger agreement also requires Kraft to immediately cease, and to cause its subsidiaries and transaction representatives to immediately cease, and to use its reasonable best efforts to cause its other representatives, to immediately cease any solicitation, discussions or negotiations with any persons that may be ongoing with respect to a takeover proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a takeover proposal, request the prompt return or destruction of all confidential information previously furnished to any person in connection with a takeover proposal and immediately terminate all physical and electronic dataroom access previously granted to any such person, its subsidiaries or its representatives.

A takeover proposal means any proposal or offer from any person or group with respect to, in a single transaction or series of related transactions, any (i) direct or indirect acquisition of 20% or more of the consolidated assets of Kraft and its subsidiaries (based on the fair market value thereof), or assets comprising 20% or more of the consolidated revenues, net income or EBITDA of Kraft and its subsidiaries, including in any such case through the acquisition of one or more Kraft subsidiaries owning such assets, (ii) direct or indirect acquisition of 20% or more of the outstanding Kraft common stock or the outstanding voting power of Kraft (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such Kraft common stock or other securities representing such voting power), (iii) tender offer or exchange offer that if consummated would result directly or indirectly in any person or group (or the shareholders of any person or group) beneficially owning 20% or more of the outstanding Kraft common stock or the outstanding voting power of Kraft or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Kraft or any of its subsidiaries which would result in any person or group (or the shareholders of any person or group) beneficially owning, directly or indirectly, 20% or more of the outstanding voting power of Kraft or of the surviving entity in a merger involving Kraft or the resulting direct or indirect parent of Kraft or such surviving entity (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, securities representing such voting power).

The merger agreement requires that Kraft promptly (and in any event within 24 hours) notify Heinz in writing of the receipt by Kraft, any of its subsidiaries or any of its transaction representatives of any takeover proposal, identify the person or group making the takeover proposal and provide to Heinz an unredacted copy of the takeover proposal, if made in writing, and unredacted copies of all written materials constituting or containing terms or conditions with respect to such takeover proposal exchanged between Kraft (or any of its subsidiaries or transaction representatives) and any third party in connection with a takeover proposal, and a written summary of all material terms and conditions of any such takeover proposal, to the extent these are not made in writing. In addition, the merger agreement requires Kraft to inform Heinz on a prompt basis, from and after such notice, of material developments with respect to any such takeover proposal or any material substantive discussions or negotiations relating to any such takeover proposal.

Notwithstanding the non-solicitation provisions described above, if at any time prior to obtaining the Kraft shareholder approval of the merger proposal, Kraft or any of its subsidiaries or transaction representatives receives a bona fide written takeover proposal not resulting in any material respect from a breach of the non-solicitation provisions of the merger agreement, Kraft or any of its subsidiaries or transaction representatives is permitted to enter into an acceptable confidentiality agreement and furnish information with respect to Kraft and enter into discussions with the person or group making such bona fide written takeover proposal and engage in or otherwise participate in discussions or negotiations with the person or group making such takeover proposal if the Kraft board determines in good faith (after consultation with its outside counsel and financial advisors) that such takeover proposal constitutes, or is reasonably likely to lead to, a superior proposal and the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. In any such event, Kraft must promptly (but in any event within 24 hours) provide to Heinz any information that is provided to any person or group given such access which was not previously provided to Heinz.

A superior proposal means any bona fide takeover proposal by a third party the receipt of which did not result in any material respect from a breach of the non-solicitation provisions of the merger agreement and which, if consummated, would result in such third party (or in the case of a direct merger between such third party and Kraft, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Kraft common stock or more than 50% of the consolidated assets of Kraft and its subsidiaries (based on the fair market value thereof) for consideration consisting of cash and/or securities that the Kraft board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisors) is more favorable to Kraft’s shareholders from a financial point of view than the merger agreement and the transactions contemplated by the merger agreement, taking into account all legal, regulatory, financial and other aspects of such proposal and of the merger agreement deemed relevant by the Kraft board or any such committee, as well as any changes to the terms of the merger and the other transactions contemplated by the merger agreement irrevocably proposed by Heinz in response to such offer.

Changes in Board Recommendations

Neither the Kraft board nor any committee thereof will (i) withhold, withdraw or modify in a manner adverse to Heinz the recommendation to Kraft shareholders that they vote in favor of the approval of the merger proposal at the special meeting, (ii) approve or recommend, or publicly propose to approve or recommend, any takeover proposal, (iii) refrain from recommending against any takeover proposal that is a tender offer or an exchange offer within ten business days after it commences or (iv) enter into or propose publicly to execute or enter into (or cause or permit Kraft or any of its subsidiaries to execute or enter into or propose publicly to execute or enter into) an acquisition agreement.

Notwithstanding the restrictions described in the immediately preceding paragraph, at any time prior to obtaining Kraft shareholder approval of the merger proposal at the special meeting, the Kraft board or any committee thereof may make an adverse recommendation change or cause Kraft to enter into an acquisition agreement with respect to a takeover proposal that did not result in any material respect from a breach of the non-solicitation obligations set forth in the merger agreement, and terminate the merger agreement if the Kraft board or any committee thereof determines in good faith (after consultation with its outside counsel and financial advisor) that to do otherwise would be reasonably likely to be inconsistent with its fiduciary duties under applicable law and, if any such action is being taken in response to a takeover proposal, that such takeover proposal constitutes a superior proposal. Prior to making an adverse recommendation change or entering into an acquisition agreement in respect of a superior proposal and terminating the merger agreement, Kraft must provide written notice, which we refer to as a notice of adverse recommendation, to Heinz advising Heinz that the Kraft board (or any committee thereof) intends to take such action and the reasons therefor. In addition, if a notice of adverse recommendation is provided in connection with a superior proposal, it must specify the material terms and conditions of the superior proposal, identify the person or persons making the superior proposal and include a copy of the most current version of the agreement or proposal and all material related documentation with respect to such superior proposal. A period of at least four business days must have elapsed following Heinz’s receipt of a notice of adverse recommendation and, if requested by Heinz, Kraft must negotiate, and must cause its subsidiaries and transaction representatives to negotiate, in good faith with Heinz during such four business day period with respect to any changes to the terms of the merger agreement proposed by Heinz during such period and take into account any changes to the terms of the merger agreement irrevocably proposed by Heinz. If there is any amendment or modification (other than an immaterial amendment or modification) to the terms of such takeover proposal, then Kraft must provide a new notice of adverse recommendation and an additional three day period to Heinz. If the Kraft board or any committee thereof determines in good faith, after consultation with its financial advisor and outside counsel, that the failure to take such action would continue to be reasonably likely to be inconsistent with its fiduciary duties under applicable law and that, in the case of any notice of adverse recommendation provided in connection with a takeover proposal, the takeover proposal would continue to constitute a superior proposal if such changes irrevocably offered by Heinz were to be given effect, the Kraft board (or any committee thereof), may make an adverse recommendation change or terminate the merger agreement and cause Kraft to enter into an acquisition agreement with respect to the superior proposal and terminate the merger agreement.

For any such termination to be valid under the merger agreement, Kraft must pay Heinz a termination fee of $1.2 billion prior to or substantially concurrently with any such termination. Such termination fee will be the sole and exclusive remedy of Heinz for monetary damages. See the section entitled “The Merger Agreement—Expenses and Termination Fees; Liability for Breach” beginning on page [—] of this proxy statement/prospectus.

Efforts to Obtain Required Shareholder Approval

Kraft has agreed to hold the special meeting for its shareholders and to use its reasonable best efforts to obtain shareholder approval for the merger proposal. The Kraft board has (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Kraft and its shareholders, (ii) approved and declared it advisable that Kraft enter into the merger agreement and (iii) adopted the merger agreement, the merger and the transactions contemplated by the merger agreement.

The Heinz board has adopted the merger agreement and determined that the terms of the merger agreement are in the best interests of Heinz and its shareholders. The Heinz shareholders have approved the issuance of shares of Kraft Heinz common stock to Kraft shareholders pursuant to the merger and the adoption of the new Kraft Heinz charter. No approvals of the Heinz shareholders are necessary to consummate the merger other than those that have already been obtained.

Efforts to Complete the Merger

Heinz and Kraft have each agreed to:

•	take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement;

•	take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger agreement or any transaction contemplated by the merger agreement and, if any takeover statute or similar statute or regulation becomes applicable to the merger agreement or any transaction contemplated by the merger agreement, take all action necessary to ensure that the merger and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable;

•	provide all necessary notices, reports, registrations, submissions of information, applications and other filings to, and obtain as promptly as practicable all consents, licenses, permits, waivers, approvals, clearances, and authorizations, orders or nonactions from, any governmental entity or other person that are required to be obtained by Heinz, merger sub I, merger sub II or Kraft, or any of their respective subsidiaries, in connection with the consummation of the merger and the other transactions contemplated by the merger agreement;

•	prosecute all such filings and consents with all appropriate diligence;

•	furnish all information required to be furnished in connection with the consents of or filings with any governmental entity, and promptly cooperate with and furnish information in connection with any such requirements imposed upon either of them or any of their respective subsidiaries in connection with the merger agreement and the transactions contemplated by the merger agreement;

•	execute and deliver any additional instruments necessary to consummate the merger and the other transactions contemplated by the merger agreement and to fully carry out the purposes of the merger agreement;

•	facilitate obtaining any final order, writ, judgment or decree approving the transactions contemplated by the merger agreement;

•	defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

•	take all actions, and do and assist and cooperate with the other in doing, all things necessary to avoid each and every legal impediment that may be asserted by any governmental entity in order to enable the parties to consummate, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement, including proposing, negotiating, committing to and effecting any terms, conditions, obligations, commitments or liabilities or the entry into any other arrangements, as are necessary or reasonably advisable in order to obtain the consents, avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction that would otherwise have the effect of materially delaying or preventing the consummation of the merger and the other transactions contemplated by the merger agreement (subject to certain exceptions described below), other than with respect to notices, reports, registrations, submissions, applications and other filings, consents, lawsuits or other legal proceedings relating to the HSR Act or any other antitrust law, which are dealt with separately as described below.

Additionally, Heinz and Kraft have each agreed to:

•	as promptly as reasonably practicable (but in no event later than ten business days after the date of the merger agreement) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement;

•	as promptly as practicable make all filings and deliver all notices required under all other antitrust laws;

•	thereafter as promptly as practicable make all other submissions with respect to the transactions contemplated by the merger agreement required under the HSR Act and any other antitrust law and supply any additional information and documentary material that may be requested pursuant to the HSR Act and any other antitrust law;

•	take all necessary actions to cause the expiration or termination of the applicable waiting periods under the antitrust laws of the United States or to obtain the consents required under any other applicable antitrust law as soon as practicable after the date of the merger agreement;

•	use their reasonable best efforts to cause any such filings to be in substantial compliance with the requirements of the HSR Act or any other applicable antitrust law; and

•	take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other in doing, all things necessary to avoid or eliminate each and every legal impediment that may be asserted under antitrust law so as to enable the parties to the merger agreement to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement in accordance with its terms, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divestiture or disposition of their assets, properties or businesses, and the entrance into such other arrangements, as are necessary or reasonably advisable in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (whether temporary, preliminary or permanent) that would otherwise have the effect of materially delaying or preventing the consummation of the merger and the other transactions contemplated by the merger agreement.

Notwithstanding the foregoing, Heinz and Kraft and their respective subsidiaries are not required under the merger agreement to agree to or otherwise be required to commit to, execute or consummate any sale, divestiture, disposition or arrangement if doing so that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Heinz, Kraft and their respective subsidiaries, taken as a whole. Further, the parties are not required to agree to any of the foregoing actions with respect to the business or operations of Heinz or Kraft and their respective subsidiaries unless their effectiveness is conditioned on the closing of the merger. Kraft cannot take or agree to any of the foregoing actions with respect to its business or operations without the prior written consent of Heinz (such consent not to be withheld, conditioned or delayed if doing so would be inconsistent with Heinz’s obligations under the merger agreement). 3G Capital, Berkshire Hathaway and their respective affiliates (other than Heinz and its subsidiaries) will not be required to sell, divest or dispose of, or enter into any other arrangements or take any other remedy action with respect to, their assets, properties or businesses pursuant to the merger agreement.

Heinz must use its reasonable best efforts to cause the shares of Kraft Heinz common stock to be issued as merger consideration and any shares of Kraft Heinz common stock issuable following the effective time of the merger in respect of the stock-based awards to be approved for listing on NASDAQ or the NYSE, as selected by Heinz in consultation with Kraft, subject to official notice of issuance prior to the closing date.

Governance Matters After the Merger

Effective upon and after the effective time of the merger:

•	the combined company’s name will be “The Kraft Heinz Company” and H.J. Heinz Company’s name will be changed to a name to be agreed upon between Heinz and Kraft prior to the effective time of the merger, which name must be consistent with the naming convention used for the combined company—“The Kraft Heinz Company”;

•	Heinz and Heinz Company will each have co-corporate headquarters, one in the Chicago, Illinois metropolitan area and the other in Pittsburgh, Pennsylvania;

•	the board of directors of The Kraft Heinz Company will be comprised of 11 members. The members of the board are expected to be:

•	Mr. Alexandre Behring, Mr. Jorge Paulo Lemann and Mr. Marcel Herrmann Telles (each of whom was selected by 3G Capital);

•	Mr. Gregory Abel, Mr. Warren E. Buffett and Ms. Tracy Britt Cool (each of whom was selected by Berkshire Hathaway); and

•	Mr. John T. Cahill, Mr. L. Kevin Cox, Ms. Jeanne P. Jackson, Mr. Mackey J. McDonald and Mr. John C. Pope (each of whom was selected by Kraft);

•	the current chief executive officer of Heinz and the chairman of the Heinz board will continue as the chief executive officer of the combined company and the chairman of the combined company board of directors, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

•	Mr. John T. Cahill will serve as vice chairman of the combined company board of directors.

•	the board of directors of the combined company will have an Operations and Strategy Committee comprised of three members, including Mr. John T. Cahill (who will be the Chair of the Operations and Strategy Committee) and two members selected by Heinz, with one such member being affiliated with 3G Capital and the other with Berkshire Hathaway; and

•	Mr. John C. Pope will serve as chair of the audit committee of the board of directors of The Kraft Heinz Company.

Employee Benefits Matters

From the completion of the merger until December 31, 2015, Heinz has agreed to provide each employee of Kraft and its subsidiaries who continues to be employed with the combined company following the completion of the merger (whom we refer to as a continuing employee) with (i) base salary or base wage, (ii) target annual cash bonus and long-term incentive opportunities, (iii) severance benefits and (iv) defined contribution retirement, pension and welfare benefits in the aggregate that, in each case, are no less favorable than the base salary or base wage, target annual cash bonus and long-term incentive opportunities, severance benefits and aggregate defined contribution retirement benefits and pension and welfare benefits provided to such continuing employee immediately prior to the effective time.

Additionally, Heinz has agreed during calendar year 2016 to provide each continuing employee with (i) base salary or base wage and target annual cash bonus opportunity that, in each case, are no less favorable than the base salary or base wage and target annual cash bonus opportunity provided to such continuing employee immediately prior to the effective time and (ii) employee benefits that are no less favorable in the aggregate than either (1) those provided by Kraft immediately prior to the completion of the merger or (2) if such continuing employee becomes eligible to participate in The Kraft Heinz Company benefit plans, those provided to similarly situated-employees of Heinz. During the period beginning on January 1, 2016 and ending on the first anniversary of the closing of the merger, Heinz has agreed to provide severance benefits to continuing employees that are no less favorable than the severance benefits provided by Kraft immediately prior to the effective time.

Heinz has also agreed to provide each Kraft employee who, as of the date of the merger agreement, was granted an opportunity to receive an annual cash performance bonus for 2015, which we refer to as a 2015 bonus, with a 2015 bonus based on individual performance goals deemed met and the achievement of corporate performance goals at the greater of target or actual performance through the completion of the merger, which we refer to as applicable performance, paid at the time bonuses are paid in the ordinary course; provided that, (i) if any employee experiences a qualifying termination on or prior to December 31, 2015, the 2015 bonus will be paid at the time of the qualifying termination based on applicable performance, pro-rated for the number of full or partial months elapsed in 2015 prior to the qualifying termination and (ii) if any employee experiences a termination of employment, other than a qualifying termination, on or prior to December 31, 2015, the 2015 bonus will be paid at the time bonuses are paid in the ordinary course based on the employee’s target bonus opportunity, pro-rated for the number of full or partial months elapsed in 2015 prior to the closing of the merger.

The parties have agreed that with respect to all plans in which Kraft employees are eligible to participate after the completion of the merger, for purposes of determining eligibility to participate, benefit accrual or vesting, each continuing employee’s service with Kraft or any of its subsidiaries will be treated as service with The Kraft Heinz Company or any of its subsidiaries; provided that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service. As of the completion of the merger, Heinz has agreed to waive any limitations, exclusions, or waiting periods under its welfare benefit plans and will give each continuing employee credit for the plan year in which the closing of the merger occurs towards applicable deductibles or out-of-pocket limits for medical expenses incurred prior to the completion of the merger.

Treatment of Kraft Stock-Based Awards

Kraft Restricted Shares

Each share of Kraft common stock that is outstanding and subject to forfeiture or other restrictions (which we refer to as a restricted share) immediately prior to the completion of the merger will, as of the completion of the merger, be converted into (i) a Kraft Heinz restricted share plus (ii) the right to receive the special dividend per share amount at the same time it is paid to holders of Kraft common stock. The Kraft Heinz restricted shares will continue to vest in accordance with the terms and conditions as were applicable to the Kraft restricted shares immediately prior to the completion of the merger.

Kraft Restricted Stock Units

Each Kraft restricted stock unit (which we refer to as an RSU) that is outstanding immediately prior to the completion of the merger will, as of the completion of the merger, be converted into (i) a Kraft Heinz RSU in respect of a number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock that may be issued in respect of such Kraft RSU plus (ii) the right to receive an amount in cash equal to the per share amount of the special dividend no later than 30 days following the completion of the merger. The Kraft Heinz RSUs will continue to vest and be settled in accordance with the terms and conditions as were applicable under such Kraft RSUs immediately prior to the completion of the merger.

Kraft Deferred Compensation Units

Each Kraft deferred compensation unit (which we refer to as a DCU) that is outstanding immediately prior to the completion of the merger will, as of the completion of the merger, be converted into (i) a Kraft Heinz DCU with respect to a number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock that may be issued in respect of such Kraft DCU plus (ii) the right to receive an amount in cash equal to the per share amount of the special dividend no later than 30 days following the completion of the merger. The Kraft Heinz DCUs will continue to be subject to the same terms and conditions as were applicable under such Kraft DCUs immediately prior to the completion of the merger.

Kraft Stock Options

Each Kraft stock option (whether vested or unvested) that is outstanding immediately prior to the completion of the merger will generally be adjusted such that, at the completion of the merger, it will be converted into an option to purchase the number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock subject to the Kraft stock option divided by the option adjustment ratio (rounded down to the nearest whole share), at an exercise price per share equal to the exercise price per share of each Kraft stock option immediately prior to the completion of the merger multiplied by the option adjustment ratio (rounded up to the nearest whole cent). The Kraft Heinz stock options will continue to vest and become exercisable in accordance with the terms and conditions as were applicable under such Kraft stock options immediately prior to the completion of the merger.

For purposes of the adjustment of Kraft stock options and stock appreciation rights, the option adjustment ratio is equal to the quotient determined by dividing (i) the closing price of Kraft Heinz common stock on the first trading day following the completion of the merger by (ii) the closing price of Kraft common stock on the trading day immediately prior to the trading day on which the Kraft common stock trades ex-dividend with respect to the special dividend, or, if the Kraft common stock does not ever trade ex-dividend, on the trading day immediately prior to the closing of the merger, which we refer to as the final Kraft pre-dividend price.

Kraft Stock Appreciation Right

Each Kraft stock appreciation right (whether vested or unvested) that is outstanding immediately prior to the completion of the merger will generally be adjusted such that, at the completion of the merger, it will be converted into a stock appreciation right with respect to the number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock subject to the Kraft stock appreciation right divided by the option adjustment ratio (rounded down to the nearest whole share), at a reference price per share equal to the reference price per share of each Kraft stock appreciation right immediately prior to the completion of the merger multiplied by the option adjustment ratio (rounded up to the nearest whole cent). The Kraft Heinz stock appreciation rights will continue to vest and become exercisable in accordance with the terms and conditions as were applicable under such Kraft stock appreciation rights immediately prior to the completion of the merger.

Kraft Performance Shares

Each Kraft performance share award will be converted into the right to receive an amount in cash equal to the target number of Kraft performance shares subject to such award immediately prior to the completion of the merger multiplied by the final Kraft pre-dividend price, which we refer to as the performance share amount. The performance share amount will be paid in two installments in the following manner: (i) a pro rata portion of the performance share amount with respect to each award, based on the number of full or partial months that have elapsed since the beginning of the applicable performance period to the completion of the merger, will be paid no later than 30 days following the completion of the merger and (ii) the remaining portion of the performance share amount with respect to each award will be paid on the earlier of (A) the first anniversary of the completion of the merger (subject to a continued service requirement) or (B) the holder’s qualifying termination; provided that, if the holder’s employment terminates following the completion of the merger for any reason other than due to a qualifying termination, the unpaid portion of the performance share amount will be forfeited.

Kraft Deferred Shares

Each Kraft deferred share that is outstanding immediately prior to the completion of the merger will, as of the completion of the merger, be converted into a Kraft Heinz deferred share with respect to a number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock that may be issued in respect of such Kraft deferred share. Such Kraft Heinz deferred shares will (i) be settled in accordance with the terms and conditions as were applicable under such Kraft deferred share immediately prior to the completion of the merger and (ii) accrue additional deferred shares in respect of the special dividend, in accordance with the terms of the Kraft Stock Plan, the applicable deferred share award agreement or Kraft’s past practices with respect to such accruals.

Kraft Employee Stock Purchase Plan

The merger agreement provides that with respect to the Employee Stock Purchase Plan, which we refer to as the ESPP, (i) no offering period will commence after the offering period that commenced on April 1, 2015, (ii) no participant is entitled to begin participating in the ESPP after entry into the merger agreement, (iii) each participant’s outstanding right to purchase Kraft common stock under the ESPP will terminate on the earlier of (A) September 30, 2015 or (B) any new purchase date determined in accordance with the terms of the ESPP occurring prior to the completion of the merger; provided that (1) each participant’s accumulated payroll deduction under the ESPP will be used to purchase shares of Kraft common stock at a price determined in accordance with the terms of the ESPP and (2) Kraft will purchase all shares to be issued under the ESPP for the offering period that commenced on April 1, 2015 on the open market prior to the distribution of this proxy statement/prospectus and (iv) the ESPP will terminate prior to the completion of the merger.

Treatment of Heinz Stock-Based Awards

Heinz Stock Options

Each Heinz stock option (whether vested or unvested) that is outstanding immediately prior to the pre-closing Heinz share conversion will, as of the pre-closing Heinz share conversion, be adjusted such that following the pre-closing Heinz share conversion it represents an option to purchase (i) the number of shares of Heinz common stock equal to the number of shares of Heinz common stock subject to the Heinz stock option immediately prior to the pre-closing Heinz share conversion multiplied by the Heinz share conversion ratio (rounded down to the nearest whole share), (ii) at an exercise price per share equal to the exercise price per share of each Heinz stock option immediately prior to the pre-closing Heinz share conversion divided by the Heinz share conversion ratio (rounded up to the nearest whole cent). The Heinz stock options will continue to vest and become exercisable in accordance with the terms and conditions as were applicable under such Heinz stock options immediately prior to the pre-closing Heinz share conversion.

Heinz Restricted Stock Units

Each Heinz RSU that is outstanding immediately prior to the pre-closing Heinz share conversion will, as of the pre-closing Heinz share conversion, be adjusted such that following the pre-closing Heinz share conversion it represents an RSU with respect to the number of shares of Heinz common stock equal to the number of shares of Heinz common stock that may be issued in respect of the Heinz RSU immediately prior to the pre-closing Heinz share conversion multiplied by the Heinz share conversion ratio (rounded to the nearest whole share). The Heinz RSUs will continue to vest and be settled in accordance with the terms and conditions as were applicable under such Heinz RSUs immediately prior to the pre-closing Heinz share conversion.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	cooperation between Heinz and Kraft in the preparation of this proxy statement/prospectus;

•	confidentiality and access by each party to certain information about the other party during the period prior to the effective time of the merger;

•	the use of Heinz’s and Kraft’s reasonable best efforts to cause the merger and the subsequent merger to be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•	Kraft will give Heinz the opportunity to participate in the defense or settlement of any shareholder litigation against Kraft or its directors relating to the merger;

•	causing any dispositions of Kraft common stock and any acquisitions of Heinz common stock, in each case resulting from the merger and the other transactions contemplated by the merger agreement by each individual who will or may become subject to reporting requirements under the securities laws to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	the use of each party’s reasonable best efforts to cooperate in connection with the refinancing on the closing date of the Kraft 1.625% notes, the Kraft debentures and all amounts outstanding, if any, under the Kraft revolving credit facility; and

•	cooperation between Heinz and Kraft in connection with public announcements.

Heinz has also agreed to obtain the equity investment on the terms and conditions described in the equity investment letters.

Heinz has also agreed to indemnify and hold harmless, to the fullest extent that would have been permitted under the laws applicable to Kraft prior to the effective time of the merger, and to advance expenses as incurred to the fullest extent permitted under the laws applicable to Kraft prior to the effective time of the merger, each current or former director or officer of Kraft or any of its subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger, including the merger and the other transactions contemplated by the merger agreement.

Kraft may (or, if Kraft fails to do so, Heinz will cause H.J. Heinz Company to), prior to the effective time of the merger, obtain and fully pay the premium for “tail” insurance policies with a claims reporting or discovery period of six years from and after the effective time of the merger, with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with benefits terms, conditions, retentions and limits of liability at least as favorable Kraft’s existing policies with respect to matters existing at or occurring prior to the effective time, subject to certain limitations.

Conditions to Completion of the Merger

The obligations of Heinz, merger sub I, merger sub II and Kraft to effect the merger are subject to the satisfaction or waiver by each of the parties to the merger agreement of the following conditions at or prior to the effective time:

•	approval of the merger proposal by the affirmative vote of holders of a majority of the outstanding shares of Kraft common stock entitled to vote at the special meeting;

•	authorization for the listing on the NASDAQ or NYSE of the shares of Kraft Heinz common stock to be issued to Kraft shareholders in the merger, subject to official notice of issuance;

•	the waiting period applicable to the consummation of the merger under the HSR Act having expired or been earlier terminated;

•	Heinz’s receipt of approval of an ARC pursuant to Section 102 of the Competition Act (Canada) or the applicable waiting period under the Canadian Competition Act having expired, been terminated or waived and Heinz’s receipt of a no action letter;

•	obtaining certain other foreign regulatory approvals (if required);

•	effectiveness of the registration statement of which this proxy statement/prospectus forms a part and no stop order suspending the effectiveness of the registration statement having been issued or proceedings for that purpose having been initiated or threatened by the SEC; and

•	no material order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement being in effect.

In addition, Heinz’s obligation to effect the merger is subject to the satisfaction or waiver of the following conditions at or prior to the effective time:

•	the representations and warranties of Kraft being true and correct on the date of the merger agreement and the closing date of the merger, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on Kraft, other than the representations and warranties referred to in the three paragraphs immediately following this paragraph;

•	the representations and warranties of Kraft related to (i) due corporate organization, valid existence and good standing of Kraft under Virginia law, (ii) capitalization of Kraft and (iii) no bonds, debentures, notes or other indebtedness, or securities convertible into or exchangeable for, or other rights to acquire, any such bonds, debentures, notes or other indebtedness, of Kraft having the right to vote on any matters on which shareholders may vote, in each case being true and correct in all material respects (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) on the date of the merger agreement and as of the closing date of the merger, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date);

•	the representations and warranties of Kraft related to (i) the execution and delivery of the merger agreement by Kraft and the consummation by Kraft of the merger and the other transactions contemplated by the merger agreement not violating, conflicting with or resulting in a breach of any provision of or causing the loss of any benefit under, constituting a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, resulting in the termination of or a right of termination or cancelation under, accelerating the performance required by, or resulting in the creation of any lien upon any of the respective properties or assets of Kraft or any of the Kraft subsidiaries under, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, Kraft license, lease, agreement or other instrument or obligation to which Kraft or any of the Kraft subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected and (ii) the right of Kraft and its subsidiaries, collectively, to use, free and clear of all liens, all intellectual property rights used in the operation of their respective businesses as currently conducted not being affected by the execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement, in each case being true and correct on the date of the merger agreement and as of the closing date of the merger as if made at and as of such date;

•	the representations and warranties of Kraft related to the non-occurrence of any event or events or development having, or that would reasonably be expected to have, individually or in the aggregate a material adverse effect on Kraft since December 27, 2014, being true and correct as of the date of the merger agreement;

•	the receipt by Heinz of a certificate executed by Kraft’s chief executive officer or chief financial officer to the effects of the immediately foregoing four paragraphs;

•	Kraft having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger, together with the receipt by Heinz of a certificate executed by Kraft’s chief executive officer or chief financial officer to such effect;

•	receipt by Heinz of a tax opinion from Cravath, Swaine & Moore LLP, tax counsel to Heinz, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the registration statement of which this proxy statement/prospectus forms a part and as of the closing date of the merger to the effect that the merger and the subsequent merger will be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that Heinz and Kraft each will be a party to the reorganization within the meaning of Section 368(b) of the Code; and

•	since the date of the merger agreement, no event or events or development or developments having occurred that had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Kraft.

In addition, Kraft’s obligation to effect the merger is subject to the satisfaction or waiver of the following conditions at or prior to the effective time:

•	the representations and warranties of Heinz being true and correct on the date of the merger agreement and the closing date of the merger, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on Heinz, other than the representations and warranties referred to in the three paragraphs immediately following this paragraph;

•	the representations and warranties of Heinz related to (i) due corporate organization, valid existence and good standing of Heinz under Delaware law, (ii) capitalization of Heinz, (iii) no bonds, debentures, notes or other indebtedness, or securities convertible into or exchangeable for, or other rights to acquire, any such bonds, debentures, notes or other indebtedness, of Heinz having the right to vote on any matters on which shareholders may vote and (iv) absence of operating and business activities and liabilities of Heinz, individually, and Hawk Intermediate I, individually, in each case being true and correct in all material respects (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) on the date of the merger agreement and as of the closing date of the merger, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date);

•

the representations and warranties of Heinz related to (i) the execution and delivery of the merger agreement by Heinz and the consummation by Heinz of the merger and the other transactions contemplated by the merger agreement not violating, conflicting with or resulting in a breach of any provision of or causing the loss of any benefit under, constituting a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, resulting in the termination of or a right of termination or cancelation under, accelerating the performance required by, or resulting in the creation of any lien upon any of the respective properties or assets of Heinz or any of the Heinz subsidiaries under, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, Heinz license, lease, agreement or other instrument or obligation to which

Heinz or any of the Heinz subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected and (ii) the right of Heinz and its subsidiaries, collectively, to use, free and clear of all liens, all intellectual property rights used in the operation of their respective businesses as currently conducted not being affected by the execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement, in each case being true and correct on the date of the merger agreement and as of the closing date of the merger as if made at and as of such date;

•	the representations and warranties of Heinz related to the non-occurrence of any event or events or development or developments having, or that would reasonably be expected to have, individually or in the aggregate a material adverse effect on Heinz since December 28, 2014, being true and correct as of the date of the merger agreement;

•	the receipt by Kraft of a certificate executed by Heinz’s chief executive officer or chief financial officer to the effects of the immediately foregoing four paragraphs;

•	Heinz having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger, together with the receipt by Kraft of a certificate executed by Heinz’s chief executive officer or chief financial officer to such effect;

•	receipt by Kraft of a tax opinion from Sullivan & Cromwell LLP, tax counsel to Kraft, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the registration statement of which this proxy statement/prospectus forms a part and as of the closing date of the merger, to the effect that the merger and the subsequent merger will be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that Heinz and Kraft each will be a party to the reorganization within the meaning of Section 368(b) of the Code;

•	since the date of the merger agreement, no event or events or development or developments having occurred that had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Heinz; and

•	Heinz having obtained the equity investment at or prior to the closing date of the merger on the terms and conditions described in the equity investment letters.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the receipt of the approval of the Kraft shareholders of the merger proposal at the special meeting, by action taken or authorized by the board of directors of the terminating party or parties under the following circumstances:

•	by mutual written consent of Heinz and Kraft;

•	by either Heinz or Kraft:

•	if any governmental entity issues a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement, except that no party may terminate the merger agreement if such party’s breach of its obligations proximately contributed to the issuance of such order;

•	if the Kraft shareholders fail to approve the merger proposal at the special meeting or any adjournment or postponement thereof at which the vote was taken; or

•	if the merger is not consummated by March 31, 2016, which we refer to as the end date, provided, that no party may terminate the merger agreement if such party’s breach of its obligations proximately contributed to the failure to close by the end date;

•	by Heinz if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties of Kraft, in either case such that the conditions to Heinz’s obligations to complete the merger relating to such covenants or representations or warranties would not then be satisfied and such breach or inaccuracy is incapable of being cured, or is not cured, by Kraft by the end date or, if capable of being cured by the end date, Kraft has not commenced good faith efforts to cure the breach or inaccuracy within 10 days following receipt of written notice from Heinz and thereafter is not continuing such good faith efforts;

•	by Kraft if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties of Heinz, in either case such that the conditions to Kraft’s obligations to complete the merger relating to such covenants or representations or warranties would not then be satisfied and such breach or inaccuracy is incapable of being cured, or is not cured, by Heinz by the end date or, if capable of being cured by the end date, Heinz has not commenced good faith efforts to cure the breach or inaccuracy within 10 days following receipt of written notice from Heinz and thereafter is not continuing such good faith efforts.

In addition, the merger agreement may be terminated:

•	by Heinz if, prior to obtaining the approval of the Kraft shareholders of the merger proposal at the special meeting, there has been an adverse recommendation change by the Kraft board; or

•	by Kraft at any time prior to obtaining the approval of the Kraft shareholders of the merger proposal at the special meeting in connection with entering into an acquisition agreement with a third party in accordance with the non-solicitation provisions of the merger agreement, provided that Kraft pays Heinz the termination fee of $1.2 billion prior to or substantially concurrently with entering into such acquisition agreement.

If the merger agreement is validly terminated, the merger agreement will become void and have no effect, without any liability or obligation on the part of any party, except as expressly set forth therein (including any obligation of Kraft to pay the termination fee or the expense fee, as described in the paragraph below), unless a party is in willful and material breach of any representation, warranty, covenant or agreement set forth in the merger agreement.

Expenses and Termination Fees; Liability for Breach

Each party will pay all fees and expenses incurred by it in connection with the merger and the other transactions contemplated by the merger agreement. However, Heinz and Kraft will share equally all fees and expenses in relation to the printing and filing of the registration statement of which this proxy statement/prospectus forms a part and the printing, filing and distribution of this proxy statement/prospectus.

Kraft will be obligated to pay a termination fee of $1.2 billion (less the fee paid by Kraft for Heinz expenses, if any) to Heinz if:

•

(a) a bona fide takeover proposal is made directly to Kraft’s shareholders or any person has publicly announced a takeover proposal or any takeover proposal otherwise becomes publicly known after the date of the merger agreement and prior to the special meeting and thereafter, (b) the merger agreement is terminated (i) by either Heinz or Kraft following the failure of Kraft shareholders to approve the merger proposal at the special meeting or any adjournment or postponement thereof at which the vote was taken or the failure to consummate the merger on or before the end date, or (ii) by Heinz for a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties set forth in the merger agreement on the part of Kraft, which breach or inaccuracy, either individually or in the aggregate, would result in failure of the conditions of Heinz to consummate the merger relating to such covenants or representation or warranties and (c) Kraft enters into a definitive agreement with respect to a transaction contemplated by a takeover proposal or consummates a takeover proposal within 12 months of the date the merger agreement is terminated (for purposes of this clause (c), each reference in the definition of “takeover proposal” to “20% or more” being deemed to be “more than 35%”, in the event the definitive agreement or transaction in respect of such takeover proposal is entered into or consummated, as applicable, with the same person (or any of its affiliates) that made or announced the takeover proposal that is referenced in clause (a) of this paragraph or “more than 50%”, if otherwise) (in which case Kraft must pay the termination fee substantially concurrently with or prior to the earlier of the entering into of the definitive agreement or the consummation of the transaction referred to in clause (c));

•	Kraft terminates the merger agreement at any time prior to obtaining the approval of the Kraft shareholders in connection with entering into an acquisition agreement with a third party (in which case Kraft must pay the termination fee substantially concurrently with or prior to its termination of the merger agreement); or

•	Heinz terminates the merger agreement because, prior to obtaining the approval of the Kraft shareholders, the Kraft board of any committee thereof makes an adverse recommendation change (except where such adverse recommendation change was made as a result of a material adverse effect on Heinz and no takeover proposal had been then received by Kraft or any of its subsidiaries prior to the date of the adverse recommendation change) (in which case Kraft must pay the termination fee within two business days after its termination of the merger agreement).

In the event that the merger agreement is terminated by Heinz because of the failure of Kraft shareholders to approve the merger proposal at the special meeting or any adjournment or postponement thereof at which the vote was taken, Kraft will be obligated to pay Heinz the reasonable and documented out-of-pocket fees and expenses incurred by Heinz, merger sub I and merger sub II, or on their behalf, in connection with the authorization, preparation, negotiation, execution and performance of the merger agreement, any filings or submissions made under antitrust or other laws, and any other matters related to the merger and the transactions contemplated by the merger agreement, up to a maximum amount of $15 million.

If Kraft fails to promptly pay any termination fees or reimburse any expenses when due and Heinz obtains a judgment against Kraft for that amount, Kraft has agreed to pay interest on the amount due (at a rate equal to three-month LIBOR plus 250 basis points).

Heinz’s receipt of the termination fee will be its sole and exclusive remedy for monetary damages under the merger agreement. Kraft will not be required to pay the termination fee or the expense fee, as applicable, on more than one occasion.

Amendments, Extensions and Waivers

The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after the approval of the merger proposal by the affirmative vote of holders of a majority of the outstanding shares of Kraft common stock entitled to vote at the special meeting. However, after such Kraft shareholder approval, any amendment of the merger agreement that requires further approval of the Kraft shareholders pursuant to applicable law will be effective only with the approval of such shareholders.

At any time prior to the effective time of the merger, Kraft, in the case of Heinz, merger sub I and merger sub II, and Heinz, in the case of Kraft, may (i) extend the time for performance of any obligations or other acts of such parties, (ii) waive any inaccuracies in the representations and warranties of such parties contained in the merger agreement and (iii) waive compliance by such parties with any of the agreements or conditions contained in the merger agreement.

No Third Party Beneficiaries

The merger agreement is not intended to, and does not, confer upon any person other than Heinz, Kraft, merger sub I and merger sub II any rights or remedies, except in connection with Heinz’ agreement, after the effective time, to indemnify and hold harmless, and to advance expenses to, each current or former director or officer of Kraft or any of its subsidiaries in connection with claims arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merge and to obtain and fully pay the premium for “tail” insurance with respect to directors’ and officers’ liability insurance and fiduciary liability insurance and in connection with the payment of the merger consideration and the special dividend after the effective time of the merger, in each case as set forth in the merger agreement.

Specific Performance

Heinz and Kraft acknowledged and agreed in the merger agreement that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy. Therefore, the parties fully intend for specific performance to be an available remedy for breaches of the merger agreement. In addition, the parties agreed that they will be entitled to seek an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of terms and provisions of the merger agreement without proof of actual damages in addition to any other remedy to which they are entitled at law or in equity. The parties further agreed not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party further acknowledged and agreed that such agreements relating to specific performance are an integral part of the transactions contemplated by the merger agreement and that, without these agreements, the other party would not have entered into the merger agreement. Each party further agreed that no other party or any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy relating to specific performance, and each party irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Notwithstanding the foregoing, Heinz and Kraft acknowledged and agreed that the right of Kraft to seek an injunction or specific performance in connection with enforcing Heinz’s obligation to enforce its rights under or with respect to the equity investment letters is subject to the requirements that (i) all conditions to the obligations of Heinz to effect the merger are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at closing) at the time when the closing is required to occur pursuant to the merger agreement, and (ii) Kraft has irrevocably confirmed that if the equity investment is funded, then it would take such actions that are within its control to cause the closing to occur substantially concurrently with such funding.

OTHER RELATED AGREEMENTS

Registration Rights Agreement

The following is a summary of the material provisions of the registration rights agreement to be entered into by The Kraft Heinz Company, 3G Global Food Holdings and Berkshire Hathaway, and is qualified in its entirety by reference to the full text of the form of such registration rights agreement attached as Annex E to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus.

In connection with the merger and the transactions contemplated by the merger agreement, The Kraft Heinz Company will enter into a registration rights agreement with 3G Global Food Holdings and Berkshire Hathaway. Pursuant to the registration rights agreement, The Kraft Heinz Company will grant 3G Global Food Holdings and Berkshire Hathaway registration rights with respect to the shares of Kraft Heinz common stock held by 3G Global Food Holdings and Berkshire Hathaway as of the date of the closing of the merger, representing (i) shares of Kraft Heinz common stock acquired from Heinz in connection with the merger and the transactions contemplated by the merger agreement and (ii) shares of Kraft Heinz common stock issuable upon the exercise of the Berkshire warrant (we refer to (i) and (ii) together as registrable shares). The registration rights only apply to registrable shares and not shares of Kraft Heinz common stock subsequently acquired by either party. These rights will include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. The rights are subject to certain holdback and suspension periods. All fees, costs and expenses related to registrations generally will be borne by The Kraft Heinz Company, other than underwriting discounts and commissions attributable to the sale of shares of Kraft Heinz common stock by 3G Global Food Holdings and Berkshire Hathaway, as applicable.

Demand Registration Rights. The registration rights agreement will grant each of 3G Global Food Holdings and Berkshire Hathaway demand registration rights. The Kraft Heinz Company will be required, upon the written request of 3G Global Food Holdings or Berkshire Hathaway, to file a registration statement pursuant to its demand rights under the registration rights agreement as promptly as practicable and to use its reasonable best efforts to effect registration of shares of Kraft Heinz common stock requested to be registered by 3G Global Food Holdings or Berkshire Hathaway, subject to certain exceptions. Each of 3G Global Food Holdings and Berkshire Hathaway will be entitled to request up to three demand registrations in the aggregate.

Shelf Registration Rights. The registration rights agreement will grant each of 3G Global Food Holdings and Berkshire Hathaway shelf registration rights. Subject to The Kraft Heinz Company’s eligibility to use Form S-3, each of 3G Global Food Holdings and Berkshire Hathaway will be entitled to request that The Kraft Heinz Company file a shelf registration statement with respect to some or all of its shares of Kraft Heinz common stock, and, upon such request, The Kraft Heinz Company is required to file such registration statement promptly as practicable, subject to certain exceptions.

“Piggyback” Registration Rights. The registration rights agreement will grant each of 3G Global Food Holdings and Berkshire Hathaway “piggyback” registration rights. If The Kraft Heinz Company registers any of its shares of common stock, either for its own account or for the account of other shareholders, each of 3G Global Food Holdings and Berkshire Hathaway will be entitled, subject to certain exceptions, to include its shares of common stock in the registration.

Holdback Periods. Notwithstanding the registration rights described above, if there is an offering of shares of The Kraft Heinz Company and the managing underwriters for the offering advise The Kraft Heinz Company that a public sale or distribution of shares outside the offering would adversely affect the offering, then, if requested, each of 3G Global Food Holdings and Berkshire Hathaway will not dispose of, or request the registration of, any registrable shares for a certain period, which we refer to as a holdback period. Such holdback period will begin on the 10th day before the pricing date of the offering and extend for either (i) 120 days or (ii) an earlier date, if designated by the managing underwriters.

Suspension Periods. In addition, The Kraft Heinz Company may delay or suspend the filing, effectiveness or use of a registration statement for a certain period, which we refer to as a suspension period, if The Kraft Heinz Company determines that (i) proceeding with the use or effectiveness of the registration statement would require it to disclose material non-public information and the disclosure of that information at that time would not be in The Kraft Heinz Company’s best interests or (ii) the registration or offering to be delayed or suspended would, if not delayed or suspended, materially adversely affect The Kraft Heinz Company or delay or otherwise materially adversely affect the success of any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. During any calendar year, there will not be more than two suspension periods and the aggregate number of days included in all suspension periods in such year will not exceed 119 days.

Shareholders’ Agreement

The following is a summary of the material provisions of the shareholders’ agreement to be entered into by 3G Global Food Holdings and Berkshire Hathaway.

Following the merger, 3G Global Food Holdings and Berkshire Hathaway will enter into a shareholders’ agreement that will govern how each party and their affiliates will vote the shares of Kraft Heinz common stock held by them as of the date of closing of the merger, with respect to supporting certain directors that are designated by either 3G Global Food Holdings or Berkshire Hathaway. Pursuant to the shareholders’ agreement, 3G Global Food Holdings will agree that for so long as Berkshire Hathaway and its affiliates control shares representing at least 66% of the voting power in election of directors of shares owned by Berkshire Hathaway as of the consummation of the merger, 3G Global Food Holdings and its affiliates will vote their shares of Kraft Heinz common stock in favor of the three Kraft Heinz board nominees designated by Berkshire Hathaway and not take any action to remove such designees without Berkshire Hathaway’s consent. Similarly, Berkshire Hathaway will agree that for so long as 3G Global Food Holdings and its affiliates control shares representing at least 66% of the voting power in elections of directors of shares owned by 3G Global Food Holdings as of the consummation of the merger, Berkshire Hathaway and its affiliates will vote their shares of Kraft Heinz common stock in favor of the three Kraft Heinz board nominees designated by 3G Global Food Holdings and not take any action to remove such designees without 3G Global Food Holdings’ consent. The shareholders’ agreement will provide that each party’s foregoing rights and obligations will step down upon specified reductions in ownership below the 66% threshold described above by either 3G Global Food Holdings or Berkshire Hathaway and their respective affiliates, as applicable.

Warrant

In connection with the 2013 Merger and the transactions contemplated thereby, Berkshire Hathaway was granted a warrant to purchase 46,195,652 shares of Heinz common stock at an exercise price of $0.01 per share. The number of shares of Heinz common stock underlying the warrant will be adjusted pursuant to the pre-closing Heinz share conversion. Following the Heinz share conversion, the warrant will entitle Berkshire Hathaway to purchase 20,480,013.85 shares of Kraft Heinz common stock. References to “fully diluted” in this proxy statement/prospectus, when used in reference to the total ownership of the combined company of 51% or 49%, as applicable, means fully diluted based on the treasury stock method, including all shares issuable in connection with the exercise of the warrant held by Berkshire Hathaway.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF KRAFT

The following table presents selected consolidated financial data for Kraft and its subsidiaries for the three months ended March 28, 2015 and March 29, 2014 and for each of the five fiscal years 2010 through 2014. All amounts are in millions except per share data.

The information set forth below is not necessarily indicative of future results and should be read together with the information provided in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of, and the consolidated financial statements of Kraft and notes thereto included in, Kraft’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 and Kraft’s Quarterly Report on Form 10-Q for the three months ended March 28, 2015.

	Three Months Ended:		Year Ended:
	March 28, 2015	March 29, 2014	December 27, 2014	December 28, 2013	December 29, 2012(1)	December 31, 2011(1)	December 31, 2010(1)
Net revenues	$4,352	$4,362	$18,205	$18,218	$18,271	$18,576	$17,739
Interest and other expense, net	107	116	484	501	258	7	6
Earnings from continuing operations	429	513	1,043	2,715	1,642	1,775	1,890
Earnings and gain from discontinued operations, net of income taxes	—	—	—	—	—	—	1,644
Net earnings	$429	$513	$1,043	$2,715	$1,642	$1,775	$3,534
Earnings from continuing operations per share(2):
Basic	$0.73	$0.86	$1.75	$4.55	$2.77	$3.00	$3.20
Diluted	$0.72	$0.85	$1.74	$4.51	$2.75	$3.00	$3.20
Net cash provided by operating activities	$334	$251	$2,020	$2,043	$3,035	$2,664	$828
Capital expenditures	139	76	535	557	440	401	448
Depreciation and amortization	102	96	385	393	428	364	354
As of:
Total assets	23,134	23,361	22,947	23,148	23,179	21,389	21,448
Current portion of long-term debt	1,406	5	1,405	4	5	8	8
Long-term debt(3)	8,626	9,998	8,627	9,976	9,966	27	31
Total equity	4,517	5,307	4,365	5,187	3,572	16,588	17,037
Dividends declared per share	$0.55	$0.53	$2.15	$2.05	$0.50	—	—

(1)	Prior to October 1, 2012, Kraft was a part of Mondelēz International, Inc., which we refer to as Mondelēz International. On October 1, 2012, Mondelēz International spun-off Kraft as an independent public company through a spin-off of its North American grocery business to Mondelēz International’s shareholders, which we refer to as the spin-off. Prior to the spin-off, Kraft’s financial statements were prepared on a stand-alone basis and were derived from the consolidated financial statements and accounting records of Mondelēz International. Kraft’s financial statements for the years ended December 29, 2012, December 31, 2011 and December 31, 2010 included certain expenses of Mondelēz International that were allocated to Kraft. These allocations were not necessarily indicative of the actual expenses Kraft would have incurred as an independent public company or of the costs Kraft will incur in the future, and may differ substantially from the allocations Kraft agreed to in the various separation agreements.

(2)	On October 1, 2012, Mondelēz International distributed 592 million shares of Kraft common stock to Mondelēz International’s shareholders. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the years ended December 31, 2011 and December 31, 2010 for the number of Kraft shares outstanding immediately following the spin-off.
(3)	Excludes current portion of long-term debt.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF HEINZ

The following table presents selected consolidated financial data for H. J. Heinz Company and its subsidiaries for each of the four fiscal years 2010 through 2013, and for the period from April 29 to June 7, 2013, which we refer to collectively as the Predecessor periods, and for Heinz for each of the periods from February 8 to December 29, 2013 (which includes the results of H. J. Heinz Company from June 8, 2013 to December 29, 2013), the year ended December 28, 2014 and for the quarters ended March 30, 2014 and March 29, 2015, which we refer to collectively as the Successor periods. All amounts are in millions except per share data. On October 21, 2013, Heinz’s board of directors approved a change in Heinz’s fiscal year end from the Sunday closest to April 30 to the Sunday closest to December 31. As a result of this change, the consolidated financial statements include presentation of the Successor period from February 8, 2013 through December 29, 2013 and the Predecessor period from April 29, 2013 through June 7, 2013. We refer to these together as the Transition period.

The statement of operations data for the quarters ended March 29, 2015 and March 30, 2014 and the balance sheet data as of March 29, 2015 have been derived from Heinz’s unaudited consolidated financial statements, beginning on page [—] of this proxy statement/prospectus. The unaudited consolidated financial statements have been prepared on the same basis as Heinz’s audited consolidated financial statements, and in the opinion of Heinz’s management, reflect all adjustments, including normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The statement of operations data for the fiscal years ended December 28, 2014, April 28, 2013 and April 29, 2012 and the balance sheet data as of December 28, 2014 and April 28, 2013 have been obtained from Heinz’s audited consolidated financial statements, beginning on page [—] of this proxy statement/prospectus. The statement of operations data for the fiscal years ended April 27, 2011 and April 28, 2010 and the balance sheet data as of April 29, 2012, April 27, 2011 and April 28, 2010 have been derived from Heinz’s audited consolidated financial statements for such years, not included or incorporated by reference into this proxy statement/prospectus.

The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in the section entitled “Management’s Discussion and Analysis of the Financial Condition and Results of Operations of H.J. Heinz Holding Corporation” beginning on page [—] of this proxy statement/prospectus and with Heinz’s consolidated financial statements and notes thereto beginning on page [—] of this proxy statement/prospectus.

	Successor				Predecessor
(in millions)	March 29, 2015 (13 Weeks)	March 30, 2014 (13 Weeks)	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)(3)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)	April 27, 2011 (52 Weeks)	April 28, 2010 (52 Weeks)
Sales(1)	$2,478	$2,800	$10,922	$6,240	$1,113	$11,529	$11,508	$10,559	$10,324
Interest expense(1)	201	169	686	409	35	284	293	273	294
(Loss)/income from continuing operations(1)	276	195	672	(66)	(191)	1,102	992	1,046	963
Loss from discontinued operations, net of tax	—	—	—	(6)	(1)	(75)	(51)	(40)	(81)
Net income/(loss)(1)	276	195	672	(72)	(192)	1,027	941	1,006	882
Earnings from continuing operations, per share
Basic	$0.11	$0.02	$(0.07)	$(1.32)	$(0.60)	$3.39	$3.03	$3.21	$2.99
Diluted	$0.11	$0.02	$(0.07)	$(1.32)	$(0.60)	$3.37	$3.01	$3.18	$2.96
Cash provided by/(used for) operating activities	$(83)	$302	$2,140	$35	$(373)	$1,390	$1,494	$1,584	$1,262
Capital expenditures	(53)	(62)	(399)	(202)	(120)	(399)	(419)	(336)	(278)
Depreciation	65	147	430	231	36	302	296	255	255
Amortization	25	24	100	49	4	42	43	40	44
Amortization of deferred debt issuance costs	10	12	45	29	1	5	4	4	4
Total assets	36,293	38,962	36,763	38,972	NA	12,940	11,983	12,231	10,076
Short-term debt and current portion of long-term debt	11	238	70	252	NA	2,160	247	1,535	59
Long-term debt, exclusive of current portion(2)	13,616	14,593	13,586	14,618	NA	3,848	4,780	3,078	4,559
Redeemable preferred stock	8,320	8,320	8,320	8,320	—	—	—	—	—
Total Equity	7,021	8,150	7,336	8,192	NA	2,850	2,811	3,182	1,948
Cash dividends per share	$—	$—	$—	$—	$—	$2.06	$1.92	$1.80	$1.68

(1)	Amounts exclude the operating results as well as any associated impairment charges and losses on sale related to Heinz’s Shanghai LongFong Foods business in China and U.S. Foodservice frozen desserts business, which were divested in Fiscal 2013, as well as the private label frozen desserts business in the U.K. and the Kabobs and Appetizers And, Inc. businesses in the U.S., which were divested in Fiscal 2010, all of which have been presented as discontinued operations.
(2)	Long-term debt, exclusive of current portion, includes $122.5 million, $128.4 million, $150.5 million, and $207.1 million of hedge accounting adjustments associated with interest rate swaps at April 28, 2013, April 29, 2012, April 27, 2011, and April 28, 2010, respectively. There were no interest rate swaps requiring such hedge accounting adjustments at March 29, 2015, March 30, 2014, December 28, 2014 or December 29, 2013.
(3)	Refers to the weeks of operating activity included in the period. The activity in the Successor period February 8, 2013 to June 7, 2013 related primarily to the issuance of the Exchange Notes and recognition of associated issuance costs and interest expense.

The results for the three months ended March 29, 2015 include the following special items:

Heinz incurred Kraft Merger related costs of $7.1 million consisting primarily of legal and professional fees.

Heinz is investing in restructuring and productivity initiatives as part of its ongoing cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into Heinz’s business as well as to accelerate overall productivity on a global scale. Heinz recorded pretax costs related to these initiatives of $17 million in the three months ended March 29, 2015. See Note 4, “Restructuring and Productivity Initiatives” in the section entitled “Notes to Condensed Consolidated Financial Statements (unaudited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

Heinz recorded pretax costs related to these initiatives of $141 million in the three months ended March 30, 2014. See Note 4, “Restructuring and Productivity Initiatives” in the section entitled “Notes to Condensed Consolidated Financial Statements (unaudited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

The results for the year ended December 28, 2014 include the following special items:

In connection with its investment in restructuring and productivity initiatives described above, Heinz recorded pretax costs related to these initiatives of $435.4 million in the Successor period ended December 28, 2014. See Note 8, “Restructuring and Productivity Initiatives” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

The results of the Successor period from February 8, 2013 to December 29, 2013 include the following special items:

Heinz incurred 2013 Merger related costs of $157.9 million consisting primarily of advisory fees, legal, accounting and other professional costs, as well as severance and compensation arrangements pursuant to existing agreements with certain former executives and employees in connection with the 2013 Merger. See Note 4, “2013 Merger and Acquisition” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

In connection with its investment in restructuring and productivity initiatives described above, Heinz recorded pretax costs related to these initiatives of $410.4 million in the Successor period ended December 29, 2013. See Note 8, “Restructuring and Productivity Initiatives” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

The results of the Predecessor period from April 29, 2013 to June 7, 2013 include the following special items:

Prior to consummation of the 2013 Merger, Heinz incurred 2013 Merger related costs of $112.2 million resulting from the acceleration of expense for stock options, RSUs and other compensation plans pursuant to the existing change in control provisions of those plans. Heinz also recorded a loss from the extinguishment of debt of $129.4 million for debt required to be repaid upon closing as a result of the change in control. See Note 4, “2013 Merger and Acquisition” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

Fiscal 2013 results include the following special items:

Prior to the consummation of the 2013 Merger, Heinz incurred $44.8 million pretax of transaction-related costs, including legal, accounting and other professional fees, during the fourth quarter of Fiscal 2013. See Note 4, “2013 Merger and Acquisition” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

On February 8, 2013, the Venezuelan government announced the devaluation of its currency relative to the U.S. dollar, changing the official exchange rate from BsF 4.30 to BsF 6.30 per U.S. dollar, resulting in a $42.7 million pretax currency translation loss during the fourth quarter of Fiscal 2013. See Note 21, “Venezuela - Foreign Currency and Inflation” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

Fiscal 2012 results from continuing operations include expenses of $205.4 million pretax for productivity initiatives. See Note 8, “Restructuring and Productivity Initiatives” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further explanation of these initiatives.

Fiscal 2010 results from continuing operations include expenses of $35.9 million pretax for upfront productivity charges and a gain of $15.0 million pretax on a property disposal in the Netherlands. The upfront productivity charges include costs associated with targeted workforce reductions and asset write-offs, that were part of a corporation-wide initiative to improve productivity. The asset write-offs related to two factory closures and the exit of a formula business in the U.K.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the pending business combination of Kraft and Heinz, which was announced on March 25, 2015, and the related equity investments, based on the historical financial position and results of operations of Heinz and Kraft. Immediately prior to the consummation of the merger, each share of Heinz common stock issued and outstanding at such time (including shares of Heinz common stock to be issued pursuant to the equity investment) will be reclassified and changed into 0.443332 of a share of Heinz common stock. In the merger, all outstanding shares of Kraft common stock (other than deferred shares and restricted shares) will be converted into the right to receive, on a one-for-one basis, shares of Kraft Heinz common stock. In addition, the holders of record of the outstanding shares of Kraft common stock as of the record date immediately prior to the effective time of the merger shall each be entitled to receive the special cash dividend of $16.50 per share in respect of such shares of Kraft common stock held by them.

The following unaudited pro forma condensed combined balance sheet as of March 29, 2015 and the unaudited pro forma condensed combined statements of operations for the year ended December 28, 2014 and the three months ended March 29, 2015 presented herein are based on the historical financial statements of Heinz and Kraft after giving effect to the merger, the related equity investments and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

The Heinz statement of operations information for the year ended December 28, 2014 was derived from its audited consolidated financial statements and the Heinz balance sheet as of March 29, 2015, and the statement of operations information for the three months ended March 29, 2015 was derived from its unaudited condensed consolidated financial statements, all included elsewhere in this proxy statement/prospectus. The Kraft statement of operations information for the year ended December 27, 2014 was derived from its audited consolidated financial statements included in the Kraft Annual Report on Form 10-K for the year ended December 27, 2014. The Kraft balance sheet as of March 28, 2015 and statement of operations information for the three months ended March 28, 2015 was derived from its unaudited condensed consolidated financial statements included in the Kraft Quarterly Report on Form 10-Q for the quarter ended March 28, 2015.

The merger will be accounted for under the acquisition method of accounting for business combinations pursuant to the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations,” (“ASC 805”). Because current shareholders of Heinz will own approximately 51% of the shares of Kraft Heinz common stock on a fully diluted basis immediately following the closing of the merger and the directors and management of Heinz will retain a majority of board seats and retain key positions in the management of The Kraft Heinz Company, Heinz is considered to be the acquiring company for accounting purposes. The unaudited pro forma condensed combined financial statements set forth below primarily give effect to the following:

•	Application of the acquisition method of accounting in connection with the merger to reflect the aggregate consideration of $50.9 billion (“Purchase Price”);

•	The issuance of Heinz shares to the Sponsors in connection with the equity investments;

•	The pre-closing Heinz share conversion;

•	The payment of the special cash dividend;

•	The exchange of one share of Kraft Heinz common stock for each share of Kraft common stock in the merger;

•	Transaction costs in connection with the merger; and

•	Conformance of accounting policies.

The unaudited pro forma adjustments, which Heinz believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Under ASC 805, assets acquired and liabilities assumed are recorded at fair value. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed from the merger are based on a preliminary estimate of fair value. Any excess of the Purchase Price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Significant judgment is required in determining the estimated fair values of indefinite lived intangible assets, definite lived intangible assets, inventory, property, plant and equipment, certain other assets and debt. Such a valuation requires estimates and assumptions including, but not limited to, estimating future cash flows and direct costs in addition to developing the appropriate discount rates and current market profit margins. Heinz management believes the fair values recognized for the assets to be acquired and the liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available.

Under GAAP, consideration transferred in a business combination shall be measured at fair value. Since shares of Heinz common stock are not publicly traded and do not have a readily observable market price, the per share value used in these unaudited pro forma condensed combined financial statements equals the closing per share market price of Kraft common stock on May 12, 2015. GAAP provides that in an exchange of equity interests, an acquiree’s stock may be a more reliable measure of fair value. The quoted price of Kraft shares has been determined to be the most factually supportable measure available to support the determination of the fair value of the consideration transferred, given the market participant element of a widely held stock in an actively traded market. The number of shares of Kraft common stock used to calculate the Purchase Price in these unaudited pro forma condensed combined financial statements is based on the outstanding equity capitalization of Kraft as of May 12, 2015.

The unaudited pro forma condensed combined balance sheet as of March 29, 2015 gives effect to the merger as if it occurred on March 29, 2015, and combines the historical balance sheets of Heinz and Kraft as of March 29, 2015 and March 28, 2015, respectively. The unaudited pro forma condensed combined statements of operations for the year ended December 28, 2014 and the three months ended March 29, 2015 are presented as if the merger was consummated on December 30, 2013, the first business day of the Heinz 2014 fiscal year, and combines the historical results of Heinz and Kraft.

The unaudited pro forma condensed combined financial statements have been prepared by Heinz management in accordance with SEC Regulation S-X Article 11 and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the transactions been completed as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that The Kraft Heinz Company will experience after the transactions. In addition, the accompanying unaudited pro forma combined statements of operations do not include any pro forma adjustments to reflect expected cost savings or restructuring actions that may be achievable or the impact of any non-recurring activity and one-time transaction related costs.

Certain financial information of Kraft, as presented in its historical consolidated financial statements, has been reclassified to conform to the historical presentation in Heinz’s consolidated financial statements, for purposes of preparing the unaudited pro forma combined financial statements. Refer to note 4 of this unaudited pro forma condensed combined financial information for an explanation of these reclassifications.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements and related notes of Heinz and Kraft that are included elsewhere or incorporated by reference into this proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 29, 2015

(In millions except share and per share amounts)	Historical Heinz	Historical Kraft	Pro Forma Adjustments	Note Reference	Pro Forma As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$1,899	$1,178	$5	5a, c, k, l	$3,082
Trade receivables, net	818	1,151	—		1,969
Other receivables, net	294	68	—		362
Inventories:
Finished goods and work-in-process	996	1,389	234	5d	2,619
Packaging material and ingredients	236	411	—		647

Total inventories	1,232	1,800	234		3,266
Prepaid expenses	164	149	—		313
Other current assets	70	658	(87)	5j	641

Total current assets	4,477	5,004	152		9,633
Property, plant and equipment:	2,737	8,115	(2,569)	5e	8,283
Less accumulated depreciation	471	3,921	(3,921)	5e	471

Property, plant and equipment, net	2,266	4,194	1,352		7,812
Other non-current assets:
Goodwill	14,588	11,313	19,553	5g	45,454
Trademarks, net	11,109	2,227	37,173	5f	50,509
Other intangibles, net	1,668	11	4,241	5f	5,920
Other non-current assets	2,185	385	(171)	5h, j	2,399

Total other non-current assets	29,550	13,936	60,796		104,282

Total assets	$36,293	$23,134	$62,300		$121,727

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1	$—	$—		$1
Portion of long-term debt due within one year	10	1,406	—		1,416
Trade payables	1,499	1,591	—		3,090
Other payables	118	38	—		156
Accrued interest	166	113	—		279
Accrued marketing	259	500	—		759
Other accrued liabilities	414	907	(10)	5p	1,311
Income taxes	65	329	(33)	5j, k, l	361

Total current liabilities	2,532	4,884	(43)		7,373
Long-term debt and other non-current liabilities:
Long-term debt	13,616	8,626	742	5i	22,984
Deferred income taxes	4,039	292	15,397	5j	19,728
Non-pension post-retirement benefits	191	3,380	(127)	5p	3,444
Other non-current liabilities	553	1,435	(193)	5p	1,795

Total long-term debt and non-current liabilities	18,399	13,733	15,819		47,951

Commitments and contingencies
Redeemable non-controlling interests	21	—	—		21
Preferred stock, 80,000 shares issued, $0.01 par value	8,320	—	—		8,320
Equity:
Common stock	9	—	11	5a, m	20
Warrants	367	—	—		367
Additional paid-in capital	7,327	4,820	46,241	5a, m	58,388
Retained earnings	96	1,148	(1,179)	5n	65
Accumulated other comprehensive loss	(989)	(634)	634	5o	(989)
Treasury shares, at cost	—	(817)	817	5o	—

Total stockholders’ equity	6,810	4,517	46,524		57,851
Noncontrolling interest	211	—	—		211

Total equity	7,021	4,517	46,524		58,062

Total liabilities and equity	$36,293	$23,134	$62,300		$121,727

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 28, 2014

(In millions except for per share data)	Historical Heinz	Historical Kraft	Pro Forma Adjustments	Note Reference	Pro Forma As Adjusted
Sales	$10,922	$18,205	$(9)	6a	$29,118
Cost of products sold	7,291	13,061	(528)	6a,b,c,f,h	19,824

Gross profit	3,631	5,144	519		9,294
Selling, general and administrative expense	2,063	3,282	(378)	6c,f,h	4,967

Operating income	1,568	1,862	897		4,327
Interest income	33	3	—		36
Interest expense	686	478	(84)	6d	1,080
Other (expense)/income, net	(112)	19	—		(93)

Income from operations before income tax	803	1,406	981		3,190
Provision for income taxes	131	363	382	6e	876

Net income	672	1,043	599		2,314
Net income attributable to noncontrolling interest	15	—	—		15

Net income attributable to the company	$657	$1,043	$599	7	$2,299

Less: Preferred dividends	720	—	—		720

Net (loss)/income attributable to common shareholders	$(63)	$1,043	$599	7	$1,579

(Loss)/earnings per share applicable to common shareholders:
Basic	$(0.07)	$1.75			$1.32

Diluted	$(0.07)	$1.74			$1.29

Weighted average shares outstanding:
Basic	850	593	(251)	7	1,192

Diluted	850	598	(227)	7	1,221

See the accompanying notes to the unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 29, 2015

(In millions except for per share data)	Historical Heinz	Historical Kraft	Pro Forma Adjustments	Note Reference	Pro Forma As Adjusted
Sales	$2,478	$4,352	$(2)	6a	$6,828
Cost of products sold	1,501	2,920	(15)	6a,b,c,f,h	4,406

Gross profit	977	1,432	13		2,422
Selling, general and administrative expense	461	650	4	6c	1,115
Merger Related Costs	7	17	(24)	6g	—

Operating income	509	765	33		1,307
Interest income	10	1	—		11
Interest expense	201	119	(22)	6d	298
Other income/(expense), net	29	(14)	—		15

Income from operations before income tax	347	633	55		1,035
Provision for income taxes	68	204	21	6e	293

Net income	279	429	34		742
Net income attributable to noncontrolling interest	3	—	—		3

Net income attributable to the company	$276	$429	$34	7	$739

Less: Preferred dividends	180	—	—		180

Net income attributable to common shareholders	$96	$429	$34	7	$559

Earnings per share applicable to common shareholders:
Basic	$0.11	$0.73			$0.47

Diluted	$0.11	$0.72			$0.46

Weighted average shares outstanding:
Basic	851	588	(252)	7	1,187

Diluted	899	593	(275)	7	1,217

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Description of Transaction

On March 25, 2015, Heinz and Kraft announced that they entered into a definitive merger agreement to create The Kraft Heinz Company. Each share of Kraft common stock that is outstanding immediately prior to the effective time of the merger (other than deferred shares and restricted shares) will, automatically and without any action on the part of the holder thereof, be converted into a share of Kraft Heinz common stock. In addition, the holders of record of the outstanding shares of Kraft common stock as of a record date immediately prior to the effective time of the merger will be entitled to receive a special cash dividend of $16.50 per share in respect of such shares of Kraft common stock held by them. Berkshire Hathaway and 3G Global Food Holdings have committed to purchase, or cause the purchase of, newly-issued shares of Heinz common stock immediately prior to the closing of the merger for an aggregate purchase price of $10 billion. Before closing, these shares, along with all other shares of Heinz common stock outstanding, will each be reclassified and changed into 0.443332 of a share of Kraft Heinz common stock.

After giving effect to the equity investments, the pre-closing Heinz share conversion and the consummation of the merger, it is anticipated that existing Heinz shareholders will own approximately 51% of the outstanding shares of common stock in the combined company and former Kraft shareholders will own approximately 49% of the outstanding shares in the combined company, in each case on a fully diluted basis.

2. Basis of Presentation

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of operations of the combined company.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the merger date.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurement,” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Heinz and Kraft operate on a fiscal year ending the last Sunday and Saturday of the calendar year, respectively. This resulted in a one day difference in the close of the 2014 fiscal years and the first three months ended in 2015, in which Heinz closed on Sunday, December 28, 2014 and Sunday, March 29, 2015, respectively, while Kraft closed on Saturday, December 27, 2014 and Saturday, March 28, 2015, respectively. As both historical income statements represent annual periods and the first three months ended of the 2015 interim periods, all of these dates are non-business days and only one day of separation is noted in each case, no adjustments to align these dates have been made with the understanding that both periods represent full and equivalent length fiscal years and three-month periods.

3. Accounting Policies

Following the merger, Heinz will conduct a review of accounting policies of Kraft in an effort to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to Heinz’s accounting policies and classifications. As a result of that review, Heinz may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information. Heinz has completed a preliminary review of accounting policies for purposes of the unaudited pro forma condensed combined financial statements during which review, Heinz identified a significant difference in accounting policy in regards to accounting for defined benefit costs. Net actuarial gains or losses and changes in the fair value of plan assets are recognized by Heinz initially in other comprehensive income and by Kraft in cost of products sold and selling, general and administrative expense immediately upon remeasurement. In order to align Kraft to Heinz’s accounting policy the following pension and other postemployment benefits expenses were removed from Kraft’s cost of products sold and selling, general and administrative expenses, respectively: $763 million (comprised of expenses of $900 million related to market-based impacts to certain postemployment benefit plans and income of $137 million related to other mark-to-market postemployment benefit plan impacts) and $417 million (comprised of expenses of $440 million related to market-based impacts to certain postemployment benefit plans and income of $23 million related to other mark-to-market postemployment benefit plan impacts) for the year ended December 28, 2014. For the three months ended March 29, 2015, $68 million (comprised of expenses of $77 million related to market-based impacts to certain postemployment benefit plans and income of $9 million related to other mark-to-market postemployment benefit plan impacts) was removed from Kraft’s cost of products sold, while no amounts were recognized in selling, general and administrative expense by Kraft.

4. Historical Kraft

Financial information in the “Historical Kraft” column in the unaudited pro forma condensed combined balance sheet represents the historical consolidated balance sheet of Kraft as of March 28, 2015. Financial information presented in the “Historical Kraft” column in the unaudited pro forma condensed combined statement of operations represents the historical consolidated statements of earnings of Kraft for the twelve months ended December 27, 2014 and the three months ended March 28, 2015. Such financial information has been reclassified or classified to conform to the historical presentation in Heinz’s consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Kraft.

Reclassification and classification of the unaudited pro forma condensed combined balance sheet as of March 29, 2015:

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Trade receivables, net	$1,219	$(68)	1	$1,151
Other receivables, net	—	68	1	68
Inventories	1,886	(1,886)	2	—
Finished goods and work-in-process	—	1,389	2	1,389
Packaging material and ingredients	—	411	2	411
Prepaid expenses	—	149	2,3	149
Deferred income taxes	382	(382)	4	—
Other current assets	339	319	3,4	658
Property, plant and equipment (net before, gross after)	4,194	3,921	5	8,115
Accumulated depreciation	—	(3,921)	5	(3,921)
Intangible assets, net	2,238	(2,238)	6	—
Trademarks, net	—	2,227	6	2,227
Other intangibles, net	—	11	6	11
Accounts payable	1,629	(38)	7	1,591
Other payables	—	38	7	38
Other current liabilities	748	(748)	8	—
Accrued interest	—	113	8	113
Income taxes payable	—	329	8	329
Accrued employment costs	84	(84)	9	—
Dividends payable	326	(326)	9	—
Accrued postretirement health care costs	191	(191)	9	—
Other accrued liabilities	—	907	8,9	907
Accrued postretirement health care costs	3,380	(3,380)	10	—
Non-pension post-retirement benefits	—	3,380	10	3,380
Accrued pension costs	1,100	(1,100)	11	—
Other non-current liabilities	335	1,100	11	1,435

Reference:

1.	Represents reclassification of $68 million from “Trade receivables, net” to “Other receivables, net.”
2.	“Inventories” of $1.9 billion has been disaggregated into “Finished goods and work-in-process” of $1.4 billion, “Packaging materials and ingredients” of $411 million, and “Prepaid Expenses” of $86 million.
3.	Represents reclassification of $63 million of “Other current assets” to “Prepaid Expenses.”
4.	Represents reclassification of “Deferred income taxes” of $382 million to “Other current assets.”
5.	$3.9 billion of “Accumulated depreciation” has been disaggregated from “Property, plant and equipment, net” to present “Property, plant and equipment, gross.”
6.	“Intangibles, net” of $2.2 billion has been disaggregated into “Trademarks, net” of $2.2 billion and “Other intangibles, net” of $11 million.
7.	Represents reclassification of $38 million of “Accounts payable” to “Other payables.”
8.	Represents reclassification of $113 million, $329 million, and $306 million of “Other current liabilities” to “Accrued interest”, “Income taxes payable”, and “Other accrued liabilities”, respectively.
9.	Represents reclassification of “Accrued employment costs” of $84 million, “Dividends payable” of $326 million, and “Accrued postemployment health care costs” of $191 million to “Other accrued liabilities.”
10.	Represents reclassification of “Accrued postretirement healthcare (non-current)” of $3.4 billion to “Non-pension post-retirement benefits.”
11.	Represents reclassification of “Accrued pension costs” of $1.1 billion to “Other non-current liabilities.”

Reclassifications and classification in the unaudited pro forma condensed combined statement of operations for the year ended December 28, 2014:

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Cost of products sold	$13,360	$(299)	1, 2	$13,061
Asset impairment and exit costs	(1)	1	3	—
Selling, general and administrative expenses	2,956	326	1, 2, 3	3,282
Interest and other expense, net	(484)	484	4	—
Interest income	—	3	4	3
Interest expense	—	478	4	478
Other expense, net	—	19	1, 4	19

Reference:

1.	Represents reclassification of $26 million of “Cost of products sold” and $2 million of “Selling, general, and administrative expenses” to “other expense, net” related to undesignated hedge gains.
2.	Represents reclassification of $325 million of “Cost of products sold” to “Selling, general and administrative expenses” related to customer delivery expenses.
3.	Represents reclassification of $(1) million of “Asset impairment and exit costs” to “Selling, general and administrative expenses.”
4.	“Interest and other expense, net” of $(484) million has been disaggregated into “Interest income” of $3 million, “Interest expense” of $478 million and “Other expense, net” of $9 million.

Reclassifications and classification in the unaudited pro forma condensed combined statement of operations for the three months ended March 29, 2015:

	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Cost of products sold	$3,019	$(99)	1, 2	$2,920
Merger related costs	—	17	3	17
Selling, general and administrative expenses	593	57	1, 2, 3	650
Interest and other expense, net	(107)	107	4	—
Interest income	—	1	4	1
Interest expense	—	119	4	119
Other expense, net	—	(14)	1, 4	(14)

Reference:

1.	Represents reclassification of $26 million of “Cost of products sold” related to undesignated hedge losses and $1 million of “Selling, general, and administrative expenses” related to undesignated hedge gains to “other expense, net.”
2.	Represents reclassification of $73 million of “Cost of products sold” to “Selling, general, and administrative expenses” related to customer delivery expenses.
3.	Represents reclassification of $17 million of “Selling, general and administrative expenses” to “Merger related costs.”
4.	“Interest and other expense, net” of $(107) million has been disaggregated into “Interest income” of $1 million, “Interest expense” of $119 million and “Other expense, net” of $11 million of income.

5. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Adjustments included in the “Pro Forma Adjustments” column in the accompanying unaudited pro forma condensed combined balance sheet as of March 29, 2015 are as follows:

a.	Heinz will issue shares to the Sponsors to finance the transaction for proceeds totaling $10 billion, the majority of which will be used to fund the special cash dividend. The remaining proceeds, estimated in this unaudited pro forma condensed combined financial information to be $196 million, are expected to be used in conjunction with the transaction.

Cash and cash equivalents was adjusted as follows:

Equity investment by the Sponsors (1)	$10,000
Special cash dividend payment (2)	(9,804)

Remaining proceeds	196
Kraft transaction costs (3)	(78)
Heinz transaction costs (4)	(43)
Fair value of performance awards (5)	(70)

Total pro forma adjustment to cash and cash equivalents	$5

(1)	Represents purchase of newly-issued shares of Heinz common stock immediately prior to the closing of the merger for an aggregate purchase price of $10 billion by Berkshire Hathaway and 3G Global Food Holdings.
(2)	Represents the estimated special cash dividend to the holders of record of the outstanding shares of Kraft common stock as of a record date immediately prior to the effective time of the merger of $16.50 per share in respect of such shares of Kraft common stock held by them.
(3)	Represents cash outflows of $78 million from transaction costs expected to be incurred by Kraft.
(4)	Represents cash outflows of $43 million from transaction costs expected to be incurred by Heinz.
(5)	Represents the estimated aggregate fair value of the Kraft performance awards outstanding and attributable to the service periods prior to the merger which will be settled in cash within 30 days of closing.

As further described in note 1 above (Description of Transaction), each share of Kraft common stock outstanding immediately prior to the merger (other than deferred shares and restricted shares) will be converted into one share of newly issued Kraft Heinz common stock at the effective time of the merger. Below is a preliminary estimate of the purchase consideration to Kraft shareholders and the allocation of the purchase price to acquired identifiable assets and assumed liabilities.

	Note	Amount (in millions)
Purchase consideration
Preliminary estimate of fair value of consideration to common shareholders	5b	$50,390
Preliminary estimate of fair value of stock-based awards issued	5c	556

Fair value of total consideration transferred		50,946

Historical book value of net assets acquired
Book value of Kraft’s historical net assets as of March 29, 2015		4,517
Less Kraft’s merger related costs expected to be incurred	5k	(78)

Net assets to be acquired		4,439

Adjustments to reflect preliminary fair value of assets acquired and liabilities assumed
Inventories	5d	234
Property, plant and equipment	5e	1,352
Trademarks, net—indefinite	5f	36,541
Trademarks, net—definite	5f	632
Other intangibles, net—definite	5f	4,241
Goodwill	5g	19,553
Other non-current assets	5h	(103)
Long-term debt (including current portion)	5i	(742)
Deferred tax assets – current	5j	(87)
Deferred tax assets – non-current	5j	(68)
Other accrued liabilities	5p	10
Deferred tax liabilities – current	5j	21
Deferred tax liabilities – non-current	5j	(15,397)
Non-pension post-retirement benefits	5p	127
Other non-current liabilities	5p	193

Total		$46,507

b.	“Preliminary estimate of fair value of consideration to common shareholders” was estimated based on approximately 592 million shares of Kraft common stock outstanding multiplied by the exchange ratio of 1:1 and Kraft’s closing share price of $85.03 on May 12, 2015. The fair value of common stock and equity based awards was estimated based on Kraft’s closing share price on May 12, 2015 of $85.03 per share.

When evaluating the trading value of Kraft common stock as an estimate of the fair value of equity consideration exchanged, management determined that the trading value of Kraft common stock includes the value of the special cash dividend. Upon the announcement of the merger on March 25, 2015, the Kraft stock price increased from $61.33, the stock price at the close on the day immediately preceding the announcement, to $83.17. This increase is attributable to the announcement of the total consideration payable to the holders of Kraft common stock in the merger, which includes both the equity component and the expected entitlement to the $16.50 special cash dividend to be paid to persons who were holders of Kraft common stock immediately prior to the closing of the merger. Since the special cash dividend has not yet been declared and the record date for the special cash dividend will not occur until immediately prior to the merger, and since holders of Kraft common stock as of the time of the closing of the merger will receive both a share of Heinz common stock and the special cash dividend for each share of Kraft common stock held by such holder, the value of the special cash dividend continues to be reflected in the trading price (i.e., Kraft common stock is not currently trading ex-dividend).

Kraft’s share price was used because, as a privately held company, Heinz does not have a readily observable market price at the time of this proxy statement/prospectus. A 20% increase to the Kraft share price would increase the purchase price by $10.2 billion, and a 20% decrease in share price would decrease the purchase price by $10.2 billion, both with a corresponding change to goodwill. The actual purchase price will fluctuate until the closing date of the merger and the final valuation could differ significantly from the current estimate. If these fluctuations were to occur before the effective time of the merger, adjustments to reflect the preliminary fair values and goodwill would be:

Goodwill Sensitivity Analysis	20% increase in Kraft share price	20% decrease in Kraft share price
Preliminary fair value of consideration to common shareholders	$60,468	$40,312
Preliminary fair value of stock-based awards issued	668	445
Goodwill	29,743	9,364

c.	“Preliminary estimate of fair value of stock-based awards issued” represents the estimated aggregate fair value of the replacement awards issued for Kraft’s stock-based awards outstanding (restricted stock, restricted stock units, stock options, performance share awards, DCUs, deferred shares and SARs) and attributable to the service periods prior to the merger. The estimated aggregate fair value is inclusive of $486 million related to replacement equity awards and $70 million relating to the performance awards which will be settled in cash within 30 days of closing. Kraft’s SARs, DCUs and deferred shares are fully vested and the remeasured fair value at the time of the merger will be fully attributed to the purchase consideration. The remaining fair value of the replacement awards totaling $365 million that is unvested will be recognized as stock-based compensation expense in future periods in accordance with each respective award’s vesting terms. This component of purchase consideration was based on Kraft’s stock-based awards outstanding as of May 12, 2015, multiplied by the exchange ratio of 1:1 or, in the case of stock options and SARs, by the option adjustment ratio as outlined in the merger agreement.

d.	Inclusive of the estimated fair value adjustment to step-up Kraft’s finished goods inventory by $234 million to a preliminary fair value of $1.6 billion.

The estimated step-up in inventory will increase cost of products sold as the acquired inventory is sold within the first three months after the merger. As there is no continuing impact, the effect on cost of products sold from the inventory step-up is not included in the unaudited pro forma condensed combined statement of operations.

e.	Represents the elimination of Kraft’s historical accumulated depreciation of $3.9 billion and the estimated fair value adjustment to step-up Kraft’s property, plant and equipment by $1.4 billion to a preliminary fair value of $5.5 billion using the depreciated replacement cost method as detailed below:

	Estimated Fair Value	Estimated Useful Life
Land	$323	NA
Buildings and improvements	1,722	12-27 years
Machinery and equipment	2,979	3-14 years
Construction in progress	522	NA

Property, plant and equipment, net	$5,546

The preliminary estimate of fair value of Kraft’s property, plant and equipment was determined using a depreciated replacement cost method, which is a form of the “cost approach”, using currently available information such as Kraft’s balance sheet and financial fixed asset listing. This method applies asset class specific inflationary/deflationary factors to the original capitalized cost of the assets being valued. The inflationary/deflationary factors used were derived from published sources. The estimated cost was then adjusted for physical depreciation calculated on a straight-line basis considering the economic useful life and physical age of the assets being valued. The estimated useful lives used to calculate the physical depreciation reflect the weighted average remaining utility of each asset group based upon the relationship of preliminary value to replacement cost while considering each asset group’s estimated total economic life. The estimate of fair value and estimated useful lives is preliminary and subject to change once Heinz has sufficient information as to the specific types, nature, age, condition and location of Kraft’s property, plant and equipment.

f.	Represents the estimated fair value adjustment to step-up Kraft’s trademarks and other intangible assets by $37.2 billion and $4.2 billion, respectively, to their preliminary fair values of $39.4 billion and $4.3 billion as detailed below:

	Preliminary Fair Value	Estimated Useful Life
Trademarks
Trademarks - indefinite	$38,768	NA
Trademarks - definite	632	30 years

Total trademarks	$39,400

Other intangible assets
Customer relationships	$2,901	20 years
Licenses	1,351	25 years

Total other intangible assets	$4,252

Trademarks were valued using either the excess earnings method or the relief from royalty method, both variations of the income approach. Trademarks generating annual revenue in excess of $1 billion have been valued using the excess earnings method due to their significance to the cash flows of the business. The relief from royalty method was used for the remaining brands and licenses. Customer relationships were determined using the distributor method, a variation of the excess earnings method discussed above, whereby distributor-based inputs for margins and contributory asset charges are used.

The excess earnings method estimates fair value of an intangible asset by deducting expected costs, including income taxes, from expected revenues attributable to that asset to arrive at after-tax cash flows. From such after-tax cash flows, after-tax contributory asset charges are deducted to arrive at incremental after-tax cash flows. These resulting cash flows are discounted to a present value to which the tax amortization benefit is added to arrive at fair value. The relief from royalty method under the income approach estimates the cost savings that accrue to The Kraft Heinz Company for which it would otherwise have to pay royalties or license fees on revenues earned through the use of the asset.

Some of the more significant assumptions inherent in the development of the valuations include the estimated annual net cash flows for each indefinite lived or definite lived intangible asset (including net revenues, cost of products sold, selling and marketing costs and working capital asset/contributory asset charges), the appropriate discount rate that appropriately reflects the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends as well as other factors. The assumptions used in the financial forecasts are determined utilizing primarily historical data, supplemented by current and anticipated market conditions, product category growth rates, management plans, and market comparables. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors. Preliminary assumptions may change and may result in significant changes to the final valuation.

The Kraft trademark and other brands being acquired are primarily considered to be indefinite lived intangible assets, as they are expected to contribute to The Kraft Heinz Company’s cash flows indefinitely subsequent to the merger, as there are no legal, contractual, competitive, economic or other factors that limit the useful life of the trademarks. Further, there are no known effects of obsolescence, competition or other economic factors that would indicate material limitations in The Kraft Heinz Company’s future use of these trade names.

The fair value estimate for intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma condensed combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for indefinite intangibles may differ from this preliminary determination.

g.	Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The adjustment represents a net $19.6 billion increase in Kraft goodwill. After giving effect to the merger, the total increase to The Kraft Heinz Company goodwill attributable to Kraft is $30.9 billion. Goodwill is attributable to planned growth in new markets and synergies expected to be achieved from the combined operations of Heinz and Kraft. Goodwill is not expected to be deductible for tax purposes.

h.	Inclusive of the removal of Kraft’s deferred debt issuance costs of $103 million and decrease to non-current deferred tax assets of $68 million to reflect preliminary fair value of assets acquired and liabilities assumed.

i.	Represents the estimated fair value adjustment of $0.7 billion related to Kraft’s historical long-term debt being assumed by Heinz in the transaction. The trading value of Kraft’s outstanding long-term debt as of May 12, 2015 was used to estimate the fair value of this debt at $10.7 billion, or $0.7 billion in excess of the carrying value of $10 billion.

j.	Represents deferred income tax impacts, resulting from fair value adjustments for the identifiable tangible assets and intangible assets as well as liabilities assumed and other acquisition accounting adjustments. This estimate was determined based on the excess book basis over the tax basis of the assets acquired and liabilities assumed at a 37.1% historic weighted average statutory tax rate based on the ownership of the respective assets and liabilities.

The merger may result in changes in The Kraft Heinz Company’s tax rate used to determine deferred income taxes due to changes in apportionment factors related to state income taxes. Any changes in Heinz’s deferred taxes as a result of the merger will be reflected in income tax expense as of the closing date. An adjustment has not been reflected in the pro forma financial statements since the amount is not recurring and subject to changes based on operating or structural decisions made by management subsequent to the merger.

k.	Inclusive of estimated cash outflows of $78 million from transaction related costs expected to be incurred by Kraft before the related tax benefit of $21 million.

l.	Inclusive of estimated cash outflows of $43 million from transaction related costs expected to be incurred by Heinz before the related tax benefit of $12 million.

m.	Inclusive of the shares issued to the Sponsors, the addition of common stock and additional paid-in capital of $40.6 billion exchanged in the merger, the addition of shareholder’s equity related to the replacement stock-based awards of $486 million and the elimination of Kraft’s additional paid in capital of $4.8 billion as detailed below:

Common stock
Shares issued to the Sponsors - Common stock(1)	$5
Common stock exchanged(2)	6

Total pro forma adjustment to common stock	$11

Additional paid-in capital
Shares issued to the Sponsors - Additional paid-in capital(1)	$9,995
Additional paid-in capital exchanged(2)	40,580
Replacement stock-based awards(3)	486
Elimination of Kraft’s historical additional paid-in capital	(4,820)

Total pro forma adjustment to additional paid-in capital	$46,241

(1)	Represents purchase of newly-issued shares of Heinz common stock immediately prior to the closing of the merger for an aggregate purchase price of $10 billion by Berkshire Hathaway and 3G Global Food Holdings.
(2)	Represents common stock and additional paid-in capital exchanged in the merger, estimated based on approximately 592 million shares of Kraft common stock outstanding multiplied by the exchange ratio of 1:1 and Kraft’s closing share price of $85.03 (less $16.50, the value of the special cash dividend) on May 12, 2015.
(3)	Represents the additional paid-in capital related to the replacement stock-based awards of $486 million.

n.	Represents the elimination of Kraft’s retained earnings of $1.1 billion and $31 million, net of taxes, for transaction costs Heinz expects to incur related to the merger as detailed below:

Retained earnings
Expected transaction costs, net of taxes	$(31)
Elimination of Kraft’s historical retained earnings	(1,148)

Total pro forma adjustment to retained earnings	$(1,179)

o.	Represents the elimination of Kraft’s historical treasury stock and accumulated other comprehensive losses.

p.	Represents the estimated fair value adjustment to decrease Kraft’s net pension and other post-employment benefits liabilities included within other accrued liabilities, non-pension post-retirement benefits and other non-current liabilities by $10 million, $127 million and $193 million, respectively, to a preliminary fair value of $897 million, $3.3 billion and $1.2 billion, respectively.

6. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

Adjustments included in the “Pro forma Adjustments” column in the accompanying unaudited pro forma condensed combined statements of operations are as follows:

a.	Represents the elimination of sales from Kraft to Heinz of $9 million and $2 million for the twelve months ended December 28, 2014 and the three months ended March 29, 2015, respectively.

b.	Inclusive of increased amortization for the fair value of definite lived intangible assets of $215 million and $53 million for the year ended December 28, 2014 and the three months ended March 29, 2015, respectively. The increase in amortization expense for intangible assets is calculated using the economic benefit model with a weighted average life of 24 years, less the historical Kraft amortization expense.

c.	Represents the change in stock-based compensation expense due to the resulting remeasurement of the fair value of stock-based compensation in connection with the replacement stock-based awards to be granted at the close of the merger. The excess fair value of the replacement awards has been reduced by the amount attributable to service periods prior to the merger, which has been recognized as purchase consideration. Incremental stock-based compensation of $41 million of the amount attributable to the service period after the merger has been recognized in cost of products sold and selling, general and administrative expense of $8 million and $33 million, respectively for the twelve months ended December 28, 2014. Incremental stock-based expense of $5 million of the amount attributable to the service period after the merger has been recognized in cost of products sold and selling, general and administrative expense of $1 million and $4 million, respectively for the three months ended March 29, 2015. No incremental stock-based compensation has been recognized in relation to Kraft’s SARs, DCUs and deferred shares as they are fully vested and will not have a continuing impact on stock-based compensation after the close of the merger.

Pursuant to the revised terms of the performance shares set forth in the merger agreement, The Kraft Heinz Company will pay a portion of the award amount if the holder continues employment with The Kraft Heinz Company at the first anniversary of the merger or earlier based on terms of the merger agreement. This amount is viewed as a separate new award provided by Heinz and will be recognized as compensation expense from the date of closing of the merger over the one year requisite service period. The incremental value to be paid by The Kraft Heinz Company in the amount of $105 million is not included in the pro forma adjustment as the award will not have a continuing impact on The Kraft Heinz Company.

d.	Represents decreased interest expense as a result of the fair value adjustment related to the premium on Kraft’s historical long-term debt assumed in the transaction, calculated using the effective interest rate method and the elimination of the related amortization of deferred financing fees and amortization of original issuance discount, totaling $84 million and $22 million for the twelve months ended December 28, 2014 and the three months ended March 29, 2015, respectively.

e.	Represents the income tax effect for unaudited pro forma condensed combined statement of operations adjustments related to the merger using a 38.82% weighted average statutory tax rate for both the twelve months ended December 28, 2014 and for the three months ended March 29, 2015.

f.	Represents decreases of $763 million and $68 million to cost of products sold for the twelve months ended December 28, 2014 and the three months ended March 29, 2015, respectively, and a decrease of $417 million to selling, general and administrative expense, for the twelve months ended December 28, 2014. These adjustments relate to the alignment of Kraft’s accounting policy to Heinz as discussed in note 3.

g.	Represents the elimination of nonrecurring merger related costs incurred in connection with the merger of $7 million and $17 million during the three months ended March 29, 2015 by Heinz and Kraft, respectively.

h.	Represents the increased depreciation for the fair value of property plant and equipment of $21 million and $1 million to cost of products sold for the year ended December 28, 2014 and the three months ended March 29, 2015, respectively, and $6 million to selling, general and administrative expense for the year ended December 28, 2014. This increase in depreciation expense for property, plant and equipment is calculated using the estimated useful lives disclosed in note 5e, less historical Kraft depreciation as detailed below:

	Year Ended December 28, 2014	Three Months Ended March 29, 2015
Historical Kraft depreciation	$384	$102
Pro forma adjustments	27	1

Pro forma Kraft depreciation, as adjusted	$411	$103

7. Earnings per Share

The unaudited pro forma weighted average number of basic shares outstanding is calculated by adding Heinz’s historical weighted average number of basic shares outstanding, the 222 million shares to be issued to the Sponsors (500 million shares pre-conversion), both after giving effect to the pre-closing Heinz conversion ratio (0.443332) and the historical weighted average number of basic shares of Kraft, which will be converted on a 1:1 basis into shares in The Kraft Heinz Company as a result of the merger. The unaudited pro forma weighted average shares outstanding have been calculated as if the shares to be issued in the merger had been issued and outstanding as of December 30, 2013, the beginning of fiscal year 2014 and December 29, 2014, the beginning of fiscal year 2015.

The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding the effect of dilutive securities to the unaudited pro forma weighted average number of basic shares outstanding. For the fiscal year ended December 28, 2014, the effect of dilutive securities are primarily comprised of 2 million shares of Kraft Heinz common stock exercisable pursuant to Heinz outstanding options, 6 million shares of Kraft Heinz common stock exercisable pursuant to Kraft outstanding options and 21 million shares of Kraft Heinz common stock issuable upon exercise of the Berkshire warrant. For the three months ended March 29, 2015, the effect of dilutive securities is primarily comprised of 3 million shares of Kraft Heinz common stock exercisable pursuant to Heinz outstanding options, 6 million shares of Kraft Heinz common stock exercisable pursuant to Kraft outstanding options and 21 million shares of Kraft Heinz common stock issuable upon exercise of the Berkshire warrant. The dilutive effects of options and the warrant were computed using the treasury stock method.

Certain of Kraft’s stock-based awards outstanding contain rights to nonforfeitable dividends, which are considered participating securities prior to vesting and, therefore, have been deducted from earnings in computing basic and diluted earnings per share under the two-class method.

The following tables reconcile net income attributable to common shareholders to net income / (loss) applicable to common shareholders used to calculate earnings per share:

Reconciliation of net income attributable to common shareholders to net income / (loss) applicable to common shareholders for the year ended December 28, 2014:

	Heinz	Kraft	Pro Forma Adjustments	Unaudited Pro Forma Combined
Net income attributable to the company	$657	$1,043	$599	$2,299
Less: Preferred dividends	720	—	—	720

Net (loss)/income attributable to common shareholders	(63)	1,043	599	1,579
Less: Allocation to participating securities	—	5	—	5

Net (loss)/income applicable to common shareholders	$(63)	$1,038	$599	$1,574

Reconciliation of net income attributable to common shareholders to net income applicable to common shareholders for the three months ended March 29, 2015:

	Heinz	Kraft	Pro Forma Adjustments	Unaudited Pro Forma Combined
Net income attributable to the company	$276	$429	$34	$739
Less: Preferred dividends	180	—	—	180

Net income attributable to common shareholders	96	429	34	559
Less: Allocation to participating securities	—	1	—	1

Net income applicable to common shareholders	$96	$428	$34	$558

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following selected unaudited pro forma per share information for the year ended December 28, 2014 and three months ended March 29, 2015 reflects the merger and related transactions as if they had occurred on December 30, 2013, the beginning of fiscal year 2014, and December 29, 2014, the beginning of fiscal year 2015. The information in the table is based on, and should be read together with, the historical financial information of Heinz included in this proxy statement/prospectus and that Kraft has presented in its filings with the SEC that are incorporated herein by reference. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus and also the unaudited pro forma condensed combined financial information and accompanying discussion and notes beginning on page [—] of this proxy statement/prospectus.

The unaudited pro forma combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the proposed merger had been completed as of the dates indicated or will be realized upon the completion of the proposed merger. The summary pro forma information is preliminary, based on initial estimates of the fair value of assets acquired (including intangible assets) and liabilities assumed, and is subject to change as more information regarding the fair values are obtained, which changes could be materially different than the initial estimates.

	Historical		Unaudited Pro Forma Combined(1)	Equivalent Basis Unaudited Pro Forma Combined(2)
	Heinz	Kraft
Basic Earnings per Share Attributable to Common Shareholders
Year Ended December 28, 2014	$(0.07)	$1.75	$1.32	$1.32
Three Months Ended March 29, 2015	0.11	0.73	0.47	0.47
Diluted Earnings per Share Attributable to Common Shareholders
Year Ended December 28, 2014	(0.07)	1.74	1.29	1.29
Three Months Ended March 29, 2015	0.11	0.72	0.46	0.46
Cash Dividends per Share
Year Ended December 28, 2014	—	2.15	—	—
Three Months Ended March 29, 2015	—	0.55	—	—
Book Value per Share
March 29, 2015	8.25	7.66	48.91	48.91

(1)	The unaudited pro forma combined basic and diluted earnings per share applicable to common shareholders considers the additional shares issued to the Sponsors and the number of Heinz shares outstanding immediately before the merger converted to 0.443332 shares of Heinz common stock. The diluted earnings per share attributable to common shareholders considers the dilutive impact from warrants, options and other stock based awards.
(2)	There would be no change for Kraft on an equivalent pro forma basis since Kraft shareholders receive one share of Kraft Heinz common stock for each share of Kraft common stock.

MARKET PRICES OF KRAFT COMMON STOCK AND DIVIDEND INFORMATION

Per Share Market Price Information

Kraft common stock trades on NASDAQ under the symbol “KRFT.” The following table presents the closing prices of Kraft common stock on March 24, 2015, the last trading day before the public announcement of the merger agreement, and May 15, 2015, the last practicable trading day prior to the filing of the registration statement of which this proxy statement/prospectus forms a part.

Date	Kraft Closing Price
March 24, 2015	$61.33
May 15, 2015	$85.44

Stock Prices and Dividends

The following table sets forth, for the periods indicated, the high and low sale prices per share of Kraft common stock as reported by NASDAQ. The table also provides information as to dividends declared per share of Kraft common stock.

	Kraft	Low	Dividend per Share
	Common Stock Price
	High
For the calendar quarter ended:
2015
March 31, 2015	$90.61	$60.28	$0.5500
2014
December 31, 2014	$64.47	$53.63	$1.1000	(1)
September 30, 2014	$61.10	$53.33	—
June 30, 2014	$60.60	$55.47	$0.5250
March 31, 2014	$56.56	$50.54	$0.5250
2013
December 31, 2013	$55.93	$51.72	$1.0500	(1)
September 30, 2013	$58.76	$51.20	—
June 30, 2013	$57.84	$49.79	$0.5000
March 31, 2013	$52.29	$45.15	$0.5000
2012
December 31, 2012	$48.00	$42.00	$0.5000
September 30, 2012	$47.30	$43.06	—

(1)	Reflects the declaration of two dividends, with respect to which one payment date occurred in the quarter it was declared and the other payment date occurred in the quarter following declaration of the dividend.

BUSINESS OF H.J. HEINZ HOLDING CORPORATION

Unless otherwise specified or the context otherwise requires, all references in this section to “Heinz” refer, collectively, to H.J. Heinz Holding Corporation and its consolidated subsidiaries.

H.J. Heinz Holding Corporation was formed in connection with the acquisition of H. J. Heinz Company by an affiliate of 3G Capital and Berkshire Hathaway in 2013. The principal function of H.J. Heinz Holding Corporation is to hold the equity interests, through intermediate holding companies, of H. J. Heinz Company, Heinz’s first tier operating subsidiary through which Heinz conducts the business’s operations. See the section entitled “Management’s Discussion and Analysis of the Financial Condition and Results of Operations of H.J. Heinz Holding Corporation” beginning on page [—] of this proxy statement/prospectus for further details on the 2013 acquisition of H. J Heinz Company.

H. J. Heinz Company was incorporated in Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name which had developed from a food business founded in 1869 in Sharpsburg, Pennsylvania by Henry J. Heinz. Heinz has been a pioneer in the food industry for over 140 years and possesses one of the world’s best and most recognizable brands: Heinz®. Heinz has a global portfolio of leading brands focused in three core categories, Ketchup and Sauces, Meals and Snacks, and Infant/Nutrition. Heinz’s principal products include ketchup, condiments and sauces, frozen food, soups, beans and pasta meals, infant nutrition and other food products.

Heinz’s products are manufactured and packaged to provide safe, wholesome foods for consumers, as well as foodservice and institutional customers. Many products are prepared from recipes developed in Heinz’s innovation and research centers. Ingredients are carefully selected, inspected and passed on to factory kitchens where they are processed, after which the intermediate product is filled automatically into containers of glass, metal, plastic, paper or fiberboard, which are then sealed. Products are prepared by sterilization, blending, fermentation, pasteurization, homogenization, chilling, freezing, pickling, drying, freeze drying, baking or extruding, then labeled and cased for market. Quality assurance procedures are designed for each product and process and applied for quality and compliance with applicable laws.

Heinz manufactures (and contracts for the manufacture of) its products from a wide variety of raw food materials. Pre-season contracts are made with farmers and suppliers for certain raw materials such as a portion of Heinz’s requirements of tomatoes, cucumbers, potatoes, onions and some other fruits and vegetables. Ingredients, such as dairy products, meat, sugar and other sweeteners, including high fructose corn syrup, spices, flour and fruits and vegetables, are purchased from approved suppliers.

The following table lists the number of Heinz’s principal food processing factories and major trademarks by region:

	Factories
	Owned	Leased	Major Owned and Licensed Trademarks
North America	13	2	Heinz, Classico, Jack Daniel’s*, Wyler’s, Heinz Bell ‘Orto, Chef Francisco, Ore—Ida, Bagel Bites, Weight Watchers* Smart Ones, Poppers, T.G.I. Friday’s*, Delimex, Escalon, PPI, Nancy’s, Lea & Perrins, Renee’s Gourmet, HP
Europe	13	—	Heinz, Orlando, Karvan Cevitam, Roosvicee, Weight Watchers*, Farley’s, Plasmon, Nipiol, Pudliszki, Honig, De Ruijter, Lea & Perrins, HP, Amoy*, Daddies, Wyko, Benedicta
Asia/Pacific	18	—	Heinz, Wattie’s, ABC, Farley’s, Greenseas, Ocean Blue, Ox & Palm, Ore—Ida, Lea & Perrins, HP, Classico, Weight Watchers*, Cottee’s, Complan, Glucon D, Golden Circle, Original Juice Co., Master, Guanghe
Latin America	4	1	Heinz, HP, Lea & Perrins, Classico, Quero
RIMEA	6	1	Heinz, Farley’s, Complan, HP, Lea & Perrins, Classico, Wattie’s

	54	4	*Used under license

Heinz also owns or leases office space, warehouses, distribution centers and research and other facilities throughout the world. Heinz’s food processing factories and principal properties are in good condition and are satisfactory for the purposes for which they are being utilized.

Heinz has developed or participated in the development of certain of its equipment, manufacturing processes and packaging, and maintains patents and has applied for patents for some of those developments. Heinz regards these patents and patent applications as important but does not consider any one or group of them to be materially important to its business as a whole.

Although crops constituting some of Heinz’s raw food ingredients are harvested on a seasonal basis, most of Heinz’s products are produced throughout the year. Seasonal factors inherent in the business have always influenced the quarterly sales, operating income and cash flows of Heinz. Consequently, comparisons between quarters have always been more meaningful when made between the same quarters of prior years.

The products of Heinz are sold under highly competitive conditions, with many large and small competitors. Heinz regards its principal competition to be other manufacturers of prepared foods, including branded retail products, foodservice products and private label products, that compete with Heinz for consumer preference, distribution, shelf space and merchandising support. Product quality and consumer value are important areas of competition.

Heinz’s products are sold through its own sales organizations and through independent brokers, agents and distributors to chain, wholesale, cooperative and independent grocery accounts, convenience stores, bakeries, pharmacies, mass merchants, club stores, foodservice distributors and institutions, including hotels, restaurants, hospitals, health care facilities, and certain government agencies. For the year ended December 28, 2014, the Successor period from February 8, 2013 through December 29, 2013, the Predecessor period from April 29, 2013 through June 7, 2013, Fiscal 2013, and Fiscal 2012, one customer, Wal-Mart Stores Inc., represented approximately 10% of Heinz’s sales. In addition, Heinz has sales to a third party which is controlled by one of the Sponsors totaling less than 1% of Heinz’s consolidated net sales. Heinz closely monitors the credit risk associated with its customers and to date has not experienced material losses.

Compliance with the provisions of national, state and local environmental laws and regulations has not had a material effect upon the capital expenditures, earnings or competitive position of Heinz. Heinz’s estimated capital expenditures for environmental control facilities for the remainder of 2015 and the succeeding fiscal year are not material and are not expected to materially affect the earnings, cash flows or competitive position of Heinz.

Heinz’s factories are subject to inspections by various governmental agencies in the U.S. and other countries where Heinz does business, including the United States Department of Agriculture, and the Occupational Health and Safety Administration, and its products must comply with the applicable laws, including food and drug laws, such as the Federal Food and Cosmetic Act of 1938, as amended, and the Federal Fair Packaging or Labeling Act of 1966, as amended, of the jurisdictions in which they are manufactured and marketed.

Heinz had approximately 24,500 full time employees at December 28, 2014.

Segment information is set forth in Note 6, “Segment Information” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.

For financial information about geographic areas see the section entitled “Operating Results by Business Segment” beginning on page [—] of this proxy statement/prospectus.

Income from international operations is subject to fluctuation in currency values, export and import restrictions, foreign ownership restrictions, economic controls and other factors. From time to time, exchange restrictions imposed by various countries have restricted the transfer of funds between countries and between Heinz and its subsidiaries. To date, such exchange restrictions have not had a material adverse effect on Heinz’s operations.

Legal Proceedings

There is nothing to be reported under this item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF H.J. HEINZ HOLDING CORPORATION

Unless otherwise specified or the context otherwise requires, all references in this section to “Heinz” refer, collectively, to H.J. Heinz Holding Corporation, H. J. Heinz Company and their subsidiaries.

The following discussion and analysis of Heinz’s financial condition and results of operations should be read in conjunction with the consolidated financial statements of Heinz and related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Heinz’s actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors—Risks Relating to Heinz’s Business” included elsewhere in this proxy statement/prospectus.

The 2013 Merger

On February 13, 2013, H. J. Heinz Company entered into a merger agreement with H.J. Heinz Holding Corporation and Hawk Acquisition Sub, Inc. We refer to this merger agreement as the 2013 Merger Agreement and the merger contemplated thereby as the 2013 Merger. The terms of the 2013 Merger Agreement were unanimously approved by H. J. Heinz Company’s Board of Directors on February 13, 2013, and by the majority of votes cast at a special shareholder meeting on April 30, 2013. The acquisition was consummated on June 7, 2013, and as a result, Hawk Acquisition Sub, Inc. merged with and into H. J. Heinz Company, with H. J. Heinz Company surviving as a wholly owned subsidiary of H. J. Heinz Corporation II, which is in turn an indirect wholly owned subsidiary of H.J. Heinz Holding Corporation. H.J. Heinz Holding Corporation is controlled by entities affiliated with the Sponsors. As of the date of this proxy statement/prospectus, each of these entities owns 425 million shares of common stock in H.J. Heinz Holding Corporation which, in turn, indirectly holds 1,000 shares of common stock in H. J. Heinz Corporation II. In addition, Berkshire Hathaway has an $8.0 billion preferred stock investment in H.J. Heinz Holding Corporation which entitles it to a 9.0% annual dividend paid on a quarterly basis, and warrants to purchase approximately 46 million additional shares of common stock in H. J. Heinz Corporation II. Upon the completion of the 2013 Merger, H. J. Heinz Company’s shareholders received $72.50 in cash for each share of common stock. The total aggregate value of the 2013 Merger consideration was approximately $28.75 billion, including the assumption of Heinz’s outstanding debt. The 2013 Merger consideration was funded through a combination of equity contributed by entities affiliated with the Sponsors totaling $16.5 billion and proceeds from long-term borrowings totaling $12.6 billion. Heinz’s capital structure is further discussed under the section entitled “Liquidity and Financial Position” beginning on page [—] of this proxy statement/prospectus.

Purchase Accounting Effects. The 2013 Merger was accounted for using the acquisition method of accounting, which affected Heinz’s results of operations in certain significant respects. The Sponsors’ cost of acquiring Heinz established a new accounting basis for Heinz. Accordingly, the accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the completion of the 2013 Merger. The allocation of the total purchase price to Heinz’s net tangible and identifiable intangible assets was based on estimated fair values as of the 2013 Merger date, as described further in Note 4, “2013 Merger and Acquisition” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus. In addition to the transaction related expenses discussed further below, Heinz’s financial position and results of operations subsequent to the 2013 Merger have been significantly impacted by the effects of purchase accounting and the increase in leverage arising from the 2013 Merger. The purchase accounting impacts included a fair value step up in certain assets including inventory, property plant and equipment and intangible assets which impact Heinz’s operating results through additional depreciation and amortization. The inventory step up of approximately $384 million was recognized in cost of goods sold in the Transition period ended December 29, 2013 while the increased effect of purchase accounting step ups on depreciation and amortization and the increase in interest costs since the 2013 Merger have a continuing effect on the post-2013 Merger financial statements.

Transaction Related Expenses. During the Successor period ended December 29, 2013, Heinz incurred $157.9 million in 2013 Merger-related costs on a pretax basis, including $70.0 million consisting primarily of advisory fees, legal, accounting and other professional costs. Heinz also incurred $87.9 million during the Successor period related to severance and compensation arrangements pursuant to existing agreements with certain former executives and employees in connection with the 2013 Merger. These amounts are separately reflected in the accompanying statement of operations for the Successor period ended December 29, 2013.

Prior to consummation of the 2013 Merger, Heinz incurred $112.2 million of 2013 Merger-related costs, including $48.1 million resulting from the acceleration of expense for stock options, RSUs and other compensation plans pursuant to the existing change in control provisions of those plans, and $64.0 million of professional fees. These amounts are separately reflected in 2013 Merger-related costs in the accompanying statement of operations for the Predecessor period ended June 7, 2013. Heinz also recorded a loss from the extinguishment of debt of approximately $129.4 million for debt required to be repaid upon closing as a result of the change in control which is reflected in Other (expense) income, net, in the accompanying statement of operations for the Predecessor period ended June 7, 2013.

Periods Presented

On October 21, 2013, Heinz’s Board of Directors approved a change in Heinz’s fiscal year end from the Sunday closest to April 30 to the Sunday closest to December 31. As a result of this change, the consolidated financial statements include presentation of the Successor period from February 8, 2013 through December 29, 2013, and the Predecessor period from April 29, 2013 through June 7, 2013.

Successor: The consolidated financial statements as of December 28, 2014, December 29, 2013, and for the periods from February 8, 2013 through December 29, 2013 and year ended December 28, 2014. The activity in Hawk Acquisition Sub, Inc. from inception on February 8, 2013 to the date of its merger into H. J. Heinz Company on June 7, 2013, which is included in the Successor period from February 8, 2013 to December 29, 2013, related primarily to the issuance of the Exchange Notes and recognition of associated issuance costs and interest expense. The cash from the Exchange Notes was invested in a money market account until the completion of the 2013 Merger on June 7, 2013. See Note 11, “Debt and Financing Arrangements” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.

The following represents the condensed financial information for Hawk Acquisition Sub, Inc. for the period from February 8, 2013 to April 28, 2013 and as at April 28, 2013:

Hawk Acquisition Sub, Inc. (Successor)

Condensed Statement of Operations

For the Period from February 8, 2013 through April 28, 2013

February 8- April 28, 2013
(In thousands)
2013 Merger-related costs	$19,713

Operating loss	(19,713)
Unrealized loss on derivative instrument	(65,294)
Interest Expense, net	(10,743)

Loss from continuing operations before income tax	(95,750)
Benefit from income taxes	37,842

Net loss	$(57,908)

Hawk Acquisition Sub, Inc. (Successor)

Condensed Balance Sheet

As of April 28, 2013

April 28, 2013
(In thousands)
Cash	$3,011,750
Other assets	125,231

Total assets	$3,136,981

Notes payable	$3,100,000
Other liabilities	94,889

Total liabilities	3,194,889

Shareholder’s deficit	(57,908)

Total liabilities and shareholder’s deficit	$3,136,981

Predecessor: the consolidated financial statements of Heinz prior to the 2013 Merger on June 7, 2013.

Transition period: the combination of the Successor period from February 8, 2013 to December 29, 2013, and the Predecessor period from April 29, 2013 to June 7, 2013.

Fiscal 2013: the Heinz fiscal year from April 30, 2012 to April 28, 2013.

Fiscal 2012: the Heinz fiscal year from April 28, 2011 to April 29, 2012.

Executive Overview

Three Months Ended March 29, 2015

During the three months ended March 29, 2015, Heinz’s total sales were $2.48 billion, compared to $2.80 billion for the three months ended March 30, 2014. The decline in sales was principally due to unfavorable foreign exchange translation rates which decreased sales by 7.0% and a decrease in volume of 9.2% primarily due to the acceleration of sales ahead of the U.S. Project Keystone go-live in the prior year (Project Keystone is a multi-year global program designed to drive productivity and make Heinz much more competitive by adding capabilities, harmonizing global processes and standardizing Heinz’s systems through the SAP enterprise resource planning software suite), frozen nutritional meals category softness and product rationalization in U.S. Consumer Products, reduced trade promotions in U.S. Foodservice and Canada, product rationalization, category softness and reduced trade promotions in the U.K. Net pricing increased sales by 4.8%, driven by increased pricing in U.S. Consumer Products coupled with reduced trade promotions in U.S. Foodservice and Canada and increased inflation-based pricing in Venezuela. Sales decreased 0.1% due to a small divestiture in Europe.

Increases in gross profit, operating income and net income are primarily related to reduced charges for restructuring and productivity initiatives in the current year and the positive impact of restructuring and productivity initiatives taken in the prior year and increased sales in Venezuela. These increases were offset by lower sales volumes in the U.S. and unfavorable exchange translation rates in Europe, Australia and New Zealand.

Adjusted earnings from continuing operations before interest, tax, depreciation and amortization, which we refer to as Adjusted EBITDA, decreased $37 million or 5.4%, to $651 million, primarily reflecting decreased gross profit in North America as a result of decreased sales volumes and unfavorable foreign exchange translation rates in all segments offset by increased sales in Venezuela and reduced SG&A.

Year Ended December 28, 2014

Heinz’s total sales were $10.92 billion for the year ended December 28, 2014, compared to $6.24 billion for the Successor period ended December 29, 2013, and $5.20 billion for the Predecessor period from December 24, 2012 to June 7, 2013, a decrease of $521 million, or 4.6%, period over period. Volume decreased 5.3%, including 1.4% of incremental volume in the Successor period ended December 29, 2013 due to an extra week of sales to align to the new year end. The remaining volume decrease was primarily due to frozen nutritional meals category softness and share losses in Heinz’s frozen potatoes, meals and snacks businesses in U.S. Consumer Products, reduced trade promotions in U.S. Foodservice, raw material and packaging supply constraints in Venezuela, and global product rationalization. Net pricing increased sales by 2.9%, driven by price increases in U.S. Consumer Products, Venezuela, Indonesia, China and India, and reduced trade promotions in U.S. Foodservice and Canada, partially offset by increased promotional activity in the U.K. and Italy. Unfavorable foreign exchange rates decreased sales by 2.0%. Sales decreased 0.2% due to divestitures.

In 2014, the Successor period from February 8, 2013 to December 29, 2013 and Predecessor period from April 29, 2013 to June 7, 2013, respectively, gross profit, operating income and net income have been significantly impacted by savings generated from, and costs related to, restructuring and productivity initiatives, coupled with 2013 Merger-related costs and expenses. In addition, for the Successor periods presented, the effects of the new basis of accounting resulted in increased non-cash charges to cost of sales for the step up in inventory value, increased amortization expense associated with the fair value adjustments to intangible assets, and the increased borrowings to fund the 2013 Merger resulted in higher interest costs compared to prior year quarter.

Adjusted EBITDA was $2.84 billion for the year ended December 28, 2014, compared with $1.17 billion for the Successor period from February 8 to December 29, 2013, and $946 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $728 million, or 34.5%, primarily reflecting the reduction in cost of products sold and selling, general and administrative expenses, which we refer to as SG&A, due to efficiencies driven by restructuring and productivity initiatives.

Refer to EBITDA & Adjusted EBITDA (from Continuing Operations) within the section entitled “Non-GAAP Measures” beginning on page [—] of this proxy statement/prospectus for Heinz’s definition of Adjusted EBITDA.

See the section entitled “The 2013 Merger and Results of Continuing Operations” beginning on page [—] of this proxy statement/prospectus for further information on the 2013 Merger-related costs and expenses and further analysis of Heinz’s operating results.

2014 and 2013 Transition Period Restructuring and Productivity Initiatives

Phase 1: During the Transition period and the first nine months of 2014, Heinz invested in restructuring and productivity initiatives as part of its ongoing cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into Heinz’s business as well as to accelerate overall productivity on a global scale. As of December 28, 2014, these initiatives have resulted in the reduction of approximately 4,050 corporate and field positions across Heinz’s global business segments (excluding the factory closures and Phase II noted below). With respect to these restructuring and productivity initiatives, Heinz incurred total charges of $289 million related to severance benefits and other severance-related expenses from inception through December 28, 2014. The ongoing annual cost savings is estimated to be approximately $250 million, but is subject to a number of assumptions and may differ from actual results.

Footprint: In addition, Heinz announced the planned closure and consolidation of 5 factories across the U.S., Canada and Europe during 2014. The number of employees impacted by these 5 plant closures and consolidation is approximately 1,600, all of which had left Heinz as of March 29, 2015. With respect to these factory closures, Heinz incurred charges of $91 million related to severance benefits and other severance-related expenses through March 29, 2015. Heinz may also incur other charges not currently contemplated due to events that may occur as a result of, or related to, these plant closures. The ongoing annual cost savings is estimated to be approximately $80 million, but is subject to a number of assumptions and may differ from actual results.

License Expiration: Furthermore, Heinz announced the planned closure of an additional factory in Europe in the first half of 2015 due to the expiration of a license to manufacture a non-core product. The number of employees expected to be impacted by this plant closure is approximately 200. With respect to this factory closure, Heinz incurred charges of approximately $11 million related to severance benefits and other severance-related expenses through March 29, 2015. In addition, Heinz recognized $33 million in non-cash asset write-downs due to the planned closure. In the three months ended March 29, 2015, Heinz incurred $9 million in contract termination fees related to this factory closure.

Phase II: In the fourth quarter of 2014 and first quarter of 2015, Heinz invested in restructuring and productivity initiatives as part of its ongoing cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into Heinz’s business as well as to accelerate overall productivity on a global scale. As of March 29, 2015, these initiatives have resulted in the reduction of approximately 1,050 corporate and field positions across Heinz’s global business segments (excluding Phase I and the factory closures noted above). With respect to these restructuring and productivity initiatives, Heinz recognized $30 million in non-cash asset write-downs for impairment of long-lived assets to be disposed. Heinz currently estimates it will incur total charges of approximately $70 million related to severance benefits and other severance-related expenses, of which $68 million has been incurred from project inception through March 29, 2015.

Heinz recorded pre-tax costs related to these productivity initiatives of $17 million in the three months ended March 29, 2015 and $141 million in the three months ended March 30, 2014, which were recorded in the Non-Operating segment. Heinz recorded pretax costs related to these productivity initiatives of $435 million in the Successor period ended December 28, 2014. During the Transition period, Heinz recorded pretax costs related to the Phase I and Footprint initiatives of $410.4 million in the Successor period from February 8, 2013 to December 29, 2013, and $6.0 million in the Predecessor period, which were recorded in the Non-Operating segment. See Note 8, “Restructuring and Productivity Initiatives” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for additional information on these productivity initiatives. There were no such charges in the eight months ended December 23, 2012.

Fiscal 2012 Productivity Initiatives

On May 26, 2011, Heinz announced that it would invest in productivity initiatives during Fiscal 2012 designed to increase manufacturing effectiveness and efficiency as well as accelerate overall productivity on a global scale. Heinz recorded costs related to these productivity initiatives of $205.4 million pretax during the fiscal year ended April 29, 2012, all of which were reported in the Non-Operating segment. In addition, after-tax charges of $18.9 million were recorded in losses from discontinued operations for the fiscal year ended April 29, 2012. See Note 8, “Restructuring and Productivity Initiatives” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus and the “Liquidity and Financial Position” section below for additional information on these productivity initiatives.

Discontinued Operations

In January 2013, Heinz’s Board of Directors approved management’s plan to sell Shanghai LongFong Foods, which we refer to as LongFong, a maker of frozen products in China which was previously reported in the Asia/Pacific segment. During the fourth quarter of Fiscal 2013, Heinz secured an agreement with a buyer and during the Successor period, the sale was completed, resulting in an insignificant pretax and after-tax loss which was recorded in discontinued operations in the Successor period. As a result, LongFong’s net assets were classified as held for sale and Heinz adjusted the carrying value to estimated fair value, recording a $36.0 million pretax and after-tax non-cash goodwill impairment charge to discontinued operations during the third quarter of Fiscal 2013. The net assets held for sale related to LongFong as of April 28, 2013 were reported in Other current assets, Other non-current assets, Other accrued liabilities and Other non-current liabilities on the consolidated balance sheet as of April 28, 2013, as they were not material for separate balance sheet presentation.

During the first quarter of Fiscal 2013, Heinz completed the sale of its U.S. Foodservice frozen desserts business, resulting in a $32.7 million pretax ($21.1 million after-tax) loss which has been recorded in discontinued operations.

The operating results related to these businesses have been included in discontinued operations in Heinz’s consolidated statements of income for all periods presented. The following table presents summarized operating results for these discontinued operations:

	Successor		Predecessor
	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013	April 29, 2012
	(52 Weeks)	(29 Weeks)(1)	(6 Weeks)	(52 Weeks)	(52 1/2 Weeks)
	(In millions)
Sales	$—	$2.9	$1.2	$47.7	$141.5
Net after-tax losses	$—	$(5.6)	$(1.3)	$(17.6)	$(51.2)
Tax benefit on losses	$—	$—	$—	$0.6	$1.4

(1)	Refers to the weeks of operating activity included in the period.

Results of Continuing Operations

On October 21, 2013, Heinz’s Board of Directors approved a change in Heinz’s fiscal year end from the Sunday closest to April 30 to the Sunday closest to December 31. As a result of this change, the consolidated financial statements include presentation of the Successor period from February 8, 2013 through December 29, 2013 and the Predecessor period from April 29, 2013 through June 7, 2013, which we refer to as the Transition period, as a separate Transition period.

On March 14, 2012 H. J. Heinz Company’s Board of Directors authorized a change in H. J. Heinz Company’s fiscal year end from the Wednesday nearest April 30 to the Sunday nearest April 30. The change in the fiscal year end resulted in Fiscal 2012 changing from a 53 week year to a 52 1/2 week year and was intended to better align H. J. Heinz Company’s financial reporting period with its business partners and production schedules. This change did not have a material impact on Heinz’s financial statements.

Heinz’s revenues are generated via the sale of products in the following categories:

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)(1)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	Net External Sales
	(In thousands)
Ketchup and Sauces	$5,489,341	$3,081,347	$533,932	$5,375,788	$5,232,607
Meals and Snacks	3,743,009	2,185,831	359,412	4,240,808	4,337,995
Infant/Nutrition	1,115,998	624,359	118,528	1,189,015	1,232,248
Other	573,921	348,025	101,000	723,275	704,722

Total	$10,922,269	$6,239,562	$1,112,872	$11,528,886	$11,507,572

(1)	Refers to the weeks of operating activity included in the period.

Company Results—Three Months Ended March 29, 2015 compared to March 30, 2014

Sales were $2.48 billion for the quarter ended March 29, 2015, compared with $2.80 billion for the quarter ended March 30, 2014, a decrease of $322 million, or 11.5%. Volume decreased 9.2% primarily due to the acceleration of sales ahead of the U.S. Project Keystone go-live in the prior year, product rationalization and frozen nutritional meals category softness in U.S. Consumer Products, reduced trade promotions in U.S. Foodservice and Canada, and product rationalization, category softness and reduced trade promotions in the U.K. Net pricing increased sales by 4.8%, driven by increased pricing in U.S. Consumer Products coupled with reduced trade promotions in U.S. Foodservice and Canada and increased inflation-based pricing in Venezuela. Unfavorable foreign exchange translation rates decreased sales by 7.0%. Sales decreased 0.1% due to divestitures.

Gross profit increased $22 million or 2.3% to $976 million, and gross profit margin increased to 39.4% from 34.1%. These increases are primarily related to lower cost of products sold associated with decreased charges for restructuring and productivity initiatives (which are recorded in the non-operating segment), the positive impact of restructuring charges and productivity initiatives taken in the prior year and increased sales in Venezuela. These increases in gross profit were offset by lower sales volumes in the U.S. and unfavorable exchange translation rates in all segments.

Selling, general and administrative expenses (“SG&A”) decreased $61 million, or 11.6% to $461 million, and is flat as a percentage of sales at 18.6% in the current and prior years. The decrease in SG&A is attributable to reduced sales volume, lower fixed selling and distribution expense and lower general and administrative expense primarily resulting from prior year restructuring and productivity related initiatives, and lower marketing expense. Lower exchange translation rates had a favorable impact on SG&A in the current year.

Merger related costs of $7 million in the three months ended March 29, 2015 represent legal and professional fees associated with the merger with Kraft. There were no merger related costs in the three months ended March 30, 2014.

Net interest expense increased $28 million, to $191 million, due primarily to the write off of deferred financing fees and original issue discount associated with the repayment of a portion of the B-1 Loans and B-2 Loans in the first quarter of 2015. Other income, net, was $29 million compared to other expense, net of $21 million in the prior year. The increase is primarily due to gains on the unwind of Heinz’s interest rate swaps associated with Heinz’s 2025 2nd lien notes financing and favorable currency movements on Heinz’s intercompany loans, foreign currency assets and liabilities, and cross currency swaps.

For the current quarter Heinz recorded a tax expense of $68 million, or 19.5% of pretax income. In the prior year Heinz recorded a tax expense of $51 million, or 20.3% of pretax income. The decrease in the effective tax rate is primarily the result of the current period including a lower blended statutory tax rate and higher tax exempt income, partially offset by beneficial revisions to estimates in the prior year.

The net income from continuing operations attributable to H. J. Heinz Corporation II was $276 million compared to $195 million in the prior year.

Adjusted EBITDA decreased $37 million or 5.4%, to $651 million, primarily reflecting decreased gross profit in North America as a result of decreased sales volumes and unfavorable foreign exchange translation rates in all segments offset by increased sales in Venezuela and reduced SG&A.

OPERATING RESULTS BY BUSINESS SEGMENT

North America

Sales of the North America segment decreased $179 million, or 15.3%, to $990 million. Volume was down 18.2% primarily reflecting an acceleration of sales ahead of the U.S. Project Keystone go-live in the prior year, frozen nutritional meals category softness and product rationalization in U.S. Consumer Products and reduced trade promotions in U. S. Foodservice and Canada. Higher net price of 4.2% reflects increased pricing in U. S. Consumer Products and reduced trade promotions in U. S. Foodservice and Canada. Unfavorable Canadian exchange translation rates decreased sales 1.3%.

Gross profit decreased $68 million, or 14.3%, to $409 million while the gross profit margin increased to 41.3% from 40.8%. The decrease in gross profit primarily related to lower volumes noted above. These decreases were offset by the positive impact of prior year restructuring and productivity initiatives. Adjusted EBITDA decreased $75 million or 20.7% to $287 million reflecting a decrease in gross profit noted above.

Europe

Heinz Europe sales decreased $137 million, or 18%, to $626 million. Volume was down 6.1% due to product rationalization, category softness and reduced trade promotions in the U.K. and infant food in Italy. Net pricing increased 0.6% primarily reflecting reduced trade promotions in the U.K. Unfavorable exchange translation rates decreased sales 12.2%. The divestiture of a small soup business in Germany decreased sales 0.2%.

Gross profit decreased $26 million, or 8.2%, to $292 million while the gross profit margin increased to 46.6% from 41.6%. The decreases in gross profit are primarily related to unfavorable exchange translation rates. The gross profit margin was positively impacted primarily by a reduction in cost of products sold as a result of the various restructuring and productivity initiatives undertaken in the prior year as well as price increases in the U.K. Adjusted EBITDA decreased $2 million to $214 million reflecting unfavorable exchange translation rates more than offsetting reductions in cost of products sold and SG&A.

Asia/Pacific

Heinz Asia/Pacific sales decreased $47 million, or 9.6%, to $445 million. Volume decreased 2.4% largely as a result of competitive private label pressures in ambient meals driving lower market share along with product rationalizations in Australia and the U.S. shipping port strike which adversely impacted supplies in Japan. These volume declines have been partially offset by strong demand in China for Asian sauces and condiments. Pricing increased 1.3%, due to increased pricing on ABC® sauces in Indonesia and price increases in Australia. Unfavorable foreign exchange translation rates primarily in Australia, New Zealand, Japan and Indonesia, decreased sales by 8.5%.

Gross profit decreased $2 million, or 1.5%, to $145 million, while the gross profit margin increased to 32.5% from 29.9%. The decrease in gross profit is primarily related to unfavorable foreign exchange translation rates. The increase in the gross profit margin related to decreased promotional activity in Australia, increased pricing in Indonesia and a reduction in cost of products sold as a result of various restructuring and productivity initiatives. Adjusted EBITDA increased $13 million to $84 million, as the decrease in gross profit was more than offset by lower SG&A primarily related to prior year productivity initiatives.

Latin America

Sales of the Latin America segment increased $66 million, or 33.2%, to $264 million. Volume increased 9.4% due to increases in Venezuela, driven by raw material and packaging supply constraints in the prior year, and local ketchup production and market expansion in Mexico. Pricing increased sales 32.7% primarily due to the hyper-inflationary economy in Venezuela. Unfavorable foreign exchange translation rates, primarily in Brazil, decreased sales by 8.9%.

Gross profit increased $27 million, or 39.6%, to $96 million and the gross profit margin increased to 36.3% from 34.6%. These increases are primarily related to Venezuela sales noted above offset by decreased sales in Brazil due to competitive pricing pressures. Adjusted EBITDA increased $20 million to $53 million reflecting the increase in gross profit offset by higher SG&A in Venezuela primarily related to increases in wages and benefits as a result of the inflationary environment.

See Venezuela—Foreign Currency and Inflation discussion below for further information on Venezuela’s hyper-inflationary economy.

RIMEA

Sales for RIMEA decreased $24 million, or 13.6%, to $153 million. Volume decreased 3.4% mainly due to the economic crisis in Russia. Pricing increased sales by 5.0%, largely due to price increases across all major product categories in Russia as well as price increases and reduced promotional activity on nutritional beverages in India. Unfavorable foreign exchange translation rates decreased sales 15.2%.

Gross profit decreased $5 million, or 7.2%, to $61 million, and the gross profit margin increased to 39.9% from 37.2%. The decrease in gross profit is primarily related to unfavorable exchange translation rates in Russia offset by reduced cost of products sold in India which was driven by a reduction in key commodity costs. The gross profit margin improvement was primarily related to favorable product mix primarily in the Middle East and increased margins in India as a result of commodity deflation. Adjusted EBITDA increased $3 million to $32 million, primarily reflecting lower SG&A costs in Russia, due mainly to the favorable impact from exchange translation rates, and India offset by a decrease in gross profit noted above.

Company Results—Year Ended December 28, 2014 compared to the period from February 8, 2013 through December 29, 2013 (Successor) and the period from December 24, 2012 through June 7, 2013 (Predecessor)

Throughout this discussion, for the purposes of comparing the results for the year ended December 29, 2014 to the prior year, data for all periods except for the Predecessor period December 24, 2012 to June 7, 2013 are derived from Heinz’s audited consolidated financial statements beginning on page [—] of this proxy statement/prospectus. All data for the Predecessor period from December 24, 2012 to June 7, 2013 is derived from Heinz’s unaudited consolidated financial information, which is presented in the tables below, and represents a different period than the Predecessor period from April 29, 2013 to June 7, 2013 included in Heinz’s audited consolidated financial statements beginning on page [—] of this proxy statement/prospectus.

	Successor		Predecessor
	December 28, 2014	February 8- December 29, 2013	December 24, 2012-June 7, 2013
	(52 Weeks)	(29 Weeks)(1)	(24 weeks)
			(Unaudited)
	(In thousands)
Sales	$10,922,269	$6,239,562	$5,203,698
Cost of products sold	7,291,302	4,587,791	3,316,896

Gross profit	3,630,967	1,651,771	1,886,802
Selling, general and administrative expenses	2,062,590	1,501,807	1,125,466
2013 Merger-related costs	—	157,938	157,002

Operating (loss)/income	1,568,377	(7,974)	604,334
Interest income	32,535	13,071	10,213
Interest expense	685,699	408,503	130,413
Unrealized gain on derivative instruments	—	117,934	—
Other expense, net	(112,257)	(12,233)	(182,618)

(Loss)/income from continuing operations before income taxes	802,956	(297,705)	301,516
(Benefit from)/provision for income taxes	130,568	(231,623)	160,166

(Loss)/income from continuing operations	672,388	(66,082)	141,350
Loss from discontinued operations, net of tax	—	(5,636)	(39,663)

Net (loss)/income	672,388	(71,718)	101,687
Less: Net income attributable to the noncontrolling interest	15,317	5,303	6,685

Net (loss)/income attributable to H.J. Heinz Holding Corporation	$657,071	$(77,021)	$95,002

(1)	Refers to the weeks of operating activity included in the period.

Sales were $10.92 billion for the year ended December 28, 2014, compared with $6.24 billion for the Successor period from February 8, 2013 to December 29, 2013, and $5.20 billion for the Predecessor period from December 24, 2012 to June 7, 2013, a decrease of $521 million, or 4.6%, period over period. Volume decreased 5.3%, including 1.4% of incremental volume in the Successor period ended December 29, 2013 due to an extra week of sales to align to the new year end. The remaining volume decrease was primarily due to frozen nutritional meals category softness and share losses in Heinz’s frozen potatoes, meals and snacks businesses in U.S. Consumer Products, reduced trade promotions in U.S. Foodservice, raw material and packaging supply constraints in Venezuela, and global product rationalization. Net pricing increased sales by 2.9%, driven by price increases in U.S. Consumer Products, Venezuela, Indonesia, China and India, and reduced trade promotions in U.S. Foodservice and Canada, partially offset by increased promotional activity in the U.K. and Italy. Unfavorable foreign exchange rates decreased sales by 2.0%. Sales decreased 0.2% due to divestitures.

Gross profit was $3.63 billion for the year ended December 28, 2014, compared with $1.65 billion for the Successor period from February 8, 2013 to December 29, 2013, and $1.89 billion for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $92 million, or 2.6%, period over period, while gross profit margin increased to 33.2% from 30.9%. The year ended December 28, 2014 included non-cash impairment charges totaling $221 million on Heinz’s indefinite lived trademarks and other intangibles, primarily in its North American frozen meals and snacks business due to continued category softness driving lower than anticipated sales. This impairment was recorded in the non-operating segment. The 2014 consolidated statement of operations included charges in cost of products sold for restructuring and productivity initiatives of $357.5 million (which are recorded in the non-operating segment) and incremental amortization and depreciation of $62.7 million following the step up in basis of definite-lived tangible and intangible assets due to purchase accounting adjustments. In addition, it included incremental costs totaling $103 million, primarily for costs associated with equipment relocation and inventory build ahead of the factory closures discussed in Note 8, “Restructuring and Productivity Initiatives” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus, consulting and advisory charges related to project implementations as well as additional logistics costs incurred related to the U.S. rollout of the SAP enterprise resource planning software suite (which are recorded in the non-operating segment). During the Successor period from February 8, 2013 to December 29, 2013, Heinz incurred higher cost of products sold associated with the purchase accounting step up in inventory value of $383 million and incremental amortization and depreciation associated with the step up in basis of definite-lived tangible and intangible assets due to purchase accounting adjustments of $26.6 million. Heinz also incurred $169 million primarily in severance and employee benefit costs relating to the reduction of corporate and field positions across Heinz, and non-cash asset write-downs and accelerated depreciation. The remaining increase in gross profit in the current year was primarily due to reduced cost of products sold as a result of restructuring and productivity initiatives.

SG&A were $2.06 billion for the year ended December 28, 2014, compared with $1.50 billion for the Successor period from February 8, 2013 to December 29, 2013, and $1.13 billion for the Predecessor period from December 24, 2012 to June 7, 2013, a decrease of $565 million, or 21.5%, period over period, and a decrease as a percentage of sales to 18.9% from 23.0% period over period. The 2014 consolidated statement of operations included charges for restructuring and productivity initiatives of $78 million (which are recorded in the non-operating segment) and incremental amortization and depreciation of $12.4 million following the step up in basis of definite-lived tangible and intangible assets due to purchase accounting adjustments. In addition, it included incremental costs totaling $108 million, primarily for severance, employee benefit costs related to stock based compensation, consulting and advisory charges related to project implementations, and warehousing and other logistics costs incurred related to the U.S. rollout of the SAP enterprise resource planning software suite (which are recorded in the non-operating segment). The Successor period February 8, 2013 to December 29, 2013 included incremental amortization and depreciation of $8.3 million following the step up in basis of definite-lived tangible and intangible assets due to purchase accounting adjustments, and $242 million primarily in severance and employee benefit costs relating to the reduction of corporate and field positions across Heinz. The remaining decrease in SG&A is attributable to lower fixed selling and distribution and general and administrative expense primarily resulting from restructuring and productivity related initiatives and lower marketing expense.

Costs related to the 2013 Merger of $158 million in the Successor period from February 8, 2013 to December 29, 2013 include $70 million consisting primarily of advisory fees, legal, accounting and other professional costs and $87.9 million related to severance and compensation arrangements pursuant to existing agreements with certain former executives and employees in connection with the 2013 Merger. In the Predecessor period, costs related to the 2013 Merger of $157 million include $48 million resulting from the acceleration of stock options, RSUs and other compensation plans pursuant to the existing change in control provisions of those plans, and $109 million of professional fees.

Net interest expense was $653 million for the year ended December 28, 2014, compared with $395 million for the Successor period from February 8, 2013 to December 29, 2013, and $120 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $138 million, largely reflecting higher average debt balances resulting from the 2013 Merger. Included in net interest expense for 2014 is $45 million of amortization of 2013 Merger-related debt costs and $15 million of deferred 2013 Merger-related debt costs written off due to the repayment of a portion of the Term Loan Facilities in the fourth quarter (see Note 11, “Debt and Financing Arrangements” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus). Included in net interest expense for the Successor period ended December 29, 2013 is $29 million of amortization of 2013 Merger-related debt costs.

Prior to the 2013 Merger, Hawk Acquisition Sub, Inc. entered into interest rate swap agreements to mitigate exposure to variable rate debt that was raised to finance the acquisition. These agreements were not designated as hedging instruments prior to the 2013 Merger date, and, as such, Heinz recorded a gain of $118 million in the Successor period from February 8, 2013 to December 29, 2013 due to changes in fair value of these instruments, and separately reflected the gain in the accompanying consolidated statement of operations. Upon consummation of the acquisition, these interest rate swaps with an aggregate notional amount of $9.0 billion met the criteria for hedge accounting and were designated as hedges of future interest payments.

Other expense, net, was $112 million for the year ended December 28, 2014, compared with $12 million for the Successor period from February 8, 2013 to December 29, 2013, and $183 million for the Predecessor period from December 24, 2012 to June 7, 2013, a decrease of $83 million. The decrease is primarily related to the costs for early extinguishment of debt ($129 million) related to the 2013 Merger and a $43 million charge in relation to the currency devaluation in Venezuela in the Predecessor period, partially offset by an $83 million increase in currency losses (net of hedging gains), in the year ended December 28, 2014, including $23 million realized in Venezuela (see Note 21, “Venezuela—Foreign Currency and Inflation” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus), and an $8 million increase in net payments made on the cross currency swaps (see Note 17, “Derivative Financial Instruments and Hedging Activities” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus).

For the year ended December 28, 2014 Heinz recorded tax expense of $130.6 million, or 16.3% of pretax income. For the Successor period, Heinz recorded a tax benefit of $232 million, or 77.8% of pretax loss. For the Predecessor period, Heinz recorded a tax expense of $160 million, or 53.1% of pretax income.

The tax provision for the year ended December 28, 2014 benefited from a favorable jurisdictional income mix which primarily resulted from restructuring and impairment costs recorded in the U.S. Additionally, much of Heinz’s nontaxable income amounts were not affected by the reduction to net profit before tax and, therefore, these nontaxable amounts had a higher beneficial effect upon the effective tax rate in 2014 than prior periods.

The tax benefit in the Successor period ended December 29, 2013 included a benefit of $107 million related to the impact on deferred taxes of a 300 basis point statutory tax rate reduction in the United Kingdom which was enacted during July 2013, and a favorable jurisdictional income mix. The benefit of the statutory tax rate reduction in the United Kingdom was favorably impacted by the increase in deferred tax liabilities recorded in purchase accounting for the 2013 Merger.

The tax provision for the Predecessor period from April 29, 2013 to June 7, 2013 was principally caused by the effect of repatriation costs of approximately $100 million for earnings of foreign subsidiaries distributed during the period and the effect of current period nondeductible costs related to the 2013 Merger.

Net income from continuing operations attributable to Heinz was $657 million for the year ended December 28, 2014, compared with a net loss from continuing operations of $77 million for the Successor period from February 8, 2013 to December 29, 2013, and net income from continuing operations of $95 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $639 million.

Adjusted EBITDA was $2.84 billion for the year ended December 28, 2014, compared with $1.17 billion for the Successor period from February 8, 2013 to December 29, 2013, and $946 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $728 million, or 34.5%, primarily reflecting the reduction in cost of products sold and SG&A due to efficiencies driven by restructuring and productivity initiatives. Refer to EBITDA & Adjusted EBITDA within the section entitled “Non-GAAP Measures” beginning on page [—] of this proxy statement/prospectus for Heinz’s definition of EBITDA and Adjusted EBITDA and the respective reconciliations to income/(loss) from continuing operations, net of tax.

OPERATING RESULTS BY BUSINESS SEGMENT

The following discussion presents the operating results by business segment for the twelve months ended December 28, 2014, as compared to the period from February 8, 2013 through December 29, 2013 (Successor), and the period from December 24, 2012 through June 7, 2013 (Predecessor). All data for the period from December 24, 2012 through June 7, 2013 (Predecessor) is derived from Heinz’s unaudited consolidated financial information, which is presented in the table below:

	Successor
	December 28, 2014
	Net External Sales	Gross Profit	Adjusted EBITDA
	(In thousands)
North America	$4,245,061	$1,744,087	$1,330,762
Europe	2,972,826	1,277,049	897,031
Asia/Pacific	2,045,785	644,988	351,251
Latin America	926,495	359,607	207,705
RIMEA	732,102	277,041	129,688
Non-Operating	—	(671,805)	(76,830)

Consolidated Totals	$10,922,269	$3,630,967	$2,839,607

	Successor	Predecessor	Successor	Predecessor	Successor	Predecessor
	February 8, 2013- December 29, 2013	December 24, 2012- June 7, 2013	February 8, 2013- December 29, 2013	December 24, 2012-June 7, 2013	February 8, 2013- December 29, 2013	December 24, 2012-June 7, 2013
	Net External Sales		Gross Profit		Adjusted EBITDA
	(In thousands)
North America	$2,442,522	$2,090,047	$739,613	$799,557	$618,322	$516,633
Europe	1,659,312	1,365,439	513,197	518,843	349,247	291,990
Asia/Pacific	1,240,147	1,023,379	272,879	328,340	135,851	137,292
Latin America	504,425	389,562	166,242	122,211	74,428	38,464
RIMEA	393,156	335,271	128,405	123,216	45,834	48,114
Non-Operating	—	—	(168,565)	(5,366)	(58,279)	(86,184)

Consolidated Totals	$6,239,562	$5,203,698	$1,651,771	$1,886,801	$1,165,403	$946,309

In the first quarter of 2014, Heinz transitioned to new segments, which are aligned to the new organizational structure implemented during the Transition period. These new segments reflect how senior management run the business from an organizational perspective and look at the internal management reporting used for decision-making. Heinz has reclassified the segment data for the prior period to conform to the current period’s presentation.

North America

Sales for the North America segment were $4.25 billion for the year ended December 28, 2014, compared with $2.44 billion for the Successor period from February 8, 2013 to December 29, 2013, and $2.09 billion for the Predecessor period from December 24, 2012 to June 7, 2013, a decrease of $288 million, or 6.3%, period over period. Volume was down 7.1%, including 1.8% of incremental volume in the Successor period ended December 29, 2013 due to an extra week of sales to align to the new year end. The remaining volume decrease was primarily due to frozen nutritional meals category softness and share losses in Heinz’s frozen potatoes, meals and snacks businesses and product rationalization in U.S. Consumer Products and reduced trade promotions in U.S. Foodservice and Canada. Higher net price of 1.8% reflects increased pricing in U.S. Consumer Products coupled with reduced trade promotions in U.S. Foodservice and Canada. Unfavorable Canadian exchange rates decreased sales 1.0%.

Gross profit was $1.74 billion for the year ended December 28, 2014, compared with $740 million for the Successor period from February 8, 2013 to December 29, 2013, and $800 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $205 million, or 13.3%, period over period. Gross profit margin increased to 41.1% from 34.0%. These increases are primarily related to lower cost of products sold as a result of various restructuring and productivity initiatives and the purchase accounting step up in inventory value of $174 million recorded in the Successor period February 8, 2013 to December 29, 2013, partially offset by lower volumes noted above and higher cost of products sold associated with the amortization of the purchase accounting adjustments relative to customer related assets.

Adjusted EBITDA was $1.33 billion for the year ended December 28, 2014, compared with $618 million for the Successor period from February 8, 2013 to December 29, 2013, and $517 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $196 million, or 17.3%, reflecting increase in gross profit noted above and lower SG&A primarily related to reduced costs related to workforce reductions and lower marketing spend.

Europe

Sales for Heinz Europe were $2.97 billion for the year ended December 28, 2014, compared with $1.66 billion for the Successor period from February 8, 2013 to December 29, 2013, and $1.37 billion for the Predecessor period from December 24, 2012 to June 7, 2013, a decrease of $52 million, or 1.7%, period over period. Volume was down 3.7%, including 1.2% of incremental volume in the Successor period ended December 29, 2013 due to an extra week of sales to align to the new year end. The remaining volume decrease was due primarily to product rationalization coupled with soft soup and frozen meals category sales in the U.K., infant food in Italy, and, to a lesser extent, increased competition in the Benelux countries and Eastern Europe, partially offset by strong market performance in Sweden. Net pricing was flat as increased trade spend in the U.K. and Italy to counteract category softness was partially offset by higher pricing in the Benelux countries and Eastern Europe. Favorable exchange rates increased sales 2.6%. The divestiture of a small soup business in Germany decreased sales 0.6%.

Gross profit was $1.28 billion for the year ended December 28, 2014, compared with $513 million for the Successor period from February 8, 2013 to December 29, 2013, and $519 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $245 million, or 23.7%, period over period. Gross profit margin increased to 43.0% from 34.1%. These increases are primarily related to lower cost of products sold as a result of various restructuring and productivity initiatives and the purchase accounting step up in inventory value of $106 million recorded in the Successor period February 8, 2013 to December 29, 2013, partially offset by higher cost of products sold associated with the amortization of the purchase accounting adjustments relative to customer related assets and lower volume.

Adjusted EBITDA was $897 million for the year ended December 28, 2014, compared with $349 million for the Successor period from February 8, 2013 to December 29, 2013, and $292 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $256 million, or 39.9%, reflecting the increase in gross profit and lower SG&A primarily related to productivity initiatives.

Asia/Pacific

Heinz Asia/Pacific sales were $2.05 billion for the year ended December 28, 2014, compared with $1.24 billion for the Successor period from February 8, 2013 to December 29, 2013, and $1.02 billion for the Predecessor period from December 24, 2012 to June 7, 2013, a decrease of $218 million, or 9.6%, period over period. Volume decreased 5.8%, including 1.2% of incremental volume in the Successor period ended December 29, 2013 due to an extra week of sales to align to the new year end. The remaining volume decrease was primarily as a result of reduced promotional activity in the tuna and seafood category and product rationalizations in Australia, softness in Indonesian sales following the transition to a new distributor network and the impact of a product recall in China. Pricing increased 2.0%, due to increased pricing in Australia, Indonesia and China, partially offset by increased promotional activity in New Zealand. Unfavorable foreign exchange rates primarily in Australia and Indonesia, decreased sales by 5.8%.

Gross profit was $645 million for the year ended December 28, 2014, compared with $273 million for the Successor period from February 8, 2013 to December 29, 2013, and $328 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $44 million, or 7.3%, period over period. Gross profit margin increased to 31.5% from 26.6%. These increases are primarily related to lower cost of products sold as a result of the various restructuring and productivity initiatives undertaken in the prior year and the purchase accounting step up in inventory value of $84 million recorded in the Successor period February 8, 2013 to December 29, 2013, partially offset by higher cost of products sold associated with the amortization of the purchase accounting adjustments relative to customer related assets.

Adjusted EBITDA was $351 million for the year ended December 28, 2014, compared with $136 million for the Successor period from February 8, 2013 to December 29, 2013, and $137 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $78 million, or 28.6%, due to the increase in gross profit and lower SG&A primarily related to restructuring and productivity initiatives.

Latin America

Sales for the Latin America segment were $926 million for the year ended December 28, 2014, compared with $504 million for the Successor period from February 8, 2013 to December 29, 2013, and $390 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $33 million, or 3.6%, period over period. Volume decreased 10.6%, including 1.3% of incremental volume in the Successor period ended December 29, 2013 due to an extra week of sales to align to the new year end. The remaining volume decrease was primarily due to product shortages in Venezuela, driven by raw material and packaging supply constraints, and increased competition in vegetables in Brazil, which were partially offset by increased ketchup volume and market expansion in Brazil and Mexico. Pricing increased sales 19.2% primarily in Venezuela. Unfavorable foreign exchange rates primarily in Brazil decreased sales by 4.9%.

Gross profit was $360 million for the year ended December 28, 2014, compared with $166 million for the Successor period from February 8, 2013 to December 29, 2013, and $122 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $71 million, or 24.7%, period over period. Gross profit margin increased to 38.8% from 32.3%. These increases are primarily related to lower cost of products sold as a result of the various restructuring and productivity initiatives undertaken in the prior year and the purchase accounting step up in inventory value of $8 million recorded in the Successor period February 8, 2013 to December 29, 2013, partially offset by higher cost of products sold associated with the amortization of the purchase accounting adjustments relative to customer related assets.

Adjusted EBITDA was $208 million for the year ended December 28, 2014, compared with $74 million for the Successor period from February 8, 2013 to December 29, 2013, and $38 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $95 million, or 84.0%, reflecting the increase in gross profit and lower SG&A resulting from restructuring and productivity initiatives, primarily in Venezuela.

RIMEA

Sales for the Russia, India, Middle East and Africa segment, which we refer to as RIMEA, were $732 million for the year ended December 28, 2014, compared with $393 million for the Successor period from February 8, 2013 to December 29, 2013, and $335 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $4 million, or 0.5%, period over period. Volume increased 7.1%, net of 1.4% of incremental volume in the Successor period ended December 29, 2013 due to an extra week of sales to align to the new year end. The remaining volume increase was led by growth in infant feeding in Russia and ketchup, condiments and sauces in Heinz’s Africa, Middle East and Turkey region. Pricing increased sales by 4.4%, largely due to increasing commodity prices in India and price increases in Russia. Unfavorable foreign exchange rates primarily in Russia, India and South Africa decreased sales 11.0%.

Gross profit was $277 million for the year ended December 28, 2014, compared with $128 million for the Successor period from February 8, 2013 to December 29, 2013, and $123 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $25 million, or 10.1%, period over period. Gross profit margin increased to 37.8% from 34.5%. These increases are primarily related to lower cost of products sold as a result of the various restructuring and productivity initiatives undertaken in the prior year and the purchase accounting step up in inventory value of $11 million recorded in the Successor period February 8, 2013 to December 29, 2013, partially offset by higher cost of products sold associated with the amortization of the purchase accounting adjustments relative to customer related assets.

Adjusted EBITDA was $130 million for the year ended December 28, 2014, compared with $46 million for the Successor period from February 8, 2013 to December 29, 2013, and $48 million for the Predecessor period from December 24, 2012 to June 7, 2013, an increase of $36 million, or 38.0%, primarily reflecting the increase in gross profit noted above and lower SG&A costs in Russia and India.

Company Results—The period from February 8, 2013 through December 29, 2013 (Successor) and the period from April 29, 2013 through June 7, 2013 (Predecessor) compared to Eight Months Ended December 23, 2012

As a result of the change in Heinz’s fiscal year end from the Sunday closest to April 30 to the Sunday closest to December 31, the consolidated financial statements include presentation of the Successor period from February 8, 2013 through December 29, 2013 and the Predecessor period from April 29, 2013 through June 7, 2013. As a result, the following discussion compares Heinz’s results of operations for the 35 week Transition period to Heinz’s results of operations for the eight months, or 34 weeks, ended December 23, 2012.

Throughout this discussion, data for all periods except as of and for the eight months ended December 23, 2012, are derived from Heinz’s audited consolidated financial statements beginning on page [—] of this proxy statement/prospectus. All data as of and for the eight months ended December 23, 2012, are derived from Heinz’s unaudited consolidated financial information, which is presented in the tables below and in Note 22, “Change in Fiscal Year End” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.

	Successor	Predecessor
	February 8- December 29, 2013 (29 Weeks)(1)	April 29- June 7, 2013 (6 Weeks)	April 30- December 23, 2012 (34 Weeks)
			(Unaudited)
	(In thousands)
Sales	$6,239,562	$1,112,872	$7,438,060
Cost of products sold	4,587,791	729,537	4,746,057

Gross profit	1,651,771	383,335	2,692,003
Selling, general and administrative expenses	1,501,807	243,364	1,606,902
2013 Merger related costs	157,938	112,188	—

Operating (loss)/income	(7,974)	27,783	1,085,101
Interest income	13,071	2,878	20,459
Interest expense	408,503	35,350	188,544
Unrealized gain on derivative instruments	117,934	—	—
Other expense, net	(12,233)	(125,638)	(5,216)

(Loss)/income from continuing operations before income taxes	(297,705)	(130,327)	911,800
(Benefit from)/provision for income taxes	(231,623)	61,097	142,528

(Loss)/income from continuing operations	(66,082)	(191,424)	769,272
Loss from discontinued operations, net of tax	(5,636)	(1,273)	(36,322)

Net (loss)/income	(71,718)	(192,697)	732,950
Less: Net income attributable to the noncontrolling interest	5,303	2,874	10,619

Net (loss)/income attributable to H.J. Heinz Holding Corporation	$(77,021)	$(195,571)	$722,331

(1)	Refers to the weeks of operating activity included in the period.

Sales were $6.24 billion for the Successor period and $1.11 billion for the Predecessor period, respectively, compared to $7.44 billion for the eight months ended December 23, 2012, a decrease of $86 million or 1.2% period over period. Volume increased 0.8%, as favorable volume in emerging markets coupled with an extra week of sales in the Successor period to align to the new year end (approximating 2.2% of incremental volume) exceeded declines in developed markets. Volume in the current eight month period was unfavorably impacted by reduced promotional pricing mainly in the U.S. when compared to the prior year period and by one extra month of sales (approximating 0.5% of sales) being reported in Brazil in the prior year period as the subsidiary’s fiscal reporting was conformed to Heinz’s fiscal period as the subsidiary no longer required an earlier closing date to facilitate timely reporting. Net pricing increased sales by 0.3%, driven by price increases in Brazil, Indonesia and U.S. Foodservice partially offset by price decreases in Australia, New Zealand, Italy and Venezuela. Divestitures decreased sales by 0.4% and unfavorable foreign exchange translation rates decreased sales by 1.8%.

Gross profit decreased $657 million or 24.4% to $1.65 billion for the Successor period and $383 million for the Predecessor, respectively, from a gross profit of $2.69 billion for the eight months ended December 23, 2012, and gross profit margin decreased to 27.7% from 36.2%. These decreases are primarily related to higher cost of products sold in the Successor period associated with the purchase accounting adjustments related to the step up in value of inventory ($383 million) and incremental amortization of the preliminary step up in basis of definite lived intangible assets ($34 million). Gross profit was also negatively impacted by restructuring and productivity initiatives of $169 million for the Successor period and $6 million for the Predecessor period, respectively. The restructuring and productivity related charges are recorded in the non-operating segment.

SG&A increased $138 million, or 8.6% to $1.50 billion for the Successor period and $243 million for the Predecessor period, and increased as a percentage of sales to 23.7% from 21.6% period over period. The increase in SG&A is attributable to severance related to the restructuring and productivity initiatives of $242 million.

Costs related to the 2013 Merger in the Successor period include $70 million consisting primarily of advisory fees, legal, accounting and other professional costs and $87.9 million related to severance and compensation arrangements pursuant to existing agreements with certain former executives and employees in connection with the 2013 Merger. In the Predecessor period, Costs related to the 2013 merger include $48 million resulting from the acceleration of stock options, RSUs and other compensation plans, and $64 million of professional fees.

Operating income decreased $1.07 billion to an operating loss of $8 million for the Successor period and an operating income of $28 million for the Predecessor period, respectively, reflecting the decrease in gross profit discussed above and the impact of the 2013 Merger related charges.

Net interest expense increased $260 million, to $395 million for the Successor period and $32 million for the Predecessor period, respectively, reflecting higher average debt balances resulting from the 2013 Merger. Included in the Successor period is $25 million of interest expense incurred by Hawk Acquisition Sub, Inc. prior to the consummation of the 2013 Merger. Other income (expense), net, decreased $133 million, to an expense of $12 million for the Successor period and expense of $126 million for the Predecessor period, respectively, primarily related to the costs for early extinguishment of debt related to the 2013 Merger.

Prior to the 2013 Merger, Hawk Acquisition Sub, Inc. entered into interest rate swap agreements to mitigate exposure to variable rate debt that was raised to finance the acquisition. These agreements were not designated as hedging instruments prior to the 2013 Merger date, and as such, Heinz recorded a gain of $118 million in the Successor period due to changes in fair value of these instruments, and separately reflected the gain in the accompanying statement of operations. As a result of the 2013 Merger and the transactions entered into in connection therewith, H. J. Heinz Company has assumed the liabilities and obligations of Hawk Acquisition Sub, Inc..

For the Successor period Heinz recorded a tax benefit of $232 million, or 77.8% of pretax loss. For the Predecessor period Heinz recorded a tax expense of $61 million, or (46.9%) of pretax loss. In the eight months ended December 23, 2012, Heinz recorded a tax expense of $143 million, or 15.6% of pretax income.

The tax benefit in the Successor period included a benefit of $107 million related to the impact on deferred taxes of a 300 basis point statutory tax rate reduction in the United Kingdom which was enacted during July 2013, and a favorable jurisdictional income mix. The benefit of the statutory tax rate reduction in the United Kingdom was favorably impacted by the increase in deferred tax liabilities recorded in purchase accounting for the 2013 Merger.

The tax provision for the Predecessor period April 29, 2013 to June 7, 2013 was principally caused by the effect of repatriation costs of approximately $100 million for earnings of foreign subsidiaries distributed during the period and the effect of current period nondeductible 2013 Merger-related costs.

The tax provision for the eight months ended December 23, 2012 included the $63 million tax benefit that occurred as a result of an increase in the tax basis of both fixed and intangible assets resulting from a tax-free reorganization in a foreign jurisdiction, a $13 million tax benefit from an intangible asset revaluation for tax purposes elected by a foreign subsidiary, and a benefit of $10 million related to a 200 basis point statutory tax rate reduction also in the United Kingdom.

The net loss from continuing operations attributable to H.J. Heinz Holding Corporation was $71 million for the Successor period and $194 million for the Predecessor period, compared to net income of $759 million in the eight months ended December 23, 2012.

Adjusted EBITDA was $1.17 billion for the Successor period and $172 million for the Predecessor period, which was flat versus the comparable eight months of fiscal year 2013 as reductions in SG&A as a result of productivity initiatives primarily in North America and reduced marketing across Latin America were offset by volume and price declines in Europe as well as unfavorable exchange translation rates primarily in Asia/Pacific. Refer to EBITDA & Adjusted EBITDA within the section entitled “Non-GAAP Measures” beginning at page [—] of this proxy statement/prospectus for Heinz’s definition of EBITDA, Adjusted EBITDA and the respective reconciliation to income/(loss) from continuing operations, net of tax.

OPERATING RESULTS BY BUSINESS SEGMENT

The following discussion compares the operating results by business segment for the period from February 8, 2013 through December 29, 2013 (Successor) and the period from April 29, 2013 through June 7, 2013 (Predecessor) compared to the eight months ended December 23, 2012. All data for the eight months ended December 23, 2012, are derived from Heinz’s unaudited consolidated financial information, which is presented in the table below:

	Successor	Predecessor	Successor	Predecessor	Successor	Predecessor
	February 8- December 29, 2013	April 29- June 7, 2013	February 8- December 29, 2013	April 29- June 7, 2013	February 8- December 29, 2013	April 29- June 7, 2013
	Net External Sales		Gross Profit		Adjusted EBITDA
	(In thousands)
North America	$2,442,522	$443,659	$739,613	$161,936	$618,322	$96,703
Europe	1,659,312	268,607	513,197	92,445	349,247	42,060
Asia/Pacific	1,240,147	238,013	272,879	78,367	135,851	36,276
Latin America	504,425	94,914	166,242	29,520	74,428	10,201
RIMEA	393,156	67,679	128,405	26,456	45,834	12,074
Non—Operating	—	—	(168,565)	(5,389)	(58,279)	(25,005)

Consolidated Totals	$6,239,562	$1,112,872	$1,651,771	$383,335	$1,165,403	$172,309

	Predecessor
	April 30-December 23, 2012
	Net External Sales	Gross Profit	Adjusted EBITDA
	(In thousands)
North America	$2,919,490	$1,100,531	$693,543
Europe	1,952,229	751,864	427,345
Asia/Pacific	1,500,596	459,789	185,211
Latin America	605,688	206,912	74,398
RIMEA	460,057	169,385	63,146
Non—Operating	—	3,522	(105,487)

Consolidated Totals	$7,438,060	$2,692,003	$1,338,156

North America

Sales of the North America segment decreased $33 million, or 1.1%, to $2.44 billion for the Successor period and $444 million for the Predecessor period, respectively. Higher net price of 0.1% reflects price increases primarily in ketchup and other sauces and condiments in the U.S., largely offset by pricing decreases on U.S. Foodservice frozen soup and increased promotional activity on frozen appetizers and snacks, frozen potatoes and frozen meals and sides in the U.S. Volume was down 0.7% reflecting category softness in frozen potatoes and frozen nutritional entrees, along with a reduction in Heinz® ketchup promotional activity, and volume declines in U.S. Foodservice frozen soup, largely offset by 2.7% of incremental volume due to the extra week of sales to align to the new year end. Unfavorable Canadian exchange translation rates decreased sales 0.6%.

Gross profit decreased $199 million, or 18.1%, to $740 million for the Successor period and $162 million for the Predecessor period, and the gross profit margin decreased to 31.2% from 37.7%. These decreases are primarily due to higher cost of products sold associated with the preliminary purchase accounting adjustments related to the step up in value of inventory ($174 million), net incremental amortization and depreciation of the preliminary step up in basis of definite lived intangible and tangible assets and the reduction in pension costs due to the purchase accounting adjustment to deferred pension expense ($17 million).

Adjusted EBITDA increased $21 million, or 3.1%, to $618 million for the Successor period and $97 million for the Predecessor period reflecting lower SG&A primarily related to the current year restructuring initiatives.

Europe

Heinz Europe sales decreased $24.3 million, or 1.2%, to $1.66 billion for the Successor period and $269 million for the Predecessor period. Volume was down 1.3% as soft category sales in the U.K., Italy and The Netherlands was largely offset by 1.8% of incremental volume due to the extra week of sales to align to the new year end as well as strong performance in Germany. Volume in the U.K. was also impacted by the strategic decision to realign promotional activity and by the timing of sales related to the Project Keystone go-live in May 2013. Net pricing decreased 0.2% primarily reflecting higher pricing in Benelux and Eastern Europe which was more than offset by pricing declines in Italy. The divestitures of a small soup business in Germany decreased sales 1.1%. Favorable exchange translation rates increased sales 1.4%.

Gross profit decreased $146 million, or 19.4%, to $513 million for the Successor period and $92 million for the Predecessor period, while the gross profit margin decreased to 31.4% from 38.5%. These decreases are primarily related to higher cost of products sold associated with the preliminary purchase accounting adjustments related to the step up in value of inventory ($107 million).

Adjusted EBITDA decreased $36 million, or 8.4%, to $349 million for the Successor period and $42 million for the Predecessor period, reflecting the volume declines and reduced pricing noted above.

Asia/Pacific

Heinz Asia/Pacific sales decreased $22 million, or 1.5%, to $1.24 billion for the Successor period and $238 million for the Predecessor period, as unfavorable exchange translation rates decreased sales by 6.3%. Volume increased 4.4% largely as a result of the 1.7% of incremental volume due to the extra week of sales to align to the new year end and continued strong performance of Master® branded sauces in China and Heinz branded infant feeding products in China as well as frozen products in Japan and ABC® sauces in Indonesia. Pricing increased 0.4%, as price increases on ABC® sauces in Indonesia and Master® branded sauces in China were offset by higher promotion spending in Australia and New Zealand.

Gross profit decreased $108 million, or 23.6%, to $273 million for the Successor period and $78 million for the Predecessor period, while the gross profit margin decreased to 23.8% from 30.6%. These decreases are related to higher cost of products sold associated with the preliminary purchase accounting adjustments related to the step up in value of inventory ($84 million), net incremental amortization and depreciation of the preliminary step up in basis of definite lived intangible and tangible assets and the increase in cost of products sold due to the purchase accounting adjustment to deferred foreign currency cash flow hedges ($18 million), as well as unfavorable foreign exchange translation rates.

Adjusted EBITDA decreased $13 million, or 7.1%, to $136 million for the Successor period and $36 million for the Predecessor period, reflecting unfavorable exchange translation rates primarily in Australia, Japan and Indonesia.

Latin America

Sales for Latin America decreased $6 million, or 1.0%, to $504 million for the Successor period and $95 million for the Predecessor period. Volume increased 0.6% largely as a result of 1.9% of incremental volume due to the extra week of sales to align to the new year end and volume gains across the segment which were partially offset by the one extra month of sales reported in Brazil in the prior year as discussed above, the impact of which was split evenly between the Ketchup & Sauces and Meals & Snacks categories and mainly impacted Quero® branded sales. Pricing increased sales by 2.5%, largely due to price increases on Quero® branded products in Brazil, partially offset by price decreases in Venezuela. See the section entitled “Venezuela—Foreign Currency and Inflation” beginning on page [—] of this proxy statement/prospectus for further discussion on inflation in Venezuela. Foreign exchange translation rates decreased sales 4.2%.

Gross profit decreased $11 million, or 5.4%, to $166 million for the Successor period and $30 million for the Predecessor period while the gross profit margin decreased to 32.7% from 34.2%. The decrease in gross profit is primarily related to higher cost of products sold associated with the preliminary purchase accounting adjustments related to the step up in value of inventory ($8 million) and the lower volume in Brazil resulting from the extra month of results in the prior year period, partially offset by reduced cost of products sold in Mexico following the switch to local production and the favorable impact of the higher pricing.

Adjusted EBITDA increased $10 million, or 13.8%, to $74 million for the Successor period and $10 million for the Predecessor period, primarily reflecting reduced marketing across the segment and reduced general and administrative expenses in Brazil.

RIMEA

Sales for RIMEA increased $1 million, or 0.2%, to $393 million for the Successor period and $68 million for the Predecessor period. Volume increased 7.8% largely as a result of 2.2% of incremental volume due to the extra week of sales to align to the new year end, strong performance in Russia, and volume gains across the segment with the exception of India which experienced declines in Glucon D® and Complan® branded products. Pricing was flat as increases in Egypt and South Africa were offset by price declines in Russia. The divestiture of a non-core product line in Russia decreased sales by 1.8%. Foreign exchange translation rates decreased sales 5.9%.

Gross profit decreased $15 million, or 8.6%, to $128 million for the Successor period and $26 million for the Predecessor period while the gross profit margin decreased to 33.6% from 36.8%. The decrease in gross profit is primarily related to higher cost of products sold associated with the preliminary purchase accounting adjustments related to the step up in value of inventory ($11 million) and commodity inflation primarily in India, partially offset by the expansion of higher margin Complan® branded products in Nigeria.

Adjusted EBITDA decreased $5 million, or 8.3% to $46 million, for the Successor period and $12 million for the Predecessor period, primarily reflecting the reduction in gross profit.

Fiscal 2013 Company Results—Fiscal Year Ended April 28, 2013 compared to Fiscal Year Ended April 29, 2012

Sales for Fiscal 2013 increased $21 million, or 0.2%, to $11.53 billion. Volume increased 1.0%, as volume gains in emerging markets were partially offset by declines in the U.S., Continental Europe, Australia and Italy. Emerging markets volume included an extra month of results for Brazil, which was more than offset by Heinz’s decision to exit the T.G.I Friday’s® frozen meals business in the U.S. Emerging markets, Heinz’s top 15 brands and global ketchup continued to be Heinz’s primary growth drivers, with organic sales growth of 16.8%, 3.6% and 4.6%, respectively (reported sales growth of 14.3%, 0.8%, and 2.8%, respectively). Net pricing increased sales by 2.1%, driven by price increases across the emerging markets, as well as in Continental Europe and U.S. Foodservice. Divestitures decreased sales by 0.3%, and unfavorable foreign exchange rates decreased sales by 2.5%.

Gross profit increased $201 million, or 5.0%, to $4.20 billion, and gross profit margin increased 170 basis points to 36.4%. Current year gross profit includes a $3.5 million charge related to the closure of a factory in South Africa. Excluding this charge and charges for productivity initiatives in Fiscal 2012, gross profit margin increased 60 basis points, and gross profit increased $74 million, or 1.8%, as the benefits from higher pricing, volume and productivity initiatives were offset by a $104 million unfavorable impact from foreign exchange and higher commodity costs.

SG&A increased $41 million, or 1.7%, to $2.53 billion, and increased as a percentage of sales to 22.0% from 21.7%. Current year SG&A includes the previously discussed special items of $12 million for the Foodstar earn-out settlement and $45 million in transaction-related costs associated with the 2013 Merger Agreement. Excluding these current year special items and charges for productivity initiatives in Fiscal 2012, SG&A increased $60 million, or 2.5%, to $2.48 billion and increased as a percentage of sales to 21.5% from 21.0%. The increase in aggregate spending reflects higher marketing spending, incremental investments in Project Keystone, and strategic investments to drive growth in emerging markets partially offset by a $66 million impact from foreign exchange translation rates, reduced pension expense and effective cost management in developed markets.

Operating income increased $159 million, or 10.6%, to $1.66 billion. Excluding the special items in the current year and charges for productivity initiatives in Fiscal 2012, operating income increased $14 million, or 0.8%, to $1.72 billion.

Net interest expense decreased $3 million, to $256 million, reflecting a $9 million decrease in interest expense and a $7 million decrease in interest income, both of which are driven by lower interest rates. Other expense, net, increased $54 million, to $62 million in the current year, primarily due to a $43 million currency translation loss previously discussed recorded during the fourth quarter of Fiscal 2013 resulting from the devaluation of the Venezuelan currency relative to the U.S. dollar, changing the official exchange rate from 4.30 to 6.30. The remaining increase is due to other currency losses in Fiscal 2014 compared to currency gains in Fiscal 2013.

The effective tax rate for Fiscal 2013 decreased to 18.0% from 19.8% in the prior year on a reported basis. Excluding special items in the current year and productivity initiatives last year, the effective rate was 18.2% compared to 21.3% last year. The decrease in the effective tax rate is primarily the result of increased benefits from the revaluation of the tax basis of certain foreign assets, which includes Heinz’s Fiscal 2013 reorganization, and reduced charges for the repatriation of current year foreign earnings. See the section entitled “Liquidity and Financial Position” beginning on page [—] of this proxy statement/prospectus for further explanation. These amounts were partially offset by lower current year benefits from tax free interest and tax on income of foreign subsidiaries. The prior year also contained a benefit from the resolution of a foreign tax case. Both periods contained a benefit of approximately $15 million from the reversal of an uncertain tax position liability due to the expiration of the statute of limitations in a foreign tax jurisdiction as well as benefits in each year related to 200 basis point statutory tax rate reductions in the United Kingdom.

Income from continuing operations attributable to Heinz was $1.09 billion, an increase of 11.6% compared to $974 million in the prior year on a reported basis. Excluding special items, income from continuing operations was $1.17 billion, an increase of 4.5% compared to $1.12 billion in the prior year excluding charges for productivity initiatives. All Fiscal 2013 results excluding special items are non-GAAP measures used for management reporting and incentive compensation purposes. See “Non-GAAP Measures” section below for the reconciliation of all Fiscal 2013 non-GAAP measures to the reported GAAP measures.

Adjusted EBITDA increased $38 million, or 1.9%, to $2.10 billion as one extra month of sales being reported in Brazil in the current year as the subsidiary’s fiscal reporting was conformed to Heinz’s fiscal period, coupled with benefits from higher pricing, volume and productivity initiatives, was largely offset by higher commodity costs and higher marketing spending.

The impact of fluctuating translation exchange rates in Fiscal 2013 has had a relatively consistent impact on all components of operating income on the consolidated statement of income.

FISCAL YEAR 2013 OPERATING RESULTS BY BUSINESS SEGMENT

North America

Sales of the North America segment decreased $21 million, or 0.5%, to $4.57 billion. Volume decreased 1.0% despite volume improvements in Heinz® ketchup and mayonnaise, Ore-Ida® and non-branded frozen potatoes, Classico® pasta sauces and Delimex® frozen snacks. These volume improvements were more than offset by the planned exit of T.G.I Friday’s® frozen meals and volume declines in Smart Ones® frozen products, reflecting category softness and the discontinuation of bagged meals, in T.G.I Friday’s® frozen snacks, and a decline in U.S. Foodservice frozen soup and ketchup. Higher net price of 1.2% reflects price increases in Heinz® ketchup and Smart Ones® frozen products, reflecting reduced promotions, price increases across the U.S. Foodservice product portfolio to offset commodity cost increases, partially offset by increased promotions on Ore-Ida® frozen potatoes. Sales were also unfavorably impacted by 0.5% from Heinz’s strategic decision to exit the Boston Market® license. Unfavorable Canadian exchange translation rates decreased sales 0.1%

Gross profit increased $24 million, or 1.4%, to $1.74 billion, and the gross profit margin increased to 38.1% from 37.4%. Gross margin increased as productivity improvements and slightly higher pricing more than offset increased commodity costs.

Adjusted EBITDA increased $3 million, or 0.3%, to $1.11 billion, as the improvements in gross profit were offset by increased SG&A from higher marketing across the segment and costs related to the implementation of Project Keystone in Canada.

Europe

Heinz Europe sales decreased $143 million, or 4.5%, to $3.05 billion, reflecting a 3.2% decline from foreign exchange translation rates. Net pricing increased 0.8%, driven by lower promotions across Continental Europe and on Aunt Bessie’s® frozen potatoes in the U.K., partially offset by higher promotions on Heinz® soup and beans in the U.K. Volume decreased 1.7%, as strong performance in Heinz® ketchup across the segment and Heinz® soup in the U.K. were more than offset by volume declines in Heinz® beans and pasta meals and frozen meals in the U.K. and the impact from weak economies and soft category sales in Italy and Continental Europe. Divestitures decreased sales 0.4%.

Gross profit decreased $64 million, or 5.1%, to $1.18 billion, while the gross profit margin decreased slightly to 38.6% from 38.9%. The gross margin decline reflects higher commodity costs, largely offset by higher pricing, productivity improvements and favorable cross currency rate movements related to the sourcing of finished goods across the European supply chain.

Adjusted EBITDA decreased $18 million, or 2.7%, to $671 million, as the reduction in gross profit, unfavorable foreign exchange translation rates and increased investments in Heinz’s emerging markets businesses were partially offset by lower SG&A costs reflecting reduced pension and incentive compensation expense.

Asia/Pacific

Heinz Asia/Pacific sales increased $48 million, or 2.1%, to $2.29 billion, despite unfavorable exchange translation rates decreasing sales by 1.9%. Volume increased 2.5%, largely a result of growth in ABC® products in Indonesia, strong performance in Japan and continued strong performance of Heinz® and Master® branded sauces in China. These increases were partially offset by declines in soup and infant feeding in Australia. Pricing increased 1.5%, due to ABC® products in Indonesia and Master® branded sauces in China, partially offset by higher promotional spending in Australia.

Despite unfavorable foreign exchange translation rates, gross profit increased $51 million, or 7.7%, to $710 million, and the gross profit margin increased to 31.0% from 29.4%. The higher gross margin reflects productivity improvements and higher pricing, partially offset by higher commodity costs, particularly sugar costs in Indonesia.

Adjusted EBITDA increased by $37 million, or 14.9%, to $286 million, as improvements in gross profit were partially offset by increased SG&A costs due to investments in marketing and improved capabilities in Heinz’s emerging markets businesses.

Latin America

Sales for Latin America increased $125 million, or 16.2%, to $900 million. Volume increased 13.0% due primarily to increases in both Quero® and Heinz® branded products in Brazil and Heinz® baby food in Mexico reflecting the launch of pouch packaging. Approximately 60% of the volume gains in Brazil are a result of the favorable impacts from marketing and promotional activities, increased distribution and the successful introduction of Heinz® branded ketchup into this market. Approximately one-third of the volume gains in this segment and 40% of Brazil’s volume gains are a result of one extra month of sales reported in Brazil in the current year, as the business no longer requires an earlier closing date to facilitate timely reporting. This extra month impact was split evenly between the Ketchup & Sauces and Meals & Snacks categories and mainly impacted Quero® branded sales. Pricing across the region increased sales by 13.7%, largely due to price increases on Quero® branded products in Brazil as well as increases in Venezuela taken to mitigate inflation. Venezuela’s pricing was still significantly favorable despite the unfavorable pricing impact of the devaluation of the Venezuelan currency relative to the U.S. dollar that occurred at the beginning of the fourth quarter of in Fiscal 2014. (See the section entitled “Venezuela—Foreign Currency and Inflation” beginning on page [—] of this proxy statement/prospectus for further discussion on inflation in Venezuela.) Foreign exchange translation rates decreased sales 10.5%.

Gross profit increased $46 million, or 18.3%, to $300 million, due to strong results in Brazil which are a result of significant growth in this business and the extra month of results in the current year, partially offset by unfavorable foreign exchange translation rates and the impact from the Venezuelan currency devaluation. Gross profit margin increased slightly to 33.3% from 32.7% as higher pricing and productivity improvements were offset by increased commodity and other manufacturing costs particularly in Venezuela and Brazil.

Adjusted EBITDA increased $6 million, or 6.6%, to $102 million, due to strong performance in Brazil.

RIMEA

Sales for RIMEA increased $13 million, or 1.8%, to $728 million. Volume increased 8.2% due primarily to Heinz’s Russian business, Glucon D® and Nycil® branded products in India resulting from an excellent summer season and increased marketing, and Complan® nutritional beverages in the Middle East. These increases were partially offset by declines in Complan® nutritional beverages in India. Pricing across the region increased sales by 2.0%, largely due to higher pricing on Heinz® ketchup in Russia and Complan® nutritional beverages in India. Foreign exchange translation rates decreased sales 7.9%.

Gross profit increased $16 million, or 6.6%, to $266 million, and the gross margin increased to 36.6% from 34.9% primarily due to increased volume, higher pricing and favorable commodity costs primarily in Russia.

Adjusted EBITDA increased $4 million, or 4.4%, to $97 million, due to strong sales performance partially offset by increased SG&A costs due to investments in marketing and improved capabilities in Heinz’s Russian business.

Liquidity and Financial Position

H.J. Heinz Holding Corporation is a holding company with no operations, no employees and no assets other than its investment in Hawk Acquisition Intermediate Corporation I, which in turn holds all of the equity interests in H.J. Heinz Corporation II, which holds all of the equity interests in H. J. Heinz Company. All of Heinz’s operations are conducted through H. J. Heinz Company and its subsidiaries. H. J. Heinz Company is also the primary obligor on Heinz’s indebtedness. H.J. Heinz Holding Corporation is not an obligor or guarantor of any of Heinz’s indebtedness.

In connection with the 2013 Merger, the cash consideration was funded from equity contributions from entities affiliated with the Sponsors and cash of H. J. Heinz Company, as well as proceeds received by Hawk Acquisition Sub, Inc. in connection with the following debt financing pursuant to the Senior Credit Facilities and the Exchange Notes:

•	$9.5 billion in senior secured term loans, which we refer to as the Senior Secured Term Loans, with tranches of 6 and 7 year maturities and fluctuating interest rates based on, at Heinz’s election, base rate or LIBOR plus a spread on each of the tranches, with respective spreads ranging from 125-150 basis points for base rate loans with a 2% base rate floor and 225-250 basis points for LIBOR loans with a 1% LIBOR floor. Prior to the 2013 Merger, Hawk Acquisition Sub, Inc. entered into interest rate swaps to mitigate exposure to the variable interest rates on these term loans and as a result, the rate on future interest payments beginning in January 2015 and extending through July 2020 have been fixed at an average fixed rate of 4.5%,

•	$2.0 billion senior secured revolving credit facility, which we refer to as the Senior Secured Revolving Credit Facility and, together with the Senior Secured Term Loans, the Senior Secured Credit Facilities with a 5 year maturity and a fluctuating interest rate based on, at Heinz’s election, base rate or LIBOR, with respective spreads ranging from 50-100 basis points for base rate loans and 150-200 basis points for LIBOR loans, on which nothing is currently drawn, and

•	$3.1 billion of 4.25% Second Lien Senior Secured Notes with a 7.5 year maturity which we refer to as the Exchange Notes, which were required to be exchanged within one year of consummation of the 2013 Merger Agreement for registered notes.

On June 7, 2013, Hawk Acquisition Sub, Inc.’s indebtedness was assumed by H. J. Heinz Company, substantially increasing H. J. Heinz Company’s overall level of debt. Refer to Note 11, “Debt and Financing Arrangements” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for a more thorough discussion of Heinz’s new debt arrangements.

Three Months Ended March 29, 2015 compared to March 30, 2014

Cash used for operating activities was $83 million for the three months ended March 29, 2015, compared to cash provided by operating activities of $301 million for the prior year. The decline reflects an increase in cash taxes paid. Cash taxes paid in the current period were unfavorable primarily due to a $175 million federal extension payment made in March 2015 for the 2014 U.S. tax return. No U.S. federal extension payment was made during 2014 due to tax losses in 2013. Further, the decline reflects unfavorable movements in receivables, inventories and accounts payable, partially offset by an improvement in accrued liabilities and reduced pension funding. Cash used in the current year in relation to productivity and restructuring initiatives totaled $36 million as compared with $102 million in the prior year.

Cash used for investing activities totaled $49 million for the three months ended March 29, 2015, compared to $43 million for the prior year. The increase is due to reduced proceeds from disposals of property, plant and equipment partially offset by reduced capital expenditures.

Cash used for financing activities totaled $214 million for the three months ended March 29, 2015, compared to $217 million in the prior year as proceeds from the issuance of the 4.875% Second Lien Senior Secured Notes due 2025, net of associated issuance costs, was largely offset by the repayment of the B-1 Loans and B-2 Loans.

At March 29, 2015, Heinz had total debt of $13.6 billion and cash and cash equivalents of $1.90 billion.

At March 29, 2015, approximately $1.6 billion of cash and short-term investments were held by international subsidiaries. A portion of the undistributed earnings of certain of the subsidiaries is not considered to be permanently reinvested for which deferred taxes of $39 million have been provided. Additionally, Heinz has certain amounts of previously taxed earnings which have not yet been remitted. As a result, Heinz can repatriate approximately $1.6 billion of cash to the U.S. without incurring any additional material tax expense. For those undistributed earnings considered to be permanently reinvested, Heinz’s intent is to reinvest these funds in Heinz’s international operations and Heinz’s current plans do not demonstrate a need to repatriate the accumulated earnings to fund Heinz’s U.S. cash requirements. If Heinz decides at a later date to repatriate these funds to the U.S., Heinz would be required to provide taxes on these amounts based on the applicable U.S. tax rates net of credits for foreign taxes already paid.

Berkshire Hathaway has an $8.0 billion preferred stock investment in H. J. Heinz Holding Corporation which entitles it to a 9.0% annual dividend to be paid quarterly in cash or in-kind. Heinz made a single distribution of $180 million in cash during the three months ended March 29, 2015, and expects to continue to make quarterly cash distributions to fund this dividend.

Heinz will continue to monitor the credit markets to determine the appropriate mix of long-term debt and short-term debt going forward. Heinz believes that its operating cash flow, existing cash balances, together with the credit facilities and other available capital market financing, will be adequate to meet Heinz’s cash requirements for operations, including capital spending, debt maturities and interest payments. While Heinz believes financing will be available, increased volatility and disruption in the global capital and credit markets could impair its ability to access these markets on commercially acceptable terms.

Year Ended December 28, 2014 compared to the period from February 8, 2013 through December 29, 2013 (Successor) and the period from December 24, 2012 through June 7, 2013 (Predecessor)

The following discussion compares the cash flow information for the years ended December 28, 2014 and December 29, 2013. Data, except for the twelve months ended December 29, 2013, is derived from Heinz’s audited consolidated financial statements beginning on page [—] of this proxy statement/prospectus. All data for the twelve months ended December 29, 2013 are derived from Heinz’s unaudited consolidated financial information, which is presented in the tables below.

	Successor		Predecessor
	December 28, 2014	February 8- December 29, 2013	December 24, 2012-June 7, 2013
	(52 weeks)	(29 Weeks)(1)	(24 Weeks)
			(Unaudited)
	(In thousands)
Operating Activities
Net (loss)/income	$672,388	$(71,718)	$101,688
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	575,883	309,053	164,560
Inventory fair value step up charged to cost of products sold	—	383,300	—
Pension contributions	(102,281)	(152,116)	(28,281)
Impairment loss on indefinite-lived trademarks and other intangibles	221,482	—	—
Unrealized gain on derivative instruments	—	(117,934)	—
Other items, net	(23,017)	(248,468)	76,949
Changes in current assets and liabilities, excluding effects of acquisitions and divestitures:
Receivables (includes proceeds from securitization)	(3,912)	(118,509)	83,062
Inventories	152,888	84,339	46,306
Prepaid expenses and other current assets	(664)	43,630	16,369
Accounts payable	562,027	(89,807)	65,310
Accrued liabilities	(132,364)	77,724	124,006
Income taxes	219,307	(64,436)	17,582

Cash provided by/(used for) operating activities	2,141,737	35,058	667,551

Investing activities:
Capital expenditures	(399,428)	(202,015)	(291,417)
Proceeds from disposals of property, plant and equipment	53,527	6,098	2,579
Acquisitions of business, net of cash on hand	—	(21,494,287)	—
Other items, net	(3,962)	18,773	30,654

Cash used for investing activities	(349,863)	(21,671,431)	(258,154)

Financing activities:
Payments on long-term debt	(1,103,063)	(2,669,915)	(449,847)
Proceeds from long-term debt	—	12,574,575	4,968
Debt issuance costs	—	(320,824)	—
Net (payments)/proceeds on commercial paper and short-term debt	(2,902)	(1,640,590)	297,215
Dividends	(720,000)	(360,000)	(331,654)
Capital contributions	—	16,500,000	—
Other items, net	5,674	25,995	(2,047)

Cash provided by/(used for) financing activities	(1,820,291)	24,109,241	(481,365)

Effect of exchange rate changes on cash and cash equivalents	(131,898)	(13,876)	(140,485)

Net increase/(decrease) in cash and cash equivalents	(160,315)	2,458,992	(212,453)
Cash and cash equivalents at beginning of period	2,458,992	—	2,282,420

Cash and cash equivalents at end of period	$2,298,677	$2,458,992	$2,069,967

(1)	Refers to the weeks of operating activity included in the period.

Cash provided by operating activities was $2.14 billion for the Successor period ended December 28, 2014 compared to cash provided by operating activities of $35 million for the Successor period ended December 29, 2013 and cash provided by operating activities of $668 million for the Predecessor period December 24, 2012 to June 7, 2013, an increase of $1.44 billion. The increase primarily reflects the significant improvements in Heinz’s profitability following the various restructuring and productivity initiatives undertaken subsequent to the 2013 Merger, coupled with the 2013 Merger-related costs and charges on the early extinguishment of debt incurred in the Transition period. In addition, Heinz has worked to extend its payment terms with suppliers generating approximately $540 million of incremental cash in the Successor period ended December 28, 2014. The increase also reflects favorable movements in inventory, receivables as well as lower pension contributions and cash taxes. Cash used in the current year in relation to productivity and restructuring initiatives totaled $261 million.

On May 28, 2014, Heinz entered into an amendment of the $175 million U.S. accounts receivable securitization program that extended the term until May 27, 2015. As a result of the amendment, the limit has been reduced to $150 million and Heinz now accounts for transfers of receivables pursuant to this program as a sale and removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to $150 million and a receivable for the remainder of the purchase price, which we refer to as the Deferred Purchase Price. Prior to this amendment and subsequent to a May 31, 2013 amendment, Heinz accounted for transfers of receivables pursuant to this program as secured borrowings, and the receivables sold pursuant to this program were included on the balance sheet as trade receivables, along with the Deferred Purchase price. The amount of trade receivables included on the balance sheet at December 29, 2013 which were acting as collateral for these borrowings was $140 million. There was minimal impact on overall cash provided by operating activities as a result of this amendment.

On August 29, 2014, Heinz entered into a new $70 million Australian dollar and $50 million New Zealand dollar accounts receivable factoring program with a bank, replacing an existing arrangement with a different bank. These limits are net of the Deferred Purchase Price. This is a one year agreement that automatically continues after one year until either Heinz or the bank decides to terminate it. Heinz accounts for transfers of receivables pursuant to this program as a sale, and removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to $70 million Australian dollars and $50 million New Zealand dollars and a receivable for the Deferred Purchase Price. There was minimal impact on cash provided by operating activities as a result of these new arrangements as they replaced similar existing arrangements.

On December 18, 2014, Heinz entered into a new £120 million European accounts receivable factoring program. Heinz accounts for transfers of receivables pursuant to this program as a sale, and it removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to ninety-five percent of £120 million facility and records a receivable from the bank (Deferred Purchase Price) for the remainder. This new program generated approximately $58 million in incremental cash provided by operating activities.

Cash used for investing activities totaled $350 million for the year ended December 28, 2014, compared with $21.7 billion for the Successor period ended December 29, 2013 and $258 million for the Predecessor period December 24, 2012 to June 7, 2013. The 2014 cash used for investing activities primarily represented capital expenditures, net of proceeds from the disposal of property, plant and equipment. The prior year Successor period reflected the merger consideration, net of cash on hand, of $21.5 billion.

Cash used for financing activities was $1.82 billion for the year ended December 28, 2014, compared with cash provided by financing activities of $24.1 billion for the Successor period ended December 29, 2013 and cash used for financing activities of $481 million for the Predecessor period December 24, 2012 to June 7, 2013. During the fourth quarter of 2014, Heinz repaid $133 million of the B-1 Loans and $867 million of the B-2 Loans outstanding. The 2014 cash was also used to pay $720 million of quarterly preferred stock dividends to Berkshire Hathaway. In the Successor period ended December 29, 2013, cash provided by financing activities reflected the funding of the 2013 Merger which were equity contributions from the Sponsors totaling $16.5 billion as well as proceeds of approximately $9.5 billion under Senior Credit Facilities, and $3.1 billion upon the issuance of the Exchange Notes. Heinz used such proceeds, which was partially offset by $320.8 million of debt issuance costs, to repay $4.2 billion of the Predecessor’s outstanding short and long term debt and associated hedge contracts.

The period from February 8, 2013 through December 29, 2013 (Successor) and the period from April 29, 2013 through June 7, 2013 (Predecessor) compared to Eight Months Ended December 23, 2012

The following discussion compares the cash flow information for the period from February 8, 2013 through December 29, 2013 (Successor) and the period from April 29, 2013 through June 7, 2013 (Predecessor) compared to the eight months ended December 23, 2012. Data, except for the eight months ended December 23, 2012, is derived from Heinz audited consolidated financial statements beginning on page [—] of this proxy statement/prospectus. Data for the eight months ended December 23, 2012, are derived from Heinz unaudited consolidated financial information, which is presented in the table below:

	Successor	Predecessor
	February 8- December 29, 2013	April 29- June 7, 2013	April 30,- December 23, 2012
	(29 weeks)(1)	(6 Weeks)	(34 Weeks)
			(Unaudited)
	(In thousands)
Operating Activities
Net (loss)/income	$(71,718)	$(192,697)	$732,949
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	309,053	41,023	225,371
Inventory fair value step up charged to cost of products sold	383,300	—	—
Pension contributions	(152,116)	(6,812)	(47,918)
Unrealized gain on derivative instruments	(117,934)	—	—
Other items, net	(248,468)	3,214	(20,635)
Changes in current assets and liabilities, excluding effects of acquisitions and divestitures:
Receivables (includes proceeds from securitization)	(118,509)	(3,360)	(252,661)
Inventories	84,339	(183,413)	(279,187)
Prepaid expenses and other current assets	43,630	(18,411)	(20,671)
Accounts payable	(89,807)	(69,825)	33,764
Accrued liabilities	77,724	48,025	(4,134)
Income taxes	(64,436)	10,163	(16,559)

Cash provided by/(used for) operating activities	35,058	(372,093)	350,319

Investing activities:
Capital expenditures	(202,015)	(120,154)	(227,835)
Proceeds from disposals of property, plant and equipment	6,098	108	16,515
Acquisitions of business, net of cash on hand	(21,494,287)	—	—
Other items, net	18,773	30,251	6,559

Cash used for investing activities	(21,671,431)	(89,795)	(204,761)

	Successor	Predecessor
	February 8- December 29, 2013	April 29- June 7, 2013	April 30,- December 23, 2012
	(29 weeks)(1)	(6 Weeks)	(34 Weeks)
			(Unaudited)
	(In thousands)
Financing activities:
Payments on long-term debt	(2,669,915)	(439,747)	(213,978)
Proceeds from long-term debt	12,574,575	1,521	201,904
Debt issuance costs	(320,824)	—	—
Net (payments)/proceeds on commercial paper and short-term debt	(1,640,590)	480,672	1,273,338
Dividends	(360,000)	—	(334,038)
Capital contributions	16,500,000	—	—
Other items, net	25,995	42,972	(103,517)

Cash provided by/(used for) financing activities	24,109,241	85,418	823,709

Effect of exchange rate changes on cash and cash equivalents	(13,876)	(30,262)	(17,288)

Net increase/(decrease) in cash and cash equivalents	2,458,992	(406,732)	951,979
Cash and cash equivalents at beginning of period	—	2,476,699	1,330,441

Cash and cash equivalents at end of period	$2,458,992	$2,069,967	$2,282,420

(1)	Refers to the weeks of operating activity included in the period.

Cash provided by operating activities was $35 million for the Successor period and cash used for operating activities was $372 million for the Predecessor period April 29, 2013 to June 7, 2013, compared to cash provided by operating activities of $350 million for the eight months ended December 23, 2012. The decline reflects the operating loss in the Transition period resulting from merger and restructuring related costs and charges incurred on the early extinguishment of debt. The decline also reflects unfavorable movements in accounts payable and income taxes, additional pension funding, partially offset by favorable movements in inventories.

Cash used for investing activities totaled $21.7 billion for the Successor period and $89.8 million for the Predecessor period April 29, 2013 to June 7, 2013, compared to $205 million for the eight months ended December 23, 2012. Reflected in Heinz’s cash flows used in investing activities for the Successor period is the merger consideration, net of cash on hand, of $21.5 billion.

Cash provided by financing activities totaled $24.1 billion for the Successor period and $85.4 million for the Predecessor period April 29, 2013 to June 7, 2013, compared to cash used for financing activities of $824 million in the eight months ended December 23, 2012. Net cash used in the eight months of Fiscal 2013 primarily related to an additional interest acquired in Coniexpress for $80 million and dividend payments of $334 million.

Fiscal Year Ended April 28, 2013 compared to Fiscal Year Ended April 29, 2012

Cash provided by operating activities in Fiscal 2013 was $1.39 billion compared to $1.49 billion in Fiscal 2012. The decline reflects unfavorable movements in receivables, inventories and income taxes as well as increased pension contributions and cash paid in the current year for transaction costs related to the 2013 Merger. The unfavorable movement in receivables is largely due to an increase in cash received under the accounts receivable securitization program during Fiscal 2013. These were partially offset by favorable movements in payables. In addition, the settlement of the Foodstar earn-out resulted in a cash payment of $60 million, of which $15 million was reported in cash from operating activities and $45 million was reported in cash from financing activities on the consolidated cash flow statement. Cash paid in Fiscal 2013 for Fiscal 2012 productivity initiatives was $74 million ($29 million of which were capital expenditures) compared to $122 million ($25 million of which were net capital expenditures) in the prior year.

For Fiscal 2013, cash used for investing activities totaled $373 million compared to $402 million in Fiscal 2012. Capital expenditures totaled $399 million (3.4% of sales) compared to $419 million (3.6% of sales) in Fiscal 2012, which was in-line with planned levels. Proceeds from disposals of property, plant and equipment were $19 million compared to $10 million in Fiscal 2012. The increase was primarily due to cash received for the sale of land in Indonesia in the current year. Proceeds from divestitures were $17 million in Fiscal 2013 compared to $4 million in Fiscal 2012. The Fiscal 2013 decrease in restricted cash was $4 million compared to an increase in restricted cash of $39 million in Fiscal 2012, which primarily represented collateral that H. J. Heinz Company was required to maintain in connection with a total rate of return swap entered into during the third quarter of Fiscal 2012. Cash received for the sale of short-term investments in Brazil in Fiscal 2012 was $57 million.

For Fiscal 2013, cash provided by financing activities totaled $257 million compared to cash used of $363 million in Fiscal 2012.

•	Proceeds from long-term debt were $205 million in Fiscal 2013 and $1.91 billion in Fiscal 2012. During the first quarter of Fiscal 2013, Heinz entered into a new variable rate three year 15 billion Japanese yen denominated credit agreement. The proceeds were swapped to 188.5 million U.S. dollars and the interest rate was fixed at 2.22%. During the fourth quarter of Fiscal 2012, Heinz issued $300 million 1.50% Notes due 2017 and $300 million 2.85% Notes due 2022. During the second quarter of Fiscal 2012, Heinz issued $300 million 2.00% Notes due 2016 and $400 million 3.125% Notes due 2021. During the first quarter of Fiscal 2012, Heinz issued $500 million of private placement notes at an average interest rate of 3.48% with maturities of three, five, seven and ten years. Additionally, during the first quarter of Fiscal 2012, Heinz issued $100 million of private placement notes at an average interest rate of 3.38% with maturities of five and seven years.

•	Fiscal 2013 proceeds from debt issuances were used to terminate a variable rate three year 15 billion Japanese yen denominated credit agreement that was due October 2012, and settle the associated swap, which had an immaterial impact to Heinz’s consolidated statement of income. Overall, payments on long-term debt were $224 million in Fiscal 2013 compared to $1.44 billion in Fiscal 2012. The prior year proceeds from debt issuances were used for the repayment of commercial paper and to pay off Heinz’s $750 million of notes which matured on July 15, 2011 and $600 million notes which matured on March 15, 2012.

•	Net proceeds on commercial paper and short-term debt were $1.09 billion in Fiscal 2013 compared to net payments of $43 million in Fiscal 2012.

•	Cash payments for treasury stock purchases, net of cash from option exercises, used $26 million of cash in the Fiscal 2013 compared to $119 million in Fiscal 2012. Heinz repurchased 2.4 million shares of stock at a total cost of $139 million in Fiscal 2013 and 3.9 million shares of stock at a total cost of $202 million in Fiscal 2012. Under the terms of the 2013 Merger, Heinz suspended its share repurchase program from February 13, 2013 through the closing of the acquisition on June 7, 2013.

•	Dividend payments totaled $666 million in Fiscal 2013, compared to $619 million in Fiscal 2012, reflecting an increase in the annualized dividend per common share to $2.06. Until the effective time of the 2013 Merger, the 2013 Merger Agreement permitted Heinz to continue to declare and pay regular quarterly cash dividends not to exceed $0.515 per share of common stock with record dates and payment dates that were substantially consistent with Heinz’s past practice. The 2013 Merger Agreement did not permit Heinz to pay a prorated dividend for the quarter in which the merger was completed.

•	During the first quarter of Fiscal 2013, Heinz acquired an additional 15% interest in Coniexpress S.A. Industrias Alimenticias (“Coniexpress”) for $80 million. Prior to the transaction, Heinz owned 80% of this business. During the second quarter of Fiscal 2012, Heinz acquired an additional 10% interest in P.T. Heinz ABC Indonesia for $55 million. P.T. Heinz ABC Indonesia is a subsidiary of Heinz that manufacturers Asian sauces and condiments as well as juices and syrups. Prior to the transaction, Heinz owned 65% of this business.

Other liquidity and financial position information

At December 28, 2014, Heinz had total consolidated debt of $13.65 billion and cash and cash equivalents of $2.3 billion. As noted above, during the fourth quarter of 2014, Heinz repaid $133 million of the B-1 Loans and $867 million of the B-2 Loans outstanding. The result of these repayments was to eliminate the requirement to repay 1%, or $95 million, of the original principal amount each year.

In addition, in the first quarter of 2015, H. J. Heinz Company issued $2.0 billion in aggregate principal amount of 4.875% Second Lien Senior Secured Notes due 2025. The net proceeds from this offering were used to repay $650 million of the B-1 Loans and $1,310 million of the B-2 Loans outstanding.

In order to more efficiently manage foreign cash, Heinz had a taxable distribution of earnings from certain foreign subsidiaries to the U.S. in the Predecessor period ended June 7, 2013 totaling approximately $420 million which resulted in a charge to Heinz’s provision for income taxes of approximately $100 million in the same period. Heinz were able to use existing foreign tax credit carryforwards to offset the tax liability created by such distributions such that there were no incremental cash taxes incurred in the period. Prior to the 2013 Merger, Heinz’s intent was to reinvest the accumulated earnings of Heinz’s foreign subsidiaries in Heinz’s international operations, except where remittance could be made tax free in certain situations, and Heinz’s plans did not demonstrate a need to repatriate them to fund Heinz’s cash requirements in the U.S. and, accordingly, a liability for the related deferred income taxes was not reflected in Heinz’s financial statements as of April 28, 2013. While Heinz continues to expect to reinvest a substantial portion of the future earnings of Heinz’s foreign subsidiaries in Heinz’s international operations, as of the closing of the 2013 Merger Heinz determined that a portion of Heinz’s accumulated unremitted foreign earnings were likely to be needed to meet U.S. cash needs. For the portion of unremitted foreign earnings determined not to be permanently reinvested, a deferred tax liability was recorded. Heinz repatriated the majority of the accumulated unremitted earnings which are no longer permanently reinvested during 2014 resulting in the utilization of the majority of its U.S. foreign tax credit carryforwards.

At December 28, 2014, approximately $1.7 billion of cash and short-term investments were held by international subsidiaries. A portion of the undistributed earnings of certain of the subsidiaries is not considered to be permanently reinvested for which deferred taxes of $42 million have been provided. Additionally, Heinz has certain amounts of previously taxed earnings which have not yet been remitted. As a result, Heinz can repatriate approximately $1.1 billion of cash to the U.S. without incurring any additional material tax expense. For those undistributed earnings considered to be permanently reinvested, Heinz’s intent is to reinvest these funds in Heinz’s international operations and Heinz’s current plans do not demonstrate a need to repatriate the accumulated earnings to fund Heinz’s U.S. cash requirements. If Heinz decides at a later date to repatriate these funds to the U.S., Heinz would be required to provide taxes on these amounts based on the applicable U.S. tax rates net of credits for foreign taxes already paid.

Berkshire Hathaway has an $8.0 billion preferred stock investment in H.J. Heinz Holding Corporation which entitles it to a 9.0% annual dividend to be paid quarterly in cash or in-kind. Heinz made distributions totaling $720 million in cash during 2014, and expects to continue to make quarterly cash distributions to fund this dividend.

Heinz may not redeem the Preferred Stock for the first three years following the original issue date of June 7, 2013. On or after the third anniversary of the original issue date, Heinz may, at its option, redeem shares of Preferred Stock, at a redemption price paid in cash for each share equal to the sum of (i) the Base Amount per share (as defined below), plus (ii) the accrued and unpaid dividends on each share. The “Base Amount” means one of the following amounts, as applicable:

•	$104,000 per share for any payment made between the third and fourth anniversary of the original issue date;

•	$105,000 per share for any payment made between the fourth and fifth anniversary of the original issue date;

•	$106,000 per share for any payment made between the fifth and sixth anniversary of the original issue date;

•	$107,000 per share for any payment made between the sixth and seventh anniversary of the original issue date; and

•	$108,000 per share for any payment made after the seventh anniversary of the original issue date.

In addition, after the eighth anniversary of the original issue date (June 7, 2021) the holders of the Preferred Stock can require that Heinz undertake a redemption offering, as defined, and use the proceeds net of expenses of such redemption offering to redeem outstanding Preferred Stock at the redemption price of $108,000 per share. If such redemption is for less than all of the outstanding Preferred Stock, the holders of the Preferred Stock can require the Company to undertake additional redemption offerings until no shares of Preferred Stock remain outstanding. As a result, the Preferred Stock is considered contingently redeemable and is required to be shown in the Company’s consolidated balance sheet separate from stockholders’ equity. During the Successor period ended December 29, 2013, the carrying value of the Preferred Stock has been adjusted from its initial carrying value to the applicable initial redemption price of $104,000, which resulted in a $687 million increase in Preferred Stock and a corresponding increase in the net loss attributable to common shareholders and the related net loss per common share. In the event the Preferred Stock is not redeemed after the third anniversary date, Heinz will be required to record further accretion adjustments from the fourth to the eighth anniversary dates to the applicable redemption prices up to the maximum redemption price of $108,000.

Heinz will continue to monitor the credit markets to determine the appropriate mix of long-term debt and short-term debt going forward. Heinz believes that its operating cash flow, existing cash balances, together with the credit facilities and other available capital market financing, will be adequate to meet Heinz’s cash requirements for operations, including capital spending, debt maturities and interest payments. While Heinz is confident that its needs can be financed, there can be no assurance that increased volatility and disruption in the global capital and credit markets will not impair its ability to access these markets on commercially acceptable terms.

Contractual Obligations and Other Commitments

Contractual Obligations

Heinz is obligated to make future payments under various contracts such as debt agreements, lease agreements and unconditional purchase obligations. In addition, Heinz has purchase obligations for materials, supplies, services and property, plant and equipment as part of the ordinary conduct of business. A few of these obligations are long-term and are based on minimum purchase requirements. Certain purchase obligations contain variable pricing components, and, as a result, actual cash payments are expected to fluctuate based on changes in these variable components. Due to the proprietary nature of some of Heinz’s materials and processes, certain supply contracts contain penalty provisions for early terminations. Heinz does not believe that a material amount of penalties is reasonably likely to be incurred under these contracts based upon historical experience and current expectations.

The following table represents the contractual obligations of Heinz as of December 28, 2014:

	2015	2016-2017	2018-2019	2020 Forward	Total
	(In thousands)
Long Term Debt(1)	$467,098	$1,317,499	$3,973,991	$12,822,521	$18,581,109
Capital Lease Obligations	12,644	37,896	7,741	8,117	66,398
Operating Leases	70,515	175,273	110,553	118,689	475,030
Purchase Obligations	668,758	404,991	184,781	182,468	1,440,998
Preferred Dividends	720,000	1,440,000	1,440,000	1,080,000	4,680,000
Other Long Term Liabilities Recorded on the Balance Sheet	27,908	44,710	14,490	54,442	141,550

Total	$1,966,923	$3,420,369	$5,731,556	$14,266,237	$25,385,085

(1)	Amounts include expected cash payments for interest on fixed rate long-term debt and fixed payments on interest rate swap contracts beginning in 2015 used to mitigate the variable interest payments on the Term Loans Facilities (See Note 11, “Debt and Financing Arrangements” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.) Due to the uncertainty of forecasting expected variable rate interest payments on the Term Loan Facilities up until 2015 and other variable rate debt not covered by such swap contracts, those amounts are not included in the table.

Other long-term liabilities primarily consist of certain specific incentive compensation arrangements and pension and postretirement benefit commitments. Pension benefits are expected to continue into the foreseeable future, but Heinz has not included anything in the 2020 Forward column as it is unable to estimate the amount of such benefit payments. Defined benefit plan contributions for the next fiscal year are expected to be approximately $101.7 million; however, actual contributions may be affected by pension asset and liability valuation changes during the year. Payments of postretirement benefits for the next fiscal year are expected to be approximately $14.3 million. Long-term liabilities related to income taxes and insurance accruals included on the consolidated balance sheet are excluded from the table above as Heinz is unable to estimate the timing of the payments for these items.

At March 29, 2015, the total amount of gross unrecognized tax benefits for uncertain tax positions, including an accrual of related interest and penalties along with positions only impacting the timing of tax benefits, was approximately $88.5 million. The timing of payments will depend on the progress of examinations with tax authorities. Heinz does not expect a significant tax payment related to these obligations within the next year. Heinz is unable to make a reasonably reliable estimate as to when any significant cash settlements with taxing authorities may occur.

Berkshire Hathaway has an $8.0 billion preferred stock investment in H.J. Heinz Holding Corporation which entitles it to a 9.0% annual dividend to be paid quarterly in cash or in-kind. Heinz made distributions totaling $720 million in cash, during 2014 and expects to continue to make quarterly cash distributions to fund this dividend.

Off-Balance Sheet Arrangements and Other Commitments

Heinz does not have guarantees or other off-balance sheet financing arrangements that Heinz believes are reasonably likely to have a current or future effect on Heinz’s financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

As of April 28, 2013, Heinz was a party to two operating leases for buildings and equipment, one of which also includes land, under which H. J. Heinz Company has guaranteed supplemental payment obligations of approximately $150 million at the termination of these leases. On June 3, 2013, Heinz paid $88.7 million to buy-out one of these leases and recorded it within Property, plant and equipment on the balance sheet as of that date.

On May 28, 2014, Heinz entered into an amendment of the $175 million accounts receivables securitization program that extended the term until May 27, 2015. As a result of the amendment, the limit has been reduced to $150 million and Heinz now accounts for transfers of receivables pursuant to this program as a sale and it removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to $150 million and a receivable for the remainder of the purchase price, which we refer to as the Deferred Purchase Price. Prior to this amendment and subsequent to a May 31, 2013 amendment, Heinz accounted for transfers of receivables pursuant to this program as secured borrowings, and the receivables sold pursuant to this program were included on the balance sheet as trade receivables, along with the Deferred Purchase price. The amount of trade receivables included on the balance sheet at December 29, 2013 which were acting as collateral for these borrowings was $140 million.

On August 29, 2014, subsidiaries of Heinz entered into a new $70 million Australian dollar and $50 million New Zealand dollar accounts receivable factoring program with a bank, replacing an existing arrangement with a different bank. These limits are net of the Deferred Purchase Price. This is a one year agreement that automatically continues after one year until either subsidiaries of Heinz or the bank decides to terminate it. Heinz accounts for transfers of receivables pursuant to this program as a sale, and removes them from the consolidated balance sheet. For the sale of receivables under the program, subsidiaries of Heinz receive cash consideration of up to $70 million Australian dollars and $50 million New Zealand dollars and a receivable for the Deferred Purchase Price.

On December 18, 2014, subsidiaries of Heinz entered into a new £120 million European accounts receivable factoring program. Heinz accounts for transfers of receivables pursuant to this program as a sale, and it removes them from the consolidated balance sheet. For the sale of receivables under the program, subsidiaries of Heinz receive cash consideration of up to ninety-five percent of £120 million facility and records a receivable from the bank (Deferred Purchase Price) for the remainder.

The cash consideration and carrying amount of receivables removed from the consolidated balance sheets were $284.2 million, $129.7 million and $401.4 million as of December 28, 2014, December 29, 2013 and April 28, 2013, respectively. The fair value of the Deferred Purchase Price was $160.8 million, $32.0 million and $83.6 million as of December 28, 2014, December 29, 2013 and April 28, 2013, respectively. The Deferred Purchase Price is included as a trade receivable on the consolidated balance sheets and has a carrying value which approximates fair value as of December 28, 2014, December 29, 2013 and April 28, 2013 due to the nature of the short-term underlying financial assets. The proceeds from these sales are recognized on the statements of cash flows as a component of operating activities. Heinz acted as servicer for these arrangements. Heinz has not recorded any servicing assets or liabilities as of December 28, 2014, December 29, 2013 and April 28, 2013 for these arrangements because the fair value of these servicing arrangements as well as the fees earned were not material to the financial statements. Heinz’s financing arrangements are summarized in Note 11, “Debt and Financing Arrangements” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.

No significant credit guarantees existed between Heinz and third parties as of December 28, 2014.

Market Risk Factors

Heinz is exposed to market risks from adverse changes in foreign exchange rates, interest rates, commodity prices and production costs. As a policy, Heinz does not engage in speculative or leveraged transactions, nor does Heinz hold or issue financial instruments for trading purposes.

Foreign Exchange Rate Sensitivity: Heinz’s cash flow and earnings are subject to fluctuations due to exchange rate variation. Foreign currency risk exists by nature of Heinz’s global operations. Heinz manufactures and sells its products on six continents around the world, and hence foreign currency risk is diversified.

Heinz may attempt to limit its exposure to changing foreign exchange rates through both operational and financial market actions. These actions may include entering into forward contracts, option contracts, or cross currency swaps to hedge existing exposures, firm commitments and forecasted transactions. The instruments are used to reduce risk by essentially creating offsetting currency exposures.

The following table presents information related to foreign currency contracts held by Heinz:

	Aggregate Notional Amount			Unrealized Gains/(Losses)
	December 28, 2014	December 29, 2013	April 28, 2013	December 28, 2014	December 29, 2013	April 28, 2013
	(In millions)
Purpose of Hedge:
Intercompany cash flows	$2,978	$1,300	$402	$62	$(1)	$(3)
Forecasted purchases of raw materials and finished goods and foreign currency denominated obligations	839	753	422	32	34	21
Forecasted sales and foreign currency denominated assets	41	397	49	(1)	1	11
Net investment hedges	9,900	8,300	—	545	(191)	—

	$13,758	$10,750	$873	$638	$(157)	$29

As of December 28, 2014, Heinz’s foreign currency contracts in place to mitigate cash flow and earnings fluctuations due to exchange rate variation mature within three years. Net investment hedges mature within five years. Contracts that meet qualifying criteria are accounted for as either foreign currency cash flow hedges, fair value hedges, or net investment hedges of foreign operations. Any gains and losses related to contracts that do not qualify for hedge accounting are recorded in current period earnings in other income and expense.

Heinz has numerous investments in its foreign subsidiaries, the net assets of which are exposed to volatility in foreign currency exchange rates. Beginning in October 2013, Heinz has used cross currency swaps to hedge a portion of Heinz’s net investment in such foreign operations against adverse movements in exchange rates. As of December 28, 2014, Heinz designated cross currency swap contracts with a total notional value of $9.9 billion between pound sterling and USD, the Euro and USD, the Australian Dollar and USD, the Japanese Yen and USD, and the Canadian Dollar and USD, as net investment hedges of a portion of Heinz’s equity in foreign operations in those currencies. The component of the gains and losses on Heinz’s net investment in these designated foreign operations driven by changes in foreign exchange rates, are economically offset by movements in the fair values of Heinz’s cross currency swap contracts. The fair value of the swaps is calculated each period with changes in fair value reported in foreign currency translation adjustments within accumulated other comprehensive income (loss). For the twelve months ended December 28, 2014, unrealized gains totaled $545.3 million (pretax). Such amounts will remain in other comprehensive income (loss) to the extent the hedges continue to be effective or until the complete or substantially complete liquidation of Heinz’s investment in the underlying foreign operations.

Substantially all of Heinz’s foreign business units’ financial instruments are denominated in their respective functional currencies. Accordingly, exposure to exchange risk on foreign currency financial instruments is not material. See Note 17, “Derivative Financial Instruments and Hedging Activities” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.

Interest Rate Sensitivity: Heinz is exposed to changes in interest rates primarily as a result of its borrowing and investing activities used to maintain liquidity and fund business operations. The nature and amount of Heinz’s long-term and short-term debt can be expected to vary as a result of future business requirements, market conditions and other factors. Heinz’s debt obligations totaled $13.65 billion, $14.87 billion, $6.01 billion (including $122 million relating to hedge accounting adjustments) at December 28, 2014, December 29, 2013 and April 28, 2013, respectively. Heinz’s debt obligations are summarized in Note 11, “Debt and Financing Arrangements” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.

In order to manage interest rate exposure, Heinz historically utilized interest rate swaps to convert fixed-rate debt to floating. These derivatives were primarily accounted for as fair value hedges. Accordingly, changes in the fair value of these derivatives, along with changes in the fair value of the hedged debt obligations that were attributable to the hedged risk, were recognized in current period earnings.

The following table presents additional information related to interest rate contracts designated as fair value hedges by Heinz (these derivatives were terminated as part of the 2013 Merger agreement):

	April 28, 2013	April 29, 2012
	(Dollars in millions)
Pay floating swaps-notional amount	$160	$160
Net unrealized gains	$33	$36
Weighted average maturity (years)	7.2	8.2
Weighted average receive rate	5.87%	6.09%
Weighted average pay rate	1.48%	1.57%

Prior to the closing of the 2013 Merger, Hawk Acquisition Sub, Inc. entered into interest rate swaps to mitigate exposure to variable rate debt that was raised to finance the acquisition. These agreements were not designated as hedging instruments prior to the closing of the 2013 Merger, and as such, Heinz recognized the fair value of these instruments as an asset with income of $118 million in the Successor period. As a result of the 2013 Merger and the transactions entered into in connection therewith, H. J. Heinz Company has assumed the liabilities and obligations of Hawk Acquisition Sub, Inc. Upon consummation of the acquisition, and as of December 28, 2014, these interest rate swaps with an aggregate notional amount of $7.9 billion met the criteria for hedge accounting and were designated as cash flow hedges of future interest payments. Unrealized losses, net of tax, on the interest rate swaps totaled $178.4 million for the twelve months ended December 28, 2014, and the weighted average maturity of the contracts was 5.1 years. During the fourth quarter 2014, the interest rate swap agreements were amended to extend the effective dates by one year. Therefore, the swaps do not become effective until January 1, 2016, and as such, no amounts were exchanged through the twelve months ended December 28, 2014.

Heinz entered into a three-year total rate of return swap with an unaffiliated international financial institution during the third quarter of Fiscal 2012 with a notional amount of $119 million. This instrument was being used as an economic hedge to reduce the interest cost related to Heinz’s $119 million remarketable securities. The swap was being accounted for on a full mark-to-market basis through current earnings, with gains and losses recorded as a component of interest income. As a result of the 2013 Merger, the remarketable securities were repaid and the associated total rate of return swap was terminated. During the fiscal year ended April 28, 2013, Heinz recorded a $2 million reduction in interest income, representing changes in the fair value of the swap and interest earned on the arrangement. Net unrealized losses totaled $1 million as of April 28, 2013. In connection with this swap, Heinz was required to maintain a restricted cash collateral balance of $34 million with the counterparty for the term of the swap. See Note 17, “Derivative Financial Instruments and Hedging Activities” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.

Heinz had outstanding cross-currency interest rate swaps with a total notional amount of $316 million and $386 million as of April 28, 2013 and April 29, 2012, respectively, which were designated as cash flow hedges of the future payments of loan principal and interest associated with certain foreign denominated variable rate debt obligations. As a result of the merger, these contracts were terminated in May 2013. As a result of exchange rate movement between the Japanese Yen and the U.S. Dollar throughout the fiscal year, net losses of $70 million on the cross-currency derivatives were reclassified from other comprehensive loss to other expense, net during

Fiscal 2013. This net loss on the derivative was offset by a currency gain on the principal balance of the underlying debt obligation. Net unrealized (losses)/gains related to these swaps totaled $(72) million and $20 million as of April 28, 2013 and April 29, 2012, respectively.

Effect of Hypothetical 10% Fluctuation in Market Prices: As of December 28, 2014, the potential gain or loss in the fair value of Heinz’s outstanding foreign currency contracts, interest rate contracts and cross-currency interest rate swaps assuming a hypothetical 10% fluctuation in currency and swap rates would be approximately:

Fair Value Effect
(In millions)
Foreign currency contracts	$21
Interest rate swap contracts	$59
Cross-currency swaps	$1,181

However, it should be noted that any change in the fair value of the contracts, real or hypothetical, would be significantly offset by an inverse change in the value of the underlying hedged items. In relation to currency contracts, this hypothetical calculation assumes that each exchange rate would change in the same direction relative to the U.S. dollar.

Venezuela—Foreign Currency and Inflation

Heinz has a subsidiary in Venezuela that manufactures and sells a variety of products, primarily in the ketchup, condiments and sauces and infant feeding categories. Heinz applies highly inflationary accounting to its business in Venezuela. Under highly inflationary accounting, the financial statements of Heinz’s Venezuelan subsidiary are remeasured into Heinz’s reporting currency (U.S. dollars), based on the exchange rate at which Heinz expects to remit dividends in U.S. dollars, (which Heinz currently determines to be the official exchange rate of BsF6.30 per U.S. dollar). Exchange gains and losses from the remeasurement of monetary assets and liabilities are reflected in current earnings, rather than accumulated other comprehensive loss on the balance sheet, until such time as the economy is no longer considered highly inflationary. The impact of applying highly inflationary accounting for Venezuela on Heinz’s consolidated financial statements is dependent upon movements in the official exchange rate between the Venezuelan bolivar fuerte and the U.S. dollar.

In February 2013, the Venezuelan government announced the devaluation of its currency relative to the U.S. dollar, changing the official exchange rate from BsF4.30 to BsF6.30 per U.S. dollar. As a result, Heinz recorded a $42.9 million pretax currency translation loss, which was reflected within other expense, net, on the consolidated statement of operations during the first quarter of 2013 ($39.1 million after-tax loss).

In March 2013, the Venezuelan government announced the creation of a new foreign exchange mechanism called the Complimentary System of Foreign Currency Acquirement (or SICAD, which stands for Sistema Complimentario de Administración de Divisas). It operates similar to an auction system and allows entities in specific sectors to bid for U.S. dollars to be used for specified import transactions. In January 2014, the government in Venezuela announced certain changes to the regulations governing the currency exchange market. The current official exchange rate remains applicable to import activities related to certain necessities, including food products. Heinz was not invited and did not participate in the SICAD mechanism published rate of BsF12 per U.S. dollar during the first quarters ended March 29, 2015 and March 30, 2014, and has no intent to participate in this mechanism for the foreseeable future.

In February 2014, the Venezuelan government established a new foreign exchange market mechanism (SICAD II), which became effective on March 24, 2014 and was the market through which U.S. dollars were to be obtained for the remittance of dividends. This market had significantly higher foreign exchange rates than those available through the other foreign exchange mechanisms, with published weighted average daily exchange rates of approximately BsF50 per U.S. dollar. Heinz did not participate in the SICAD II mechanism during the first quarters ended March 29, 2015 and March 30, 2014. In February 2015, the SICAD I and SICAD II foreign currency exchange systems were merged. The published exchange rate for the combined SICAD mechanism continues to be approximately BsF12 per U.S. dollar.

In February 2015, the Venezuelan government announced a new open market foreign exchange system, the Marginal Currency System (SIMADI), which allows for legal trading of foreign currency based upon supply and demand. Between February 12, 2015, the date on which SIMADI market trading commenced, and March 29, 2015, the published weighted average daily exchange rate was approximately BsF185 per U.S. dollar. Heinz did not have any settlements at SIMADI rates during the three months ending March 29, 2015, and has no intent to participate in this mechanism for the foreseeable future.

Heinz has continued to have access to, and settlements at, the current official rate. At March 29, 2015, Heinz had approximately $24.0 million pending approval for future settlement at the official rate of BsF6.30 per U.S. dollar of which approximately $5.4 million has been subsequently received. These requests are for the payment of invoices for the purchase of ingredients and packaging materials for the years from 2012 to 2015. While there is considerable uncertainty with respect to the actual rates to be realized in the circumstances, as of March 29, 2015, management continues to believe the official rate is legally available and appropriate for Heinz’s operations in Venezuela, and Heinz continues to believe it is appropriate to remeasure Heinz’s Venezuelan monetary assets and liabilities at the official rate of BsF6.30 per U.S. dollar. Heinz will continue to monitor the evolving Venezuelan exchange market, including the newly established SIMADI market.

Heinz’s Venezuelan subsidiary included $222.2 million of net monetary assets and liabilities in its balance sheet at March 29, 2015, including cash and cash equivalents of approximately $256.1 million which represented 13% of the total Company cash and cash equivalents. It recognized $164.2 million of sales for the three months ended March 29, 2015, representing approximately 7% of total Company sales, and operating income of $47.3 million for the three months then ended, representing approximately 9% of total Company operating income. If Heinz had used the SICAD exchange rate as of March 29, 2015, which was BsF12 per U.S. dollar, to remeasure the net monetary assets as at that date, Heinz would have incurred a net charge of approximately $105.5 million. If Heinz had used the SICAD exchange rate for the three months ended March 29, 2015 the sales of Heinz’s Venezuelan subsidiary would be less than 4% of total Company and operating income would be less than 5% of total Company. If Heinz had used the published SIMADI rate as of March 29, 2015, of BsF193.3 per U.S. dollar to remeasure the net monetary assets as at that date, this would have incurred a net charge of approximately $215.0 million. If Heinz had used the SIMADI exchange rate for the three months ended March 29, 2015 the sales and operating income of its Venezuelan subsidiary would be less than 1% of the total Company. In addition, if Heinz were to conclude that the SIMADI exchange rate is the appropriate rate for remeasurement of Heinz’s Venezuelan subsidiary, it would also lead to an impairment of Heinz’s non-monetary assets, which were $88 million at March 29, 2015. Further devaluation of the bolivar fuerte, or Heinz’s inability to convert Heinz’s net monetary assets denominated in bolivar fuerte into U.S. dollars at the official exchange rate of BsF6.30 per U.S. dollar, could materially impact Heinz’s results of operations or cash flows.

Recently Issued Accounting Standards

See Note 3, “Recently Issued Accounting Standards” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.

Non-GAAP Measures

Included in this proxy statement/prospectus are measures of financial performance, including EBITDA, Adjusted EBITDA and results excluding special items, that are not defined by generally accepted accounting principles in the United States, which we refer to as GAAP. Each of the measures is used in reporting to Heinz’s executive management and as a component of the Board of Directors’ measurement of Heinz’s performance for incentive compensation purposes. Management and the Board of Directors believed that these measures provided useful information to investors, and included these measures in other communications to investors.

For each of these non-GAAP financial measures, a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure has been provided. In addition, an explanation of why management believes the non-GAAP measure provides useful information to investors and any additional purposes for which management uses the non-GAAP measure are provided below. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measure.

EBITDA & Adjusted EBITDA

Heinz has used these measures when comparing (a) the year ended December 28, 2014 with the period from February 8, 2013 through December 29, 2013 (Successor) and the period from December 24, 2012 through June 7, 2013 (Predecessor), and (b) the period from February 8, 2013 through December 29, 2013 (Successor) and the period from April 29, 2013 through June 7, 2013 (Predecessor) with the eight months ended December 23, 2012. Heinz believes that EBITDA and Adjusted EBITDA are useful to investors, analysts and other external users of Heinz’s consolidated financial statements because they are widely used by investors to measure operating performance without regard to items such as income taxes, net interest expense, depreciation and amortization, non-cash stock compensation expense and other unusual items, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired.

EBITDA is defined as net income/(loss) from continuing operations before net interest expense, provision for/(benefit from) income tax, depreciation (including accelerated depreciation for restructuring) and amortization, and is used by management to measure operating performance of the business. Adjusted EBITDA is a tool intended to assist Heinz’s management in comparing Heinz’s performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect Heinz’s core operations. These items include share-based compensation and non-cash compensation expense, other operating (income) expenses, net, and all other specifically identified costs associated with projects, transaction costs, restructuring and related professional fees. EBITDA and Adjusted EBITDA are intended to provide additional information only and do not have any standard meaning prescribed by GAAP. EBITDA and Adjusted EBITDA are not measurements of Heinz’s financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of Heinz’s liquidity. Heinz’s definition of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Because of their limitations, neither EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to Heinz to reinvest in the growth of Heinz’s business or as a measure of cash that will be available to Heinz to meet Heinz’s obligations. Additionally, Heinz’s presentation of Adjusted EBITDA is different than Adjusted EBITDA as defined in H. J. Heinz Company’s debt agreements.

	First Quarter Ended
	March 29, 2015	March 30, 2014
	(In thousands)
Net income	$279,209	$198,485
Interest expense, net	190,973	163,125
Provision for income tax	67,550	50,614
Depreciation, including accelerated depreciation for restructuring	65,317	147,220
Amortization	24,606	24,117

EBITDA	$627,655	$583,561
Restructuring:
Severance related costs(a)	4,876	53,680
Other restructuring costs(a)	10,044	13,692
Asset write-offs(a)	1,947	6,791

	First Quarter Ended
	March 29, 2015	March 30, 2014
	(In thousands)
Other items(b)	25,976	8,471
Merger related costs(c)	7,089	—
Stock based compensation	2,988	1,418
Other (income)/expense, net	$(29,231)	$21,200

Adjusted EBITDA	$651,344	$688,813

(a)	See Note 4 “Restructuring and Productivity Initiatives” in the section entitled “Notes to Condensed Consolidated Financial Statements (unaudited)” beginning on page [—] of this proxy statement/prospectus for further details on restructuring and productivity initiatives.

(b)	These are charges not specifically related to restructuring activities. For the three months ended March 29, 2015, this includes pension related costs, lease impairment charges, severance charges, consulting and advisory charges, and contract termination fees. For the three months ended March 30, 2014, this includes incremental costs primarily for additional warehousing and other logistics costs incurred related to the acceleration of sales ahead of the U.S. SAP go-live, which was launched in the second quarter of 2014, along with equipment relocation charges and consulting and advisory charges.

(c)	Represents legal and professional fees associated with the proposed merger with Kraft. See Note 17 “Definitive Merger Agreement with Kraft Foods Group” in the section entitled “Notes to Condensed Consolidated Financial Statements (unaudited)” beginning on page [—] of this proxy statement/prospectus.

	Successor		Predecessor
	December 28, 2014	February 8- December 29, 2013	December 24, 2012-June 7, 2013	April 28, 2013	April 29, 2012
	(52 Weeks)	(29 Weeks)(a)	(24 Weeks)	(52 Weeks)	(52 1/2 weeks)
	(In thousands)
Income/(loss) from continuing operations, net of tax	$672,388	$(66,082)	$141,350	$1,102,045	$991,123
Interest expense, net	653,164	395,432	120,200	255,812	258,462
Provision for/(benefit from) income tax	130,568	(231,623)	160,166	241,598	244,966
Depreciation, including accelerated depreciation for restructuring	430,216	230,987	143,516	299,779	289,846
Amortization	100,367	48,975	21,044	42,161	43,499

EBITDA	$1,986,703	$377,689	$586,276	$1,941,395	$1,827,896
Amortization of inventory step up(b)	—	383,300	—	—
2013 Merger related costs(c)	—	157,938	157,002	44,814	—
Severance related costs(d)	175,440	274,500	1,866	—	81,700
Other exit and implementation restructuring costs(d)	56,281	69,700	3,659	584	72,900
Asset write downs(d)	78,785	2,405	—	—	41,478
Other items(e)	200,357	772	(11,908)	—	(24,790)
Foodstar earn-out	—	—	12,081	—	—
Unrealized gain on derivative instruments	—	(117,934)	—	—	—
Loss from the extinguishment of debt	—	—	129,367	—	—
Other expense, net	112,257	12,233	49,446	62,196	7,756
Impairment loss on indefinite-lived trademarks and other intangibles	221,482	—	—	—	—
Stock based compensation	8,302	4,800	18,520	51,000	54,900

Adjusted EBITDA	$2,839,607	$1,165,403	$946,309	$2,099,988	$2,061,840

	Successor	Predecessor
	February 8- December 29, 2013	April 29- June 7, 2013	April 30- Dec 23, 2012
	(29 Weeks)(a)	(6 Weeks)	(34 Weeks)
	(In thousands)
Income/(loss) from continuing operations, net of tax	$(66,082)	$(191,424)	$769,272
Interest expense, net	395,432	32,472	168,085
Provision for/(benefit from) income tax	(231,623)	61,097	142,528
Depreciation, including accelerated depreciation for restructuring	230,987	35,880	194,420
Amortization	48,975	4,276	27,833

EBITDA	$377,689	$(57,699)	$1,302,138
Amortization of inventory step up(b)	383,300	—	—
2013 Merger related costs(c)	157,938	112,188	—
Severance related costs(d)	274,500	—	—
Other exit and implementation restructuring costs(d)	69,700	(12,136)	(5,798)
Asset write downs(d)	2,405	—	—
Other items(e)	772	—	—
Unrealized gain on derivative instruments	(117,934)	—	—
Loss from the extinguishment of debt	—	129,367	—
Other expense, net	12,233	(3,729)	5,216
Stock based compensation	4,800	4,318	36,600

Adjusted EBITDA	$1,165,403	$172,309	$1,338,156

(a)	Refers to the weeks of operating activity included in the period.

(b)	The negative impact of the inventory step-up adjustment recorded in purchase accounting to operating income in the Successor period was $173.6 million for North America, $106.6 million for Europe, $84.2 million for Asia/Pacific, $8.3 million for Latin America and $10.6 million for RIMEA.

(c)	See Note 4 “Merger and Acquisition” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further details on Merger related costs.

(d)	See Note 8 “Restructuring and Productivity Initiatives” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further details on restructuring and productivity initiatives.

(e)	The Successor periods include incremental costs primarily for additional warehousing and other logistics costs incurred related to the U.S. rollout of the SAP enterprise resource planning software suite, which was launched in the second quarter of 2014, along with equipment relocation charges, severance and consulting and advisory charges not specifically related to restructuring activities and other items that management believes do not directly reflect our core operations.

Results Excluding Special Items

When comparing the Predecessor Fiscal Year ended April 28, 2013 with the Predecessor Fiscal Year ended April 29, 2012, management believes that this measure provides useful information to investors because it was the profitability measure used to evaluate earnings performance on a comparable year-over-year basis. As presented in the tables below, special items were specifically identified costs that, in management’s judgment, significantly affected the year-over-year assessment of operating results, including those related to unusual events such as currency devaluation and the settlement of an acquisition earn-out clause, as well as those associated with projects, transaction costs, restructuring and related professional fees.

Fiscal 2013 Results Excluding Special Items

The special items are charges in Fiscal 2013 related to the following that, in management’s judgment, significantly affect the year-over-year assessment of operating results:

•	Transaction-related costs, including legal, accounting and other professional fees, recorded during the fourth quarter of Fiscal 2013 as a result of the 2013 Merger. See Note 4, “2013 Merger and Acquisition” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.

•	A charge primarily related to asset write-downs for the closure of a factory in South Africa.

•	A currency translation loss recorded in Heinz’s Venezuelan business due to a devaluation of its currency relative to the U.S. dollar during the fourth quarter of Fiscal 2013. See Note 21, “Venezuela- Foreign Currency and Inflation” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

•	A charge for Heinz’s early settlement of the earn-out payment that was due in 2014 related to the Fiscal 2011 acquisition of Foodstar. See Note 15, “Fair Value Measurements” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus for further explanation.

The following is the reconciliation of Heinz’s Fiscal 2013 results excluding these charges to the relevant GAAP measures.

	Fiscal Year Ended April 28, 2013
(Continuing Operations)	Sales	Gross Profit	SG&A	Operating Income	Pretax Income	Net Income attributable to H.J. Heinz Holding Corporation
	(Amounts in thousands except per share amounts)
Reported results	$11,528,886	$4,195,470	$2,533,819	$1,661,651	$1,343,643	$1,087,615
2013 Merger related costs	—	—	44,814	44,814	44,814	27,752
Charge for South Africa factory closure	—	3,543	—	3,543	3,543	2,550
Currency translation loss in Venezuela	—	—	—	—	42,698	39,100
Charge for settlement of Foodstar earn-out	—	—	12,081	12,081	12,081	12,081

Results excluding special items	$11,528,886	$4,199,013	$2,476,924	$1,722,089	$1,446,779	$1,169,098

(Totals may not add due to rounding)

Fiscal 2012 Results Excluding Charges for Productivity Initiatives

The adjustments were charges in Fiscal 2012 for productivity initiatives that, in management’s judgment, significantly affect the year-over-year assessment of operating results. See the section entitled “Fiscal 2012 Productivity Initiatives” beginning on page [—] of this proxy statement/prospectus for further explanation of these charges and the following reconciliation of Heinz’s Fiscal 2012 results excluding charges for productivity initiatives to the relevant GAAP measure.

	Fiscal Year Ended April 29, 2012
(Continuing Operations)	Sales	Gross Profit	SG&A	Operating Income	Pre-Tax Income	Net Income attributable to H.J. Heinz Holding Corporation
Reported results	$11,507,572	$3,994,789	$2,492,482	$1,502,307	$1,236,089	$974,374
Charges for productivity initiatives	—	129,938	75,480	205,418	205,418	143,974

Results excluding charges for productivity initiatives	$11,507,572	$4,124,727	$2,417,002	$1,707,725	$1,441,507	$1,118,348

Discussion of Significant Accounting Estimates

In the ordinary course of business, Heinz has made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of its financial statements in conformity with GAAP. Actual results could differ significantly from those estimates under different assumptions and conditions. Heinz believes that the following discussion addresses its most critical accounting policies, which are those that are most important to the portrayal of Heinz’s financial condition and results and require management’s most difficult, subjective and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Marketing Costs—Trade promotions are an important component of the sales and marketing of Heinz’s products and are critical to the support of the business. Trade promotion costs include amounts paid to retailers to offer temporary price reductions for the sale of Heinz’s products to consumers, amounts paid to obtain favorable display positions in retailers’ stores, and amounts paid to customers for shelf space in retail stores. Accruals for trade promotions are initially recorded at the time of sale of product to the customer based on an estimate of the expected levels of performance of the trade promotion, which is dependent upon factors such as historical trends with similar promotions, expectations regarding customer participation, and sales and payment trends with similar previously offered programs. Heinz’s original estimated costs of trade promotions may change in the future as a result of changes in customer participation, particularly for new programs and for programs related to the introduction of new products. Heinz performs monthly evaluations of Heinz’s outstanding trade promotions, making adjustments where appropriate to reflect changes in estimates. Settlement of these liabilities typically occurs in subsequent periods primarily through an authorization process for deductions taken by a customer from amounts otherwise due to Heinz. As a result, the ultimate cost of a trade promotion program is dependent on the relative success of the events and the actions and level of deductions taken by Heinz’s customers for amounts they consider due to them. Final determination of the permissible deductions may take extended periods of time and could have a significant impact on Heinz’s results of operations depending on how actual results of the programs compare to original estimates.

Heinz offers coupons to consumers in the normal course of its business. Expenses associated with this activity, which Heinz refers to as coupon redemption costs, are accrued in the period in which the coupons are offered. The initial estimates made for each coupon offering are based upon historical redemption experience rates for similar products or coupon amounts. Heinz performs monthly evaluations of outstanding coupon accruals that compare actual redemption rates to the original estimates. Heinz reviews the assumptions used in the valuation of the estimates and determine an appropriate accrual amount. Adjustments to Heinz’s initial accrual may be required if actual redemption rates vary from estimated redemption rates.

Although adjustments to Heinz’s trade promotion and coupon accruals could materially affect its consolidated results of operations, management is not currently aware of any reasonably likely changes to its estimates and assumptions that would have a material effect on Heinz’s consolidated financial statements.

Long-lived Assets, including Property, Plant and Equipment—Long-lived assets are recorded at their respective cost basis on the date of acquisition. Buildings, equipment and leasehold improvements are depreciated on a straight-line basis over the estimated useful life of such assets. Heinz reviews long-lived assets, including intangibles with finite useful lives, and property, plant and equipment, whenever circumstances change such that the recorded value of an asset, or asset group, may not be recoverable. Factors that may affect recoverability include a significant decrease in the market price of an asset or an asset group; a significant adverse change in the extent or manner in which a long-lived asset is being used, including an extended period of idleness; and a current expectation that, more likely than not, a long-lived asset or asset group will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The estimates implicit in a recoverability test require significant judgment on the part of management, and require assumptions that can include: future volume trends and revenue and expense growth rates developed in connection with Heinz’s internal projections and annual operating plans, recent economic and business trends, and competitive conditions. As each is management’s best estimate on then available information, resulting estimates may differ from actual cash flows and estimated fair values. When the carrying value of an asset, or asset group, exceeds the future undiscounted cash flows, an impairment is indicated and the asset is written down to its fair value. In the event that Heinz’s estimates or related assumptions change in the future, Heinz may be required to record such an impairment charge. Management is not currently aware of any material factors impacting recoverability of long-lived assets.

Goodwill and Indefinite-Lived Intangibles—Carrying values of goodwill and intangible assets with indefinite lives are reviewed for impairment at least annually, or when circumstances indicate that a possible impairment may exist. Indicators such as unexpected adverse economic factors, unanticipated technological change or competitive activities, decline in expected cash flows, lower growth rates, loss of key personnel, and changes in regulation, may signal that an asset has become impaired.

All goodwill is assigned to reporting units, which are primarily one level below Heinz’s operating segments. Goodwill is assigned to the reporting unit that benefits from the cash flows arising from each business combination. Heinz performs its impairment tests of goodwill at the reporting unit level. Subsequent to the 2013 Merger, Heinz has 16 reporting units globally that have assigned goodwill and are thus required to be evaluated for impairment. The first annual impairment tests for both goodwill and indefinite-lived intangible assets subsequent to the 2013 Merger were performed as of the first day of the second quarter in the year ended December 28, 2014. Heinz tests goodwill for impairment by either performing a qualitative evaluation or a two-step quantitative test. The qualitative evaluation is an assessment of factors, including reporting unit specific operating results as well as industry, market and general economic conditions, to determine whether it is more likely than not that the fair values of a reporting unit is less than its carrying amount, including goodwill. Heinz may elect to bypass this qualitative assessment for some or all of its reporting units and perform a two-step quantitative test.

Heinz uses a combination of discounted cash flow analyses and market approaches to determine the fair value of each of its reporting units, with relative weightings of 75% and 25%, respectively. The inherent limitation of the market approach is the availability of comparable transactions occurring as of a recent date upon which to establish fair value and as a result the market approach is ascribed a lower weighting than the discounted cash flow analyses. Heinz’s discounted cash flow projections include assumptions for growth rates for sales, costs and profits, which are based on five-year financial forecasts of each reporting unit. The assumptions used in the financial forecasts are determined utilizing primarily historical data, supplemented by current and anticipated market conditions, product category growth rates, management plans, and market comparables. Most of these assumptions vary among the reporting units, but generally, higher assumed growth rates and discount rates are utilized for tests of reporting units for which the principal market is an emerging market compared to those for which the principal market is a developed market. Terminal value sales growth rates for reporting units in developed markets were approximately 2% and for emerging markets approximately 4% in 2014. The projections also reflect continued profitability improvement for most of Heinz’s reporting units as it continues to execute its cost savings strategy. Discount rates are based on a market-participant, risk-adjusted weighted-average cost of capital, driven by, among other factors, the prevailing interest rates in geographies where these businesses operate, as well as the credit ratings and financing abilities and opportunities of each reporting unit. Such discount rates ranged from 8% to 27% in 2014 considering the country specific risk premium for each geography in which the reporting units are based, with a weighted average of 9.5%. Heinz’s market-based valuations utilize earnings multiples of comparable public companies, which are reflective of the market in which each respective reporting unit operates, and recent market comparable transactions. Management believes the assumptions used for the impairment evaluation are consistent with those that would be utilized by market participants performing similar valuations of Heinz’s reporting units. For years prior to the 2013 Merger, Heinz validated Heinz’s fair values for reasonableness by comparing the sum of the fair values for all of Heinz’s reporting units to Heinz’s market capitalization and a reasonable control premium.

Subsequent to the 2013 Merger, Heinz chose the second quarter for its annual goodwill and indefinite-lived intangible asset impairment testing. In relation to the goodwill impairment test, Heinz bypassed the qualitative assessment and performed a quantitative assessment over each of its 16 reporting units. The fair values of each reporting unit exceeded their carrying values and as such no goodwill impairments were identified. While the recent purchase accounting for the 2013 Merger resulted in adjustment of all of Heinz’s reporting unit carrying values to fair value, as of the 2014 impairment testing date only three of Heinz’s 16 reporting units had fair value in excess of carrying value of less than 10%. Of the $15.0 billion total goodwill recorded as at December 28, 2014, these three reporting units had an aggregate goodwill carrying value of approximately $3.9 billion.

Indefinite-lived intangible assets are tested for impairment by either performing a qualitative evaluation or a quantitative calculation of fair value and comparison to carrying amount. The qualitative evaluation is an assessment of factors including, but not limited to, changes in management, overall financial performance, and other entity-specific events. The objective of the qualitative evaluation is to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. Heinz can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets. During the second quarter of 2014, Heinz elected to complete its annual review of indefinite-lived intangible assets utilizing a quantitative approach. Heinz uses discounted cash flow analyses by way of an excess earnings approach to determine the fair value of its top tier brands, and the relief-from-royalty method for all other indefinite-lived brands. As with the goodwill impairment testing, the cash flow projections are based on five-year financial forecasts developed by management principally leveraging historical data as supplemented with current and anticipated market conditions. Discount rates for the indefinite-lived intangible asset analysis are determined based on the reporting units in which the revenues for such brands are generated and ranged from 9% to 24% in 2014, with a weighted average of 10.2%. As a result of the impairment test, Heinz took a non-cash impairment charge of $62 million classified as costs of products sold in the Successor period from March 31 to June 29, 2014, primarily in its North American frozen meals and snacks business due to continued category softness driving lower than anticipated sales.

In addition, in the fourth quarter of 2014, Heinz took a non-cash interim impairment charge of $160 million on its licenses and indefinite-lived trademarks, which was classified as costs of products sold. This impairment was primarily related to Heinz’s North American frozen meals and snacks brands, which had weaker than anticipated sales due to continued category softness.

Heinz’s indefinite-lived intangible assets are comprised of a large number of individual brands with an aggregate carrying value of $11.9 billion as of December 28, 2014. These brands were adjusted to their estimated fair value in connection with the 2013 Merger. Because the 2013 Merger occurred recently and the fact that Heinz has a large number of individual brands across categories and geographies which are tested separately for impairment, and as evidenced by Heinz’s 2014 impairment charges, Heinz continues to have risk of future impairment to the extent individual brand performance does not meet Heinz’s projections. As of Heinz’s most recent impairment test date, it had approximately 40 brands which had an estimated fair value exceeding carrying value by less than 10%. The aggregate carrying value of such brands at December 28, 2014 was approximately $3.6 billion.

Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for purposes of the annual goodwill and indefinite-lived intangible impairment test will prove to be an accurate prediction of the future. Examples of events or circumstances that could reasonably be expected to negatively affect the underlying key assumptions and ultimately impact the estimated fair value of Heinz’s reporting units and brands may include such items as: (i) a decrease in expected future cash flows, specifically, a decrease in sales volume driven by a prolonged weakness in consumer demand or other competitive pressures adversely affecting Heinz’s long term volume trends, unfavorable working capital changes and an inability to successfully achieve its cost savings targets, (ii) an economic recovery that significantly differs from Heinz’s assumptions in timing and/or degree, (iii) volatility in the equity and debt markets or other country specific factors which could result in a higher discount rate; and (iv) sensitivity to market transaction multiples. If current expectations of future growth rates are not met or specific valuation factors outside of Heinz’s control, such as discount rates, change significantly, then one or more reporting units or trademarks might become impaired in the future.

As a result of the 2013 Merger, the carrying value of Heinz’s goodwill and indefinite-lived intangible assets has increased substantially and therefore Heinz’s exposure to impairment has increased. Fair value estimates used in testing for impairment of goodwill and indefinite-lived intangible assets require judgment and are sensitive to changes in underlying assumptions. Examples of events or circumstances that could reasonably be expected to have an adverse effect on underlying key assumptions and estimated fair value of Heinz’s reporting units and brands would include a significant decrease in projected future revenues and cash flows, failure to realize all of Heinz’s projected cost savings, significant prolonged weakness in demand for Heinz’s products in a specific market or category, adverse competitive pressures that affect Heinz’s longer term volume and pricing trends and volatility in the equity and debt markets or other country specific factors which could result in a higher discount rate.

Retirement Benefits—Heinz sponsors pension and other retirement plans in various forms covering substantially all employees who meet eligibility requirements. Several actuarial and other factors that attempt to anticipate future events are used in calculating the expense and obligations related to the plans. These factors include assumptions about the discount rate, expected return on plan assets, turnover rates and rate of future compensation increases as determined by Heinz, within certain guidelines. In addition, Heinz uses best estimate assumptions, provided by actuarial consultants, for withdrawal and mortality rates to estimate benefit expense. The financial and actuarial assumptions used by Heinz may differ materially from actual results due to changing market and economic conditions, higher or lower withdrawal rates or longer or shorter life spans of participants. These differences may result in a significant impact to the amount of pension expense recorded by Heinz.

Heinz recognized pension (income)/expense related to defined benefit programs of $(38) million, $33 million, $17 million, and $(4) million for the calendar year 2014, Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and fiscal year 2013, respectively, which reflected expected return on plan assets of $216 million, $116 million, $29 million, and $251 million, respectively. Heinz contributed $102 million, $152 million and $7 million to the defined benefit plans in the calendar year 2014, the Successor period February 8, 2013 to December 29, 2013 and the Predecessor period April 29, 2013 to June 7, 2013, respectively. Heinz contributed $69 million to its pension plans in Fiscal 2013. Heinz expects to contribute approximately $102 million to its pension plans in Calendar Year 2015.

One of the significant assumptions for pension plan accounting is the expected rate of return on pension plan assets. Over time, the expected rate of return on assets should approximate actual long-term returns. In developing the expected rate of return, Heinz considers average real historic returns on asset classes, the investment mix of plan assets, investment manager performance and projected future returns of asset classes developed by respected advisors. When calculating the expected return on plan assets, Heinz primarily uses a market-related-value of assets that spreads asset gains and losses (difference between actual return and expected return) uniformly over 3 years. The weighted average expected rate of return on plan assets used to calculate annual expense was 6.2% for calendar year ended December 28, 2014, 6.2% for the Successor Period ended December 29, 2013, 8.1% for the Predecessor Period ended June 7, 2013 and the fiscal year ended April 28, 2013. For purposes of calculating expense for 2015, the weighted average rate of return will be 5.89%.

Another significant assumption used to value benefit plans is the discount rate. The discount rate assumptions used to value pension and postretirement benefit obligations reflect the rates available on high quality fixed income investments available (in each country where Heinz operates a benefit plan) as of the measurement date. Heinz uses bond yields of appropriate duration for each country by matching it with the duration of plan liabilities. The weighted average discount rate used to measure the projected benefit obligation was 3.5% for the calendar year ended 2014, 4.5% for the Successor Period ended December 29, 2013, 4.1% for the Predecessor Period ended June 7, 2013 and 4.0% for the fiscal year ended April 28, 2013.

Deferred gains and losses result from actual experience differing from expected financial and actuarial assumptions. The pension plans currently have a deferred gain of $39 million at December 28, 2014. Deferred gains and losses outside the corridor are amortized through the actuarial calculation into annual expense over the estimated average remaining service period of plan participants, which is currently 10 years. However, if all or almost all of a plan’s participants are inactive, deferred gains and losses are amortized through the actuarial calculation into annual expense over the estimated average remaining life expectancy of the inactive participants.

Heinz’s investment policy provides general guidelines to assist plan fiduciaries in making certain decisions with respect to the investment of Plan assets. Those guidelines primarily relate to the selection and monitoring of investment vehicles, investment managers and asset allocation strategies.

Heinz’s defined benefit pension plans’ weighted average actual and target asset allocation at December 28, 2014 and December 29, 2013 were as follows:

	Plan Assets at		Target Allocation at
Asset Category	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Equity securities	34%	53%	41%	58%
Debt securities	47%	26%	38%	33%
Real estate	9%	8%	8%	8%
Cash and cash equivalents	10%	13%	13%	1%

	100%	100%	100%	100%

Heinz also provides certain postretirement health care benefits. The postretirement health care benefit expense and obligation are determined using Heinz’s assumptions regarding health care cost trend rates. The health care trend rates are developed based on historical cost data, the near-term outlook on health care trends and the likely long-term trends. The postretirement health care benefit obligation at December 28, 2014 was determined using an average initial health care trend rate of 5.9% which gradually decreases to an average ultimate rate of 4.8% in 7 years. A one percentage point increase in the assumed health care cost trend rate would increase the service and interest cost components of annual expense by $1.2 million and increase the benefit obligation by $14.3 million. A one percentage point decrease in the assumed health care cost trend rates would decrease the service and interest cost by $1.1 million and decrease the benefit obligation by $12.8 million.

Sensitivity of Assumptions

If Heinz assumed a 100 basis point change in the following rates, Heinz’s 2014 projected benefit obligation and expense would increase (decrease) by the following amounts (in millions):

	100 Basis Point
	Increase	Decrease
Pension benefits
Discount rate used in determining projected benefit obligation	$(402)	$490
Discount rate used in determining net pension expense	$(9)	<1
Long-term rate of return on assets used in determining net pension expense	$(35)	$35
Other benefits
Discount rate used in determining projected benefit obligation	$(17)	$20
Discount rate used in determining net benefit expense	$(2)	<1

Income Taxes—Heinz computes its annual tax rate based on the statutory tax rates and tax planning opportunities available to it in the various jurisdictions in which it earns income. Significant judgment is required in determining Heinz’s annual tax rate and in evaluating uncertainty in its tax positions. Heinz recognizes a benefit for tax positions that it believes will more likely than not be sustained upon examination. The amount of benefit recognized is the largest amount of benefit that Heinz believes has more than a 50% probability of being realized upon settlement. Heinz regularly monitors its tax positions and adjusts the amount of recognized tax benefit based on its evaluation of information that has become available since the end of its last financial reporting period. The annual tax rate includes the impact of these changes in recognized tax benefits. When adjusting the amount of recognized tax benefits Heinz does not consider information that has become available after the balance sheet date, but does disclose the effects of new information whenever those effects would be material to Heinz’s financial statements. The difference between the amount of benefit taken or expected to be taken in a tax return and the amount of benefit recognized for financial reporting represents unrecognized tax benefits. These unrecognized tax benefits are presented in the balance sheet principally within other non-current liabilities. Although Heinz believes it has adequately accounted for its uncertain tax positions, from time to time, audits result in proposed assessments where the ultimate resolution may result in Heinz owing additional taxes. Heinz adjusts its uncertain tax positions in light of changing facts and circumstances, such as the completion of a tax audit, expiration of a statute of limitations, the refinement of an estimate, and interest accruals associated with uncertain tax positions until they are resolved. Heinz believes that its tax positions comply with applicable tax law and that it has adequately provided for these matters. However, to the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will impact the provision for income taxes in the period in which such determination is made.

Heinz records valuation allowances to reduce deferred tax assets to the amount that is more likely than not to be realized. When assessing the need for valuation allowances, Heinz considers future taxable income and ongoing prudent and feasible tax planning strategies. Should a change in circumstances lead to a change in judgment about the reliability of deferred tax assets in future years, Heinz would adjust related valuation allowances in the period that the change in circumstances occurs, along with a corresponding increase or charge to income. When Heinz determines that deferred tax assets are likely to be realized in greater or lesser amounts than recorded, the asset balance and income statement reflect the change in the period such determination is made. Due to changes in facts and circumstances and the estimates and judgments that are involved in determining the proper valuation allowance, differences between actual future events and prior estimates and judgments could result in adjustments to this valuation allowance.

Heinz has a significant amount of undistributed earnings of foreign subsidiaries that are considered to be indefinitely reinvested. Heinz’s intent is to continue to reinvest the majority of Heinz’s foreign subsidiary earnings to support Heinz’s priorities for growth in international markets and Heinz’s current plans do not demonstrate a need to repatriate them to fund Heinz’s U.S. operations. If Heinz decides at a later date to repatriate these funds to the U.S., Heinz would be required to provide taxes on these amounts based on the applicable U.S. tax rates net of credits for foreign taxes already paid. Heinz has not determined the deferred tax liability associated with these undistributed earnings, as such determination is not practicable. Heinz believes it is not practicable to calculate the deferred tax liability associated with these undistributed earnings as there is a significant amount of uncertainty with respect to the tax impact resulting from the significant judgment required to analyze the amount of foreign tax credits attributable to the earnings, the ability to use foreign tax credits to offset the U.S. tax on the earnings, the potential timing of any distributions, as well as the local withholding tax and other indirect tax consequences that may arise due to the potential distribution of these earnings. While Heinz continues to expect to reinvest a substantial portion of the prior and future earnings of Heinz’s foreign subsidiaries in Heinz’s international operations, as of the date of the 2013 Merger Heinz determined that a portion of Heinz’s accumulated undistributed foreign earnings were likely to be needed to meet U.S. cash needs. For the portion of unremitted foreign earnings determined not to be permanently reinvested, a deferred tax liability was recorded. Heinz repatriated the majority of the accumulated unremitted earnings which were no longer permanently reinvested during 2014 resulting in the utilization of the majority of its U.S. foreign tax credit carryforwards. For the portion of the undistributed earnings of certain of the subsidiaries which are currently not considered to be permanently reinvested, deferred taxes of $42 million have been provided as of December 28, 2014.

Input Costs

In general, the effects of cost inflation may be experienced by Heinz in future periods. During the year ended December 28, 2014, the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and Fiscals 2013 and 2012, Heinz experienced wide-spread inflationary increases in commodity input costs, which is expected to continue in the year ended January 3, 2016. Price increases and continued productivity improvements are expected to more than offset these cost increases.

Stock Market Information

Prior to the Fiscal 2013 year end, the common stock of H. J. Heinz Company was traded principally on the New York Stock Exchange under the symbol HNZ. As a result of the 2013 Merger, the common stock of H. J. Heinz Company is now privately held by an indirect subsidiary of H.J. Heinz Holding Corporation. H. J. Heinz Company’s stock is no longer traded on The New York Stock Exchange or any other stock exchange or public market. The common stock of H.J. Heinz Holding Corporation has never been traded on any stock exchange or public market. As a result earnings per share information has not been presented.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There is nothing to be reported under this item.

Qualitative and Quantitative Disclosures About Market Risk

This information is set forth in the section above entitled “Market Risk Factors” beginning on page [—] of this proxy statement/prospectus.

Recent Developments

Refinancing of Indebtedness

Heinz intends to refinance, on or prior to the closing date, all of its outstanding indebtedness under the Heinz credit agreement and the Heinz 2020 notes and $800 million in aggregate principal amount of the Heinz 2025 notes. The merger agreement provides that Kraft will use its reasonable best efforts to provide reasonable cooperation with Heinz in arranging and consummating any refinancing that Heinz deems reasonably necessary or advisable in connection with the transactions contemplated by the merger agreement. See the section entitled “The Merger—Debt Matters” beginning on page [—] of this proxy statement/prospectus.

Equity Investments

In connection with the merger, Berkshire Hathaway and 3G Global Food Holdings have committed to purchase, or cause the purchase of, newly issued Heinz common stock immediately prior to the closing of the merger for an aggregate purchase price of $10 billion, respectively. Each of their respective commitments is subject to the satisfaction or waiver by Heinz, on or before the closing of the merger, of all of the conditions precedent to Heinz’s obligations to consummate the merger, as well as to the concurrent funding of the other’s commitment.

For more information on the equity investments, see the section entitled “The Merger—Equity Investments” beginning on page [—] of this proxy statement/prospectus.

Redemption of Preferred Stock

The $8.0 billion Series A Preferred Stock held by Berkshire Hathaway may not be redeemed until June 7, 2016. After June 7, 2016, the Series A Preferred Stock may be redeemed at the option of Heinz in whole at any time, or in part from time to time, at prices set forth in the new Kraft Heinz charter. Heinz intends to redeem the Series A Preferred Stock in full on or after June 7, 2016, and prior to June 7, 2017. In the event that Heinz redeems the Series A Preferred Stock during this period, the aggregate redemption price will equal $8,320,000,000, or $104,000 per share. To fund the redemption Heinz would use commercial reasonable efforts to access the debt and/or equity capital markets. For more information, see the section entitled “Description of Kraft Heinz Capital Stock—9.00% Cumulative Compounding Preferred Stock, Series A” beginning on page [—] of this proxy statement/prospectus.

MANAGEMENT AND OTHER INFORMATION OF THE COMBINED COMPANY

Name of Company

At the closing of the merger, Heinz and Kraft have agreed that the name of H.J. Heinz Holding Corporation will be changed to “The Kraft Heinz Company.”

Directors of the Combined Company

Heinz and Kraft have agreed that, at the closing of the merger:

The board of directors of The Kraft Heinz Company will be comprised of 11 members. The members of the board are expected to be:

•	Mr. Alexandre Behring, Mr. Jorge Paulo Lemann and Mr. Marcel Herrmann Telles (each of whom was selected by 3G Capital);

•	Mr. Gregory Abel, Mr. Warren E. Buffett and Ms. Tracy Britt Cool (each of whom was selected by Berkshire Hathaway); and

•	Mr. John T. Cahill, Mr. L. Kevin Cox, Ms. Jeanne P. Jackson, Mr. Mackey J. McDonald and Mr. John C. Pope (each of whom was selected by Kraft).

Mr. Alexandre Behring will serve as chairman of the combined company board of directors.

Mr. John T. Cahill will serve as vice chairman of the combined company board of directors.

The board of directors of The Kraft Heinz Company will have an Operations and Strategy Committee comprised of three members, including Mr. John T. Cahill, (who will be the Chair of the Operations and Strategy Committee) and two members selected by Heinz with one such member being affiliated with 3G Capital and the other with Berkshire Hathaway. In addition, the board of directors of The Kraft Heinz Company following the merger will have a standing audit committee, a compensation committee and a nominating and corporate governance committee.

Mr. John C. Pope will serve as chair of the audit committee of the board of directors of The Kraft Heinz Company.

As of the date of this proxy statement/prospectus, the requisite corporate action to appoint the persons who will serve as directors of The Kraft Heinz Company following the merger has not been effected; accordingly, the persons who will serve as directors of The Kraft Heinz Company following the merger may differ from the persons currently expected to serve in such capacity. For example, a person currently expected to serve as a Kraft Heinz Company director following the merger may determine, prior to the closing of the merger, not to serve in such capacity (or may be unable to so serve), in which case, Heinz or Kraft, as applicable, may designate a substitute person to serve in such capacity.

There are no agreements between Kraft and Heinz regarding, and no decisions have been made with respect to, the selection of directors of The Kraft Heinz Company following the merger, other than the selection of directors to serve on the initial board of directors upon the closing of the merger. 3G and Berkshire Hathaway will enter into a shareholders’ agreement upon the closing of the merger that will govern how each party and their affiliates will vote the shares of Kraft Heinz common stock held by them as of the closing date of the merger with respect to supporting certain directors that are nominated by the board of directors of the combined company and designated for support by either 3G Global Food Holdings or Berkshire Hathaway. See the section entitled “Other Related Agreements—Shareholders’ Agreement” beginning on page [—] of this proxy statement/prospectus. Subject to the Shareholders’ Agreement, the nomination of future directors will be determined in due course by the board of directors of the combined company and based on the recommendation of the nominating and corporate governance committee of the board of directors of the combined company. The new Kraft Heinz charter will include limitations on the removal of directors as described under the section entitled “Description of Kraft Heinz Capital Stock—Anti-takeover Effects of Certain Provisions of the New Kraft Heinz Charter and the New Kraft Heinz By-Laws—Removal of Directors” beginning on page [—] of this proxy statement/prospectus. See also “Risk Factors—Risks Related to Ownership of Kraft Heinz Common Stock—Following the merger, the Sponsors will have substantial control over the combined company and may have conflicts of interest with the combined company in the future” beginning on page [—] of this proxy statement/prospectus for information regarding the impact of the Sponsors’ substantial control over the combined company.

The following includes a brief biography of each person who is expected to be a director of The Kraft Heinz Company following the merger, including their present positions and qualifications, their principal occupations and directorships held with public corporations during the past five years, their ages and the year they were first elected as a director of Heinz or Kraft, as applicable:

Name	Age	Currently a Director of Heinz / Kraft	First Year Elected a Director of Heinz / Kraft (as applicable)
Mr. Gregory Abel	52	Heinz	2013
Mr. Alexandre Behring (Chairman)	48	Heinz	2013
Mr. Warren E. Buffett	84	Heinz	2013
Mr. John T. Cahill (Vice Chairman)	57	Kraft	2012
Ms. Tracy Britt Cool	30	Heinz	2013
Mr. L. Kevin Cox	51	Kraft	2012
Ms. Jeanne P. Jackson	63	Kraft	2012
Mr. Jorge Paulo Lemann	75	Heinz	2013
Mr. Mackey J. McDonald	68	Kraft	2012
Mr. John C. Pope	66	Kraft	2012
Mr. Marcel Herrmann Telles	65	Heinz	2013

Mr. Gregory Abel

Age: 52

Mr. Abel has served on the Heinz board of directors since June 2013. Mr. Abel is also the Chairman, Director (since 2000), Chief Executive Officer and President of Berkshire Hathaway Energy, an electric and natural gas service provider with more than 11.5 million customers worldwide, Chairman, Director (since 2006), and Chief Executive Officer of PacifiCorp, an affiliate of Berkshire Hathaway Energy, Chairman and Director (since 2011) of Northern Powergrid Holdings Company, an affiliate of Berkshire Hathaway Energy and a Director of AltaLink Management Ltd., Northern Natural Gas Company (since 2002), NV Energy, Inc. (since 2013) and HomeServices of America, Inc. (since 1999), the second-largest residential real estate brokerage firm in the United States, all affiliates of Berkshire Hathaway Energy.

Mr. Abel serves on the board and executive committee of the Edison Electric Institute and the Greater Des Moines Partnership. He also serves on the Nuclear Electric Insurance Limited board of directors; the Kum & Go, L.C. board of directors (since 2009); the executive board of the Mid-Iowa Council Boy Scouts of America (since 1999); the American Football Coaches Foundation board of directors (since 2010) and is a past member of the Drake University board of trustees. Mr. Abel has experience as Chief Executive Officer and director of multiple energy companies. Due to his service as a director in a highly-regulated industry and his management experience, he provides the board of directors with strong operational skills.

Mr. Alexandre Behring (Chairman)

Age: 48

Mr. Behring has served on the Heinz board of directors since June 2013. Mr. Behring is also the Managing Partner of 3G Capital (2004-present) and Director and Chairman of Burger King Worldwide Holdings, Inc. (October 2010-present).

Mr. Behring is a co-founder of 3G Capital and has been its managing partner since 2004. Previously, Mr. Behring spent 10 years at GP Investments, Latin America’s largest private-equity firm, including eight years as a partner and member of the firm’s Investment Committee. He served for seven years, from 1998 through 2004, as CEO of America Latina Logistica, which we refer to as ALL, Latin America’s largest railroad and logistics company. He served as a director of ALL until December 2011. Mr. Behring also serves as an alternate director of Lojas Americanas S.A., a retail chain operator based in Brazil. From July 2008 to May 2011, Mr. Behring served as a director of CSX Corporation, a U.S. rail-based transportation company. Mr. Behring is also currently a director of Burger King Worldwide, Inc., an affiliate of 3G Capital.

Mr. Behring was selected to be a member of the Heinz board of directors because of his extensive leadership experience in developing and operating both public and private companies. Mr. Behring’s particular qualifications and operational, financial and strategic skills strengthen the board of directors’ collective knowledge and capabilities.

Mr. Warren E. Buffett

Age: 84

Mr. Buffett has served on the Heinz board of directors since June 2013. Mr. Buffett is also the Chairman and Chief Executive Officer of Berkshire Hathaway (1970-present) and a Director of The Washington Post Company (May 1996-May 2011).

Mr. Buffett brings over 43 years of experience as Chairman and Chief Executive Officer of publicly traded and private companies, providing the board of directors with a strong background in finance, investing and other complex subjects. His extensive experience in investing and building companies provides the board of directors with strong leadership and an investor’s perspective. Mr. Buffett has pledged all of his Berkshire shares, representing 99% of his net worth, to philanthropic endeavors.

Mr. Buffett has significant investment experience, including the evaluation of strategic opportunities and challenges of Heinz’s business and its competitive and financial position, as well as experience in public and private company financial reporting practices.

Mr. John T. Cahill (Vice Chairman)

Age: 57

Mr. Cahill was appointed as the Chairman and Chief Executive Officer of Kraft effective December 28, 2014. Mr. Cahill had served as Kraft’s non-executive Chairman from March 8, 2014 until this appointment. Prior to that, he served as Kraft’s Executive Chairman since October 1, 2012. He joined Mondelēz International, Inc., a food and beverage company and Kraft’s former parent, on January 2, 2012 as the Executive Chairman Designate, North American Grocery, and served in that capacity until the spin-off of Kraft. Prior to that, he served as an Industrial Partner at Ripplewood Holdings LLC, a private equity firm, from 2008 to 2011. Mr. Cahill spent nine years with The Pepsi Bottling Group, Inc., a beverage manufacturing company, most recently as Chairman and Chief Executive Officer from 2003 to 2006 and Executive Chairman until 2007. Mr. Cahill previously spent nine years with PepsiCo, Inc., a food and beverage company, in a variety of leadership positions. He currently serves as lead independent director of American Airlines Group and is also a director at Colgate-Palmolive Company and a former director of Legg Mason, Inc.

Mr. Cahill has extensive experience in the food and beverage industry, having served as Chairman and CEO of Kraft and in various key roles at other food and beverage companies. Mr. Cahill brings leadership, operating, marketing and product development experience, as well as insight into accounting and financial subjects.

Ms. Tracy Britt Cool

Age: 30

Ms. Cool has served on the Heinz board of directors since June 2013. Ms. Cool is also the Chairman of Benjamin Moore, a leading manufacturer and retailer of paints and architectural coatings (June 2012-present), Chairman of Larson-Juhl, a manufacturer and distributor of wood and metal framing products (January 2012-present), Chairman of Oriental Trading, a direct merchant of party suppliers, arts and crafts, toys and novelties (November 2012-present) and Chairman of Johns Manville, a manufacturer of commercial and industrial roofing systems, fire-protection systems, thermal and acoustical insulation, glass textile wall coverings and flooring (November 2012-present).

Ms. Cool received her B.A. from Harvard University in 2007 and her M.B.A. from Harvard Business School in 2009. Ms. Cool was hired by Berkshire Hathaway in December 2009 as Financial Assistant to the Berkshire Hathaway Chairman. Ms. Cool is also a co-founder of Smart Woman Securities, a nonprofit organization with the goal of educating women about managing their finances.

Ms. Cool has experience as chairman of several Berkshire Hathaway subsidiaries, as well as insight into financial, investment and other complex subjects as a result of her experience as Financial Assistant to the Chairman of Berkshire Hathaway.

Mr. L. Kevin Cox

Age: 51

Mr. Cox has served on the Kraft board since October 2012. Mr. Cox has served as Chief Human Resources Officer of American Express Company, a global provider of payment solutions and travel-related services for consumers and businesses, since April 2005. Prior to that, he spent 16 years at PepsiCo, Inc., a food and beverage company, and The Pepsi Bottling Group, Inc., a beverage manufacturing company, where he served in a variety of leadership positions in strategy, business development, technology and human resources. Mr. Cox is currently a director of The Corporate Executive Board Company and was formerly a director of the Chefs’ Warehouse, Inc.

Mr. Cox received a Bachelor’s Degree from Marshall University and a Master of Labor and Industrial Relations from Michigan State University.

Due to his 16 years of experience in various leadership positions at global food and beverage companies, Mr. Cox brings leadership and operating experience as well as broad industry knowledge.

Ms. Jeanne P. Jackson

Age: 63

Ms. Jackson has served on the Kraft board since October 2012. Ms. Jackson currently serves as a director of McDonald’s Corporation and was formerly a director of Motorola Mobility Holdings, Inc.

Ms. Jackson has served as President, Product and Merchandising of NIKE, Inc., a designer, marketer and distributor of athletic footwear, equipment and accessories, since July 1, 2013. She previously served as President, Direct to Consumer at NIKE, Inc. from 2009 until July 2013. Prior to that, she founded and served as the Chief Executive Officer of MSP Capital, a private investment company, from 2002 to 2009 and as Chief Executive Officer of Walmart.com, a private eCommerce enterprise, from 2000 to 2002. Ms. Jackson previously served in various leadership positions at Gap Inc., Victoria’s Secret, Saks Fifth Avenue and Federated Department Stores, Inc., all clothing retailers, and Walt Disney Attractions, Inc., the theme parks and vacation resorts division of The Walt Disney Company, a mass media company.

Ms. Jackson received a Bachelor’s Degree from the University of Colorado and a Master of Business Administration from Harvard University.

Ms. Jackson brings leadership, operating and marketing experience as a result of her experience as a current and former senior executive with several major consumer retailers. Having supervised principal financial officers and served on audit committees of several public companies, Ms. Jackson also has knowledge of accounting and financial subjects.

Mr. Jorge Paulo Lemann

Age: 75

Mr. Lemann has served on the Heinz board of directors since June 2013. Mr. Lemann is also a Founding Partner of 3G Capital (2004-present) and a Director of Anheuser-Busch InBev (2004-present).

Mr. Lemann founded and was senior partner of Banco de Investimentos Garantia S.A. in Brazil from 1971 through June 1998. Until early 2005, Mr. Lemann was Director of The Gillette Company, Swiss Re and of Lojas Americanas. He was also Chairman of the Latin American Advisory Committee of the New York Stock Exchange. Mr. Lemann is co-founder and board of directors member of Fundação Estudar, a non-profit organization that provides scholarships for Brazilians and Endeavor, an international non-profit organization that supports entrepreneurs in emerging markets. Mr. Lemann is a member of JP Morgan International Council since 2012.

Mr. Lemann has experience as a director of a consumer products company and has strong international experience in the beverage industry. He also has broad knowledge of strategy, investing and business development.

Mr. Mackey J. McDonald

Age: 68

Mr. McDonald has served on the Kraft board since October 2012. Mr. McDonald has served as a Senior Advisor to Crestview Partners, a private equity firm, since 2008. Prior to that, he served at VF Corporation, an apparel manufacturer, as Chief Executive Officer from 1996 to 2008 and as President from 1993 to 1996. Mr. McDonald also served at VF Corporation as a director from 1993 to 1998 and as Chairman of the Board from 1998 to 2008. Mr. McDonald currently serves as a director of Hyatt Hotels Corporation and was formerly a director of Mondelez International and Wells Fargo & Company.

Mr. McDonald received a Bachelor’s Degree from Davidson College and a Master of Business Administration from Georgia State University.

As former President and Chief Executive Officer of a global consumer products company, Mr. McDonald brings industry knowledge as well as leadership and operating experience.

Mr. John C. Pope

Age: 66

Mr. Pope has served on the Kraft board since August 2012.

Mr. Pope has served as Chairman of PFI Group, LLC, a financial management firm, since 1994. Mr. Pope also serves as Chairman of the Board of R.R. Donnelley and Sons Co. since May 2014. From November 2004 to December 2011, he served as Chairman of the Board of Waste Management, Inc., a provider of comprehensive waste management services. Mr. Pope also served as Chairman of the Board of MotivePower Industries, Inc., a manufacturer and remanufacturer of locomotives and locomotive components, from December 1995 to November 1999. Prior to joining MotivePower Industries, Inc., Mr. Pope served in various capacities at United Airlines, a U.S.-based airline, and its parent, UAL Corporation, including as Director, Vice Chairman, President, Chief Operating Officer, Chief Financial Officer and Executive Vice President, Marketing and Finance.

Mr. Pope is Chairman of the Board of R.R. Donnelley and Sons Co. and a director of Con-way, Inc. and Waste Management, Inc. Mr. Pope was formerly a director of Dollar Thrifty Automotive Group, Inc., Mondelez International and Navistar International Corporation.

Mr. Pope received a Bachelor’s Degree from Yale University and a Master of Business Administration from Harvard University.

Mr. Pope has served as Chairman of a financial management firm and in several key leadership roles at a global company, including as Chief Financial Officer. This combined with his experience as an audit committee member of several public companies has given him accounting and financial expertise, as well as leadership, operating and marketing experience.

Mr. Marcel Herrmann Telles

Age: 65

Mr. Telles has served on the Heinz board of directors since June 2013. Mr. Telles is also a Founding Partner of 3G Capital (2004-present), a Director of Anheuser-Busch InBev (2004-present) and a Director of AmBev (2000-present).

Mr. Telles served as a member of the board of directors of Lojas Americanas S.A., and as Chief Executive Officer of Companhia Cervejaria Brahma (which became AmBev in 2002) from 1989 to 1999. He also served as a member of the board of directors of Burger King Worldwide Holdings, Inc. from 2010 to 2013. From 2009 to 2013, he served as a member of the Advisory Board of ITAU-UNIBANCO, a banking conglomerate based in Brazil. He serves on the board of directors of Fundação Estudar, a not-for-profit foundation in Brazil, and on the board of directors of ISMART, a not-for-profit foundation.

Mr. Telles has experience as the Chief Executive Officer of a large brewing company and major consumer brand and as a director of multiple public and private companies in various industries. He has knowledge of strategy and business development, finance, supply chain management and distribution and leadership development.

Director Independence

As required under the [—] listing standards, which are referred to in this proxy statement/prospectus as the [—] listing standards, a majority of the members of The Kraft Heinz Company’s board of directors must qualify as “independent”, as affirmatively determined by the board of directors within one year of listing. The Kraft Heinz Company board of directors will consult with internal counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in the pertinent [—] listing standards, as in effect from time to time. It is currently expected that 10 directors of The Kraft Heinz Company will be independent directors within the meaning of the applicable [—] listing standards.

Board Committees

The board of directors of The Kraft Heinz Company will have an Operations and Strategy Committee comprised of three members, including Mr. John T. Cahill, (who will be the Chair of the Operations and Strategy Committee) and two members selected by Heinz with one such member being affiliated with 3G Capital and the other with Berkshire Hathaway. In addition, the board of directors of The Kraft Heinz Company following the merger will have a standing audit committee, a compensation committee and a nominating and corporate governance committee. Mr. John C. Pope will serve as chair of the audit committee of the board of directors of The Kraft Heinz Company. At the time of listing, The Kraft Heinz Company will be required to have at least one director satisfying the independence requirements for directors serving on an audit committee, as prescribed by the [—] listing standards and SEC rules and regulations.

Executive Officers

Pursuant to the merger agreement, Heinz and Kraft expect that immediately following the merger, Mr. Bernardo Hees will continue as Chief Executive Officer of the combined company. The rest of The Kraft Heinz Company’s executive team will be identified in due course prior to the closing of the merger. Information about Kraft’s current executive officers is incorporated by reference into this proxy statement/prospectus from Kraft’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014, the Definitive Proxy Statement for Kraft’s 2015 Annual Meeting filed with the SEC on March 18, 2015 and Kraft’s current reports on Form 8-K that are incorporated by reference herein. Information about Heinz’s current executive officers is set out below.

Name	Age	Position
Bernardo Hees	45	Chief Executive Officer
Paulo Basilio	40	Chief Financial Officer
Matt Hill	44	Zone President of Heinz Europe
Eduardo Luz	42	Zone President of Heinz North America
Eduardo Pelleissone	41	Executive Vice President of Operations
Marcos Romaneiro	32	Zone President of Heinz Asia Pacific

Bernardo Hees is the Chief Executive Officer of Heinz. Previously, Mr. Hees served as Chief Executive Officer of Burger King Worldwide Holdings, Inc. from 2010 to June 2013 and Burger King Worldwide, Inc. from June 2012 to June 2013 and as Chief Executive Officer of ALL from January 2005 to September 2010. Mr. Hees has also been a Partner at 3G Capital since July 2010. Mr. Hees has experience as Chief Executive Officer of Burger King and for a large railroad and logistics company based in Brazil. He has knowledge of strategy and business development, finance, marketing and consumer insight, risk assessment, leadership development and succession planning. Mr. Hees earned a degree in Economics from the Pontifícia Universidade Católica (Brazil) and an MBA from the University of Warwick (United Kingdom). Mr. Hees joined Heinz in June 2013.

Paulo Basilio is the Chief Financial Officer of Heinz since June 2013 and serves as its Executive Vice President. Mr. Basilio has been a partner at an affiliate of 3G Capital since July 2012 and previously served as Chief Executive Officer of ALL from September 2010 to June 2012, after having served as ALL’s Chief Operating Officer (2010), Chief Financial Officer (2009) and Analyst. While at ALL, Mr. Basilio was responsible for revenue growth and led the acquisition of three new operating subsidiaries through transactions with other strategic logistics companies. Mr. Basilio holds a M.Sc. in Economics from Fundacao Getulio Vargas in Brazil.

Matt Hill is the Zone President of Heinz Europe since June of 2013. Prior to his appointment, Mr. Hill was President of Heinz UK & Ireland, the second largest business for Heinz globally. Mr. Hill joined Heinz in 2010 as Chief Marketing Officer for the UK & Ireland and was promoted after four months to Chief Commercial Officer managing Sales and Marketing, and responsible for delivery of the Annual Plan. He was promoted to President UK & Ireland in April 2012. Prior to joining Heinz, Mr. Hill spent 17 years at Unilever in a variety of UK, European and Global marketing roles including 7 years at a Vice President level. Mr. Hill has 20 years’ experience in the consumer packaged goods food industry. He brings experience of chilled, ambient and frozen product categories, of retail and foodservice channels, and of developed and emerging markets. Mr. Hill is an Economics graduate from the University of Warwick (United Kingdom). He is based in the United Kingdom and travels extensively throughout Europe.

Eduardo Luz is the Zone President for Heinz North America since January of 2014. In his current role at Heinz, Mr. Luz has responsibilities for North America, encompassing both the Consumer Products and Food Service Businesses for the United States and Canada. He also serves as Chief Marketing Officer for Heinz North America, with direct responsibilities on strategy, innovation and brand equity creation. Before that, between June and December 2013, Mr. Luz managed the Consumer Products division for Heinz in North America. Prior to joining Heinz, Mr. Luz was CEO of a privately-owned Brazilian consumer packaged goods company, Flora, from 2011 to 2013. Prior to that, Mr. Luz worked for Unilever, as Vice President, in charge of the Personal Care division in Brazil between 2010 and 2011. Earlier on his career, Mr. Luz occupied several general management, sales and marketing positions at Anheuser-Busch InBev. He has experience in diverse consumer packaged goods categories such as Beverages, Personal Care, Home Care and Foods, and has worked on international assignments in four different continents. Mr. Luz holds a Master’s degree in Business Administration from The Wharton School, with concentrations in Marketing and Operations.

Eduardo Pelleissone joined Heinz in July 2013 and is the Executive Vice President of Operations. His professional experience includes joining 3G Capital as the Director of Private Equity to manage Special Situation Funds through which 3G Capital pursued investment opportunities. Prior to joining Heinz, Mr. Pelleissone was Chief Executive Officer of ALL (from 2012 to 2013). Previously, Mr. Pelleissone held the roles of Chief Operating Officer (from 2011 to 2012) and Commercial VP of the Agriculture Segment (from 2004 to 2011). While at ALL, Mr. Pelleissone was responsible for revenue growth and led the acquisition of three new operating subsidiaries through transactions with other strategic logistics companies. Before joining ALL, Mr. Pelleissone held several positions at Glencore Importadora e Exportadora SA. Mr. Pelleissone also serves as a Chairman of Brado Logistics S/A, Vetria Mining S/A, and Ritmo Logistics S/A, all subsidiaries of ALL. In addition, Mr. Pelleissone is a director of the Federation of Industries of the State of Sao Paulo, Brazil, the largest professional association of Brazilian industry, and is a director of the National Association of Rail Transport, a Brazilian civil nonprofit entity that promotes the development and improvement of rail transport in Brazil. In his role as Vice President of Operations, Mr. Pelleissone has responsibility for supply chain, procurement and operations. Mr. Pelleissone has a Master in Business Administration in Logistics, Operations and Services from COPPEAD in Brazil.

Marcos Romaneiro is the Zone President of Heinz Asia Pacific since June of 2014. Prior to being appointed Zone President of Heinz Asia Pacific, Mr. Romaneiro was the Senior Vice President, Global Finance at Heinz from June 2013 to May 2014 and was responsible for Planning, Treasury and Tax. Previously, from January 2012 to May 2013, Mr. Romaneiro was Vice President at 3G Capital and was responsible for sourcing, negotiating and executing private equity transactions. Prior to joining 3G Capital, Mr. Romaneiro spent six years in private equity including at Cerberus Capital Management and, from January 2010 to December 2011, as an Associate at Vestar Capital Partners. Mr. Romaneiro is a graduate of Brown University with a Business Economics degree and is a former professional soccer player.

The executive officers of the combined company will be elected by, and will serve at the discretion of, The Kraft Heinz Company board of directors. There are no family relationships among any of the currently expected directors and executive officers of the combined company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides the disclosure required by Item 402 of Regulation S-K, outlines the compensation philosophy and objectives of Heinz and describes the elements of compensation for Heinz’s senior management in 2014.

The named executive officers of Heinz who currently remain employed by Heinz, who we refer to as the NEOs, are:

Name	Title
Bernardo Hees	Chief Executive Officer
Paulo Basilio	Chief Financial Officer
Eduardo Pelleissone	Executive Vice President, Operations
Matt Hill	Zone President, Europe
Marcos Romaneiro	Zone President, Asia Pacific

Heinz’s Compensation Philosophy

Heinz’s compensation program is based on a pay-for-performance philosophy and was designed to accomplish each of the following goals:

•	Rewarding superior financial and operational performance;

•	Placing a significant portion of compensation at risk if performance goals are not achieved;

•	Aligning the interests of the NEOs with those of Heinz’s shareholders; and

•	Enabling Heinz to attract, retain and motivate top talent.

As described in further detail below, consistent with these goals, Heinz’s compensation program has been designed with a view toward linking a significant portion of the compensation of each of Heinz’s NEOs to company and individual performance and the growth in the value of Heinz.

Compensation Oversight

As a private company, the Heinz board of directors has not historically designated a compensation committee. Instead, the full Heinz board of directors has been integrally involved in the design of Heinz’s compensation program and decisions with respect to executive compensation.

Effective as of the closing of the merger, the Heinz board of directors will designate a compensation committee that will assume primary responsibility for the design of the compensation program for The Kraft Heinz Company and decisions with respect to executive compensation.

Elements of Compensation Program

As noted above, Heinz’s compensation program is based on a pay-for-performance philosophy. This section of the CD&A will provide an overview of each element of the Heinz compensation program and describe both the process for determining such compensation and how such compensation relates to Heinz’s pay-for-performance philosophy.

In 2014, Heinz provided the following types of compensation to the NEOs:

•	Base salaries;

•	Annual cash incentive opportunities under the Performance Bonus Plan;

•	Long-term incentive opportunities under the 2013 Omnibus Incentive Plan;

•	Retirement benefits;

•	Health and welfare benefits; and

•	Limited perquisites.

Base Salaries

The Heinz board of directors believes that it is important that each of the NEOs receive a base salary that is competitive for the marketplace to provide appropriate balance between fixed and variable compensation.

The base salary of each of the NEOs in 2014 is set forth in the table below:

Name	Base Salary
Bernardo Hees	$1,000,000
Paulo Basilio	$500,000
Eduardo Pelleissone	$500,000
Matt Hill	$583,903	(1)
Marcos Romaneiro	$445,362	(2)

(1)	Mr. Hill’s base salary is paid in British pounds. The amount shown in the table above is based on an average daily exchange rate of 1.6448 USD/GBP.
(2)	Mr. Romaneiro’s base salary is paid in Singapore dollars. The amount shown in the table above is based on an average daily exchange rate of 0.7898 USD/SGD.

The initial base salary of each NEO was negotiated in connection with the hiring of such NEO, and was approved by the Heinz board of directors. In connection with such negotiations, Heinz reviews market-based survey data published by the Hay Group for informational purposes only, but does not formally benchmark compensation or target compensation levels at any particular percentile of the market-based survey data. Thereafter, Heinz reviews base salaries annually for merit-based increases. The Heinz board of directors has responsibility for the review of Mr. Hees’ compensation. Mr. Hees has primary responsibility for the review of the compensation of each of the executives who report directly to him, including each other NEO, and makes salary recommendations to the Heinz board of directors.

Heinz believes that the base salary review process serves Heinz’s pay-for-performance philosophy because pay increases are generally merit-based and dependent on the NEO’s success and achievement in his role. In addition, each NEO’s target annual incentive award opportunity, as described below, is based on a percentage of his base salary. Therefore, as NEOs earn merit based salary increases, their annual incentive award opportunities also increase proportionately.

Annual Performance-Based Incentives

Heinz grants performance-based incentive award opportunities under the Performance Bonus Plan. The Performance Bonus Plan provides participants with an opportunity to earn compensation that is determined based on both individual achievement of pre-determined performance goals and corporate financial performance related to the organic change in EBITDA.

The formula for determining an executive’s annual incentive award payout is set forth below:

Target Award X Individual Achievement Percentage X Organic Change in EBITDA Multiplier = Bonus Payout

Target Award. Each NEO is granted a target annual incentive award opportunity prior to the beginning of each year. As described above, the target annual incentive award opportunity is set at a percentage of the NEO’s annual base salary. In 2014, each NEO had the opportunity to earn up to 130% of his target annual incentive award depending on achievement of individual and corporate financial performance goals.

The target annual incentive award opportunity of each of the NEOs in 2014 is set forth in the table below:

Name	Target Annual Incentive Percentage	Target Annual Incentive Award
Bernardo Hees	200% of Base Salary	$2,000,000
Paulo Basilio	150% of Base Salary	$750,000
Eduardo Pelleissone	150% of Base Salary	$750,000
Matt Hill	150% of Base Salary	$875,854	(1)
Marcos Romaneiro	150% of Base Salary	$673,789	(2)

(1)	Mr. Hill’s compensation is paid in British pounds. The amount shown in the table above is based on an average daily exchange rate of 1.6448 USD/GBP.
(2)	Mr. Romaneiro’s compensation is paid in Singapore dollars. The amount shown in the table above is based on an average daily exchange rate of 0.7898 USD/SGD.

Due to the nature of Mr. Hees’ role and responsibilities, his target bonus as a percentage of his base salary is greater than that of the other NEOs.

Performance Goal Setting Process; Management by Objective System. As noted above, the payouts under the Performance Bonus Plan are determined based on individual achievement of pre-determined challenging performance goals and corporate financial performance.

At the beginning of each year, the Heinz board of directors establishes a series of goals for Heinz for the year. These performance goals then “cascade” throughout the organization. First, the Heinz board of directors establishes a series of individual performance goals for Mr. Hees, which we refer to as “Management by Objective” goals that are tracked through objective quantitative metrics, which we refer to as “Key Performance Indicators”. Then, in consultation with the Heinz board of directors, Mr. Hees establishes corresponding goals for each of his direct reports (including the other NEOs), who in turn establish such goals for their direct reports.

In addition to individual performance goals, each participant’s annual incentive award payout is subject to a multiplier based on Heinz’s organic change in EBITDA for the period, in certain circumstances based on organic change in global EBITDA and in other cases based on a blend of organic change in global EBITDA and organic change in EBITDA of the geographic zone in which the participant is engaged. Organic change in EBITDA is defined as the year over year growth in EBITDA excluding the effects of (i) foreign currency fluctuations and (ii) acquisitions, divestitures and discontinued operations.

Heinz believes that the Performance Bonus Plan serves Heinz’s pay-for-performance philosophy because annual incentive award payouts are based on achievement of individual and corporate performance goals. Heinz further believes that the process of cascading objectives serves to maintain consistent and coherent performance goals throughout the organization, which further serves to provide employees with an incentive to contribute toward the overall performance goals of the organization as a whole.

Performance Goal Monitoring. The Heinz board of directors believes that periodic performance evaluation and monitoring of the Management by Objective goals and Key Performance Indicators is essential to evaluating Performance Bonus Plan participants and guiding Heinz toward the achievement of short and long-term performance goals. As a result, each participant in the Performance Bonus Plan receives a quarterly appraisal and discussion with respect to his or her progress relative to his or her performance goals. Similar to the goal setting process, the Heinz board of directors performs such an appraisal for Mr. Hees, Mr. Hees performs the appraisal for each of his direct reports (including the other NEOs) and such evaluations further cascade throughout the organization.

Individual Achievement Percentage. At the end of each year, each participant in the Performance Bonus Plan is assigned a final individual performance rating. The Heinz board of directors assigns the final performance rating for Mr. Hees, Mr. Hees assigns the final performance rating for his direct reports (including the other NEOs) and such evaluation process cascades throughout the organization. In 2014, based on a review of the achievement of the Management by Objective goals, the Heinz board of directors assigned a performance score of 82.3% for Mr. Hees, and Mr. Hees assigned performance scores of 98.0%, 85.0%, 87.5% and 71.9% for each of Messrs. Basilio, Pelleissone, Hill and Romaneiro, respectively.

Organic Change in EBITDA Multiplier. As discussed above, each participant’s annual incentive award payout is subject to a multiplier based on Heinz’s organic change in EBITDA for the period, in certain circumstances based on organic change in global EBITDA and in other cases based on a blend of organic change in global EBITDA and organic change in the EBITDA of the geographic zone in which the participant is engaged. The organic change in EBITDA multiplier for Messrs. Hees, Basilio and Pelleissone was based on the organic change in global EBITDA and for Messrs. Hill and Romaneiro was based on a combination of organic change in global EBITDA and organic change in the EBITDA for their respective geographic regions. For Mr. Hill, the organic change in EBITDA multiplier was weighted 40% to organic change in global EBITDA and 60% weighted to organic change in Europe EBITDA. For Mr. Romaneiro, the organic change in EBITDA multiplier was weighted 100% to organic change in global EBITDA for the January-May period prior to him assuming his new role as Zone President, Asia Pacific in June 2014 and was weighted 40% to organic change in global EBITDA and 60% weighted to organic change in Asia Pacific EBITDA for the portion of the year following his assumption of that new role.

Performance Metric	Hurdle	Target	Maximum	Actual	% of Target
Organic Change in Global EBITDA	28%	42%	57%	36%	87%
Organic Change in Europe EBITDA	25%	37%	49%	37%	100%
Organic Change in Asia Pacific EBITDA	36%	54%	71%	36%	70%

The Heinz board of directors and Chief Executive Officer may adjust the incentive award payout for any executive up or down by up to 15% based on a qualitative evaluation of Heinz’s performance and the individual executive’s performance. In 2014, the Heinz board of directors adjusted the incentive payout for Mr. Hees by (15%), and Mr. Hees adjusted the incentive payouts for Messrs. Basilio, Pelleissone, Hill and Romaneiro by 10%, (10%), (5%) and 10%, respectively.

In 2014, the NEOs earned the annual cash incentive award payout set forth in the table below:

Name	Annual Incentive Award Payout
Bernardo Hees	$1,215,000
Paulo Basilio	$700,000
Eduardo Pelleissone	$500,000
Matt Hill	$690,815	(1)
Marcos Romaneiro	$434,410	(2)

(1)	Mr. Hill’s compensation is paid in British pounds. The amount shown in the table above is based on an average daily exchange rate of 1.6448 USD/GBP.
(2)	Mr. Romaneiro’s compensation is paid in Singapore dollars. The amount shown in the table above is based on an average daily exchange rate of 0.7898 USD/SGD.

Long-Term Incentive Compensation

Heinz provides long-term incentive compensation through the grant of equity-based awards under the H.J. Heinz Holding Corporation 2013 Omnibus Incentive Plan, which we refer to as the 2013 Omnibus Incentive Plan, generally in the form of stock options. The grant of stock options typically occurs in two forms. First, the

Heinz board of directors or senior management may grant stock options to eligible employees on a discretionary basis, which we refer to as Discretionary Stock Option Awards. Second, from time to time, Heinz permits employees to use a portion of their annual incentive payout to purchase shares of Heinz common stock, which we refer to as the Bonus Swap Program.

Discretionary Stock Option Awards. From time to time, the Heinz board of directors or senior management makes discretionary stock option awards to employees. These awards are not necessarily made on an annual basis, but rather at such time as the Heinz board of directors or senior management determine appropriate. Stock options are granted with an exercise price based on the value of Heinz common stock on the grant date and thus have value only to the extent that the value of Heinz increases after the grant date. Stock options typically vest over a five year period. In 2014, only Mr. Romaneiro received a discretionary award of stock options (200,000 stock options) in connection with his expanded duties upon assumption of the role of Zone President, Asia Pacific.

Bonus Swap Program. As part of its commitment to partnering with its executives and fostering an ownership mentality, Heinz permits its executives to invest a portion of their annual incentive payout in Heinz common stock and leverage that investment through the issuance of matching stock options. Matching stock options are granted with an exercise price based on the value of Heinz common stock on the grant date and thus only have value to the extent that the value of Heinz increases after the grant date. Matching options vest over a five year period. In 2014, each of the NEOs participated in the Bonus Swap Program with respect to annual cash incentive payouts for 2013.

Heinz believes that its long-term incentive compensation serves Heinz’s pay-for-performance philosophy and aligns the interests of participants with those of Heinz’s shareholders because the stock options have value to participants only in the event that the value of Heinz increases following the grant date.

The number of investment shares purchased and the number of matching options granted under the Bonus Swap Program in 2014 with respect to the NEOs are set forth in the table below:

Name	Purchased Shares	Matching Options
Bernardo Hees	55,800	223,200
Paulo Basilio	21,577	86,296
Eduardo Pelleissone	20,918	83,672
Matt Hill	12,279	49,116
Marcos Romaneiro	14,406	50,421

Cash Equivalent RSU Replacement. In December 2013, as part of the transition of Heinz to new ownership, senior management established a cash-based RSU replacement award for individuals who were previously eligible for an annual grant of performance-based RSUs, which we refer to as the Cash Equivalent RSU Replacement. The award was meant to replace the award opportunity during the 6-month period of July 1, 2013 to December 29, 2013. These awards vest ratably on each of the first four anniversaries of the grant date. The first 25% was paid to participants on December 31, 2014. The only NEO who participates in the Cash Equivalent RSU Replacement is Mr. Hill.

Retirement Programs

Heinz maintains a tax-qualified 401(k) plan to allow employees to save for retirement in a tax-efficient manner. In 2014, Messrs. Hees, Basilio, Pelleissone and Romaneiro participated in the Heinz 401(k) plan. The Heinz 401(k) plan is broadly available to eligible employees and does not discriminate in favor of the NEOs or other members of senior management. Heinz provides a 4% matching contribution to the 401(k) plan. In addition, Mr. Hill participated in a Heinz defined contribution scheme in the United Kingdom and Mr. Romaneiro participated in the Heinz Global Pension Plan, a defined contribution plan for international employees, following his relocation to Singapore. The NEOs do not participate in any defined benefit pension plans, non-qualified deferred compensation plans or supplemental retirement or executive savings plans.

Health and Welfare Benefits

Heinz provides health and welfare insurance benefits to employees, including the NEOs. The Heinz health and welfare plans are broadly available to eligible employees and do not discriminate in favor of the NEOs or other members of senior management.

Limited Perquisites

From time to time Heinz provides limited perquisite benefits. In 2014, Heinz provided relocation benefits to each of the NEOs (except Mr. Hill) in connection with relocation for business reasons, and immigration benefits to each of the NEOs (except Mr. Hill and Mr. Romaneiro) for the same reasons. In addition, Heinz provided Mr. Romaneiro with a limited housing allowance.

Risk Analysis of NEO Compensation Policies and Practices

Members of Heinz’s senior management reviewed the design of Heinz’s annual and long-term incentive programs for NEOs in achieving Heinz’s objective of an appropriate balance between risk and potential reward for executives. Based on an assessment of current programs it was concluded that the 2014 executive compensation plans were designed in a manner to:

•	Achieve a balance of short and long-term performance aligned with key stakeholder interests;

•	Discourage executives from taking unnecessary or excessive risks that would threaten the reputation and/or sustainability of Heinz; and

•	Encourage appropriate assumption of risk to the extent necessary for competitive advantage purposes.

Management Changes in 2014

Executive-level appointments included Eduardo Luz (Zone President, North America) and Marcos Romaneiro (Zone President, Asia Pacific).

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of each of the NEOs in 2014, and with respect to Messrs. Hees and Basilio, who were also NEOs in 2013, compensation information for 2013.

			Bonus			Non-Equity Incentive Plan Compensation
Name and Principal Position	Year	Salary ($)	Annual Incentive Plan and Long Term Performance Program Awards ($)	Stock Awards(3) ($)	Option Awards(1) ($)	Performance Bonus Plan Awards(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total(5) ($)
B. Hees	2014	1,000,000	—	—	542,376	1,215,000	—	56,358	2,813,734
Chief Executive Officer	2013	561,538	—	—	7,290,000	1,166,667	—	24,821	9,043,026

P. L. Basilio	2014	500,000	—	—	209,699	700,000	—	26,552	1,436,251
Chief Financial Officer	2013	280,769	—	—	2,916,000	437,500	—	152,406	3,786,675

E. M. Pelleissone	2014	500,000	—	—	203,323	500,000	—	55,189	1,258,512
EVP, Operations	—

M. Hill	2014	583,903	—	18,247	119,352	690,815	—	84,600	1,496,917
Zone President, Heinz Europe	—

M. Romaneiro	2014	445,362	—	—	614,523	434,410	—	249,279	1,743,574
Zone President, Heinz Asia Pacific

(1)	The value of the stock option awards is equal to their grant date fair value as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the stock option awards in this column, see Note 14, “Employees’ Stock Incentive Plans” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.
(2)	Amounts reported in this column reflect the 2014 Performance Bonus Plan awards that were attributable to either actual business unit or individual performance results against target goals. The bonuses were paid in cash to each NEO after the end of 2014.
(3)	In December 2013, as part of the transition of Heinz to new ownership, senior management established a cash-based RSU replacement award for those who were previously eligible for an annual grant of performance-based RSUs. The award was meant to replace the award opportunity during the 6-month period of July 1, 2013 to December 29, 2013. This award program is described in the CD&A and below under “Cash Equivalent RSU Replacement”. The award vests ratably on each of the first four anniversaries of the grant date. The first 25% was paid on December 31, 2014. Mr. Hill was the only NEO who participated in this award in 2014. The value of the stock award is equal to its grant date fair value as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the stock awards in this column, see Note 14, “Employees’ Stock Incentive Plans” in the section entitled “Notes to Consolidated Financial Statements (audited)” beginning on page [—] of this proxy statement/prospectus.
(4)	For Mr. Hees, represents a matching contribution to the Heinz 401(k) ($17,550), immigration and relocation benefits and basic life insurance coverage. For Mr. Basilio, represents a matching contribution to the Heinz 401(k) ($17,150), immigration and relocation benefits and basic life insurance coverage. For Mr. Pelleissone, represents a matching contribution to the Heinz 401(k) ($10,483), immigration and relocation benefits, tax support and basic life insurance coverage. For Mr. Hill, represents a matching contribution to a U.K. defined contribution scheme ($19,289), a payment in lieu of defined benefit pension benefits ($51,357) and a car allowance. For Mr. Romaneiro, represents a matching contribution to the Heinz 401(k) ($13,101), relocation benefits, tax support, a housing allowance ($116,667) and basic life insurance coverage.
(5)	Foreign currency conversion based on daily average for calendar year 2014. Mr. Hill’s compensation was converted based on 1.6448 USD/GBP. Mr. Romaneiro’s compensation was converted based on 0.7898 USD/SGD for the period from June—December.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding the grant of plan-based awards for each of the NEOs in 2014.

			Estimated Future Payments Under Non-Equity Incentive Plan Awards
Name	Award Type	Grant Date	Minimum ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
B. Hees	PBP(1)		$—	$2,000,000	$2,600,000
	Matching Options	February 14, 2014					223,200	$10.00	$542,376

P. L. Basilio	PBP(1)		$—	$750,000	$975,000
	Matching Options	February 14, 2014					86,296	$10.00	$209,699

E. M. Pelleissone	PBP(1)		$—	$750,000	$975,000
	Matching Options	February 14, 2014					83,672	$10.00	$203,323

M. Hill	PBP(1)		$—	$875,854	$1,138,611
	Matching Options	February 14, 2014					49,116	$10.00	$119,352

M. Romaneiro	PBP(1)		$—	$673,789	$875,925
	Matching Options	February 14, 2014					50,421	$10.00	$122,523
	Discretionary Stock Options	May 14, 2014					200,000	$10.00	$492,000

(1)	Mr. Hees’s target amount reflects the target award of 200% of base salary. The target award for each of Messrs. Basilio, Pelleissone, Hill and Romaneiro is 150% of base salary. The minimum amount is $0 and the maximum amount reflects 130% of the target amount. The actual payment is based on achievement of individual and corporate performance goals. Annual incentive award payments were made in cash to each NEO after the end of 2014 based on actual results achieved. Actual amounts earned are reflected in the Summary Compensation Table under Performance Bonus Plan Awards.

The following narratives provide additional information about the various 2014 compensation plans, programs and policies reflected in the Summary Compensation Table and Grants of Plan-Based Awards table.

Employment Agreements

The NEOs do not have written or unwritten employment agreements.

Performance Bonus Plan

Information regarding the Performance Bonus Plan and the calculation of annual incentive awards thereunder can be found in the CD&A under the heading “Annual Performance-Based Incentives”.

2013 Omnibus Incentive Plan

Information regarding the 2013 Omnibus Incentive Plan and awards made in 2014 can be found in the CD&A under the heading “Long-Term Incentive Compensation” and below under the heading “2013 Omnibus Incentive Plan”.

Each NEO agreed, pursuant to the stock option award agreements, to non-competition, non-solicitation, and confidentiality covenants. In the event of any breach by the NEO of these covenants, the NEO must immediately return to Heinz the pretax income resulting from any exercise of the options or any portion thereof, unless such exercise occurred more than twelve months prior to the date of the termination of the NEO’s employment with Heinz. A breach of these covenants could also result in the forfeiture of any unexercised portion of the options.

In the event of involuntary termination without cause, retirement, death, and disability, the stock options granted to the NEOs would vest as if 20% of the shares vested on each annual anniversary date of the specific grant. For all other terminations and for voluntary resignations, the unvested stock options will be forfeited. Beginning on the termination date, the exercise period is 90 days for termination without cause and resignation and one year for retirement, death and disability.

Upon a change in control of Heinz, there is accelerated vesting for all unvested stock options, unless the awards are assumed or otherwise continued.

Cash Equivalent RSU Replacement

Information regarding the Cash Equivalent RSU Replacement can be found in the CD&A under the heading “Long-Term Incentive Compensation”. Mr. Hill agreed to non-competition, non-solicitation, and confidentiality covenants pursuant to his award agreement. In the event of the retirement, death or disability of Mr. Hill, the unvested portion of the award will immediately vest and be paid as soon as administratively possible. If Mr. Hill’s employment is terminated without cause and he is not retirement eligible, any unvested portion of the award will be forfeited unless he executes a release of claims against Heinz, in which case the award will continue to vest in accordance with the vesting schedule, but in no event later than the last business day of the month of the one year anniversary of the date of termination. If Mr. Hill’s employment is terminated without cause and he is retirement eligible, the termination will be treated like retirement and any unvested portion of the award as of the termination date will be treated in the same manner as in the case of retirement, death or disability. For all other terminations, the unvested award would be forfeited.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth each NEO’s Outstanding Equity Awards, as of the end of 2014.

		Option Awards							Stock Awards
Name	Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
B. Hees	2014 2013	— —	223,200 3,000,000	(2) (1)	— —	$ $	10.00 10.00	February 14, 2024 July 1, 2023	—	—	—	—

P. L. Basilio	2014 2013	— —	86,296 1,200,000	(2) (1)	— —	$ $	10.00 10.00	February 14, 2024 July 12, 2023	—	—	—	—

E. M. Pelleissone	2014 2013	— —	83,672 1,000,000	(2) (1)	— —	$ $	10.00 10.00	February 14, 2024 July 12, 2023	—	—	—	—

M. Hill	2014 2013	— —	49,116 500,000	(2) (1)	— —	$ $	10.00 10.00	February 14, 2024 July 12, 2023	755	$54,741	—	—

M. Romaneiro	2014 2014 2013	— — —	50,421 200,000 600,000	(2) (3) (1)	— — —	$ $ $	10.00 10.00 10.00	February 14, 2024 May 21, 2024 July 12, 2023	— — —	— — —	— —	— —

(1)	100% of the award is scheduled to vest on July 1, 2018.
(2)	100% of the matching options are scheduled to vest on February 14, 2019.
(3)	100% of the award is scheduled to vest on May 21, 2019.
(4)	Value of units under Cash Equivalent RSU Replacement award determined based on the 2013 merger consideration of $72.50 per share.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the stock options exercised by the NEOs and the RSUs that vested for the NEOs in 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
B. Hees	—	$—	—	$—
P. L. Basilio	—	$—	—	$—
E. M. Pelleissone	—	$—	—	$—
M. Hill	—	$—	—	$18,247
M. Romaneiro	—	$—	—	$—

(1)	Represents the value of the Cash Equivalent RSU Replacement paid to Mr. Hill in 2014.

PENSION BENEFITS TABLE

None of the NEOs participate in any defined benefit or supplemental retirement plans or programs. As a result, the Pension Benefits Table has been omitted.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

None of the NEOs participate in any non-qualified deferred compensation plans or programs. As a result, the Non-Qualified Deferred Compensation Table has been omitted.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables, footnotes and narratives below reflect the assumption that a hypothetical termination of employment or change in control occurred on the last day of 2014.

Element	Involuntary Termination Without Cause or Change in Control	Retirement	Death	Disability
Severance(1)
B. Hees	$1,000,000	$—	$—	$—
P. L. Basilio	500,000	—	—	—
E. M. Pelleissone	500,000	—	—	—
M. Hill	583,903	—	—	—
M. Romaneiro	449,192	—	—	—

Intrinsic Value of Accelerated Stock Options(2)
B. Hees	$—	$—	$—	$—
P. L. Basilio	—	—	—	—
E. M. Pelleissone	—	—	—	—
M. Hill	—	—	—	—
M. Romaneiro	—	—	—	—

Intrinsic Value of Cash Equivalent RSU Replacement(3)
B. Hees	$—	$—	$—	$—
P. L. Basilio	—	—	—	—
E. M. Pelleissone	—	—	—	—
M. Hill	54,741	—	—	—
M. Romaneiro	—	—	—	—

Total
B. Hees	$1,000,000	$—	$—	$—
P. L. Basilio	500,000	—	—	—
E. M. Pelleissone	500,000	—	—	—
M. Hill	638,644	—	—	—
M. Romaneiro	449,192	—	—	—

(1)	The severance pay plan as of January 2014 provides for 12 months of base salary with a signed release of claims.
(2)	All stock options immediately vest at the time of the change in control if they are not assumed or otherwise continued. In addition, in the event of a termination without cause or due to retirement, death or disability, stock options vest as if 20% of the options vested on each annual anniversary date of the specific grant. No values are shown in the table with respect to accelerated stock options based on the fact that the options had no intrinsic value based on the stock price of $10.00 per share.
(3)	The unvested award will vest and be paid no later than the last business day of the month of the one-year anniversary of the separation with a signed release of claims.

Severance Pay Plan

NEOs are eligible for benefits under the Severance Pay Plan upon an involuntary termination of employment, such as job elimination, location closing, or reduction in the workforce. NEOs must be willing to provide satisfactory transitional assistance in order to be eligible for severance benefits.

Under the Severance Pay Plan, Messrs. Hees, Basilio, Pelleissone, Hill and Romaneiro would be eligible to receive a severance payment equal to 12 months of base salary upon the execution of a release of claims against Heinz. Severance payments are generally made in a cash lump sum, but may occasionally be made in periodic payments at Heinz’s discretion as soon as administratively feasible after the termination of employment and after the former NEO’s executed release has become irrevocable.

In the event that an NEO is rehired within one year after such termination of employment, the NEO will be required to refund to Heinz the portion of any severance pay that exceeded the amount of earnings the individual would have received as an employee of Heinz between the time of termination and rehire.

No enhanced severance is provided on a termination in connection with a change in control of Heinz, and Heinz does not maintain any individual change in control severance or other similar agreements with any of the NEOs. None of the NEOs are entitled to receive a gross-up for golden parachute taxes that may become payable pursuant to Section 280G of the Code in connection with a change in control of Heinz.

Awards under 2013 Omnibus Incentive Plan

In the event of involuntary termination without cause, retirement, death, and disability, the stock options granted to the NEOs would vest as if 20% of the shares vested on each annual anniversary date of the specific grant. For all other terminations and for voluntary resignations, the unvested stock options will be forfeited. Beginning on the termination date, the exercise period is 90 days for termination without cause and resignation and one year for retirement, death and disability. Upon a change in control of Heinz, there is accelerated vesting for all unvested stock options, unless the awards are assumed or otherwise continued.

DIRECTOR COMPENSATION

The following table and narrative set forth the compensation paid to the non-employee directors of Heinz in 2014 for service during 2014:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Gregory Abel	—	$100,000	—	—	—		$100,000
Alexandre Behring*	—	$200,000	—	—	—		$200,000
Warren E. Buffett(3)	—	—	—	—	—		—
Tracy Britt Cool	—	$120,000	—	—	—		$120,000
Jorge Paulo Lemann	—	$100,000	—	—	—		$100,000
Marcel Hermann Telles	—	$100,000	—	—	—		$100,000

Pursuant to an October 15, 2013 board of directors resolution, board of directors compensation is as follows:

(1)	Retainer to be paid to each Director in arrears on December 31 of each year of $50,000, with the Chairman receiving $100,000. A Director is paid an additional $10,000 for participation on a Board Committee. Tracy Britt Cool joined the Corporate Governance Committee in 2014 and is the only Board Committee member. In lieu of a cash retainer payment, all Directors have an option to elect to receive two times the value of their retainer in RSUs. All directors elected to receive RSUs other than Mr. Buffett, who chose to receive no compensation.
(2)

In lieu of a cash retainer payment disclosed, all Directors other than Mr. Buffett elected to receive two times the value of their retainer in RSUs. The value of the RSUs is equal to their grant date fair value as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the

RSUs in this column, see Note 14, “Employees’ Stock Incentive Plans” in the section entitled “Financial Statement and Supplementary Data—Notes to Consolidated Financial Statements.” After receiving RSUs in respect of 2014 service, the aggregate number of RSUs outstanding for each director was as follows: Mr. Abel, 20,000, Mr. Behring, 40,000, Mr. Buffett, 0, Ms. Cool, 22,000, Mr. Lemann, 20,000 and Mr. Telles, 20,000.
(3)	Mr. Buffett elected to receive no compensation for his service as a Director.
*	Denotes Chairman of the Board.

Directors are reimbursed for their actual out-of-pocket costs for travel to board meetings. Heinz may, in its discretion, provide transportation via third-party charter aircraft. Directors are also reimbursed for reasonable ancillary expenses incurred while traveling to or from board meetings or for expenses incurred while conducting business on behalf of Heinz.

2013 OMNIBUS INCENTIVE PLAN

Set forth below are the material terms of the 2013 Omnibus Incentive Plan.

Effective Date. The Heinz board of directors approved the 2013 Omnibus Incentive Plan on October 15, 2013.

Share Reserve. At the time the 2013 Omnibus Incentive Plan was adopted, 39,600,000 shares of Heinz common stock were reserved for issuance under the plan.

Term. The 2013 Omnibus Plan expires on the 10th anniversary of its effective date.

Eligibility. Any employee, director, consultant or other service provider of Heinz or any of its subsidiaries is eligible to participate in the 2013 Omnibus Incentive Plan.

Administration. The 2013 Omnibus Incentive Plan is administered by the Heinz board of directors. The Heinz board of directors has the authority to administer and interpret the plan.

Types of Awards. The 2013 Omnibus Incentive Plan provides for the following types of awards:

•	Stock Options. Stock options may be granted in either the form of non-qualified stock options or incentive stock options. The exercise price of each stock option must be at least equal to the fair market value of Heinz common stock on the date of grant. The terms of incentive stock options must comply with Section 422 of the Code. The maximum term of stock options granted under the 2013 Omnibus Incentive Plan is ten years.

•	Stock Appreciation Rights. Stock appreciation rights provide for a payment, or payments, to the holder based upon the difference between the fair market value of Heinz common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. The exercise price of each stock appreciation right must be at least equal to the fair market value of Heinz common stock on the date of grant. The maximum term of stock appreciation rights granted under the 2013 Omnibus Incentive Plan is ten years.

•	Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units provide a participant with the opportunity to earn a number of shares of Heinz common stock subject to forfeiture conditions.

•	Performance Awards. A performance award is an award, which may be denominated in cash or shares of Heinz common stock, or a combination thereof, subject to specified performance conditions.

•	Investment Rights. Investment rights entitle participants to purchase Heinz common stock for cash at a price that is not less than the fair market value of Heinz common stock on the date of grant.

•	Other Awards. The Heinz board of directors is authorized to grant additional types of awards denominated in cash, shares of Heinz common stock or other property.

Repurchase Rights. Heinz has the right to repurchase shares issued or issuable pursuant to awards under the 2013 Omnibus Plan in the event the holder terminates his or her service relationship with Heinz or in certain other circumstances.

Additional Provisions. Awards granted under the 2013 Omnibus Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by the Heinz board of directors. The transfer of shares of Heinz common stock received upon exercise or stock options or settlement of other awards is governed by the Shareholders’ Agreement. If we experience a “Company Sale”, outstanding awards may be continued or assumed or substituted for by the successor company. The Heinz board of directors has discretion to vest or settle outstanding awards in cash or other property upon the occurrence of these types of transactions.

This summary of the 2013 Omnibus Incentive Plan is qualified in its entirety by the provisions of the plan itself, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about stock-based awards outstanding and shares of common stock available for future awards under all of the Heinz equity compensation plans as of December 28, 2014:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
	(In thousands, except per share data)
Plan Category
Equity compensation plans approved by security holders	19,392.920	$10.00	19,804.981
Equity compensation plans not approved by security holders	—	—	—
Total	19,392.920	$10.00	19,804.981

(1)	Includes 60,000 shares subject to RSUs that entitle each holder to one share of Heinz for each RSU.
(2)	Calculated without taking into account the shares of Heinz subject to the RSUs described in footnote 1, without any cash consideration or other payment required for those shares.
(3)	As of December 28, 2014, 19,804,981 shares of Heinz capital stock remained available for issuance under the 2013 Omnibus Incentive Plan. This figure takes into account 402,099 shares purchased under the Bonus Swap Program.

RELATED PERSON TRANSACTIONS

The Related Person Transaction Policy of the board of directors ensures that H.J. Heinz Holding Corporation’s transactions with certain persons are not inconsistent with the best interests of H.J. Heinz Holding Corporation. A related person transaction is a transaction with H.J. Heinz Holding Corporation in an amount exceeding $120,000 in which a related person has a direct or indirect material interest. A related person includes the executive officers, directors, nominees to the board of directors, and more than five percent shareholders of H.J. Heinz Holding Corporation, and any immediate family member of such a person. Under H.J. Heinz Holding Corporation’s written Related Person Transaction Policy, H.J. Heinz Holding Corporation’s management screens for any potential related person transactions, primarily through the annual circulation of a Directors and Officers Questionnaire, which we refer to as a D&O Questionnaire, to each member of the board of directors and each officer of H.J. Heinz Holding Corporation that is an executive officer. The D&O Questionnaire contains questions intended to identify related persons and transactions between H.J. Heinz Holding Corporation and related persons. If a related person transaction is identified, such transaction is brought to the attention of the nominating and corporate governance committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

Shareholders Agreement

In connection with the 2013 Merger, on June 7, 2013, H.J. Heinz Holding Corporation entered into a shareholders agreement with 3G Special Situations Fund III, L.P. and Berkshire Hathaway which governs, among other things, 3G Special Situations Fund III, L.P. and Berkshire Hathaway’s respective rights, duties and obligations with respect to the ownership of H.J. Heinz Holding Corporation’s securities, including the nomination and election of the members of the board of directors of each of H. J. Heinz Corporation II, Hawk Acquisition Intermediate Corporation I, H.J. Heinz Holding Corporation and the Company. For so long as each of 3G Special Situations Fund III, L.P. and Berkshire Hathaway owns at least 66% of the common stock of H.J. Heinz Holding Corporation originally acquired by such party, such party is entitled to nominate and elect three representatives to the board of directors of H.J. Heinz Holding Corporation and each of its subsidiaries (including the Company). If either of 3G Special Situations Fund III, L.P. or Berkshire Hathaway’s ownership of common stock of H.J. Heinz Holding Corporation falls below such threshold, such party shall retain the right to nominate and elect a lesser number of representatives to such boards of directors, which number of representatives would be linked to such party’s percentage ownership of the originally acquired common stock of H.J. Heinz Holding Corporation. Such shareholder agreement will be terminated at the effective time of the merger.

Registration Rights Agreements

In connection with the 2013 Merger, on June 7, 2013, H.J. Heinz Holding Corporation, 3G Special Situations Fund III, L.P. and Berkshire Hathaway entered into a registration rights agreement. Pursuant to the registration rights agreement, Heinz granted each of 3G Special Situations Fund III, L.P. and Berkshire Hathaway registration rights with respect to the shares of Heinz common stock held by 3G Special Situations Fund III, L.P. and Berkshire Hathaway as of the date of the closing of the 2013 Merger, including, in the case of Berkshire Hathaway, shares of Heinz common stock issuable upon the exercise of the Berkshire warrant. These rights include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. All fees, costs and expenses related to registrations generally will be borne by Heinz, other than underwriting discounts and commissions attributable to the sale of shares of Heinz common stock by 3G Special Situations Fund III, L.P. and Berkshire Hathaway, as applicable. In connection with the merger, The Kraft Heinz Company will enter into an amended and restated registration rights agreement with 3G Global Food Holdings and Berkshire Hathaway, amending and restating the registration rights agreement referred to in this paragraph (which we refer to in this proxy statement/prospectus, as so amended and restated, as the registration rights agreement). For more information on such amended and restated registration rights agreement, see the section entitled “Other Related Agreements—Registration Rights Agreement” beginning on page [—] of this proxy statement/prospectus.

Equity Investments

In connection with the merger, Berkshire Hathaway and 3G Global Food Holdings have committed to purchase, or cause the purchase of, newly issued shares of Heinz common stock immediately prior to the amendment of the Heinz charter (which amendment will occur immediately prior to the closing of the merger) for an aggregate purchase price of $10 billion. Each of their respective commitments is subject to the satisfaction or waiver by Heinz, on or before the closing of the merger, of all of the conditions precedent to Heinz’s obligations to consummate the merger, as well as to the concurrent funding of the other’s commitment.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR KRAFT’S NAMED EXECUTIVE OFFICERS

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation for each “named executive officer” of Kraft that is based on, or otherwise relates to, the merger. The plans or arrangements pursuant to which such payments would be made (other than the merger agreement), consist of the Kraft Change in Control Plan for Key Executives (which we refer to as the CIC Plan) and, with respect to stock-based awards and annual cash incentive awards, the Kraft Foods Group, Inc. 2012 Performance Incentive Plan (which we refer to as the Kraft Stock Plan), and the respective stock-based award agreements specifying the terms and conditions of each such award. As described in the section entitled “The Merger Agreement—Treatment of Kraft Stock-Based Awards” and “Financial Interests of Kraft’s Directors and Executive Officers in the Merger—2015 Annual Cash Performance Bonuses,” following the closing of the merger, employees, including the named executive officers, may become entitled to additional payments in respect of annual and long-term performance incentive awards based on continued service or a qualifying termination.

The potential payments in the table below are based on the following assumptions:

•	the relevant price per Kraft common share is $86.88, which is the average closing market price per Kraft common share as quoted on the NASDAQ over the five business days following the first public announcement of the merger, commencing on March 25, 2015;

•	the closing date of the merger is April 1, 2015, which is the assumed date of the closing of the merger solely for purposes of this golden parachute compensation disclosure; and

•	the named executive officers of Kraft are terminated without “cause” or resign for “good reason” (for purposes of this section, each, a “qualifying termination” under the terms of the applicable plan), in either case immediately following the assumed closing of the merger on April 1, 2015.

The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.

The following table, footnotes and discussion describe single and double-trigger benefits for the named executive officers. For purposes of this discussion, “single-trigger” refers to benefits that arise solely from the closing of the merger and “double-trigger” refers to benefits that require two conditions, namely, the closing of the merger and a qualifying termination within two years following such closing.

Golden Parachute Compensation(1)
Name	Cash(2) ($)	Equity(3) ($)	Pension/ NQDC(4) ($)	Perquisites/ Benefits(5) ($)	Other ($)(6)	Total ($)
John T. Cahill	9,166,667	10,604,691	—	157,654	—	19,929,012
James Kehoe	2,870,000	8,399,311	—	98,356	—	11,367,667
Chris J. Kempczinski	2,788,333	10,215,528	119,000	83,992	—	13,206,853
Kim K. W. Rucker	3,071,150	6,355,663	—	97,852	—	9,524,665

(1)

Two individuals who were named executive officers of Kraft for 2014, Mr. W. Anthony Vernon, former Chief Executive Officer, and Ms. Teri L. List-Stoll, former Executive Vice President and Chief Financial Officer, no longer served as executive officers of Kraft as of December 27, 2014 and February 28, 2015, respectively, and had entered into a retirement agreement and general release and a separation agreement and general release, respectively, with Kraft prior to the date of the merger agreement. In addition, a third named executive officer of Kraft, Mr. Sam Rovit, former Executive Vice President and President, Oscar Mayer, was no longer employed by Kraft as of the date of the merger agreement. Payments pursuant to Mr. Vernon’s and Ms. List-Stoll’s respective separation arrangements in respect of their outstanding performance shares are discussed in footnote 3 below.
(2)	The amounts reflect both single and double-trigger payments. Payments in respect of 2015 annual bonuses, which shall be based on individual performance goals deemed met and achievement of corporate performance goals at the greater of target or actual performance achieved through the closing date of the merger, are considered single-trigger payments because they would be made irrespective of a termination of employment. Amounts in respect of 2015 annual bonuses have been pro-rated to reflect an assumed qualifying termination on April 1, 2015. For purposes of this golden parachute compensation disclosure, cash severance is based on base salary amounts that became effective on April 1, 2015 (Mr. Cahill—$1,100,000, Mr. Kehoe—$700,000, Mr. Kempczinski—$700,000 and Ms. Rucker—$771,000), and pro-rata 2015 annual bonus payments are based on assumed performance at target. Estimated double-trigger payments consist of the lump-sum cash severance that would be provided to the named executive officer under the terms of the CIC Plan if the named executive officer were to experience a qualifying termination within two years following the closing of the merger, equal to the product of (A) the named executive officer’s applicable separation pay multiple (equal to 3 for Mr. Cahill and 2 for all other named executive officers) and (B) the sum of (x) the named executive officer’s annual base salary and (y) the named executive officer’s target annual incentive award. Receipt of the double-trigger payments is conditioned upon the named executive officer’s execution of a general release and compliance with non-competition and non-solicitation obligations, in each case for a period of up to one year following the qualifying termination. Details of the cash payments are shown in the following supplementary table:

Name	Pro-Rated 2015 Annual Bonus ($)	Severance ($)	Total ($)
Mr. Cahill	586,667	8,580,000	9,166,667
Mr. Kehoe	210,000	2,660,000	2,870,000
Mr. Kempczinski	198,333	2,590,000	2,788,333
Ms. Rucker	218,450	2,852,700	3,071,150

(3)	The amounts reflect both single- and double-trigger payments. Estimated double-trigger payments reflect the unvested portion of stock options granted in 2013, 2014 and 2015, RSUs granted in 2012, 2013, 2014 and 2015 and a pro-rata portion of performance share awards granted in 2013, 2014 and 2015 (as described below), for which vesting would accelerate upon a qualifying termination within two years following the closing of the merger. The amounts above do not include (i) amounts in respect of stock-based awards that are currently vested or that are no longer subject to a substantial risk of forfeiture or (ii) special dividend per share payments (or cash payments in lieu thereof), as such amounts are reflected in the price per share of Kraft common stock assumed for the purposes of this section. Please see the section entitled “The Merger Agreement—Treatment of Kraft Stock-Based Awards” for a description of the treatment of outstanding stock-based awards in connection with the merger. With respect to performance shares, under the terms of the merger agreement, awards will be paid based on target performance as follows: a single-trigger payment will be made in respect of the portion of the performance cycle lapsed prior to the closing of the merger and an additional payment, which, for the purposes of this section is considered a double-trigger payment, will be made in respect of the remainder of the target amount upon the earlier of the first anniversary of the closing date of the merger (subject to a continued service requirement) or a qualifying termination. In accordance with the terms of their respective retirement and separation agreements, performance shares held by Mr. Vernon and Ms. List-Stoll were pro-rated based on service through their respective termination dates and will be paid based on target performance, consistent with the merger agreement, at closing, in the following amounts: $6,228,080 for Mr. Vernon and $551,167 for Ms. List-Stoll.

The actual amounts that would be received by the named executive officers in connection with a qualifying termination would be determined based on the conversions described in the section entitled “The Merger Agreement—Treatment of Kraft Stock-Based Awards” and may be higher or lower than the estimated amounts shown above. The estimated amounts are based on the assumptions detailed above with respect to the price per Kraft common share ($86.88) and the closing date of the merger (April 1, 2015).

Details of the payments that would be received on a qualifying termination in connection with outstanding unvested stock-based awards are shown in the following supplementary table:

Name	Stock Options ($)	RSUs ($)	Performance Shares ($)		Total ($)
			(single-trigger payment)	(double-trigger payment)
Mr. Cahill	3,368,108	1,809,189	603,044	4,824,350	10,604,691
Mr. Kehoe	4,523,507	2,486,245	154,395	1,235,163	8,399,311
Mr. Kempczinski	3,403,962	4,117,504	1,103,501	1,590,560	10,215,528
Ms. Rucker	1,661,450	1,476,612	1,447,681	1,769,919	6,355,663

(4)	The amounts reflect double-trigger benefits that would be payable upon a qualifying termination within two years following the closing of the merger and represent accruals attributable to additional age and service credit of 2 years for Mr. Kempczinski for all purposes under the applicable pension plan. Receipt of these benefits is conditioned upon the named executive officer’s execution of a general release and compliance with restrictive covenants relating to non-competition and non-solicitation, in each case for a period of up to one year following the qualifying termination. Messrs. Cahill and Kehoe and Ms. Rucker are not eligible to participate in any Kraft pension plan.
(5)	The amounts reflect double-trigger benefits that would be payable upon a qualifying termination within two years following the closing of the merger and represent continued medical and welfare benefits for the named executive officer and his or her family for 3 years for Mr. Cahill and 2 years for the other named executive officers, outplacement services for 2 years and continued perquisites consisting of financial counseling payments for 3 years for Mr. Cahill and 2 years for the other named executive officers. None of the named executive officers are eligible for retiree medical benefits. Receipt of these benefits is conditioned upon the named executive officer’s execution of a general release and compliance with restrictive covenants relating to non-competition and non-solicitation, in each case for a period of up to one year following the qualifying termination. Details of the payments are shown in the following supplementary table:

Name	Benefits Continuation ($)	Outplacement ($)	Perquisites Continuation ($)	Total ($)
Mr. Cahill	102,654	25,000	30,000	157,654
Mr. Kehoe	58,356	25,000	15,000	98,356
Mr. Kempczinski	43,992	25,000	15,000	83,992
Ms. Rucker	57,852	25,000	15,000	97,852

(6)	The named executive officers are also eligible to receive retention awards and certain make-whole payments as more fully described in the section titled “Financial Interests of Kraft’s Directors and Executive Officers in the Merger—Further Actions.” As of the date of this proxy statement/prospectus, no determinations have been made as to what actions will be taken in this regard.

FINANCIAL INTERESTS OF KRAFT’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

In considering the Kraft board’s recommendation that you vote to approve the merger agreement, you should be aware that Kraft’s executive officers and directors have interests in the merger that are different from, and in addition to, those of Kraft’s shareholders generally. The Kraft board was aware of and considered these interests when it unanimously (i) determined that the merger is fair to, and in the best interests of, Kraft and its shareholders, (ii) approved the merger proposal and (iii) resolved to recommend the approval of the merger agreement by Kraft’s shareholders.

Stock-Based Compensation Awards

Treatment of Restricted Shares

Each Kraft restricted share that is outstanding immediately prior to the completion of the merger will, as of the completion of the merger, be converted into (i) a Kraft Heinz restricted share plus (ii) the right to receive the special dividend per share amount at the same time it is paid to holders of Kraft common stock. The Kraft Heinz restricted shares will continue to vest in accordance with the terms and conditions as were applicable to the Kraft restricted shares immediately prior to the completion of the merger.

Treatment of Restricted Stock Units

Each Kraft RSU that is outstanding immediately prior to the completion of the merger will, as of the completion of the merger, be converted into (i) a Kraft Heinz RSU in respect of a number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock that may be issued in respect of such Kraft RSU plus (ii) the right to receive an amount in cash equal to the per share amount of the special dividend no later than 30 days following the completion of the merger. The Kraft Heinz RSUs will continue to vest and be settled in accordance with the terms and conditions as were applicable under such Kraft RSUs immediately prior to the completion of the merger.

Treatment of Deferred Compensation Units

Each Kraft DCU that is outstanding immediately prior to the completion of the merger will, as of the completion of the merger, be converted into (i) a Kraft Heinz DCU with respect to a number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock that may be issued in respect of such Kraft DCU plus (ii) the right to receive an amount in cash equal to the per share amount of the special dividend no later than 30 days following the completion of the merger. The Kraft Heinz DCUs will continue to be subject to the same terms and conditions as were applicable under such Kraft DCUs immediately prior to the completion of the merger.

Treatment of Stock Options

Each Kraft stock option (whether vested or unvested) that is outstanding immediately prior to the completion of the merger will generally be adjusted such that, at the completion of the merger, it will be converted into an option to purchase the number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock subject to the Kraft stock option divided by the option adjustment ratio (rounded down to the nearest whole share), at an exercise price per share equal to the exercise price per share of each Kraft stock option immediately prior to the completion of the merger multiplied by the option adjustment ratio (rounded up to the nearest whole cent). The Kraft Heinz stock options will continue to vest and become exercisable in accordance with the terms and conditions as were applicable under such Kraft stock options immediately prior to the completion of the merger. For purposes of the adjustment of Kraft stock options and stock appreciation rights, the “option adjustment ratio” is equal to the quotient determined by dividing (i) the closing price of Kraft Heinz common stock on the first trading day following the completion of the merger by

(ii) the closing price of Kraft common stock on the trading day immediately prior to the trading day on which the Kraft common stock trades ex-dividend with respect to the special dividend, or, if the Kraft common stock does not ever trade ex-dividend, on the trading day immediately prior to the closing of the merger (which we refer to as the final Kraft pre-dividend price).

Treatment of Performance Shares

Each Kraft performance share award will be converted into the right to receive an amount in cash equal to the target number of Kraft performance shares subject to such award immediately prior to the completion of the merger multiplied by the final Kraft pre-dividend price, which we refer to as the performance share amount. The performance share amount will be paid in two installments in the following manner: (i) a pro rata portion of the performance share amount with respect to each award, based on the number of full or partial months that have elapsed since the beginning of the applicable performance period to the completion of the merger, will be paid no later than 30 days following the completion of the merger and (ii) the remaining portion of the performance share amount with respect to each award will be paid on the earlier of (A) the first anniversary of the completion of the merger (subject to a continued service requirement) or (B) the holder’s termination of employment without “cause” (as defined in the Kraft Stock Plan and summarized below) or, in the case of a holder who is a participant in the CIC Plan, resignation for “good reason” (as defined in the CIC Plan and summarized below) (we refer to each such type of termination as a “qualifying termination”); provided that, if the holder’s employment terminates following the completion of the merger for any reason other than due to a qualifying termination, the unpaid portion of the performance share amount will be forfeited.

Treatment of Deferred Shares

Each Kraft deferred share that is outstanding immediately prior to the completion of the merger will, as of the completion of the merger, be converted into a Kraft Heinz deferred share with respect to a number of shares of Kraft Heinz common stock equal to the number of shares of Kraft common stock that may be issued in respect of such Kraft deferred share. Such Kraft Heinz deferred shares will (i) be settled in accordance with the terms and conditions as were applicable under such Kraft deferred share immediately prior to the completion of the merger and (ii) accrue additional deferred shares in respect of the special dividend, in accordance with the terms of the Kraft stock plan, the applicable deferred share award agreement or Kraft’s past practices with respect to such accruals.

CIC Vesting Terms

Under the Kraft Stock Plan, “cause” means the participant’s: (i) continued failure to substantially perform the participant’s job duties (other than resulting from incapacity due to disability); (ii) gross negligence, dishonesty or violation of any reasonable company rule or regulation where the violation results in significant damage to Kraft; or (iii) engaging in other conduct which adversely reflects on Kraft in any material respect. Under the CIC Plan, “good reason” generally means any of the following circumstances: (i) the assignment to a participant of any duties substantially inconsistent with such participant’s position, authority, duties or responsibilities in effect immediately prior to the change in control, or any other action by Kraft, or, if the participant is employed by an affiliate, such affiliate (in either case, which we refer to as the employer) that results in a marked diminution in such participant’s position, authority, duties or responsibilities (other than changes in the participant’s position, authority, duties or responsibilities which are consistent with the participant’s education, experience, etc.; or an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by Kraft or the employer promptly after receipt of notice thereof given by the participant); (ii) any material reduction in the participant’s base salary, annual incentive or long-term incentive opportunity as in effect immediately prior to the change in control; (iii) Kraft or the employer requiring the participant to be based at any office or location other than any other location which does not extend the participant’s home to work commute as of the time of the change in control by more than 50 miles; (iv) the employer requiring the participant to travel on business to a substantially greater extent than required immediately prior to the change in control; or (v) any failure by Kraft to require a successor to assume expressly and agree to perform the CIC Plan in the same manner and to the same extent that Kraft or the employer would be required to perform it if no such succession had taken place; provided, however, in each of cases (i) through (iv) above, the participant must notify Kraft of any event purporting to constitute good reason within 45 days following the participant’s knowledge of its existence, and Kraft or the employer shall have 20 days in which to correct or remove such good reason.

Under the terms of the Kraft Stock Plan, vesting of unvested stock-based awards held by employees, including Kraft’s executive officers, would accelerate upon a qualifying termination on or within two years following the merger. See “Advisory Vote on Merger-Related Compensation for Kraft’s Named Executive Officers” for information regarding unvested stock-based awards for the named executive officers determined in accordance with Item 402(t) of the SEC’s Regulation S-K. As of April 1, 2015, which is the assumed date of the closing of the merger solely for the purposes of this “Financial Interests of Kraft’s Directors and Executive Officers in the Merger” disclosure, Kraft’s executive officers as a group will hold unvested stock-based awards with the following estimated values (based on a price per Kraft common share of $86.88, which is the average closing market price per Kraft Foods Group, Inc. common share as quoted on the NASDAQ over the five business days following the first public announcement of the merger, commencing on March 25, 2015): RSUs—$13,221,225, stock options—$17,172,693 and performance-based restricted shares—$20,831,131. As of the date of this proxy statement/prospectus, no executive officer holds unvested deferred shares or unvested DCUs, and no non-employee director holds unvested stock-based awards. See “Advisory Vote on Merger-Related Compensation for Kraft’s Named Executive Officers” for other assumptions used to calculate these estimates.

2015 Annual Cash Performance Bonuses

The Kraft Heinz Company shall pay an annual cash performance bonus for 2015 (which we refer to as a 2015 bonus) to eligible Kraft employees (who we refer to as bonus eligible employees). 2015 bonuses shall be based on individual performance goals deemed met and achievement of corporate performance goals at the greater of target or actual performance achieved through the closing date of the merger (which we refer to as applicable performance) and paid at such time as Kraft generally paid such bonuses in the ordinary course (after December 31, 2015, but no later than March 15, 2016), except as described below. For any bonus eligible employee who experiences a qualifying termination on or prior to December 31, 2015, the 2015 bonus shall be based on applicable performance through closing date of the merger, pro-rated for the number of full or partial months elapsed in 2015 prior to the qualifying termination and paid upon the qualifying termination. For any bonus eligible employee who experiences a termination of employment (other than a qualifying termination) on or prior to December 31, 2015, the 2015 bonus shall be based on the employee’s target bonus opportunity, pro-rated for the number of full or partial months elapsed in 2015 prior to the closing date of the merger and paid at such time as Kraft generally paid such bonuses in the ordinary course (after December 31, 2015, but no later than March 15, 2016). See “Advisory Vote on Merger-Related Compensation for Kraft’s Named Executive Officers” for information regarding pro-rata 2015 bonus payments for the named executive officers determined in accordance with Item 402(t) of the SEC’s Regulation S-K. Based on the assumed closing date of the merger on April 1, 2015, the aggregate pro-rata amount in respect of 2015 annual bonuses that would be payable to Kraft’s executive officers as a group based on target performance as of such date is $1,611,533.

Change in Control Plan

The CIC Plan provides severance benefits to participants (including Kraft’s executive officers) in the event that they experience a qualifying termination (which, for the purposes of this description of CIC Plan benefits, refers to termination of employment without “cause” as defined in the CIC Plan and summarized below or resignation for “good reason” as defined in the CIC Plan and summarized above) on or within the two-year period following a change in control (such as the merger), or within 90 days prior to a change in control if the participant reasonably demonstrates that the termination was initiated by a third party that has taken steps reasonably calculated to effect the change in control or otherwise arose in connection with or in anticipation of the change in control. Upon a qualifying termination under the CIC Plan, Kraft’s executive officers would be entitled to the following separation payments and benefits: (i) a cash lump-sum payment in respect of accrued but unpaid obligations, including earned but unpaid base salary; (ii) a cash lump-sum payment equal to the product of (A) the participant’s applicable separation pay multiple (equal to 3 for Mr. Cahill and 2 for all other executive officers) multiplied by (B) the sum of (x) the participant’s annual base salary and (y) the participant’s target annual incentive award; (iii) continued medical and welfare benefits for the participant and his or her family for a number of years equal to the applicable separation pay multiple; (iv) additional service credit of a number of years equal to the applicable separation pay multiple for the purposes of determining the participant’s eligibility for retiree benefits; (v) outplacement services for up to two years; (vi) continued perquisites for a number of years equal to the applicable separation pay multiple, and (vii) additional age and service credit of a number of years equal to the applicable separation pay multiple for all purposes under the applicable non-qualified defined benefit pension plan. Participants who experience a qualifying termination would also be entitled to a cash lump-sum payment equal to pro-rata target annual and long-term incentive awards; however, such amounts would be reduced, in each case, by amounts payable in respect thereof under the Kraft Stock Plan and the terms of the merger agreement, as described above under the headings “2015 Annual Cash Performance Bonuses” and “Stock-Based Compensation Awards—Treatment of Performance Shares,” respectively.

A participant’s receipt of severance payments and benefits under the CIC Plan is conditioned upon the participant’s execution of a general release of claims in favor of Kraft, in the form and substance provided by Kraft and adherence to certain restrictive covenants. The non-competition agreement prohibits the participant from, without the prior written consent of Kraft, engaging in any activity or providing any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, with a company that is substantially competitive with a business conducted by Kraft and its affiliates and a non-solicitation agreement prohibiting the participant from soliciting, directly or indirectly, any employee of Kraft or an affiliate, to leave employment with Kraft or an affiliate and to work for any other entity, whether as an employee, independent contractor or in any other capacity, in each case for a period of up to one year following the date of the participant’s termination of employment. If the participant violates either the non-competition agreement or the non-solicitation agreement, the participant will be obligated to repay all payments received pursuant to the CIC Plan and will forfeit any remaining payments that otherwise would have been due under the CIC Plan. In addition, severance payments and benefits under the CIC Plan are contingent on the participant’s adherence to non-disparagement provisions.

Under the CIC Plan, “cause” means the participant’s: (i) continued failure to substantially perform the participant’s job duties (other than resulting from incapacity due to disability); (ii) gross negligence, dishonesty or violation of any reasonable rule or regulation of Kraft or the employer where the violation results in significant damage to Kraft or the employer; or (iii) engaging in other conduct which adversely reflects on Kraft or the employer in any material respect.

See “Advisory Vote on Merger-Related Compensation for Kraft’s Named Executive Officers” for the estimated amounts that the named executive officers of Kraft would receive under the CIC Plan upon a qualifying termination as of April 1, 2015. Kraft’s executive officers as a group would receive approximately $23,381,237 upon a qualifying termination under the CIC Plan as of April 1, 2015.

Further Actions

Heinz and Kraft have agreed that Kraft may grant retention awards to Kraft employees, including executive officers. Awards would be payable in cash in connection with the closing of the merger and/or service following the closing of the merger, subject in each case to the terms and conditions agreed upon by Heinz and Kraft. As of the date of this proxy statement/prospectus, no determinations have been made as to any executive officer who will receive awards or the amounts of such awards. In addition, Heinz and Kraft have agreed to take certain actions to address the potential impact of Sections 280G and 4999 of the Code (including the ability to grant make-whole payments to employees, including executive officers, who are impacted). As of the date of this proxy statement/prospectus, no determinations have been made as to what actions will be taken in this regard.

Indemnification

From and after the effective time of the merger, Heinz and Heinz Company shall indemnify and hold harmless, to the fullest extent that would have been permitted under the laws applicable to Kraft prior to the effective time of the merger (and shall also advance expenses as incurred to the fullest extent permitted under such applicable law, subject to an undertaking requirement), each current or former director or officer of Kraft or any of its subsidiaries (in each case, when acting in such capacity) (each, which we refer to as an indemnified party) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger, including the merger. For additional information, see the section of this proxy statement/prospectus titled “The Merger Agreement—Other Covenants and Agreements.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the merger, the subsequent merger and the special dividend to U.S. persons (as defined below) who hold Kraft common stock. For purposes of this discussion, we use the term “U.S. person” to mean a beneficial owner that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created in or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax without regard to its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Holders of Kraft common stock who are not U.S. persons may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under U.S. and non-U.S. laws. The discussion applies only to shareholders who hold Kraft common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes). The discussion assumes that the merger, the subsequent merger, the special dividend and the other transactions contemplated by the merger agreement will be completed in accordance with the merger agreement and as further described in this proxy statement/prospectus. This discussion is not a complete description of all of the consequences of the merger, the subsequent merger and the special dividend relevant to a particular holder and, in particular, may not address U.S. federal income tax considerations applicable to Kraft shareholders subject to special treatment under U.S. federal income tax law, including, without limitation:

•	financial institutions or insurance companies;

•	mutual funds;

•	tax-exempt organizations;

•	pass-through entities or investors in such entities;

•	dealers or brokers in securities or foreign currencies;

•	shareholders who hold individual retirement or other tax-deferred accounts;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	shareholders who actually or constructively own 5 percent or more of the outstanding shares of Kraft common stock;

•	shareholders who hold Kraft common stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction;

•	shareholders who acquired their shares of Kraft common stock pursuant to the exercise of employee stock options or otherwise as compensation; or

•	shareholders who directly or indirectly own Heinz stock.

In addition, tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and under state, local and foreign laws, the alternative minimum tax or under federal laws other than federal income tax laws, are not addressed in this proxy statement/prospectus.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a Kraft shareholder, the tax treatment of a partner in the partnership will depend upon the status of that partner and the activities of the partnership. A partner in a partnership that is a Kraft shareholder is strongly urged to consult with its own tax advisor regarding the tax consequences of the merger, the subsequent merger and the special dividend to it.

This discussion is based, and the tax opinions referred to in the following paragraphs will be based, upon the provisions of the Code, applicable Treasury Regulations, published positions of the Internal Revenue Service, which we refer to as the IRS, judicial decisions and other applicable authorities, as in effect on the date of the registration statement on Form S-4 of which this proxy statement/prospectus is a part or the date of the tax opinions, as the case may be. There can be no assurance that future legislative, administrative or judicial changes or interpretations, which changes or interpretations could apply retroactively, will not affect the accuracy of this discussion or the statements or conclusions set forth in the tax opinions referred to in the following paragraphs. No rulings have been or will be sought from the IRS concerning the tax consequences of the merger, the subsequent merger or the special dividend, and none of the tax opinions of counsel to be received in connection with the merger, the subsequent merger and the special dividend will be binding on the IRS or any court. As such, there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the merger, the subsequent merger and the special dividend described in this discussion or the tax opinions of counsel, or that any such contrary position would not be sustained.

Tax matters are complicated, and the tax consequences of the merger, the subsequent merger and the special dividend to Kraft shareholders will depend on each shareholder’s particular tax situation.

Kraft shareholders are strongly urged to consult with their own tax advisors regarding the tax consequences of the merger, the subsequent merger and the special dividend to them, including the effects of U.S. federal, state and local, foreign and other tax laws.

U.S. Federal Income Tax Consequences to Kraft Shareholders

The obligations of Kraft, on the one hand, and Heinz, on the other hand, to complete the merger are conditioned, respectively, on Kraft’s receipt of a written opinion from Sullivan & Cromwell LLP, tax counsel to Kraft, and Heinz’s receipt of a written opinion from Cravath, Swaine & Moore LLP, tax counsel to Heinz, each to the effect that for U.S. federal income tax purposes, the merger and the subsequent merger will be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither Kraft nor Heinz currently intends to waive this opinion condition to its obligation to complete the merger. If either Heinz or Kraft waives this opinion condition after the registration statement of which this proxy statement/prospectus forms a part is declared effective by the SEC, and if the U.S. federal income tax consequences of the merger and the subsequent merger to Kraft shareholders have materially changed, Heinz and Kraft will recirculate this proxy statement/prospectus and resolicit the votes of Kraft shareholders.

Subject to qualifications and limitations set forth herein, Sullivan & Cromwell LLP, counsel to Kraft, and Cravath, Swaine & Moore LLP, counsel to Heinz, are of the opinion that for U.S. federal income tax purposes:

•	The special dividend, the merger and the subsequent merger should be treated as a single integrated transaction. As a result, both the Kraft Heinz common stock and the special dividend should be treated as received in exchange for shares of Kraft common stock pursuant to a transaction qualifying as a reorganization.

•

A Kraft shareholder who exchanges his or her shares of Kraft common stock for shares of Kraft Heinz common stock pursuant to the merger and receives cash in the special dividend will recognize gain, but will not recognize any loss. The amount of gain recognized will equal the smaller of (i) the amount of cash received in the special dividend and (ii) the excess, if any, of (x) the amount of cash received in the special dividend and the fair market value of the Kraft Heinz common stock received in the merger

(determined at the effective time of the merger) over (y) the Kraft shareholder’s tax basis in the shares of Kraft common stock surrendered in the merger. The amount of gain (or non-recognized loss) must be computed separately for each block of Kraft common stock if those blocks were purchased at different prices or at different times, and a loss realized on one block of stock may not be used to offset a gain realized on another block of stock. Any recognized gain will generally be long-term capital gain if the shareholder’s holding period for the shares of Kraft common stock surrendered is more than one year at the effective time of the merger.

•	Each Kraft shareholder’s aggregate tax basis in the shares of Kraft Heinz common stock received in the merger will be the same as his or her aggregate tax basis in the Kraft common stock surrendered in the merger, increased by the amount of gain recognized and decreased by the amount of cash received in the special dividend. The holding period of the shares of Kraft Heinz common stock received in the merger by a Kraft shareholder will include the holding period of the shares of Kraft common stock that he or she surrendered in the merger.

These opinions of counsel do not address any state, local or foreign tax consequences of the merger, the subsequent merger or the special dividend. They are based on certain assumptions and representations as to factual matters from Kraft, Heinz, merger sub I and merger sub II, as well as certain covenants by Heinz and Kraft. The opinions cannot be relied upon if any of the assumptions, representations or covenants is incorrect, incomplete or inaccurate or is violated in any material respect. In addition, the opinions are based on current law and cannot be relied upon if current law changes with retroactive effect. The opinions of counsel are not binding upon the IRS or the courts, and there is no assurance that the IRS or a court will not take a contrary position. Heinz and Kraft do not intend to request a ruling from the IRS regarding any aspects of the U.S. federal income tax consequences of the merger, the subsequent merger or the special dividend.

Information Reporting and Backup Withholding

Holders of Kraft common stock may be subject to information reporting and backup withholding on any cash payments they receive in the special dividend. Payments will not be subject to backup withholding if the shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides Heinz or the exchange agent, as appropriate, with the shareholder’s correct taxpayer identification number and completes an IRS Form W-9 or a substitute Form W-9 in which the shareholder certifies that the shareholder is not subject to backup withholding. The taxpayer identification number of an individual is his or her Social Security number.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against a Kraft shareholder’s U.S. federal income tax liability, provided such shareholder timely furnishes the required information to the IRS.

The discussion of the U.S. federal income tax consequences set forth above is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger, the subsequent merger and the special dividend. Moreover, the discussion set forth above does not address tax consequences that may vary with, or are dependent on, individual circumstances. In addition, the discussion set forth above does not address any non-income tax or any foreign, state or local tax consequences of the merger, the subsequent merger or the special dividend and does not address the tax consequences of any transaction other than the merger, the subsequent merger and the special dividend.

DESCRIPTION OF KRAFT HEINZ CAPITAL STOCK

Pursuant to the terms of the merger agreement, immediately prior to the effective time of the merger, Heinz’s charter and by-laws will be amended to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus. The new Kraft Heinz charter will, among other things, increase the number of directors from six to 11, increase the number of authorized shares of common stock from 4,000,000,000 to 5,000,000,000, increase the number of authorized shares of preferred stock from 80,000 to 1,000,000 and effectuate the pre-closing Heinz share conversion whereby each outstanding share of Heinz common stock will be automatically reclassified and changed into 0.443332 of a share of Heinz common stock.

The following is a summary of Heinz’s capital stock and important provisions of the new Kraft Heinz charter and the new Kraft Heinz by-laws. This summary does not purport to be complete and is subject to and qualified by the new Kraft Heinz charter, in substantially the form attached as Annex C, and the new Kraft Heinz by-laws, in substantially the form attached as Annex D, and by the provisions of applicable law.

After giving effect to the new Kraft Heinz charter, The Kraft Heinz Company’s authorized capital stock will consist of shares made up of:

•	5,000,000,000 shares of common stock, par value $0.01 per share; and

•	1,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by The Kraft Heinz Company’s board of directors.

As of [—], 2015, prior to effectuating the pre-closing Heinz share conversion, there were [—] issued and outstanding shares of Heinz common stock and 80,000 outstanding shares of Series A Preferred Stock. After giving effect to the pre-closing Heinz share conversion and the exchange of each share of Kraft common stock for one share of Kraft Heinz common stock, there will be [—] outstanding shares of Kraft Heinz common stock and 80,000 outstanding shares of Series A Preferred Stock.

Common Stock

After the completion of the merger, each share of Kraft Heinz common stock outstanding will be entitled to one vote on all matters on which shareholders of the combined company generally are entitled to vote. However, holders of Kraft Heinz common stock will not be entitled to vote on any amendment to the new Kraft Heinz charter that relates solely to the terms of one or more outstanding classes or series of preferred stock, including the Series A Preferred Stock, if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the new Kraft Heinz charter or the DGCL.

Generally, the new Kraft Heinz by-laws will provide that, subject to applicable law or the new Kraft Heinz charter, the new Kraft Heinz by-laws or the rules of any stock exchange upon which shares of the combined company’s capital stock are listed, all corporate actions to be taken by vote of the shareholders will be authorized by a majority of the votes cast by the shareholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the shareholders of such class or series who are present in person or represented by proxy will be the act of such class or series. Directors will be elected by a majority of the votes cast at a meeting of The Kraft Heinz Company’s shareholders for the election of directors at which a quorum is present, except that directors will be elected by a plurality of votes cast at a meeting at which a quorum is present if as of the expiration of the period of time during which shareholders are entitled to nominate persons for election as a director, the number of nominees for director exceeds the number of directors to be elected.

Subject to the rights of holders of any then outstanding class or series of preferred stock, including the Series A Preferred Stock, holders of Kraft Heinz common stock will be entitled to receive dividends and other distributions in cash, stock or property of The Kraft Heinz Company as the board of directors may declare thereon from time to time and will share equally on a per share basis in all such dividends and other distributions. In the event of the combined company’s dissolution, whether voluntary or involuntary, after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of preferred stock, including the Series A Preferred Stock, the remaining assets and funds of the combined company available for distribution will be distributed pro rata to the holders of Kraft Heinz common stock in proportion to the number of shares held by them and to the holders of any class or series of preferred stock entitled to a distribution. Holders of Kraft Heinz common stock will not have preemptive rights to purchase shares of Kraft Heinz common stock. The shares of Kraft Heinz common stock will not be subject to any conversion or redemption provisions or entitled to the benefit of a sinking fund. All outstanding shares of Kraft Heinz common stock will be fully paid and nonassessable. The rights, preferences and privileges of holders of Kraft Heinz common stock will be subject to those of the holders of any outstanding class or series of Kraft Heinz preferred stock, including the Series A Preferred Stock, and any other class or series of preferred stock that The Kraft Heinz Company may issue in the future.

9.00% Cumulative Compounding Preferred Stock, Series A

Holders of the Series A Preferred Stock will be entitled, in preference to the holders of common stock and any other class or series of stock of The Kraft Heinz Company that ranks junior to the Series A Preferred Stock, to receive cash dividends on each share of Series A Preferred Stock that accrue daily on a cumulative basis at a per annum rate of 9.00% on the amount of $100,000 per share of Series A Preferred Stock. Dividends will accrue daily whether or not declared by the The Kraft Heinz Company’s board of directors. So long as any share of Series A Preferred Stock remains outstanding, no dividend will be declared or paid on the Kraft Heinz common stock or any share of stock ranking junior to or on parity with the Series A Preferred Stock and no Kraft Heinz common stock or any share of stock ranking junior to or on parity with the Series A Preferred Stock may be purchased, redeemed or otherwise acquired for consideration by the combined company or any of its subsidiaries, subject to certain exceptions, unless all past-due dividends and all accrued and unpaid dividends on all outstanding shares of Series A Preferred Stock have been declared and paid in full, and an amount equal to the regular quarterly dividend for the then-current period will have been declared and paid in full or deposited in trust.

In the event of the combined company’s liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of the combined company or the proceeds thereof available for distribution to shareholders of The Kraft Heinz Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Kraft Heinz common stock or other stock ranking junior to or the Series A Preferred Stock, payment in full in cash in an amount equal to $100,000 per share plus any accrued and unpaid dividends per share, whether or not declared.

Until June 7, 2016, the Series A Preferred Stock may not be redeemed. On or after June 7, 2016, the Series A Preferred Stock may be redeemed at the option of the combined company in whole at any time, or in part from time to time, at a price equal to the amounts set forth below:

•	$104,000 per share of Series A Preferred Stock for any payment made from and including June 7, 2016 to but excluding June 7, 2017;

•	$105,000 per share of Series A Preferred Stock for any payment made from and including June 7, 2017 to but excluding June 7, 2018;

•	$106,000 per share of Series A Preferred Stock for any payment made from and including June 7, 2018 to but excluding June 7, 2019;

•	$107,000 per share of Series A Preferred Stock for any payment made from and including June 7, 2019 to but excluding June 7, 2020; and

•	$108,000 per share of Series A Preferred Stock for any payment made from and including June 7, 2020;

plus, in each case, any accrued and unpaid dividends per share, whether or not declared. Any redemption of less than all of the shares of Series A Preferred Stock at the time outstanding must be in an amount of not less than 8,000 shares of Series A Preferred Stock. Heinz intends to redeem the Series A Preferred Stock in full on or after June 7, 2016, and prior to June 7, 2017. In the event that The Kraft Heinz Company redeems the Series A Preferred Stock during this period, the aggregate redemption price will equal $8,320,000,000, or $104,000 per share.

If any shares of Series A Preferred Stock remain outstanding after June 7, 2021 and the holders of a majority of the shares of Series A Preferred Stock deliver to The Kraft Heinz Company’s secretary a notice of request of redemption, the combined company will, to the fullest extent permitted by law, take any action necessary or appropriate to issue Kraft Heinz common stock in one or more underwritten primary public offerings or any other primary issuances in an arms-length transaction with parties other than Berkshire Hathaway or its affiliates, and to redeem any outstanding shares of Series A Preferred Stock using the net proceeds of such issuance of Kraft Heinz common stock. If any shares of Series A Preferred Stock remain outstanding any time after the 180th day after June 7, 2021, upon delivery of a notice by the holders of a majority of the shares of Series A Preferred Stock to The Kraft Heinz Company’s secretary, the business and affairs of the combined company, solely respect to matters relating to the issuance of Kraft Heinz common stock and related redemption of shares of Series A Preferred Stock described in the preceding sentence, will be managed by persons listed in such notice with the full power and authority of The Kraft Heinz Company’s board of directors.

Holders of the Series A Preferred Stock will have no voting rights, except that the vote or consent of the holders of a majority of the shares of the Series A Preferred Stock will be necessary to effect or validate (i) changes to the new Kraft Heinz charter authorizing or creating, or increasing the authorized amount of, or issuing any shares of any class or series of stock ranking senior to or equally with the Series A Preferred Stock with respect to dividends or the distribution of assets on liquidation, (ii) the authorization or issuance of any additional shares of Series A Preferred Stock or any class or series ranking senior to or equally with the Series A Preferred Stock with respect to dividends or the distribution of assets on liquidation, or that is not perpetual or has provisions for maturity, mandatory redemption or put prior to June 7, 2022, (iii) any amendment of the new Kraft Heinz charter or the new Kraft Heinz by-laws, including the defined terms in the new Kraft Heinz charter applicable to the Series A Preferred Stock, that affect or change the rights, preferences, privileges or powers of the Series A Preferred Stock, (iv) any binding share exchange or reclassification involving the Series A Preferred Stock or merger or consolidation of the combined company unless as a result thereof (x) the Series A Preferred Stock remains outstanding or is converted into or exchanged for substantially identical securities and (y) there is no other class or series of equity outstanding that if it were issued by the combined company at the date of consummation of such exchange, reclassification, merger or consolidation would not be permitted to be issued pursuant to certain provisions of the new Kraft Heinz charter or require the approval of the holders of a majority of the shares of Series A Preferred Stock outstanding and (v) any amendment to or alteration of the new Kraft Heinz charter to decrease the authorized number of shares of any class or series of stock of the combined company from the number of shares authorized at the effective time of the merger. In addition, the holders of not less than a majority of the shares of Series A Preferred Stock then outstanding must consent to The Kraft Heinz Company’s issuance of shares of common stock in an amount such that after giving effect to such issuance, The Kraft Heinz Company would have less than 2,000,000,000 shares of authorized but unissued shares of common stock, subject to certain exceptions.

Blank Check Preferred Stock

The Kraft Heinz Company’s board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without shareholder approval, other than the approval of holders of the Series A Preferred Stock under the circumstances summarized in the immediately preceding paragraph. The new Kraft Heinz charter will permit The Kraft Heinz Company to issue up to 1,000,000 shares of preferred stock. Subject to the provisions of the new Kraft Heinz charter and limitations prescribed by law, The Kraft Heinz Company’s board of directors will be expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for classes and series of preferred stock. The board of directors may fix the number of shares constituting such class or series and the designation of such class or series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such class or series. Each class or series will be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The powers (including voting, if any), preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series of preferred stock at any time outstanding.

The issuance of preferred stock may adversely affect the rights of the combined company’s common shareholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the shareholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock of The Kraft Heinz Company. Heinz has no current intention to issue any additional shares of preferred stock.

Anti-takeover Effects of Certain Provisions of the New Kraft Heinz Charter and the New Kraft Heinz By-Laws

General

The new Kraft Heinz charter and new Kraft Heinz by-laws will contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the combined company’s board of directors and that could make it more difficult to acquire control of the combined company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The new Kraft Heinz charter will not grant shareholders the right to vote cumulatively.

Blank Check Preferred Stock

Heinz believes that the availability of the preferred stock under the new Kraft Heinz charter will provide the combined company with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow the combined company to issue shares of preferred stock without the expense and delay of a special shareholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by the combined company’s shareholders, with the exception of any actions required with respect to the rights of the Series A Preferred Stock or actions required by applicable law or the rules of any stock exchange on which The Kraft Heinz Company’s securities may be listed. The board of directors will have the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.

Shareholder Action by Written Consent

The new Kraft Heinz charter will provide that any action required or permitted to be taken at any annual or special meeting of the shareholders of The Kraft Heinz Company may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding capital stock of The Kraft Heinz Company having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted. It is expected that at the completion of the merger, 3G Global Food Holdings and Berkshire Hathaway will collectively own approximately 51% of The Kraft Heinz Company on a fully diluted basis. To the extent that 3G Global Food Holdings and Berkshire Hathaway collectively hold a majority of common stock, they would have the power to adopt amendments of the new Kraft Heinz charter or take other actions that require not less than a majority of votes of holders of outstanding common stock to authorize such action.

Advance Notice Procedure

The new Kraft Heinz by-laws will provide an advance notice procedure for shareholders to nominate director candidates for election or to bring business before an annual meeting of shareholders, including proposed nominations of persons for election to the board of directors.

The new Kraft Heinz by-laws will provide that as to the notice of shareholder proposals of business to be brought at the annual meeting of shareholders, notice must be delivered to The Kraft Heinz Company secretary (i) not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, not more than 150 days nor less than 120 days prior to the date of such annual meeting or, if less than 120 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by The Kraft Heinz Company. In addition, any proposed business other than the nomination of persons for election to the combined company’s board of directors must constitute a proper matter for shareholder action.

In the case of nominations for election at an annual meeting, notice must be delivered to The Kraft Heinz Company secretary (i) not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, not more than 150 days nor less than 120 days prior to the date of such annual meeting or, if less than 120 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by The Kraft Heinz Company. In the case of nominations for election at a special meeting of shareholders called for the election of directors, a shareholder may nominate candidates by delivering notice to The Kraft Heinz Company secretary by not later than the close of business on the seventh day following the date on which notice of such meeting is first given to the shareholders. In addition, each such shareholder’s notice must include certain information regarding the shareholder and the director nominee as set forth in the new Kraft Heinz by-laws as described under the section entitled “Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders.”

Number of Directors

The new Kraft Heinz charter will establish the number of directors at 11 as of the date of the amendment and restatement of the new Kraft Heinz charter, but thereafter the number of directors shall be determined solely by the board of directors from time to time.

Removal of Directors

The new Kraft Heinz charter will provide that directors may be removed at any time (a) with cause by the affirmative vote of the holders of a majority of the outstanding capital stock of The Kraft Heinz Company entitled to vote in an election of directors or (b) without cause by (i) the affirmative vote of at least 66 2/3% of the outstanding capital stock of The Kraft Heinz Company entitled to vote in an election of directors or (ii) solely if such removal is recommended by at least 66 2/3% of The Kraft Heinz Company’s board of directors, by the affirmative vote of the holders of a majority of the outstanding capital stock of The Kraft Heinz Company entitled to vote in an election of directors.

Limitation of Liability of Officers and Directors; Indemnification

The new Kraft Heinz charter will limit or eliminate the liability of directors to the full extent permitted by the DGCL. The effect of these provisions is to limit or eliminate the rights of the combined company and the combined company’s shareholders to recover monetary damages against a director or officer for breach of fiduciary duty as a director. However, exculpation does not apply if a director breached his or her duty of loyalty, acted in bad faith or with intentional misconduct, or with a knowing violation of the law, authorized unlawful dividends, stock purchases or redemptions or derived an improper benefit from any transaction. In addition, the new Kraft Heinz charter will provide that the combined company will indemnify any person who is or was a director or officer of The Kraft Heinz Company or any person who is or was a director or officer of The Kraft Heinz Company and who is or was serving at the request of The Kraft Heinz Company as a director, officer, employee, trustee or agent of another entity (referred to as an “eligible person” in the new Kraft Heinz charter) (i) against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by such person in connection with any proceeding (other than any action or suit by or in the right of The Kraft Heinz Company to procure a judgment in its favor) by reason of the fact that such person is or was an eligible person and, with respect to any criminal proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful and (ii) against expenses in connection with the defense or settlement of any suit or action by or in the right of The Kraft Heinz Company to procure a judgment in its favor by reason of the fact that such person is or was an eligible person, in each case, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of The Kraft Heinz Company. The Kraft Heinz Company will advance expenses incurred by an eligible person who is a party or is otherwise involved in a proceeding, action or suit, including those by or in the right of The Kraft Heinz Company to procure a judgment in its favor, in advance of the final disposition of such proceeding, action or suit upon receipt of an undertaking by or on behalf of such eligible person to repay such amount if it is ultimately determined that such person is not entitled to indemnification. The combined company will also purchase and maintain directors and officers insurance.

COMPARISON OF RIGHTS OF THE KRAFT HEINZ COMPANY SHAREHOLDERS AND KRAFT SHAREHOLDERS

If the merger is completed, Kraft shareholders will receive as part of the merger consideration shares of Kraft Heinz common stock. Pursuant to the terms of the merger agreement, immediately prior to the closing of the merger, Heinz’s charter and by-laws will be amended and restated to be in substantially the forms attached as Annex C and Annex D, respectively, of this proxy statement/prospectus.

The following is a summary of certain differences between (i) the current rights of Kraft shareholders under the Kraft charter and the Kraft by-laws, (ii) the rights of The Kraft Heinz Company shareholders under the new Kraft Heinz charter and the new Kraft Heinz by-laws following the completion of the merger and (iii) the respective laws of the Commonwealth of Virginia and the State of Delaware. These differences arise from the governing documents of the two companies, including the Kraft charter and the Kraft by-laws and the new Kraft Heinz charter and the new Kraft Heinz by-laws, and from the respective laws of the Commonwealth of Virginia and the State of Delaware. The summary set out below is not intended to provide a comprehensive discussion of each company’s governing documents or law. This summary is qualified in its entirety by reference to the full text of each of the Kraft charter, the Kraft by-laws, the new Kraft Heinz charter, the new Kraft Heinz by-laws, the DGCL and the VSCA. See the section entitled “Where You Can Find More Information”, beginning on page [—] of this proxy statement/prospectus, for information on how to obtain a copy of these documents.

General

The combined company will be incorporated under the laws of the State of Delaware and Kraft is incorporated under the laws of the Commonwealth of Virginia. Accordingly, the rights of The Kraft Heinz Company shareholders and Kraft shareholders are governed by the laws of the State of Delaware and the laws of the Commonwealth of Virginia, respectively. As a result of the merger, Kraft shareholders who receive shares of Kraft Heinz common stock will become The Kraft Heinz Company shareholders, and their rights as shareholders will be governed by the laws of the State of Delaware, the new Kraft Heinz charter and the new Kraft Heinz by-laws.

Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders

The Kraft Heinz Company	Kraft
Authorized Capital Stock

The Kraft Heinz Company will be authorized to issue up to 5,001,000,000 shares, divided into two classes consisting of:

(i)     5,000,000,000 shares of common stock, par value $0.01 per share; and

(ii)    1,000,000 shares of preferred stock, par value $0.01 per share.

The new Kraft Heinz charter will provide for the authorization and issuance of 80,000 shares of 9.00% Cumulative Compounding Preferred Stock, Series A.

The Kraft Heinz Company’s board of directors will be authorized to issue additional preferred stock in one or more series, subject to the rights of the holders of any outstanding class or series of preferred stock.

Kraft is authorized to issue up to 5,500,000,000 shares divided into two classes consisting of:

(i)     5,000,000,000 shares of common stock, without par value; and

(ii)    500,000,000 shares of preferred stock, without par value.

The Kraft charter provides that, subject to applicable law, the Kraft board is authorized to issue preferred stock in one or more series.

The Kraft Heinz Company	Kraft
Voting Rights

Each share of common stock outstanding shall be entitled to one vote on all matters on which shareholders generally are entitled to vote. However, except as required by law, holders of common stock will not be entitled to vote on any amendment to the new Kraft Heinz charter that relates solely to the terms of one or more outstanding class or series of preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the new Kraft Heinz charter or the DGCL.

Holders of preferred stock shall be entitled only to such voting rights as are expressly granted in the new Kraft Heinz charter.

The new Kraft Heinz by-laws provide that, except as required by law, the new Kraft Heinz charter or the rules of any stock exchange upon which shares of The Kraft Heinz Company’s capital stock are listed, all corporate actions to be taken by vote of the shareholders shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the shareholders of such class or series who are present in person or represented by proxy shall be the act of such class or series; provided that the election of directors shall be determined by the vote of a majority of the votes cast or a plurality (as discussed below).

Each share of common stock outstanding shall be entitled to one vote on any action of shareholders. Except as otherwise required by the VSCA, the exclusive general voting power for all purposes shall be vested in the common stock.

The Kraft charter and by-laws provide that, subject to the VSCA:

(i)     the vote required to constitute any voting group’s approval of any corporate action except the election of directors, an amendment or restatement of the charter, a plan of merger, share exchange, domestication or entity conversion, or a proposed sale or other disposition of Kraft’s property that requires shareholder approval pursuant to the VSCA or the dissolution of Kraft shall be a majority of all votes cast on the matter by such voting group at a meeting at which a quorum of such voting group exists;

(ii)    directors shall be elected by the vote of a majority of the votes cast, except as discussed under “Election of Directors” below; and

(iii)  a majority of all votes entitled to be cast by each voting group entitled to vote on such action shall be required to approve an amendment or restatement of the charter, a plan of merger, share exchange, domestication or entity conversion, or a proposed sale or other disposition of Kraft’s property that requires shareholder approval pursuant to the VSCA or the dissolution of Kraft.

Quorum

The new Kraft Heinz by-laws will provide that, unless required by law or the rules of any stock exchange upon which shares of The Kraft Heinz Company’s capital stock are listed, at any meeting of The Kraft Heinz Company’s shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum.	The Kraft by-laws provide that, unless required by law, at any meeting of Kraft’s shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum.

Shareholder Rights Plans

While Delaware law does not include a statutory provision expressly validating shareholder rights plans, such plans have generally been upheld by court decisions applying Delaware law.	Section 13.1-646 of the VSCA validates shareholder rights plans and Section 13.1-690 provides that the Virginia business judgment rule is the exclusive standard for measuring directors’ actions or failures to take action.

The Kraft Heinz Company	Kraft

The Kraft Heinz Company currently has no shareholder rights plan. The Kraft Heinz Company has no present intention to adopt a shareholder rights plan.	Kraft currently has no shareholder rights plan. Kraft has no present intention to adopt a shareholder rights plan.

Rights of Preferred Stock

The new Kraft Heinz charter will expressly authorize The Kraft Heinz Company’s board of directors, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for classes and series of preferred stock. The Kraft Heinz Company’s board of directors may fix the number of shares constituting such class or series and the designation of such class or series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such class or series.

80,000 shares of Heinz 9.00% Cumulative Compounding Preferred Stock, Series A were outstanding as of the date of this proxy statement/prospectus.

The Kraft charter expressly authorizes the Kraft board, without any action required by the shareholders, to determine the preferences, limitations and relative rights, to the extent permitted by the VSCA, of any class of shares of preferred stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series.

The preferred stock of all classes and series shall have preferences, limitations and relative rights identical with those of other shares of the same class or series. The preferences, limitations and relative rights of each series shall be identical with those of shares of other series of the same class, except to the extent otherwise provided in the description of the series.

No shares of Kraft preferred stock were issued and outstanding as of the date of this proxy statement/prospectus.

Number of Directors

The new Kraft Heinz charter will provide that the number of directors shall be established at 11 directors as of the date of effectiveness of the new Kraft Heinz charter and, thereafter, will be determined by the board from time to time.

The Kraft charter provides that the Kraft board will consist of not less than seven nor more than 13 members, and the exact number of directors will be set from time to time by the Kraft board pursuant to the Kraft by-laws.

There are currently 11 directors on the Kraft board.

Election of Directors

The new Kraft Heinz by-laws will provide that directors will be elected by a majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present, except that directors will be elected by a plurality of votes cast at a meeting at which a quorum is present if as of the expiration of the period of time during which shareholders are entitled to nominate persons for election as a director, the number of nominees for director exceeds the number of directors to be elected, one or more of whom was properly proposed by shareholders.	The Kraft by-laws provide that directors are elected by a majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present, except that directors are elected by a plurality of votes cast at a meeting at which a quorum is present if as of the expiration of the period of time during which shareholders are entitled to nominate persons for election as director, the number of nominees for director exceeds the number of directors to be elected, one or more of whom was properly proposed by shareholders.

The Kraft Heinz Company	Kraft

A majority of the votes cast means that the number of shares voted “for” a nominee for director must exceed the number of shares voted “against” that nominee for director, with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director.

The new Kraft Heinz charter will provide that, subject to the rights of the holders of any outstanding class or series of preferred stock, each director will be elected at each annual meeting of shareholders. The new Kraft Heinz charter will provide that each director will hold office until the next annual meeting of shareholders and until his or her respective successor is duly elected and qualified, or until the director’s prior death, resignation, disqualification or removal. The election of directors need not be by written ballot. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director.

A majority of the votes cast means that the number of shares voted “for” a nominee for director must exceed the number of votes cast “against” that nominee for director.

The Kraft charter provides that, from and after the election of directors at the 2015 annual meeting of shareholders, all directors will be elected annually and office until the next succeeding annual meeting of shareholders and until their respective successors are duly elected and qualified, subject to such director’s prior death, resignation, disqualification or removal from office.

Filling Vacancies on the Board of Directors

The new Kraft Heinz charter will provide that, subject to the rights of the holders of any outstanding class or series of preferred stock, any vacancy occurring on The Kraft Heinz Company’s board of directors, including a vacancy created by an increase in the number of directors, shall only be filled by the affirmative vote of the majority of the directors then in office, even though fewer than a quorum.	The Kraft charter provides that any vacancy occurring on the Kraft board, including a vacancy created by an increase in the number of directors, may be filled by a majority of Kraft directors, even though fewer than a quorum.

Cumulative Voting

The new Kraft Heinz charter and the new Kraft Heinz by-laws do not provide for cumulative voting.	The Kraft charter and the Kraft by-laws do not provide for cumulative voting.

Removal of Directors

The new Kraft Heinz charter will provide that directors may be removed at any time (a) with cause by affirmative vote of the holders of a majority of the outstanding capital stock of The Kraft Heinz Company entitled to vote in an election of directors or (b) without cause by either (i) the affirmative vote of the holders of at least 66 2/3% of the outstanding capital stock of The Kraft Heinz Company entitled to vote in an election of directors or (ii) solely if such removal is recommended by at least 66 2/3% of The Kraft Heinz Company’s board of directors, by the vote of the holders of a majority of the outstanding capital stock of The Kraft Heinz Company entitled to vote in an election of directors.	The Kraft charter provides that any director may be removed only for cause.

The Kraft Heinz Company	Kraft
Director Nominations by Shareholders

In the case of nominations for election at an annual meeting, notice must be delivered to Kraft Heinz Company’s secretary (i) not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, not more than 150 days nor less than 120 days prior to the date of such annual meeting or, if less than 120 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by The Kraft Heinz Company.

In the case of nominations for election at a special meeting of shareholders called for the election of directors, a shareholder may nominate candidates by delivering notice to The Kraft Heinz Company’s secretary by not later than the close of business on the seventh day following the date on which notice of such meeting is first given to the shareholders.

Such shareholder’s notice shall set forth (i) as to the shareholder giving the notice, (1) the name and address of such shareholder and any beneficial owner on whose behalf the nomination is being made; (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (3) the class, series and number of shares of capital stock of The Kraft Heinz Company owned beneficially, directly or indirectly, and of record by such shareholder and any beneficial owner on whose behalf the notice is given and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of The Kraft Heinz Company securities; (4) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the nomination has been made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote

In the case of nominations for election at an annual meeting, notice must be delivered to the Kraft secretary (i) not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, not more than 150 day nor less than 120 days prior to the date of such annual meeting or, if less than 120 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Kraft.

In the case of nominations for election at a special meeting of shareholders, a shareholder may nominate candidates by delivering notice to the Kraft secretary by not later than the close of business on the seventh day following the date on which notice of such meeting is first given to the shareholders.

Such shareholder’s notice shall set forth (i) as to the shareholder giving the notice, (1) the name and address of such shareholder and any beneficial owner on whose behalf the nomination is being made; (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (3) the class, series and number of shares of stock of Kraft owned beneficially, directly or indirectly, and of record by such shareholder and any beneficial owner on whose behalf the notice is given and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of the Kraft securities; (4) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the nomination has been made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote or direct the voting of

The Kraft Heinz Company	Kraft

or direct the voting of any of The Kraft Heinz Company securities; and (5) a description of all arrangements or understandings between such shareholder or such beneficial owner or any of their respective affiliates or associates or other parties with whom they are acting in concert and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and (ii) as to each person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person; (2) the principal occupation or employment of such person; (3) the class, series and number of shares of capital stock of Kraft Heinz Company that are beneficially owned by such person; (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the U.S. Securities and Exchange Commission promulgated under the Exchange Act; and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.	any of the Kraft securities; and (5) a description of all arrangements or understandings between such shareholder or such beneficial owner or any of their respective affiliates or associates or other parties with whom they are acting in concert and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and (ii) as to each person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of stock of Kraft that are beneficially owned by such person; (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the U.S. Securities and Exchange Commission promulgated under the Exchange Act; and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Shareholder Proposals

The new Kraft Heinz by-laws will provide that as to the notice of shareholder proposals of business to be brought at the annual meeting of shareholders, notice must be delivered to The Kraft Heinz Company’s secretary (i) not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, not more than 150 days nor less than 120 days prior to the date of such annual meeting or, if less than 120 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by The Kraft Heinz Company.

The new Kraft Heinz by-laws will provide that such shareholder notice shall set forth (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting, and the reasons for conducting such business at the meeting, (ii) the name and address of such shareholder proposing such business and any beneficial owner on whose behalf the proposal is being made, (iii) a representation that such shareholder is a

The Kraft by-laws provide that as to the notice of the proposals of business to be brought at the annual meeting of shareholders, notice must be delivered to the Kraft secretary (i) not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, not more than 150 days nor less than 120 days prior to the date of such annual meeting or, if less than 120 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Kraft.

The Kraft by-laws provide that such shareholder notice shall set forth (i) a brief description of the business desired to be brought before the meeting, (ii) the name and address of such shareholder proposing such business and any beneficial owner on whose behalf the proposal is being made, (iii) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (iv) the class, series

The Kraft Heinz Company	Kraft

shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (iv) the class, series and number of shares of capital stock of The Kraft Heinz Company owned, directly or indirectly, beneficially and of record by the shareholder and any beneficial owner on whose behalf the proposal is made, and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of The Kraft Heinz Company securities, (v) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the proposal is being made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote or direct the voting of any of The Kraft Heinz Company securities; and (vi) any material interest of the shareholder, and any beneficial owner on whose behalf the proposal is made and their respective affiliates or associates or other parties with whom they are acting in concert, in such business.

In addition, in accordance with SEC Rule 14a-8 under the Exchange Act, shareholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by The Kraft Heinz Company at least 120 days before the anniversary of the date that the previous year’s proxy statement was first mailed to shareholders. As provided in the SEC rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before The Kraft Heinz Company begins to print and mail its proxy materials.

and number of shares of stock of Kraft owned, directly or indirectly, beneficially and of record by the shareholder and any beneficial owner on whose behalf the proposal is made, and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of the Kraft securities, (v) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the proposal is being made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote or direct the voting of any of the Kraft securities; and (vi) any material interest of the shareholder, and any beneficial owner on whose behalf the proposal is made and their respective affiliates or associates or other parties with whom they are acting in concert, in such business.

In addition, in accordance with SEC Rule 14a-8 under the Exchange Act, shareholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by Kraft at least 120 days before the anniversary of the date that the previous year’s proxy statement was first mailed to shareholders. As provided in the SEC rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before Kraft begins to print and mail its proxy materials.

Shareholder Action by Written Consent

The new Kraft Heinz charter will provide that any action that is required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding capital stock of The Kraft Heinz Company entitled to vote thereon having not less than	The Kraft charter is silent as to shareholder action by written consent; therefore, Virginia law applies by default. Pursuant to Section 13.1-657 of the VSCA, any action required or permitted to be taken at a shareholders’ meeting may be approved without a meeting if a written consent is signed by all shareholders entitled to vote on the action.

The Kraft Heinz Company	Kraft

the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of The Kraft Heinz Company entitled to vote thereon were present and voted.

Charter Amendments

The new Kraft Heinz charter will provide that The Kraft Heinz Company reserves the right to amend, alter or repeal any provision contained in the new Kraft Heinz charter in the manner prescribed by statute, and all rights conferred to The Kraft Heinz Company shareholders in the new Kraft Heinz charter are granted subject to this reservation.

Pursuant to Section 242(b) of the DGCL, to amend the new Kraft Heinz charter, The Kraft Heinz Company’s board of directors must adopt a resolution setting forth the proposed amendment, declaring its advisability and either calling a special meeting of the shareholders or directing that the amendment proposed be considered at the next annual meeting of the shareholders. At the meeting, the affirmative vote of a majority of the outstanding stock entitled to vote thereon, plus, if the amendment adversely affects the powers, rights or preferences of, or changes the par value of, any class of shares, the affirmative vote of a majority of the outstanding stock of such class, is required to adopt the amendment.

Pursuant to Section 13.1-707 of the VSCA, except where shareholder approval of an amendment is not required by other statutory provisions (i.e., Section 13.1-706), to amend the Kraft charter, the Kraft board must adopt a resolution setting forth the proposed amendment and thereafter submit the amendment to the shareholders for their approval along with a recommendation that the shareholders approve the amendment, unless the board determines that because of conflicts of interest or other circumstances that it should not make such a recommendation, in which case the board shall transmit to the shareholders the basis for such determination.

The Kraft charter provides that a majority of all votes entitled to be cast by each voting group entitled to vote on an amendment or restatement of the Kraft charter shall be required to approve such amendment or restatement.

By-Law Amendments

The new Kraft Heinz charter will provide that the new Kraft Heinz by-laws may be adopted, repealed, altered or amended by an affirmative vote of a majority of the entire board of directors of The Kraft Heinz Company or by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of all classes and series of The Kraft Heinz Company capital stock entitled generally to vote in the election of directors, voting together as a single class.

The new Kraft Heinz by-laws will provide that, subject to any limitations in the new Kraft Heinz charter, The Kraft Heinz Company’s board of directors may adopt, amend or repeal the new Kraft Heinz by-laws and that The Kraft Heinz Company’s shareholders may adopt, amend or repeal the new Kraft Heinz by-laws as provided in the new Kraft Heinz charter.

The Kraft by-laws provide that the Kraft board may alter, amend or repeal the Kraft by-laws or adopt new by-laws, subject to the right of the shareholders of Kraft to repeal or change any by-laws made by the Kraft board or to approve new by-laws.

Special Meetings of Shareholders

The new Kraft Heinz by-laws will provide that special meetings of the shareholders may be called at any time by a majority of The Kraft Heinz Company’s board of	The Kraft by-laws provide that special meetings of the shareholders may be called at any time by a majority of the Kraft board or the chairman of the Kraft board.

The Kraft Heinz Company	Kraft

directors or the chairman of The Kraft Heinz Company’s board of directors.

The Kraft Heinz Company’s board of directors shall call a special meeting if requested by the record holders of shares representing at least 20% of the combined voting power of then outstanding shares of all classes and series of capital stock of The Kraft Heinz Company entitled to vote on the matters proposed to be voted on at such special meeting, so long as such request complies with applicable notice requirements.

The Kraft board shall call a special meeting if requested by the record holders of shares representing at least 20% of the combined voting power of then outstanding shares of all classes of Kraft capital stock entitled to vote on the matters proposed to be voted on at such special meeting, so long as such request complies with applicable notice requirements.

Notice of Meetings of Shareholders

The new Kraft Heinz by-laws will provide that notice of the place, day and time of a meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be given to the shareholders entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. In addition, notice may be given in any manner permitted by the DGCL.	The Kraft by-laws provide that notice of the place, day and time of a meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be given to the shareholders entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting; provided, however, notice of a meeting to act on an amendment of the Kraft charter, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of Kraft’s assets that is subject to Section 13.1-724 of the VSCA or the dissolution of Kraft shall be given not less than 25 nor more than 60 days before the date of such meeting.

Proxies

The new Kraft Heinz charter and the new Kraft Heinz by-laws will provide that a shareholder entitled to vote may vote in person or by proxy.	The Kraft by-laws provide that a shareholder entitled to vote may vote in person or by proxy.

Limitation of Personal Liability of Directors/Officers

The new Kraft Heinz charter, to the full extent permitted by the DGCL, will limit or eliminate the liability of The Kraft Heinz Company directors made a party to any proceeding (other than any action or suit by or in the right of The Kraft Heinz Company to procure a judgment in its favor) to The Kraft Heinz Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to The Kraft Heinz Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Kraft charter, to the full extent permitted by the VSCA, limits or eliminates the liability of Kraft directors and officers made a party to any proceeding to Kraft or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct.

Section 13.1-692.1 of the VSCA provides that the liability of a director or officer shall not be limited if the director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

The Kraft Heinz Company	Kraft
Indemnification of Directors and Officers

The new Kraft Heinz charter will provide that, to the full extent permitted by the DGCL, The Kraft Heinz Company shall indemnify any person who is or was a director or officer of The Kraft Heinz Company or any person who is or was a director or officer of The Kraft Heinz Company and who is or was serving at the request of The Kraft Heinz Company as a director, officer, employee, trustee or agent of another entity (referred to as an “eligible person” in the new Kraft Heinz charter) (i) against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by such person in connection with any proceeding (other than any action or suit by or in the right of The Kraft Heinz Company to procure a judgment in its favor) by reason of the fact that such person is or was an eligible person and, with respect to any criminal proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful and (ii) against expenses (including attorneys’ fees) in connection with the defense or settlement of any suit or action by or in the right of The Kraft Heinz Company to procure a judgment in its favor by reason of the fact that such person is or was an eligible person, in each case, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of The Kraft Heinz Company.

The new Kraft Heinz charter will further provide that The Kraft Heinz Company shall indemnify any eligible person pursuant to the provisions described in the immediately foregoing paragraph who has been successful on the merits in the defense of any proceeding or action or suit by or in the right of The Kraft Heinz Company to procure a judgment in its favor.

Any other indemnification (unless ordered by a court) shall be made by The Kraft Heinz Company on a case-by-case basis. With respect to a person who is a director or officer of The Kraft Heinz Company, such determination shall be made by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) by independent legal counsel in a written opinion if there are no such directors, or if such directors so direct or (iv) by the shareholders.

The Kraft charter provides that, to the full extent permitted by the VSCA, Kraft shall indemnify any person who was or is a party to any proceeding, including a proceeding brought by or in the right of Kraft or brought by or on behalf of the Kraft shareholders, by reason of the fact that such person is or was a director or officer of Kraft or is or was serving a director, trustee, partner or officer of another entity at the request of Kraft (referred to as an “eligible person” in the Kraft charter), against any liability (including reasonable expenses and attorneys’ fees) incurred by such person in connection with such proceeding.

The Kraft charter provides that the corporation shall indemnify any eligible person pursuant to the provisions described in the immediately foregoing paragraph who entirely prevails in the defense of any proceeding.

Any other indemnification (unless ordered by a court) shall be made by Kraft on a case-by-case basis. Such determination shall be made by (i) if there are two or more disinterested directors, the Kraft board by a majority vote of all disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote, (ii) if there are fewer than two disinterested directors or if a quorum of disinterested directors so directs, by special legal counsel or (iii) by the Kraft shareholders. In case of (iii), shares owned by or voted under the control of a director who does not qualify as a disinterested director may not be voted on the determination.

Notwithstanding the foregoing, in the event of a change in composition of a majority of the Kraft board after the time of the alleged act or omission with respect to which indemnification is claimed other than through successor directors approved by the board as it existed prior to such date, any determination as to such indemnification shall be made by special legal counsel agreed upon by the Kraft board and eligible person. If the board and such person cannot agree upon such special legal counsel, each will select a nominee and the nominees shall select such special legal counsel.

The Kraft Heinz Company	Kraft

The Kraft Heinz Company will advance expenses incurred by an eligible person who is a party or is otherwise involved in a proceeding or action or suit, including those by or in the right of The Kraft Heinz Company to procure a judgment in its favor, in advance of the final disposition of such proceeding, action or suit upon receipt of an undertaking by or on behalf of such eligible person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.	Kraft shall pay or reimburse the reasonable expenses incurred by any eligible person who is a party to a proceeding in advance of final disposition of the proceeding upon the furnishing of (i) a written statement of such person’s good faith belief that he or she has met the standard of conduct that is a prerequisite to indemnification and (ii) an undertaking to repay the advance. If it is ultimately determined that he or she did not meet such standard of conduct.

Exclusive Forum

The new Kraft Heinz charter will provide that, subject to certain exceptions, the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of The Kraft Heinz Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of The Kraft Heinz Company to The Kraft Heinz Company or The Kraft Heinz Company’s shareholders, (iii) any action asserting a claim arising pursuant to the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware.	The Kraft by-laws provide that, to the greatest extent permitted by applicable law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Kraft, (ii) any action asserting a claim of breach of a legal or fiduciary duty owed by any director or officer or other employee of Kraft, (iii) any action asserting a claim against Kraft or any director or officer or other employee arising pursuant to the VSCA, the Kraft charter or Kraft by-laws or (iv) any action asserting a claim against Kraft or any director or officer or other employee governed by the internal affairs doctrine, shall be the Circuit Court of the County of Henrico in the Commonwealth of Virginia or the United States District Court for the Eastern District of Virginia, Richmond Division.

NO APPRAISAL RIGHTS

In accordance with Section 13.1-730 of the VSCA, no appraisal rights shall be available to Kraft shareholders with respect to the merger.

CERTAIN BENEFICIAL OWNERS OF KRAFT COMMON STOCK

The following table shows the number of shares of Kraft common stock beneficially owned as of May 12, 2015, unless otherwise noted, by each member of the Kraft board, each Kraft named executive officer, as well as the number of shares beneficially owned by all of Kraft’s current directors and executive officers as a group. None of the Kraft common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of Kraft’s issued and outstanding common stock as of May 12, 2015.

Unless otherwise noted below, the address of each beneficial owner listed in the table below is Kraft Foods Group, Inc., Three Lakes Drive, Northfield, Illinois 60093.

Name of Beneficial Owner	Beneficially Owned Shares(1)		Deferred Stock/Additional Underlying Units(2)	Total Shares/Interests Held
Directors:
John T. Cahill	369,989		138,338	508,327
Abelardo E. Bru	—		8,155	8,155
L. Kevin Cox	133		8,155	8,288
Myra M. Hart	4,175		10,310	14,485
Peter B. Henry	—		8,688	8,688
Jeanne P. Jackson	—		8,155	8,155
Terry J. Lundgren	—		7,331	7,331
Mackey J. McDonald	—		10,309	10,309
John C. Pope	10,197	(3)	9,120	19,317
E. Follin Smith	—		8,155	8,155

Named Executive Officers:
Christopher J. Kempczinski	61,844		47,393	109,237
Teri List-Stoll	155,833		38,518	194,351
Sam B. Rovit	17,315		—	17,315
Kim K. W. Rucker	52,012		16,996	69,008
W. Anthony Vernon(4)	451,510		29,963	481,473
All directors and executive officers as a group (15 persons)(5)	699,028		349,724	1,048,752

(1)	Includes the number of Kraft options that are exercisable, or will become exercisable, within 60 days after May 12, 2015 as follows: Mr. Cahill—296,075; Mr. Kempczinski—40,131; Ms. List-Stoll—143,445; Mr. Rovit—0; Ms. Rucker—28,985; Mr. Vernon—309,471; and all of Kraft’s current executive officers as a group—464,717. Also includes DCUs as follows: Mr. Cahill—7,175; Mr. Kempczinski—368; Ms. List-Stoll—920; Mr. Rovit—1,844; Ms. Rucker—9,764; Mr. Vernon—9,005; and all of Kraft’s current executive officers as a group—28,648.
(2)	Includes RSUs and shares held in the Kraft Foods Group, Inc. Thrift/TIP 401(k) Plans as of April 30, 2015. Also includes deferred shares held in the stock deferral plan under the Kraft Foods Group, Inc. Deferred Compensation Plan for Non-Management Directors. These shares accumulate dividends, which are reinvested in common stock.
(3)	Includes 99 shares as to which Mr. Pope disclaims beneficial ownership, as the shares are held in trust for his children’s benefit.
(4)	Mr. Vernon served as Kraft’s Chief Executive Officer until December 27, 2014 and as a director until May 5, 2015.

(5)	This group includes, in addition to the individuals named in the table under the heading “Directors,” Kraft’s current executive officers: James Kehoe, Christopher J. Kempczinski, Diane Johnson May, Kim K. W. Rucker and George Zoghbi.

The following table displays information about persons known by Kraft to be the beneficial owners of more than 5% of Kraft’s issued and outstanding common stock as of the end of 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock*
BlackRock, Inc.(1)	34,517,184	5.8%
55 East 52nd Street New York, NY 10022
State Street Corporation(2)	32,600,282	5.5%
State Street Financial Center One Lincoln Street Boston, MA 02111
The Vanguard Group(3)	31,509,783	5.3%
100 Vanguard Blvd. Malvern, PA 19355

*	Calculated based on 592,269,323 shares of Kraft’s issued and outstanding common stock as of May 12, 2015.
(1)	Based on the Schedule 13G/A Information Statement filed on February 2, 2015 by BlackRock disclosing ownership as of December 31, 2014.
(2)	Based on the Schedule 13G Information Statement filed on February 12, 2015 by State Street disclosing ownership as of December 31, 2014.
(3)	Based on the Schedule 13G/A Information Statement filed on February 10, 2015 by The Vanguard Group disclosing ownership as of December 31, 2014.

CERTAIN BENEFICIAL OWNERS OF HEINZ COMMON STOCK

The following table describes the beneficial ownership of Heinz common stock as of May 14, 2015, by each person known to Heinz to beneficially own more than five percent of Heinz common stock and the directors and NEOs of Heinz. The number of shares of Heinz common stock outstanding used in calculating the percentage for each listed person includes the shares of Heinz common stock underlying any warrant beneficially owned by that person that are exercisable within 60 days following May 14, 2014, but such shares are not used in calculating the percentage for any other person not owning such warrant. As of May 14, 2015, there were 161 holders of Heinz common stock, 850,954,324 shares of Heinz common stock issued and outstanding and 122,000 RSUs outstanding. The beneficial ownership percentages reflected in the table below are based on the shares of Heinz common stock and RSUs outstanding as of May 14, 2015.

Except as described in the agreements indicated in a footnote, each of the beneficial owners listed has, to Heinz’s knowledge, sole voting, dispositive and investment power with respect to the indicated shares of Heinz common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Heinz Common Stock Beneficially Owned		Percent of Heinz Common Stock
3G Special Situations Fund III, L.P.(3) 600 Third Avenue, 37th Floor, New York, New York 10016	425,000,000	(1)	49.94	%(1)
Berkshire Hathaway Inc.(4) 3555 Farnam Street, Omaha, NE	471,195,652	(1)	55.36	%(1)
Gregory Abel	20,000	(2)	*
Alexandre Behring	40,000	(2)	*
Tracy Britt Cool	22,000	(2)	*
Warren E. Buffett	471,195,652	(4)	55.36	%(4)
Jorge Paulo Lemann	20,000	(2)	*
Marcel Herrmann Telles	20,000	(2)	*
Bernardo Hees	96,300		*
Paulo Basilio	44,907		*
Eduardo Pelleissone	32,039		*
Matt Hill	32,084		*
Marcos Romaneiro	32,236		*
All directors and executive officers as a group(5)	471,581,629		55.41%

*	Indicates beneficial owners who own less than 1% of Heinz common stock as of May 14, 2015.
(1)	Includes shares of which the listed beneficial owner is deemed to have the right to acquire beneficial ownership under Rule 13d-3(d) under the Exchange Act, including, among other things, shares which the listed beneficial owner has the right to acquire within 60 days. Each of 3G Special Situations Fund III, L.P. and Berkshire Hathaway beneficially own 425,000,000 shares of Heinz common stock. In addition, Berkshire Hathaway, pursuant to the Berkshire warrant, is entitled at any time upon exercise to purchase 46,195,652 shares of Heinz common stock at an exercise price of $0.01 per share.
(2)	Represents RSUs that settle upon termination of board service by Messrs. Behring, Abel, Lemann and Telles and Ms. Britt Cool.
(3)

3G Special Situations Fund III Partners, L.P. (the “GP”) serves as the general partner of 3G Special Situations Fund III, L.P. (the “Fund”). 3G Capital Partners, L.P. (the “UGP”) is the general partner of the GP. 3G Capital Partners Ltd. (the “UUGP” and, together with the GP, the Fund and the UGP, the “3G Entities”) is the general partner of the UGP. Each of the 3G Entities may be deemed to beneficially own, and to have shared voting and dispositive power with respect to, these shares of Heinz common stock. The address of each of the 3G Entities is 3G Capital, Inc., 600 Third Avenue, 37th Floor, New York, New York 10016. Mr. Behring is the managing partner of 3G Capital Partners, Ltd. and Messrs. Behring, Lemann and Telles are directors of 3G Capital Partners, Ltd. A five member investment committee of 3G Capital Partners, L.P. is empowered to make decisions with respect to 3G Special Situations Fund III, L.P.’s investments, including Heinz, and, therefore, no individual member of the committee is deemed to be the beneficial owner of the shares of Heinz beneficially owned indirectly by 3G Special Situation Fund III, L.P. This investment committee has the power to vote, dispose of or sell all of the shares of Heinz. Messrs. Behring, Lemann and Telles are members of the investment committee and disclaim beneficial ownership of any shares of Heinz beneficially owned by 3G Special Situations Fund III, L.P., except to the extent of their pecuniary interest, if any, therein. Prior to the consummation of the merger, the Fund will transfer all of its shares of Heinz common stock to 3G Global Food Holdings.
(4)	Berkshire Hathaway, a diversified holding company whose address is 3555 Farnam Street, Omaha, NE 68131, owns an aggregate of 425,000,000 shares of Heinz common stock, and has the right to acquire an additional 46,195,652 shares of common stock under the Berkshire warrant. Warren E. Buffett, the Chairman and CEO of Berkshire Hathaway, may be deemed to control Berkshire Hathaway, and therefore may be deemed to beneficially own the shares of Heinz common stock beneficially owned by Berkshire Hathaway.
(5)	Includes shares beneficially owned by directors and NEOs of Heinz and Eduardo Luz, an executive officer of Heinz.

Immediately prior to the consummation of the merger, pursuant to the pre-closing Heinz share conversion, each share of Heinz common stock held by each of the beneficial owners listed in the table above will be automatically reclassified and changed into 0.443332 of a share of Heinz common stock. As a result of the foregoing (and after giving effect to the equity investment immediately prior to the consummation of the merger), on a fully diluted basis, approximately 51% of outstanding Kraft Heinz common stock will be held by shareholders that were holders of Heinz common stock immediately prior to the effectiveness of the merger and approximately 49% of outstanding Kraft Heinz common stock will be held by shareholders that were Kraft shareholders immediately prior to the effectiveness of the merger.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of Kraft common stock in an account at the same broker, bank or other nominee, your nominee delivered a single set of proxy materials to your address. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Shareholders who participate in householding continue to receive separate voting instruction cards and control numbers for voting electronically. A shareholder who wishes to receive a separate copy of the proxy materials, now or in the future, should submit this request by writing [—], or calling [—]. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request.

If you are a registered shareholder or hold your shares in an employee benefit plan, we sent you and each registered or plan shareholder at your address separate sets of proxy materials.

LEGAL MATTERS

The validity of the shares of Kraft Heinz common stock offered hereby will be passed upon for Heinz by Cravath, Swaine & Moore LLP.

The obligations of Kraft, on the one hand, and Heinz, on the other hand, to complete the merger are conditioned, respectively, on Kraft’s receipt of a written opinion from Sullivan & Cromwell LLP, tax counsel to Kraft, and Heinz’s receipt of a written opinion from Cravath, Swaine & Moore LLP, tax counsel to Heinz, each to the effect that for U.S. federal income tax purposes, the merger and the subsequent merger will be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. See the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page [—] of this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of H.J. Heinz Holding Corporation and its subsidiaries (Successor) as of December 28, 2014 and December 29, 2013 and for the year ended December 28, 2014 and the period from February 8, 2013 through December 29, 2013, included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of H. J. Heinz Company and its subsidiaries (Predecessor) as of April 28, 2013 and for the period from April 29, 2013 through June 7, 2013 and for the years ended April 28, 2013 and April 29, 2012, included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) of Kraft Foods Group, Inc. incorporated in this proxy statement/prospectus by reference to Kraft Foods Group, Inc’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014, incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Kraft files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents Kraft files at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Kraft are also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents Kraft files with the SEC by going to Kraft’s Internet website at http://ir.Kraftfoodsgroup.com under the “Investor Center” heading and then under the “Financial Information” link. The Internet website address of Kraft is provided as inactive textual references only. The information provided on the Internet website of Kraft, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Kraft to “incorporate by reference” into this proxy statement/prospectus documents Kraft files with the SEC. This means that Kraft can disclose important information to you by referring you to those documents. This document incorporates by reference documents that Kraft has previously filed with the SEC and documents that Kraft may file with the SEC after the date of this document and prior to the date of the Kraft special meeting. These documents contain important information about Kraft and its financial condition. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that Heinz and Kraft file with the SEC may update and supersede that information. Kraft incorporates by reference the documents listed below and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 27, 2014, filed with the SEC on February 19, 2015;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2015, filed with the SEC on April 28, 2015;

•	Current Reports on Form 8-K filed with the SEC on February 17, February 23, March 11, March 25 (two reports), April 1, 2015 and May 7, 2015;

•	Amended and Restated Articles of Incorporation of Kraft, filed as Exhibit 3.1 to Amendment No. 4 on Form 10 dated and filed with the SEC on July 17, 2012;

•	Amended and Restated by-laws of Kraft, filed as Exhibit 3.1 to the Current Report on Form 8-K dated March 24, 2015, filed with the SEC on March 25, 2015; and

•	Definitive Proxy Statement for Kraft’s 2015 Annual Meeting, filed with the SEC on March 18, 2015.

Any person may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Kraft, without charge, by written or telephonic request directed to Kraft Foods Group, Inc., Attention: Office of the Corporate Secretary, Three Lakes Drive, Northfield, Illinois 60093, Telephone (847) 646-2000; or Innisfree, Kraft’s proxy solicitor, by calling toll-free at (877) 750-9498 or, for banks, brokerage firms and other nominees, collect at (212) 750-5833; or from the SEC through the SEC website at the address provided above.

Notwithstanding the foregoing, information furnished by Kraft on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.

H.J. Heinz Holding Corporation does not currently file reports with the SEC. Following the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, Heinz will file annual, quarterly and current reports and other information with the SEC. You may read and copy any future filings made by H.J. Heinz Holding Corporation at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. SEC filings of Heinz will also be available to the public at the SEC website at www.sec.gov.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF KRAFT COMMON STOCK AT THE SPECIAL MEETING. KRAFT HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [—], 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

INDEX TO FINANCIAL STATEMENTS OF H.J. HEINZ HOLDING CORPORATION

Audited Consolidated Financial Statements

Unaudited Condensed Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of H. J. Heinz Holding Corporation

In our opinion, the accompanying consolidated balance sheets as of December 28, 2014 and December 29, 2013 and the related consolidated statements of operations, comprehensive income/(loss), equity and cash flows for the year ended December 28, 2014 and for the period from February 8, 2013 through December 29, 2013 present fairly, in all material respects, the financial position of H. J. Heinz Holding Corporation and its subsidiaries (Successor) at December 28, 2014 and December 29, 2013, and the results of their operations and their cash flows for the year ended December 28, 2014 and for the period from February 8, 2013 through December 29, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for the year ended December 28, 2014 and for the period from February 8, 2013 through December 29, 2013 listed in the accompanying Index to Financial Statements of H.J. Heinz Holding Corporation presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania

April 10, 2015

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of H. J. Heinz Company

In our opinion, the accompanying consolidated balance sheet as of April 28, 2013 and the related consolidated statements of operations, comprehensive income/(loss), equity and cash flows for the period from April 29, 2013 to June 7, 2013 and for the years ended April 28, 2013 and April 29, 2012 present fairly, in all material respects, the financial position of H. J. Heinz Company and its subsidiaries (Predecessor) at April 28, 2013, and the results of their operations and their cash flows for the period from April 29, 2013 to June 7, 2013 and for the years ended April 28, 2013 and April 29, 2012 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for the period from April 29, 2013 to June 7, 2013 and for the year ended April 28, 2013 listed in the accompanying Index to Financial Statements of H.J. Heinz Holding Corporation presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania

March 7, 2014, except for the effects of the change in the composition of the reportable segments in Notes 6, 8 and 9 as to which the date is January 23, 2015

H. J. Heinz Holding Corporation and Subsidiaries

Consolidated Statements of Operations

	Successor		Predecessor (H. J. Heinz Company)
	December 28, 2014 (52 weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions, except per share amounts)
Sales	$10,922	$6,240	$1,113	$11,529	$11,508
Cost of products sold	7,291	4,588	730	7,333	7,513

Gross profit	3,631	1,652	383	4,196	3,995
Selling, general and administrative expenses	2,063	1,502	243	2,489	2,492
2013 Merger related costs	—	158	112	45	—

Operating income/(loss)	1,568	(8)	28	1,662	1,503
Interest income	33	13	3	28	35
Interest expense	686	409	35	284	293
Unrealized gain on derivative instruments	—	118	—	—	—
Other expense, net	(112)	(12)	(126)	(62)	(8)

Income/(loss) from continuing operations before income taxes	803	(298)	(130)	1,344	1,237
Provision for/(benefit from) income taxes	131	(232)	61	242	245

Income/(loss) from continuing operations	672	(66)	(191)	1,102	992
Loss from discontinued operations, net of tax	—	(6)	(1)	(75)	(51)

Net income/(loss)	672	(72)	(192)	1,027	941
Less: Net income attributable to the noncontrolling interest	15	5	3	14	17

Net income/(loss) attributable to H. J. Heinz Holding Corporation	$657	$(77)	$(195)	$1,013	$924

Net income/(loss) attributable to H. J. Heinz Holding Corporation	$657	$(77)	$(195)	$1,013	$924
Less: Preferred dividends	720	360	—	—	—
Less: Accretion of preferred shares to redemption value	—	687	—	—	—
Less: Loss from discontinued operations, net of tax	—	(6)	(1)	(75)	(51)
Less: Allocation to participating securities	—	—	—	—	2

Net (loss)/income attributable to common shareholders	$(63)	$(1,118)	$(194)	$1,088	$973

Income/(loss) per common share:
Diluted
Continuing operations attributable to common shareholders	$(0.07)	$(1.32)	$(0.60)	$3.37	$3.01
Discontinued operations attributable to common shareholders	—	(0.01)	(0.01)	(0.23)	(0.16)

Net (loss)/income attributable to common shareholders	$(0.07)	$(1.33)	$(0.61)	$3.14	$2.85

Average common shares outstanding—diluted	850	850	321	323	323

Basic
Continuing operations attributable to common shareholders	$(0.07)	$(1.32)	$(0.60)	$3.39	$3.03
Discontinued operations attributable to common shareholders	—	(0.01)	(0.01)	(0.23)	(0.16)

Net (loss)/income attributable to common shareholders	$(0.07)	$(1.33)	$(0.61)	$3.16	$2.87

Average common shares outstanding—basic	850	850	321	321	321

Cash dividends per common share	$—	$—	$—	$2.06	$1.92

See Notes to Consolidated Financial Statements

H. J. Heinz Holding Corporation and Subsidiaries

Consolidated Statements of Comprehensive Income/(Loss)

	Successor		Predecessor (H.J. Heinz Company)
	December 28, 2014 (52 weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
Net income/(loss)	$672	$(72)	$(192)	$1,027	$941
Other comprehensive income/(loss), net of tax:
Foreign currency translation adjustments	(939)	129	(98)	(229)	(377)
Net deferred gains/(losses) on net investment hedges from periodic revaluations	336	(117)	—	—	—
Net pension and post-retirement benefit (losses)/gains	(34)	102	—	(189)	(258)
Reclassification of net pension and post-retirement benefit (gains)/losses to net income	(7)	—	7	55	57
Net deferred (losses)/gains on derivatives from periodic revaluations	(173)	110	(1)	(12)	30
Net deferred losses/(gains) on derivatives reclassified to earnings	4	(3)	7	30	(14)

Total comprehensive (loss)/income	(141)	149	(277)	682	379

Comprehensive (income)/loss attributable to the noncontrolling interest	(8)	6	1	1	1

Comprehensive income/(loss) attributable to H. J. Heinz Holding Corporation	$(149)	$155	$(276)	$683	$380

See Notes to Consolidated Financial Statements

H. J. Heinz Holding Corporation and Subsidiaries

Consolidated Balance Sheets

	Successor		Predecessor (H.J. Heinz Company)
	December 28, 2014	December 29, 2013	April 28, 2013
	(In millions)
Assets
Current assets:
Cash and cash equivalents	$2,298	$2,459	$2,477
Trade receivables (net of allowances: $8, $1, and $8)	851	1,100	873
Other receivables (net of allowances: $-, $-, and $-)	384	245	201
Inventories:
Finished goods and work-in-process	962	1,138	1,077
Packaging material and ingredients	223	297	256

Total inventories	1,185	1,435	1,333
Prepaid expenses	139	145	161
Other current assets	58	60	91

Total current assets	4,915	5,444	5,136

Property, plant and equipment:
Land	199	226	79
Buildings and leasehold improvements	604	617	997
Equipment, furniture and other	1,993	1,986	4,284

	2,796	2,829	5,360
Less accumulated depreciation	431	166	2,900

Total property, plant and equipment, net	2,365	2,663	2,460

Other non-current assets:
Goodwill	14,959	15,070	3,079
Trademarks, net	11,455	12,131	1,037
Other intangibles, net	1,733	2,359	378
Other non-current assets	1,336	1,305	850

Total other non-current assets	29,483	30,865	5,344

Total assets	$36,763	$38,972	$12,940

See Notes to Consolidated Financial Statements

H. J. Heinz Holding Corporation and Subsidiaries

Consolidated Balance Sheets

	Successor		Predecessor (H.J. Heinz Company)
	December 28, 2014	December 29, 2013	April 28, 2013
	(In millions except share and per share amounts)
Liabilities and Equity
Current liabilities:
Short-term debt	$59	$144	$1,137
Portion of long-term debt due within one year	11	108	1,023
Trade payables	1,651	1,192	1,310
Other payables	203	148	183
Accrued interest	167	172	60
Accrued trade promotions and marketing	297	370	314
Other accrued liabilities	472	589	645
Income taxes	232	202	114

Total current liabilities	3,092	2,925	4,786

Long-term debt and other non-current liabilities:
Long-term debt	13,586	14,618	3,848
Deferred income taxes	3,867	4,161	679
Non-pension post-retirement benefits	197	196	240
Other non-current liabilities	336	530	507

Total long-term debt and other non-current liabilities	17,986	19,505	5,274

Commitments and contingent liabilities (See Note 19)
Redeemable noncontrolling interest	29	30	30
9% Series A cumulative redeemable preferred stock, 80,000 authorized and issued shares, $0.01 par value	8,320	8,320	—
Equity:
Capital stock:
Common stock, 431,096 shares issued, $0.25 par value	—	—	108
Common stock, 850,402,099 shares issued, $0.01 par value	9	9	—

	9	9	108
Warrants	367	367	—
Additional capital	7,315	7,445	609
(Accumulated deficit)/retained earnings	—	(77)	7,907
Accumulated other comprehensive income/(loss)	(574)	232	(1,174)

	7,117	7,976	7,450
Less:
Treasury shares, at cost (109,831 shares at April 28, 2013)	—	—	4,647

Total H. J. Heinz Holding Corporation shareholders’ equity	7,117	7,976	2,803
Noncontrolling interest	219	216	47

Total equity	7,336	8,192	2,850

Total liabilities and equity	$36,763	$38,972	$12,940

See Notes to Consolidated Financial Statements

H. J. Heinz Holding Corporation and Subsidiaries

Consolidated Statements of Equity

	Successor				Predecessor (H.J. Heinz Company)
	December 28, 2014		February 8- December 29, 2013		April 29- June 7, 2013		April 28, 2013			April 29, 2012
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars		Shares	Dollars
	(In millions, except per share amounts)
PREFERRED STOCK
Balance at beginning of period	—	$—	—	$—	—	$—	—	$—		—	$—
Conversion of preferred into common stock	—	—	—	—	—	—	—	—		—	—

Balance at end of period	—	—	—	—	—	—	—	—		—	—

Authorized shares—December 28, 2014	—

COMMON STOCK
Balance at beginning of period	850	9	—	—	431	108	431	108		431	108
Common stock issued	—	—	850	9	—	—	—	—		—	—

Balance at end of period	850	9	850	9	431	108	431	108		431	108

Authorized shares—December 28, 2014	4,000

WARRANTS
Balance at beginning of period		367		—		—		—			—
Warrants issued		—		367		—		—			—

Balance at end of period		367		367		—		—			—

ADDITIONAL CAPITAL
Balance at beginning of period		7,445		—		609		595			629
Common stock issued		—		8,491		—		—			—
Preferred dividends paid to shareholder in excess of retained earnings		(142)		(360)		—		—			—
Accretion of preferred stock to redemption value		—		(687)		—		—			—
Conversion of preferred into common stock		—		—		—		(4)			(1)
Stock options exercised, net of shares tendered for payment		—		—		—		(7	)(3)		(15	)(3)
Cancellation of stock options and restricted stock units		—		—		(178)		—			—
Stock option expense		8		1		5		10			11
Restricted stock unit activity		—		—		(1)		(6)			4
Purchase of subsidiary shares from noncontrolling interests(1)		—		—		—		19			(34)
Other, net(5)		4		—		—		2			1

Balance at end of period		7,315		7,445		435		609			595

RETAINED EARNINGS
Balance at beginning of period		(77)		—		7,907		7,568			7,265
Net income/(loss) attributable to H. J. Heinz Holding Corporation		657		(77)		(195)		1,013			924
Cash dividends:
Preferred		(578)		—		—		—			—
Common (per share $2.06 and $1.92 in 2013 and 2012, respectively)		—		—		—		(666)			(619)
Purchase of subsidiary shares from noncontrolling interests(1)		—		—		—		(8)			—
Other(4)		(2)		—		—		—			(2)

Balance at end of period		—		(77)		7,712		7,907			7,568

(1)	See Note 5 for further details.
(2)	Includes activity of the Global Stock Purchase Plan.
(3)	Includes income tax benefit resulting from exercised stock options.
(4)	In December 2014, there was a $2 million adjustment to the maximum redemption value of the redeemable noncontrolling interest (see Note 19). The Predecessor periods included unpaid dividend equivalents on restricted stock units.
(5)	In 2014, there was a non-cash capital contribution associated with shares issued by Heinz to certain employees in conjunction with the Bonus Swap Program. See Note 14.

See Notes to Consolidated Financial Statements

H. J. Heinz Holding Corporation and Subsidiaries

Consolidated Statements of Equity

	Successor				Predecessor (H.J. Heinz Company)
	December 28, 2014		February 8- December 29, 2013		April 29- June 7, 2013		April 28, 2013		April 29, 2012
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars
	(In millions, except per share amounts)
TREASURY STOCK
Balance at beginning of period	—	—	—	—	(110)	(4,647)	(111)	(4,666)	(110)	(4,593)
Shares reacquired	—	—	—	—	—	—	(2)	(139)	(4)	(202)
Conversion of preferred into common stock	—	—	—	—	—	—	—	4	—	1
Stock options exercised, net of shares tendered for payment	—	—	—	—	—	1	3	127	3	105
Restricted stock unit activity	—	—	—	—	—	—	—	21	—	14
Other, net(2)	—	—	—	—	—	—	—	6	—	9

Balance at end of period	—	$—	—	$—	(110)	$(4,646)	(110)	$(4,647)	(111)	$(4,666)

ACCUMULATED OTHER COMPREHENSIVE (LOSS)/INCOME
Balance at beginning of period		$232		$—		$(1,174)		$(845)		$(300)
Net pension and post-retirement benefit (losses)/gains		(34)		102		—		(189)		(258)
Reclassification of net pension and post-retirement benefit (gains)/losses to net income		(7)		—		7		55		57
Foreign currency translation adjustments		(932)		140		(94)		(197)		(360)
Net deferred gains/(losses) on net investment hedges from periodic revaluations		336		(118)		—		—		—
Net deferred (losses)/gains on derivatives from periodic valuations		(173)		111		(1)		(12)		30
Net deferred losses/(gains) on derivatives reclassified to earnings		4		(3)		7		30		(14)
Purchase of subsidiary shares from noncontrolling interests(1)		—		—		—		(16)		—

Balance at end of period		(574)		232		(1,255)		(1,174)		(845)

TOTAL H. J. HEINZ HOLDING CORPORATION SHAREHOLDERS’ EQUITY		7,117		7,976		2,354		2,803		2,760

NONCONTROLLING INTEREST
Balance at beginning of period		216		—		47		52		74
Fair Value of Noncontrolling Interest as of June 8, 2013		—		230		—		—		—
Net income attributable to the noncontrolling interest		14		5		3		13		16
Other comprehensive income/(loss), net of tax:
Net pension and post-retirement benefit gains/(losses)		—		—		—		—		—
Foreign currency translation adjustments		(4)		(13)		(2)		(5)		(6)
Reclassification of net pension and post-retirement benefit losses to net income		—		—		—		—		—
Net deferred (losses)/gains on derivatives from periodic valuations		—		—		—		—		—
Net deferred (gains)/losses on derivatives reclassified to earnings		—		—		—		—		—
Purchase of subsidiary shares from noncontrolling interests(1)		—		—		—		—		(20)
Dividends paid to noncontrolling interest		(7)		(6)		—		(13)		(12)

Balance at end of period		219		216		48		47		52

TOTAL EQUITY		$7,336		$8,192		$2,402		$2,850		$2,812

Note: See Footnote explanations on previous page.

See Notes to Consolidated Financial Statements

H. J. Heinz Holding Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	Successor		Predecessor (H. J. Heinz Company)
	December 28, 2014 (52 weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
Operating Activities
Net (loss)/income	$672	$(72)	$(192)	$1,027	$941
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	430	231	36	302	296
Amortization	100	49	4	42	43
Amortization of deferred debt issuance costs	45	29	1	5	4
Inventory fair value step-up charged to cost of products sold	—	383	—	—	—
Deferred tax (benefit)/provision	(174)	(298)	(20)	(87)	(95)
Net losses on divestitures	—	—	—	20	—
Impairment on assets held for sale	—	—	—	36	—
Pension contributions	(102)	(152)	(7)	(69)	(23)
Impairment loss on indefinite-lived trademarks and other intangibles	221	—	—	—	—
Asset write-downs from Fiscal 2012 productivity initiatives	—	—	—	—	59
Unrealized gain on derivative instruments	—	(118)	—	—	—
Other items, net	151	50	21	83	74
Changes in current assets and liabilities, excluding effects of acquisitions and divestitures:
Receivables (includes proceeds from securitization)	(4)	(119)	(3)	(166)	172
Inventories	153	84	(183)	(49)	61
Prepaid expenses and other current assets	(1)	44	(18)	14	(12)
Accounts payable	562	(90)	(70)	169	(72)
Accrued liabilities	(132)	78	48	72	(20)
Income taxes	219	(64)	10	(9)	66

Cash provided by/(used for) operating activities	2,140	35	(373)	1,390	1,494

Investing activities:
Capital expenditures	(399)	(202)	(120)	(399)	(419)
Proceeds from disposals of property, plant and equipment	54	6	—	19	10
Acquisitions of business, net of cash on hand	—	(21,494)	—	—	(3)
Proceeds from divestitures	—	26	—	17	4
Sale of short-term investments	—	—	—	—	57
Change in restricted cash	—	—	34	4	(39)
Other items, net	(4)	(7)	(4)	(14)	(11)

Cash used for investing activities	(349)	(21,671)	(90)	(373)	(401)

Financing activities:
Payments on long-term debt	(1,103)	(2,670)	(440)	(224)	(1,441)
Proceeds from long-term debt	—	12,575	2	205	1,912
Debt issuance costs	—	(321)	—	—	—
Net (payments)/proceeds on commercial paper and short-term debt	(3)	(1,641)	481	1,090	(43)
Common dividends	—	—	—	(666)	(619)
Preferred dividends	(720)	(360)	—	—	—
Purchases of treasury stock	—	—	—	(139)	(202)
Exercise of stock options	—	—	1	113	83
Acquisition of subsidiary shares from noncontrolling interests	—	—	—	(80)	(55)
Proceeds from issuance of common stock	—	8,500	—	—	—
Proceeds from issuance of preferred stock	—	7,633	—	—	—
Proceeds from issuance of warrants	—	367	—	—	—
Other items, net	6	26	42	(43)	1

Cash provided by/(used for) financing activities	(1,820)	24,109	86	256	(364)

Effect of exchange rate changes on cash and cash equivalents	(132)	(14)	(30)	(127)	(122)

Net increase/(decrease) in cash and cash equivalents	(161)	2,459	(407)	1,146	607
Cash and cash equivalents at beginning of period	2,459	—	2,477	1,331	724

Cash and cash equivalents at end of period	$2,298	$2,459	$2,070	$2,477	$1,331

See Notes to Consolidated Financial Statements

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

1.	Basis of Presentation

Organization

On June 7, 2013, H. J. Heinz Company was acquired by H.J. Heinz Holding Corporation (formerly known as Hawk Acquisition Holding Corporation) (“Parent”), a Delaware corporation controlled by Berkshire Hathaway Inc. (“Berkshire Hathaway”) and 3G Special Situations Fund III, L.P. (“3G Capital,” and together with Berkshire Hathaway, the “Sponsors”), pursuant to the Agreement and Plan of Merger, dated February 13, 2013 (the “2013 Merger Agreement”), as amended by the Amendment to Agreement and Plan of Merger, dated March 4, 2013 (the “Amendment”), by and among H. J. Heinz Company, Parent and Hawk Acquisition Sub, Inc., a Pennsylvania corporation and an indirect wholly owned subsidiary of Parent (“Merger Subsidiary”), in a transaction hereinafter referred to as the “2013 Merger.” As a result of the 2013 Merger, Merger Subsidiary merged with and into H. J. Heinz Company, with H. J. Heinz Company surviving as a wholly owned subsidiary of H. J. Heinz Corporation II (formerly Hawk Acquisition Intermediate Corporation II) (“Holdings”), which in turn is an indirect wholly owned subsidiary of Parent. Each of the Sponsors own 425 million shares of common stock in Parent. In addition, Berkshire Hathaway has an $8.0 billion preferred stock investment in Parent which entitles it to a 9.0% annual dividend, and warrants to purchase approximately 46 million additional shares of common stock in Parent. See Note 4 “2013 Merger and Acquisition” for further information on the 2013 Merger.

Unless the context otherwise requires, the terms “we,” “us,” “our” and “Heinz” refer, collectively, to Parent, H. J. Heinz Company, and their subsidiaries.

Parent’s wholly-owned subsidiary, Holdings, filed a Registration Statement on Form S-4 (“Registration Statement”) for an exchange offer for the outstanding 4.25% Second Lien Senior Secured Notes due 2020, in the aggregate principal amount of $3.1 billion (“Exchange Notes”), which became effective May 7, 2014. The Exchange Notes are guaranteed fully and unconditionally, and jointly and severally, on a senior secured basis, subject to certain customary release provisions by Holdings and most of H. J. Heinz Company’s domestic subsidiaries, which guarantee our obligations under the Senior Credit Facilities (see Note 11). As a result of the Registration Statement becoming effective on May 7, 2014, Holdings became the registrant within which H. J. Heinz Company is consolidated. Holdings has no operations and its Balance Sheet is comprised solely of its investment in H. J. Heinz Company and share capital owned by its parent, Hawk Acquisition Intermediate Corporation I, which in turn is a wholly owned subsidiary of Parent.

Basis of Presentation

The 2013 Merger was accounted for as a business combination using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). The Sponsors’ cost of acquiring H. J. Heinz Company has established a new accounting basis for Heinz. Accordingly, the consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the completion of the 2013 Merger. The Predecessor and Successor periods have been separated by a vertical line on the face of the consolidated financial statements to highlight the fact that the financial information for such periods has been prepared under two different historical-cost bases of accounting.

Periods Presented

Successor—The consolidated financial statements as of December 28, 2014, December 29, 2013, and for the year ended December 28, 2014 and for the period from February 8, 2013 through December 29, 2013. The activity in Merger Subsidiary from inception on February 8, 2013 to the date of its merger into H. J. Heinz

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Company on June 7, 2013 , which are included in the Successor period from February 8, 2013 to December 29, 2013, related primarily to the issuance of the Exchange Notes and recognition of associated issuance costs and interest expense. The cash from the Exchange Notes was invested in a money market account until the completion of the 2013 Merger on June 7, 2013. See Note 11 for further details. Parent had no activity prior to consummation, however the following represents the condensed financial information for Merger Subsidiary for the period February 8, 2013 to April 28, 2013 and as at April 28, 2013:

Hawk Acquisition Sub, Inc. (Successor)

Condensed Statement of Operations

For the Period from February 8, 2013 through April 28, 2013

February 8- April 28, 2013
(In millions)
2013 Merger related costs	$20

Operating loss	(20)
Unrealized loss on derivative instrument	(65)
Interest Expense, net	(11)

Loss from continuing operations before income tax	(96)
Benefit from income taxes	38

Net loss	$(58)

Hawk Acquisition Sub, Inc. (Successor)

Condensed Balance Sheet

As of April 28, 2013

April 28, 2013
(In millions)
Cash	$3,012
Other assets	125

Total assets	$3,137

Notes payable	$3,100
Other liabilities	95

Total liabilities	3,195

Shareholder’s deficit	(58)

Total liabilities and shareholder’s deficit	$3,137

Predecessor—the consolidated financial statements of H. J. Heinz Company prior to the 2013 Merger on June 7, 2013.

Transition period—the combination of the Successor and the Predecessor period from April 29, 2013 to December 29, 2013.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Fiscal 2013—the H. J. Heinz Company fiscal year from April 30, 2012 to April 28, 2013.

Fiscal 2012—the H. J. Heinz Company fiscal year from April 28, 2011 to April 29, 2012.

Change In Fiscal Year

On October 21, 2013, our board of directors approved a change in our fiscal year-end from the Sunday closest to April 30 to the Sunday closest to December 31. As a result of this change, the consolidated financial statements include presentation of the Transition period beginning on April 29, 2013 and ending on December 29, 2013.

2.	Significant Accounting Policies

Principles of Consolidation:

The consolidated financial statements include the accounts of Heinz, all wholly-owned and majority-owned subsidiaries, and any variable interest entities for which we are the primary beneficiary. All intercompany accounts and transactions are eliminated.

Use of Estimates:

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Translation of Foreign Currencies:

For all significant foreign operations, the functional currency is the local currency. Assets and liabilities of these operations are translated at the exchange rate in effect at each period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of other comprehensive income/(loss) within shareholder’s equity. Gains and losses from foreign currency transactions are included in net income for the period.

Highly Inflationary Accounting:

Heinz applies highly inflationary accounting if the cumulative inflation rate in an economy for a three-year period meets or exceeds 100 percent. Under highly inflationary accounting, the financial statements of a subsidiary are remeasured into Heinz’s reporting currency (U.S. dollars) and exchange gains and losses from the remeasurement of monetary assets and liabilities are reflected in current earnings, rather than accumulated other comprehensive loss on the balance sheet, until such time as the economy is no longer considered highly inflationary. See Note 21 for additional information.

Cash Equivalents:

Cash equivalents are defined as highly liquid investments with original maturities of 90 days or less.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Inventories:

Inventories are stated at the lower of cost or market. Cost is determined principally under the average cost method.

Property, Plant and Equipment:

Land, buildings and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives of the assets, which generally have the following ranges: buildings—40 years or less, machinery and equipment—15 years or less, computer software—3 to 7 years, and leasehold improvements—over the life of the lease, not to exceed 15 years. Accelerated depreciation methods are generally used for income tax purposes. Expenditures for new facilities and improvements that substantially extend the capacity or useful life of an asset are capitalized. Ordinary repairs and maintenance are expensed as incurred. When property is retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and any related gains or losses are included in income. Heinz reviews property, plant and equipment, whenever circumstances change such that the recorded value of an asset may not be recoverable. Factors that may affect recoverability include changes in planned use of the asset and the closing of facilities. Heinz’s impairment review is based on an undiscounted cash flow analysis at the lowest level for which identifiable cash flows exist and are largely independent. When the carrying value of the asset exceeds the future undiscounted cash flows, an impairment is indicated and the asset is written down to its fair value.

Goodwill and Intangibles:

Intangible assets with finite useful lives are amortized on a straight-line basis over the estimated periods benefited, and are reviewed when appropriate for possible impairment, similar to property, plant and equipment. Goodwill and intangible assets with indefinite useful lives are not amortized. The carrying values of goodwill and other intangible assets with indefinite useful lives are tested at least annually for impairment, or when circumstances indicate that a possible impairment may exist. Prior to the 2013 Merger, indefinite-lived intangible assets were tested annually during the fourth quarter of each fiscal year, while the annual impairment tests of goodwill were performed during the third quarter of each fiscal year. Subsequent to the 2013 Merger, the first annual impairment tests for both goodwill and indefinite-lived intangible assets were performed in the second quarter of the year ended December 28, 2014. All goodwill is assigned to reporting units, which are primarily one level below our operating segments. Heinz performs its impairment tests of goodwill at the reporting unit level. Heinz tests goodwill for impairment by either performing a qualitative evaluation or a two-step quantitative test. The qualitative evaluation is an assessment of factors to determine whether it is more likely than not that the fair values of a reporting unit is less than its carrying amount, including goodwill. Factors considered as part of the qualitative assessment include entity-specific industry, market and general economic conditions. Heinz may elect to bypass this qualitative assessment for some or all of its reporting units and perform a two-step quantitative test. This quantitative test involves estimating a reporting unit’s fair value and comparing it to the reporting unit’s carrying value. If the carrying value exceeds fair value, Heinz would perform step two to estimate the extent of the impairment, if any. Heinz elected to bypass the qualitative assessment for its 2014 annual impairment test and performed the quantitative test for all its reporting units.

Indefinite-lived intangible assets are tested for impairment by either performing a qualitative evaluation or a quantitative calculation of fair value and comparison to carrying amount. The qualitative evaluation is an assessment of factors including, but not limited to, changes in management, overall financial performance, and other entity-specific events. The objective of the qualitative evaluation is to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. Heinz can

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets. Heinz elected to bypass the qualitative assessment for its 2014 annual impairment test and performed the quantitative test for all its indefinite-lived intangible assets.

Heinz’s estimates of fair value when testing quantitatively for impairment of both goodwill and intangible assets with indefinite lives is based principally on a discounted cash flow model, using a market participant approach, that requires significant judgment and requires assumptions about future volume trends, revenue and expense growth rates, terminal growth rates, discount rates, tax rates and working capital changes.

Revenue Recognition:

Heinz recognizes revenue when title, ownership and risk of loss pass to the customer. This primarily occurs upon delivery of the product to the customer. For the most part, customers do not have the right to return products unless damaged or defective. Revenue is recorded net of sales incentives, and includes shipping and handling charges billed to customers. Shipping and handling costs are primarily classified as part of selling, general and administrative expenses.

Marketing Costs:

Heinz promotes its products with advertising, consumer incentives and trade promotions. Such programs include, but are not limited to, discounts, coupons, rebates, in-store display incentives and volume-based incentives. Advertising costs are expensed as incurred. Consumer incentive and trade promotion activities are recorded as a reduction of revenue or as a component of cost of products sold based on amounts estimated as being due to customers and consumers at the end of a period, based principally on historical utilization and redemption rates. Advertising costs are recognized as an expense within selling, general and administrative expenses if Heinz determines that it will receive an identifiable, separable benefit in return for the consideration paid and it can reasonably estimate the fair value of the benefit identified. Accruals for trade promotions are initially recorded at the time of sale of product to the customer based on an estimate of the expected levels of performance of the trade promotion, which is dependent upon factors such as historical trends with similar promotions, expectations regarding customer participation, and sales and payment trends with similar previously offered programs. Heinz performs monthly evaluations of its outstanding trade promotions, making adjustments where appropriate to reflect changes in estimates. Settlement of these liabilities typically occurs in subsequent periods primarily through an authorization process for deductions taken by a customer from amounts otherwise due to Heinz. Coupon redemption costs are accrued in the period in which the coupons are offered. The initial estimates made for each coupon offering are based upon historical redemption experience rates for similar products or coupon amounts. Heinz performs monthly evaluations of outstanding coupon accruals that compare actual redemption rates to the original estimates. For interim reporting purposes, advertising, consumer incentive and product placement expenses are charged to operations as a percentage of volume, based on estimated volume and related expense for the full year.

Income Taxes:

Deferred income taxes result primarily from temporary differences between financial and tax reporting. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. When assessing the need for valuation allowances, Heinz considers future taxable income and ongoing prudent and feasible tax planning strategies. Should a change in circumstances lead to a change in judgment about the realizability of deferred tax assets in future years, Heinz would adjust related valuation allowances in the period that the change in circumstances occurs, along with a corresponding increase or charge to income.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Heinz has not provided for possible U.S. taxes on the undistributed earnings of foreign subsidiaries that are considered to be reinvested indefinitely. Calculation of the unrecognized deferred tax liability for temporary differences related to these earnings is not practicable.

Stock-Based Employee Compensation Plans:

Heinz recognizes the cost of all stock-based awards to employees, including grants of employee stock options, on a straight-line basis over their respective requisite service periods (generally equal to an award’s vesting period). A stock-based award is considered vested for expense attribution purposes when the employee’s retention of the award is no longer contingent on providing subsequent service. Accordingly, Heinz recognizes compensation cost immediately for awards granted to retirement-eligible individuals or over the period from the grant date to the date retirement eligibility is achieved, if less than the stated vesting period. The vesting approach used does not affect the overall amount of compensation expense recognized, but could accelerate the recognition of expense. Prior to the 2013 Merger, the H. J. Heinz Company followed its previous vesting approach for the remaining portion of those outstanding awards that were unvested and granted prior to May 4, 2006, and accordingly, recognized expense from the grant date to the earlier of the actual date of retirement or the vesting date. Judgment is required in estimating the amount of stock-based awards expected to be forfeited prior to vesting. If actual forfeitures differ significantly from these estimates, stock-based compensation expense could be materially impacted.

Compensation cost related to all stock-based awards is determined using the grant date fair value. Determining the fair value of employee stock options at the grant date requires judgment in estimating the expected term that the stock options will be outstanding prior to exercise as well as the volatility and dividends over the expected term. Compensation cost for restricted stock units is determined based on the fair value of Heinz’s stock at the grant date.

Stock-based compensation expense is primarily recognized as a component of selling, general and administrative expenses in the Consolidated Statements of Operations.

Financial Instruments:

Heinz’s financial instruments consist primarily of cash and cash equivalents, receivables, accounts payable, short-term and long-term debt, swaps, forward contracts, and option contracts. The carrying values for Heinz’s financial instruments approximate fair value, except as disclosed in Note 15. As a policy, Heinz does not engage in speculative or leveraged transactions, nor does Heinz hold or issue financial instruments for trading purposes.

Heinz uses derivative financial instruments for the purpose of hedging foreign currency, debt and interest rate exposures, which exist as part of ongoing business operations. Heinz carries derivative instruments on the balance sheet at fair value, determined using observable market data. Derivatives with scheduled maturities of less than one year are included in other receivables or other payables, based on the instrument’s fair value. Derivatives with scheduled maturities beyond one year are classified between current and long-term based on the timing of anticipated future cash flows. The current portion of these instruments is included in other receivables or other payables and the long-term portion is presented as a component of other non-current assets or other non-current liabilities, based on the instrument’s fair value.

The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, the reason for holding it. Gains and losses on fair value hedges are recognized in current period earnings in the same line item as the underlying hedged item. The effective portion of gains and losses on cash flow hedges are deferred as a component of accumulated other

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

comprehensive loss and are recognized in earnings at the time the hedged item affects earnings, in the same line item as the underlying hedged item. Hedge ineffectiveness related to cash flow hedges is reported in current period earnings within other income and expense. The income statement classification of gains and losses related to derivative contracts that do not qualify for hedge accounting is determined based on the underlying intent of the contracts. Cash flows related to the settlement of derivative instruments designated as net investment hedges of foreign operations are classified in the consolidated statements of cash flows within investing activities. Cash flows related to the termination of derivative instruments designated as fair value hedges of fixed rate debt obligations are classified in the consolidated statements of cash flows within financing activities. All other cash flows related to derivative instruments are generally classified in the consolidated statements of cash flows within operating activities.

Dividends:

Berkshire Hathaway has an $8.0 billion preferred stock investment in Parent which entitles it to a 9.0% annual dividend to be paid quarterly in cash or in-kind. When Heinz has an accumulated deficit, these quarterly distributions are recorded as a reduction of additional capital.

3.	Recently Issued Accounting Standards

In February 2015, the FASB issued amended guidance on consolidation. The amended guidance modifies the analysis that companies must perform in order to determine whether a legal entity should be consolidated. The amended guidance simplifies current consolidation rules by (a) reducing the number of consolidation models, (b) eliminating the risk that a reporting entity may have to consolidate a legal entity solely based on a fee arrangement with another legal entity, (c) placing more weight on the risk of loss in order to identify the party that has a controlling financial interest, (d) reducing the number of instances that related party guidance needs to be applied when determining the party that has a controlling financial interest, and changing rules for companies in certain industries that ordinarily employ limited partnership or VIE structures. The amended guidance is effective for public entities for interim and annual periods beginning after December 15, 2015. Early adoption, including adoption in an interim period, is permitted. Heinz is evaluating the impact on its consolidated financial statements.

In May 2014, the FASB announced the issuance of ASU 2014-09, which provides guidance for recognizing revenue from contracts with customers. The new guidance establishes a five-step model for recognizing revenue, which will supersede a number of existing revenue recognition requirements under GAAP, providing consistency across industries. Heinz is required to adopt this standard for annual reporting periods beginning after December 15, 2016, and for interim and annual reporting periods thereafter. Earlier adoption is not permitted. Heinz is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

In April 2014, the FASB issued an amendment to the standard for reporting discontinued operations and disclosure of disposals of components of an entity. This revised standard changes the criteria for determining which disposals can be presented as discontinued operations and modifies the disclosure requirements. Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The amendment states that a strategic shift could include a disposal of (i) a major geographic area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Heinz is required to adopt this revised standard prospectively for new disposals starting in 2015. The revised standard permits early adoption; however, Heinz did not have any disposals in 2014.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

4.	2013 Merger and Acquisition

On February 13, 2013, H. J. Heinz Company entered into the 2013 Merger Agreement with Parent and Merger Subsidiary. The acquisition was consummated on June 7, 2013, and as a result, Merger Subsidiary merged with and into H. J. Heinz Company, with H. J. Heinz Company surviving as a wholly owned subsidiary of Holdings, which in turn is an indirect wholly owned subsidiary of Parent. Parent is controlled by the Sponsors. Upon the completion of the 2013 Merger, the H. J. Heinz Company’s shareholders received $72.50 in cash, without interest and less applicable taxes thereon, for each share of common stock held prior to the effective time of the 2013 Merger.

Additionally, all outstanding stock option awards, restricted stock units (except for certain retention RSUs which continue on their original terms) and restricted stock awards issued pursuant to various shareholder-approved plans and a shareholder-authorized employee stock purchase plan were automatically canceled and converted into the right to receive cash consideration of $72.50.

The total consideration paid in connection with the 2013 Merger was approximately $28.75 billion, including the assumption of H. J. Heinz Company’s outstanding debt, which was funded by equity contributions from the Sponsors totaling $16.5 billion, comprised of $8.5 billion of common stock, $7.6 billion of preferred stock and $0.4 billion of warrants, as well as proceeds received by Merger Subsidiary of approximately $11.5 billion, pursuant to the Senior Credit Facilities (of which $9.5 billion was drawn at the close of the transaction), and $3.1 billion upon the issuance of the Exchange Notes by Merger Subsidiary, less applicable debt issuance costs of $316 million. As a result of the 2013 Merger and the transactions entered into in connection therewith, we have assumed the liabilities and obligations of Merger Subsidiary, including Merger Subsidiary’s obligations under the Senior Credit Facilities.

The allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed in the 2013 Merger is based on estimated fair values at the date of acquisition.

The following is a summary of the final allocation of the purchase price of the 2013 Merger to the estimated fair values of assets acquired and liabilities assumed in the transaction:

(In millions)
Cash (including excess cash at Parent)	$3,224
Other current assets	3,735
Property, Plant and Equipment	2,686
Trademark and other intangibles	13,914
Other non-current assets	651
Trade and other payables	(2,742)
Long term debt	(3,022)
Deferred income taxes	(4,056)
Non-pension postretirement benefits and other noncurrent liabilities	(671)
Redeemable non controlling interest and non controlling interest	(258)

Net assets acquired (including excess cash at Parent)	13,461
Goodwill on acquisition	15,292

Total consideration	28,753

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(In millions)
Debt repayment and associated costs	(3,977)
Excess cash at Parent	(1,154)
Other transaction related costs	(58)

Total consideration paid to predecessor shareholders	23,564
Cash and cash equivalents of Predecessor at June 7, 2013	(2,070)

Acquisitions of business, net of cash on hand	$21,494

(Totals may not add due to rounding)

Subsequent to December 29, 2013, Heinz made measurement period adjustments to the preliminary purchase price allocation primarily reflecting (1) a decrease in indefinite-lived trademarks and licenses of approximately $493 million, (2) an increase in long term deferred income tax assets of $24 million, (3) a decrease in long term deferred tax liabilities of $166 million, (4) a reduction in current income taxes payable of $59 million, (5) a decrease of other non-current assets of $25 million and (6) an increase in goodwill of approximately $275 million. These measurement period adjustments were made to reflect facts and circumstances existing as of the acquisition date, and did not result from intervening events subsequent to the acquisition date. These adjustments did not have a significant impact on Heinz’s previously reported consolidated financial statements and, therefore, Heinz has not retrospectively adjusted those financial statements.

Trade receivables and payables, as well as other current and non-current assets and liabilities were valued at the existing carrying values as they represented the fair value of those items at the time of the 2013 Merger, based on management’s judgments and estimates.

Finished goods and work-in-process inventory has been valued using a net realizable value approach resulting in a step-up of $384 million which was recognized in Cost of products sold in the Successor period ended December 29, 2013 as the related inventory was sold. Raw materials and packaging inventory has been valued using the replacement cost approach.

Property, plant and equipment have been valued using a combination of the income approach, the market approach and cost approach which is based on current replacement and/or reproduction cost of the asset as new, less depreciation attributable to physical, functional, and economic factors. Useful lives of the property, plant and equipment were estimated to be between 3 and 40 years.

Trademarks have been valued using the excess earnings method for top tier brands and the relief from royalty method for other brands. The excess earnings method estimates fair value of an intangible asset by deducting expected costs, including income taxes, from expected revenues attributable to that asset to arrive at after-tax cash flows. From such after-tax cash flows, after-tax contributory asset charges are deducted to arrive at incremental after-tax cash flows. These resulting cash flows are discounted to a present value to which the tax amortization benefit is added to arrive at fair value. Relief from royalty method under the income approach estimates the cost savings that accrue to Heinz which would otherwise have to pay royalties or license fees on revenues earned through the use of the asset. Heinz’s trademarks are considered to have indefinite lives.

Customer relationships were determined using the distributor method, a variation of the excess earnings method discussed above, whereby distributor-based inputs for margins and contributory asset charges are used. The useful lives of customer relationships is estimated to be 20 years.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Existing long term debt assumed in the 2013 Merger was fair valued based on quoted market prices. The debt assumed included the H. J. Heinz Company’s existing 6.375% Debentures due 2028, 6.25% Notes due 2030, 6.75% Notes due 2032 and 7.125% Notes due 2039.

Deferred income tax assets and liabilities as of the acquisition date represent the expected future tax consequences of temporary differences between the fair values of the assets acquired and liabilities assumed and their tax bases.

The total non tax deductible goodwill relating to the 2013 Merger is $15.29 billion. The goodwill recognized relates principally to the H. J. Heinz Company’s established global organization, reputation and strategic positioning.

In the Successor period February 8, 2013 to December 29, 2013, Heinz incurred $158 million in 2013 Merger related costs on a pretax basis, including $70 million consisting primarily of advisory fees, legal, accounting and other professional costs. Heinz also incurred $88 million related to severance and compensation arrangements pursuant to existing agreements with certain former executives and employees in connection with the 2013 Merger. These amounts are separately reflected in the accompanying statement of operations for the Successor period ended December 29, 2013.

Prior to consummation of the 2013 Merger, the H. J. Heinz Company incurred $112 million of 2013 Merger related costs, including $48 million resulting from the acceleration of expense for stock options, restricted stock units and other compensation plans pursuant to the existing change in control provisions of those plans, and $64 million of professional fees. These amounts are separately reflected in 2013 Merger related costs in the accompanying statement of operations for the Predecessor period ended June 7, 2013. The H. J. Heinz Company also recorded a loss from the extinguishment of debt of approximately $129 million for debt required to be repaid upon closing as a result of the change in control which is reflected in Other (expense) income, net, in the accompanying statement of operations for the Predecessor period.

In the fourth quarter of Fiscal 2013, the H. J. Heinz Company incurred $45 million of 2013 Merger related costs, including legal, accounting and other professional fees.

The following unaudited pro forma financial data summarizes Heinz’s results of operations as if the Transaction had occurred as of April 30, 2012. The pro forma data is for informational purposes only and may not necessarily reflect the actual results of operations had the 2013 Merger been consummated on April 30, 2012.

	Eight Months Ended December 29, 2013	Fiscal Year April 28, 2013
	(In millions)
Revenue	$7,352	$11,529
Income from continuing operations	$187	$324

The most significant of the pro forma adjustments were to reflect the impact of 2013 Merger related costs, the unrealized gain on derivative instruments, higher cost of products sold associated with the preliminary purchase accounting adjustments related to the step-up in inventory, amortization of intangible assets and depreciation of property, plant and equipment, and higher interest expense associated with increased debt, in Fiscal 2013.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

5.	Other Acquisitions

During Fiscal 2013, the H. J. Heinz Company acquired an additional 15% interest in Coniexpress S.A. Industrias Alimenticias (“Coniexpress”), a leading Brazilian manufacturer of the Quero® brand of tomato-based sauces, tomato paste, ketchup, condiments and vegetables for $80 million. Prior to this transaction, the H. J. Heinz Company owned 80% of Coniexpress. See Note 19 for further details regarding this redeemable noncontrolling interest.

In Fiscal 2011, the H. J. Heinz Company acquired Foodstar Holding Pte (“Foodstar”), a manufacturer of soy sauces and fermented bean curd in China, which included a potential earn-out payment contingent upon certain net sales and EBITDA (earnings before interest, taxes, depreciation and amortization) targets during Fiscals 2013 and 2014. During the third quarter of Fiscal 2013, the H. J. Heinz Company renegotiated the terms of the earn-out agreement in order to give the H. J. Heinz Company additional flexibility in the future for growing its business in China, one of its largest and most important emerging markets. This renegotiation resulted in the settlement of the earn-out for a cash payment of $60 million, of which $15 million was reported in cash from operating activities and $45 million was reported in cash from financing activities on the consolidated cash flow statement for the year ended April 28, 2013. In addition, the H. J. Heinz Company incurred a $12 million charge in the year ended April 28, 2013, which was recorded in SG&A on the consolidated income statement and in the Non-Operating segment, for the difference between the settlement amount and current carrying value of the earn-out as reported on the H. J. Heinz Company’s balance sheet at the date of this transaction.

In Fiscal 2012, the H. J. Heinz Company acquired an additional 10% interest in P.T. Heinz ABC Indonesia for $54 million. P.T. Heinz ABC Indonesia is an Indonesian subsidiary of the H. J. Heinz Company that manufacturers Asian sauces and condiments as well as juices and syrups. Prior to the transaction, the H. J. Heinz Company owned 65% of this business.

6.	Segment Information

Due to the acquisition that occurred on June 7, 2013 (see Note 4) Heinz’s internal reporting entered a transition period that lasted through the end of December 2013. During this transition period most members of the senior management team were replaced by new management.

In the first quarter of 2014, Heinz transitioned to new segments, which are aligned to the new organizational structure implemented during the transition period. These new segments reflect how senior management runs the business and the internal management reporting used for decision-making.

Heinz has five reportable segments which are defined by geographic region including: North America, Europe, Asia/Pacific, Latin America and Russia, India, Middle East and Africa (“RIMEA”). Heinz has reclassified the segment data for the prior periods to conform to the current period’s presentation.

Descriptions of Heinz’s reportable segments are as follows:

North America—This segment includes our U.S. consumer products business which manufactures, markets and sells ketchup, condiments, sauces, pasta meals, frozen potatoes, entrées, snacks, and appetizers to the grocery channels and our U.S. foodservice business which manufactures, markets and sells branded and customized products to commercial and non-commercial food outlets and distributors in the United States of America. The North America segment also includes our business in Canada.

Europe—This segment includes Heinz’s operations in Europe (excluding Russia) and sells products in all of Heinz’s categories.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Asia/Pacific—This segment includes Heinz’s operations in Australia, New Zealand, Japan, China, Papua New Guinea, South Korea, Indonesia, Vietnam and Singapore. This segment sells products in all of Heinz’s categories.

Latin America—This segment includes Heinz’s operations in Brazil, Venezuela, Mexico, Costa Rica, and Panama that sell products in all of Heinz’s categories.

RIMEA—This segment includes Heinz’s operations in Russia, India, the Middle East and Africa that sell products in all of Heinz’s categories.

Heinz’s management evaluates segment performance based on several factors including net sales and Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”). Inter-segment revenues, items below the operating income line of the consolidated statements of operations and certain costs associated with Restructuring and Productivity Initiatives (see Note 8) and 2013 Merger related costs, are not presented by segment, since they are not reflected in the measure of segment profitability reviewed by Heinz’s management.

The following table presents information about Heinz’s reportable segments:

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
	Net External Sales
North America	$4,245	$2,443	$444	$4,566	$4,588
Europe	2,973	1,659	269	3,049	3,192
Asia/Pacific	2,046	1,240	238	2,286	2,238
Latin America	926	505	95	900	775
RIMEA	732	393	67	728	715

Consolidated Totals	$10,922	$6,240	$1,113	$11,529	$11,508

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
	Net External Sales

	Adjusted EBITDA
North America	$1,331	$618	$97	$1,107	$1,104
Europe	897	349	42	671	690
Asia/Pacific	351	136	36	286	249
Latin America	208	74	10	102	96
RIMEA	130	46	12	97	93
Non-Operating(a)	(77)	(58)	(25)	(164)	(170)

Adjusted EBITDA	2,840	1,165	172	2,099	2,062
Amortization of inventory step-up(b)	—	383	—	—	—
Severance related costs(c)	175	274	—	—	82
Other restructuring costs(c)	56	70	—	—	73
Asset write-offs(c)	79	2	—	—	41
Other items(d)	200	1	(12)	1	(25)
2013 Merger related costs(e)	—	158	112	45	—
Unrealized gain on derivative instruments	—	(118)	—	—	—
Loss from the extinguishment of debt	—	—	129	—	—
Depreciation, including accelerated depreciation for restructuring	430	231	36	300	290
Amortization	100	49	4	42	43
Interest expense, net	653	395	32	256	258
Stock based compensation	8	5	4	51	55
Other expense/(income), net	115	13	(3)	60	8
Impairment loss on indefinite-lived trademarks and other intangibles(f)	221	—	—	—	—

Income/(loss) from continuing operations before income taxes	$803	$(298)	$(130)	$1,344	$1,237

	Depreciation and Amortization Expenses(g)
North America	$274	$153	$16	$127	$131
Europe	121	60	9	90	90
Asia/Pacific	74	39	7	60	57
Latin America	18	10	2	17	17
RIMEA	11	6	1	17	13
Non-Operating(a)	32	12	5	31	25

Consolidated Totals	$530	$280	$40	$342	$333

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

	Successor		Predecessor
	December 28, 2014	December 29, 2013	April 28, 2013
	Identifiable Assets
	(In millions)
North America	$13,946	$14,487	$3,290
Europe	10,755	11,515	4,963
Asia/Pacific	3,683	3,721	2,431
Latin America	1,158	1,136	1,003
RIMEA	532	677	527
Non-Operating(h)	6,689	7,436	726

Consolidated Totals	$36,763	$38,972	$12,940

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	Capital Expenditures(i)
	(In millions)
North America	$148	$47	$10	$107	$104
Europe	95	40	5	92	98
Asia/Pacific	65	43	3	84	95
Latin America	14	11	2	41	34
RIMEA	14	13	1	19	25
Non-Operating(a)	63	48	99	56	63

Consolidated Totals	$399	$202	$120	$399	$419

(a)	Includes corporate overhead, intercompany eliminations and charges not directly attributable to operating segments.
(b)	The negative impact of the inventory step-up adjustment recorded in purchase accounting to operating income in the Successor period was $174 million for North America, $107 million for Europe, $84 million for Asia/Pacific, $8 million for Latin America and $11 million for RIMEA.
(c)	See Note 8 for further details on restructuring and productivity initiatives.
(d)	The Successor periods include incremental costs primarily for additional warehousing and other logistics costs incurred related to the U.S. rollout of the SAP enterprise resource planning software suite, which was launched in the second quarter of 2014, along with equipment relocation charges, severance and consulting and advisory charges not specifically related to restructuring activities and other items that management believes do not directly reflect our core operations.
(e)	See Note 4 for further details on 2013 Merger related costs.
(f)	See Note 9 for further details on the impairment loss on indefinite-lived trademarks and other intangibles.
(g)	Excludes amortization of deferred debt issuance costs.
(h)	Includes identifiable assets not directly attributable to operating segments.
(i)	Excludes property, plant and equipment obtained through acquisitions.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Heinz’s revenues are generated via the sale of products in the following categories:

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	Net External Sales
	(In millions)
Ketchup and Sauces	$5,489	$3,081	$534	$5,376	$5,233
Meals and Snacks	3,743	2,186	359	4,241	4,338
Infant/Nutrition	1,116	624	119	1,189	1,232
Other	574	349	101	723	705

Total	$10,922	$6,240	$1,113	$11,529	$11,508

Heinz has significant sales and long-lived assets in the following geographic areas. Sales are based on the location in which the sale originated. Long-lived assets include property, plant and equipment, goodwill, trademarks and other intangibles, net of related depreciation and amortization.

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	Net External Sales
	(In millions)
United States	$3,615	$2,072	$371	$3,857	$3,885
United Kingdom	1,549	860	131	1,598	1,611
Other	5,758	3,308	611	6,074	6,012

Total	$10,922	$6,240	$1,113	$11,529	$11,508

	Successor		Predecessor
	December 28, 2014	December 29, 2013	April 28, 2013
	Long-Lived Assets
	(In millions)
United States	$15,957	$16,281	$2,383
United Kingdom	6,777	7,000	1,133
Other	7,778	8,942	3,438

Total	$30,512	$32,223	$6,954

7.	Discontinued Operations

In January 2013, the H. J. Heinz Company’s Board of Directors approved management’s plan to sell Shanghai LongFong Foods (“LongFong”), a maker of frozen products in China which was previously reported in the Asia/Pacific segment. During the fourth quarter of Fiscal 2013, the H. J. Heinz Company secured an agreement with a buyer and during 2014, the sale was completed, resulting in an insignificant pre-tax and after-tax loss which was recorded in discontinued operations in the Successor period. As a result, LongFong’s net assets were classified as held for sale and the H. J. Heinz Company adjusted the carrying value to estimated fair

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

value, recording a $36 million pre-tax and after-tax non-cash goodwill impairment charge to discontinued operations during the third quarter of Fiscal 2013. The net assets held for sale related to LongFong as of April 28, 2013 are reported in Other current assets, Other non-current assets, Other accrued liabilities and Other non-current liabilities on the consolidated balance sheet as of April 28, 2013 as they are not material for separate balance sheet presentation.
During the first quarter of Fiscal 2013, the H. J. Heinz Company completed the sale of its U.S. Foodservice frozen desserts business, resulting in a $33 million pre-tax ($21 million after-tax) loss which has been recorded in discontinued operations.

The operating results related to these businesses have been included in discontinued operations in Heinz’s consolidated statements of income for all periods presented. The following table presents summarized operating results for these discontinued operations:

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
Sales	$—	$3	$1	$48	$142
Net after-tax losses	$—	$(6)	$(1)	$(18)	$(51)
Tax benefit on losses	$—	$—	$—	$1	$1

8.	Restructuring and Productivity Initiatives

2014 and 2013 Transition Period

Phase 1: During the transition period and first nine months of 2014, Heinz invested in restructuring and productivity initiatives as part of its ongoing cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into Heinz’s business as well as to accelerate overall productivity on a global scale. As of December 28, 2014, these initiatives have resulted in the reduction of approximately 4,050 corporate and field positions across Heinz’s global business segments (excluding the factory closures noted below). With respect to these restructuring and productivity initiatives, Heinz incurred total charges of $289 million related to severance benefits and other severance-related expenses from inception through December 28, 2014.

Footprint: In addition, Heinz announced the planned closure and consolidation of 5 factories across the U.S., Canada and Europe during 2014. The number of employees impacted by these 5 plant closures and consolidation is approximately 1,600, all of which had left Heinz as of December 28, 2014. With respect to these factory closures, Heinz incurred charges of $91 million related to severance benefits and other severance-related expenses through December 28, 2014. Heinz may also incur other charges not currently contemplated due to events that may occur as a result of, or related to, these plant closures.

License Expiration: Furthermore, Heinz announced the planned closure of one additional factory in Europe in the first half of 2015 due to the expiration of a license to manufacture a non-core product. The number of employees expected to be impacted by this plant closure is approximately 200. With respect to this factory closure, Heinz incurred charges of approximately $11 million related to severance benefits and other severance-related expenses which it recorded in the year ended December 28, 2014. In addition, Heinz recognized $33 million in non-cash asset write-downs for impairment of long-lived assets to be disposed.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Phase II: In the fourth quarter of 2014, Heinz invested in restructuring and productivity initiatives as part of its ongoing cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into Heinz’s business as well as to accelerate overall productivity on a global scale. As of December 28, 2014, these initiatives have resulted in the reduction of approximately 800 corporate and field positions across Heinz’s global business segments (excluding the factory closures noted above). With respect to these restructuring and productivity initiatives, Heinz recognized $30 million in non-cash asset write-downs for impairment of long-lived assets to be disposed. Heinz currently estimates it will incur total charges of approximately $70 million related to severance benefits and other severance-related expenses, of which $63 million has been incurred from project inception through December 28, 2014.

In the year ended December 28, 2014, Heinz recorded total pre-tax costs related to the initiatives discussed above of $435 million which was comprised of the following:

•	$175 million for severance and employee benefit costs relating to the reduction of corporate and field positions across Heinz.

•	$56 million associated with other implementation costs, primarily for professional fees, and contract and lease termination costs.

•	$204 million relating to non-cash asset write-downs and accelerated depreciation for the planned closure and consolidation of 6 factories across the U.S., Canada and Europe.

Of the $435 million total pre-tax charges for the year ended December 28, 2014, $357 million was recorded in cost of products sold and $78 million in selling, general and administrative expenses (“SG&A”).

During the transition period, Heinz recorded pre-tax costs related to the Phase I and Footprint initiatives of $410 million in the Successor period from February 8, 2013 to December 29, 2013, and $6 million in the Predecessor period, which were recorded in the Non-Operating segment. These pre-tax restructuring and productivity initiatives were comprised of the following:

•	$274 million for the Successor period for severance and employee benefit costs relating to the reduction of corporate and field positions across Heinz, including pension curtailment and special termination charges of $57 million (see Note 16).

•	$70 million for the Successor period associated with other implementation costs, primarily for professional fees, and contract and lease termination costs.

•	$66 million for the Successor period, and $6 million for the Predecessor period relating to non-cash asset write-downs and accelerated depreciation for the closure of corporate offices and a factory in China and the reduction of manufacturing capacity of a factory in the U.K, and the planned closure and consolidation of 3 factories in the U.S. and Canada.

Of the $410 million total pre-tax charges in the Successor period ended December 29, 2013, $168 million was recorded in Cost of products sold and $242 million in Selling, general and administrative expenses (“SG&A”).

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Heinz does not include productivity charges in the results of its reportable segments. The pre-tax impact of allocating such charges to segment results would have been as follows:

	Successor		Predecessor
	December 30, 2013- December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013
	(In millions)
North America	$178	$172	$—
Europe	195	126	4
Asia/Pacific	39	27	2
Latin America	16	18	—
RIMEA	4	4	—
Non-Operating	3	63	—

Total productivity charges	$435	$410	$6

Activity in other accrued liability balances for restructuring and productivity charges incurred by the Successor were as follows:

	Severance and other severance related costs	Other exit costs(a)	Total
	(In millions)
Accrual balance at December 29, 2013	$66	$42	$108
2014 Restructuring and productivity initiatives	175	56	232
Cash payments	(189)	(72)	(261)

Accrual balance at December 28, 2014	$53	$26	$79

(Totals may not add due to rounding)

(a)	Other exit costs primarily represent professional fees, and contract and lease termination costs.

The majority of the amount included in accrual balance at December 28, 2014 is expected to be paid in 2015.

Fiscal 2012

On May 26, 2011, the H. J. Heinz Company announced that it would invest in productivity initiatives during Fiscal 2012 designed to increase manufacturing effectiveness and efficiency as well as accelerate overall productivity on a global scale. The H. J. Heinz Company recorded costs related to these productivity initiatives of $205 million pre-tax ($144 million after-tax) during Fiscal 2012, all of which were reported in the Non-Operating segment. These pre-tax costs were comprised of the following:

•	$51 million relating to asset write-downs and accelerated depreciation for the closure of six factories, including two in Europe, three in the U.S. and one in Asia/Pacific,

•	$81 million for severance and employee benefit costs relating to the reduction of the global workforce by approximately 1,400 positions, and

•	$73 million associated with other implementation costs, primarily for professional fees, contract termination and relocation costs for the establishment of the European supply chain hub and to improve global manufacturing efficiencies.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Of the $205 million total pre-tax charges in Fiscal 2012, $130 million was recorded in cost of products sold and $75 million in SG&A. In addition, after-tax charges of $19 million were recorded in losses from discontinued operations for Fiscal 2012, for severance and employee benefit costs relating to workforce reductions by approximately 1,500 positions and the closure of two factories.

The H. J. Heinz Company does not include productivity charges in the results of its reportable segments. The pre-tax impact of allocating such charges to segment results would have been as follows:

Fiscal 2012
(In millions)
North America	$78
Europe	59
Asia/Pacific	66
Latin America	3
RIMEA	(2)
Non-Operating	1

Total productivity charges	$205

There were no charges for productivity initiatives in Fiscal 2013. The amount included in other accrued liabilities related to productivity initiatives totaled $55 million at April 29, 2012, all of which was paid in cash during Fiscal 2013.

9.	Goodwill and Other Intangible Assets

Heinz has restated the goodwill and other intangible asset data for the prior periods to reflect the new reportable segments as disclosed in Note 6.

Changes in the carrying amount of goodwill for the fiscal year ended April 28, 2013, the Predecessor period April 29, 2013 to June 7, 2013, the Successor period from February 8, 2013 to December 29, 2013, and the year ended December 28, 2014, by reportable segment, are as follows:

	North America	Europe	Asia/ Pacific	Latin America	RIMEA	Total
	(In millions)
Predecessor
Balance at April 29, 2012	$1,365	$1,126	$395	$272	$27	$3,185
Disposals	(1)	—	—	—	(1)	(2)
Impairment loss	—	—	(36)	—	—	(36)
Goodwill allocated to discontinued operations	—	—	(5)	—	—	(5)
Translation adjustments	(5)	(38)	6	(24)	(2)	(63)

Balance at April 28, 2013	1,359	1,088	360	248	24	3,079
Translation adjustments	(1)	11	(17)	(15)	(1)	(23)

Balance at June 7, 2013	$1,358	$1,099	$343	$233	$23	$3,056

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

	North America	Europe	Asia/ Pacific	Latin America	RIMEA	Total
	(In millions)
Successor
Balance at February 8, 2013	$—	$—	$—	$—	$—	$—
2013 Merger (see Note 4)	10,085	3,620	1,329	240	263	15,537
Purchase accounting adjustment	(179)	(106)	(247)	(15)	26	(521)
Translation adjustments	(52)	191	(55)	(15)	(15)	54

Balance at December 29, 2013	9,854	3,705	1,027	210	274	15,070
Purchase accounting adjustments	341	(32)	47	15	(96)	275
Translation adjustments	(93)	(219)	(40)	(28)	(6)	(386)

Balance at December 28, 2014	$10,102	$3,454	$1,034	$197	$172	$14,959

Heinz is required to perform an impairment assessment for goodwill and other indefinite-lived intangible assets within one year of their acquisition date (June 7, 2013). As such, Heinz performed an impairment assessment of goodwill and other indefinite-lived intangible assets as of the first day of the second quarter of 2014. As a result, Heinz took a non-cash impairment charge of $62 million classified as costs of products sold in the second quarter of 2014, on its indefinite lived trademarks and other indefinite-lived intangible assets, primarily in its North American frozen meals and snacks business due to continued category softness driving lower than anticipated sales. There was no impairment of goodwill as a result of this assessment, and there are no accumulated impairment losses to goodwill as of December 28, 2014.

In addition, in the fourth quarter of 2014, Heinz took a non-cash interim impairment charge of $160 million on its indefinite-lived licenses and indefinite-lived trademarks, which was classified as cost of products sold. This impairment was primarily related to Heinz’s North American frozen meals and snacks brands, which had weaker than anticipated sales due to continued category softness.

Because the indefinite-lived intangible assets were adjusted to their estimated fair values in connection with the 2013 Merger, and because certain trademarks and other intangible assets have subsequently been written down because they were partially impaired (as discussed above), there is not a significant excess of fair value over the carrying values as of December 28, 2014. If current expectations of future growth rates are not met or specific valuation factors outside of our control, such as discount rates, change significantly, then one or more trademarks might become impaired in the future.

In the first quarter of the transition period, Heinz recorded goodwill of $15.54 billion in connection with the 2013 Merger based on a preliminary purchase price allocation. Subsequent to this initial allocation, Heinz revised its fair value estimates and related tax effects. See Note 4 for further details. The final purchase price allocation resulted in goodwill of $15.29 billion.

As a result of classifying the LongFong business as held for sale in Fiscal 2013, the H. J. Heinz Company took a non-cash impairment charge of $36 million to goodwill based on the fair value of the business based on the anticipated sale. During the second quarter of Fiscal 2013, the H. J. Heinz Company changed its annual goodwill impairment testing date from the fourth quarter to the third quarter of each year. As such, the H. J. Heinz Company completed its annual impairment assessment of goodwill during the third quarter of Fiscal 2013. No additional impairments were identified during the H. J. Heinz Company’s annual assessment of goodwill. Total goodwill accumulated impairment losses for the H. J. Heinz Company since Fiscal 2003 were $121 million consisting of $55 million for Europe, $39 million for Asia/Pacific, $17 million for Latin America and $11 million for RIMEA as of April 28, 2013. Total goodwill accumulated impairment losses for the H. J. Heinz Company since Fiscal 2003 were $85 million consisting of $55 million for Europe, $3 million for Asia/Pacific, $17 million for Latin America and $11 million for RIMEA as of April 29, 2012.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Customer-related and other intangible assets at December 28, 2014, December 29, 2013, and April 28, 2013, subject to amortization expense, are as follows:

	Successor						Predecessor
	December 28, 2014			December 29, 2013			April 28, 2013
	Gross	Accum Amort	Net	Gross	Accum Amort	Net	Gross	Accum Amort	Net
	(In millions)
Licenses	$118	$(31)	$87	$120	$(10)	$110	$208	$(170)	$38
Customer-related assets	1,315	(99)	1,216	1,376	(36)	1,340	209	(77)	132
Other	15	(2)	13	25	(1)	24	420	(156)	264

	$1,448	$(132)	$1,316	$1,521	$(47)	$1,474	$837	$(403)	$434

Amortization expense for customer-related and other intangible assets was $93 million, $47 million, $3 million, $31 million, and $32 million for the year ended December 28, 2014, the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and the fiscal years ended April 28, 2013 and April 29, 2012, respectively. The remaining reduction in net customer-related and other intangible asset balances from December 29, 2013 to December 28, 2014 is related to foreign currency translation adjustments. Based upon the amortizable intangible assets recorded on the balance sheet as of December 28, 2014, average annual amortization expense for each of the next five fiscal years is estimated to be approximately $78 million.

Intangible assets not subject to amortization at December 28, 2014 totaled $11.9 billion and consisted of $11.5 billion of trademarks, $371 million of licenses, and $45 million of other intangible assets. Intangible assets not subject to amortization at December 29, 2013 totaled $13.0 billion and consisted of $12.1 billion of trademarks, $840 million of licenses, and $46 million of other intangible assets. Intangible assets not subject to amortization at April 28, 2013 totaled $981 million and consisted of $847 million of trademarks, $115 million of recipes/processes, and $19 million of licenses. The decrease in intangible assets not subject to amortization since December 29, 2013 is primarily due to final purchase accounting adjustments of $493 million, including $313 million to licenses and $180 million to trademarks, and the non-cash impairment noted above of $221 million, with foreign currency translation adjustments comprising the remaining movement.

10.	Income Taxes

The following table summarizes the provision/(benefit) for U.S. federal, state and foreign taxes on income from continuing operations.

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
Current:
U.S. federal	$105	$10	$55	$127	$112
State	12	2	8	15	12
Foreign	188	54	18	187	216

	305	66	81	329	340

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
Deferred:
U.S. federal	(159)	(125)	(13)	(14)	(17)
State	(14)	5	—	1	4
Foreign	(1)	(178)	(7)	(74)	(82)

	(174)	(298)	(20)	(87)	(95)

Provision for income taxes	$131	$(232)	$61	$242	$245

Tax benefits related to stock options and other equity instruments recorded directly to additional capital totaled $47 million in the Predecessor period from April 29, 2013 to June 7, 2013, $21 million in Fiscal 2013, and $17 million in Fiscal 2012. There were no such tax benefits related to stock options and other equity instruments in the Successor period from February 8, 2013 to December 29, 2013 and in the period ended December 28, 2014.

The components of income (loss) from continuing operations before income taxes consist of the following:

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
Domestic	$(207)	$(291)	$(191)	$379	$317
Foreign	1,010	(7)	61	965	920

Income (loss) from continuing operations	$803	$(298)	$(130)	$1,344	$1,237

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The differences between the U.S. federal statutory tax rate and Heinz’s consolidated effective tax rate on continuing operations are as follows:

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
U.S. federal statutory tax rate	35.0%	35.0%	35.0%	35.0%	35.0%
Tax on income of foreign subsidiaries	(8.3)	2.0	4.3	(4.8)	(5.6)
Changes in valuation allowances	(1.3)	(2.7)	1.6	0.9	1.5
State income taxes	(0.9)	(4.3)	(0.5)	0.3	0.8
Nondeductible deal costs	—	(2.0)	(18.8)	—	—
Earnings repatriation	8.0	(1.0)	(77.2)	0.9	2.0
Tax exempt income	(15.1)	13.3	9.7	(6.6)	(7.3)
Effects of revaluation of tax basis of foreign assets	—	—	0.4	(6.2)	(3.2)
Reduction of manufacturing deduction for loss carryback	—	(3.7)	—	—	—
Deferred tax effect of foreign statutory tax rate changes	(0.8)	35.9	0.3	(0.7)	(1.1)
Audit settlements and changes in uncertain tax positions	2.2	(0.4)	(3.6)	(0.3)	(2.0)
Venezuela inflation adjustment	(3.1)	4.9	1.7	(0.7)	(0.6)
Other	0.6	0.8	0.2	0.2	0.3

Effective tax rate	16.3%	77.8%	(46.9)%	18.0%	19.8%

The effective tax rate for the year ended December 28, 2014 benefited from a favorable jurisdictional income mix which primarily resulted from restructuring and impairment costs recorded in the U.S. Additionally, much of Heinz’s nontaxable income amounts were not affected by the reduction to net profit before tax caused by the restructuring and impairment costs and therefore these nontaxable amounts had a proportionally higher beneficial effect upon the effective tax rate in 2014 versus prior periods.

During 2014 the Company realized an effective tax rate benefit of 8.3% on tax associated with income of foreign subsidiaries. This benefit has increased from prior periods due to the higher proportion of foreign pre-tax earnings that were generated in 2014 to overall income (loss) from continuing operations before tax compared to prior periods. Pre-tax earnings from foreign jurisdictions generally are taxed at substantially lower statutory tax rates than the U.S. federal statutory tax rate. 2014 has also benefited from reductions to certain of our foreign jurisdiction’s statutory tax rates including the United Kingdom, one of our largest non-U.S. jurisdictions.

The high beneficial effective tax rate on pre-tax losses in the December 29, 2013 Successor period resulted primarily from benefits related to a statutory tax rate reduction in the United Kingdom and a favorable jurisdictional mix. The negative effective tax rate in the June 7, 2013 Predecessor period was principally caused by tax expense provided in the period for the effect of repatriation costs for earnings of foreign subsidiaries distributed during the period along with the effect of nondeductible 2013 Merger related costs.

The decrease in the effective tax rate in Fiscal 2013 compared to Fiscal 2012 is primarily the result of increased benefits from the revaluation of the tax basis of certain foreign assets, and reduced charges for the repatriation of current year foreign earnings. These amounts were partially offset by lower Fiscal 2013 benefits

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

from tax exempt income and tax on income of foreign subsidiaries. The Fiscal 2012 tax provision also included a benefit from the resolution of a foreign tax case. Both Fiscal 2013 and Fiscal 2012 included a benefit of approximately $15 million from the reversal of an uncertain tax position liability due to the expiration of the statute of limitations in a foreign tax jurisdiction as well as benefits in each year related to 200 basis point statutory tax rate reductions in the United Kingdom. The decrease in the effective tax rate in Fiscal 2012 compared to Fiscal 2011 was primarily the result of increased benefits from the revaluation of the tax basis of foreign assets, the reversal of an uncertain tax position liability due to the expiration of the statute of limitations in a foreign jurisdiction, the beneficial resolution of a foreign tax case, and lower tax on the income of foreign subsidiaries primarily resulting from a statutory tax rate reduction in the U.K. These benefits were partially offset by changes in valuation allowances.

The tax benefit in the December 29, 2013 Successor period included a benefit of $107 million related to the impact on deferred taxes of a 300 basis point statutory tax rate reduction in the United Kingdom which was enacted during July 2013. The benefit of the statutory tax rate reduction in the United Kingdom was significantly increased as compared to the impact of the prior year United Kingdom rate reductions due to the increase in deferred tax liabilities recorded in purchase accounting for the 2013 Merger.

During Fiscal 2013, the H. J. Heinz Company completed a tax-free reorganization in a foreign jurisdiction which resulted in an increase in the tax basis of both fixed and intangible assets. The increased tax basis resulted in a $63 million tax benefit in Fiscal 2013 and is expected to provide cash flow benefits of approximately $91 million over the following 10 years as a result of the tax deductions of the assets over their amortization periods.

During Fiscal 2013, a foreign subsidiary of the H. J. Heinz Company exercised a tax option under local law to revalue certain of its intangible assets, increasing the local tax basis by $82 million. This revaluation resulted in a reduction of tax expense in Fiscal 2013 of $13 million, reflecting the deferred tax benefit from the higher tax basis partially offset by the tax liability arising from this revaluation of $13 million.

During Fiscal 2012, a foreign subsidiary of the H. J. Company exercised a tax option under local law to revalue certain of its intangible assets, increasing the local tax basis by approximately $220 million. This revaluation resulted in a reduction in Fiscal 2012 tax expense of $35 million reflecting the deferred tax benefit from the higher tax basis partially offset by the current tax liability arising from this revaluation of $35 million.

The tax benefit from the higher basis amortization of both revaluations above will result in a reduction in cash taxes over the 20 year tax amortization period of approximately $95 million. Also, as a result of these taxable revaluations, the subsidiary made tax payments of $4 million, $16 million, $18 million and $10 million during Calendar 2014, the December 29, 2013 Successor period, Fiscal 2013 and Fiscal 2012, respectively.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The following table and note summarize deferred tax (assets) and deferred tax liabilities as of December 28, 2014, December 29, 2013, and April 28, 2013.

	Successor		Predecessor
	December 28, 2014	December 29, 2013	April 28, 2013
	(In millions)
Depreciation/amortization	$686	$775	$394
Benefit plans	109	81	41
Deferred income	217	259	96
Financing costs	—	—	117
Indefinite lived intangible assets	3,493	3,691	439
Unremitted earnings of foreign subsidiaries	42	345	2
Other	54	58	47

Deferred tax liabilities	4,601	5,209	1,136

Operating loss carryforwards/carrybacks	(110)	(366)	(91)
Benefit plans	(145)	(87)	(212)
Depreciation/amortization	(404)	(358)	(158)
Tax credit carryforwards	(36)	(71)	(111)
Deferred income	(15)	(93)	(19)
Other	(149)	(130)	(98)

Deferred tax assets	(859)	(1,105)	(689)

Valuation allowance	64	78	46

Net deferred tax liabilities	$3,806	$4,182	$493

The table above excludes foreign deferred tax assets of $55 million, deferred tax liabilities of $5 million and a valuation allowance of $54 million related to a business classified as held for sale as of April 28, 2013 which was subsequently sold.

Heinz records valuation allowances to reduce deferred tax assets to the amount that is more likely than not to be realized. When assessing the need for valuation allowances, Heinz considers future taxable income and ongoing prudent and feasible tax planning strategies. Should a change in circumstances lead to a change in judgment about the realizability of deferred tax assets in future years, Heinz would adjust related valuation allowances in the period that the change in circumstances occurs, along with a corresponding increase or charge to income.

The resolution of tax reserves and changes in valuation allowances could be material to Heinz’s results of operations for any period, but is not expected to be material to Heinz’s financial position.

At December 28, 2014, foreign operating loss carryforwards totaled $321 million. Of that amount, $93 million expire between 2015 and 2034; the other $228 million do not expire. Deferred tax assets of $1 million have been recorded for U.S. foreign tax credit carryforwards. These credit carryforwards expire between 2022 and 2024. Deferred tax assets of $22 million have been recorded for state operating loss carryforwards. These losses expire between 2015 and 2034. Additionally, Heinz has incurred losses in a foreign jurisdiction where the realization of a tax benefit is considered remote and, as a result, Heinz has no deferred tax asset recognized for such losses.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The net change in the 2014 valuation allowance shown above is a decrease of $14 million. The decrease was primarily due to utilization in the current period of foreign net operating losses that were previously not anticipated to be utilized due to a history of cumulative losses. The net change in the December 29, 2013 Successor period valuation allowance shown above is an increase of $32 million. The increase was primarily due to the recording of additional valuation allowance for foreign and state operating loss carryforwards that are not expected to be utilized. The net change in the Fiscal 2013 valuation allowance in comparison to Fiscal 2012 is a decrease of $45 million. The decrease was primarily due to the classification of a foreign business as held for sale.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is as follows:

	Successor		Predecessor
	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013	April 29, 2012
	(In millions)
Balance at the beginning of the period	$53	$51	$45	$53	$71
Increases for tax positions of prior years	5	—	6	2	5
Decreases for tax positions of prior years	(5)	(7)	(1)	(9)	(18)
Increases based on tax positions related to the current year	21	5	2	14	4
Increases due to business combinations	—	4	—	—	—
Decreases due to settlements with taxing authorities	(1)	—	—	(4)	(2)
Decreases due to lapse of statute of limitations	(2)	—	(1)	(11)	(7)

Balance at the end of the period	$71	$53	$51	$45	$53

The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate was $58 million, $45 million, and $38 million, on December 28, 2014, December 29, 2013, and April 28, 2013, respectively.

Heinz classifies interest and penalties on tax uncertainties as a component of the provision for income taxes. The total amount of net interest expense included in the provision for income taxes for the year ended December 28, 2014 was $3 million. For the Successor period from February 8, 2013 to December 29, 2013, the total amount of net interest expense included in the provision for income taxes was $1 million. For the Predecessor period April 29, 2013 to June 7, 2013, the total amount of net interest expense included in the provision for income taxes was $2 million. Penalty expense in each of these periods was insignificant. For Fiscal 2013, the total amount of net interest and penalty expense included in the provision for income taxes was a benefit of $4 million and $6 million, respectively. For Fiscal 2012, the total amount of net interest and penalty expense included in the provision for income taxes was a benefit of $10 million and $5 million, respectively. The total amount of interest and penalties accrued as of December 28, 2014 was $13 million and $8 million, respectively. The total amount of interest and penalties accrued as of December 29, 2013 was $11 million and $9 million, respectively. The corresponding amounts of interest and penalties accrued as of April 28, 2013 were $9 million and $7 million, respectively.

It is reasonably possible that the amount of unrecognized tax benefits will decrease by as much as $25 million in the next 12 months primarily due to the expiration of statutes in various foreign jurisdictions along with the progression of federal, state and foreign audits in process.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The provision for income taxes consists of provisions for federal, state and foreign income taxes. Heinz operates in an international environment with significant operations in various locations outside the U.S. Accordingly, the consolidated income tax rate is a composite rate reflecting the earnings in various locations and the applicable tax rates. In the normal course of business Heinz is subject to examination by taxing authorities throughout the world, including such major jurisdictions as Australia, Canada, Italy, the Netherlands, the United Kingdom and the United States. Heinz has substantially concluded all national income tax matters for years through Fiscal 2012 for the Netherlands and the United Kingdom, through Fiscal 2011 for the U.S., through Fiscal 2010 for Australia and Italy, and through Fiscal 2009 for Canada.

Undistributed earnings of foreign subsidiaries considered to be indefinitely reinvested or which may be remitted tax free in certain situations, amounted to approximately $4.2 billion at December 28, 2014. Heinz has not determined the deferred tax liability associated with these undistributed earnings, as such determination is not practicable. Prior to the 2013 Merger, our intent was to reinvest the accumulated earnings of our foreign subsidiaries in our international operations, except where remittance could be made tax free in certain situations, and our plans did not demonstrate a need to repatriate them to fund our cash requirements in the U.S. and, accordingly, a liability for the related deferred income taxes was not reflected in the H. J. Heinz Company’s financial statements as of April 28, 2013. While we continue to expect to reinvest a substantial portion of the prior and future earnings of our foreign subsidiaries in our international operations, as of the Acquisition date we determined that a portion of our accumulated unremitted foreign earnings were likely to be needed to meet U.S. cash needs principally due to the increased financing costs arising with the Acquisition. For the portion of unremitted foreign earnings determined not to be permanently reinvested, a deferred tax liability was recorded. Heinz repatriated the majority of the accumulated unremitted earnings which were no longer permanently reinvested during 2014 resulting in the utilization of the majority of its U.S. foreign tax credit carryforwards. For the portion of the undistributed earnings of certain of the subsidiaries which are currently not considered to be permanently reinvested, deferred taxes of $42 million have been provided as of December 28, 2014.

11.	Debt and Financing Arrangements

Short-term debt consisted of bank debt and other borrowings of $59 million, $144 million, and $1.14 billion as of December 28, 2014, December 29, 2013, and April 28, 2013, respectively. The weighted average interest rate was 7.5%, 2.1% and 1.4% and for the year ended December 28, 2014, December 29, 2013 and April 28, 2013, respectively. See below for further discussion of a short-term credit agreement entered into in April 2013.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Long-term debt was comprised of the following as of December 28, 2014, December 29, 2013 and April 28, 2013:

	Successor		Predecessor
	December 28, 2014	December 29, 2013	April 28, 2013
	(In millions)
$2.95 billion Term B-1 Loan	$2,769	$2,929	$—
$6.55 billion Term B-2 Loan	5,588	6,519	—
$3.10 billion 4.25% Second Lien Senior Secured Notes due 2020	3,100	3,100	—
Other U.S. Dollar Debt due May 2013-November 2034 (0.94%-7.96%)	10	11	26
Other Non-U.S. Dollar Debt due May 2013-May 2023 (3.50%-11.00%)	53	70	56
5.35% U.S. Dollar Notes due July 2013	—	—	500
8.0% Heinz Finance Preferred Stock due July 2013	—	—	350
Japanese Yen Credit Agreement due December 2013 (variable rate)	—	—	163
U.S. Dollar Private Placement Notes due May 2014-May 2021 (2.11%-4.23%)	—	—	500
Japanese Yen Credit Agreement due October 2015 (variable rate)	—	—	153
U.S. Dollar Private Placement Notes due July 2016-July 2018 (2.86%-3.55%)	—	—	100
2.00% U.S. Dollar Notes due September 2016	58	58	300
1.50% U.S. Dollar Notes due March 2017	18	18	300
U.S. Dollar Remarketable Securities due December 2020	—	—	119
3.125% U.S. Dollar Notes due September 2021	34	34	396
2.85% U.S. Dollar Notes due March 2022	6	6	300
$235 million 6.375% U.S. Dollar Debentures due July 2028	257	258	231
£125 million 6.25% British Pound Notes due February 2030	206	219	192
$437 million 6.75% U.S. Dollar Notes due March 2032	475	477	435
$931 million 7.125% U.S. Dollar Notes due August 2039	1,023	1,027	628

	13,597	14,726	4,749
Hedge Accounting Adjustments (See Note 17)	—	—	122
Less portion due within one year	(11)	(108)	(1,023)

Total long-term debt	$13,586	$14,618	$3,848

Weighted-average interest rate on long-term debt, including the impact of applicable interest rate swaps	4.02%	4.01%	4.07%

Senior Credit Facilities

The Senior Credit Facilities are with a syndicate of banks and other financial institutions and provides financing of up to $9.5 billion and consisted of (i)(a) term B-1 loans in an aggregate principal amount of $2.95 billion (the “B-1 Loans”) and (b) term B-2 loans in aggregate principal amount of $6.55 billion (the “B-2 Loans”) in each case under the new senior secured term loan facilities (the “Term Loan Facilities”) and (ii) revolving loans of up to $2.0 billion (including revolving loans, swingline loans and letters of credit), a portion of which may be denominated in Euro, Sterling, Australian Dollars, Japanese Yen or New Zealand Dollars, under the new senior secured revolving loan facilities (the “Revolving Credit Facilities” and, together with the Term Loan Facilities, the “Senior Credit Facilities”). Concurrently with the consummation of the 2013 Merger, the full amount of the term loan was drawn, and no revolving loans were drawn. During the fourth quarter of 2014,

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Heinz repaid $133 million of the B-1 Loans and $867 million of the B-2 Loans outstanding. In addition, in the first quarter of 2015, Heinz issued $2.0 billion in aggregate principal amount of 4.875% Second Lien Senior Secured Notes due 2025. The net proceeds from this offering were used to repay $650 million of the B-1 Loans and $1,310 million of the B-2 Loans outstanding.

Borrowings under the Term Loan Facilities have tranches of 6 and 7 year maturities and fluctuating interest rates based on, at Heinz’s election, base rate or LIBOR plus a spread on each of the tranches, with respective spreads ranging from 125-150 basis points for base rate loans with a 2% base rate floor and 225-250 basis points for LIBOR loans with a 1% LIBOR floor. Loans under the revolving credit facilities have 5 year maturities and a fluctuating interest rate based on, at Heinz’s election, base rate or LIBOR, with respective spreads ranging from 50-100 basis points for base rate loans and 150-200 basis points for LIBOR loans, on which nothing is currently drawn.

The obligations of Heinz under the Senior Credit Facilities are guaranteed by Holdings and each direct and indirect, existing and future, domestic material wholly-owned restricted subsidiary of Heinz. The Senior Credit Facilities and any swap agreements and cash management arrangements provided by any party to the Senior Credit Facilities or any of its affiliates are expected to be secured on a first priority basis by a perfected security interest in substantially all of Heinz’s and each guarantor’s tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property, owned real property above a value to be agreed and all of the capital stock of the borrower and all capital stock directly held by the borrower or any subsidiary guarantor of each of its wholly-owned material restricted subsidiaries (limited to 65% of the capital stock of foreign subsidiaries).

The Senior Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, limits or restricts the ability of Heinz and its restricted subsidiaries to incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than the 2013 Merger); sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business.

In addition, under the Revolving Credit Facilities, Heinz is required to comply with a specified first lien senior secured leverage ratio to the extent any loans are outstanding under the New Revolving Credit Facility or Letters of Credit issued and outstanding thereunder exceed $50 million as of the end of any fiscal quarter. The Senior Credit Facilities also contains certain customary representations and warranties, affirmative covenants and events of default. As of December 28, 2014, Heinz is in compliance with these credit facility covenants.

4.25% Second Lien Senior Secured Notes (“Exchange Notes”)

On April 1, 2013, in connection with the 2013 Merger, Merger Subsidiary completed the private placement of $3.1 billion aggregate principal amount of 4.25% Exchange Notes to initial purchasers for resale by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The Exchange Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 1, 2013, by and among Merger Subsidiary, Holdings and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

On June 7, 2013, the H. J. Heinz Company, certain of its direct and indirect wholly owned domestic subsidiaries (the “Guarantors”), the Trustee and the Collateral Agent entered into a supplemental indenture (the

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

“Supplemental Indenture”) to the Indenture pursuant to which the H. J. Heinz Company assumed all of the obligations of Merger Subsidiary as issuer of the Exchange Notes. Also on June 7, 2013, in connection with the 2013 Merger, we executed a Joinder Agreement (the “Purchase Agreement Joinder”) to the Purchase Agreement, dated March 22, 2013 (the “Purchase Agreement”), among Merger Subsidiary, Parent and the several initial purchasers named in the schedule thereto (the “Initial Purchasers”), relating to the issuance and sale by Merger Subsidiary to the Initial Purchasers of $3.1 billion in aggregate principal amount of the Exchange Notes, pursuant to which the H. J. Heinz Company and certain of its subsidiaries became parties to the Purchase Agreement.

Interest on the Exchange Notes accrues at the rate of 4.25% per annum and is payable, in cash, semi-annually in arrears on each date April 15 and October 15, beginning on October 15, 2013, to holders at the close of business on April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the Exchange Notes accrues from and includes the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

The Exchange Notes are jointly and severally, unconditionally guaranteed on a senior secured basis, by Holdings and each direct and indirect, existing and future, domestic material 100% owned restricted subsidiary that guarantee our obligations under the Senior Credit Facilities.

The Indenture (as supplemented by the Supplemental Indenture) limits the ability of Heinz and its restricted subsidiaries to incur additional indebtedness or guarantee indebtedness; create liens or use assets as security in other transactions; declare or pay dividends, redeem stock or make other distributions to stockholders; make investments; merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets; enter into transactions with affiliates; sell or transfer certain assets; and agree to certain restrictions on the ability of restricted subsidiaries to make payments to us. We are in compliance with these covenants as of December 28, 2014.

The Exchange Notes can be redeemed at any time prior to April 15, 2015 by paying a make-whole premium, plus accrued and unpaid interest to the redemption date. We may redeem all or part of the Exchange Notes at any time after April 15, 2015 at the following percentages: 2015: 102.125%, 2016: 101.0625%, 2017 and thereafter: 100%. In addition, at any time prior to April 15, 2015, we may redeem up to 40% of the aggregate principal amount of the Exchange Notes at a redemption price equal to 104.25% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds from certain equity offerings.

If Heinz experiences a change of control, the holders of the Exchange Notes have the right to require Heinz to offer to repurchase the Exchange Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interest and additional amounts, if any, to the date of such repurchase.

Heinz was required to cause an exchange offer registration statement for the Exchange Notes to be declared effective by the SEC under the Securities Act and to consummate the exchange offer not later than 365 days after the 2013 Merger closing date. Holdings filed a Registration Statement for such an exchange offer on such Exchange Notes which became effective on May 7, 2014.

Financing implications of the acquisition on our existing debt

A substantial portion of the H. J. Heinz Company’s indebtedness was subject to acceleration upon a change of control or required the H. J. Heinz Company to offer holders the option to repurchase such indebtedness from such holders (assuming such change of control triggered certain downgrades in the ratings of the H. J. Heinz

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Company’s debt). On June 7, 2013 certain outstanding indebtedness of the H. J. Heinz Company that were not subject to acceleration upon a change of control and that either did not contain change of control repurchase obligations or the holders did not elect to have such indebtedness repurchased in a change of control offer remain outstanding.

On March 13, 2013, the H. J. Heinz Company launched a successful consent solicitation relating to the 7.125% Notes due 2039 seeking a waiver of the change of control provisions as applicable to the 2013 Merger Agreement and as a result those notes remain outstanding as of December 28, 2014.

Debt issuance costs

As of December 28, 2014, unamortized debt issuance costs related to new borrowings under our current Senior Credit Facilities and the Exchange Notes were $321 million, collectively. Amortization of debt issuance costs recorded were $49 million for the period ending December 28, 2014, $29 million for the period February 8, 2013 to December 29, 2013, and $1 million for the Predecessor period. These costs are amortized on a straight-line basis or using the effective interest method, as appropriate, over the respective term of debt to which they specifically relate. During the fourth quarter of 2014, Heinz wrote off $15 million of deferred debt issuance costs as a result of the repayment of the B-1 Loans and the B-2 Loans.

Total long term debt matures as follows:

	2015	2016	2017	2018	2019	There After	Total
	(In millions)
Maturity /Retirements	$11	$82	$32	$4	$2,774	$10,693	$13,596

Other information

During the first quarter of Fiscal 2013, the H. J. Heinz Company terminated its variable rate three year 15 billion Japanese yen denominated credit agreement that was due October 2012, and settled the associated swap, which had an immaterial impact to Heinz’s consolidated statement of income. In addition, the H. J. Heinz Company entered into a new variable rate three year 15 billion Japanese yen denominated credit agreement. The proceeds were swapped to $189 million U.S. dollars and the interest rate was fixed at 2.22%. This credit agreement was terminated in the Predecessor period April 29, 2013 to June 7, 2013.

At April 28, 2013, the H. J. Heinz Company had a $1.5 billion credit agreement which expires in June 2016. This credit agreement supported the H. J. Heinz Company’s commercial paper borrowings. In April 2013, the H. J. Heinz Company entered into a new $1.5 billion 1.28% credit agreement under which it borrowed $1.1 billion primarily to pay off all of the outstanding commercial paper. Both credit agreements were terminated on June 7, 2013 in conjunction with the closing of the 2013 Merger. Heinz has $156 million of foreign lines of credit available at December 28, 2014.

Certain of Heinz’s debt agreements contain customary covenants, including a leverage ratio covenant. Heinz was in compliance with all of its covenants as of December 28, 2014, December 29, 2013 and April 28, 2013.

During the third quarter of Fiscal 2012, the H. J. Heinz Company remarketed the remaining $119 million remarketable securities at a rate of 6.049%. On the same date, the H. J. Heinz Company entered into a total rate of return swap with a notional amount of $119 million as an economic hedge to reduce the interest cost related to these remarketable securities. See Note 17 for further details. As a result of the 2013 Merger, the remarketable securities were repaid and the associated total rate of return swap was terminated.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Financing Arrangements

On May 28, 2014, Heinz entered into an amendment of the $175 million U.S. accounts receivable securitization program that extended the term until May 27, 2015. As a result of the amendment, the limit has been reduced to $150 million and Heinz now accounts for transfers of receivables pursuant to this program as a sale and removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to $150 million and a receivable for the remainder of the purchase price (the “Deferred Purchase Price”). Prior to this amendment and subsequent to a May 31, 2013 amendment, Heinz accounted for transfers of receivables pursuant to this program as secured borrowings, and the receivables sold pursuant to this program were included on the balance sheet as trade receivables, along with the Deferred Purchase price. The amount of trade receivables included on the balance sheet at December 29, 2013 which were acting as collateral for these borrowings was $140 million.

On August 29, 2014, Heinz entered into a new $70 million Australian dollar and $50 million New Zealand dollar accounts receivable factoring program with a bank, replacing an existing arrangement with a different bank. These limits are net of the Deferred Purchase Price. This is a one year agreement that automatically continues after one year until either Heinz or the bank decides to terminate it. Heinz accounts for transfers of receivables pursuant to this program as a sale, and removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to $70 million Australian dollars and $50 million New Zealand dollars and a receivable for the Deferred Purchase Price.

On December 18, 2014, Heinz entered into a new €120 million European accounts receivable factoring program. Heinz accounts for transfers of receivables pursuant to this program as a sale, and it removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to ninety-five percent of €120 million facility and records a receivable from the bank (Deferred Purchase Price) for the remainder.

The cash consideration and carrying amount of receivables removed from the consolidated balance sheets in connection with the above programs were $284 million, $130 million and $401 million as of December 28, 2014, December 29, 2013 and April 28, 2013, respectively. The fair value of the Deferred Purchase Price was $161 million, $32 million and $84 million as of December 28, 2014, December 29, 2013 and April 28, 2013, respectively. The Deferred Purchase Price is included as a trade receivable on the consolidated balance sheets and has a carrying value which approximates fair value as of December 28, 2014, December 29, 2013 and April 28, 2013 due to the nature of the short-term underlying financial assets. The proceeds from these sales are recognized on the statements of cash flows as a component of operating activities. Heinz acts as servicer for these arrangements. Heinz has not recorded any servicing assets or liabilities as of December 28, 2014, December 29, 2013 and April 28, 2013 for these arrangements because the fair value of these servicing arrangements as well as the fees earned were not material to the financial statements.

12.	Redeemable Preferred Stock and Warrants

In connection with the 2013 Merger on June 7, 2013, Heinz authorized and issued 80,000 shares of 9% Series A Cumulative Redeemable Preferred Stock (“Preferred Stock”) and a warrant to purchase approximately 46 million of our common shares, at an exercise price of $0.01 per common share (“Warrant”), for an aggregate purchase price of $8.0 billion. The proceeds were allocated to the Preferred Stock ($7,633 million) and the Warrant ($367 million) on a relative fair value basis. The Warrant is exercisable at any time up until the fifth anniversary of the original issue date.

The 9% annual dividend will accrue whether or not declared by our Board of Directors and will be payable, quarterly in arrears, only when declared and approved by our Board of Directors.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

In the event of a liquidation, dissolution, or wind up of Heinz, whether voluntary or involuntary, each Preferred Stock holder is entitled to receive $100,000 per share plus any accrued and unpaid dividends. This payment is to be made before any distribution of assets or proceeds to holders of common stock, or other stock of Heinz ranked junior to the Preferred Stock.

Heinz may not redeem the Preferred Stock for the first three years following the original issue date of June 7, 2013. On or after the third anniversary of the original issue date, Heinz may, at its option, redeem shares of Preferred Stock, at a redemption price paid in cash for each share equal to the sum of (i) the Base Amount per share (as defined below), plus (ii) the accrued and unpaid dividends on each share. The “Base Amount” means one of the following amounts, as applicable:

•	$104,000 per share for any payment made between the third and fourth anniversary of the original issue date;

•	$105,000 per share for any payment made between the fourth and fifth anniversary of the original issue date;

•	$106,000 per share for any payment made between the fifth and sixth anniversary of the original issue date;

•	$107,000 per share for any payment made between the sixth and seventh anniversary of the original issue date; and

•	$108,000 per share for any payment made after the seventh anniversary of the original issue date.

In addition, after the eighth anniversary of the original issue date (June 7, 2021) the holders of the Preferred Stock can require that Heinz undertake a redemption offering, as defined, and use the proceeds net of expenses of such redemption offering to redeem outstanding Preferred Stock at the redemption price of $108,000 per share. If such redemption is for less than all of the outstanding Preferred Stock, the holders of the Preferred Stock can require the Company to undertake additional redemption offerings until no shares of Preferred Stock remain outstanding. As a result, the Preferred Stock is considered contingently redeemable and is required to be shown in the Company’s consolidated balance sheet separate from stockholders’ equity. During the Successor period ended December 29, 2013, the carrying value of the Preferred Stock has been adjusted from its initial carrying value to the applicable initial redemption price of $104,000, which resulted in a $687 million increase in Preferred Stock and a corresponding increase in the net loss attributable to common shareholders and the related net loss per common share. In the event the Preferred Stock is not redeemed after the third anniversary date, we will be required to record further accretion adjustments from the fourth to the eighth anniversary dates to the applicable redemption prices up to the maximum redemption price of $108,000.

13.	Supplemental Cash Flows Information

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
Cash Paid During the Period For:
Interest	$620	$259	$42	$285	$278

Income taxes	$86	$131	$32	$327	$266

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

In addition, Heinz acted as servicer of trade receivables which were sold to unrelated third parties without recourse as of December 28, 2014, December 29, 2013, and April 28, 2013. See Note 11 for more details.

14.	Employees’ Stock Incentive Plans

On June 7, 2013, in accordance with the 2013 Merger, (i) each outstanding share of Company common stock (other than shares owned by the H. J. Heinz Company, Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, and in each case not held on behalf of third parties) was canceled and automatically converted into the right to receive $72.50 in cash, without interest and less applicable withholding taxes thereon (the “2013 Merger Consideration”), (ii) each outstanding stock option, whether vested or unvested, was canceled and automatically converted into the right to receive, with respect to each share subject to the option, the 2013 Merger Consideration less the exercise price per share, (iii) each outstanding Company phantom unit, whether vested or unvested, was canceled and automatically converted into the right to receive the 2013 Merger Consideration, and (iv) each outstanding Company restricted stock unit (“RSU”) (other than retention restricted stock units), whether vested or unvested, was canceled and automatically converted into the right to receive, with respect to each share subject to the restricted stock unit, the 2013 Merger Consideration plus any accrued and unpaid dividend equivalents, except that payment in respect of Company restricted stock units that have been deferred will be made in accordance with the terms of the award and the applicable deferral election made by the holder. The expense from accelerated vesting of these stock-based awards totaling $24 million was recorded in 2013 Merger related costs in the accompanying statement of operations for the Predecessor period ended June 7, 2013.

At December 28, 2014 and December 29, 2013, Heinz had no outstanding pre-2013 Merger stock option awards, restricted stock units and restricted stock awards, other than the retention RSUs. Retention RSUs were not canceled in connection with the 2013 Merger, and remain subject to the vesting schedule pursuant to the existing terms of the applicable award agreements and the general timing of payment would be in accordance with such terms. Pursuant to the 2013 Merger Agreement, these equity awards have been converted into liability awards and for the vested portion of these awards Heinz recorded an amount equal to the 2013 Merger consideration plus any accrued and unpaid dividend equivalents.

The compensation cost related to equity plans that were in place in the primarily recognized in SG&A and 2013 Merger related costs, and the related tax benefit, are as follows:

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
Pre-tax compensation cost	$8	$1	$26	$34	$37
Tax benefit	3	—	8	11	12

After-tax compensation cost	$5	$1	$18	$23	$25

During Fiscals 2013 and 2012, the H. J. Heinz Company’s plan from which it issued equity-based awards was the Fiscal Year 2003 Stock Incentive Plan (the “2003 Plan”), which was approved by shareholders on September 12, 2002. Pursuant to the 2003 Plan, the Management Development & Compensation Committee (“MD&CC”) was authorized to grant a maximum of 9 million shares for issuance as restricted stock units or restricted stock. Any available shares may have been issued as stock options. The maximum number of shares that may have been granted under this plan was 19 million shares. Shares issued under these plans were sourced

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

from available treasury shares. The 2003 Plan was originally scheduled to continue to be used until there were no more outstanding shares to award; however, the 2003 Plan was terminated as a result of the 2013 Merger. Effective August 28, 2012, the MD&CC approved the 2013 Plan with a term of ten years. The MD&CC was authorized to grant a maximum of 10 million shares for issuance as restricted stock units, restricted stock, or stock options; however, no shares were issued from this Plan.

Stock Options:

In October 2013, the Board adopted the H.J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (the “2013 Omnibus Plan”) which authorizes the issuance of up to 39,600,000 shares of Heinz’s capital stock. In 2013, Heinz granted non-qualified stock options under the 2013 Omnibus Plan to select employees and Directors with a five-year cliff vesting provided the employee is continuously employed by Heinz or one of its subsidiaries or affiliates. Share-based compensation expense of $8 million and $1 million associated with such grants is reflected in SG&A for the Successor periods ended December 28, 2014 and December 29, 2013, respectively.

In 2014, options were issued in conjunction with a Bonus Swap Program whereby participants could elect to use a portion of their calculated non-equity incentive compensation (after all required taxes and deductions) to purchase shares of Common Stock in Heinz. Participants who elected to purchase such shares were granted matching stock options. In February 2014, Heinz issued 485,117 shares as part of the bonus swap program to eligible employees for which $5 million was recorded in additional capital. Of the matching stock options, 83,018 shares or $1 million was forfeited and additional capital was adjusted accordingly.

Prior to the 2013 Merger, stock options generally vested over a period of four years after the date of grant. Awards granted between Fiscal 2006 and Fiscal 2012 had a maximum term of seven years. Awards granted in Fiscal 2013 had a maximum term of ten years.

In accordance with their respective plans, stock option awards are forfeited if a holder voluntarily terminates employment prior to the vesting date. Heinz estimates forfeitures based on an analysis of historical trends updated as discrete new information becomes available and are re-evaluated on an annual basis. Compensation cost in any period is at least equal to the grant-date fair value of the vested portion of an award on that date.

The weighted average assumptions used to estimate the fair values are as follows:

	Successor
	December 28, 2014	December 29, 2013
Exercise price	$10.00	$10.00
Risk-free interest rate	1.49%	1.41%
Expected term (in years)	5.0	5.0
Expected volatility	24.3%	24.3%
Expected forfeiture rate	5.0%	5.0%
Expected dividend yield	—%	—%

	Predecessor
	April 28, 2013	April 29, 2012
Dividend yield	3.7%	3.7%
Expected volatility	19.4%	20.9%
Expected term (years)	7.0	5.0
Risk-free interest rate	1.0%	1.0%

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The expected volatility of Heinz’s common stock at the date of grant in the Successor periods was estimated based on a review of the equity volatilities of publicly-traded peer companies . The risk-free interest rate is based on the U.S. Treasury (constant maturity) rate in effect at the date of grant for periods corresponding with the expected term of the options. All Predecessor equity awards were settled as part of the 2013 Merger, however, the expected volatility of the H. J. Heinz Company’s common stock at the date of grant in the Predecessor periods was estimated based on a historic daily volatility rate over a period equal to the average life of an option. The dividend yield assumption was based on the dividend payouts for the years ended April 28, 2013 and April 29, 2012. The weighted average expected life of options was based on consideration of historical exercise patterns adjusted for changes in the contractual term and exercise periods of awards.

A summary of Heinz’s stock option activity and related information is as follows:

	Number of Options	Weighted Average Exercise Price (per share)	Aggregate Intrinsic Value
	(In millions, except per share data)
Predecessor
Options outstanding at April 27, 2011	10	$42.38	$414
Options granted	2	52.19	86
Options exercised	(3)	37.99	(106)
Options cancelled/forfeited and returned to the plan	—	38.38	(1)

Options outstanding at April 29, 2012	9	45.69	393
Options granted	2	55.72	86
Options exercised	(4)	42.35	(148)
Options cancelled/forfeited and returned to the plan	—	50.67	(6)

Options outstanding at April 28, 2013	7	49.76	325
Options exercised—settled in shares	—	34.60	(1)
Options exercised—settled in cash	(7)	49.82	(324)

Options outstanding at June 7, 2013	—	—	$—

Successor
Options outstanding at June 8, 2013	—	$—	$—
Options granted	14	10.00	143

Options outstanding at December 29, 2013	14	10.00	143
Options granted	9	10.00	86
Options exercised	—	—	—
Options cancelled/forfeited and returned to the plan	(4)	10.00	(36)

Options outstanding at December 28, 2014	19	—	$193

Options vested and exercisable at April 29, 2012	4	$43.90	$194
Options vested and exercisable at April 28, 2013	3	48.01	124
Options vested and exercisable at June 7, 2013	—	—	—
Options vested and exercisable at December 29, 2013	—	—	—
Options vested and exercisable at December 28, 2014	—	—	—

Heinz received no proceeds during the Successor Period February 8, 2013 to December 29, 2013 or the calendar year ended December 28, 2014. The H. J. Heinz Company received proceeds of $1 million,

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

$113 million, and $83 million, from the exercise of stock options in the Predecessor period April 29, 2013 to June 7, 2013, and the fiscal years ended April 28, 2013 and April 29, 2012, respectively. There was no tax benefit recognized during the Successor Period February 8, 2013 to December 29, 2013 or for the year ended December 28, 2014. The tax benefit recognized as a result of stock option exercises was $51 million, $18 million, and $15 million in the Predecessor period April 29, 2013 to June 7, 2013, and the fiscal years ended April 28, 2013 and April 29, 2012, respectively.

Heinz presents all benefits of tax deductions resulting from the exercise of stock-based compensation as operating cash flows in the consolidated statements of cash flows, except the benefit of tax deductions in excess of the compensation cost recognized for those options (“excess tax benefits”) which are classified as financing cash flows. For the year ended December 28, 2014 and Successor period February 8, 2013 to December 29, 2013, there were no such exercises. For the Predecessor period April 29, 2013 to June 7, 2013, $14 million of cash tax benefits was reported as an operating cash inflow and $37 million of excess tax benefits as a financing cash inflow. For the fiscal year ended April 28, 2013, $8 million of cash tax benefits was reported as an operating cash inflow and $10 million of excess tax benefits as a financing cash inflow. For the fiscal year ended April 29, 2012, $8 million of cash tax benefits was reported as an operating cash inflow and $8 million of excess tax benefits as a financing cash inflow.

A summary of the status of Heinz’s unvested stock options is as follows:

	Number of Options	Weighted Average Grant Date Fair Value (per share)(1)
	(In millions, except per share data)
Predecessor
Unvested options at April 29, 2012	4	$5.43
Options granted	2	5.79
Options vested	(2)	5.39
Options forfeited	—	5.61

Unvested options at April 28, 2013	4	5.59
Options vested	(4)	5.59

Unvested options at June 7, 2013	—	—

Successor
Unvested options at June 8, 2013	—	$—
Options granted	14	2.43

Unvested options at December 29, 2013	14	2.43
Options granted	9	2.45
Options vested	—	—
Options forfeited	(4)	2.43

Unvested options at December 28, 2014	19	2.44

(1)	Fair value calculated using the Black-Scholes model

Unrecognized compensation cost related to unvested option awards under the 2000 and 2003 Plans totaled $5 million and $6 million as of April 28, 2013 and April 29, 2012, respectively. Due to the 2013 Merger, stock options were canceled and cash-settled; therefore, there is no unrecognized expense as of June 7, 2013.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Unrecognized compensation cost related to unvested option awards under the 2013 Omnibus Plan was $37 million as of December 28, 2014 and $33 million as of December 29, 2013.

Restricted Stock Units and Restricted Shares:

The 2003 Plan authorized up to 9 million shares for issuance as restricted stock units (“RSUs”) or restricted stock with vesting periods from the first to the fifth anniversary of the grant date as set forth in the award agreements. Upon vesting, the RSUs were converted into shares of the H. J. Heinz Company’s stock on a one-for-one basis and issued to employees, subject to any deferral elections made by a recipient or required by the plan. Restricted stock was reserved in the recipients’ name at the grant date and issued upon vesting. The H. J. Heinz Company was entitled to an income tax deduction in an amount equal to the taxable income reported by the holder upon vesting of the award. RSUs generally vested over a period of one to four years after the date of grant. The 2003 Plan was terminated as a result of the 2013 Merger.

Total compensation expense relating to former RSUs and restricted stock was $1 million, $3 million, $22 million, $24 million, and $26 million for the year ended December 28, 2014, the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and the fiscal years ended April 28, 2013 and April 29, 2012, respectively. Unrecognized compensation cost in connection with RSU and restricted stock grants totaled $25 million and $28 million at April 28, 2013 and April 29, 2012, respectively. Due to the 2013 Merger, RSUs and restricted stock (except retention RSUs) were cancelled and settled in cash; therefore, there is no unrecognized expense as of June 7, 2013. No RSUs or restricted stock were granted subsequent to June 7, 2013.

A summary of the activity of unvested RSU and restricted stock awards and related information is as follows:

	Number of Units	Weighted Average Grant Date Fair Value (Per Share)
	(In millions, except per share data)
Predecessor
Unvested units and stock at April 27, 2011	1	$44.84
Units and stock granted	1	52.31
Units and stock vested	(1)	45.27
Units and stock cancelled/forfeited and returned to the plan	—	45.90

Unvested units and stock at April 29, 2012	1	47.75
Units and stock granted	1	55.88
Units and stock vested	(1)	47.33
Units and stock cancelled/forfeited and returned to the plan	—	50.01

Unvested units and stock at April 28, 2013	1	51.24
Units and stock vested—settled in shares	—	46.37
Units and stock vested—settled in cash	(1)	51.05
Units and stock converted to liability awards (RSU retention awards)	—	53.69
Units and stock cancelled/forfeited and returned to the plan	—	51.35

Unvested units and stock at June 7, 2013	—	—

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Upon share option exercise or vesting of restricted stock and RSUs, the H. J. Heinz Company used available treasury shares and maintained a repurchase program that anticipated exercises and vesting of awards so that shares were available for issuance. The H. J. Heinz Company recorded forfeitures of restricted stock as treasury share repurchases.

Global Stock Purchase Plan:

The H. J. Heinz Company had a shareholder-approved employee global stock purchase plan (the “GSPP”) that permitted substantially all employees to purchase shares of the H. J. Heinz Company’s common stock at a discounted price through payroll deductions at the end of two six-month offering periods. The offering periods were February 16 to August 15 and August 16 to February 15. The purchase price of the option was equal to 95% of the fair market value of the H. J. Heinz Company’s common stock on the last day of the offering period. The number of shares available for issuance under the GSPP was a total of five million shares. During the two offering periods from February 16, 2012 to February 15, 2013, employees purchased 121,460 shares under the plan. During the two offering periods from February 16, 2011 to February 15, 2012, employees purchased 165,635 shares under the plan.

As a result of the 2013 Merger Agreement, the H. J. Heinz Company’s GSPP was terminated immediately following the scheduled purchases on the February 15, 2013 purchase date for the purchase period August 16, 2012 to February 15, 2013.

Long-Term Performance Program:

In May 2013, the H. J. Heinz Company granted performance awards as permitted in the 2003 Plan, subject to the achievement of certain performance goals. These performance awards were tied to the H. J. Heinz Company’s Relative Total Shareholder Return (“Relative TSR”) Ranking within the defined Long-term Performance Program (“LTPP”) peer group and the two-year average after-tax Return on Invested Capital (“ROIC”) metrics. The Relative TSR metric was based on the two-year cumulative return to shareholders from the change in stock price and dividends paid between the starting and ending dates. These LTPP awards, as well as those granted in the first quarter of Fiscal 2013 were settled in connection with the 2013 Merger. No LTPP awards were granted subsequent to the 2013 Merger.

The compensation cost related to LTPP awards primarily recognized in SG&A and the related tax benefit in the Predecessor periods are as follows:

	Predecessor
	April 29- June 7, 2013	April 28, 2013	April 29, 2012
	(In millions)
Pre-tax compensation cost	$4	$17	$18
Tax benefit	1	6	6

After-tax compensation cost	$3	$11	$12

15.	Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy consists of three levels to prioritize the inputs used in valuations, as defined below:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs for the asset or liability.

As of December 28, 2014, December 29, 2013, and April 28, 2013, the fair values of Heinz’s assets and liabilities measured on a recurring basis are categorized as follows:

	Successor								Predecessor
	December 28, 2014				December 29, 2013				April 28, 2013
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
	(In millions)
Assets:
Derivatives(a)	$—	$574	$—	$574	$—	$346	$—	$346	$—	$68	$—	$68

Total assets at fair value	$—	$574	$—	$574	$—	$346	$—	$346	$—	$68	$—	$68

Liabilities:
Derivatives(a)	$—	$141	$—	$141	$—	$237	$—	$237	$—	$81	$—	$81

Total liabilities at fair value	$—	$141	$—	$141	$—	$237	$—	$237	$—	$81	$—	$81

(a)	Foreign currency derivative contracts are valued based on observable market spot and forward rates and classified within Level 2 of the fair value hierarchy. Interest rate swaps are valued based on observable market swap rates and classified within Level 2 of the fair value hierarchy. Cross-currency swaps are valued based on observable market spot and swap rates and classified within Level 2 of the fair value hierarchy. Cross-currency interest rate swaps are valued based on observable market spot and swap rates and classified within Level 2 of the fair value hierarchy. The total rate of return swap is valued based on observable market swap rates and Heinz’s credit spread, and is classified within Level 2 of the fair value hierarchy.

There have been no transfers between Levels 1, 2 and 3 in any period presented.

As a result of classifying the LongFong business as held for sale, the H. J. Heinz Company took a non-cash impairment charge of $36 million to goodwill during the third quarter Fiscal 2013. This charge reduced the H. J. Heinz Company’s carrying value to the estimated fair value of the anticipated sale, which is based on unobservable inputs and thus represents a Level 3 measurement. The remaining carrying value at April 28, 2013 was not material. See Note 7 for further information.

Heinz recognized $204 million, $66 million, $6 million, and $51 million of non-cash asset write downs and accelerated depreciation related to factory closures during the twelve months ended December 28, 2014, February 8, 2013 to December 29, 2013 for the Successor period, April 29, 2013 to June 7, 2013 for the Predecessor period, and twelve months ended April 29, 2012, respectively. These factory closures are directly linked to the H. J. Heinz Company’s productivity initiatives (see Note 8). There were no charges for productivity initiatives in Fiscal 2013. These charges reduced the H. J. Heinz Company’s carrying value in the assets to the estimated fair value, the remainder of which was not material.

The aggregate fair value of Heinz’s long-term debt, including the current portion, was $13.59 billion as compared with the carrying value of $13.60 billion at December 28, 2014, $14.65 billion as compared with the carrying value of $14.73 billion at December 29, 2013, and $5.35 billion as compared with the carrying value of $4.87 billion at April 28, 2013. Heinz’s debt obligations are valued based on market quotes and are classified within Level 2 of the fair value hierarchy.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

16.	Pension and Other Postretirement Benefit Plans

Pension Plans:

Heinz maintains retirement plans for the majority of its employees. Current defined benefit plans are provided primarily for domestic union and foreign employees. Defined contribution plans are provided for the majority of its domestic non-union hourly and salaried employees as well as certain employees in foreign locations.

Other Postretirement Benefit Plans:

Heinz provides health care and life insurance benefits for eligible retired employees and their eligible dependents. Certain of Heinz’s U.S. and Canadian employees may become eligible for such benefits. Heinz currently does not fund these benefit arrangements until claims occur and may modify plan provisions or terminate plans at its discretion.

Measurement Date:

Heinz uses the last day of its fiscal year as the measurement date for all of its defined benefit plans and other postretirement benefit plans.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Obligations and Funded Status:

The following table sets forth the changes in benefit obligation, plan assets and funded status of Heinz’s principal defined benefit plans and other postretirement benefit plans at December 28, 2014, December 29, 2013, June 7, 2013, and April 28, 2013.

	Successor		Predecessor		Successor		Predecessor
	Pension Benefits				Other Retiree Benefits
	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013
	(In millions)
Change in Benefit Obligation:
Benefit obligation at the beginning of the period	$3,225	$3,152	$3,272	$2,930	$208	$251	$257	$249
Service cost	29	21	4	32	5	4	1	6
Interest cost	137	72	14	132	9	5	1	10
Participants’ contributions	2	1	—	2	1	—	—	1
Amendments	—	—	—	—	—	(21)	—	—
Actuarial (gain) loss	368	(72)	(92)	429	7	(20)	(6)	9
Settlement	(225)	(113)	—	(12)	—	—	—	—
Curtailment	(45)	(3)	—	—	(8)	(1)	—	—
Special/contractual termination benefits	8	36	17	—	—	—	—	—
Annuity plan transfers	—	81	—	—	—	—	—	—
Benefits paid	(166)	(94)	(13)	(158)	(13)	(8)	(1)	(16)
Translation adjustments	(182)	144	(50)	(83)	(4)	(2)	(1)	(2)

Benefit obligation at the end of the period	$3,151	$3,225	$3,152	$3,272	$205	$208	$251	$257

Change in Plan Assets:
Fair value of plan assets at the beginning of the period	$3,655	$3,335	$3,380	$3,141	$—	$—	$—	$—
Actual return on plan assets	474	161	17	429	—	—	—	—
Settlement	(225)	(113)	—	(12)	—	—	—	—
Special/contractual termination benefits	—	(1)	—	—	—	—	—	—
Employer contribution	102	156	7	69	12	8	1	15
Participants’ contributions	2	1	—	2	1	—	—	1
Annuity plan transfers	—	41	—	—	—	—	—	—
Benefits paid	(166)	(94)	(13)	(158)	(13)	(8)	(1)	(16)
Translation adjustments	(207)	169	(56)	(91)	—	—	—	—

Fair value of plan assets at the end of the period	3,635	3,655	3,335	3,380	—	—	—	—

Funded status	$484	$430	$183	$108	$(205)	$(208)	$(251)	$(257)

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The reductions in work force resulting from restructuring of Heinz resulted in a reduction in both the accumulated benefit obligation and plan assets for certain defined benefit plans in the Successor period.

Amounts recognized in the consolidated balance sheets consist of the following:

	Successor		Predecessor		Successor		Predecessor
	Pension Benefits				Other Retiree Benefits
	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013
	(In millions)
Other non-current assets	$581	$502	$363	$288	$—	$—	$—	$—
Other accrued liabilities	(1)	(3)	(73)	(32)	(14)	(15)	(16)	(17)
Other non-current liabilities	(96)	(69)	(107)	(148)	(191)	(193)	(235)	(240)

Net asset/(liabilities) recognized	$484	$430	$183	$108	$(205)	$(208)	$(251)	$(257)

The accumulated benefit obligation for all defined benefit pension plans was $2.92 billion at December 28, 2014, $2.96 billion at December 29, 2013, and $3.11 billion at April 28, 2013.

Certain of Heinz’s pension plans have accumulated benefit obligations in excess of the fair value of plan assets. For these plans, the accumulated benefit obligations, projected benefit obligations and the fair value of plan assets at December 28, 2014, were $1,145 million, $1,145 million, and $1,080 million, respectively. The accumulated benefit obligations, projected benefit obligations and the fair value of plan assets at December 29, 2013, were $338 million, $339 million and $313 million, respectively. For pension plans having accumulated benefit obligations in excess of the fair value of plan assets, the accumulated benefit obligations, projected benefit obligations and the fair value of plan assets at April 28, 2013 were $632 million, $641 million, and $461 million, respectively.

Certain of Heinz’s pension plans have projected benefit obligations in excess of the fair value of plan assets. For these plans, the projected benefit obligations and the fair value of the plan assets at December 28, 2014 were $1,212 million and $1,115 million, respectively. The projected benefit obligations and the fair value of the plan assets at December 29, 2013 were $693 million and $620 million, respectively. For pension plans having projected benefit obligations in excess of the fair value of plan assets at April 28, 2013, the projected benefit obligations and the fair value of plan assets were $900 million and $721 million, respectively.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Components of Net Periodic Benefit Cost and Defined Contribution Plan Expense:

Total pension cost of Heinz’s principal pension plans and postretirement plans consisted of the following:

	Successor		Predecessor			Successor		Predecessor
	Pension Benefits					Other Retiree Benefits
	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013	April 29, 2012	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013	April 29, 2012
	(In millions)
Components of defined benefit net periodic benefit cost:
Service cost	$29	$21	$4	$32	$34	$5	$4	$1	$6	$6
Interest cost	137	72	14	132	140	9	5	1	10	11
Expected return on assets	(216)	(116)	(29)	(251)	(235)	—	—	—	—	—
Amortization of:
Prior service cost/(credit)	—	—	—	2	2	(6)	—	(1)	(6)	(6)
Net actuarial (gain)/loss	—	—	10	76	84	—	—	—	2	1
Loss/(Gain) due to curtailment, settlement and special termination benefits	12	57	17	5	1	(7)	(1)	—	—	—

Net periodic benefit (income)/cost	(38)	34	16	(4)	26	1	8	1	12	12
Defined contribution plans	19	24	5	47	47	—	—	—	—	—

Total (Income)/cost	$(19)	$58	$21	$43	$73	$1	$8	$1	$12	$12

The reductions in work force resulting from restructuring of Heinz triggered curtailment and special termination benefit charges for certain defined benefit plans in the Successor periods. The H. J. Heinz Company elected to accelerate vesting of benefits under certain supplemental retirement plans upon consummation of the 2013 Merger and such plans were terminated within 364 days of the 2013 Merger. The expense associated with the accelerated vesting of $17 million was recognized in the Predecessor period ended June 7, 2013.

Accumulated Other Comprehensive Income:

Amounts recognized in accumulated other comprehensive loss, before tax, consist of the following:

	Successor		Predecessor		Successor		Predecessor
	Pension Benefits				Other Retiree Benefits
	December 28, 2014	December 29, 2013	June 7, 2013	April 28, 2013	December 28, 2014	December 29, 2013	June 7, 2013	April 28, 2013
	(In millions)
Net actuarial (gain)/loss	$(39)	$(100)	$1,260	$1,350	$(14)	$(20)	$29	$35
Prior service cost/(credit)	—	—	27	27	(14)	(21)	(7)	(7)

Net amount recognized	$(39)	$(100)	$1,287	$1,377	$(28)	$(41)	$22	$28

The change in other comprehensive loss related to pension benefit (gains) losses arising during the period was $65 million, ($80 million), ($80 million), and $256 million for the year ended December 28, 2014, the Successor period from February 8, 2013 to December 29, 2013, the Predecessor period from April 29, 2013 to June 7, 2013, and the fiscal year

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

ended April 28, 2013, respectively. The change in other comprehensive loss related to the reclassification of pension benefit losses to net income was $(4) million, $20 million, $11 million, and $83 million for the year ended December 28, 2014, the Successor period from February 8, 2013 to December 29, 2013, the Predecessor period from April 29, 2013 to June 7, 2013, and the fiscal year ended April 28, 2013, respectively.

The change in other comprehensive loss related to postretirement benefit (gains) losses arising during the period was $1 million, ($41 million), ($6 million), and $9 million for the year ended December 28, 2014, the Successor period from February 8, 2013 to December 29, 2013, the Predecessor period from April 29, 2013 to June 7, 2013, and the fiscal year ended April 28, 2013, respectively. The change in other comprehensive loss related to the reclassification of postretirement benefit (losses) gains to net income was $(13) million, $(1) million, and $4 million for the year ended December 28, 2014, the Successor period from February 8, 2013 to December 29, 2013 and the Predecessor fiscal year ended April 28, 2013, respectively. The change in other comprehensive loss related to the reclassification of postretirement benefit (losses) gains to net income was not material for the Predecessor period from April 29, 2013 to June 7, 2013.

Amounts in accumulated other comprehensive loss (income) expected to be recognized as components of net periodic benefit cost/(credit) in the following fiscal year are as follows:

	Successor		Predecessor	Successor		Predecessor
	Pension Benefits			Other Retiree Benefits
	December 28, 2014	December 29, 2013	April 28, 2013	December 28, 2014	December 29, 2013	April 28, 2013
	(In millions)
Net actuarial (gain)/loss	$3	$—	$96	$—	$—	$2
Prior service cost/(credit)	—	—	2	(6)	(6)	(6)

Net amount recognized	$3	$—	$98	$(6)	$(6)	$(4)

Assumptions:

The weighted-average rates used in determining the projected benefit obligations for defined benefit pension plans and the accumulated postretirement benefit obligation for other postretirement plans were as follows:

	Successor		Predecessor		Successor		Predecessor
	Pension Benefits				Other Retiree Benefits
	December 28, 2014	December 29, 2013	June 7, 2013	April 28, 2013	December 28, 2014	December 29, 2013	June 7, 2013	April 28, 2013
Discount rate	3.5%	4.5%	4.1%	4.0%	3.7%	4.3%	3.7%	3.4%
Compensation increase rate	3.4%	3.7%	3.4%	3.5%	—%	—%	—%	—%

The weighted-average rates used in determining the defined benefit plans’ net pension costs and net postretirement benefit costs were as follows:

	Successor		Predecessor			Successor		Predecessor
	Pension Benefits					Other Retiree Benefits
	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013	April 29, 2012	December 28, 2014	February 8- December 29, 2013	April 29- June 7, 2013	April 28, 2013	April 29, 2012
Expected rate of return	6.2%	6.2%	8.1%	8.1%	8.2%	—%	—%	—%	—%	—%
Discount rate	4.5%	4.1%	4.0%	4.0%	4.8%	4.3%	3.7%	3.4%	3.4%	4.1%
Compensation increase rate	3.7%	3.5%	3.5%	3.5%	3.4%	—%	—%	—%	—%	—%

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Heinz’s expected rate of return is determined based on a methodology that considers investment returns for certain asset classes over historic periods of various durations, in conjunction with the long-term outlook for inflation (i.e. “building block” approach). This methodology is applied to the actual asset allocation, which is in line with the investment policy guidelines for each plan. Heinz also considers long-term rates of return for each asset class based on projections from consultants and investment advisors regarding the expectations of future investment performance of capital markets.

The weighted-average assumed annual composite rate of increase in the per capita cost of company-provided health care benefits begins at 5.9% for 2014, gradually decreases to 4.8% by 2021 and remains at that level thereafter.

Assumed health care cost trend rates have a significant effect on the amounts reported for postretirement medical benefits. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1% Increase	1% Decrease
	(In millions)
Effect on total service and interest cost components	$1	$(1)
Effect on postretirement benefit obligations	$14	$(13)

Pension Plan Assets:

The underlying basis of the investment strategy of Heinz’s defined benefit plans is to ensure that pension funds are available to meet the plans’ benefit obligations when they are due. Heinz’s investment objectives include: investing plan assets in a high-quality, diversified manner in order to maintain the security of the funds; achieving an optimal return on plan assets within specified risk tolerances; and investing according to local regulations and requirements specific to each country in which a defined benefit plan operates. The investment strategy expects equity investments to yield a higher return over the long term than fixed income securities, while fixed income securities are expected to provide certain matching characteristics to the plans’ benefit payment cash flow requirements. Company common stock held as part of the equity securities amounted to less than one percent of plan assets at April 28, 2013 and April 29, 2012. Heinz’s investment policy specifies the type of investment vehicles appropriate for the applicable plan, asset allocation guidelines, criteria for the selection of investment managers, procedures to monitor overall investment performance as well as investment manager performance. It also provides guidelines enabling the applicable plan fiduciaries to fulfill their responsibilities.

Heinz’s defined benefit pension plans’ weighted average actual and target asset allocation at December 28, 2014, December 29, 2013, and April 28, 2013 were as follows:

	Successor		Predecessor	Successor		Predecessor
	Plan Assets at			Target Allocation at
Asset Category	December 28, 2014	December 29, 2013	April 28, 2013	December 28, 2014	December 29, 2013	April 28, 2013
Equity securities	34%	53%	62%	41%	58%	58%
Debt securities	47%	26%	29%	38%	33%	33%
Real estate	9%	8%	8%	8%	8%	8%
Cash and cash equivalents	10%	13%	1%	13%	1%	1%

	100%	100%	100%	100%	100%	100%

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The following section describes the valuation methodologies used to measure the fair value of pension plan assets, including an indication of the level in the fair value hierarchy in which each type of asset is generally classified.

Equity Securities. These securities consist of direct investments in the stock of publicly traded companies. Such investments are valued based on the closing price reported in an active market on which the individual securities are traded. As such, the direct investments are classified as Level 1.

Equity Securities (mutual and pooled funds). Mutual funds are valued at the net asset value of shares held by the applicable plan at year end. As such, these mutual fund investments are classified as Level 1. Pooled funds are similar in nature to retail mutual funds, but are more efficient for institutional investors than retail mutual funds. As pooled funds are only accessible by institutional investors, the net asset value is not readily observable by non-institutional investors; therefore, pooled funds are classified as Level 2.

Fixed Income Securities. These securities consist of publicly traded U.S. and non-U.S. fixed interest obligations (principally corporate bonds and debentures). Such investments are valued through consultation and evaluation with brokers in the institutional market using quoted prices and other observable market data. As such, a portion of these securities are included in Levels 1, 2, and 3. Within this category also includes group annuity contracts that have been purchased to cover a portion of the plan members. As these contracts are matched to specific plan members the value of these contracts fluctuates based on the obligation fluctuations associated with those plan members. Since these contracts are bilateral in nature the values have been classified as Level 3.

Other Investments. Primarily consist of real estate and private equity holdings. Direct investments of real estate and private equity are valued by investment managers based on the most recent financial information available, which typically represents significant observable data. As such, these investments are generally classified as Level 3.

Cash and Cash Equivalents. This consists of direct cash holdings and institutional short-term investment vehicles. Direct cash holdings are valued based on cost, which approximates fair value and are classified as Level 1. Institutional short-term investment vehicles are valued daily and are classified as Level 2.

	Successor
	December 28, 2014
Asset Category	Level 1	Level 2	Level 3	Total
	(In millions)
Equity Securities	$377	$—	$—	$377
Equity Securities (mutual and pooled funds)	95	757	—	852
Fixed Income Securities	124	1,361	226	1,711
Other Investments	—	—	321	321
Cash and Cash Equivalents	17	357	—	374

Total	$613	$2,475	$547	$3,635

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

	Successor
	December 29, 2013
Asset Category	Level 1	Level 2	Level 3	Total
	(In millions)
Equity Securities	$624	$—	$—	$624
Equity Securities (mutual and pooled funds)	126	1,187	—	1,313
Fixed Income Securities	45	886	11	942
Other Investments	—	—	297	297
Cash and Cash Equivalents	78	400	—	478

Total	$873	$2,473	$308	$3,654

	Predecessor
	April 28, 2013
Asset Category	Level 1	Level 2	Level 3	Total
	(In millions)
Equity Securities	$882	$—	$—	$882
Equity Securities (mutual and pooled funds)	183	1,058	—	1,241
Fixed Income Securities	50	919	11	980
Other Investments	—	—	257	257
Cash and Cash Equivalents	7	13	—	20

Total	$1,122	$1,990	$268	$3,380

Level 3 Gains and Losses:

Changes in the fair value of the Plan’s Level 3 assets are summarized as follows:

	Successor
	December 29, 2013	Acquisitions	Transfers Out	Dispositions	Realized Gain/ (Loss)	Unrealized Gain/ (Loss)	Fair Value December 28, 2014
	(In millions)
Fixed Income Securities	$11	$224	$—	$(22)	$—	$13	$226
Other Investments	297	5	—	(24)	(2)	45	321

Total	$308	$229	$—	$(46)	$(2)	$58	$547

	Successor
	Fair Value April 28, 2013	Acquisitions	Transfers Out	Dispositions	Realized Gain/ (Loss)	Unrealized Gain/ (Loss)	Fair Value December 29, 2013
	(In millions)
Fixed Income Securities	$11	$—	$—	$—	$—	$—	$11
Other Investments	257	8	—	(1)	1	32	297

Total	$268	$8	$—	$(1)	$1	$32	$308

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

	Predecessor
	Fair Value April 29, 2012	Acquisitions	Transfers Out	Dispositions	Realized Gain/ (Loss)	Unrealized Gain/ (Loss)	Fair Value April 28, 2013
	(In millions)
Fixed Income Securities	$10	$—	$—	$—	$—	$1	$11
Other Investments	216	59	(10)	(4)	(7)	3	257

Total	$226	$59	$(10)	$(4)	$(7)	$4	$268

Cash Flows:

Heinz contributed $102 million, $152 million and $7 million to the defined benefit plans in the year ended December 28, 2014, the Successor period February 8, 2013 to December 29, 2013 and the Predecessor period April 29, 2013 to June 7, 2013, respectively. Heinz funds its U.S. defined benefit plans in accordance with IRS regulations, while foreign defined benefit plans are funded in accordance with local laws and regulations in each respective country. Discretionary contributions to the pension funds may also be made by Heinz from time to time. Defined benefit plan contributions for the next fiscal year are expected to be approximately $102 million; however, actual contributions may be affected by pension asset and liability valuation changes during the year.

Heinz paid $12 million, $8 million and $1 million for benefits in the postretirement medical plans in the year ended December 28, 2014, the Successor period February 8, 2013 to December 29, 2013 and the Predecessor period April 29, 2013 to June 7, 2013, respectively. Heinz makes payments on claims as they occur during the fiscal year. Payments for the next fiscal year are expected to be approximately $14 million.

Benefit payments expected in future years are as follows:

	Pension Benefits	Other Retiree Benefits
	(In millions)
2015	$132	$14
2016	$95	$15
2017	$99	$16
2018	$103	$16
2019	$107	$16
Years 2020-2024	$592	$76

Parent has agreed that for purposes of eligibility, vesting, level of benefits and benefit accrual under employee benefit plans in which H. J. Heinz Company’s employees are eligible to participate, it will recognize service with H. J. Heinz Company and its subsidiaries to the same extent that service was recognized under comparable H. J. Heinz Company employee benefit plans prior to the 2013 Merger.

17.	Derivative Financial Instruments and Hedging Activities

Heinz operates internationally, with manufacturing and sales facilities in various locations around the world, and utilizes certain derivative financial instruments to manage its foreign currency, debt and interest rate exposures. At December 28, 2014, Heinz had outstanding currency exchange, interest rate, and cross-currency swap derivative contracts with notional amounts of $4.6 billion, $7.9 billion and $9.9 billion, respectively. At December 29, 2013, Heinz had outstanding currency exchange, interest rate, and cross-currency swap derivative contracts with notional amounts of $2.5 billion, $9.0 billion and $8.3 billion, respectively. At April 28, 2013, the

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

H. J. Heinz Company had outstanding currency exchange, interest rate, and cross-currency interest rate derivative contracts with notional amounts of $873 million, $160 million and $316 million, respectively. The fair value of derivative financial instruments was a net asset of $434 million, a net asset of $109 million, and a net liability of $11 million at December 28, 2014, December 29, 2013 and April 28, 2013, respectively.

The following table presents the fair values and corresponding balance sheet captions of Heinz’s derivative instruments as of December 28, 2014, December 29, 2013 and April 28, 2013:

	Successor						Predecessor
	December 28, 2014			December 29, 2013			April 28, 2013
	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Interest Rate Swap Contracts
	(In millions)
Assets:
Derivatives designated as hedging instruments:
Other receivables, net	$43	$—	$—	$37	$—	$—	$23	$4	$—
Other non-current assets	3	2	357	4	265	31	11	29	—

	46	2	357	41	265	31	34	33	—

Derivatives not designated as hedging instruments:
Other receivables, net	158	—	—	9	—	—	1	—	—
Other non-current assets	11	—	—	—	—	—	—	—	—

	169	—	—	9	—	—	1	—	—

Total assets(1)	$215	$2	$357	$50	$265	$31	$35	$33	$—

Liabilities:
Derivatives designated as hedging instruments:
Other payables	$14	$—	$—	$5	$—	$—	$2	$—	$35
Other non-current liabilities	1	16	2	—	—	222	—	—	38

	15	16	2	5	—	222	2	—	73

Derivatives not designated as hedging instruments:
Other payables	108	—	—	—	—	—	5	—	—
Other non-current liabilities	—	—	—	10	—	—	—	1	—

	108	—	—	10	—	—	5	1	—

Total liabilities(1)	$123	$16	$2	$15	$—	$222	$7	$1	$73

(1)

Heinz’s derivative financial instruments are subject to master netting arrangements that allow for the offset of asset and liabilities in the event of default or early termination of the contract. Heinz elects to record the gross assets and liabilities of its derivative financial instruments in the consolidated balance sheets. If the derivative financial instruments had been netted in the consolidated balance sheets, the asset and liability positions each

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

would have been reduced by $142 million, $237 million and $69 million at December 28, 2014, December 29, 2013 and April 28, 2013. No material amounts of collateral were received or posted on Heinz’s derivative assets and liabilities as at December 28, 2014.

Refer to Note 15 for further information on how fair value is determined for Heinz’s derivatives.

The following table presents the pre-tax effect of derivative instruments on the statement of operations for the year ended December 28, 2014, the Successor period February 8, 2013 to December 29, 2013, and the Predecessor period April 29, 2013 to June 7, 2013:

	Successor						Predecessor
	December 28, 2014			February 8- December 29, 2013			April 29- June 7, 2013
	Foreign Exchange Contracts	Interest Rate Contracts (1)	Cross- Currency Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Interest Rate Swap Contracts
	(In millions)
Cash flow hedges:
Gains/(losses) recognized in other comprehensive income (effective portion)	$21	$(289)	$—	$30	$147	$—	$3	$—	$(4)
Net investment hedges:
Gains/(losses) recognized in other comprehensive income (effective portion)	—	—	545	—	—	(191)	—	—	—

Total gains/(losses) recognized in other comprehensive income (effective portion)	$21	$(289)	$545	$30	$147	$(191)	$3	$—	$(4)

Cash flow hedges:
Sales	$(1)	$—	$—	$(1)	$—	$—	$1	$—	$—
Cost of products sold	5	—	—	3	—	—	2	—	—
Selling, general and administrative expenses	—	—	—	—	—	—	—	—	—
Other income/(expense), net	1	—	—	2	—	—	(2)	—	(10)
Interest income/(expense)	—	—	—	—	—	—	—	—	—

	5	—	—	4	—	—	1	—	(10)

Fair value hedges:
Gains/(losses) recognized in other expense, net	—	—	—	—	—	—	—	(6)	—

Derivatives not designated as hedging instruments:
Unrealized gains/(losses) on derivative instruments	75	—	—	—	118	—	—	—	—
Gains/(losses) recognized in other expense, net	76	—	—	(31)	—	—	(4)	—	—
Gains/(losses) recognized in interest income	—	—	—	—	—	—	—	—	—

	151	—	—	(31)	118	—	(4)	—	—

Total gains/(losses) recognized in statement of operations	$156	$—	$—	$(27)	$118	$—	$(3)	$(6)	$(10)

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(1)	During the fourth quarter of 2014, Heinz unwound interest rate swaps associated with the Term B-2 Loans with a notional amount of $990 million. Upon termination, the deferred losses recorded in other comprehensive income related to these swaps was $10 million, which will be amortized to interest expense over the term of the associated debt.

The following table presents the pre-tax effect of derivative instruments on the statement of operations for the fiscal years ended April 28, 2013 and April 29, 2012:

	Fiscal Year Ended
	April 28, 2013			April 29, 2012
	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Interest Rate Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Interest Rate Swap Contracts
	(In millions)
Cash flow hedges:
Gains/(losses) recognized in other comprehensive income (effective portion)	$48	$—	$(77)	$46	$(2)	$6
Net investment hedges:
Gains/(losses) recognized in other comprehensive income (effective portion)	—	—	—	—	—	—

Total gains/(losses) recognized in other comprehensive income (effective portion)	$48	$—	$(77)	$46	$(2)	$6

Cash flow hedges:
Sales	$11	$—	$—	$8	$—	$—
Cost of products sold	(5)	—	—	(20)	—	—
Selling, general and administrative expenses	—	—	—	—	—	—
Other income/(expense), net	14	—	(70)	33	—	9
Interest income/(expense)	—	—	(5)	—	—	(6)

	20	—	(75)	21	—	3

Fair value hedges:
Gains/(losses) recognized in other expense, net	—	(3)	70	—	(19)	—
Derivatives not designated as hedging instruments:
Unrealized gains/(losses) on derivative instruments	—	—	—	—	—	—
Gains/(losses) recognized in other expense, net	(8)	—	—	(2)	—	—
Gains/(losses) recognized in interest income	—	(1)	—	—	—	—

	(8)	(1)	—	(2)	—	—

Total amount recognized in statement of income	$12	$(4)	$(5)	$19	$(19)	$3

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Foreign Currency Hedging:

Heinz uses forward contracts and to a lesser extent, option contracts to mitigate its foreign currency exchange rate exposure due to forecasted purchases of raw materials and sales of finished goods, and future settlement of foreign currency denominated assets and liabilities. Heinz’s principal foreign currency exposures that are hedged include the Australian dollar, British pound sterling, Canadian dollar, Euro, and the New Zealand dollar. Derivatives used to hedge forecasted transactions and specific cash flows associated with foreign currency denominated financial assets and liabilities that meet the criteria for hedge accounting are designated as cash flow hedges. Consequently, the effective portion of gains and losses is deferred as a component of accumulated other comprehensive loss and is recognized in earnings at the time the hedged item affects earnings, in the same line item as the underlying hedged item. Forward points are excluded from the assessment of hedge effectiveness.

Interest Rate Hedging:

Heinz uses interest rate swaps to manage debt and interest rate exposures. Heinz is exposed to interest rate volatility with regard to existing and future issuances of fixed and floating rate debt. Primary exposures include U.S. Treasury rates and London Interbank Offered Rates (LIBOR). Derivatives used to hedge risk associated with changes in the fair value of certain fixed-rate debt obligations are primarily designated as fair value hedges. Consequently, changes in the fair value of these derivatives, along with changes in the fair value of the hedged debt obligations that are attributable to the hedged risk, are recognized in current period earnings.

Heinz also entered into cross-currency interest rate swaps which were designated as cash flow hedges of the future payments of loan principal and interest associated with certain foreign denominated variable rate debt obligations. As a result of the 2013 Merger, these contracts were terminated in May 2013. As a result of exchange rate movement between the Japanese Yen and the U.S. Dollar throughout Fiscal 2013, net losses of $70 million on the cross-currency derivatives were reclassified from other comprehensive loss to other expense, net. This net loss on the derivative was offset by a currency gain on the principal balance of the underlying debt obligation.

Prior to the 2013 Merger date, Merger Subsidiary entered into interest rate swaps to mitigate exposure to variable rate debt that was raised to finance the acquisition. These agreements were not designated as hedging instruments prior to the acquisition date, and as such, we recognized the fair value of these instruments as an asset with income of $118 million in the Successor period. As a result of the 2013 Merger and the transactions entered into in connection therewith, we have assumed the liabilities and obligations of Merger Subsidiary. Upon consummation of the acquisition, and as of December 28, 2014, these interest rate swaps with an aggregate notional amount of $9.0 billion and $7.9 billion, respectively, met the criteria for hedge accounting and were designated as hedges of future interest payments. During the next 12 months, Heinz expects $25 million of deferred losses reported in accumulated other comprehensive income to be amortized into earnings as interest expense, which are amortized using the swaplet method.

Hedge accounting adjustments related to debt obligations totaled $122 million and $128 million as of April 28, 2013 and April 29, 2012, respectively. No adjustments were recorded as of December 29, 2013 or December 28, 2014. See Note 11 for further information.

Deferred Hedging Gains and Losses:

As of December 28, 2014, Heinz is hedging forecasted inventory purchases and sales of finished goods for periods not exceeding 2 years. During the next 12 months, Heinz expects $24 million of net deferred gains

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

reported in accumulated other comprehensive income to be reclassified to earnings, assuming market rates remain constant through contract maturities. Hedge ineffectiveness related to cash flow hedges as well as reclassifications to earnings due to hedged transactions no longer expected to occur, which is reported in current period earnings as other expense, net, was not significant for the year ended December 28, 2014, Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and year ended April 28, 2013.

Hedges of Net Investments in Foreign Operations:

We have numerous investments in our foreign subsidiaries, the net assets of which are exposed to volatility in foreign currency exchange rates. Beginning in October 2013, we have used cross currency swaps to hedge a portion of our net investment in such foreign operations against adverse movements in exchange rates. As of December 28, 2014, we designated cross currency swap contracts between pound sterling and USD, the Euro and USD, the Australian Dollar and USD, the Japanese Yen and USD, and the Canadian Dollar and USD, as net investment hedges of a portion of our equity in foreign operations in those currencies. The component of the gains and losses on our net investment in these designated foreign operations driven by changes in foreign exchange rates, are economically offset by movements in the fair values of our cross currency swap contracts. The fair value of the swaps is calculated each period with changes in fair value reported in foreign currency translation adjustments within accumulated other comprehensive income (loss), net of tax. Such amounts will remain in other comprehensive income (loss) until the complete or substantially complete liquidation of our investment in the underlying foreign operations.

In relation to the cross currency swaps:

•	We pay 6.462% per annum on the pound sterling notional amount of £2.795 billion and receive 6.15% per annum on the USD notional amount of $4.5 billion on each January 8, April 8, July 8 and October 8, through the maturity date of the swap, which was also expected to be on October 8, 2019.

•	We pay 5.696% per annum on the Euro notional amount of €2.210 billion and receive 6.15% per annum on the USD notional amount of $3.0 billion on each January 9, April 9, July 9 and October 9, through the maturity date of the swap, which was also expected to be on October 9, 2019.

•	We pay 9.164% per annum on the Australian dollar notional amount of A$794 million and receive 6.15% per annum on the USD notional amount of $750 million on each January 10, April 10, July 10 and October 10, through the maturity date of the swap, which was also expected to be on October 10, 2019.

•	We pay 4.104% per annum on the Japanese yen notional amount of ¥4.9 billion and receive 6.15% per annum on the USD notional amount of $50 million on each January 11, April 11, July 11 and October 11, through the maturity date of the swap, which was also expected to be on October 11, 2019.

•	We pay 6.68% per annum on the Canadian dollar notional amount of C$1.822 billion and receive 6.15% per annum on the USD notional amount of $1.6 billion on each March 4, June 4, September 4 and December 4, through the maturity date of the swap, which was also expected to be on December 4, 2019.

Cross currency swap receipts and payments are recorded in other income/(expense), net, in the consolidated statement of operations. For the year ended December 28, 2014 and December 29, 2013, Heinz recorded other expense, net, of $14 million and $6 million, respectively.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Other Activities:

Heinz enters into certain derivative contracts in accordance with its risk management strategy that do not meet the criteria for hedge accounting but which have an economic impact of largely mitigating foreign currency or interest rate exposures. These derivative contracts primarily include foreign currency forwards used to help mitigate the translation impact resulting from accounting remeasurement of certain foreign-currency denominated intercompany loans and other foreign-currency denominated activities between our subsidiaries. As of December 28, 2014, December 29, 2013 and April 28, 2013, Heinz maintained foreign currency forward contracts with a total notional amount of $3,768 million, $1,010 million, and $370 million, respectively, that did not meet the criteria for hedge accounting. These forward contracts are accounted for on a full mark-to-market basis through current earnings, with gains and losses recorded as a component of other income/(expense), net. These contracts are scheduled to mature within three years.

Forward contracts that were put in place to help mitigate the unfavorable impact of translation associated with key foreign currencies resulted in gains of $4 million and $9 million for the years ended April 28, 2013 and April 29, 2012, respectively. These contracts were terminated as part of the 2013 Merger Agreement in early May 2013, and as such, no activity existed in the Predecessor or Successor periods.

Heinz entered into a three-year total rate of return swap with an unaffiliated international financial institution during the third quarter of Fiscal 2012 with a notional amount of $119 million. This instrument was being used as an economic hedge to reduce the interest cost related to the H. J. Heinz Company’s $119 million remarketable securities. The swap was being accounted for on a full mark-to-market basis through current earnings, with gains and losses recorded as a component of interest income. As a result of the 2013 Merger, the remarketable securities were repaid and the associated total rate of return swap was terminated. During the fiscal year ended April 28, 2013, the H. J. Heinz Company recorded a $2 million reduction in interest income, representing changes in the fair value of the swap and interest on the arrangement. Net unrealized losses totaled $1 million as of April 28, 2013. In connection with this swap, the H. J. Heinz Company was required to maintain a restricted cash collateral balance of $34 million with the counterparty for the term of the swap which was reported in Other non-current assets on the consolidated balance sheets.

Concentration of Credit Risk:

Counterparties to currency exchange and interest rate derivatives consist of major international financial institutions. Heinz continually monitors its positions and the credit ratings of the counterparties involved and, by policy, limits the amount of credit exposure to any one party. While Heinz may be exposed to potential losses due to the credit risk of non-performance by these counterparties, losses are not anticipated. During the year ended December 28, 2014, the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and Fiscal 2013 and 2012, one customer represented approximately 10% of Heinz’s sales. Heinz closely monitors the credit risk associated with its counterparties and customers and to date has not experienced material losses.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

18.	Other Comprehensive Income/(Loss)

The following table summarizes the allocation of total other comprehensive income/(loss) between H. J. Heinz Holding Corporation and the noncontrolling interest:

	Successor						Predecessor
	December 28, 2014 (52 Weeks)			February 8-December 29, 2013 (29 Weeks)			April 29-June 7, 2013 (6 Weeks)
	H. J. Heinz Holding Corporation	Non- controlling Interest	Total	H. J. Heinz Holding Corporation	Non- controlling Interest	Total	H. J. Heinz Holding Corporation	Non- controlling Interest	Total
	(In millions)
Net income/(loss)	$657	$15	$672	$(77)	$5	$(72)	$(195)	$3	$(192)
Other comprehensive income/(loss), net of tax:
Foreign currency translation adjustments	(932)	(7)	(939)	140	(11)	129	(94)	(4)	(98)
Net deferred gains/(losses) on net investment hedges from periodic revaluations	336	—	336	(117)	—	(117)	—	—	—
Net pension and post-retirement benefit (losses)/gains	(34)	—	(34)	102	—	102	—	—	—
Reclassification of net pension and post-retirement benefit (gains)/losses to net income	(7)	—	(7)	—	—	—	7	—	7
Net deferred (losses)/gains on other derivatives from periodic revaluations	(173)	—	(173)	110	—	110	(1)	—	(1)
Net deferred losses/(gains) on derivatives reclassified to earnings	4	—	4	(3)	—	(3)	7	—	7

Total comprehensive income/(loss)	$(149)	$8	$(141)	$155	$(6)	$149	$(276)	$(1)	$(277)

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The tax (expense)/benefit associated with each component of other comprehensive income/(loss) are as follows:

	Fiscal Year Ending
	H. J. Heinz Holding Corporation	Noncontrolling Interest	Total
	(In millions)
Predecessor
April 29, 2012
Foreign currency translation adjustments	$—	$—	$—
Net pension and post-retirement benefit losses	$113	$—	$113
Reclassification of net pension and post-retirement benefit losses to net income	$25	$—	$25
Net change in fair value of cash flow hedges	$(18)	$—	$(18)
Net hedging gains/losses reclassified into earnings	$(11)	$—	$(11)
April 28, 2013
Foreign currency translation adjustments	$—	$—	$—
Net pension and post-retirement benefit losses	$(76)	$—	$(76)
Reclassification of net pension and post-retirement benefit losses to net income	$24	$—	$24
Net change in fair value of cash flow hedges	$18	$—	$18
Net hedging gains/losses reclassified into earnings	$26	$—	$26
April 29 - June 7, 2013
Foreign currency translation adjustments	$—	$—	$—
Reclassification of net pension and post-retirement benefit losses to net income	$3	$—	$3
Net change in fair value of cash flow hedges	$—	$—	$—
Net hedging gains/losses reclassified into earnings	$3	$—	$3
Successor
February 8 - December 29, 2013
Foreign currency translation adjustments	$—	$—	$—
Net change in fair value of net investment hedges	$73	$—	$73
Net pension and post-retirement benefit gains	$(40)	$—	$(40)
Net change in fair value of cash flow hedges	$(67)	$—	$(67)
Net hedging gains/losses reclassified into earnings	$2	$—	$2
December 28, 2014
Foreign currency translation adjustments	$—	$—	$—
Net deferred gains on net investment hedges from periodic revaluations	$(209)	$—	$(209)
Net pension and post-retirement benefit (losses)/gains	$40	$—	$40
Net pension and post-retirement benefit (gains)/losses reclassified to earnings	$(2)	$—	$(2)
Net change in fair value of cash flow hedges	$95	$—	$95
Net hedging gains/losses reclassified into earnings	$(8)	$—	$(8)

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The following table provides a summary of the changes in the carrying amount of accumulated other comprehensive (loss)/income, net of tax, by component attributable to H. J. Heinz Holding Corporation:

	Foreign currency translation adjustments	Net pension and post retirement benefit	Net cash flow hedges	Total
	(In millions)
Predecessor
Balance as of April 29, 2012	$(23)	$(828)	$6	$(845)
Other comprehensive (loss)/income before reclassifications	(213)	(189)	(12)	(414)
Amounts reclassified from accumulated other comprehensive loss	—	55	30	85

Net current-period other comprehensive loss	(213)	(134)	18	(329)

Balance as of April 28, 2013	$(236)	$(962)	$24	$(1,174)

Other comprehensive (loss)/income before reclassifications	(94)	—	(1)	(95)
Amounts reclassified from accumulated other comprehensive loss	—	7	7	14

Net current-period other comprehensive loss	(94)	7	6	(81)

Balance as of June 7, 2013	$(330)	$(955)	$30	$(1,255)

Successor
Balance as of February 8, 2013	$—	$—	$—	$—
Other comprehensive (loss)/income before reclassifications	140	102	111	353
Net change in fair value of net investment hedges	(118)	—	—	(118)
Amounts reclassified from accumulated other comprehensive loss	—	—	(3)	(3)

Net current-period other comprehensive loss	22	102	108	232

Balance as of December 29, 2013	$22	$102	$108	$232

Other comprehensive (loss)/income before reclassifications	(932)	(34)	(173)	(1,139)
Net change in fair value of net investment hedges	336	—	—	336
Amounts reclassified from accumulated other comprehensive loss	—	(7)	4	(3)

Net current-period other comprehensive loss	(596)	(41)	(169)	(806)

Balance as of December 28, 2014	$(574)	$61	$(61)	$(574)

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The following table presents the affected earnings line for reclassifications out of accumulated other comprehensive income/(loss), net of tax, by component attributable to H. J. Heinz Holding Corporation:

Accumulated other comprehensive income/(loss) component	Reclassified from accumulated other comprehensive income/(loss) to earnings	Reclassified from accumulated other comprehensive income/(loss) to earnings	Reclassified from accumulated other comprehensive income/(loss) to earnings	Line affected by reclassification
(In millions)
	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)
Gains/(losses) on cash flow hedges:
Foreign exchange contracts	$(1)	$(1)	$1	Sales
Foreign exchange contracts	5	3	2	Cost of products sold
Foreign exchange contracts	—	—	—	Selling, general, and administrative expenses
Foreign exchange contracts	1	2	(2)	Other income/(expense)
Foreign exchange contracts	—	—	—	Interest expense
Interest rate contracts	—	—	—	Interest expense
Cross-currency interest rate swap contracts	—	—	(1)	Interest expense
Cross-currency interest rate swap contracts	—	—	(10)	Other expense

	5	4	(10)	Gain/(loss) from continuing operations before income tax
	(9)	(1)	3	Provision for income taxes

	$(4)	$3	$(7)	Gain/(loss) from continuing operations

Gains/(losses) on pension and post retirement benefit:
Actuarial gains/(losses)	$3	$—	$(10)	(a)
Amortization of unrecognized gains/(losses)	—	—	—	(a)
Prior service credit/(cost)	6	—	—	(a)

	9	—	(10)	Gain/(loss) from continuing operations before income tax
	(2)	—	3	Provision for income taxes

	$7	$—	$(7)	Gain/(loss) from continuing operations

(a)	As these components are included in the computation of net periodic pension and post retirement benefit costs refer to Note 16 for further details.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

19.	Commitments and Contingencies

Legal Matters:

Certain suits and claims have been filed against Heinz and have not been finally adjudicated. In the opinion of management, based upon the information that it presently possesses, the final conclusion and determination of these suits and claims would not be expected to individually and in the aggregate have a material adverse effect on Heinz’s consolidated financial position, results of operations or liquidity.

Lease Commitments:

Operating lease rentals for warehouse, production and office facilities and equipment amounted to approximately $102 million for the year ended December 28, 2014, $123 million in the Successor period February 8, 2013 to December 29, 2013, $15 million in the Predecessor period April 29, 2013 to June 7, 2013, $145 million in 2013, and $155 million in 2012. Future lease payments for non-cancellable operating leases as of December 28, 2014 totaled $475 million (2015 - $71 million, 2016 - $120 million, 2017 - $55 million, 2018 - $52 million, 2019 - $59 million, and thereafter - $119 million).

As of April 28, 2013, the H. J. Heinz Company was a party to 2 operating leases for buildings and equipment, one of which also includes land, under which the H. J. Heinz Company has guaranteed supplemental payment obligations of approximately $150 million at the termination of these leases. On June 3, 2013, the H. J. Heinz Company paid $89 million to buy-out one of these leases and recorded them within Property, plant and equipment on the balance sheet as of that date. No significant credit guarantees existed between Heinz and third parties as of December 29, 2013 or December 28, 2014.

Redeemable Noncontrolling Interest:

The minority partner in Coniexpress has the right, at any time, to exercise a put option to require the Heinz to purchase their equity interest at a redemption value determinable from a specified formula based on a multiple of EBITDA (subject to a fixed minimum linked to the original acquisition date value). Heinz also has a call right on this noncontrolling interest exercisable at any time and subject to the same redemption price. The put and call options cannot be separated from the noncontrolling interest and the combination of a noncontrolling interest and the redemption feature require classification of the minority partner’s interest as a redeemable noncontrolling interest in the consolidated balance sheet. In the first quarter of Fiscal 2013, the minority partner exercised their put option for 15% of their initial 20% equity interest, retaining 5%. An adjustment was made to retained earnings to record the carrying value at the maximum redemption value immediately prior to this transaction. As this exercise did not result in a change in control of Coniexpress, it was accounted for as an equity transaction. In addition, the amount of cumulative translation adjustment previously allocated to the redeemable noncontrolling interest was adjusted to reflect the change in ownership. Any subsequent change in maximum redemption value would be adjusted through retained earnings as noted in our consolidated statements of equity.

During the fourth quarter of 2014, Heinz assessed the maximum redemption value of the remaining 5% of equity interest, resulting in an increase to its carrying value of $2 million, which was recorded as an adjustment to retained earnings as reflected in the consolidated statements of equity. Accordingly, the carrying amount of the redeemable noncontrolling interest approximates its maximum redemption value of the remaining 5% equity interest as at December 28, 2014. We do not currently believe the exercise of the put option would materially impact our results of operations or financial condition.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

20.	Advertising Costs

Advertising expenses (including production and communication costs) for the year ended December 28, 2014, the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and fiscal years 2013 and 2012 were $386 million, $268 million, $36 million, $439 million, and $417 million, respectively. For the year ended December 28, 2014, the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and fiscal years 2013 and 2012, $145 million, $77 million, $14 million, $135 million, and $136 million, respectively, were recorded as a reduction of revenue and $241 million, $190 million, $22 million, $305 million, and $281 million, respectively, were recorded as a component of SG&A.

21.	Venezuela- Foreign Currency and Inflation

Heinz applies highly inflationary accounting to its business in Venezuela. Under highly inflationary accounting, the financial statements of our Venezuelan subsidiary are remeasured into Heinz’s reporting currency (U.S. dollars), based on the exchange rate at which we expect to remit dividends in U.S. dollars, (which we currently determine to be the official exchange rate of 6.30 BsF/US$). Exchange gains and losses from the remeasurement of monetary assets and liabilities are reflected in current earnings, rather than accumulated other comprehensive loss on the balance sheet, until such time as the economy is no longer considered highly inflationary. The impact of applying highly inflationary accounting for Venezuela on our consolidated financial statements is dependent upon movements in the official exchange rate between the Venezuelan bolivar fuerte and the U.S. dollar.

In February 2013, the Venezuelan government announced the devaluation of its currency relative to the U.S. dollar, changing the official exchange rate from BsF4.30 to BsF6.30 per U.S. dollar. As a result, the H. J. Heinz Company recorded a $43 million pre-tax currency translation loss, which was reflected within other expense, net, on the consolidated statement of operations during the first quarter of 2013 ($39 million after-tax loss).

In March 2013, the Venezuelan government announced the creation of a new foreign exchange mechanism called the Complimentary System of Foreign Currency Acquirement (or SICAD, which stands for Sistema Complimentario de Administración de Divisas). It operates similar to an auction system and allows entities in specific sectors to bid for U.S. dollars to be used for specified import transactions. In January 2014, the government in Venezuela announced certain changes to the regulations governing the currency exchange market. The current official exchange rate remains applicable to import activities related to certain necessities, including food products.
In February 2014, the Venezuelan government established a new foreign exchange market mechanism (SICAD II), which became effective on March 24, 2014 and may be the market through which U.S. dollars will be obtained for the remittance of dividends. This market has significantly higher foreign exchange rates than those available through the other foreign exchange mechanisms. Between March 24, 2014 and December 28, 2014 the published weighted average daily exchange rate was between BsF49.02 bolivars and BsF51.86 per U.S. dollar. Heinz has had limited access to the SICAD II market mechanism and has converted BsF164 million into $3 million, recognizing a transactional currency loss of $23 million for the year ended December 28, 2014, which has been recorded in other expense, net, in the consolidated statements of operations.

In February 2015, the Venezuelan government announced a new open market foreign exchange system, the Marginal Currency System (SIMADI), which replaces the SICAD II exchange mechanism and allows for legal trading of foreign currency based upon supply and demand. Subsequent to February 12, 2015, the date on which SIMADI market trading commenced, the published weighted average daily exchange rate was approximately BsF 170 per U.S. dollar. Heinz has not had any settlements at SIMADI rates.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Heinz has had access to, and had settlements at, the current official rate in this period and has outstanding requests for settlement at the official rate. While there is considerable uncertainty with respect to the actual rates to be realized in the circumstances, as of December 28, 2014, management continues to believe the official rate is legally available and appropriate for Heinz’s operations in Venezuela, and we continue to believe it is appropriate to remeasure our Venezuelan monetary assets and liabilities at the official rate of 6.30 bolivars per U.S. dollar. We will continue to monitor the evolving Venezuelan exchange market, including the newly established SIMADI market.

Our Venezuelan subsidiary included $173 million of net monetary assets and liabilities in its balance sheet at December 28, 2014, and recognized $440 million of sales in the year then ended, representing approximately 4% of total Company sales. Further devaluation of the bolivar fuerte, or our inability to convert our net monetary assets denominated in bolivar fuerte into U.S. dollars at the official exchange rate of BsF6.30 per U.S. dollar, could materially impact our results of operations or cash flows.

22.	Change in Fiscal Year End

Heinz changed its fiscal year end from the Sunday closest to April 30 to the Sunday closest December 31, effective December 29, 2013. The consolidated statement of operations are provided below for the Successor period February 8, 2013 to December 29, 2013, the Predecessor period April 29, 2013 to June 7, 2013, and the eight months ended December 23, 2012. The financial information provided for the eight months ended December 23, 2012 is unaudited since it represented an interim period of fiscal year 2013. The unaudited financial information for the eight-month period ended December 23, 2012 (based on the H.J. Heinz Company’s former fiscal month end), include all normal recurring adjustments necessary for a fair statement of the results for that period.

H. J. Heinz Holding Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

	Successor	Predecessor
	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	December 23, 2012 (34 Weeks)
			(Unaudited)
	(In millions)
Sales	$6,240	$1,113	$7,438
Gross profit	$1,652	$383	$2,692
(Benefit from)/provision for income taxes	$(232)	$61	$143
(Loss)/income from continuing operations	$(66)	$(191)	$769
Loss from discontinued operations, net of tax	$(6)	$(1)	$(36)
Net (loss)/income attributable to H. J. Heinz Holding Corporation	$(77)	$(195)	$722

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

23.	Net (Loss)/Income Per Common Share

The following are reconciliations of the number of common shares outstanding used to calculate basic earnings per share to those shares used to calculate diluted earnings per share:

	Successor		Predecessor
	December 28, 2014 (52 Weeks)	February 8- December 29, 2013 (29 Weeks)	April 29- June 7, 2013 (6 Weeks)	April 28, 2013 (52 Weeks)	April 29, 2012 (52 1/2 Weeks)
	(In millions)
Net (loss)/income for basic and diluted earnings per share	$(63)	$(1,118)	$(194)	$1,088	$973

Average common shares outstanding-basic	850	850	321	321	321
Effect of dilutive securities:
Stock options, restricted stock and the global stock purchase plan	—	—	—	2	2

Average common shares outstanding-diluted	850	850	321	323	323

Basic earnings per share is computed as net (loss)/income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share is based upon the average shares of common stock and dilutive common stock equivalents outstanding during the periods presented. Common stock equivalents arising from dilutive stock options, restricted stock units, and the global stock purchase plan are computed using the treasury stock method.

In the Predecessor periods, options to purchase an aggregate of 0.3 million, 0.8 million of common stock as of April 28, 2013 and April 29, 2012, respectively, were not included in the computation of diluted earnings per share because inclusion of these options would be anti-dilutive. All Predecessor equity awards were settled as part of the 2013 Merger.

In the Successor periods, Heinz had a net loss in both periods after adjusting the income from continuing operations for the dividends paid to the preferred shareholder. The dilutive effects of stock options, RSUs, and warrants were excluded as their inclusion would have an anti-dilutive effect on earnings per share in both periods.

24.	Subsequent Event

The financial statements of H. J. Heinz Holding Corporation are substantially comprised of the financial statements of H. J. Heinz Corporation II, which issued its annual financial statements on March 13, 2015. Accordingly, Heinz has evaluated transactions for consideration as recognized subsequent events in the annual financial statements through the date of March 13, 2015. Additionally, Heinz has evaluated transactions that occurred as of the issuance of these financial statements, April 10, 2015, for purposes of disclosure of unrecognized subsequent events.

Definitive Merger Agreement with Kraft Foods Group

On March 24, 2015, Heinz entered into an agreement and plan of merger (“Kraft Merger Agreement”) with Kraft Foods Group, Inc. (“Kraft”), Kite Merger Sub Corp. and Kite Merger Sub LLC, both of which are wholly-

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

owned subsidiaries of Heinz. Pursuant to the terms of the Kraft Merger Agreement, in a series of transactions, Kraft will merge with and into a subsidiary of Heinz (“Kraft Merger”). At the closing of the Kraft Merger, Heinz will be renamed “The Kraft Heinz Company.”

Upon the completion of the Kraft Merger, which is subject to approval of the merger proposal by Kraft shareholders, each share of common stock, without par value, of Kraft (“Kraft Common Stock”), issued and outstanding immediately prior to the effective time of the Kraft Merger (other than deferred shares and restricted shares), will be canceled and converted into the right to receive one share of Heinz common stock. In addition, prior to the effective time of the Kraft Merger, Kraft will declare a special cash dividend equal to $16.50 per share of Kraft Common Stock issued and outstanding to shareholders of Kraft as of a record date immediately prior to the closing of the Kraft Merger. Based on the estimated number of shares of Kraft and Heinz common stock that will be outstanding immediately prior to the closing of the Kraft Merger, it is anticipated that, upon closing, existing Heinz shareholders will own approximately 51% of the outstanding shares of Heinz common stock and former Kraft shareholders will own approximately 49% of the outstanding shares of Heinz common stock, in each case on a fully diluted basis.

In connection with the Kraft Merger, Berkshire Hathaway and 3G Global Food Holdings, an entity affiliated with 3G Capital, have committed to purchase, or cause the purchase of, newly issued Heinz common stock immediately prior to the closing of the Kraft Merger for an aggregate purchase price of approximately $10.0 billion. The cash received from the purchase of shares by Berkshire Hathaway and 3G Global Food Holdings will primarily be used to fund the special cash dividend to Kraft common shareholders with any remaining funds to be used to pay Heinz transaction expenses and for general corporate purposes.

The Kraft Merger will be accounted for under the acquisition method of accounting for business combinations pursuant to the provisions of ASC 805. Because current shareholders of Heinz will own approximately 51% of Heinz’s outstanding ordinary shares on a fully diluted basis immediately following the closing of the Kraft Merger and the directors and management of Heinz will retain a majority of board seats and key positions in the management of Heinz, Heinz is considered to be the acquiring company for accounting purposes. The application of purchase accounting as of the closing date is expected to have a material effect on Heinz’s results of operations for periods after the acquisition.

Schedule II

H. J. Heinz Holding Corporation and Subsidiaries

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

Year Ended December 28, 2014, Successor Period February 8, 2013 to December 29, 2013,

Predecessor Period April 29, 2013 to June 7, 2013, and Fiscal Year Ended April 28, 2013

(In millions)

Description	Balance at beginning of period	Charged to costs and expenses	Deductions	Exchange	Balance at end of period
Fiscal year ended December 28, 2014
Reserves deducted in the balance sheet from the assets to which they apply:
Trade receivables	$1	$10	$1	$(1)	$8

Other receivables	$—	$—	$—	$—	$—

Successor period ended December 29, 2013:
Reserves deducted in the balance sheet from the assets to which they apply:
Trade receivables	$—	$2	$1	$—	$1

Other receivables	$—	$—	$—	$—	$—

Predecessor period ended June 7, 2013:
Reserves deducted in the balance sheet from the assets to which they apply:
Trade receivables	$8	$—	$—	$—	$8

Other receivables	$—	$—	$—	$—	$—

Fiscal year ended April 28, 2013:
Reserves deducted in the balance sheet from the assets to which they apply:
Trade receivables	$11	$2	$4	$—	$8

Other receivables	$1	$—	$—	$—	$—

(Totals may not add due to rounding)

H. J. Heinz Holding Corporation and Subsidiaries

Condensed Consolidated Statements of Income

	First Quarter Ended
	March 29, 2015	March 30, 2014
	(Unaudited)
	(In millions)
Sales	$2,478	$2,800
Cost of products sold	1,501	1,846

Gross profit	977	954
Selling, general and administrative expenses	461	521
Merger related costs	7	—

Operating income	509	433
Interest income	10	6
Interest expense	201	169
Other income/(expense), net	29	(21)

Income before income taxes	347	249
Provision for income taxes	68	51

Net income	279	198
Less: Net income attributable to the noncontrolling interest	3	3

Net income attributable to H.J. Heinz Holding Corporation	$276	$195

Less: Preferred dividends	180	180

Net income attributable to common shareholders	$96	$15

Income per common share:
Diluted

Net income attributable to common shareholders	$0.11	$0.02

Average common shares outstanding—diluted	899	896

Basic

Net income attributable to common shareholders	$0.11	$0.02

Average common shares outstanding—basic	851	850

Cash dividends per common share	$—	$—

See Notes to Condensed Consolidated Financial Statements.

H. J. Heinz Holding Corporation and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

	First Quarter Ended
	March 29, 2015	March 30, 2014
	(Unaudited)
	(In millions)
Net income	$279	$198
Other comprehensive income/(loss), net of tax:
Foreign currency translation adjustments	(794)	113
Net deferred gains/(losses) on net investment hedges from periodic revaluations	432	(115)
Net pension and post-retirement benefit (losses)/gains	(1)	—
Reclassification of net pension and post-retirement benefit (gains)/losses to net income	—	(1)
Net deferred (losses)/gains on cash flow hedges from periodic revaluations	(67)	(60)
Net deferred losses/(gains) on cash flow hedges reclassified to earnings	1	(3)

Total comprehensive (loss)/income	(150)	132

Comprehensive (income)/loss attributable to the noncontrolling interest	(11)	10

Comprehensive (loss)/income attributable to H.J. Heinz Holding Corporation	$(139)	$122

See Notes to Condensed Consolidated Financial Statements.

H. J. Heinz Holding Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	March 29, 2015	December 28, 2014
	(Unaudited)
	(In millions)
Assets
Current Assets:
Cash and cash equivalents	$1,899	$2,298
Trade receivables, net	818	851
Other receivables, net	294	384
Inventories:
Finished goods and work-in-process	996	962
Packaging material and ingredients	236	223

Total inventories	1,232	1,185

Prepaid expenses	164	139
Other current assets	70	58

Total current assets	4,477	4,915

Property, plant and equipment	2,737	2,796
Less accumulated depreciation	471	431

Total property, plant and equipment, net	2,266	2,365

Goodwill	14,588	14,959
Trademarks, net	11,109	11,455
Other intangibles, net	1,668	1,733
Other non-current assets	2,185	1,336

Total other non-current assets	29,550	29,483

Total assets	$36,293	$36,763

See Notes to Condensed Consolidated Financial Statements.

H. J. Heinz Holding Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	March 29, 2015	December 28, 2014
	(Unaudited)
	(In millions)
Liabilities and Equity
Current Liabilities:
Short-term debt	$1	$59
Portion of long-term debt due within one year	10	11
Trade payables	1,499	1,651
Other payables	118	203
Accrued interest	166	167
Accrued marketing	259	297
Other accrued liabilities	414	472
Income taxes	65	232

Total current liabilities	2,532	3,092

Long-term debt	13,616	13,586
Deferred income taxes	4,039	3,867
Non-pension postretirement benefits	191	197
Other non-current liabilities	553	336

Total long-term liabilities	18,399	17,986

Redeemable noncontrolling interest	21	29
9% Series A cumulative redeemable preferred stock, 80,000 authorized and issued shares, $0.01 par value	8,320	8,320
Equity:
Common stock, 851,083,950 shares issued, $0.01 par value	9	9
Warrants	367	367
Additional capital	7,327	7,315
Retained earnings	96	—
Accumulated other comprehensive income	(989)	(574)

Total H.J. Heinz Holding Corporation shareholders’ equity	6,810	7,117
Noncontrolling interest	211	219

Total equity	7,021	7,336

Total liabilities and equity	$36,293	$36,763

See Notes to Condensed Consolidated Financial Statements.

H. J. Heinz Holding Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	First Quarter Ended
	March 29, 2015	March 30, 2014
	(Unaudited)
	(In millions)
Cash Flows from Operating Activities:
Net income	$279	$198
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	65	147
Amortization	25	24
Amortization of deferred debt issuance costs	10	12
Deferred tax benefit	(48)	14
Pension contributions	(15)	(29)
Other items, net	22	13
Changes in current assets and liabilities:
Receivables (includes proceeds from securitization)	(18)	(4)
Inventories	(96)	(25)
Prepaid expenses and other current assets	(43)	4
Accounts payable	(63)	41
Accrued liabilities	(76)	(106)
Income taxes	(125)	13

Cash (used for)/provided by operating activities	(83)	302

Cash Flows from Investing Activities:
Capital expenditures	(53)	(62)
Proceeds from disposals of property, plant and equipment	3	19
Other items, net	1	(1)

Cash used for investing activities	(49)	(44)

Cash Flows from Financing Activities:
Payments on long-term debt	(1,962)	(25)
Proceeds from long-term debt	2,000	—
Debt issuance costs	(16)	—
Net payments on short-term debt	(56)	(13)
Preferred dividends	(180)	(180)

Cash used for financing activities	(214)	(218)

Effect of exchange rate changes on cash and cash equivalents	(53)	15

Net (decrease)/increase in cash and cash equivalents	(399)	55
Cash and cash equivalents at beginning of period	2,298	2,459

Cash and cash equivalents at end of period	$1,899	$2,514

See Notes to Condensed Consolidated Financial Statements.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(1)	Basis of Presentation

Organization

On June 7, 2013, H. J. Heinz Company (“Heinz”) was acquired by H. J. Heinz Holding Corporation (formerly known as Hawk Acquisition Holding Corporation) (“Parent”), a Delaware corporation controlled by Berkshire Hathaway Inc. (“Berkshire Hathaway”) and 3G Special Situations Fund III, L.P. (“3G Capital,” and together with Berkshire Hathaway, the “Sponsors”), pursuant to the Agreement and Plan of Merger, dated February 13, 2013 (the “2013 Merger Agreement”), as amended by the Amendment to Agreement and Plan of Merger, dated March 4, 2013 (the “Amendment”), by and among Heinz, Parent and Hawk Acquisition Sub, Inc., a Pennsylvania corporation and an indirect wholly owned subsidiary of Parent (“Merger Subsidiary”), in a transaction hereinafter referred to as the “2013 Merger.” As a result of the 2013 Merger, Merger Subsidiary merged with and into Heinz, with Heinz surviving as a wholly owned subsidiary of H.J. Heinz Holding Corporation (formerly Hawk Acquisition Intermediate Corporation II) (“Holdings”), which in turn is an indirect wholly owned subsidiary of Parent. Each of the Sponsors owns 425 million shares of common stock in Parent which, in turn, indirectly holds 1,000 shares of common stock in Holdings. In addition, Berkshire Hathaway has an $8.0 billion preferred stock investment in Parent which entitles it to a 9.0% annual dividend, and warrants to purchase approximately 46 million additional shares of common stock in Parent.

Unless the context otherwise requires, the terms “we,” “us,” “our” and “Heinz” refer, collectively, to Parent, H. J. Heinz Company, and their subsidiaries.

Basis of Presentation

The interim condensed consolidated financial statements of Heinz are unaudited and have been prepared following the rules and regulations of the United States Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, which are of a normal and recurring nature, except those which have been disclosed elsewhere in this proxy statement/prospectus, necessary for a fair statement of the financial position and results of operations of these interim periods, have been included. The year-end condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

The results for interim periods are not necessarily indicative of the results to be expected for the full fiscal year due in part to the seasonal nature of Heinz’s business. These statements should be read in conjunction with Heinz’s consolidated financial statements and related notes, and management’s discussion and analysis of financial condition and results of operations as of and for the year ended December 28, 2014, which appear elsewhere in this proxy statement/prospectus.

During the current quarter ended March 29, 2015, Heinz recorded out-of-period corrections in the amount of foreign currency translation gains and losses recorded for goodwill from the date of the 2013 Merger through December 28, 2014, as well as deferred taxes recognized in the opening balance sheet. These corrections resulted in the net reduction of total Heinz goodwill of $40 million, a reduction in related deferred tax assets of $11 million and a reduction in total Heinz accumulated other comprehensive income of $51 million. The net impact of these corrections on goodwill at each of the segments was reductions of $10 million in North America, $18 million in Asia/Pacific, $6 million in Latin America and $10 million in RIMEA, and an increase of $4 million in Europe. These corrections did not have a material impact on Heinz’s current and previously reported consolidated financial statements.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(2)	Segments

Heinz has five reportable segments which are defined by geographic region including: North America, Europe, Asia/Pacific, Latin America and Russia, India, Middle East and Africa (“RIMEA”).

Descriptions of Heinz’s reportable segments are as follows:

North America—This segment includes our U.S. consumer products business which manufactures, markets and sells ketchup, condiments, sauces, pasta meals, and frozen potatoes, entrees, snacks, and appetizers to the grocery channels and our U.S. foodservice business which manufactures, markets and sells branded and customized products to commercial and non-commercial food outlets and distributors in the United States of America. The North America segment also includes our business in Canada.

Europe—This segment includes Heinz’s operations in Europe (excluding Russia) and sells products in all of Heinz’s categories.

Asia/Pacific—This segment includes Heinz’s operations in Australia, New Zealand, Japan, China, Papua New Guinea, South Korea, Indonesia, Vietnam and Singapore. This segment sells products in all of Heinz’s categories.

Latin America—This segment includes Heinz’s operations in Brazil, Venezuela, Mexico, Costa Rica, and Panama that sell products in all of Heinz’s categories.

RIMEA—This segment includes Heinz’s operations in Russia, India, the Middle East and Africa that sell products in all of Heinz’s categories.

Heinz’s management evaluates performance based on several factors including net sales and Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”). Inter-segment revenues, items below the operating income line of the consolidated statements of income and certain costs associated with Restructuring and Productivity Initiatives (see Note 4) and Kraft Merger (as defined in Note 17) related costs, are not presented by segment, since they are not reflected in the measure of segment profitability reviewed by Heinz’s management.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

The following table presents information about Heinz’s reportable segments:

	First Quarter Ended
	March 29, 2015	March 30, 2014
	(In millions)
Net external sales:
North America	$990	$1,169
Europe	626	763
Asia/Pacific	445	493
Latin America	264	198
RIMEA	153	177

Consolidated Totals	$2,478	$2,800

Segment Adjusted EBITDA:
North America	$287	$362
Europe	214	216
Asia/Pacific	84	72
Latin America	53	32
RIMEA	32	29
Non-Operating	(19)	(22)

Adjusted EBITDA	651	689
Restructuring:
Severance related costs(a)	5	54
Other restructuring costs(a)	10	14
Asset write-offs(a)	2	7
Other items(b)	25	9
Merger related costs(c)	7	—
Depreciation, including accelerated depreciation for restructuring	65	147
Amortization	25	24
Stock based compensation	3	1
Interest expense, net	191	163
Other (income)/expense, net	(29)	21

Income before income taxes	$347	$249

(a)	See Note 4 for further details on restructuring and productivity initiatives.
(b)	These are charges not specifically related to restructuring activities. The three months ended March 29, 2015 includes pension related costs, lease impairment charges, severance charges, consulting and advisory charges, and contract termination fees. The three months ended March 30, 2014 includes incremental costs primarily for additional warehousing and other logistics costs incurred related to the acceleration of sales ahead of the U.S. rollout of the SAP enterprise resource planning software suite, which was launched in the second quarter of 2014, along with equipment relocation charges and consulting and advisory charges.
(c)	Represents legal and professional fees associated with the proposed merger with Kraft Foods Group, Inc. See Note 17.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

Heinz’s revenues are generated via the sale of products in the following categories:

	First Quarter Ended
	March 29, 2015	March 30, 2014
	(In millions)
Ketchup and Sauces	$1,230	$1,355
Meals and Snacks	849	1,014
Infant/Nutrition	253	276
Other	146	155

Total	$2,478	$2,800

(3)	Recently Issued Accounting Standards

In April 2015, the Financial Accounting Standards Board (“FASB”) released Proposed Accounting Standards Update (“ASU”)2015-240, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. This proposal states that public companies will begin applying the new revenue recognition standard for fiscal years that start after December 15, 2017. Public companies will also apply the standard to the quarterly reports and other interim-period reports issued for that year. The FASB is proposing to give the entities the option of applying the standard with the original effective date of fiscal years that start after December 15, 2016. In May 2014, the FASB published ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The standard was set to become effective in 2017. But since ASU 2014-09 was issued, the FASB has received numerous requests to give companies more time to upgrade their financial reporting systems and prepare for the accounting changes. Heinz is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

In April 2015, the FASB released ASU 2015-05, providing guidance on accounting for cloud computing fees. This is an update to Subtopic 350-40, Intangibles—Goodwill and Other—Internal-Use Software. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. Heinz is required to adopt this standard during the first quarter of 2016; however, early adoption is permitted. An entity can elect to adopt the amendments either (1) prospectively to all arrangements entered into or materially modified after the effective date or (2) retrospectively. Heinz is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

The FASB issued simplified guidance on valuing retirement plan assets in April 2015 through ASU 2015-04 Compensation—Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets. A reporting entity with a fiscal year-end that does not coincide with a month-end may incur more costs than other entities when measuring the fair value of plan assets of a defined benefit pension or other postretirement benefit plan. This is because information about the fair value of plan assets obtained from a third-party service provider typically is reported as of the month-end. That information then is adjusted to reflect the fair value of plan assets as of the fiscal year-end. For an entity with a fiscal year-end that does not coincide with a month-end, the amendments in this update provide a practical expedient that permits the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. The practical expedient should be applied consistently to all plans if an entity has more than one plan. An entity is required to disclose the accounting policy election and the date used to measure defined benefit plan assets and obligations in accordance with the amendments in this update. Heinz is permitted to

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

adopt this amended guidance prospectively in the first quarter of 2016. Early adoption of this standard is allowed. Heinz does not expect this update to have a material impact on the consolidated financial statements.

During April 2015, the FASB released ASU 2015-03 Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. To simplify presentation of debt issuance costs, the amendments in this update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. The amendments in this update are effective for financial statements issued by Heinz for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption of the amendments in this update is permitted for financial statements that have not been previously issued. An entity should apply the new guidance on a retrospective basis. Heinz is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

In February 2015, the FASB issued ASU 2015-02 Consolidation (Topic 810): Amendments to the Consolidation Analysis. The amended guidance modifies the analysis that companies must perform in order to determine whether a legal entity should be consolidated. The amended guidance simplifies current consolidation rules by (a) reducing the number of consolidation models, (b) eliminating the risk that a reporting entity may have to consolidate a legal entity solely based on a fee arrangement with another legal entity, (c) placing more weight on the risk of loss in order to identify the party that has a controlling financial interest, (d) reducing the number of instances that related party guidance needs to be applied when determining the party that has a controlling financial interest, and (e) changing rules for companies in certain industries that ordinarily employ limited partnership or VIE structures. Heinz is required to adopt this amended guidance for interim and annual periods beginning after December 15, 2015. Early adoption, including adoption in an interim period, is permitted. A reporting entity may apply the amendments in this update using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. A reporting entity also may apply the amendments retrospectively. Heinz is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

(4)	Restructuring and Productivity Initiatives

Phase 1: During the transition period, which represents the Successor period from February 8, 2013 through December 29, 2013 and the Predecessor period from April 29, 2013 through June 7, 2013, and first nine months of 2014, Heinz invested in restructuring and productivity initiatives as part of its ongoing cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into Heinz’s business as well as to accelerate overall productivity on a global scale. As of March 29, 2015, these initiatives have resulted in the reduction of approximately 4,050 corporate and field positions across Heinz’s global business segments (excluding the factory closures noted below). With respect to these restructuring and productivity initiatives, Heinz incurred total charges of $289 million related to severance benefits and other severance-related expenses from inception through its conclusion in December 2014.

Footprint: In addition, Heinz announced the planned closure and consolidation of 5 factories across the U.S., Canada and Europe during 2014. The number of employees impacted by these 5 plant closures and consolidation is approximately 1,600, all of which had left Heinz as of March 29, 2015. With respect to these factory closures, Heinz incurred charges of $91 million related to severance benefits and other severance-related expenses through its conclusion on March 29, 2015.

License Expiration: Furthermore, in the fourth quarter of 2014, Heinz announced the planned closure of one additional factory in Europe in the first half of 2015 due to the expiration of a license to manufacture a non-core

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

product. The number of employees expected to be impacted by this plant closure is approximately 200. With respect to this factory closure, Heinz incurred charges of approximately $11 million related to severance benefits and other severance-related expenses through March 29, 2015. In addition, Heinz recognized $33 million in non-cash asset write-downs for impairment of long-lived assets to be disposed. In the three months ended March 29, 2015, Heinz incurred $9 million in contract termination fees related to this factory closure.

Phase II: In the fourth quarter of 2014 and first quarter of 2015, Heinz invested in restructuring and productivity initiatives as part of its ongoing cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into Heinz’s business as well as to accelerate overall productivity on a global scale. As of March 29, 2015, these initiatives have resulted in the reduction of approximately 1,050 corporate and field positions across Heinz’s global business segments (excluding the factory closures noted above). With respect to these restructuring and productivity initiatives, Heinz recognized $30 million in non-cash asset write-downs in 2014 for impairment of long-lived assets to be disposed. Heinz currently estimates it will incur total charges of approximately $70 million related to severance benefits and other severance-related expenses, of which $68 million has been incurred from project inception through March 29, 2015.

Heinz recorded pre-tax costs related to these initiatives of $17 million in the three months ended March 29, 2015, which were comprised of the following:

•	$5 million for severance and employee benefit costs relating to the reduction of corporate and field positions across Heinz.

•	$10 million associated with other implementation costs, primarily for professional fees, and contract and lease termination costs.

•	$2 million relating to non-cash asset write-downs and accelerated depreciation for the planned closure and consolidation of factories across the U.S., Canada and Europe.

Of the $17 million total pre-tax charges for the three months ended March 29, 2015, $16 million was recorded in Cost of products sold and $1 million in Selling, general and administrative expenses (“SG&A”).

Heinz recorded pre-tax costs related to these initiatives of $141 million in the three months ended March 30, 2014, which were comprised of the following:

•	$54 million for severance and employee benefit costs relating to the reduction of corporate and field positions across Heinz.

•	$14 million associated with other implementation costs, primarily for professional fees, and contract and lease termination costs.

•	$73 million relating to non-cash asset write-downs and accelerated depreciation for the planned closure and consolidation of 5 factories across the U.S., Canada and Europe.

Of the $141 million total pre-tax charges for the three months ended March 30, 2014, $119 million was recorded in Cost of products sold and $22 million in Selling, general and administrative expenses (“SG&A”).

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

Heinz does not include restructuring and productivity charges in the results of its reportable segments. The pre-tax impact of allocating such charges to segment results would have been as follows:

	March 29, 2015	March 30, 2014
	(In millions)
North America	$3	$84
Europe	10	30
Asia/Pacific	3	10
Latin America	1	—
RIMEA	—	1
Non-Operating	—	16

Total productivity charges	$17	$141

Activity in other accrued liability balances for restructuring and productivity charges incurred were as follows:

	Severance and other severance related costs	Other exit costs(a)	Total
	(In millions)
Accrual balance at December 28, 2014	$53	$26	$79
2015 restructuring and productivity initiatives	5	10	15
Cash payments	(30)	(6)	(36)

Accrual balance at March 29, 2015	$28	$30	$58

(a)	Other exit costs primarily represent professional fees, and contract and lease termination costs.

The majority of the amount included in accrual balance at March 29, 2015 is expected to be paid in 2015.

(5)	Goodwill and Other Intangible Assets

Changes in the carrying amount of goodwill for the period from December 28, 2014 to March 29, 2015, by reportable segment, are as follows:

	North America	Europe	Asia/Pacific	Latin America	RIMEA	Total
	(In millions)
Balance at December 28, 2014	$10,102	$3,454	$1,034	$197	$172	$14,959
Translation adjustments	(102)	(183)	(50)	(38)	(9)	(382)
Other	—	11	—	—	—	11

Balance at March 29, 2015	$10,000	$3,282	$984	$159	$163	$14,588

There are no accumulated impairment losses to goodwill as of March 29, 2015.

Intangible assets not subject to amortization at March 29, 2015 totaled $11.5 billion and consisted of $11.1 billion of trademarks, $370 million of licenses, and $43 million of other intangibles. Intangible assets not subject to amortization at December 28, 2014 totaled $11.9 billion and consisted of $11.5 billion of trademarks, $371 million of licenses, and $45 million of other intangible assets. The decrease in intangible assets, not subject to amortization expense, since December 28, 2014, is due to foreign currency translation adjustments.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

Other intangible assets at March 29, 2015 and December 28, 2014, subject to amortization expense, are as follows:

	March 29, 2015			December 28, 2014
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
	(In millions)
Customer-related assets	$1,273	$(112)	$1,161	$1,315	$(99)	$1,216
Licenses	117	(35)	82	118	(31)	87
Other	15	(3)	12	15	(2)	13

	$1,405	$(150)	$1,255	$1,448	$(132)	$1,316

Amortization expense for customer-related and other intangible assets was $23 million and $22 million for the first quarters ended March 29, 2015 and March 30, 2014 respectively. The remaining reduction in net customer-related and other intangible assets from December 28, 2014 to March 29, 2015 is related to foreign currency translation adjustments. Based upon the amortizable intangible assets recorded on the balance sheet as of March 29, 2015, average annual amortization expense for each of the next five years is estimated to be approximately $78 million.

(6)	Income Taxes

The provision for income taxes consists of provisions for federal, state and foreign income taxes. Heinz operates in an international environment with almost 70% of its sales outside the U.S. Accordingly, the consolidated income tax rate is a composite rate reflecting the earnings in various locations and the applicable tax rates. In the normal course of business, Heinz is subject to examination by taxing authorities throughout the world, including such major jurisdictions as Australia, Canada, Italy, the Netherlands, the United Kingdom and the United States. Heinz has substantially concluded all national income tax matters for years through Fiscal 2012 for the Netherlands and the United Kingdom, through Fiscal 2011 for the U.S., through Fiscal 2010 for Australia and Italy, and through Fiscal 2009 for Canada.

The effective tax rate for the three months ended March 29, 2015 was 19.5% compared to 20.3% in the prior year. The decrease in the effective tax rate is primarily the result of the current period benefiting from a lower blended statutory tax rate and higher tax exempt income, partially offset by beneficial adjustments to estimates in the prior year. The lower blended statutory tax rate results from a lower percentage of our income being earned in the U.S. versus the prior year.

The total amount of gross unrecognized tax benefits for uncertain tax positions, including positions impacting only the timing of tax benefits, was $70 million and $71 million on March 29, 2015 and December 28, 2014, respectively. The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate was $57 million and $58 million on March 29, 2015 and December 28, 2014, respectively. It is reasonably possible that the amount of unrecognized tax benefits will decrease by as much as $26 million in the next 12 months primarily due to the progression of federal, state and foreign audits in process.

Heinz classifies interest and penalties on tax uncertainties as a component of the provision for income taxes. The total amounts of interest accrued at March 29, 2015 and December 28, 2014 were $13 million and $13 million, respectively. The corresponding amounts of accrued penalties at March 29, 2015 and December 28, 2014 were $7 million and $8 million, respectively.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(7)	Employees’ Stock Incentive Plans

In October 2013, the Board adopted the H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (the “2013 Omnibus Plan”) which authorizes the issuance of up to 39,600,000 shares of our Parent’s capital stock. In 2013, Parent granted non-qualified stock options under the 2013 Omnibus Plan to select employees and Directors with a five-year cliff vesting provided the employee is continuously employed by Parent or one of its subsidiaries or affiliates. If a participant is involuntarily terminated without cause, 20% of their options will vest, on an accelerated basis, for each full year of service after the grant date. Share-based compensation expense of $2 million and $2 million associated with such grants is reflected in SG&A for the three months ended March 29, 2015 and March 30, 2014, respectively. Unrecognized compensation cost related to unvested option awards under the 2013 Omnibus Plan was $46 million as of March 29, 2015 and $36 million as of March 30, 2014.

Heinz granted 2,222,257 and 2,475,000 option awards to employees during the first quarters ended March 29, 2015 and March 30, 2014, respectively. The weighted average grant date fair value per share of the options granted during the three months ended March 29, 2015 and March 30, 2014, as computed using the Black-Scholes pricing model, was $3.38 and $2.43, respectively.

In 2014 and 2015, options were issued in conjunction with a Bonus Swap Program whereby participants could elect to use a portion of their calculated non-equity incentive compensation (after all required taxes and deductions) to purchase shares of Common Stock in Parent. Participants who elected to purchase such shares were granted matching stock options. Parent issued 564,812 and 485,117 shares as part of the bonus swap program to eligible employees for which $8 million and $5 million was recorded in Additional Paid in Capital in February 2015 and 2014, respectively. Matching options granted under the program totaled 1,594,028 and 1,403,805 in February 2015 and 2014, respectively.

The weighted average assumptions used to estimate the fair values are as follows:

	Three Months Ended
	March 29, 2015	March 30, 2014
Exercise price	$13.50	$10.00
Risk-free interest rate	1.50%	1.41%
Expected term (in years)	5.0	5.0
Expected volatility	25.0%	24.3%
Expected forfeiture rate	5.0%	5.0%

The compensation cost related to equity plans and the related tax benefit is primarily recognized in SG&A as follows:

	Three Months Ended
	March 29, 2015	March 30, 2014
	(In millions)
Pre-tax compensation cost	$2	$2
Tax benefit	1	1

After-tax compensation cost	$1	$1

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

A summary of Heinz’s stock option activity and related information is as follows:

Number of Options
(In millions)
Options outstanding at December 28, 2014	19
Options granted	4
Options forfeited	—
Options exercised	—

Options outstanding at March 29, 2015	23

(8)	Pensions and Other Post-Retirement Benefits

Heinz’s employees participate in various employee benefit plans that were in place prior to the acquisition.

The components of net periodic benefit (income)/expense are as follows:

	First Quarter Ended
	March 29, 2015	March 30, 2014	March 29, 2015	March 30, 2014
	Pension Benefits		Other Retiree Benefits
	(In millions)
Service cost	$6	$7	$1	$1
Interest cost	26	35	2	2
Expected return on plan assets	(48)	(55)	—	—
Amortization of prior service cost/(credit)	—	—	(1)	(2)
Amortization of unrecognized (gain)/loss	1	—	—	—
Settlements	—	—	—	—

Net periodic benefit (income)/expense	$(15)	$(13)	$2	$1

The amounts recognized for pension benefits as Other non-current assets on Heinz’s condensed consolidated balance sheets were $583 million as of March 29, 2015 and $581 million as of December 28, 2014.

During the first quarter of 2015, Heinz contributed $15 million to these defined benefit plans. Heinz expects to make combined cash contributions of approximately $88 million for the year ended January 3, 2016. However, actual contributions may be affected by pension asset and liability valuations during the year.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(9)	Comprehensive Income/(Loss)

The following tables summarize the allocation of total comprehensive income between H.J. Heinz Holding Corporation and the noncontrolling interest for the first quarters ended March 29, 2015 and March 30, 2014, respectively:

	First Quarter Ended
	March 29, 2015			March 30, 2014
	H. J. Heinz Holding Corporation	Noncontrolling Interest	Total	H. J. Heinz Holding Corporation	Noncontrolling Interest	Total
	(In millions)
Net income/(loss)	$276	$3	$279	$195	$3	$198
Other comprehensive income/(loss), net of tax:
Foreign currency translation adjustments	(780)	(14)	(794)	105	8	113
Net deferred gains/(losses) on net investment hedges from periodic revaluations	432	—	432	(115)	—	(115)
Net pension and post-retirement benefit (losses)/gains	(1)	—	(1)	—	—	—
Reclassification of net pension and post-retirement benefit (gains)/losses to net income	—	—	—	(1)	—	(1)
Net deferred gains/(losses) on cash flow hedges from periodic revaluations	(67)	—	(67)	(59)	(1)	(60)
Net deferred (gains)/losses on cash flow hedges reclassified to earnings	1	—	1	(3)	—	(3)

Total comprehensive income/(loss)	(139)	(11)	(150)	122	10	132

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

The tax (expense)/benefit associated with each component of other comprehensive income/(loss) is as follows:

	First Quarter Ended
	H. J. Heinz Holding Corporation	Noncontrolling Interest	Total
	(In millions)
March 30, 2014
Foreign currency translation adjustments	$—	$—	$—
Net deferred gains/(losses) on net investment hedges from periodic revaluations	$72	$—	$72
Reclassification of net pension and post-retirement benefit (gains)/losses to net income	$(1)	$—	$(1)
Net deferred gains/(losses) on cash flow hedges from periodic revaluations	$31	$—	$31
Net deferred (gains)/losses on cash flow hedges reclassified to earnings	$(3)	$—	$(3)

March 29, 2015
Foreign currency translation adjustments	$—	$—	$—
Net deferred gains/(losses) on net investment hedges from periodic revaluations	$(319)	$—	$(319)
Net pension and post-retirement benefit gains/(losses)	$1	$—	$1
Reclassification of net pension and post-retirement benefit (gains)/losses to net income	$—	$—	$—
Net deferred gains/(losses) on cash flow hedges from periodic revaluations	$45	$—	$45
Net deferred (gains)/losses on cash flow hedges reclassified to earnings	$(2)	$—	$(2)

The following table provides a summary of the changes in the carrying amount of accumulated other comprehensive (loss)/income, net of tax, by component attributable to H.J. Heinz Holding Corporation:

	Foreign currency translation adjustments	Net pension and post retirement benefit	Net cash flow hedges	Total
	(In millions)
Balance as of December 28, 2014	(574)	61	(61)	(574)
Foreign currency translation adjustments	(780)	—	—	(780)
Net deferred gains/(losses) on net investment hedges from periodic revaluations	432	—	—	432
Net pension and post-retirement benefit gains/(losses)	—	(1)	—	(1)
Reclassification of net pension and post-retirement benefit (gains)/losses to net income	—	—	—	—
Net deferred gains/(losses) on cash flow hedges from periodic revaluations	—	—	(67)	(67)
Net deferred (gains)/losses on cash flow hedges reclassified to earnings	—	—	1	1

Net current-period other comprehensive income/(loss)	(348)	(1)	(66)	(415)

Balance as of March 29, 2015	$(922)	$60	$(127)	$(989)

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

The following table presents the affected earnings line for reclassifications out of accumulated other comprehensive income/(loss), net of tax, by component attributable to H.J. Heinz Holding Corporation for the first quarters ended March 29, 2015 and March 30, 2014:

Accumulated other comprehensive income/(loss) component	Reclassified from accumulated other comprehensive income/(loss) to earnings		Line affected by reclassification
	Three months ended March 29, 2015	Three months ended March 30, 2014
	(In millions)
Gains/(losses) on cash flow hedges:
Foreign exchange contracts	$(1)	$—	Sales
Foreign exchange contracts	5	5	Cost of products sold
Foreign exchange contracts	—	—	Selling, general, and administrative expenses
Foreign exchange contracts	1	1	Other income/(expense)
Foreign exchange contracts	—	—	Interest expense
Interest rate swap contracts	(4)	—	Interest expense

	1	6	Gains/(losses) in income before income taxes
	(2)	(3)	Provision for income taxes

	$(1)	$3	Gains/(losses) in net income

Gains/(losses) on pension and post retirement benefit:
Amortization of unrecognized gains/(losses)	$(1)	$—	(a)
Prior service credit/(cost)	1	2	(a)
Settlement loss	—	—	(a)

	—	2	Gains/(losses) in income before income taxes
	—	(1)	Provision for income taxes

	$—	$1	Gains/(losses) in net income

(a)	As these components are included in the computation of net periodic pension and post retirement benefit costs refer to Note 8 for further details.

(10)	Changes in Equity

The following table provides a summary of the changes in the carrying amounts of total equity, H.J. Heinz Holding Corporation shareholder equity and equity attributable to the noncontrolling interest:

	Common Stock	Warrants	Additional Capital	Retained Earnings	Accumulated OCI	Noncontrolling Interest	Total
	(In millions)
Balance as of December 28, 2014	$9	$367	$7,315	$—	$(574)	$219	$7,336
Comprehensive income/(loss)(a)	—	—	—	276	(415)	(8)	(147)
Dividends paid to shareholder	—	—	—	(180)	—	—	(180)
Capital contribution(b)	—	—	9	—	—	—	9
Stock option expense	—	—	3	—	—	—	3

Balance at March 29, 2015	$9	$367	$7,327	$96	$(989)	$211	$7,021

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(a)	The allocation of the individual components of comprehensive income/(loss) attributable to H.J. Heinz Holding Corporation and the noncontrolling interest is disclosed in Note 9. Comprehensive loss attributable to the redeemable noncontrolling interest is $3 million for the three months ended March 29, 2015.
(b)	Includes non cash capital contribution associated with the push down of shares issued by Parent to certain employees in conjunction with the Bonus Swap Program. See Note 7.

(11)	Debt

Heinz’s long-term debt consists of the following:

	March 29, 2015	December 28, 2014
	(Unaudited)
	(In millions)
$2.95 billion Term B-1 Loan	$2,122	$2,769
$6.55 billion Term B-2 Loan	4,283	5,588
$3.10 billion 4.25% Second Lien Senior Secured Notes due 2020	3,100	3,100
$2.00 billion 4.875% Second Lien Senior Secured Notes due 2025	2,000	—
Other U.S. Dollar Debt due May 2013—November 2034 (0.94%—7.96%)	10	10
Other Non-U.S. Dollar Debt due May 2013—May 2023 (3.50%—11.00%)	47	53
2.00% U.S. Dollar Notes due September 2016	58	58
1.50% U.S. Dollar Notes due March 2017	18	18
3.125% U.S. Dollar Notes due September 2021	34	34
2.85% U.S. Dollar Notes due March 2022	6	6
$235 million 6.375% U.S. Dollar Debentures due July 2028	256	257
£125 million 6.25% British Pound Notes due February 2030	196	206
$437 million 6.75% U.S. Dollar Notes due March 2032	474	475
$931 million 7.125% U.S. Dollar Notes due August 2039	1,022	1,023

	13,626	13,597
Less portion due within one year	(10)	(11)

Total long-term debt	$13,616	$13,586

Weighted-average interest rate on long-term debt, including the impact of applicable interest rate swaps	4.24%	4.02%

Senior Credit Facilities

The Senior Credit Facilities are with a syndicate of banks and other financial institutions and provide financing of up to $9.5 billion and consist of (i)(a) term B-1 loans in an aggregate principal amount of $3.0 billion (the “B-1 Loans”) and (b) term B-2 loans in aggregate principal amount of $6.6 billion (the “B-2 Loans”) in each case under the new senior secured term loan facilities (the “Term Loan Facilities”) and (ii) revolving loans of up to $2.0 billion (including revolving loans, swingline loans and letters of credit), a portion of which may be denominated in Euro, Sterling, Australian Dollars, Japanese Yen or New Zealand Dollars, under the new senior secured revolving loan facilities (the “Revolving Credit Facilities” and, together with the Term Loan Facilities, the “Senior Credit Facilities”).

The borrower under the Senior Credit Facilities is Heinz. The obligations of Heinz under the Senior Credit Facilities are guaranteed by Holdings and each direct and indirect, existing and future, domestic material wholly-owned restricted subsidiary of Heinz. The Senior Credit Facilities and any swap agreements and cash

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

management arrangements provided by any party to the Senior Credit Facilities or any of its affiliates are expected to be secured on a first priority basis by a perfected security interest in substantially all of Heinz’s and each guarantor’s tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property, owned real property above a value to be agreed and all of the capital stock of the borrower and all capital stock directly held by the borrower or any subsidiary guarantor of each of its wholly-owned material restricted subsidiaries (limited to 65% of the capital stock of foreign subsidiaries).

The Senior Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, limits or restricts the ability of Heinz and its restricted subsidiaries to incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than the 2013 Merger); sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business.

In addition, under the Senior Credit Facilities, Heinz is required to comply with a specified first lien senior secured leverage ratio to the extent any loans are outstanding under the New Revolving Credit Facility or Letters of Credit issued and outstanding thereunder exceed $50 million as of the end of any fiscal quarter. The Senior Credit Facilities also contain certain customary representations and warranties, affirmative covenants and events of default. As of March 29, 2015, Heinz is in compliance with these credit facility covenants.

4.25% Second Lien Senior Secured Notes

On April 1, 2013, in connection with the 2013 Merger, Merger Subsidiary completed the private placement of $3.1 billion aggregate principal amount of 4.25% Second Lien Senior Secured Notes due 2020 (the “2020 Notes”) to initial purchasers for resale by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The 2020 Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 1, 2013, by and among Merger Subsidiary, Holdings and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

The 2020 Notes are jointly and severally, unconditionally guaranteed on a senior secured basis, by Holdings and each direct and indirect, existing and future, domestic material wholly-owned restricted subsidiary that guarantee our obligations under the Senior Credit Facilities.

The Indenture (as supplemented by the Supplemental Indenture) limits the ability of Heinz and its restricted subsidiaries to incur additional indebtedness or guarantee indebtedness; create liens or use assets as security in other transactions; declare or pay dividends, redeem stock or make other distributions to stockholders; make investments; merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets; enter into transactions with affiliates; sell or transfer certain assets; and agree to certain restrictions on the ability of restricted subsidiaries to make payments to us. We were in compliance with these covenants as of March 29, 2015.

4.875% Second Lien Senior Secured Notes

On January 30, 2015, H. J. Heinz Company completed the private placement of $2.0 billion aggregate principal amount of 4.875% Second Lien Senior Secured Notes due 2025 (the “2025 Notes”) to initial purchasers for resale by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The 2025 Notes were issued pursuant to an indenture (the “Indenture”), dated as of January 30, 2015, by and among H. J. Heinz

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

Company and MUFG Union Bank, N.A., as trustee (in such capacity, the “Trustee”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”). The 2025 Notes are jointly and severally, unconditionally guaranteed on a senior secured basis, by Holdings and each direct and indirect, existing and future, domestic material wholly-owned restricted subsidiary that guarantee our obligations under the Senior Credit Facilities. The 2025 Notes are issued under Rule 144A for life and will not be registered.

The Indenture (as supplemented by the Supplemental Indenture) limits the ability of Heinz and its restricted subsidiaries to incur additional indebtedness or guarantee indebtedness; create liens or use assets as security in other transactions; declare or pay dividends, redeem stock or make other distributions to stockholders; make investments; merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets; enter into transactions with affiliates; sell or transfer certain assets; and agree to certain restrictions on the ability of restricted subsidiaries to make payments to us. We were in compliance with these covenants as of March 29, 2015.

The net proceeds from this offering were used to repay $650 million of the B-1 Loans and $1,310 million of the B-2 Loans outstanding.

Debt issuance costs

As of March 29, 2015, unamortized debt issuance costs were $66 million. Amortization of these debt issuance costs recorded was $10 million for the three months ended March 29, 2015 and $12 million for the three months ended March 30, 2014. These costs are amortized using the effective interest method over the respective term of debt to which they specifically relate. During the first quarter of 2015, Heinz wrote off $32 million of deferred debt issuance costs, of which $26 million was related to deferred financing fees and $7 million was related to original issuance discounts, as a result of a partial repayment of the B-1 Loans and the B-2 Loans. In connection with the issuance of the Second Lien Senior Secured Notes during the first quarter of 2015, Heinz paid debt issuance costs of $16 million.

(12)	Redeemable Preferred Stock and Warrants

In connection with the 2013 Merger on June 7, 2013, Heinz authorized and issued 80,000 shares of 9% Series A Cumulative Redeemable Preferred Stock (“Preferred Stock”) and a warrant to purchase approximately 46 million of our common shares, at an exercise price of $0.01 per common share (“Warrant”), for an aggregate purchase price of $8.0 billion. The proceeds were allocated to the Preferred Stock ($7,633 million) and the Warrant ($367 million) on a relative fair value basis. The Warrant is exercisable at any time up until the fifth anniversary of the original issue date.

The 9% annual dividend will accrue whether or not declared by our Board of Directors and will be payable, quarterly in arrears, only when declared and approved by our Board of Directors.

In the event of a liquidation, dissolution, or wind up of Heinz, whether voluntary or involuntary, each Preferred Stock holder is entitled to receive $100,000 per share plus any accrued and unpaid dividends. This payment is to be made before any distribution of assets or proceeds to holders of common stock, or other stock of Heinz ranked junior to the Preferred Stock. Heinz may not redeem the Preferred Stock for the first three years following the original issue date of June 7, 2013. On or after the third anniversary of the original issue date, Heinz may, at its option, redeem shares of Preferred Stock, at a redemption price paid in cash for each share equal to the sum of (i) the Base Amount per share (as defined below), plus (ii) the accrued and unpaid dividends on each share. The “Base Amount” means one of the following amounts, as applicable:

•	$104,000 per share for any payment made between the third and fourth anniversary of the original issue date;

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

•	$105,000 per share for any payment made between the fourth and fifth anniversary of the original issue date;

•	$106,000 per share for any payment made between the fifth and sixth anniversary of the original issue date;

•	$107,000 per share for any payment made between the sixth and seventh anniversary of the original issue date; and

•	$108,000 per share for any payment made after the seventh anniversary of the original issue date.

In addition, after the eighth anniversary of the original issue date (June 7, 2021) the holders of the Preferred Stock can require that Heinz undertake a redemption offering, as defined, and use the proceeds net of expenses of such redemption offering to redeem outstanding Preferred Stock at the redemption price of $108,000 per share. If such redemption is for less than all of the outstanding Preferred Stock, the holders of the Preferred Stock can require Heinz to undertake additional redemption offerings until no shares of Preferred Stock remain outstanding. As a result, the Preferred Stock is considered contingently redeemable and is required to be shown in Heinz’s consolidated balance sheet separate from stockholders’ equity. During the Successor period ended December 29, 2013, the carrying value of the Preferred Stock has been adjusted from its initial carrying value to the applicable initial redemption price of $104,000, which resulted in a $687 million increase in Preferred Stock and a corresponding increase in the net loss attributable to common shareholders and the related net loss per common share. In the event the Preferred Stock is not redeemed after the third anniversary date, we will be required to record further accretion adjustments from the fourth to the eighth anniversary dates to the applicable redemption prices up to the maximum redemption price of $108,000.

(13)	Financing Arrangements

On May 28, 2014, Heinz entered into an amendment of the $175 million U.S. accounts receivable securitization program that extended the term until May 27, 2015. As a result of the amendment, the limit has been reduced to $150 million and Heinz now accounts for transfers of receivables pursuant to this program as a sale and removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to $150 million and a receivable for the remainder of the purchase price (the “Deferred Purchase Price”). Prior to this amendment and subsequent to a May 31, 2013 amendment, Heinz accounted for transfers of receivables pursuant to this program as secured borrowings, and the receivables sold pursuant to this program were included on the balance sheet as trade receivables, along with the Deferred Purchase price.

On August 29, 2014, Heinz entered into a new $70 million Australian dollar and $50 million New Zealand dollar accounts receivable factoring program with a bank, replacing an existing arrangement with a different bank. These limits are net of the Deferred Purchase Price. This is a one year agreement that automatically continues after one year until either Heinz or the bank decides to terminate it. Heinz accounts for transfers of receivables pursuant to this program as a sale, and removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to $70 million Australian dollars and $50 million New Zealand dollars and a receivable for the Deferred Purchase Price.

On December 18, 2014, Heinz entered into a new £90 million and €35 million European accounts receivable factoring program. Heinz accounts for transfers of receivables pursuant to this program as a sale, and it removes them from the consolidated balance sheet. For the sale of receivables under the program, Heinz receives cash consideration of up to ninety-five percent of the £90 million and €35 million facilities and records a receivable from the bank (Deferred Purchase Price) for the remainder.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

The cash consideration and carrying amount of receivables removed from the consolidated balance sheets in connection with the above programs were $264 million and $284 million as of March 29, 2015 and December 28, 2014, respectively. The fair value of the Deferred Purchase Price was $153 million and $161 million as of March 29, 2015 and December 28, 2014, respectively. The Deferred Purchase Price is included as a trade receivable on the consolidated balance sheets and has a carrying value which approximates fair value as of March 29, 2015 and December 28, 2014 due to the nature of the short-term underlying financial assets. The proceeds from these sales are recognized on the statements of cash flows as a component of operating activities. Heinz acts as servicer for these arrangements. Heinz has not recorded any servicing assets or liabilities as of March 29, 2015 and December 28, 2014 for these arrangements because they were not material to the financial statements.

(14)	Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy consists of three levels to prioritize the inputs used in valuations, as defined below:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs for the asset or liability.

As of March 29, 2015 and December 28, 2014, the fair values of Heinz’s assets and liabilities measured on a recurring basis are categorized as follows:

	March 29, 2015				December 28, 2014
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
	(In millions)
Assets:
Derivatives(a)	$—	$1,301	$—	$1,301	$—	$574	$—	$574

Total assets at fair value	$—	$1,301	$—	$1,301	$—	$574	$—	$574

Liabilities:
Derivatives(a)	$—	$219	$—	$219	$—	$141	$—	$141

Total liabilities at fair value	$—	$219	$—	$219	$—	$141	$—	$141

(a)	Foreign currency derivative contracts are valued based on observable market spot and forward rates and classified within Level 2 of the fair value hierarchy. Interest rate swaps are valued based on observable market swap rates and classified within Level 2 of the fair value hierarchy. Cross-currency swaps are valued based on observable market spot and swap rates and classified within Level 2 of the fair value hierarchy.

The aggregate fair value of Heinz’s long-term debt, including the current portion, was $14.24 billion as compared with the carrying value of $13.63 billion at March 29, 2015, and $13.59 billion as compared with the carrying value of $13.60 billion at December 28, 2014. Heinz’s debt obligations are valued based on market quotes and are classified within Level 2 of the fair value hierarchy.

There have been no transfers between Levels 1, 2 and 3 in the first quarter of 2015 or 2014.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(15)	Derivative Financial Instruments and Hedging Activities

Heinz operates internationally, with manufacturing and sales facilities in various locations around the world, and utilizes certain derivative financial instruments to manage its foreign currency, debt and interest rate exposures. At March 29, 2015, Heinz had outstanding currency exchange, interest rate, and cross-currency swap derivative contracts with notional amounts of $2.3 billion, $6.4 billion and $9.9 billion respectively. At December 28, 2014, Heinz had outstanding currency exchange, interest rate, and cross-currency swap derivative contracts with notional amounts of $4.6 billion, $7.9 billion and $9.9 billion, respectively.

The following table presents the fair values and corresponding balance sheet captions of Heinz’s derivative instruments as of March 29, 2015 and December 28, 2014:

	March 29, 2015			December 28, 2014
	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Swap Contracts
	(In millions)
Assets:
Derivatives designated as hedging instruments:
Other receivables, net	$49	$—	$—	$43	$—	$—
Other non-current assets	—	—	1,191	3	2	357

	49	—	1,191	46	2	357

Derivatives not designated as hedging instruments:
Other receivables, net	35	—	—	158	—	—
Other non-current assets	26	—	—	11	—	—

	61	—	—	169	—	—

Total assets(a)	$110	$—	$1,191	$215	$2	$357

Liabilities:
Derivatives designated as hedging instruments:
Other payables	$25	$—	$—	$14	$—	$—
Other non-current liabilities	—	102	85	1	16	2

	25	102	85	15	16	2

Derivatives not designated as hedging instruments:
Other payables	7	—	—	108	—	—
Other non-current liabilities	—	—	—	—	—	—

	7	—	—	108	—	—

Total liabilities(a)	$32	$102	$85	$123	$16	$2

(a)

Heinz’s derivative financial instruments are subject to master netting arrangements that allow for the offset of asset and liabilities in the event of default or early termination of the contract. Heinz elects to record the gross assets and liabilities of its derivative financial instruments in the consolidated balance sheets. If the derivative financial instruments had been netted in the consolidated balance sheets, the asset and liability

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

positions each would have been reduced by $219 million and $142 million at March 29, 2015 and December 28, 2014, respectively. No material amounts of collateral were received or posted on Heinz’s derivative assets and liabilities as of March 29, 2015.

Refer to Note 13 for further information on how fair value is determined for Heinz’s derivatives.

The following table presents the pre-tax effect of derivative instruments on the consolidated statement of income for the first quarters ended March 29, 2015 and March 30, 2014:

	First Quarter Ended
	March 29, 2015			March 30, 2014
	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Swap Contracts	Foreign Exchange Contracts	Interest Rate Contracts	Cross- Currency Swap Contracts
	(In millions)
Cash flow hedges:
Gains/(losses) recognized in other comprehensive income (effective portion)	$8	$(120)	$—	$(3)	$(86)	$—
Net investment hedges:
Gains/(losses) recognized in other comprehensive income (effective portion)	$—	$—	$751	$—	$—	$(187)

Total gains/(losses) recognized in other comprehensive income (effective portion)	$8	$(120)	$751	$(3)	$(86)	$(187)

Cash flow hedges:
Sales	$(1)	$—	$—	$—	$—	$—
Cost of products sold	5	—	—	5	—	—
Selling, general and administrative expenses	—	—	—	—	—	—
Other income/(expense), net	1	—	—	1	—	—
Interest (expense)/income	—	(4)	—	—	—	—

	5	(4)	—	6	—	—

Derivatives not designated as hedging instruments:
Unrealized (losses)/gains on derivative instruments recognized in other expense, net	(2)	—	—	—	—	—
Realized gains/(losses) on derivative instruments recognized in other expense, net	51	11	—	(17)	—	—

	49	11	—	(17)	—	—

Total amount recognized in statement of operations	$54	$7	$—	$(11)	$—	$—

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

Foreign Currency Hedging:

Heinz uses forward contracts and to a lesser extent, option contracts to mitigate its foreign currency exchange rate exposure due to forecasted purchases of raw materials and sales of finished goods, and future settlement of foreign currency denominated assets and liabilities. Heinz’s principal foreign currency exposures that are hedged include the Australian dollar, British pound sterling, Canadian dollar, Euro, and the New Zealand dollar. Derivatives used to hedge forecasted transactions and specific cash flows associated with foreign currency denominated financial assets and liabilities that meet the criteria for hedge accounting are designated as cash flow hedges. Consequently, the effective portion of gains and losses is deferred as a component of accumulated other comprehensive loss and is recognized in earnings at the time the hedged item affects earnings, in the same line item as the underlying hedged item.

Interest Rate Hedging:

Heinz uses interest rate swaps to manage debt and interest rate exposures. Heinz is exposed to interest rate volatility with regard to existing and future issuances of fixed and floating rate debt. Primary exposures include U.S. Treasury rates and London Interbank Offered Rates (LIBOR).

Prior to the 2013 Merger date, Merger Subsidiary entered into interest rate swaps to mitigate exposure to variable rate debt that was raised to finance the acquisition. These agreements were not designated as hedging instruments prior to the acquisition date, and as such, we recognized the fair value of these instruments as an asset with gains recognized in income. As a result of the 2013 Merger and the transactions entered into in connection therewith, we have assumed the liabilities and obligations of Merger Subsidiary. Upon consummation of the acquisition, and as of March 29, 2015, these interest rate swaps with aggregate notional amounts of $9.0 billion and $6.4 billion, respectively, met the criteria for hedge accounting and were designated as hedges of future interest payments. During the next 12 months, Heinz expects $33 million of deferred losses reported in accumulated other comprehensive income to be amortized into earnings as interest expense, when forecasted interest payments occur.

Deferred Hedging Gains and Losses:

As of March 29, 2015, Heinz is hedging forecasted inventory purchases and sales of finished goods for periods not exceeding 2 years. During the next 12 months, Heinz expects $32 million of net deferred gains reported in accumulated other comprehensive loss to be reclassified to earnings, assuming market rates remain constant through contract maturities. Hedge ineffectiveness related to cash flow hedges as well as reclassifications to earnings due to hedged transactions deemed probable of not occurring, which is reported in current period earnings as other income/(expense), net, was not significant for the first quarters of Fiscal 2015 and Fiscal 2014, respectively.

Hedges of Net Investments in Foreign Operations:

We have numerous investments in our foreign subsidiaries, the net assets of which are exposed to volatility in foreign currency exchange rates. Beginning in October 2013, we have used cross currency swaps to hedge a portion of our net investment in such foreign operations against adverse movements in exchange rates. We designated cross currency swap contracts between pound sterling and USD, the Euro and USD, the Australian Dollar and USD, the Japanese Yen and USD, and the Canadian Dollar and USD, as net investment hedges of a portion of our equity in foreign operations in those currencies. The component of the gains and losses on our net investment in these designated foreign operations driven by changes in foreign exchange rates, are economically offset by movements in the fair values of our cross currency swap contracts. The fair value of the swaps is

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

calculated each period with changes in fair value reported in foreign currency translation adjustments within accumulated other comprehensive income (loss), net of tax. Such amounts will remain in other comprehensive income (loss) until the complete or substantially complete liquidation of our investment in the underlying foreign operations.

In relation to the cross currency swaps:

•	We pay 6.462% per annum on the pound sterling notional amount of £2.795 billion and receive 6.15% per annum on the USD notional amount of $4.5 billion on each January 8, April 8, July 8 and October 8, through the maturity date of the swap, which was also expected to be on October 8, 2019.

•	We pay 5.696% per annum on the Euro notional amount of €2.210 billion and receive 6.15% per annum on the USD notional amount of $3.0 billion on each January 9, April 9, July 9 and October 9, through the maturity date of the swap, which was also expected to be on October 9, 2019.

•	We pay 9.164% per annum on the Australian dollar notional amount of A$794 million and receive 6.15% per annum on the USD notional amount of $750 million on each January 10, April 10, July 10 and October 10, through the maturity date of the swap, which was also expected to be on October 10, 2019.

•	We pay 4.104% per annum on the Japanese yen notional amount of ¥4.9 billion and receive 6.15% per annum on the USD notional amount of $50 million on each January 11, April 11, July 11 and October 11, through the maturity date of the swap, which was also expected to be on October 11, 2019.

•	We pay 6.68% per annum on the Canadian dollar notional amount of C$1.822 billion and receive 6.15% per annum on the USD notional amount of $1.6 billion on each March 4, June 4, September 4 and December 4, through the maturity date of the swap, which was also expected to be on December 4, 2019.

Cross currency swap receipts and payments are recorded in other income/(expense), net, in the consolidated statement of operations. For the quarters ended March 29, 2015 and March 30, 2014, Heinz recorded other income/(expense), net, of $15 million and $(6) million, respectively.

Other Activities:

Heinz enters into certain derivative contracts in accordance with its risk management strategy that do not meet the criteria for hedge accounting but which have the economic impact of largely mitigating foreign currency or interest rate exposures. These derivative contracts primarily include foreign currency forwards used to help mitigate the translation impact resulting from accounting remeasurement of certain foreign-currency denominated intercompany loans and other foreign-currency denominated activities between our subsidiaries. Heinz maintained foreign currency forward contracts with total notional amounts of $1,482 million and $3,768 million that did not meet the criteria for hedge accounting as of March 29, 2015 and December 28, 2014, respectively. These forward contracts are accounted for on a full mark-to-market basis through current earnings, with gains and losses recorded as a component of other income/(expense), net. These contracts are scheduled to mature within 2.5 years.

Concentration of Credit Risk:

Counterparties to currency exchange and interest rate derivatives consist of major international financial institutions. Heinz continually monitors its positions and the credit ratings of the counterparties involved and, by policy, limits the amount of credit exposure to any one party. While Heinz may be exposed to potential losses

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

due to the credit risk of non-performance by these counterparties, losses are not anticipated. Heinz closely monitors the credit risk associated with its counterparties and customers and to date has not experienced material losses.

(16)	Venezuela—Foreign Currency and Inflation

Heinz has a subsidiary in Venezuela that manufactures and sells a variety of products, primarily in the ketchup, condiments and sauces and infant feeding categories. Heinz applies highly inflationary accounting to its business in Venezuela. Under highly inflationary accounting, the financial statements of our Venezuelan subsidiary are remeasured into Heinz’s reporting currency (U.S. dollars), based on the legally available exchange rate at which we expect to settle the underlying transaction (which we currently determine to be the official exchange rate of BsF6.30 per U.S. dollar). Exchange gains and losses from the remeasurement of monetary assets and liabilities are reflected in current earnings, rather than accumulated other comprehensive loss on the balance sheet, until such time as the economy is no longer considered highly inflationary. Certain non-monetary assets and liabilities are recorded at the applicable historical exchange rates. The impact of applying highly inflationary accounting for Venezuela on our consolidated financial statements is dependent upon movements in the official exchange rate between the Venezuelan bolivar fuerte and the U.S. dollar.

In March 2013, the Venezuelan government announced the creation of a new foreign exchange mechanism called the Complimentary System of Foreign Currency Acquirement (SICAD I). It operates similar to an auction system and allows entities in specific sectors to bid for U.S. dollars to be used for specified import transactions. In January 2014, the government in Venezuela announced certain changes to the regulations governing the currency exchange market. The current official exchange rate is the rate available through the government-operated National Center of Foreign Commerce (CENCOEX) and is applicable to import activities related to certain necessities, including food products. Heinz was not invited and did not participate in the SICAD mechanism published rate of BsF12 per U.S. dollar during the first quarters ended March 29, 2015 and March 30, 2014, and has no intent to participate in this mechanism for the foreseeable future.

In February 2014, the Venezuelan government established a new foreign exchange market mechanism (SICAD II), which became effective on March 24, 2014 and was the market through which U.S. dollars were to be obtained for the remittance of dividends. This market had significantly higher foreign exchange rates than those available through the other foreign exchange mechanisms, with published weighted average daily exchange rates of approximately BsF50 per U.S. dollar. Heinz did not participate in the SICAD II mechanism during the first quarters ended March 29, 2015 and March 30, 2014. In February 2015, the SICAD I and SICAD II foreign currency exchange systems were merged. The published exchange rate for the combined SICAD mechanism continues to be approximately BsF12 per U.S. dollar.

In February 2015, the Venezuelan government announced a new open market foreign exchange system, the Marginal Currency System (SIMADI), which allows for legal trading of foreign currency based upon supply and demand. Between February 12, 2015, the date on which SIMADI market trading commenced, and March 29, 2015, the published weighted average daily exchange rate was approximately BsF185 per U.S. dollar. Heinz did not have any settlements at SIMADI rates during the three months ending March 29, 2015, and has no intent to participate in this mechanism for the foreseeable future.

Heinz has continued to have access to, and settlements at, the current official rate. At March 29, 2015, Heinz had approximately $24 million pending approval for future settlement at the official rate of BsF6.30 per U.S. dollar of which approximately $5 million has been subsequently received. These requests are for the payment of invoices for the purchase of ingredients and packaging materials for the years from 2012 to 2015. While there is considerable uncertainty with respect to the actual rates to be realized in the circumstances, as of March 29,

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

2015, management continues to believe the official rate is legally available and appropriate for Heinz’s operations in Venezuela, and we continue to believe it is appropriate to remeasure our Venezuelan monetary assets and liabilities at the official rate of BsF6.30 per U.S. dollar. We will continue to monitor the evolving Venezuelan exchange market, including the newly established SIMADI market.

Our Venezuelan subsidiary included $222 million of net monetary assets and liabilities in its balance sheet at March 29, 2015, including cash and cash equivalents of approximately $256 million which represented 13% of the total Company cash and cash equivalents. It recognized $164 million of sales for the three months ended March 29, 2015, representing approximately 7% of total Company sales, and operating income of $47 million for the three months then ended, representing approximately 9% of total Company operating income. If we had used the SICAD exchange rate as of March 29, 2015, which was BsF12 per U.S. dollar, to remeasure the net monetary assets as at that date, we would have incurred a net charge of approximately $106 million. If we had used the SICAD exchange rate for the three months ended March 29, 2015, the sales of our Venezuelan subsidiary would be less than 4% of total Company and operating income would be less than 5% of total Company. If we had used the published SIMADI rate as of March 29, 2015, of BsF193.3 per U.S. dollar to remeasure the net monetary assets as at that date, this would have incurred a net charge of approximately $215 million. If we had used the SIMADI exchange rate for the three months ended March 29, 2015, the sales and operating income would be less than 1% of the total Company. In addition, if we were to conclude that the SIMADI exchange rate is the appropriate rate for remeasurement of our Venezuelan subsidiary, it would also lead to an impairment of our non-monetary assets, which were $88 million at March 29, 2015. Further devaluation of the bolivar fuerte, or our inability to convert our net monetary assets denominated in bolivar fuerte into U.S. dollars at the official exchange rate of BsF6.30 per U.S. dollar, could materially impact our results of operations or cash flows.

(17)	Definitive Merger Agreement with Kraft Foods Group

On March 24, 2015, Heinz entered into an agreement and plan of merger (“Kraft Merger Agreement”) with Kraft Foods Group, Inc. (“Kraft”), Kite Merger Sub Corp. (“merger sub”) and Kite Merger Sub LLC, both of which are wholly-owned subsidiaries of Heinz. Pursuant to the terms of the Kraft Merger Agreement, in a series of transactions, beginning with the merger of Kraft and merger sub (“Kraft Merger”), Kraft will merge with and into Heinz. At the closing of the Kraft Merger, Heinz will be renamed “The Kraft Heinz Company.”

Upon the completion of the Kraft Merger, each share of common stock, without par value, of Kraft (“Kraft Common Stock”), issued and outstanding immediately prior to the effective time of the Kraft Merger (other than deferred shares and restricted shares), will be canceled and converted into the right to receive one share of common stock, par value $0.01 per share, of Parent (“Heinz common stock”). In addition, prior to the effective time of the Kraft Merger, Kraft will declare a special cash dividend equal to $16.50 per share of Kraft Common Stock issued and outstanding to shareholders of Kraft as of a record date immediately prior to the closing of the Kraft Merger. Based on the estimated number of shares of Kraft and Heinz common stock that will be outstanding immediately prior to the closing of the Kraft Merger, it is anticipated that, upon closing, existing Heinz shareholders will own approximately 51% of the outstanding shares of Heinz common stock and former Kraft shareholders will own approximately 49% of the outstanding shares of Heinz common stock, in each case on a fully diluted basis.

In connection with the Kraft Merger, Berkshire Hathaway and 3G Global Food Holdings, an entity affiliated with 3G Capital, have committed to purchase, or cause the purchase of, 500 million shares of newly issued Heinz common stock immediately prior to the closing of the Kraft Merger for an aggregate purchase price of approximately $10.0 billion. The cash received from the purchase of shares by Berkshire Hathaway and 3G Global Food Holdings will primarily be used to fund the special cash dividend to Kraft common shareholders with any remaining funds to be used to pay Heinz transaction expenses and for general corporate purposes.

H. J. Heinz Holding Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

The Kraft Merger will be accounted for under the acquisition method of accounting for business combinations pursuant to the provisions of ASC 805. Because current shareholders of Heinz will own approximately 51% of the Heinz common stock on a fully diluted basis immediately following the closing of the Kraft Merger and the directors and management of Heinz will retain a majority of board seats and key positions in the management of Kraft Heinz Company, Parent is considered to be the acquiring company for accounting purposes. The application of purchase accounting as of the closing date is expected to have a material effect on Heinz’s results of operations for periods after the acquisition.

(18)	Net Income Per Common Share

The following are reconciliations of the number of common shares outstanding used to calculate basic earnings per share to those shares used to calculate diluted earnings per share:

	March 29, 2015	March 30, 2014
	(In millions)
Net income for basic and diluted earnings per share	$96	$15

Average common shares outstanding-basic	851	850
Effect of dilutive securities:
Stock options, restricted stock and the global stock purchase plan	48	46

Average common shares outstanding-diluted	899	896

Basic earnings per share is computed as net (loss)/income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share is based upon the average shares of common stock and dilutive common stock equivalents outstanding during the periods presented. Common stock equivalents arising from dilutive stock options, restricted stock units, and the global stock purchase plan are computed using the treasury stock method.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Among

H.J. HEINZ HOLDING CORPORATION,

KITE MERGER SUB CORP.,

KITE MERGER SUB LLC

AND

KRAFT FOODS GROUP, INC.

Dated as of March 24, 2015

A-i

(continued)

A-ii

(continued)

Annex A	Cross-Reference Table	A-64

Exhibit A	Amended and Restated Certificate of Incorporation of Heinz
Exhibit B	Amended and Restated By-laws of Heinz
Exhibit C	Form of Registration Rights Agreement
Exhibit D-1	Form of Opinion
Exhibit D-2	Form of Heinz Representation Letter
Exhibit E-1	Form of Opinion
Exhibit E-2	Form of Kraft Representation Letter

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of March 24, 2015 (this “Agreement”), among H.J. HEINZ HOLDING CORPORATION, a Delaware corporation (“Heinz”), KITE MERGER SUB CORP., a Virginia corporation and direct wholly owned subsidiary of Heinz (“Merger Sub I”), KITE MERGER SUB LLC, a Delaware limited liability company and direct wholly owned subsidiary of Heinz (“Merger Sub II”), and KRAFT FOODS GROUP, INC., a Virginia corporation (“Kraft”).

WHEREAS the respective boards of directors of Heinz (the “Heinz Board”), Merger Sub I and Kraft (the “Kraft Board”) and the executive managers of Merger Sub II have unanimously adopted this Agreement, and such respective boards of directors and such executive managers, as applicable, have determined that the terms of this Agreement are in the respective best interests of Heinz, Merger Sub I, Merger Sub II and Kraft, as applicable, and their respective shareholders or, in the case of Merger Sub II, its sole member;

WHEREAS the Kraft Board, the board of directors of Merger Sub I and the executive managers of Merger Sub II have recommended that their shareholders and, in the case of Merger Sub II, sole member, respectively, approve this Agreement;

WHEREAS for U.S. Federal income Tax purposes, it is intended that (i) the Merger and the Subsequent Merger be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”), (ii) Heinz and Kraft each be a party to the reorganization within the meaning of Section 368(b) of the Code (clauses (i) and (ii), the “Intended Tax Treatment”) and (iii) this Agreement be, and is hereby, adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and

WHEREAS Heinz, Merger Sub I, Merger Sub II and Kraft desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. (a) On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Stock Corporation Act (the “VSCA”), on the Closing Date, Merger Sub I shall be merged with and into Kraft (the “Merger”). At the Effective Time, the separate corporate existence of Merger Sub I shall cease and Kraft shall continue as the surviving corporation in the Merger (the “Initial Surviving Company”). As a result of the Merger, Kraft shall become a wholly owned subsidiary of Heinz.

(b) Immediately following the Merger, in accordance with the VSCA and the Delaware Limited Liability Company Act (the “DLLCA”), Heinz shall cause the Initial Surviving Company to be merged with and into Merger Sub II (the “Subsequent Merger”). Upon the effectiveness of the Subsequent Merger, the separate corporate existence of the Initial Surviving Company shall cease and Merger Sub II shall continue as the surviving limited liability company in the Subsequent Merger (the “Surviving Company”) as a wholly owned subsidiary of Heinz.

(c) Heinz shall cause the following actions to occur: (i) immediately following the Subsequent Merger, Heinz shall make a capital contribution to Hawk Acquisition Intermediate Corporation I, a Delaware corporation (“Heinz Intermediate I”), of 100% of the limited liability company interests of the Surviving Company (the “Surviving Company Interests”), in exchange for one share of common stock, par value $0.01 per share, of Heinz Intermediate I (“Heinz Intermediate I Common Stock”), (ii) immediately following the contribution contemplated by clause (i), Heinz Intermediate I shall make a capital contribution to H.J. Heinz Corporation II, a

Delaware corporation (“Heinz Corporation II”), of 100% of the Surviving Company Interests in exchange for one share of common stock, par value $0.01 per share, of Heinz Corporation II (“Heinz Corporation II Common Stock”), (iii) immediately following the contribution contemplated by clause (ii), Heinz Corporation II shall make a capital contribution to H.J. Heinz Company, a Pennsylvania corporation (“Heinz Company”), of 100% of the Surviving Company Interests in exchange for one share of common stock, no par value, of Heinz Company and (iv) immediately following the contribution contemplated by clause (iii), the Surviving Company shall be merged with and into Heinz Company, with Heinz Company continuing as the surviving corporation in such merger.

SECTION 1.02. Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m., Eastern time, on a date to be specified by Heinz and Kraft, which shall be no later than the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between Heinz and Kraft; provided that, if any of the conditions set forth in Article VII are not satisfied or (to the extent permitted by Law) waived on such second Business Day, then the Closing shall take place on the first Business Day on which all such conditions shall have been satisfied or (to the extent permitted by Law) waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) articles of merger (the “Articles of Merger”) setting forth the plan of merger contained herein and otherwise meeting the requirements of Section 13.1-720 of the VSCA and, as soon as practicable on or after the Closing Date, shall make all other filings required under the VSCA or by the SCC in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) on the Closing Date as the parties shall agree and specify in the Articles of Merger. Immediately following the Effective Time, Heinz shall cause the Subsequent Merger to be consummated by filing with the SCC articles of merger (the “Articles of Subsequent Merger”) meeting the requirements of Section 13.1-720 of the VSCA and by filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Subsequent Merger”) executed in accordance with the relevant provisions of the DLLCA and, as soon as practicable on or after the Closing Date, shall make all other filings required under the VSCA or the DLLCA or by the SCC or the Secretary of State of the State of Delaware in connection with the Subsequent Merger. The Subsequent Merger shall become effective immediately following the Effective Time (the “Subsequent Effective Time”) on the Closing Date.

SECTION 1.04. Effects. The Merger shall have the effects set forth in Section 13.1-721 of the VSCA. The Subsequent Merger shall have the effects set forth in Section 13.1-721 of the VSCA and Section 18-209 of the DLLCA.

SECTION 1.05. Certificates of Incorporation and By-laws. (a) The Amended and Restated Certificate of Incorporation of Heinz (the “Heinz Charter”) and the Amended and Restated By-laws of Heinz (the “Heinz By-laws”) shall each be amended and restated immediately prior to the Effective Time to read in the form of Exhibit A (the “New Heinz Charter”) and Exhibit B (the “New Heinz By-laws”), respectively, and the New Heinz Charter and the New Heinz By-laws shall be the certificate of incorporation and by-laws of Heinz until thereafter changed or amended as provided therein or by applicable Law. Heinz shall file the New Heinz Charter with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. As a result of the amendment to the Heinz Charter pursuant to this Section 1.05(a), each share of common stock of Heinz, par value $0.01 per share (the “Heinz Common Stock”), issued and outstanding immediately prior to the Effective Time (including shares of Heinz Common Stock to be issued immediately prior to such amendment pursuant to the Equity Investment) shall be converted (the “Pre-Closing Heinz Share Conversion”) into 0.443332 of a share (the “Heinz Share Conversion Ratio”) of Heinz Common Stock. No fractional shares of Heinz Common Stock shall be issued in connection with the Pre-Closing Heinz Share Conversion, and each holder of shares of Heinz Common Stock converted pursuant to the Pre-Closing Heinz Share Conversion who would otherwise have been entitled to receive a fraction of a share of Heinz Common Stock shall receive cash in lieu thereof in accordance with the New Heinz Charter. In connection with the Pre-Closing Heinz Share Conversion, the number of shares of Heinz Common Stock issuable upon the exercise of the Heinz Warrants shall automatically be adjusted in accordance with the terms of the Heinz Warrants.

(b) The articles of incorporation and by-laws of Kraft shall, by virtue of the Merger, be amended and restated to be identical to the articles of incorporation and by-laws of Merger Sub I, as in effect immediately prior to the Effective Time, other than with respect to the name of Kraft, and shall remain in effect from and after the Effective Time as the articles of incorporation and by-laws of the Initial Surviving Company, until the consummation of the Subsequent Merger at which time the certificate of formation and limited liability company agreement of Merger Sub II shall each remain in effect as the certificate of formation and limited liability company agreement of the Surviving Company in such merger.

(c) The certificate of formation and limited liability company agreement of the Surviving Company shall remain in effect from and after the Subsequent Effective Time until the merger of the Surviving Company with and into Heinz Company immediately following the Subsequent Effective Time pursuant to Section 1.01(c) (at which time the certificate of incorporation and by-laws of Heinz Company shall each remain in effect as the certificate of incorporation and by-laws of the surviving corporation in such merger).

ARTICLE II

Effect on Capital Stock; Exchange of Certificates

SECTION 2.01. Effect on Capital Stock of Kraft. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Heinz, Merger Sub I, Merger Sub II or Kraft, or the holders of any shares of common stock, without par value, of Kraft (the “Kraft Common Stock”), each share of Kraft Common Stock issued and outstanding immediately prior to the Effective Time (other than any Kraft Deferred Shares and Kraft Restricted Shares subject to Section 6.04) shall be converted into the right to receive one fully paid and nonassessable share of Heinz Common Stock (the “Merger Consideration”). All shares of Kraft Common Stock converted pursuant to this Section 2.01(a), when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a physical certificate (a “Certificate”) or uncertificated book-entry share (a “Book-Entry”) that, in each case, immediately prior to the Effective Time represented any such shares of Kraft Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, the Special Dividend Per Share Amount and any other dividends or other distributions to which holders become entitled upon the surrender of such Certificates or Book-Entries in accordance with Section 2.02(c), in each case without interest.

(b) Certain Adjustments. If, between the date of this Agreement and the Effective Time (and as permitted by Article V), the outstanding shares of Heinz Common Stock or Kraft Common Stock shall have been changed into a different number of shares or a different class of shares (except in connection with the Pre-Closing Heinz Share Conversion) by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration, the Heinz Share Conversion Ratio and the Special Dividend Per Share Amount shall be appropriately and proportionately adjusted to provide to the holders of Heinz Common Stock and the holders of Kraft Common Stock the same economic effect as contemplated by this Agreement prior to such event.

(c) Appraisal Rights. No appraisal rights shall be available to the holders of Kraft Common Stock in connection with the Merger.

(d) Merger Sub I. At the Effective Time, by virtue of the Merger, each share of common stock, par value $0.01 per share, of Merger Sub I issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, without par value, of the Initial Surviving Company.

(e) Subsequent Merger. At the Subsequent Effective Time (i) each outstanding share of capital stock of the Initial Surviving Company shall be cancelled and cease to exist and no consideration shall be paid or payable in respect thereof, and (ii) each limited liability company interest of Merger Sub II shall be unaffected by the Subsequent Merger and shall remain outstanding as a limited liability company interest in the Surviving Company.

SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Heinz and Kraft shall appoint a commercial bank, trust company or nationally recognized shareholder service provider to be mutually agreed upon to act as exchange agent (the “Exchange Agent”) for the delivery of the Merger Consideration and the Special Dividend to holders of Kraft Common Stock (together with any cash in respect of any other dividends or distributions that such holders have the right to receive pursuant to Section 2.02(c)). At or prior to the Effective Time, Heinz shall deposit with the Exchange Agent, for the benefit of holders of Certificates and Book-Entries, for exchange in accordance with this Article II through the Exchange Agent, shares of Heinz Common Stock (in certificated or book-entry form) to be delivered as the Merger Consideration, cash in an amount equal to the aggregate amount of the Special Dividend and, from time to time as needed, cash in amounts sufficient to pay any other dividends or distributions which holders of Certificates and Book-Entries have the right to receive pursuant to Section 2.02(c) (the “Exchange Fund”). Heinz shall instruct the Exchange Agent to timely pay the Merger Consideration, the Special Dividend and such other amounts in accordance with this Agreement.

(b) Exchange Procedures.

(i) As soon as reasonably practicable after the Effective Time, Heinz shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted pursuant to Section 2.01(a) into the right to receive the Merger Consideration (i) a letter of transmittal in customary form as reasonably agreed by the parties which (A) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and (B) shall have such other provisions as Heinz and Kraft may reasonably specify and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon proper surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a physical certificate or uncertificated book-entry representing that number of whole shares of Heinz Common Stock that such holder has the right to receive in respect of the aggregate number of shares of Kraft Common Stock previously represented by such Certificate pursuant to Section 2.01 and a check representing cash in respect of the Special Dividend and any other dividends or distributions that the holder has the right to receive pursuant to Section 2.02(c) in respect of such Certificate, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Kraft Common Stock that is not registered in the transfer records of Kraft, a physical certificate or uncertificated book-entry representing the proper number of shares of Heinz Common Stock pursuant to Section 2.01 and a check representing cash in respect of the Special Dividend and any other dividends or distributions that the holder has the right to receive pursuant to Section 2.02(c) may be delivered to a transferee if the Certificate representing such Kraft Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder of such Certificate has the right to receive in respect of such Certificate pursuant to Section 2.01 (together with the Special Dividend and any other cash in respect of any dividends or distributions that the holder has the right to receive pursuant to Section 2.02(c) in respect of such Certificate). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

(ii) Notwithstanding anything to the contrary in this Agreement, any holder of a Book-Entry shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.01(a), the Special Dividend and any other cash in respect of any dividends or distributions that such holders have the right to receive pursuant to Section 2.02(c) in respect of such Book-Entry. In lieu thereof, each holder of record of one or more Book-Entry whose shares were converted into the right to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.01(a) and the Special Dividend and any other cash in respect of any dividends or distributions that such holders have the right to receive pursuant to Section 2.02(c) in respect of such Book-Entry shall upon receipt by the Exchange Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Exchange Agent may reasonably request), be entitled to receive, and Heinz shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Merger Consideration that such holder is entitled to receive pursuant to Section 2.01(a), the Special Dividend and any other cash in respect of any dividends or distributions that such holders have the right to receive pursuant to Section 2.02(c) in respect of such Book-Entry, and the Book-Entry of such holder shall forthwith be cancelled.

(c) Treatment of Unexchanged Shares. No dividends or other distributions declared or made with respect to Heinz Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry with respect to the shares of Heinz Common Stock deliverable upon surrender thereof, and no cash in respect of any dividends or distributions (including the Special Dividend) with a record date prior to the Effective Time that have been declared with respect to the Kraft Common Stock shall be paid to any such holder, until the surrender of such Certificate or Book-Entry in accordance with this Article II. Subject to escheat or other applicable Law, following surrender of any such Certificate or Book-Entry, there shall be paid to the holder of the Certificate or Book-Entry, without interest, (i) at the time of surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to each share of Heinz Common Stock that such holder has the right to receive pursuant to Section 2.01(a) and (ii) at the appropriate payment date (or, if previously paid, at the time of such surrender) (A) the Special Dividend Per Share Amount and (B) the amount of dividends or other distributions with a record date prior to, and unpaid as of, the Effective Time declared by Kraft in accordance with the terms of this Agreement, in each case with respect to each of the shares of Kraft Common Stock formerly represented by such Certificate or Book-Entry.

(d) No Further Ownership Rights in Kraft Common Stock. The shares of Heinz Common Stock delivered and cash paid in accordance with the terms of this Article II upon conversion of any shares of Kraft Common Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares. From and after the Effective Time, (i) all holders of Certificates and Book-Entries shall cease to have any rights as shareholders of Kraft other than the right to receive the Merger Consideration, the Special Dividend and any other dividends or other distributions that holders have the right to receive upon surrender of such Certificates or Book-Entries in accordance with Section 2.02(c), without interest, and (ii) the stock transfer books of Kraft shall be closed with respect to all shares of Kraft Common Stock outstanding immediately prior to the Effective Time. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Initial Surviving Company, the Surviving Company or Heinz Company of shares of Kraft Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entries formerly representing shares of Kraft Common Stock are presented to Heinz, the Initial Surviving Company, the Surviving Company, Heinz Company or the Exchange Agent for any reason, such Certificates or Book-Entries shall be canceled and exchanged as provided in this Article II.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entries for 180 days after the Effective Time shall be delivered to Heinz, upon demand, and any holder of Certificates or Book-Entries who has not theretofore complied with this Article II shall thereafter look only to Heinz for satisfaction of its claim for Merger Consideration and any cash in respect of the

Special Dividend or any other dividends or distributions that the holder has the right to receive pursuant to Section 2.02(c).

(f) No Liability. None of Heinz, Merger Sub I, Merger Sub II, Heinz Company, Kraft or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry has not been surrendered prior to the date on which the Merger Consideration or the cash to be paid in respect of such Certificate or Book-Entry would otherwise escheat to or become the property of any Governmental Entity, any Merger Consideration or the cash to be paid in respect of such Certificate or Book-Entry shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Heinz, free and clear of all claims or interest of any Person previously entitled thereto.

(g) Investment of Exchange Fund. The Exchange Agent shall invest any cash in the Exchange Fund as directed by Heinz on a daily basis; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under this Article II, including Section 2.02(c), shall be promptly returned to Heinz. To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Exchange Agent to make prompt cash payment pursuant to this Article II, including Section 2.02(c), Heinz shall, or shall cause Heinz Company to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to make such payments under this Article II, including Section 2.02(c).

(h) Withholding Rights. Each of Heinz, Merger Sub I, Merger Sub II and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from any amount otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Any amounts so deducted, withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Heinz, the posting by such Person of a bond, in such reasonable amount as Heinz may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.02(f), Heinz) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any cash in respect of the Special Dividend and any other dividends or distributions that the holder has the right to receive pursuant to Section 2.02(c).

ARTICLE III

Representations and Warranties of Heinz, Merger Sub I and Merger Sub II

Except as disclosed in the disclosure letter (the “Heinz Disclosure Letter”) delivered by Heinz to Kraft prior to the execution of this Agreement (which letter sets forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Heinz Disclosure Letter relates) or in the Heinz SEC Reports filed and publicly available prior to the date of this Agreement (excluding any disclosures contained in any part of any Heinz SEC Report entitled “Risk Factors,” set forth in any

“Forward-Looking Statements” disclaimer or that are similarly cautionary, non-specific or predictive in nature), Heinz, Merger Sub I and Merger Sub II hereby represent and warrant to Kraft as follows:

SECTION 3.01. Corporate Organization. (a) Heinz. (i) Heinz is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Heinz has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(ii) True and complete copies of the Heinz Charter and the Heinz By-laws, each as in effect as of the date of this Agreement, have previously been made available to Kraft.

(iii) Each Heinz Subsidiary (A) is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of its jurisdiction of organization, (B) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except for such variances from the matters set forth in any of clauses (A), (B) or (C) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(b) Merger Sub I.

(i) A true and complete copy of each of the articles of incorporation and by-laws of Merger Sub I, each as in effect as of the date of this Agreement, has previously been made available to Kraft.

(ii) Merger Sub I is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Except as contemplated by this Agreement, Merger Sub I does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger and the other Transactions. The authorized capital stock of Merger Sub I consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been duly issued, are fully paid and nonassessable and are owned directly by Heinz free and clear of any Liens.

(c) Merger Sub II.

(i) A true and complete copy of each of the certificate of formation and limited liability company agreement of Merger Sub II, each as in effect as of the date of this Agreement, has previously been made available to Kraft.

(ii) Merger Sub II is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Except as contemplated by this Agreement, Merger Sub II does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger and the other Transactions. The authorized limited liability company interests of Merger Sub II consists solely of the Surviving Company Interests, 100% of which are owned directly by Heinz free and clear of any Liens.

SECTION 3.02. Capitalization. (a) Authorized and Issued Shares. (i) As of the date of this Agreement, the authorized Heinz capital stock consists of (A) 4,000,000,000 shares of Heinz Common Stock and (B) 80,000 shares of preferred stock, par value $0.01 per share (the “Heinz Preferred Stock,” and, together with the Heinz Common Stock, the “Heinz Capital Stock”). As of the close of business on March 19, 2015 (such date and time, the “Measurement Date”), (1) 850,954,324 shares of Heinz Common Stock were issued and outstanding, (2) no shares of Heinz Common Stock were held in Heinz’s treasury, (3) 80,000 shares of Heinz Preferred Stock were issued and outstanding, (4) a single warrant with an exercise price of $0.01 per underlying share (the “Heinz Warrant”) was issued and outstanding, entitling the holder thereof, upon exercise, to receive an aggregate of 46,195,652 shares of Heinz Common Stock, (5) 15,575,669 shares of Heinz Common Stock were reserved and available for issuance pursuant to the 2013 Omnibus Incentive Plan (the “Heinz Stock Plan”), (6) 22,948,007 options to purchase Heinz Common Stock pursuant to the Heinz Stock Plan (“Heinz Stock Options”) were outstanding, entitling the holders thereof, upon exercise, to receive an aggregate of 22,948,007 shares of Heinz Common Stock and (7) 122,000 restricted stock units (“Heinz RSUs”) were outstanding, entitling the holders thereof to receive an aggregate of 122,000 shares of Heinz Common Stock. As of the Measurement Date, (I) no shares of capital stock or other voting securities of, (II) other equity or voting interests in or (III) securities convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, capital stock, voting securities or other equity interests in (clauses (I), (II) and (III), collectively, “Equity Interests”) Heinz were issued, reserved for issuance or outstanding except as set forth in this Section 3.02(a)(i). All of the issued and outstanding shares of Heinz Capital Stock are and, at the time of issuance, all such shares that may be issued in connection with the Equity Investment, as Merger Consideration or upon the exercise of, or pursuant to, Heinz Stock Options, Heinz RSUs, the Heinz Stock Plan or Heinz Warrants will be, duly authorized and validly issued and fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the General Corporation Law of the State of Delaware (the “DGCL”), the Heinz Charter, the New Heinz Charter, the Heinz By-laws, the New Heinz By-laws or any Contract to which Heinz is a party or by which it is otherwise bound. From and after the Measurement Date through the date of this Agreement, Heinz has not issued any Equity Interests other than the issuance of Heinz Common Stock upon the exercise of, or pursuant to, Heinz Stock Options, Heinz RSUs and Heinz Warrants outstanding as of the Measurement Date and in accordance with their respective terms in effect at such time.

(ii) As of the date of this Agreement, except for this Agreement, Heinz Stock Options, Heinz RSUs, rights under the Heinz Stock Plan and the Heinz Warrants, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of Heinz or any Heinz Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any Equity Interests of Heinz or any Heinz Subsidiary. Except for Forfeitures and Cashless Settlements in connection with the Heinz Stock Options, the Heinz RSUs and the Heinz Stock Plan, there are not any outstanding obligations of Heinz or any of the Heinz Subsidiaries to directly or indirectly redeem, repurchase or otherwise acquire any Equity Interests in Heinz or any Heinz Subsidiary. Neither Heinz nor any of the Heinz Subsidiaries is party to any agreement with respect to the voting of any capital stock or voting securities of, or voting of other equity interests in, Heinz, other than the Shareholders’ Agreement, dated as of June 7, 2013 (the “Heinz Shareholders’ Agreement”), by and among Heinz, 3G Special Situations Fund III, L.P., Berkshire Hathaway Inc., the Management Shareholders (as defined therein) and the Additional Shareholders (as defined therein). All consents necessary under the Heinz Shareholders’ Agreement for Heinz, Merger Sub I and Merger Sub II to consummate the Merger and the other Transactions have been obtained, and no provision of the Heinz Shareholders’ Agreement does or will prohibit, restrict, limit, prevent or delay Heinz, Merger Sub I or Merger Sub II from consummating the Merger or any of the other Transactions. The Heinz Shareholders’ Agreement will terminate as of the Effective Time without any continuing liabilities or obligations for Heinz.

(iii) Heinz has made available to Kraft a complete and correct list of all Heinz Stock Options and Heinz RSUs outstanding as of the Measurement Date, which includes, with respect to each such Heinz Stock Option or Heinz RSU, the (A) exercise price (if applicable) and (B) number of shares of Heinz Common Stock underlying such award.

(iv) Assuming no exercise of the Heinz Warrants in accordance with their terms prior to the Effective Time, pursuant to the Pre-Closing Heinz Share Conversion and immediately following the Effective Time, the number of shares of Heinz Common Stock issuable upon the exercise of the Heinz Warrants will be 20,480,013.85 shares of Heinz Common Stock.

(v) Pursuant to the Equity Investment (which will occur prior to the Pre-Closing Heinz Share Conversion), Heinz will issue no more than the aggregate number of shares of Heinz Common Stock set forth in the Equity Investment Letters as of the date hereof.

(b) As of the date of this Agreement, no bonds, debentures, notes or other Indebtedness, or securities convertible into or exchangeable for, or other rights to acquire, any such bonds, debentures, notes or other Indebtedness, of Heinz having the right to vote on any matters on which shareholders may vote (“Heinz Voting Debt”) are issued or outstanding.

(c) All of the issued and outstanding Equity Interests of each “significant subsidiary” (as such term is defined under Regulation S-X of the U.S. Securities and Exchange Commission (the “SEC”)) of Heinz are owned by Heinz, directly or indirectly, free and clear of any liens, pledges, charges and security interests and similar encumbrances (“Liens”), other than Liens for Taxes that are not yet due and immaterial Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such Equity Interests (other than restrictions under applicable securities Laws), and all of such Equity Interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for the Equity Interests of the Heinz Subsidiaries, as of the date of this Agreement, Heinz does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other Equity Interest in any Person that constitutes a Substantial Investment. As used in this Agreement, (i) “Subsidiary,” when used with respect to any Person, means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, (A) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (B) a majority of the Equity Interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) the terms “Heinz Subsidiary” and “Kraft Subsidiary” will mean any direct or indirect Subsidiary of Heinz or Kraft, respectively, and (iii) “Substantial Investment,” when used with respect to either party, means a stock or other equity investment having a fair market value or book value in excess of $25,000,000, directly or indirectly, in any Person.

SECTION 3.03. Authority; No Violation. (a) Heinz has full corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other Transactions and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly approved and adopted by the Heinz Board. The Heinz Board has declared the advisability of, and recommended that its shareholders adopt, the New Heinz Charter, and the New Heinz Charter has been adopted by the affirmative consent of holders of the requisite number of outstanding shares of Heinz Common Stock and Heinz Preferred Stock. No corporate proceedings on the part of Heinz or any other vote by the holders of any class or series of Heinz Capital Stock are necessary to approve or adopt this Agreement or to consummate the Merger and the other Transactions (except for the filing of the New Heinz Charter as required by the DGCL). This Agreement has been duly and validly executed and delivered by Heinz and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of Heinz, enforceable against Heinz in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

(b) Neither the execution and delivery of this Agreement by Heinz, Merger Sub I and Merger Sub II nor the consummation by Heinz, Merger Sub I and Merger Sub II of the Merger or the other Transactions, nor compliance by Heinz, Merger Sub I and Merger Sub II with any of the terms or provisions of this Agreement, will (i) violate any provision of the Heinz Charter, the New Heinz Charter, the Heinz By-laws, the New Heinz By-laws, the articles of incorporation or by-laws of Merger Sub I or the certificate of formation or limited liability company agreement of Merger Sub II or (ii) assuming that the consents, approvals and filings referred to in Section 3.04 are duly obtained and/or made, (A) violate any order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) or any statute, code, ordinance, rule, regulation, judgment, order, writ or decree applicable to Heinz, any of the Heinz Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancelation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Heinz or any of the Heinz Subsidiaries under, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, Heinz License, lease, agreement or other instrument or obligation to which Heinz or any of the Heinz Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, (1) in the case of clause (ii)(A), for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz and (2) in the case of clause (ii)(B), for any such violations, conflicts, breaches, defaults, terminations, rights of termination or cancelations, accelerations or Liens that would not, individually and not in the aggregate with any such other violations, conflicts, breaches, defaults, terminations, rights of termination or cancelations, accelerations or Liens, reasonably be expected to have a Material Adverse Effect on Heinz.

(c) Merger Sub I has full corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other Transactions and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly approved by the board of directors of Merger Sub I. The board of directors of Merger Sub I has determined that this Agreement, the Merger and the other Transactions are in the best interests of Merger Sub I and its sole shareholder, adopted this Agreement, recommended that its sole shareholder vote in favor of the approval of this Agreement and directed that this Agreement be submitted to its sole shareholder for approval in connection with the consummation of the Merger and the other Transactions. Except for the approval of this Agreement by Heinz as the sole shareholder of Merger Sub I (and, for the avoidance of doubt, of the Initial Surviving Company in connection with the Subsequent Merger), no other corporate proceeding on the part of Merger Sub I or any other vote by the sole shareholder of Merger Sub I is necessary to approve or adopt this Agreement or to consummate the Merger and the other Transactions (except for the filing of the appropriate merger documents as required by the VSCA). This Agreement has been duly and validly executed and delivered by Merger Sub I and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of Merger Sub I enforceable against Merger Sub I in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

(d) Merger Sub II has full limited liability company power and authority to execute and deliver this Agreement, to consummate the Merger and the other Transactions and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly approved by the executive managers of Merger Sub II. The executive managers of Merger Sub II have determined that this Agreement, the Merger and the other Transactions are in the best interests of Merger Sub II and its sole member, adopted this Agreement, recommended that its sole member vote in favor of the approval of this Agreement and directed that this Agreement be submitted to its sole member for approval in connection with the consummation of the Merger and the other Transactions. Except for the approval of this Agreement by Heinz as the sole member of Merger Sub II, no other limited liability company proceeding on the part of Merger Sub II or any other vote by the sole member of Merger Sub II is necessary to approve or adopt this Agreement or to consummate the Merger and the other Transactions (except for the filing of the appropriate merger documents as required by the VSCA and the DLLCA). This Agreement has been duly and validly executed and delivered by Merger Sub II and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of Merger Sub II enforceable against Merger Sub II in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

SECTION 3.04. Consents and Approvals. Except for (a) the filing with the SEC of a registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus (the “Form S-4”), and declaration of effectiveness of the Form S-4, and the filing with the SEC of such other reports required in connection with the Merger under, and such other compliance with, the Securities Exchange Act of 1934 (the “Exchange Act”), and the Securities Act of 1933 (the “Securities Act”) and the rules and regulations thereunder, (b) the filing of the Articles of Merger and the Articles of Subsequent Merger with the SCC pursuant to the VSCA, the Certificate of Subsequent Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, the New Heinz Charter with the Secretary of State of the State of Delaware pursuant to the DGCL and the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania pursuant to the Pennsylvania Business Corporation Law of 1988 in order to effectuate the merger of the Surviving Company with and into Heinz Company, (c) compliance with notices and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and all other applicable domestic or foreign antitrust Laws and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (collectively, “Antitrust Laws”), (d) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of Heinz Common Stock constituting the Merger Consideration, (e) any filings required under the rules and regulations of NASDAQ or the New York Stock Exchange (the “NYSE”), as applicable, to permit the shares of Heinz Common Stock that are to be issued as the Merger Consideration to be listed thereon and (f) such other consents, approvals, orders, authorizations, registrations, declarations, transfers, waivers, disclaimers, and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz, no consents, approvals of, filings or registrations with, or orders, authorizations or authority of any federal, state, local or foreign government, court of competent jurisdiction, administrative agency, commission or other governmental authority or instrumentality (each, a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by Heinz, Merger Sub I and Merger Sub II of this Agreement and (ii) the consummation by Heinz, Merger Sub I and Merger Sub II of the Transactions.

SECTION 3.05. Reports. Heinz and each of the Heinz Subsidiaries have timely filed all submissions, reports, registrations, schedules, forms, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 29, 2013, with (a) the SEC, (b) any state or other federal regulatory authority (other than any taxing authority, which is covered by Section 3.10) and (c) any foreign regulatory authority (other than any taxing authority, which is covered by Section 3.10) (collectively, “Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith, except in each case where the failure to file such report, registration, schedule, form, statement or other document, or to pay such fees and assessments, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz. No publicly available final registration statement, prospectus, report, form, schedule or definitive proxy statement filed since December 29, 2013, by Heinz or any of the Heinz Subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the “Heinz SEC Reports”), as of the date of such Heinz SEC Report, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date. Since December 29, 2013, as of their respective dates, all Heinz SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations thereunder with respect thereto.

SECTION 3.06. Financial Statements. (a) Prior to the date hereof, Heinz Corporation II has filed with the SEC the consolidated balance sheet of Heinz Corporation II and its Subsidiaries as of December 29, 2013, and December 28, 2014, and the related consolidated statements of operations, cash flows and shareholders’

equity for each of the three years in the period ended December 28, 2014, as reported in Heinz Corporation II’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014, including any amendments thereto filed with the SEC prior to the Measurement Date, filed with the SEC under the Exchange Act, accompanied by the audit report of PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm with respect to Heinz Corporation II for such periods (such balance sheets and statements, the “Heinz Financial Statements”). The consolidated balance sheets of Heinz Corporation II (including the related notes, where applicable) included in the Heinz Financial Statements fairly present, and the consolidated balance sheets of Heinz Corporation II (including the related notes, where applicable) included in the Heinz SEC Reports filed after the date of this Agreement will fairly present, in all material respects the consolidated financial position of Heinz Corporation II and its Subsidiaries as of the dates thereof, and the consolidated statements of operations, cash flows and shareholders’ equity included in the Heinz Financial Statements (including the related notes, where applicable) fairly present, and the consolidated statements of operations, cash flows and shareholders’ equity of Heinz Corporation II included in the Heinz SEC Reports filed after the date of this Agreement will fairly present, in all material respects the results of the consolidated operations and changes in shareholders’ equity and cash flows of Heinz Corporation II and its Subsidiaries for the respective fiscal periods therein set forth (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect); each of such statements (including the related notes, where applicable) complies in all material respects with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared, or will be prepared, as applicable, in all material respects in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

(b) Except (i) for those liabilities that are reflected or reserved against on the most recent audited consolidated balance sheet of Heinz Corporation II or the notes thereto included in the Heinz SEC Reports filed prior to the date of this Agreement, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet and (iii) for liabilities and obligations incurred in connection with this Agreement, Heinz Corporation II and its Subsidiaries do not have any liabilities of any nature that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(c) Neither Heinz nor Heinz Intermediate I engage in any operating or business activities or have any liabilities of any nature, except for (i) the ownership of Heinz Intermediate I Common Stock, in the case of Heinz, and Heinz Corporation II Common Stock, in the case of Heinz Intermediate I, and, in each case, activities and liabilities incidental thereto, (ii) the maintenance of its legal existence and liabilities incidental thereto, (iii) the performance of its obligations with respect to its Equity Interests (including pursuant to the Heinz Stock Plan), (iv) providing indemnification to officers, managers and directors and (v) activities and liabilities contemplated by this Agreement undertaken or incurred, as applicable, in connection with the Merger and the other Transactions. Heinz Company is a direct wholly owned Subsidiary of Heinz Corporation II, which is a direct wholly owned Subsidiary of Heinz Intermediate I, which is a direct wholly owned Subsidiary of Heinz.

SECTION 3.07. Advisors’ Fees. None of Heinz, any Heinz Subsidiary or any of their respective officers or directors has employed any broker, finder, investment banker or financial advisor (each, an “Advisor”), or incurred any liability for any broker’s fees, commissions, finder’s fees or other Advisor fees, in connection with the Merger or other Transactions, other than Lazard Frères & Co. LLC. Heinz retained Lazard Frères & Co. LLC pursuant to an engagement letter and has delivered to Kraft a true and complete copy of such engagement letter. Section 3.07 of the Heinz Disclosure Letter sets forth, as of the date of this Agreement, Heinz’s good faith estimate of the out-of-pocket fees payable by it or any Heinz Subsidiary to Lazard Frères & Co. LLC in connection with this Agreement, the Merger and the other Transactions.

SECTION 3.08. Absence of Certain Changes or Events. (a) Since December 28, 2014, through the date of this Agreement, no event or events or development or developments have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Heinz.

(b) Except in connection with the execution and delivery of this Agreement and the Transactions, from December 28, 2014, through the date of this Agreement, Heinz and the Heinz Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

SECTION 3.09. Legal Proceedings. (a) None of Heinz or any of the Heinz Subsidiaries is a party to any, and there are no pending or, to Heinz’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or reviews of any nature against Heinz or any of the Heinz Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(b) There is no Injunction, judgment or regulatory restriction imposed upon Heinz, any of the Heinz Subsidiaries or the assets of Heinz or any of the Heinz Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

SECTION 3.10. Taxes and Tax Returns. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz: (i) Heinz and the Heinz Subsidiaries have timely filed, taking into account any extensions, all Tax Returns required to be filed by them (all such Tax Returns being accurate and complete) and have paid all Taxes required to be paid by them other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings; (ii) there are no Liens for Taxes on any assets of Heinz or the Heinz Subsidiaries; (iii) no deficiency for any Tax has been asserted or assessed by a taxing authority against Heinz or any of the Heinz Subsidiaries which deficiency has not been paid or is not being contested in good faith in appropriate proceedings; (iv) Heinz and the Heinz Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid; and (v) neither Heinz nor any of the Heinz Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Heinz and the Heinz Subsidiaries).

(b) Within the past five years, neither Heinz nor any of the Heinz Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(c) Heinz is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger and the Subsequent Merger from qualifying for the Intended Tax Treatment.

(d) Neither Heinz nor any of the Heinz Subsidiaries has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable U.S. Treasury Regulations thereunder (or a similar provision of state Law).

SECTION 3.11. Employee Benefit Plans. (a) For purposes of this Agreement, “Heinz Benefit Plan” shall mean each material benefit or compensation plan, program, fund or Contract, including any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, golden parachute, retention, salary continuation, change of control, retirement, pension, profit sharing or fringe benefit plan, program, fund or Contract of any kind (whether written or oral, tax-qualified or non-tax qualified, funded or unfunded, foreign or domestic, active, frozen or terminated) and any related trust, insurance Contract, escrow account or similar funding arrangement, that is sponsored, maintained or contributed to by Heinz or any Heinz Subsidiary (or required to be maintained or contributed to by Heinz or any Heinz Subsidiary) for the benefit of current or former directors, officers or employees of, or consultants to, Heinz or any of the Heinz Subsidiaries or with respect to which Heinz or any of the Heinz Subsidiaries may, directly or indirectly, have any liability.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz, each Heinz Benefit Plan is in compliance with all applicable Laws, including the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Code. The Internal Revenue Service has

determined that each Heinz Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and Heinz is not aware of any event occurring after the date of such determination that would adversely affect such determination, except for any such events that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz. No condition exists that is reasonably likely to subject Heinz or any Heinz ERISA Affiliate to any direct or indirect liability under Title IV of ERISA or to a civil penalty under Section 502(j) of ERISA or liability under Section 4069 of ERISA or Section 4975, 4976, or 4980B of the Code or other liability with respect to the Heinz Benefit Plans, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz. There are no pending or, to Heinz’s knowledge, threatened, claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Heinz Benefit Plans or any trusts related thereto except where such claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(c) Except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz, there is no (i) unfair labor practice, labor dispute or labor arbitration proceeding pending or, to Heinz’s knowledge, threatened against or affecting Heinz or any Heinz Subsidiary or (ii) lockout, strike, slowdown, work stoppage or, to Heinz’s knowledge, threat thereof by or with respect to any employees of Heinz or any Heinz Subsidiary.

(d) Except as provided by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other Transactions (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of Indebtedness or otherwise) becoming due to any current or former director or any employee of Heinz or any Heinz Subsidiary, (ii) increase any benefits otherwise payable under any Heinz Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits or (iv) constitute a “change in control” or similar event for the purposes of any Heinz Benefit Plan.

(e) No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from Heinz or any Heinz Subsidiary as a result of the imposition of any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

(f) Heinz has made available to Kraft a complete and correct list of all Heinz Stock Options and Heinz RSUs outstanding as of the Measurement Date, which includes, with respect to each such Heinz Stock Option or Heinz RSU, the (A) grant date, (B) vesting schedule and (C) expiration date (if applicable) thereof.

SECTION 3.12. Internal Control. Heinz Corporation II has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. Heinz Corporation II (a) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that all information required to be disclosed by Heinz Corporation II in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Heinz Corporation II’s management as appropriate to allow timely decisions regarding required disclosure and (b) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to Heinz Corporation II’s auditors and the board of directors of Heinz Corporation II (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect Heinz Corporation II’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Heinz Corporation II’s internal control over financial reporting. Since December 28, 2014, none of Heinz, Heinz Corporation II’s auditors, the board of directors of Heinz Corporation II or the audit committee of the board of directors of Heinz Corporation II has received any oral or written notification of any matter set forth in the preceding clause (i) or (ii).

SECTION 3.13. Compliance with Laws; Licenses. (a) The businesses of each of Heinz and the Heinz Subsidiaries have been conducted in compliance with all federal, state, local or foreign laws, statutes, ordinances, rules, regulations, judgments, orders, Injunctions, arbitration awards, agency requirements, licenses and permits of all Governmental Entities (each, a “Law” and collectively, “Laws”), except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz. No investigation or review by any Governmental Entity with respect to Heinz or any of the Heinz Subsidiaries is pending or, to Heinz’s knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for any such investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz. Each of Heinz and the Heinz Subsidiaries has all governmental permits, authorizations, registrations, waivers, licenses, franchises, variances, exemptions and orders issued or granted by a Governmental Entity and all other authorizations, consents, certificates of public convenience and/or necessity and approvals issued or granted by a Governmental Entity (collectively, “Licenses” and the terms “Heinz Licenses” and “Kraft Licenses” will mean Licenses of Heinz or any of the Heinz Subsidiaries or Kraft or any of the Kraft Subsidiaries, respectively) necessary to conduct its business as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(b) Heinz and each of the Heinz Subsidiaries are in compliance with (i) their respective obligations under each of the Heinz Licenses and (ii) the rules and regulations of the Governmental Entity issuing such Heinz Licenses, except, in either case, for such failures to be in compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz. There is not pending or, to Heinz’s knowledge, threatened by or before any Governmental Entity any material proceeding, notice of violation, order of forfeiture or complaint or investigation against Heinz or any of the Heinz Subsidiaries relating to any of the Heinz Licenses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz. The actions of the applicable Governmental Entities granting all Heinz Licenses have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to Heinz’s knowledge, threatened, any material application, petition, objection or other pleading with any Governmental Entity that challenges or questions the validity of or any rights of the holder under any Heinz License, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

SECTION 3.14. Certain Contracts. (a) As of the date hereof, neither Heinz nor any of the Heinz Subsidiaries is a party to or bound by any agreement, arrangement, commitment, lease, License, contract, note, mortgage, indenture or other obligation (each, a “Contract”) that would be required to be filed by Heinz Corporation II as a material contract pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act other than such Contracts that have been filed or incorporated by reference in the Heinz SEC Reports filed prior to the date of this Agreement.

(b) Each Contract (i) of the type described in Section 3.14(a) to which Heinz or any Heinz Subsidiary is a party or (ii) filed as an exhibit or incorporated by reference to the Heinz SEC Reports, is referred to as a “Heinz Contract,” and neither Heinz nor any of the Heinz Subsidiaries knows of, or has received notice of, any violation of any Heinz Contract by any of the other parties thereto that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(c) With such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz, (i) each Heinz Contract is valid and binding on Heinz or the applicable Heinz Subsidiary, as applicable, and is in full force and effect, except to the extent it has previously expired in accordance with its terms, (ii) Heinz and each of the Heinz Subsidiaries have performed all obligations required to be performed by them to date under each such Heinz Contract and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Heinz or any of the Heinz Subsidiaries under any such Heinz Contract or give any other party to any such Heinz Contract the right to terminate or cancel such Heinz Contract.

SECTION 3.15. Environmental Liability. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz:

(i) Each of Heinz and the Heinz Subsidiaries possesses and is in compliance with all Environmental Permits necessary to conduct its businesses and operations as currently conducted.

(ii) Each of Heinz and the Heinz Subsidiaries is in compliance with all applicable Environmental Laws, and neither Heinz nor any Heinz Subsidiary has received any (A) communication from any Governmental Entity or other Person that alleges that Heinz or any Heinz Subsidiary has violated or is liable under any Environmental Law or (B) written request for material information pursuant to Section 104(e) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning the disposal of Hazardous Materials.

(iii) There are no Environmental Claims pending or, to Heinz’s knowledge, threatened against Heinz or any of the Heinz Subsidiaries and neither Heinz nor any of the Heinz Subsidiaries has contractually retained or assumed any liabilities or obligations that would reasonably be expected to result in any Environmental Claim against Heinz or any of the Heinz Subsidiaries.

(b) Releases. To Heinz’s knowledge, there have been no Releases of, or exposure to, any Hazardous Materials that would reasonably be expected result in any Environmental Claim that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(c) Definitions.

(i) “Community Right to Know Laws” means the Emergency Planning and Community Right to Know Act of 1986, the California Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and other similar Laws.

(ii) “Environmental Claims” means any and all administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation by any Governmental Entity or other Person alleging responsibility or liability (including responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief) arising out of, based on or related to (x) the presence, Release of, or exposure to, any Hazardous Materials at any location (excluding any claims pursuant to Laws, other than Community Right to Know Laws, relating to food and beverage safety, consumption, packaging and labeling, including the rules and regulations of the Food and Drug Administration) or (y) any failure to comply with any Environmental Law or Environmental Permit.

(iii) “Environmental Laws” means all Laws issued, promulgated or entered into by or with any Governmental Entity relating to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata) or, as it relates to the environment, the Release of or exposure to hazardous or toxic materials or protection of worker health from such exposure, but excluding, for the avoidance of doubt, any Laws (other than Community Right to Know Laws) relating to food and beverage safety, consumption, packaging and labeling, including the rules and regulations of the Food and Drug Administration.

(iv) “Environmental Permits” means all Licenses required under applicable Environmental Laws.

(v) “Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes that in relevant form or concentration are regulated pursuant to any Environmental Law.

(vi) “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

SECTION 3.16. State Takeover Laws. Heinz has never been an “interested shareholder” of Kraft as such term is defined in Section 13.1-725 of the VSCA. The restrictions in Article 14 and Article 14.1 of the VSCA are inapplicable to this Agreement and the Merger and the other Transactions and, to Heinz’s knowledge, there are no other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulations (each, a “Takeover Statute”) applicable to the Merger or the other Transactions.

SECTION 3.17. Heinz Information. The information relating to Heinz and the Heinz Subsidiaries that is provided by Heinz, any of the Heinz Subsidiaries or Heinz’s Representatives for inclusion in the Proxy Statement and the Form S-4, or in any other document filed with any other Regulatory Agency in connection with the Merger and the other Transactions, will not (a) in the case of the Form S-4, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, and (b) in the case of the Proxy Statement, at the date it is first mailed to Kraft’s shareholders or at the time of the Kraft Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Form S-4 and the Proxy Statement (except for such portions thereof that relate only to Kraft or any of the Kraft Subsidiaries) will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

SECTION 3.18. Affiliate Transactions. To Heinz’s knowledge, as of the date of this Agreement, there are no transactions, Contracts or understandings between Heinz or any of the Heinz Subsidiaries, on the one hand and (i) any Person listed in Section 3.18 of the Heinz Disclosure Letter, on the other hand, or (ii) any of Heinz’s other Affiliates (other than wholly owned Heinz Subsidiaries), on the other hand, in the case of the clause (ii), that would be required to be disclosed by Heinz under Item 404 of Regulation S-K under the Securities Act if such disclosure requirements were applicable to Heinz.

SECTION 3.19. Intellectual Property. (a) Heinz and the Heinz Subsidiaries, collectively, own, license or otherwise have the right to use, free and clear of all Liens, all Intellectual Property Rights used in the operation of their respective businesses as currently conducted (collectively, the “Heinz IP Rights”) and such (i) ownership or (ii) right to use the Heinz IP Rights will not be affected by the execution, delivery and performance of this Agreement or the consummation of the Merger and the other Transactions, except, (1) with respect to such ownership of Heinz IP Rights, for any adverse effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz and (2) with respect to such rights to use the Heinz IP Rights, for any adverse effect that would not, individually and not in the aggregate with any other adverse effect on any other rights to use the Heinz IP Rights, reasonably be expected to have a Material Adverse Effect on Heinz. All material issued Patents, registered Trademarks and registered copyrights included in the Registered IP owned by Heinz or any of the Heinz Subsidiaries are subsisting and, to Heinz’s knowledge, valid and enforceable, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(b) (i) To Heinz’s knowledge, the conduct of the business as currently conducted by Heinz and the Heinz Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third Person, and since December 29, 2013, there has been no such claim, action or proceeding asserted or, to Heinz’s knowledge, threatened against Heinz or any of the Heinz Subsidiaries or any indemnitee thereof; (ii) there is no claim, action or proceeding asserted or, to Heinz’s knowledge, threatened against Heinz or any of the Heinz Subsidiaries or any indemnitee thereof concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property Rights claimed to be owned or held by Heinz or any of the Heinz Subsidiaries or used or alleged to be used in the business of Heinz or any of the Heinz Subsidiaries; (iii) none of Heinz or any of the Heinz Subsidiaries have filed or threatened in writing any claim against any third Person alleging that such Person infringes any Heinz IP Right; and (iv) to Heinz’s knowledge, no third Person is infringing any Heinz IP Right, except, in the case of clauses (i), (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(c) Heinz and each of the Heinz Subsidiaries has taken commercially reasonable precautions, consistent with customary practice in their industry, to protect and maintain the confidentiality of nonpublic information relating to material Heinz IP Rights, including material inventions, trade secrets, know-how and other proprietary rights of Heinz and the Heinz Subsidiaries (“Confidential Heinz IP”). Since December 29, 2013, none of Heinz or any of the Heinz Subsidiaries has disclosed any Confidential Heinz IP to any third Person (except in the ordinary course of business consistent with past practice and subject to obligations of confidence) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

(d) Since December 29, 2013, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz, to Heinz’s knowledge (i) Heinz and the Heinz Subsidiaries have complied with (A) all of their respective stated privacy policies, programs and other similar notices and (B) all data protection, privacy and other applicable Laws that concern the collection, retention, storage, recording, processing, transfer, sharing or other disposition or use of any personally identifiable information; and (ii) there have not been any incidents of data security breaches, including any breaches of software, hardware, databases, computer equipment or other information technology.

SECTION 3.20. Quality and Safety of Products. Since December 28, 2014, Heinz has not received any written notice in connection with any product produced, sold or distributed by or on behalf of Heinz or any of the Heinz Subsidiaries of any claim or allegation against Heinz or any of the Heinz Subsidiaries, nor has Heinz or any of the Heinz Subsidiaries been a party or subject to any action, suit or proceeding pending against, or, to Heinz’s knowledge, any action, suit, investigation or proceeding threatened against or affecting, Heinz or any of the Heinz Subsidiaries as a result of manufacturing, storage, quality, packaging or labeling of any product produced, sold or distributed by or on behalf of the Heinz or any of the Heinz Subsidiaries, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz. The manufacturing and storage practices, preparation, ingredients, composition and packaging and labeling for each of the products of Heinz and the Heinz Subsidiaries are in compliance with all applicable Laws, including applicable Laws relating to food and beverage manufacturing, storage, preparation, packaging and labeling, including the rules and regulations of the Food and Drug Administration, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz. Since December 28, 2014, (a) there have been no recalls of any product of Heinz or any of the Heinz Subsidiaries, whether ordered by a Governmental Entity or undertaken voluntarily by Heinz or any of the Heinz Subsidiaries and (b) none of the products of Heinz or any of the Heinz Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz.

SECTION 3.21. Anti-Corruption Laws. Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Heinz:

(a) Heinz and the Heinz Subsidiaries have developed and implemented a compliance program that includes corporate policies and procedures designed to ensure compliance with the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, and all other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”);

(b) In connection with Heinz’s and the Heinz Subsidiaries’ compliance with the Anti-Corruption Laws, there have been no voluntary disclosures under any applicable Anti-Corruption Law;

(c) No Governmental Entity has notified Heinz or any of the Heinz Subsidiaries in writing of any actual or alleged violation or breach of the Anti-Corruption Laws;

(d) Neither Heinz nor any of the Heinz Subsidiaries has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records relating to Heinz’s or the Heinz Subsidiaries’ compliance with the Anti-Corruption Laws, and to Heinz’s knowledge, there is no basis for any such audit, review, inspection, investigation, survey or examination of records;

(e) Neither Heinz nor any of the Heinz Subsidiaries has been or is now under any administrative, civil or criminal charge or indictment or, to Heinz’s knowledge, investigation, alleging noncompliance with the Anti-Corruption Laws, nor, to Heinz’s knowledge, is there any basis for any such charge, indictment or investigation; and

(f) Neither Heinz nor any of the Heinz Subsidiaries has been or is now a party to any administrative or civil litigation alleging noncompliance with the Anti-Corruption Laws, nor, to Heinz’s knowledge, is there any basis for any such proceeding.

SECTION 3.22. Equity Investment. Heinz has delivered to Kraft true, correct and complete copies of executed equity commitment letters (collectively, the “Equity Investment Letters”) from the parties thereto to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (the “Equity Investment”). As of the date hereof, none of the Equity Investment Letters has been amended or modified, no such amendment or modification is contemplated, and the respective obligations and commitments contained in such letters have not been withdrawn, terminated, rescinded, amended or modified in any respect. The Equity Investment Letters are in full force and effect as of the date hereof and each Equity Investment Letter constitutes a valid and binding obligation of Heinz and each other party thereto, enforceable against such party in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies). No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected (a) to constitute a default or breach on the part of Heinz or any other party to the Equity Investment Letters, (b) to Heinz’s knowledge, to result in a failure of any of the conditions to the Equity Investment or (c) to Heinz’s knowledge, to otherwise result in any portion of the Equity Investment being unavailable on the Closing Date. There are no conditions precedent or contingencies to the obligations of the parties under the Equity Investment Letters to make the full amount of the Equity Investment available to Heinz on the terms therein except as expressly set forth in the Equity Investment Letters.

SECTION 3.23. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, none of Heinz, any of its Subsidiaries, Heinz’s Affiliates nor any other Person makes any express or implied representation or warranty on behalf of Heinz, its Subsidiaries or Heinz’s Affiliates or any other Person, and each of Heinz, its Subsidiaries and Heinz’s Affiliates hereby disclaims any such representation or warranty whether by Heinz, its Subsidiaries or its Affiliates.

ARTICLE IV

Representations and Warranties of Kraft

Except as disclosed in the disclosure letter (the “Kraft Disclosure Letter”) delivered by Kraft to Heinz prior to the execution of this Agreement (which letter sets forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Kraft Disclosure Letter relates) or in the Kraft SEC Reports filed and publicly available prior to the date of this Agreement (excluding any disclosures contained in any part of any Kraft SEC Report entitled “Risk Factors,” set forth in any “Forward-Looking Statements” disclaimer or that are similarly cautionary, non-specific or predictive in nature), Kraft hereby represents and warrants to Heinz, Merger Sub I and Merger Sub II as follows:

SECTION 4.01. Corporate Organization. (a) Kraft is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Kraft has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

(b) True and complete copies of the Amended and Restated Articles of Incorporation of Kraft (the “Kraft Charter”) and the Amended and Restated By-laws of Kraft (the “Kraft By-laws”), each as in effect as of the date of this Agreement, have previously been made available to Heinz.

(c) Each Kraft Subsidiary (i) is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except for such variances from the matters set forth in any of clauses (i), (ii) or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

SECTION 4.02. Capitalization. (a) Authorized and Issued Shares. (i) As of the date of this Agreement, the authorized Kraft capital stock consists of (A) 5,000,000,000 shares of Kraft Common Stock and (B) 500,000,000 shares of preferred stock, without par value (the “Kraft Preferred Stock” and, together with the Kraft Common Stock, the “Kraft Capital Stock”). As of the Measurement Date, (1) 588,265,637 shares of Kraft Common Stock were issued and outstanding, (2) 14,394,493 shares of Kraft Common Stock were held in Kraft’s treasury, (3) no shares of Kraft Preferred Stock were issued and outstanding, (4) 11,049,862 shares of Kraft Common Stock were reserved and available for issuance pursuant to the Kraft Employee Stock Purchase Plan (the “ESPP”), (5) 4,844,801 shares of Kraft Common Stock were reserved and available for issuance pursuant to the Kraft Management Stock Purchase Plan (the “MSPP”), (6) 26,952,707 shares of Kraft Common Stock were reserved and available for issuance pursuant to the Kraft 2012 Performance Incentive Plan (the “Kraft Stock Plan”), (7) 35,257 shares of Kraft Common Stock subject to forfeiture or vesting conditions were outstanding (“Kraft Restricted Shares”), (8) 16,144,102 options to purchase Kraft Common Stock pursuant to the Kraft Stock Plan (“Kraft Stock Options”) were outstanding, entitling the holders thereof, upon exercise, to receive an aggregate of 16,144,102 shares of Kraft Common Stock, (9) 21,661 stock appreciation rights in respect of Kraft Common Stock pursuant to the Kraft Stock Plan (“Kraft SARs”) were outstanding, entitling the holders thereof, upon exercise, to receive an aggregate of up to 21,661 shares of Kraft Common Stock, (10) 1,866,212 restricted stock units (“Kraft RSUs”) were outstanding, entitling the holders thereof to receive an aggregate of 1,866,212 shares of Kraft Common Stock, (11) 2,293,921 performance shares (“Kraft Performance Shares”) were outstanding, entitling the holders thereof to receive an aggregate of 2,293,921 shares of Kraft Common Stock at target, (12) 144,625 deferred compensation units (“Kraft DCUs”) were outstanding under the MSPP, entitling the holders thereof to receive an aggregate of 144,625 shares of Kraft Common Stock and (13) 83,707 deferred shares were outstanding, entitling the holders thereof to receive an aggregate of 83,707 shares of Kraft Common Stock (“Kraft Deferred Shares” and, together with the other equity interests referred to in clauses (7) through (12) of this sentence, the “Kraft Equity Awards”). As of the Measurement Date, no Equity Interests in Kraft were issued, reserved for issuance or outstanding except as set forth in this Section 4.02(a)(i). All of the issued and outstanding shares of Kraft Capital Stock are and, at the time of issuance, all such shares that may be issued upon the exercise or vesting of, or pursuant to, Kraft Equity Awards will be, duly authorized and validly issued and fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the VSCA, the Kraft Charter, the Kraft By-laws or any Contract to which Kraft is a party or by which it is otherwise bound. From and after the Measurement Date through the date of this Agreement, Kraft has not issued any Equity Interests other than the issuance of Kraft Common Stock upon the exercise or vesting of, or pursuant to, Kraft Equity Awards outstanding as of the Measurement Date and in accordance with their respective terms in effect at such time.

(ii) As of the date of this Agreement, except for Kraft Stock Options, Kraft SARs, rights under Kraft Equity Awards and the ESPP and this Agreement, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of Kraft or any Kraft Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any Equity Interests of Kraft or any Kraft Subsidiary. Except for Forfeitures and Cashless Settlements in connection with the Kraft Stock Options, Kraft SARs and Kraft Equity Awards and pursuant to the ESPP, there are not any outstanding obligations of Kraft or any of the Kraft Subsidiaries to directly or indirectly redeem, repurchase or otherwise acquire any Equity Interests in Kraft or any Kraft Subsidiary. Neither Kraft nor any of the Kraft Subsidiaries is party to any agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Kraft.

(iii) Kraft has made available to Heinz a complete and correct list of all Kraft Equity Awards outstanding as of the Measurement Date, which includes, with respect to each such Kraft Equity Award, the (A) exercise price (if applicable) and (B) number of shares of Kraft Common Stock underlying such award.

(b) As of the date of this Agreement, no bonds, debentures, notes or other Indebtedness, or securities convertible into or exchangeable for, or other rights to acquire, any such bonds, debentures, notes or other Indebtedness, of Kraft having the right to vote on any matters on which shareholders may vote (“Kraft Voting Debt”) are issued or outstanding.

(c) All of the issued and outstanding Equity Interests of each “significant subsidiary” (as such term is defined under Regulation S-X of the SEC) of Kraft are owned by Kraft, directly or indirectly, free and clear of any Liens, other than Liens for Taxes that are not yet due and immaterial Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such Equity Interests (other than restrictions under applicable securities Laws), and all of such Equity Interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for the Equity Interests of the Kraft Subsidiaries, as of the date of this Agreement, Kraft does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other Equity Interest in any Person that constitutes a Substantial Investment.

SECTION 4.03. Authority; No Violation. (a) Kraft has full corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other Transactions and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly approved by the Kraft Board. The Kraft Board has determined that this Agreement and the Merger and the other Transactions are in the best interests of Kraft and its shareholders, has adopted this Agreement and recommended that its shareholders vote in favor of the approval of this Agreement and has directed that this Agreement be submitted to Kraft’s shareholders for approval at a duly held meeting of such shareholders for such purpose (the “Kraft Shareholders Meeting”). Except for the approval of this Agreement by the affirmative vote of holders of a majority of the outstanding shares of Kraft Common Stock entitled to vote at the Kraft Shareholders Meeting (the “Kraft Shareholder Approval”) (and, for the avoidance of doubt, corporate proceedings of the Initial Surviving Company in connection with the Subsequent Merger), no other corporate proceedings on the part of Kraft or any other vote by the holders of any class or series of Kraft Capital Stock are necessary to approve or adopt this Agreement or to consummate the Merger and the other Transactions (except for the filing of the appropriate merger documents as required by the VSCA). This Agreement has been duly and validly executed and delivered by Kraft and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of Kraft, enforceable against Kraft in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

(b) Neither the execution and delivery of this Agreement by Kraft nor the consummation by Kraft of the Merger or the other Transactions, nor compliance by Kraft with any of the terms or provisions of this Agreement, will (i) violate any provision of the Kraft Charter or the Kraft By-laws or (ii) assuming that the consents, approvals and filings referred to in Section 4.04 are duly obtained and/or made, (A) violate any Injunction or any statute, code, ordinance, rule, regulation, judgment, order, writ or decree applicable to Kraft, any of the Kraft Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancelation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Kraft or any of the Kraft Subsidiaries under, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, Kraft License, lease, agreement or other instrument or obligation to which Kraft or any of the Kraft Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, (1) in the case of clause (ii)(A), for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft and (2) in the case of clause (ii)(B), for any such violations, conflicts, breaches, defaults, terminations, rights of termination or cancelations, accelerations or Liens that would not, individually and not in the aggregate with any such other violations, conflicts, breaches, defaults, terminations, rights of termination or cancelations, accelerations or Liens, reasonably be expected to have a Material Adverse Effect on Kraft.

SECTION 4.04. Consents and Approvals. Except for (a) the filing with the SEC of a proxy statement in definitive form relating to the Kraft Shareholders Meeting (the “Proxy Statement”) and the Form S-4 in which the Proxy Statement will be included as a prospectus, and declaration of effectiveness of the Form S-4, and the filing with the SEC of such other reports required in connection with the Merger under, and such other compliance with, the Exchange Act and the Securities Act and the rules and regulations thereunder, (b) the filing of the Articles of Merger with the SCC pursuant to the VSCA, (c) compliance with notices and filings under the HSR Act and any other Antitrust Laws of any applicable jurisdiction, (d) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of Heinz Common Stock constituting the Merger Consideration, (e) any filings required under the rules and regulations of NASDAQ or the NYSE, as applicable and (f) such other consents, approvals, orders, authorizations, registrations, declarations, transfers, waivers, disclaimers, and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft, no consents, approvals of, filings or registrations with, or orders, authorizations or authority of any Governmental Entity are necessary in connection with (i) the execution and delivery by Kraft of this Agreement and (ii) the consummation by Kraft of the Transactions.

SECTION 4.05. Reports. Kraft and each of the Kraft Subsidiaries have timely filed all submissions, reports, registrations, schedules, forms, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 28, 2013, with the Regulatory Agencies, and have paid all fees and assessments due and payable in connection therewith, except in each case where the failure to file such report, registration, schedule, form, statement or other document, or to pay such fees and assessments, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft. No publicly available final registration statement, prospectus, report, form, schedule or definitive proxy statement filed since December 28, 2013, by Kraft or any of the Kraft Subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the “Kraft SEC Reports”), as of the date of such Kraft SEC Report, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date. Since December 28, 2013, as of their respective dates, all Kraft SEC Reports complied in all material respects with the applicable requirements of the

Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations thereunder with respect thereto.

SECTION 4.06. Financial Statements. (a) Prior to the date hereof, Kraft has filed with the SEC the consolidated balance sheet of Kraft and the Kraft Subsidiaries as of December 28, 2013, and December 27, 2014, and the related consolidated statements of earnings, comprehensive earnings, cash flows and equity for each of the three years in the period ended December 27, 2014, as reported in Kraft’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014, including any amendments thereto filed with the SEC prior to the Measurement Date, filed with the SEC under the Exchange Act, accompanied by the audit report of PwC, the independent registered public accounting firm with respect to Kraft for such periods (such balance sheets and statements, the “Kraft Financial Statements”). The consolidated balance sheets of Kraft (including the related notes, where applicable) included in the Kraft Financial Statements fairly present, and the consolidated balance sheets of Kraft (including the related notes, where applicable) included in the Kraft SEC Reports filed after the date of this Agreement will fairly present, in all material respects the consolidated financial position of Kraft and the Kraft Subsidiaries as of the dates thereof, and the consolidated statements of earnings, comprehensive earnings, cash flows and equity included in the Kraft Financial Statements (including the related notes, where applicable) fairly present, and the consolidated statements of earnings, comprehensive earnings, cash flows and equity included in the Kraft SEC Reports filed after the date of this Agreement (including the related notes, where applicable) will fairly present, in all material respects the results of the consolidated operations and changes in shareholders’ equity and cash flows of Kraft and the Kraft Subsidiaries for the respective fiscal periods therein set forth (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect); each of such statements (including the related notes, where applicable) complies in all material respects with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared, or will be prepared, as applicable, in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

(b) Except (i) for those liabilities that are reflected or reserved against on the most recent audited consolidated balance sheet of Kraft or the notes thereto included in the Kraft SEC Reports filed prior to the date of this Agreement, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet and (iii) for liabilities and obligations incurred in connection with this Agreement, Kraft and the Kraft Subsidiaries do not have any liabilities of any nature that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

SECTION 4.07. Advisors’ Fees. None of Kraft, any Kraft Subsidiary or any of their respective officers or directors has employed any Advisor, or incurred any liability for any broker’s fees, commissions, finder’s fees or other Advisor fees, in connection with the Merger or other Transactions, other than Centerview Partners LLC (“Centerview”). Kraft retained Centerview pursuant to an engagement letter and has delivered to Heinz a true and complete copy of such engagement letter. Section 4.07 of the Kraft Disclosure Letter sets forth, as of the date of this Agreement, Kraft’s good faith estimate of the out-of-pocket fees payable by it or any Kraft Subsidiary to Centerview in connection with this Agreement, the Merger and the other Transactions.

SECTION 4.08. Absence of Certain Changes or Events. (a) Since December 27, 2014, through the date of this Agreement, no event or events or development or developments have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Kraft.

(b) Except in connection with the execution and delivery of this Agreement and the Transactions, from December 27, 2014, through the date of this Agreement, Kraft and the Kraft Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

SECTION 4.09. Legal Proceedings. (a) None of Kraft or any of the Kraft Subsidiaries is a party to any, and there are no pending or, to Kraft’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or reviews of any nature against Kraft or any of the Kraft Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

(b) There is no Injunction, judgment or regulatory restriction imposed upon Kraft, any of the Kraft Subsidiaries or the assets of Kraft or any of the Kraft Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

SECTION 4.10. Taxes and Tax Returns. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft: (i) Kraft and the Kraft Subsidiaries have timely filed, taking into account any extensions, all Tax Returns required to be filed by them (all such Tax Returns being accurate and complete) and have paid all Taxes required to be paid by them other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings; (ii) there are no Liens for Taxes on any assets of Kraft or the Kraft Subsidiaries; (iii) no deficiency for any Tax has been asserted or assessed by a taxing authority against Kraft or any of the Kraft Subsidiaries which deficiency has not been paid or is not being contested in good faith in appropriate proceedings; (iv) Kraft and the Kraft Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid; and (v) neither Kraft nor any of the Kraft Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Kraft and the Kraft Subsidiaries).

(b) Within the past five years, neither Kraft nor any of the Kraft Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code, other than the distribution of Kraft by Mondelez International, Inc. on October 1, 2012.

(c) Kraft is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger and the Subsequent Merger from qualifying for the Intended Tax Treatment.

(d) Neither Kraft nor any of the Kraft Subsidiaries has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable U.S. Treasury Regulations thereunder (or a similar provision of state Law).

SECTION 4.11. Employee Benefit Plans. (a) For purposes of this Agreement, “Kraft Benefit Plan” shall mean each material benefit or compensation plan, program, fund, or Contract, including any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, golden parachute, retention, salary continuation, change of control, retirement, pension, profit sharing or fringe benefit plan, program, fund, or Contract of any kind (whether written or oral, tax-qualified or non-tax qualified, funded or unfunded, foreign or domestic, active, frozen or terminated) and any related trust, insurance Contract, escrow account or similar funding arrangement, that is sponsored, maintained or contributed to by Kraft or any Kraft Subsidiary (or required to be maintained or contributed to by Kraft or any Kraft Subsidiary) for the benefit of current or former directors, officers or employees of, or consultants to, Kraft or any of the Kraft Subsidiaries or with respect to which Kraft or any of the Kraft Subsidiaries may, directly or indirectly, have any liability.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft, each Kraft Benefit Plan is in compliance with all applicable Laws, including ERISA and the Code. The Internal Revenue Service has determined that each Kraft Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and Kraft is aware of no event occurring after the date of such determination that would adversely affect such determination, except for any such events that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft. No condition exists that is reasonably likely to subject Kraft or any Kraft ERISA Affiliate to any direct or indirect liability under Title IV of ERISA or to a civil penalty under Section 502(j) of ERISA or liability under Section 4069 of ERISA or Section 4975, 4976, or 4980B of the Code or other liability with respect to the Kraft

Benefit Plans, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft. There are no pending or to Kraft’s knowledge, threatened, claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Kraft Benefit Plans or any trusts related thereto except where such claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

(c) Except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft, there is no (i) unfair labor practice, labor dispute or labor arbitration proceeding pending or, to Kraft’s knowledge, threatened against or affecting Kraft or any Kraft Subsidiary, or (ii) lockout, strike, slowdown, work stoppage or, to Kraft’s knowledge, threat thereof by or with respect to any employees of Kraft or any Kraft Subsidiary.

(d) Except as provided by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other Transactions (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of Indebtedness or otherwise) becoming due to any current or former director or any employee of Kraft or any Kraft Subsidiary, (ii) increase any benefits otherwise payable under any Kraft Benefit Plan or (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits.

(e) No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from Kraft or any Kraft Subsidiary as a result of the imposition of any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

(f) Kraft has made available to Heinz a complete and correct list of all Kraft Equity Awards outstanding as of the Measurement Date, which includes, with respect to each such Kraft Equity Award, the (A) grant date, (B) vesting schedule and (C) expiration date (if applicable) thereof.

(g) As of the date of this Agreement, Kraft reasonably believes that the aggregate fair market value of shares to be purchased under the ESPP with respect to the offering period ending on March 31, 2015 will not exceed $10,000,000.

SECTION 4.12. Internal Control. Kraft has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. Kraft (a) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that all information required to be disclosed by Kraft in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Kraft’s management as appropriate to allow timely decisions regarding required disclosure and (b) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to Kraft auditors and the Kraft Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect Kraft’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Kraft’s internal control over financial reporting. Since December 27, 2014, none of Kraft, Kraft’s auditors, the Kraft Board or the audit committee of the Kraft Board has received any oral or written notification of any matter set forth in the preceding clause (i) or (ii).

SECTION 4.13. Compliance with Laws; Licenses. (a) The businesses of each of Kraft and the Kraft Subsidiaries have been conducted in compliance with all Laws, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft. No investigation or review by any Governmental Entity with respect to Kraft or any of the Kraft Subsidiaries is pending or, to Kraft’s knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for any such investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft. Each of Kraft and the Kraft Subsidiaries has all Licenses necessary to conduct its business as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

(b) Each of Kraft and each of the Kraft Subsidiaries are in compliance with (i) their respective obligations under each of the Kraft Licenses and (ii) the rules and regulations of the Governmental Entity issuing such Kraft Licenses, except, in either case, for such failures to be in compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft. There is not pending or, to Kraft’s knowledge, threatened by or before any Governmental Entity any material proceeding, notice of violation, order of forfeiture or complaint or investigation against Kraft or any of the Kraft Subsidiaries relating to any of the Kraft Licenses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft. The actions of the applicable Governmental Entities granting all Kraft Licenses have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to Kraft’s knowledge, threatened, any material application, petition, objection or other pleading with any Governmental Entity that challenges or questions the validity of or any rights of the holder under any Kraft License, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

SECTION 4.14. Certain Contracts. (a) As of the date hereof, neither Kraft nor any of the Kraft Subsidiaries is a party to or bound by any Contract that would be required to be filed by Kraft as a material contract pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act other than such Contracts that have been filed or incorporated by reference in the Kraft SEC Reports filed prior to the date of this Agreement.

(b) Each Contract (i) of the type described in Section 4.14(a) to which Kraft or any Kraft Subsidiary is a party or (ii) filed as an exhibit or incorporated by reference to the Kraft SEC Reports, is referred to as an “Kraft Contract,” and neither Kraft nor any of the Kraft Subsidiaries knows of, or has received notice of, any violation of any Kraft Contract by any of the other parties thereto that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

(c) With such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft, (i) each Kraft Contract is valid and binding on Kraft or the applicable Kraft Subsidiary, as applicable, and is in full force and effect, except to the extent it has previously expired in accordance with its terms, (ii) Kraft and each of the Kraft Subsidiaries have performed all obligations required to be performed by it to date under each such Kraft Contract and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Kraft or any of the Kraft Subsidiaries under any such Kraft Contract or give any other party to any such Kraft Contract the right to terminate or cancel such Kraft Contract.

SECTION 4.15. Environmental Liability. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft:

(i) Each of Kraft and the Kraft Subsidiaries possesses and is in compliance with all Environmental Permits necessary to conduct its businesses and operations as currently conducted.

(ii) Each of Kraft and the Kraft Subsidiaries is in compliance with all applicable Environmental Laws, and neither Kraft nor any Kraft Subsidiary has received any (A) communication from any Governmental Entity or other Person that alleges that Kraft or any Kraft Subsidiary has violated or is liable under any Environmental Law or (B) written request for material information pursuant to Section 104(e) of the U.S.

Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning the disposal of Hazardous Materials.

(iii) There are no Environmental Claims pending or, to Kraft’s knowledge, threatened against Kraft or any of the Kraft Subsidiaries and neither Kraft nor any of the Kraft Subsidiaries has contractually retained or assumed any liabilities or obligations that would reasonably be expected to result in any Environmental Claim against Kraft or any of the Kraft Subsidiaries.

(b) Releases. To Kraft’s knowledge, there have been no Releases of, or exposure to, any Hazardous Materials that would reasonably be expected to result in any Environmental Claim that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

SECTION 4.16. State Takeover Laws. Assuming the accuracy of the first sentence in Section 3.16, the Kraft Board has taken all necessary actions so that the restrictions in Article 14 and Article 14.1 of the VSCA are inapplicable to this Agreement and the Merger and the other Transactions and, to Kraft’s knowledge, there are no other Takeover Statutes applicable to the Merger or the other Transactions.

SECTION 4.17. Kraft Information. The information relating to Kraft and the Kraft Subsidiaries that is provided by Kraft, any of the Kraft Subsidiaries or Kraft’s Representatives for inclusion in the Proxy Statement and the Form S-4, or in any other document filed with any other Regulatory Agency in connection with the Merger and the other Transactions, will not (a) in the case of the Form S-4, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, and (b) in the case of the Proxy Statement, at the date it is first mailed to Kraft’s shareholders or at the time of the Kraft Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Form S-4 and the Proxy Statement (except for such portions thereof that relate only to Heinz or any of the Heinz Subsidiaries) will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

SECTION 4.18. Affiliate Transactions. To Kraft’s knowledge, as of the date of this Agreement, there are no transactions, Contracts or understandings between Kraft or any of the Kraft Subsidiaries, on the one hand, and any of Kraft’s Affiliates (other than wholly owned Kraft Subsidiaries), on the other hand, that would be required to be disclosed by Kraft under Item 404 of Regulation S-K under the Securities Act.

SECTION 4.19. Intellectual Property. (a) Kraft and the Kraft Subsidiaries, collectively, own, license or otherwise have the right to use, free and clear of all Liens, all Intellectual Property Rights used in the operation of their respective businesses as currently conducted (collectively, the “Kraft IP Rights”) and such (i) ownership or (ii) right to use the Kraft IP Rights will not be affected by the execution, delivery and performance of this Agreement or the consummation of the Merger and the other Transactions, except (1) with respect to such ownership of Kraft IP Rights, for any adverse effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft and (2) with respect to such rights to use the Kraft IP Rights, for any adverse effect that would not, individually and not in the aggregate with any other adverse effect on any other rights to use the Kraft IP Rights, reasonably be expected to have a Material Adverse Effect on Kraft. All material issued Patents, registered Trademarks and registered copyrights included in the Registered IP owned by Kraft or any of the Kraft Subsidiaries are subsisting and, to Kraft’s knowledge, valid and enforceable, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

(b) (i) To Kraft’s knowledge, the conduct of the business as currently conducted by Kraft and the Kraft Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third Person, and since December 28, 2013, there has been no such claim, action or proceeding asserted or, to Kraft’s knowledge, threatened against Kraft or any of the Kraft Subsidiaries or any indemnitee thereof; (ii) there is no claim, action or proceeding asserted or, to Kraft’s knowledge, threatened against Kraft or any of the Kraft Subsidiaries or any indemnitee thereof concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property Rights claimed to be owned or held by Kraft or any of the Kraft Subsidiaries or used or alleged to be used in the business of Kraft or any of the Kraft Subsidiaries; (iii) none of Kraft or any of the Kraft Subsidiaries have filed or threatened in writing any claim against any third Person alleging that such Person infringes any Kraft IP Right; and (iv) to Kraft’s knowledge, no third Person is infringing any Kraft IP Right, except, in the case of clauses (i), (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

(c) Kraft and each of the Kraft Subsidiaries has taken commercially reasonable precautions, consistent with customary practice in their industry, to protect and maintain the confidentiality of nonpublic information relating to material Kraft IP Rights, including material inventions, trade secrets, know-how and other proprietary rights of Kraft and the Kraft Subsidiaries (“Confidential Kraft IP”). Since December 28, 2013, none of Kraft or any of the Kraft Subsidiaries has disclosed any Confidential Kraft IP to any third Person (except in the ordinary course of business consistent with past practice and subject to obligations of confidence), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

(d) Since December 28, 2013, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft, to Kraft’s knowledge (i) Kraft and the Kraft Subsidiaries have complied with (A) all of their respective stated privacy policies, programs and other similar notices and (B) all data protection, privacy and other applicable Laws that concern the collection, retention, storage, recording, processing, transfer, sharing or other disposition or use of any personally identifiable information, and (ii) there have not been any incidents of data security breaches, including any breaches of software, hardware, databases, computer equipment or other information technology.

SECTION 4.20. Quality and Safety of Products. Since December 27, 2014, Kraft has not received any written notice in connection with any product produced, sold or distributed by or on behalf of Kraft or any of the Kraft Subsidiaries of any claim or allegation against Kraft or any of the Kraft Subsidiaries, nor has Kraft or any of the Kraft Subsidiaries been a party or subject to any action, suit or proceeding pending against, or, to Kraft’s knowledge, any action, suit, investigation or proceeding threatened against or affecting, Kraft or any of the Kraft Subsidiaries as a result of manufacturing, storage, quality, packaging or labeling of any product produced, sold or distributed by or on behalf of Kraft or any of the Kraft Subsidiaries, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft. The manufacturing and storage practices, preparation, ingredients, composition, and packaging and labeling for each of the products of Kraft and the Kraft Subsidiaries are in compliance with all applicable Laws, including applicable Laws relating to food and beverage manufacturing, storage, preparation, packaging and labeling, including the rules and regulations of the Food and Drug Administration, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft. Since December 27, 2014, (a) there have been no recalls of any product of Kraft or any of the Kraft Subsidiaries, whether ordered by a Governmental Entity or undertaken voluntarily by Kraft or any of the Kraft Subsidiaries and (b) none of the products of Kraft or any of the Kraft Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft.

SECTION 4.21. Anti-Corruption Laws. Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Kraft:

(a) Kraft and the Kraft Subsidiaries have developed and implemented a compliance program that includes corporate policies and procedures designed to ensure compliance with the Anti-Corruption Laws;

(b) In connection with Kraft’s and the Kraft Subsidiaries’ compliance with the Anti-Corruption Laws, there have been no voluntary disclosures under any applicable Anti-Corruption Law;

(c) No Governmental Entity has notified Kraft or any of the Kraft Subsidiaries in writing of any actual or alleged violation or breach of the Anti-Corruption Laws;

(d) Neither Kraft nor any of the Kraft Subsidiaries has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records relating to Kraft’s or the Kraft Subsidiaries’ compliance with the Anti-Corruption Laws, and to Kraft’s knowledge, there is no basis for any such audit, review, inspection, investigation, survey or examination of records;

(e) Neither Kraft nor any of the Kraft Subsidiaries has been or is now under any administrative, civil or criminal charge or indictment or, to Kraft’s knowledge, investigation, alleging noncompliance with the Anti-Corruption Laws, nor, to Kraft’s knowledge, is there any basis for any such charge, indictment or investigation; and

(f) Neither Kraft nor any of the Kraft Subsidiaries has been or is now a party to any administrative or civil litigation alleging noncompliance with the Anti-Corruption Laws, nor, to Kraft’s knowledge, is there any basis for any such proceeding.

SECTION 4.22. Fairness Opinion. Prior to the execution of this Agreement, the Kraft Board has received the oral opinion (to be confirmed in writing) of Centerview to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration and the Special Dividend Per Share Amount, taken together (and not separately), is fair, from a financial point of view, to the holders of shares of Kraft Common Stock (other than holders of Kraft Deferred Shares, Kraft Restricted Shares and shares of Kraft Common Stock held by Heinz or its Affiliates). Such opinion has not been amended or rescinded as of the date of this Agreement. Copies of the written opinion of Centerview will be delivered to Heinz for informational purposes only reasonably promptly following receipt thereof by Kraft.

SECTION 4.23. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, none of Kraft, any of its Subsidiaries, Kraft’s Affiliates nor any other Person makes any express or implied representation or warranty on behalf of Kraft, its Subsidiaries or Kraft’s Affiliates or any other Person, and each of Kraft, its Subsidiaries and Kraft’s Affiliates hereby disclaims any such representation or warranty whether by Kraft, its Subsidiaries or its Affiliates.

ARTICLE V

Covenants Relating to Conduct of Business

SECTION 5.01. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as required by Law, as expressly contemplated or permitted by this Agreement, as specifically set forth in Section 5.01 of the Heinz Disclosure Letter or the Kraft Disclosure Letter, as applicable, or as consented to in writing by the other party (such consent not to be unreasonably withheld, conditioned or delayed), each of Heinz and Kraft will, and will cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course in all material respects and (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships. Notwithstanding the foregoing provisions of this Section 5.01, (i) neither party will take any action prohibited by Section 5.02 or Section 5.03, as applicable, in order to satisfy such party’s obligations under this Section 5.01 and (ii) each party shall be deemed not to have failed to satisfy its obligations under this Section 5.01 to the extent such failure resulted, directly or indirectly, from such party’s failure to take any action prohibited by Section 5.02 or Section 5.03, as applicable.

SECTION 5.02. Heinz Forbearances. During the period from the date of this Agreement to the Effective Time, except as required by Law, as expressly contemplated or permitted by this Agreement, as specifically set forth in Section 5.02 of the Heinz Disclosure Letter or as consented to in writing by Kraft (such consent not to be unreasonably withheld, conditioned or delayed), Heinz will not, and will not permit any of the Heinz Subsidiaries to and, solely with respect to Section 5.02(l), will not permit any of its Affiliates to:

(a) incur any Indebtedness, make any loan or advance or enter into any swap or hedging transaction other than any of the following:

(i) Indebtedness incurred under the Heinz Credit Facility in the ordinary course of business;

(ii) Indebtedness applied to refinance, prepay, repurchase or redeem any Indebtedness outstanding as of the date of this Agreement or permitted to be incurred under this Agreement and to pay any related fees and expenses;

(iii) loans or advances made between Heinz and any of the Heinz Subsidiaries or between Heinz Subsidiaries; or

(iv) in the ordinary course of business consistent with past practice: (A) Contracts entered into for purposes of hedging against changes in commodities prices; and (B) Contracts entered into for purposes of hedging against changes in foreign currency exchange rates consistent with Heinz’s current policy with respect to foreign currency exchange rate hedging, in each case providing for forward coverage of no more than twelve months;

(b) adjust, split, combine or reclassify any Heinz Capital Stock, other than pursuant to the Pre-Closing Heinz Share Conversion;

(c) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its Equity Interests, except (i) dividends paid by any of the Heinz Subsidiaries to Heinz or to any of its Subsidiaries, (ii) any “Regular Quarterly Dividends”, “Past Due Dividends” and “Additional Dividends” (each as defined in the Heinz Charter) made, declared or paid on Heinz Preferred Stock outstanding on the date of this Agreement pursuant to and in compliance with the terms of the Heinz Preferred Stock as in effect on the date of this Agreement and (iii) Forfeitures and Cashless Settlements in connection with the Heinz Stock Plan, Heinz Stock Options and Heinz RSUs;

(d) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (i) any Equity Interests of Heinz or any Heinz Subsidiary or any Heinz Voting Debt or (ii) any rights that are linked in any way to the price of any capital stock of, or to the value of or of any part of, or to any dividends or distributions paid on any capital stock of, Heinz or any Heinz Subsidiary, except (A) pursuant to the exercise of Heinz Stock Options or settlement of Heinz RSUs outstanding as of the date of this Agreement, (B) for issuances by a wholly owned Heinz Subsidiary of such Subsidiary’s capital stock to Heinz or another wholly owned Heinz Subsidiary, (C) in accordance with the terms of the Heinz Warrants as in effect on the date of this Agreement, (D) in accordance with the Equity Investment Letters and (E) pursuant to the Pre-Closing Heinz Share Conversion;

(e) (i) increase in any manner the compensation or benefits of any of its directors, officers or employees, or enter into, establish, amend or terminate any Heinz Benefit Plan for or in respect of any shareholder, officer, director, other employee, agent, consultant or Affiliate other than (A) as required pursuant to the terms of Heinz Benefit Plans as in effect on the date of this Agreement or (B) increases in salaries and wages of employees who are below the level of Employee Director made in the ordinary course of business consistent with past practice (provided, for the avoidance of doubt, that such increases may result in corresponding increases to such employees’ incentive compensation), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Heinz Benefit Plan or (iii) hire any Person to be employed by Heinz or any of the Heinz Subsidiaries at the level of Employee Director or above. In the event Heinz seeks from Kraft any consent under, or waiver of the obligations contained in, this Section 5.02(e), each of Heinz and Kraft shall designate one or more Persons to serve as point people for purposes of discussing and considering such consent or waiver and any such additional requests therefor made by Heinz;

(f) with respect to any Heinz Benefit Plan that is a Defined Benefit Plan, (i) materially change any actuarial or other assumption used to calculate funding obligations or liabilities with respect to any such Heinz Benefit Plan, (ii) modify any policy, rule, structure or regulation applicable to any such Heinz Benefit Plan, (iii) take any other action with respect to any such Heinz Benefit Plan that would increase the liabilities under such plan, other than any actions taken in the ordinary course of business consistent with past practice and that have an immaterial effect (determined by reference to the change in individual participant benefit levels or benefit accruals and not by reference to Heinz Defined Benefit Plan liabilities taken as a whole), (iv) change the manner in which contributions to any such Heinz Benefit Plan are made or the basis on which such contributions are determined or (v) in the case of any such Heinz Benefit Plan with respect to which investment decisions are controlled by Heinz or any Heinz Subsidiary, change the asset allocation strategy of any such plan other than, in each of clauses (i) through (v), as required by applicable Law;

(g) (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets in any transaction or series of transactions to any Person other than Heinz or a Heinz Subsidiary, other than in the ordinary course of business consistent with past practice or (ii) cancel, release or assign to any such Person any material Indebtedness or any material claim held by Heinz or any Heinz Subsidiary, other than in the ordinary course of business consistent with past practice;

(h) enter into any new line of business that is material to Heinz and the Heinz Subsidiaries, taken as a whole;

(i) settle any claim, action or proceeding if such settlement would require any payment by Heinz or any of the Heinz Subsidiaries of an amount in excess of $10,000,000 individually or $25,000,000 in the aggregate or would obligate Heinz or any of the Heinz Subsidiaries to take any material action or impose any material restrictions on the business of Heinz or any of the Heinz Subsidiaries;

(j) directly or indirectly make, or agree to directly or indirectly make, any acquisition or investment either by merger, consolidation, purchase of stock or securities, contributions to capital, property transfers, or by purchase of any property or assets of any other Person, or make any capital expenditures, in each case other than (i) investments in Heinz Subsidiaries, (ii) acquisitions of, or improvements to, assets used in the operations of Heinz and the Heinz Subsidiaries in the ordinary course of business, (iii) short-term investments of cash in marketable securities in the ordinary course of business and (iv) capital expenditures in accordance with the capital expenditures plan set forth in Section 5.02(j) of the Heinz Disclosure Letter;

(k) (i) amend the Heinz Charter or the Heinz By-laws, except as contemplated by Section 6.13, (ii) amend the similar organizational documents of any material Heinz Subsidiary in any material respect or (iii) otherwise take any action to exempt any Person (other than Kraft or the Kraft Subsidiaries), or any action taken by any such Person, from any Takeover Statute or similarly restrictive provisions of its organizational documents;

(l) enter into or amend any Contract or take any other action if such Contract, amendment or action would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other Transactions;

(m) implement or adopt any material change in its Tax accounting or financial accounting policies, practices or methods, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(n) enter into or amend (i) any transaction, Contract or understanding with any Person listed in Section 3.18 of the Heinz Disclosure Letter or (ii) any material Contract to the extent the consummation of the

Transactions or compliance by Heinz, Merger Sub I or Merger Sub II with the provisions of this Agreement would reasonably be expected to violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or cancelation under, accelerate the performance required by, or result in the creation of any Lien upon any of the material properties or assets of Heinz or any of the Heinz Subsidiaries under, any provision of such Contract (in the case of entry into a new Contract) or amendment;

(o) except pursuant to the exercise of the fiduciary duties of the Heinz Board or as consented to by Kraft, retain any Advisors in connection with the Merger or the other Transactions; or

(p) agree, commit, resolve or propose to take any of the actions prohibited by this Section 5.02.

SECTION 5.03. Kraft Forbearances. During the period from the date of this Agreement to the Effective Time, except as required by Law, as expressly contemplated or permitted by this Agreement, as specifically set forth in Section 5.03 of the Kraft Disclosure Letter or as consented to in writing by Heinz (such consent not to be unreasonably withheld, conditioned or delayed), Kraft will not, and will not permit any of the Kraft Subsidiaries to:

(a) incur any Indebtedness or make any loan or advance or enter into any swap or hedging transaction other than any of the following:

(i) Indebtedness incurred under the Kraft Credit Facility in the ordinary course of business; provided that any Indebtedness incurred under Section 5.03(a)(ii) shall reduce the amount of Indebtedness Kraft would otherwise be permitted to incur under this Section 5.03(a)(i) on a dollar-for-dollar basis;

(ii) Indebtedness in an aggregate amount up to $600,000,000 incurred pursuant to any of the commercial paper facilities set forth on Section 5.03(a)(ii) of the Kraft Disclosure Letter (in addition to any Indebtedness incurred pursuant to any such facilities pursuant to Section 5.03(a)(iii) below);

(iii) Indebtedness in an aggregate amount up to $1,400,000,000 incurred to refinance, prepay, repurchase or redeem any Indebtedness falling due prior to the End Date on such terms as shall be determined by Kraft in its sole discretion after reasonable consultation with Heinz;

(iv) loans or advances made between Kraft and any of the Kraft Subsidiaries or between Kraft Subsidiaries; or

(v) in the ordinary course of business consistent with past practice: (A) Contracts entered into for purposes of hedging against changes in commodities prices; and (B) Contracts entered into for purposes of hedging against changes in foreign currency exchange rates in accordance with Kraft’s current policy with respect to foreign currency exchange rate hedging, in each case providing for coverage of no more than forward nine months;

(b) adjust, split, combine or reclassify any Kraft Capital Stock;

(c) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any of its Equity Interests, except (i) regular quarterly dividends in an amount not to exceed $0.55 per share of Kraft Common Stock in any fiscal quarter, in each case with a record date not more than 2 days prior to the anniversary of the record date of Kraft’s regular quarterly dividend for the corresponding quarter of the previous fiscal year, and otherwise in accordance with Kraft’s past practice (provided that, subject to compliance with the other terms of this clause (i), the quarterly dividend may be increased to an amount not to exceed $0.5775 per share of Kraft Common Stock for and after Kraft’s 2015 third quarter dividend), (ii) dividends paid by any of the Kraft Subsidiaries to Kraft or to any of its Subsidiaries,

(iii) the declaration of the Special Dividend and (iv) Forfeitures and Cashless Settlements in connection with Kraft Equity Awards and Kraft Stock Options or SARs;

(d) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (i) any Equity Interests of Kraft or any Kraft Subsidiary or any Kraft Voting Debt or (ii) any rights that are linked in any way to the price of any capital stock of, or to the value of or of any part of, or to any dividends or distributions paid on any capital stock of, Kraft or any Kraft Subsidiary, except (A) pursuant to the exercise of Kraft Stock Options or Kraft SARs or the settlement of other Kraft Equity Awards outstanding as of the date of this Agreement and (B) for issuances by a wholly owned Kraft Subsidiary of such Subsidiary’s capital stock to Kraft or another wholly owned Kraft Subsidiary;

(e) (i) increase in any manner the compensation or benefits of any of its directors, officers or employees, or enter into, establish, amend or terminate any Kraft Benefit Plan for or in respect of any shareholder, officer, director, other employee, agent, consultant or Affiliate other than (A) as required pursuant to the terms Kraft Benefit Plans in effect on the date of this Agreement or (B) increases in salaries and wages of employees who are below the level of Employee Director made in the ordinary course of business consistent with past practice (provided, for the avoidance of doubt, that such increases may result in corresponding increases to such employees’ incentive compensation), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Kraft Benefit Plan or (iii) hire any Person to be employed by Kraft or any of the Kraft Subsidiaries at the level of Employee Director or above. In the event Kraft seeks from Heinz any consent under, or waiver of the obligations contained in, this Section 5.03(e), each of Heinz and Kraft shall designate one or more Persons to serve as point people for the purpose of discussing and considering such consent or waiver and any such additional requests therefor made by Kraft;

(f) with respect to any Kraft Benefit Plan that is a Defined Benefit Plan, (i) materially change any actuarial or other assumption used to calculate funding obligations or liabilities with respect to any such Kraft Benefit Plan, (ii) modify any policy, rule, structure or regulation applicable to any such Kraft Benefit Plan, (iii) take any other action with respect to any such Kraft Benefit Plan that would increase the liabilities under such plan, other than any actions taken in the ordinary course of business consistent with past practice and that have an immaterial effect (determined by reference to the change in individual participant benefit levels or benefit accruals and not by reference to Kraft Defined Benefit Plan liabilities taken as a whole), (iv) change the manner in which contributions to any such Kraft Benefit Plan are made or the basis on which such contributions are determined or (v) in the case of any such Kraft Benefit Plan with respect to which investment decisions are controlled by Kraft or any Kraft Subsidiary, change the asset allocation strategy of any such plan other than, in each case of clauses (i) through (v), as required by applicable Law;

(g) (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets in any transaction or series of transactions to any Person other than Kraft or an Kraft Subsidiary, other than in the ordinary course of business consistent with past practice, or (ii) cancel, release or assign to any such Person any material Indebtedness or any material claim held by Kraft or any Kraft Subsidiary, other than in the ordinary course of business consistent with past practice;

(h) enter into any new line of business that is material to Kraft and the Kraft Subsidiaries, taken as a whole;

(i) settle any claim, action or proceeding if such settlement would require any payment by Kraft or any of the Kraft Subsidiaries of an amount in excess of $10,000,000 individually or $25,000,000 in the aggregate, or would obligate Kraft or any of the Kraft Subsidiaries to take any material action or impose any material restrictions on the business of Kraft or any of the Kraft Subsidiaries;

(j) directly or indirectly make, or agree to directly or indirectly make, any acquisition or investment either by merger, consolidation, purchase of stock or securities, contributions to capital, property transfers, or by purchase of any property or assets of any other Person, or make any capital expenditures, in each case other than (i) investments in Kraft Subsidiaries, (ii) acquisitions of, or improvements to, assets used in the operations of Kraft and the Kraft Subsidiaries in the ordinary course of business, (iii) short-term investments of cash in marketable securities in the ordinary course of business and (iv) capital expenditures in accordance with the capital expenditures plan set forth in Section 5.03(j) of the Kraft Disclosure Letter;

(k) (i) amend the Kraft Charter or the Kraft By-laws or (ii) amend the similar organizational documents of any material Kraft Subsidiary in any material respect;

(l) enter into or amend any Contract or take any other action if such Contract, amendment or action would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other Transactions, other than in accordance with the terms of Section 5.05;

(m) implement or adopt any material change in its Tax accounting or financial accounting policies, practices or methods, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(n) enter into or amend any material Contract to the extent the consummation of the Transactions or compliance by Kraft with the provisions of this Agreement would reasonably be expected to violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or cancelation under, accelerate the performance required by, or result in the creation of any Lien upon any of the material properties or assets of Kraft or any of the Kraft Subsidiaries under, any provision of such Contract (in the case of entry into a new Contract) or amendment;

(o) except pursuant to the exercise of the fiduciary duties of the Kraft Board or as consented to by Heinz, retain any Advisors in connection with the Merger or the other Transactions; or

(p) agree, commit, resolve or propose to take any of the actions prohibited by this Section 5.03.

SECTION 5.04. Control of Other Party’s Business. Nothing contained in this Agreement will give Heinz, directly or indirectly, the right to control Kraft or any of the Kraft Subsidiaries or direct the business or operations of Kraft or any of the Kraft Subsidiaries prior to the Effective Time. Nothing contained in this Agreement will give Kraft, directly or indirectly, the right to control Heinz or any of the Heinz Subsidiaries or direct the business or operations of Heinz or any of the Heinz Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Heinz and Kraft will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations and the operations of its respective Subsidiaries. Nothing in this Agreement, including any of the actions, rights or restrictions set forth herein, will be interpreted in such a way as to place Kraft or Heinz in violation of any rule, regulation or policy of any Regulatory Agency or applicable Law.

SECTION 5.05. No Solicitation. (a) Kraft will not, will cause the Kraft Subsidiaries not to, will cause each Kraft Transaction Representative not to, and will use its reasonable best efforts to cause each External Kraft Transaction Representative not to, and on becoming aware of it will use its best efforts to stop any such Person from continuing to, directly or indirectly, (i) solicit, initiate or knowingly facilitate any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, a Takeover Proposal, (ii) engage or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information in connection with, or for the purpose of facilitating, any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, a Takeover Proposal or (iii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar agreement (other than an Acceptable Confidentiality Agreement) regarding, or that is intended to result in, or would reasonably be expected to lead to, any Takeover Proposal (an “Acquisition Agreement”). Kraft will, will cause the Kraft Subsidiaries to, will cause each Kraft Transaction Representative to, and will use its reasonable best efforts to cause each External Kraft Transaction Representative, to immediately cease any solicitation, discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished to any Person in connection with a Takeover Proposal and immediately terminate all physical and electronic dataroom access previously granted to any such Person, its Subsidiaries or its Representatives.

(b) As used in this Agreement, “Takeover Proposal” means any proposal or offer from any Person or group with respect to, in a single transaction or series of related transactions, any (i) direct or indirect acquisition of 20% or more of the consolidated assets of Kraft and the Kraft Subsidiaries (based on the fair market value thereof), or assets comprising 20% or more of the consolidated revenues, net income or EBITDA of Kraft and the Kraft Subsidiaries, including in any such case through the acquisition of one or more Kraft Subsidiaries owning such assets, (ii) direct or indirect acquisition of 20% or more of the outstanding Kraft Common Stock or the outstanding voting power of Kraft (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such Kraft Common Stock or other securities representing such voting power), (iii) tender offer or exchange offer that if consummated would result, directly or indirectly, in any Person or group (or the shareholders of any Person or group) beneficially owning 20% or more of the outstanding Kraft Common Stock or the outstanding voting power of Kraft or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Kraft or any Kraft Subsidiary which would result in any Person or group (or the shareholders of any Person or group) beneficially owning, directly or indirectly, 20% or more of the outstanding voting power of Kraft or of the surviving entity in a merger involving Kraft or the resulting direct or indirect parent of Kraft or such surviving entity (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, securities representing such voting power). For the avoidance of doubt, the Merger and the other Transactions shall not be deemed a Takeover Proposal. Wherever the term “group” is used in this Agreement, it used as defined in Rule 13d-3 under the Exchange Act.

(c) Kraft will promptly (but in any event within 24 hours) (i) notify Heinz in writing in the event that Kraft or any of its Subsidiaries or Kraft Transaction Representatives receives a Takeover Proposal and (ii) provide to Heinz (x) an unredacted copy of any such Takeover Proposal made in writing (including any financing commitments or other agreements related thereto) and unredacted copies of all other material written materials constituting or containing terms or conditions with respect to such Takeover Proposal exchanged between Kraft (or any of its Subsidiaries or any Kraft Transaction Representatives) and such Person (or any of its Affiliates or its or their Representatives) or otherwise received by Kraft (or any of its Subsidiaries or any Kraft Transaction Representatives), in each case in connection with such Takeover Proposal (except for redactions of proprietary information of such Person that does not relate to the material terms or conditions of such Takeover Proposal) and (y) a written summary of all material terms and conditions of any such Takeover Proposal to the extent not made in writing (and in each case including the identity of the Person or group making such Takeover Proposal). From and after such notification, Kraft will keep Heinz informed on a prompt basis of any material developments with respect to any such Takeover Proposal (including any changes to the material terms or conditions thereof) or any material substantive discussions or negotiations relating thereto. Kraft will not, and will cause the Kraft Subsidiaries not to, enter into any confidentiality or similar agreement with any Person that prohibits Kraft from providing to Heinz any of the information required to be provided to Heinz under this Section 5.05 within the time periods contemplated hereby.

(d) Notwithstanding anything contained in this Section 5.05 to the contrary, if at any time prior to obtaining the Kraft Shareholder Approval, Kraft or any of its Subsidiaries or Kraft Transaction Representatives receives a bona fide written Takeover Proposal, which Takeover Proposal did not result in any material respect from a breach of this Section 5.05, and the Kraft Board or any committee thereof determines in good faith, after consultation with its financial advisor and outside counsel, that such Takeover Proposal constitutes or is reasonably likely to lead to a Superior Proposal and the failure to take the actions in (x) or (y) below regarding such Takeover Proposal would be reasonably likely to be inconsistent with its fiduciary duties under applicable

Law, then Kraft, its Subsidiaries and the Kraft Transaction Representatives may, following written notice to Heinz, (x) enter into an Acceptable Confidentiality Agreement with the Person or group making the Takeover Proposal and thereafter furnish pursuant to such Acceptable Confidentiality Agreement information (including non-public information) with respect to Kraft and the Kraft Subsidiaries to the Person or group making such Takeover Proposal; provided that Kraft shall promptly (but in any event within 24 hours) provide to Heinz any information that is provided to any Person or group given such access which was not previously provided to Heinz and (y) engage in or otherwise participate in discussions or negotiations with the Person or group making such Takeover Proposal.

(e) For purposes of this Agreement, the term “Superior Proposal” means any bona fide written Takeover Proposal, which Takeover Proposal did not result in any material respect from a breach of this Section 5.05, made by a third party and which, if consummated, would result in such third party (or in the case of a direct merger between such third party and Kraft, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Kraft Common Stock or more than 50% of the consolidated assets of Kraft and the Kraft Subsidiaries (based on the fair market value thereof), including in any such case through the acquisition of one or more Kraft Subsidiaries owning such assets, for consideration consisting of cash and/or securities that the Kraft Board or any committee thereof determines in good faith (after consultation with its financial advisor and outside counsel) is more favorable to Kraft’s shareholders from a financial point of view than the Transactions, taking into account any changes to the terms of the Transactions irrevocably proposed by Heinz in response to such offer or otherwise and all legal, regulatory, financial and other aspects of such proposal and of this Agreement deemed relevant by the Kraft Board or any such committee in good faith.

(f) Neither the Kraft Board nor any committee thereof will (i) withhold, withdraw or modify in a manner adverse to Heinz the recommendation to shareholders of Kraft that they give the Kraft Shareholder Approval, (ii) recommend or approve the approval of, or publicly propose to recommend or approve the approval of, any Takeover Proposal, (iii) refrain from recommending against any Takeover Proposal that is a tender offer or exchange offer within ten Business Days after the commencement thereof (each such action set forth in clauses (i), (ii) and (iii) being referred to herein as an “Adverse Recommendation Change”) or (iv) enter into or propose publicly to execute or enter into (or cause or permit Kraft or any Kraft Subsidiary to execute or enter into or propose publicly to execute or enter into) an Acquisition Agreement (other than any Acceptable Confidentiality Agreement entered into in accordance with this Section 5.05). Notwithstanding anything to the contrary in this Section 5.05, prior to the time the Kraft Shareholder Approval is obtained, but not after, the Kraft Board or any committee thereof may (I) make an Adverse Recommendation Change or (II) cause Kraft to enter into an Acquisition Agreement with respect to a Takeover Proposal, which Takeover Proposal did not result in any material respect from a breach of this Section 5.05 and terminate this Agreement pursuant to Section 8.01(h), in either case if the Kraft Board or any committee thereof determines in good faith, after consultation with its financial advisor and outside counsel, that (A) to do otherwise would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law and (B) in the case of clause (I) where the Adverse Recommendation Change is made in response to a Takeover Proposal or in the case of clause (II), that such Takeover Proposal constitutes a Superior Proposal; provided that the Kraft Board (or any committee thereof) shall not, and shall cause Kraft not to, take any action set forth in clause (I) or clause (II) unless (1) Kraft has provided written notice to Heinz (a “Notice of Adverse Recommendation Change”) advising Heinz that the Kraft Board (or such committee) intends to take such action and the reasons therefor, (2) in the case of any Notice of Adverse Recommendation Change provided in connection with a Takeover Proposal, such Notice of Adverse Recommendation Change specifies the material terms and conditions of such Superior Proposal, identifying the Person or Persons making such Superior Proposal and including a copy of the most current version of the agreement or proposal and all material related documentation with respect to such Superior Proposal, (3) a period of at least four Business Days has elapsed following Heinz’s receipt of such Notice of Adverse Recommendation Change (it being understood that any amendment or modification (other than an immaterial amendment or modification) to any of the terms of a Takeover Proposal that is the basis for such proposed action shall require a new Notice of Adverse Recommendation Change and an additional three calendar day period), (4) if requested by Heinz, Kraft has negotiated, and has caused its Subsidiaries and Kraft Transaction Representatives to

negotiate, in good faith with Heinz during such four Business Day period (as extended pursuant to clause (3)) with respect to any changes to the terms of this Agreement proposed by Heinz during such period and (5) taking into account any changes to the terms of this Agreement irrevocably proposed by Heinz, the Kraft Board or any committee thereof has determined in good faith, after consultation with its financial advisor and outside counsel, that the failure to take such action would continue to be reasonably likely to be inconsistent with its fiduciary duties under applicable Law and that, in the case of any Notice of Adverse Recommendation Change provided in connection with a Takeover Proposal, the Takeover Proposal would continue to constitute a Superior Proposal if such changes irrevocably offered by Heinz were to be given effect; and provided, further that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect unless the termination is in accordance with Section 8.01(h) and Kraft pays Heinz the Termination Fee in accordance with Section 6.08 prior to or substantially concurrently with such termination.

(g) (i) Nothing contained in this Agreement (including this Section 5.05) will prohibit Kraft or the Kraft Subsidiaries or the Kraft Board or any committee thereof from (a) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (b) making any “stop, look and listen” communication to the shareholders of Kraft pursuant to Rule 14d-9(b) promulgated under the Exchange Act and (ii) no disclosure that the Kraft Board or any committee thereof may determine (after consultation with its outside counsel) that Kraft is required to make under applicable Law will constitute a violation of this Agreement; provided that neither the Kraft Board nor any committee thereof shall make an Adverse Recommendation Change except in accordance with Section 5.05(f).

(h) It is understood that any violation of the restrictions set forth in this Section 5.05 by any Kraft Transaction Representative or by an Kraft Subsidiary will be deemed to be a breach of this Section 5.05 by Kraft.

ARTICLE VI

Additional Agreements

SECTION 6.01. Preparation of the Form S-4 and the Proxy Statement; Shareholder Approvals. (a) Kraft shall use its reasonable best efforts to prepare and file with the SEC the Proxy Statement, and Heinz shall use its reasonable best efforts to prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus, in each case as promptly as practicable following the date of this Agreement and in any event within three Business Days following the completion of all historical and pro forma financial statements required to be included in the Form S-4. Heinz and Kraft shall each use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of Heinz and Kraft shall furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement. Each of Heinz and Kraft shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Proxy Statement and shall provide the other with copies of all correspondence between it, its Subsidiaries and its Representatives, on the one hand, and the SEC, on the other hand, with respect thereto. Each of Heinz and Kraft shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or Proxy Statement, as applicable. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto), in the case of Heinz, or mailing the Proxy Statement (or any amendment or supplement thereto), in the case of Kraft, or responding to any comments of the SEC with respect thereto, each of Heinz and Kraft shall (i) provide the other party an opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (ii) include in such document or response all comments reasonably proposed by the other. Heinz shall advise Kraft, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of Heinz Common Stock constituting Merger Consideration for offering or sale in any jurisdiction, and each of Heinz and Kraft shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of Heinz and

Kraft shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “Blue Sky” laws and the rules and regulations thereunder in connection with the Merger and the issuance of Heinz Common Stock constituting Merger Consideration.

(b) If, prior to the Effective Time, any event occurs with respect to Kraft or any Kraft Subsidiary, or any change occurs with respect to other information supplied by Kraft for inclusion in the Proxy Statement or Form S-4, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, Kraft shall promptly notify Heinz of such event, and Kraft and Heinz shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to Kraft’s shareholders. Nothing in this Section 6.01(b) shall limit the obligations of any party under Section 6.01(a).

(c) If, prior to the Effective Time, any event occurs with respect to Heinz or any Heinz Subsidiary or Affiliate of Heinz, or any change occurs with respect to other information supplied by Heinz for inclusion in the Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, Heinz shall promptly notify Kraft of such event, and Heinz and Kraft shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to Kraft’s shareholders. Nothing in this Section 6.01(c) shall limit the obligations of any party under Section 6.01(a).

(d) Promptly following the execution of this Agreement (but in no event later than one day after the date of this Agreement), Heinz, as the sole shareholder of Merger Sub I and the sole member of Merger Sub II, shall execute and deliver written consents approving this Agreement in accordance with the VSCA and the DLLCA, as applicable, and provide copies of such written consents to Kraft.

(e) Kraft shall (i) as soon as reasonably practicable (but in any event within five Business Days) following the date on which the Form S-4 is declared effective under the Securities Act and the SEC staff advises that it has no further comments on the Proxy Statement or that Kraft may commence mailing the Proxy Statement, duly call and give notice of, and commence mailing of the Proxy Statement to the holders of Kraft Common Stock as of the record date established for, the Kraft Shareholders Meeting and (ii) as soon as reasonably practicable (but in any event within 35 days) following the commencement of the mailing of the Proxy Statement pursuant to clause (i) above, convene and hold the Kraft Shareholders Meeting; provided that Kraft may adjourn or postpone the Kraft Shareholders Meeting to a later date to the extent Kraft believes in good faith that such adjournment or postponement is reasonably necessary (i) to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Kraft Common Stock within a reasonable amount of time in advance of the Kraft Shareholders Meeting, (ii) to allow reasonable additional time to solicit additional proxies necessary to obtain the Kraft Shareholder Approval, (iii) to ensure that there are sufficient shares of Kraft Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Kraft Shareholders Meeting or (iv) otherwise to comply with applicable Law. Kraft shall use its reasonable best efforts to solicit the Kraft Shareholder Approval and shall, through the Kraft Board, recommend to its shareholders that they give the Kraft Shareholder Approval and shall include such recommendation in the Proxy Statement, except to the extent that the Kraft Board shall have made an Adverse Recommendation Change as permitted by Section 5.05(f).

SECTION 6.02. Access to Information; Confidentiality. Upon reasonable notice and subject to applicable Law, each of Kraft and Heinz shall, and shall cause each of their respective Subsidiaries to, afford to the other party and such other party’s Subsidiaries and their Representatives reasonable access during the period prior to the Effective Time to all their respective properties, books, Contracts, personnel and records and, during such period, each of Kraft and Heinz shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party all information concerning its business, finances, properties and personnel as such other party may reasonably request; provided that either party may withhold any document or information

(a) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement (or entered into after the date of this Agreement in the ordinary course of business) and in accordance with Section 5.05 (provided that the withholding party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (b) the disclosure of which would violate any Law or fiduciary duty (provided that the withholding party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or fiduciary duty) or (c) that is subject to any attorney-client privilege (provided that the withholding party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of attorney-client privilege). If any material is withheld by such party pursuant to the proviso to the preceding sentence, such party shall inform the other party as to the general nature of what is being withheld. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated January 29, 2015, between Kraft and Heinz Company (the “Confidentiality Agreement”).

SECTION 6.03. Required Actions. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall (and shall cause each of their respective Subsidiaries to) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to consummate and make effective, as promptly as practicable, the Merger and the other Transactions in accordance with the terms hereof.

(b) Without limiting the generality of Section 6.03(a), each of Heinz and Kraft shall (i) take all action necessary to ensure that no Takeover Statute or similar statute or regulation is or becomes applicable to this Agreement or any Transaction and (ii) if any Takeover Statute or similar statute or regulation becomes applicable to this Agreement or any Transaction, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement.

(c) Without limiting the generality of Section 6.03(a), each of Heinz and Kraft shall, and, to the extent any of Heinz’s Affiliates are required to under applicable Laws, Heinz shall cause such Affiliates to, (i) provide all necessary notices, reports, registrations, submissions of information, applications and other filings, and obtain as promptly as practicable all consents, licenses, permits, waivers, approvals, clearances and authorizations orders of, or nonactions by (collectively, “Consents”), any Governmental Entity and any other Person that are required to be effected or obtained by Heinz, Merger Sub I, Merger Sub II or Kraft, or any of their respective Subsidiaries, in connection with the consummation of the Transactions, and take all necessary actions to obtain any such Consents from any Governmental Entity that are required to be so effected or obtained, (ii) prosecute all such filings and Consents with all appropriate diligence, (iii) furnish all information required to be furnished in connection with the Consents of or filings with any Governmental Entity, and promptly cooperate with and furnish information in connection with any such requirements imposed upon either of them or any of their respective Subsidiaries in connection with this Agreement and the Transactions, (iv) execute and deliver any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement, (v) facilitate obtaining any final order, writ, judgment or decree approving the Transactions consistent with this Agreement, (vi) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (vii) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other in doing, all things necessary to avoid or eliminate each and every legal impediment that may be asserted by any Governmental Entity so as to enable the parties hereto to consummate and make effective, as promptly as practicable, the Merger and the other Transactions in accordance with the terms hereof, including proposing, negotiating, committing to and effecting any terms, conditions, obligations, commitments or liabilities or the entry into any other arrangements, as are necessary or reasonably advisable in order to obtain the Consents, avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any Injunction (whether temporary, preliminary or permanent) that would otherwise have the effect of materially delaying or preventing the consummation of the Merger and the other Transactions (subject, in the case of this clause (vii), to the proviso set forth in Section 6.03(d) below), in the case of each of clauses (i) through (vii), other than with respect to notices, reports, registrations, submissions, applications and other filings, Consents, lawsuits or other legal proceedings relating to or under the HSR Act or any other Antitrust Law, which are dealt with in Section 6.03(d) below.

(d) Without limiting the generality of Section 6.03(a) or Section 6.03(c), each of Heinz and Kraft shall, and, to the extent any of Heinz’s Affiliates are required to under applicable Laws, Heinz shall cause such Affiliates to, (i) as promptly as reasonably practicable (but in no event later than ten Business Days after the date of this Agreement) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions, (ii) as promptly as practicable make all filings and deliver all notices required under all other Antitrust Laws, (iii) thereafter as promptly as practicable make all other submissions with respect to the Transactions required under the HSR Act and any other Antitrust Law and supply any additional information and documentary material that may be requested pursuant to the HSR Act and any other Antitrust Law (and, in response to any request for any additional information and documentary material under the HSR Act, take all necessary actions to be in substantial compliance with the requirements thereof as promptly as practicable after the receipt thereof) and (iv) subject to the proviso in the second following sentence and to the last sentence of this Section 6.03(d), take all necessary actions to cause the expiration or termination of the applicable waiting periods under the HSR Act or to obtain any Consents required under any other Antitrust Laws as soon as practicable after the date hereof. Both of Heinz and Kraft shall use their reasonable best efforts to cause any such filings to be in substantial compliance with the requirements of the HSR Act or any other applicable Antitrust Law. Each of Heinz and Kraft shall (and shall cause each of their respective Subsidiaries to) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other in doing, all things necessary to avoid or eliminate each and every legal impediment (including by defending through litigation on the merits) under any applicable Antitrust Law that may be asserted by any Governmental Entity or any other Person so as to enable the parties hereto to consummate and make effective, as promptly as practicable, the Merger and the other Transactions in accordance with the terms hereof, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divestiture or disposition of their assets, properties or businesses, and the entrance into such other arrangements (all of the foregoing being referred to as “Remedy Actions”), as are necessary or reasonably advisable in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any Injunction (whether temporary, preliminary or permanent) that would otherwise have the effect of materially delaying or preventing the consummation of the Merger and the other Transactions (it being understood that Heinz, in full consultation with Kraft, will coordinate and direct activities, if any, with Governmental Entities and third parties relating to such Remedy Actions in each case in accordance with the requirements of, and subject to the limitations set forth in, this Section 6.03(d)); provided that, notwithstanding the foregoing or any other provision of this Agreement to the contrary, nothing contained in this Agreement shall require or obligate Heinz, Kraft or any of their Subsidiaries to agree to or otherwise be required to commit to, execute or consummate any such sale, divestiture, disposition or arrangement or other Remedy Action, if doing so would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Heinz, Kraft and their respective Subsidiaries, taken as a whole. Nothing in this Section 6.03 shall require any party to take or agree to take any such action with respect to its business or operations pursuant to this Section 6.03 unless the effectiveness of such agreement or action is conditioned upon the Closing (and Kraft shall not take or agree to take any action with respect to its business or operations pursuant to this Section 6.03 without the prior written consent of Heinz (such consent not to be withheld, conditioned or delayed if doing so would be inconsistent with Heinz’s obligations hereunder)). For the avoidance of doubt and notwithstanding anything to the contrary in this Section 6.03 or elsewhere in this Agreement, none of 3G Capital Ltd., Berkshire Hathaway Inc. or any of their respective Affiliates (in each case other than Heinz and its Subsidiaries) shall be required (and none of Heinz, Merger Sub I or Merger Sub II will have any obligation to cause them) to sell, divest or dispose of, or enter into any other arrangements or take any other Remedy Action with respect to, their assets, properties or businesses pursuant to this Section 6.03 or any other provision of this Agreement.

(e) Subject to applicable Law and the instructions of any Governmental Entity, Heinz and Kraft shall each advise the other promptly, but in any event within two Business Days, of (and shall promptly furnish the other with copies of) any notice or other communication received by such party or any of its Affiliates from any Governmental Entity regarding any of the Transactions, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with any Governmental Entity in connection with the Transactions, and each party shall generally keep the other apprised of the status of matters relating to completion of the Transactions. Subject to applicable Law, neither Heinz nor Kraft shall permit any of its respective Subsidiaries or Representatives to participate in any substantive or material meeting or telephone conversation with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Transactions unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate in such meeting or conversation. Each of Heinz and Kraft shall (i) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or any of the Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (ii) subject to applicable Law, furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and their respective Subsidiaries and Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement and the Transactions.

(f) Heinz shall use its reasonable best efforts to cause the shares of Heinz Common Stock to be issued as Merger Consideration and any shares of Heinz Common Stock issuable following the Effective Time in respect of the awards described in Section 6.04 and Section 6.11 to be approved for listing on NASDAQ or the NYSE, as selected by Heinz in consultation with Kraft, subject to official notice of issuance prior to the Closing Date.

(g) Kraft shall give Heinz the opportunity to participate in the defense or settlement of any shareholder litigation against Kraft or its directors relating to the Merger and the other Transactions, and no such settlement shall be agreed to by Kraft without the prior written consent of Heinz (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 6.04. Kraft Stock Plan. (a) Prior to the Effective Time, the Kraft Board (or, if appropriate, any committee thereof administering the Kraft Stock Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i) Each Kraft Restricted Share that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into (A) a share of restricted Heinz Common Stock, subject to the same terms and conditions as were applicable to such Kraft Restricted Share immediately prior to the Effective Time and (B) the right to receive the Special Dividend Per Share Amount in accordance with Section 6.15.

(ii) Each Kraft RSU that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into (A) a restricted stock unit, subject to the same terms and conditions as were applicable to such Kraft RSU immediately prior to the Effective Time, with respect to a number of shares of Heinz Common Stock equal to the number of shares of Kraft Common Stock underlying such award and (B) the right to receive a cash payment equal to the Special Dividend Per Share Amount no later than 30 days following the Effective Time.

(iii) Each Kraft DCU that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into (A) a deferred compensation unit, subject to the same terms and conditions as were applicable to such Kraft DCU immediately prior to the Effective Time, with respect to a number of shares of Heinz Common Stock equal to the number of shares of Kraft Common Stock underlying such award and (B) the right to receive a cash payment equal to the Special Dividend Per Share Amount no later than 30 days following the Effective Time.

(iv) Each Kraft Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be adjusted into an option to purchase, subject to the same terms and conditions as were applicable to such Kraft Stock Option immediately prior to the Effective Time (including applicable vesting conditions but excluding the number of shares subject to such Kraft Stock Option and the exercise price of such Kraft Stock Option), (A) that number of shares of Kraft Common Stock, rounded down to the nearest whole share, equal to the quotient determined by dividing (1) the total number of shares of Kraft Common Stock subject to such Kraft Stock Option immediately prior to the Effective Time by (2) the Option Adjustment Ratio and (B) at a per-share exercise price, rounded up to the nearest whole cent, equal to the product determined by multiplying (1) the exercise price per share of Kraft Common Stock at which such Kraft Stock Option was exercisable immediately prior to the Effective Time by (2) the Option Adjustment Ratio (each Kraft Stock Option so adjusted, an “Adjusted Kraft Stock Option”). For the avoidance of doubt, all Adjusted Kraft Stock Options that will vest upon the consummation of the Merger pursuant to their terms as of the date of this Agreement will be converted into vested options to purchase shares of Heinz Common Stock as provided in the preceding sentence. For purposes of this Agreement, the “Option Adjustment Ratio” shall mean the quotient determined by dividing (A) the closing price of Heinz Common Stock on the first trading day following the Closing (as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source mutually selected by Heinz and Kraft) by (B) the closing price of Kraft Common Stock on the trading day immediately prior to the trading day on which the Kraft Common Stock trades ex-dividend with respect to the Special Dividend, or if the Kraft Common Stock does not ever trade ex-dividend, on the trading day immediately prior to the Closing (as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source mutually selected by Heinz and Kraft) (the “Final Kraft Pre-Dividend Price”). Notwithstanding the forgoing, the exercise price and the number of shares of Heinz Common Stock purchasable pursuant to the Kraft Stock Options shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of any Kraft Stock Option to which Section 422 of the Code applies, the exercise price and the number of shares of Heinz Common Stock purchasable pursuant to such option shall be determined subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

(v) Each Kraft SAR, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be adjusted into a stock appreciation right with respect to, subject to the same terms and conditions as were applicable to such Kraft SAR immediately prior to the Effective Time (including applicable vesting conditions but excluding the number of shares subject to such stock appreciation right and the reference price of such Kraft SAR), (A) that number of shares of Kraft Common Stock, rounded down to the nearest whole share, equal to the quotient determined by dividing (1) the total number of shares of Kraft Common Stock subject to such Kraft SAR immediately prior to the Effective Time by (2) the Option Adjustment Ratio and (B) at a per-share reference price, rounded up to the nearest whole cent, equal to the product determined by multiplying (1) the reference price per share of Kraft SAR at which such Kraft SAR was exercisable immediately prior to the Effective Time by (2) the Option Adjustment Ratio. Notwithstanding the foregoing, the reference price and the number of shares of Heinz Common Stock subject to the Kraft SARs shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of any Kraft SAR to which Section 422 of the Code applies, the reference price and the number of shares of Heinz Common Stock subject to such stock appreciation right shall be determined subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

(vi) Each Kraft Deferred Share that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, (A) be converted into a deferred share subject to the same terms and conditions as were applicable to such award immediately prior to the Effective Time, with respect to a number of shares of Heinz Common Stock equal to the number of shares of Kraft Common Stock underlying such award and (B) accrue additional deferred shares in respect of the Special Dividend in accordance with the terms of the Kraft Stock Plan, the applicable award agreement thereunder or past practice with respect to such accruals as discussed in the Kraft SEC Reports.

(vii) Each award of Kraft Performance Shares that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into the right to receive a cash payment equal to the target number of Kraft Performance Shares subject to such award multiplied by the Final Kraft Pre-Dividend Price (the “Performance Share Amount”), paid as follows: (A) a pro-rata payment equal to the Performance Share Amount multiplied by a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of the applicable performance period to the Closing Date, and the denominator of which is the total number of months in such performance period, will be paid no later than 30 days following the Effective Time and (B) the remaining portion of the Performance Share Amount will be paid on the earlier of (1) the first anniversary of the Closing Date, subject to the holder’s continued employment with Heinz, the Heinz Company or either of their respective Subsidiaries, or (2) the holder’s termination of employment without “Cause” (as defined in the Kraft Stock Plan) or, in the case of a holder who is a participant in the Kraft Change in Control Severance Plan for Key Executives (the “Kraft CIC Plan”), resignation for “Good Reason” (as defined in the Kraft CIC Plan) (each such type of termination, a “Qualifying Termination”); provided, however, that in the event that a holder’s employment with Heinz, the Heinz Company or either of their respective Subsidiaries terminates following the Closing Date for reasons other than a Qualifying Termination, such holder’s right to receive the payment specified in clause (B) above shall terminate.

(b) For the avoidance of doubt, each outstanding unvested award under the Kraft Stock Plan that converts into an unvested award with respect to Heinz Common Stock pursuant to Section 6.04(a) above shall remain eligible for accelerated vesting in connection with certain terminations of service on or following the Closing Date as provided by Section 6(a)(iv) of the Kraft Stock Plan, subject to all applicable terms and conditions thereof.

(c) The Kraft Board (or, if appropriate, any committee of the Kraft Board administering the ESPP) shall adopt such resolutions or take such other actions as may be required to provide that with respect to the ESPP (i) no offering period shall be commenced after the offering period that will commence on April 1, 2015, and no participant shall be entitled to begin participating in the ESPP after the date of this Agreement, (ii) each participant’s outstanding right to purchase Kraft Common Stock under the ESPP shall terminate on the earlier of (A) September 30, 2015 or (B) any “New Purchase Date” (as defined in the ESPP) occurring prior to the Effective Time as may be determined by Kraft under the terms of the ESPP; provided that (1) all amounts allocated to each participant’s account under the ESPP as of such date shall thereupon be used to purchase whole shares at the applicable price determined under the terms of the ESPP for such offering period using such date as the final purchase date for each such offering period and (2) all such shares delivered in respect of such purchases shall be purchased by Kraft on the open market prior to the distribution of the Proxy Statement and (iii) the ESPP shall terminate prior to the Effective Time.

(d) At the Effective Time, Heinz shall assume the Kraft Stock Plan and MSPP and all obligations of Kraft under the Kraft Stock Plan and MSPP; provided, however, that Kraft shall not permit any deferral elections to be made under the MSPP after the date of this Agreement. As soon as practicable after the Effective Time, Heinz shall deliver appropriate notices setting forth such holders’ rights pursuant to this Section 6.04, and the agreements evidencing awards held by such holders shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.04 after giving effect to the Merger).

(e) Heinz shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Heinz Common Stock for delivery upon exercise or settlement of the awards described in Section 6.04 and Section 6.11. As soon as reasonably practicable after the Effective Time, to the extent necessary, Heinz shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Heinz Common Stock underlying the awards described in Section 6.04 and Section 6.11 and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such awards remain outstanding.

SECTION 6.05. Employee Matters. (a) Heinz agrees that each employee of Kraft and its Subsidiaries at the Effective Time who continues to be employed with Heinz, Heinz Company or either of their respective Subsidiaries (a “Continuing Employee”) shall, during the period commencing at the Effective Time and ending on December 31, 2015, be provided with (i) base salary or base wage that is no less favorable than the base salary or base wage provided by Kraft and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash bonus and long-term incentive opportunities that are no less favorable than the target annual cash bonus and long-term incentive opportunities provided by Kraft and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (iii) defined contribution retirement, pension and welfare benefits that are no less favorable in the aggregate than those provided by Kraft and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time and (iv) severance benefits that are no less favorable than the severance benefits provided by Kraft and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time. Heinz further agrees that each Continuing Employee shall (A) during calendar year 2016, be provided with (1) base salary or base wage that is no less favorable than the base salary or base wage provided by Kraft and its Subsidiaries to such Continuing Employee immediately prior to the Effective Time, (2) a target annual cash bonus opportunity that is no less favorable than the target annual cash bonus opportunity provided by Kraft and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time and (3) employee benefits that are no less favorable in the aggregate than either (x) those provided by Kraft immediately prior to the Effective Time or (y) if such Continuing Employee becomes eligible to participate in Heinz Benefit Plans, those provided to similarly-situated employees of Heinz and (B) during the period commencing on January 1, 2016, and ending on the first anniversary of the Closing Date, severance benefits that are no less favorable than the severance benefits provided by Kraft and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time. Notwithstanding the foregoing, the requirements of this Section 6.05(a) shall not apply to Continuing Employees who are covered by a collective bargaining agreement.

(b) Heinz shall, or shall cause the Heinz Company or another of Heinz’s Affiliates to, pay annual cash performance bonuses for 2015 (“2015 Bonuses”) to each Kraft employee who, as of the date of this Agreement, was granted an opportunity to receive such a bonus (a “Bonus Eligible Employee”) in such amount and at such time as determined in accordance with this Section 6.05(b).

(i) Except as set forth in Section 6.05(b)(ii) or Section 6.05(b)(iii), 2015 Bonuses shall be based on individual performance goals deemed met and achievement of corporate performance goals at the greater of target or actual performance achieved through the Closing Date (“Best Performance”) and paid at such time as Kraft generally paid such bonuses in the ordinary course (after December 31, 2015, but no later than March 15, 2016).

(ii) For any Bonus Eligible Employee who experiences a Qualifying Termination on or prior to December 31, 2015, 2015 Bonuses shall be based on Best Performance, pro-rated for the number of full or partial months elapsed in 2015 prior to the Qualifying Termination and paid upon the Qualifying Termination.

(iii) For any Bonus Eligible Employee who experiences a termination of employment (other than a Qualifying Termination) on or prior to December 31, 2015, 2015 Bonuses shall be based on the Bonus Eligible Employee’s target bonus opportunity, pro-rated for the number of full or partial months elapsed in 2015 prior to the Closing Date and paid at such time as Kraft generally paid such bonuses in the ordinary course (after December 31, 2015, but no later than March 15, 2016).

(c) Heinz shall, or shall cause Heinz Company or another of Heinz’s Affiliates to, (1) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Heinz or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (2) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (3) give each Continuing Employee service credit for such Continuing Employee’s employment with Heinz and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Heinz Benefit Plan, as if such service had been performed with Heinz and its Subsidiaries, except for benefit accrual under defined benefit pension plans or to the extent it would result in a duplication of benefits.

(d) Heinz acknowledges that the consummation of the Merger shall be a “change in control” for purposes of the Kraft Benefit Plans and shall, or shall cause Heinz Company or another of Heinz’s Affiliates to, honor all employee benefit obligations to current and former employees under the Kraft Benefit Plans in accordance with their terms.

(e) Nothing contained in this Agreement is intended to (1) be treated as an amendment of any particular Kraft Benefit Plan, (2) prevent Heinz, Heinz Company or any of their Affiliates from amending or terminating any of their benefit plans in accordance with their terms, (3) prevent Heinz, Heinz Company or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (4) create any third-party beneficiary rights in any employee of Kraft or Heinz or any of their respective Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any employee of Kraft and its Subsidiaries by Kraft or any Continuing Employee by Heinz, Heinz Company or any of their Affiliates or under any benefit plan which Heinz, Heinz Company or any of their Affiliates may maintain.

SECTION 6.06. Debt Matters. (a) Each of Heinz and Kraft shall, shall cause their respective Subsidiaries to, and shall use reasonable best efforts to cause their respective Representatives to, provide reasonable cooperation with the other party in connection with the refinancing of the Specified Notes on the Closing Date (if not refinanced before by Kraft) and the Kraft Credit Facility on the Closing Date (the “Kraft Debt Refinancing”).

(b) Kraft shall, shall cause the Kraft Subsidiaries to, and shall use its reasonable best efforts to cause their respective Representatives to, provide reasonable cooperation with Heinz in arranging, consummating and funding any other financing deemed reasonably necessary or advisable by Heinz in connection with the Transactions, including, in each case, making Kraft’s officers available to the arrangers and potential lenders of any such financings for a reasonable number of meetings at reasonable times, and providing all information reasonably requested by the arrangers and potential lenders of any such financings.

(c) Kraft shall use its reasonable best efforts to cause the administrative agent under the Kraft Credit Facility, by no later than the third Business Day prior to the Closing Date, to deliver to Kraft a customary payoff letter or similar document specifying the aggregate amount of obligations (including principal, interest, fees, expenses and other amounts payable under the Kraft Credit Facility) that will be outstanding as of the Closing Date.

(d) Notwithstanding any other provision in this Section 6.06 (but subject to the following sentence), (i) neither Kraft nor any Kraft Subsidiary shall be required to incur any monetary liability in connection with any financing or other arrangements contemplated under this Section 6.06 prior to the Closing or to cause any such arrangements to become effective or be funded prior to the Closing, (ii) nothing in this Section 6.06 shall require action to the extent that it would (A) cause any condition to Closing set forth herein to not be satisfied or otherwise cause any breach of this Agreement, (B) require Kraft or any Kraft Subsidiary to take any action that would conflict with or violate any organizational documents or would be reasonably expected to violate any Law or result in a breach of, or default under, any Contract or (C) unreasonably interfere in the operations of Kraft and the Kraft Subsidiaries, (iii) no Representative of Kraft or the Kraft Subsidiaries shall be required to take any corporate actions or provide approvals in connection with any financing or refinancing, (iv) neither Kraft nor any of the Kraft Subsidiaries shall be required to execute prior to the Closing any definitive financing documents and (v) Heinz, Merger Sub I and Merger Sub II shall jointly and severally indemnify, defend and hold harmless Kraft and its Representatives, from and against any liability or obligation to any Person in connection with any action required or requested under this Section 6.06. The provisions of this Section 6.06(d) shall not apply to any refinancing of the Specified Notes undertaken by Kraft prior to the Closing Date.

SECTION 6.07. Indemnification and Directors and Officers Insurance. (a) From and after the Effective Time, Heinz and Heinz Company (as successor to the Surviving Company and the Initial Surviving Company) shall indemnify and hold harmless, to the fullest extent that would have been permitted under the Laws applicable to Kraft prior to the Effective Time (and shall also advance expenses as incurred to the fullest extent permitted under such applicable Law; provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each current or former director or officer of Kraft or any Kraft Subsidiary (in each case, when acting in such capacity) (each, an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Transactions.

(b) The rights of the Indemnified Parties under this Section 6.07 shall be in addition to any rights such Indemnified Parties may have under the articles of incorporation or by-laws or comparable organizational documents of Kraft or any Kraft Subsidiary, or under any applicable Contracts or Laws. All obligations in respect of all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring prior to the Effective Time now existing in favor of any Indemnified Party shall be assumed, at the Effective Time, by the Initial Surviving Company and, at the Subsequent Effective Time, by the Surviving Company, and shall survive the Merger and the Subsequent Merger and continue in full force and effect in accordance with their terms. Heinz shall cause (i) the Initial Surviving Company, (ii) following the Subsequent Merger, the Surviving Company and (iii) following the merger of the Surviving Company with and into Heinz Company, Heinz Company, to assume and perform all such obligations.

(c) For the benefit of Kraft’s current and former directors and officers, Kraft shall be permitted, prior to the Effective Time, and if Kraft fails to do so, Heinz shall cause Heinz Company (as successor to the Surviving Company and the Initial Surviving Company), to obtain and fully pay the premium, subject to the maximum annual premium referred to in the first proviso to this Section 6.07(c), for the extension of (i) the directors’ and officers’ liability coverage of Kraft’s existing directors’ and officers’ insurance policies and (ii) Kraft’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the Effective Time that shall be from an insurance carrier with the same or better credit rating as Kraft’s insurance carrier as of the date hereof with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable as Kraft’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement, the Merger or the other Transactions). If Kraft and Heinz Company for any reason fail to obtain such “tail” insurance policies as of the Effective Time, Heinz Company shall, and Heinz shall cause Heinz Company to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O insurance in place as of the date of this Agreement with benefits and levels of coverage at least as favorable as provided in Kraft’s existing policies as of the date of this Agreement, or Heinz Company shall, and Heinz shall cause Heinz Company to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in Kraft’s existing policies as of the date of this Agreement; provided, however, that in no event shall Heinz or Heinz Company be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by Kraft for such insurance; and, provided, further that if the annual premiums of such insurance coverage exceed such amount, Heinz Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Heinz shall cause the D&O Insurance to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by Heinz Company (as successor to the Surviving Company and the Initial Surviving Company).

(d) The provisions of this Section 6.07 will survive the Effective Time and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs. After the Effective Time, Heinz Company (as successor to the Surviving Company and the Initial Surviving Company) will pay or cause to be paid (as incurred) all expenses, including reasonable attorneys’ fees and expenses, that an Indemnified Party may incur in enforcing the indemnity and other obligations provided for in this Section 6.07 (subject to reimbursement to the extent the Indemnified Party is subsequently determined not to be entitled to indemnification under Section 6.07(a)).

(e) If Heinz Company (as successor to the Surviving Company and the Initial Surviving Company), Heinz or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of Heinz Company will assume the obligations set forth in this Section 6.07.

SECTION 6.08. Fees and Expenses. (a) Except as provided in this Section 6.08, all costs and expenses incurred in connection with this Agreement, the Merger and the other Transactions will be paid by the party incurring such costs and expenses; provided that Heinz and Kraft shall share equally all fees and expenses in relation to the printing and filing of the Form S-4 and the printing, filing and distribution of the Proxy Statement, other than attorneys’ and accountants’ fees and expenses.

(b) In the event that:

(i) (A) a bona fide Takeover Proposal shall have been made directly to Kraft’s shareholders or any Person shall have publicly announced a Takeover Proposal or any Takeover Proposal otherwise becomes publicly known after the date hereof and prior to the Kraft Shareholders Meeting and thereafter, (B) (1) this Agreement is terminated by either Heinz or Kraft pursuant to Section 8.01(c) or 8.01(d) or (2) this Agreement is terminated by Heinz pursuant to Section 8.01(e) and (C) Kraft (1) enters into a definitive agreement with respect to a transaction contemplated by a Takeover Proposal or (2) consummates such a transaction (whether or not the same Takeover Proposal that is referenced in clause (A)), in each case, within 12 months of the date this Agreement is terminated (for purposes of this Section 6.08(b)(i)(C) only, each reference in the definition of “Takeover Proposal” to “20% or more” being deemed to be “more than 35%”, in the event the definitive agreement or transaction in respect of such Takeover Proposal is entered into or consummated, as applicable, with the same Person (or any of its Affiliates) that made or announced the Takeover Proposal that is referenced in clause (A) or “more than 50%”, if otherwise);

(ii) this Agreement is terminated by Kraft pursuant to Section 8.01(h); or

(iii) this Agreement is terminated by Heinz pursuant to Section 8.01(g), other than in circumstances where (1) the Adverse Recommendation Change was made as a result of a Material Adverse Effect on Heinz and (2) prior to the date of the Adverse Recommendation Change, no Takeover Proposal had been received by Kraft of any of its Subsidiaries;

then Kraft will pay Heinz a fee equal to $1,200,000,000 (the “Termination Fee”), less the amount of the Expense Fee (if any) previously paid by Kraft to Heinz pursuant to the following paragraph, by wire transfer of same day funds to an account designated by Heinz, in the case of a termination referred to in Section 6.08(b)(i), substantially concurrently with or prior to the earlier of the entering into of the definitive agreement or the consummation of the transaction referred to therein, in the case of a termination referred to in Section 6.08(b)(ii), substantially concurrently with or prior to, such termination and, in the case of a termination by Heinz referred to in Section 6.08(b)(iii), within two Business Days after such termination.

In the event that this Agreement is terminated by Heinz pursuant to Section 8.01(c), then Kraft will pay to Heinz the Expense Fee, by wire transfer of same day funds to an account designated by Heinz, within two Business Days after such termination, and thereafter Kraft shall be obligated to pay to Heinz the Termination Fee (less the amount of the Expense Fee previously actually paid to Heinz pursuant to this sentence) in the event such Termination Fee is payable pursuant to this Section 6.07. As used in this Agreement, the “Expense Fee” means an amount equal to the lesser of (x) $15,000,000 and (y) the aggregate of all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers to Heinz and its Affiliates), incurred by Heinz, Merger Sub I and Merger Sub II or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, any filings or submissions under applicable Antitrust Laws or other Laws in connection with the Transactions or any other matters related to the Merger and the other Transactions.

(c) Kraft acknowledges that the agreements contained in this Section 6.08 are an integral part of the Merger and the other Transactions and that, without these agreements, Heinz would not enter into this Agreement. Accordingly, if Kraft fails promptly to pay the amounts due pursuant to this Section 6.08 and, in order to obtain such payment, Heinz commences a suit that results in a judgment against Kraft for the amounts set forth in this Section 6.08, Kraft will pay to Heinz interest, from the date such payment was required to be made, on the amounts set forth in this Section 6.08 at a rate per annum equal to the three-month LIBOR (as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source selected by the party entitled to such amounts) on the date such payment was required to be made (or if no quotation for three-month LIBOR is available for such date, on the next preceding date for which such a quotation is available) plus 250 basis points. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge and agree that (i) in the event that the Termination Fee becomes payable and is paid by Kraft, the Termination Fee shall be Heinz’s, Merger Sub I’s and Merger Sub II’s sole and exclusive remedy for monetary damages under this Agreement and (ii) in no event shall Kraft be required to pay the Termination Fee or the Expense Fee, as applicable, on more than one occasion.

SECTION 6.09. Certain Tax Matters. (a) Heinz and Kraft shall each use its reasonable best efforts to cause the Merger and the Subsequent Merger to qualify for the Intended Tax Treatment, including (i) not taking any action that such party knows would reasonably be expected to prevent such qualification and (ii) considering and negotiating in good faith such amendments to this Agreement as may be reasonably required in order to obtain such qualification (it being understood that no party will be required to agree to any such amendment). For Federal income Tax purposes, each of Heinz, Kraft, Merger Sub I and Merger Sub II shall report the Merger and the Subsequent Merger and the other Transactions in a manner consistent with such qualification.

(b) Heinz and Kraft shall each use its reasonable best efforts to obtain the Tax opinions described in Sections 7.02(c) and 7.03(c), including by causing its officers to execute and deliver to the law firms delivering such Tax opinions certificates substantially in the form attached hereto as Exhibits C-2 and D-2 at such time or times as may reasonably be requested by such law firms, including at the time the Form S-4 is filed and at the Closing Date. Each of Heinz, Kraft, Merger Sub I and Merger Sub II shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations included in the certificates described in this Section 6.09. The parties’ right to take any action disclosed in Section 5.01, 5.02 or 5.03 of the Heinz Disclosure Letter or the Kraft Disclosure Letter, as applicable, shall be subject to and subordinate to the parties’ respective obligations under this Section 6.09.

SECTION 6.10. No Heinz Change in Control. Prior to the Closing Date, Heinz shall take all actions necessary, including pursuant to actions through its board of directors, to ensure that no “change in control” or similar event has or will occur for the purposes of any Heinz Benefit Plan in connection with either the execution and delivery of this Agreement or the consummation of the Merger or the other Transactions (either alone or in conjunction with any other event).

SECTION 6.11. Heinz Stock Plan. Prior to the Pre-Closing Heinz Share Conversion, the Heinz Board (or, if appropriate, any committee thereof administering the Heinz Stock Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

(a) Each Heinz Stock Option, whether vested or unvested, that is outstanding immediately prior to the Pre-Closing Heinz Share Conversion shall, as of the Pre-Closing Heinz Share Conversion, automatically and without any action on the part of the holder thereof, be adjusted such that following the Pre-Closing Heinz Share Conversion it represents an option to purchase, subject to the same terms and conditions as were applicable to such Heinz Stock Option immediately prior to the Pre-Closing Heinz Share Conversion (including applicable vesting conditions but excluding the number of shares subject to such stock option and the exercise price of such Heinz Stock Option) (i) that number of shares of Heinz Common Stock, rounded down to the nearest whole share, equal to the product determined by multiplying (A) the total number of shares of Heinz Common Stock subject to such Heinz Stock Option immediately prior to the Pre-Closing Heinz Share Conversion by (B) the Heinz Share Conversion Ratio and (ii) at a per-share exercise price, rounded up to the nearest whole cent, equal to the quotient determined by dividing (A) the exercise price per share of Heinz Common Stock at which such Heinz Stock Option was exercisable immediately prior to the Effective Time by (B) the Heinz Share Conversion Ratio, provided, however, that the exercise price and the number of shares of Heinz Common Stock purchasable pursuant to the Heinz Stock Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Heinz Stock Option to which Section 422 of the Code applies, the exercise price and the number of shares of Heinz Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

(b) Each Heinz RSU that is outstanding immediately prior to the Pre-Closing Heinz Share Conversion shall, as of the Pre-Closing Heinz Share Conversion, automatically and without any action on the part of the holder thereof, be adjusted such that following the Pre-Closing Heinz Share Conversion it represents a restricted stock unit, subject to the same terms and conditions as were applicable to such Heinz RSU immediately prior to the Pre-Closing Heinz Share Conversion, with respect to a number of shares of Heinz Common Stock, rounded to the nearest whole share, equal to the product determined by multiplying (i) the total number of shares of Heinz Common Stock subject to such Heinz RSU immediately prior to the Pre-Closing Heinz Share Conversion by (ii) the Heinz Share Conversion Ratio.

SECTION 6.12. Section 16 Matters. Prior to the Effective Time, Heinz and Kraft each shall take all such steps as may be required to cause (a) any dispositions of Kraft Common Stock (including, in each case, derivative securities with respect thereto) resulting from the Merger and the other Transactions by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Kraft immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions of Heinz Common Stock (including derivative securities with respect to Heinz Common Stock) resulting from the Merger and the other Transactions, by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Heinz, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.13. Governance Matters. (a) Subject to the terms and conditions set forth in this Agreement, Heinz shall take all necessary actions to cause the Heinz Charter and the Heinz By-laws to be amended and restated as of immediately prior to the Effective Time in accordance with Section 1.05.

(b) Effective upon and following the Effective Time, (i) Heinz will change the name of Heinz to “The Kraft Heinz Company” and (ii) Heinz will cause Heinz Company to change the name of Heinz Company to a name to be agreed upon between Kraft and Heinz prior to the Effective Time, which name shall be consistent with the naming convention used in clause (i) above.

(c) Effective upon and following the Effective Time, Heinz and Heinz Company will each have co-corporate headquarters, one in the Chicago, Illinois Metropolitan Area and the other in Pittsburgh, Pennsylvania.

(d) Heinz shall take all necessary action to cause, effective at the Effective Time, (i) the Heinz Board to be comprised of 11 directors and (ii) the Heinz Board to be comprised of (A) Alexandre Behring (who will serve as Chairman of the Board), Gregory Abel, Warren Buffett, Tracy Britt Cool, Jorge Paulo Lemann and Marcel Telles and (B) John T. Cahill, L. Kevin Cox, Jeanne P. Jackson, Mackey J. McDonald and John C. Pope.

(e) Effective upon and following the Effective Time, the current Chief Executive Officer of Heinz and the Chairman of the Heinz Board shall continue as the Chief Executive Officer of Heinz and Chairman of the Heinz Board, respectively, and the current Chairman of the Kraft Board shall be the Vice Chairman of the Heinz Board, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(f) Effective upon and following the Effective Time, (i) the Heinz Board shall have an Operations and Strategy Committee of the Board comprised of three members, and (ii) the Operations and Strategy Committee of the Heinz Board will be comprised of the current Chairman of the Kraft Board (who shall be the Chair of the Operations and Strategy Committee of the Heinz Board) and two members selected by Heinz with one such member being affiliated with 3G Capital Partners Ltd. and the other such member being affiliated with Berkshire Hathaway Inc., until the earlier of their resignation or removal or until their successors are duly elected and qualified, as the case may be.

(g) Effective upon and following the Effective Time, the Heinz Board shall designate the current Chair of the Audit Committee of the Kraft Board as the Chair of the Audit Committee of the Heinz Board, until the earlier of his resignation or removal or until his successor is duly elected and qualified, as the case may be.

(h) The Kraft Board shall adopt a resolution, effective immediately prior to the Effective Time, to the effect that the election of the directors constituting the board of directors of Merger Sub I immediately following the Effective Time is approved by the Kraft Board and that such directors shall be deemed to be “continuing directors” of Kraft for purposes of any “change of control” or similar provision in all indentures or other Contracts relating to Indebtedness to which Kraft or the Kraft Subsidiaries are party. The board of directors of the Initial Surviving Company and the executive managers of the Surviving Company shall each adopt resolutions, effective immediately prior to the Subsequent Merger, to the effect that the election of the executive managers constituting the executive managers of the Surviving Company immediately following the time the Initial Surviving Company is merged with and into the Surviving Company is approved by the Initial Surviving Company board and the Surviving Company executive managers, as applicable, and that such directors or executive managers, as applicable, shall be deemed to be “continuing directors” of Kraft, the Initial Surviving Company and the Surviving Company for purposes of any “change of control” or similar provision in all indentures or other Contracts relating to Indebtedness to which Kraft or the Kraft Subsidiaries are party or to which Heinz Company or the Heinz Subsidiaries are party. The executive managers of the Surviving Company and the board of directors of Heinz Company shall each adopt resolutions, effective immediately prior to the time the Surviving Company is merged with and into Heinz Company, to the effect that the election of the directors constituting the board of directors of Heinz Company immediately following the time the Surviving Company is merged with and into Heinz Company is approved by the Surviving Company executive managers and the Heinz Company board, as applicable, and that such directors shall be deemed to be “continuing directors” of Kraft, the Initial Surviving Company, the Surviving Company and Heinz Company for purposes of any “change of control” or similar provision in all indentures or other Contracts relating to Indebtedness to which Kraft or the Kraft Subsidiaries are party or to which Heinz Company or the Heinz Subsidiaries are party.

SECTION 6.14. Equity Investment. Heinz shall arrange and obtain the Equity Investment described in the Equity Investment Letters on the terms and conditions described therein, including (a) maintaining in effect the Equity Investment Letters until the consummation of the Merger and the other Transactions, (b) satisfying on a timely basis all conditions to funding in the Equity Investment Letters and consummating the Equity Investment at or prior to the Closing and (c) enforcing its rights under or with respect to the Equity Investment Letters. Heinz shall not agree to any amendments or modifications to, or grant any waivers of, any condition or other provision under the Equity Investment Letters. Without limiting the generality of the foregoing, Heinz shall give Kraft prompt notice (i) of any actual or alleged breach or default by any party to any of the Equity Investment Letters and (ii) of the receipt of any written notice or other written communication from any equity financing source with respect to any actual or alleged breach, default, termination or repudiation by any party to any of the Equity Investment Letters or any definitive document related to the Equity Investment or any provisions of the Equity Investment Letters or any definitive document related to the Equity Investment.

SECTION 6.15. Special Dividend. Prior to the Closing, Kraft shall declare in accordance with applicable Law a special cash dividend (the “Special Dividend”) in an amount per share of Kraft Common Stock equal to $16.50 (the “Special Dividend Per Share Amount”), to holders of record of the issued and outstanding shares of Kraft Common Stock as of a record date immediately prior to the Closing.

SECTION 6.16. Registration Rights Agreement. At the Effective Time, Heinz and each other party to the Equity Investment Letters shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C.

ARTICLE VII

Conditions Precedent

SECTION 7.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction, or waiver by each of the parties, at or prior to the Effective Time of the following conditions:

(a) Kraft Shareholder Approval. The Kraft Shareholder Approval shall have been obtained.

(b) Listing. The shares of Heinz Common Stock to be issued in the Merger shall have been authorized for listing on the NASDAQ or the NYSE, subject to official notice of issuance.

(c) Regulatory Approvals. (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and (ii) the Required Foreign Regulatory Approvals shall have been obtained.

(d) Form S-4. The Form S-4 shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

(e) No Injunctions or Restraints; Illegality. No material Injunction preventing the consummation of the Merger or any of the other Transactions shall be in effect. No material statute, rule, regulation or Injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

SECTION 7.02. Conditions to Obligations of Heinz. The obligation of Heinz to effect the Merger is also subject to the satisfaction, or waiver by Heinz, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of Kraft (other than as set forth in Sections 4.01 (first sentence only), 4.02(a) and (b), 4.03(b)(ii)(B), 4.08(a) and 4.19(a)(clause (ii) of the first sentence only)) of Kraft set forth in this Agreement shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Kraft, (ii) the representations and warranties of Kraft set forth in Sections 4.01 (first sentence only), 4.02(a) and (b) shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on the date of this Agreement, and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), (iii) the representations and warranties of Kraft set forth in Sections 4.03(b)(ii)(B) and 4.19(a)(clause (ii) of the first sentence only) shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such date and (iv) the representations and warranties of Kraft set forth in Section 4.08(a) shall be true and correct as of the date of this Agreement, and Heinz shall have received a certificate signed on behalf of Kraft by the Chief Executive Officer or the Chief Financial Officer of Kraft to the foregoing effects.

(b) Performance of Obligations of Kraft. Kraft shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Heinz shall have received a certificate signed on behalf of Kraft by the Chief Executive Officer or the Chief Financial Officer of Kraft to such effect.

(c) Heinz Tax Opinion. Heinz shall have received an opinion of Cravath, Swaine & Moore LLP, Tax counsel to Heinz, substantially in the form attached hereto as Exhibit D-1, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date on which the Form S-4 is filed and as of the Closing Date, to the effect that the Merger and the Subsequent Merger will qualify for the Intended Tax Treatment. In rendering such opinion, Cravath, Swaine & Moore LLP shall be entitled to rely upon representations of officers of Kraft, Merger Sub I, Merger Sub II and Heinz made in the form attached hereto as Exhibit D-2.

(d) Absence of Material Adverse Effect on Kraft. Since the date of this Agreement, no event or events or development or developments shall have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Kraft.

SECTION 7.03. Conditions to Obligations of Kraft. The obligation of Kraft to effect the Merger is also subject to the satisfaction, or waiver by Kraft, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of Heinz (other than as set forth in Sections 3.01 (first sentence only), 3.02(a) and (b), 3.03(b)(ii)(B), 3.06(c), 3.08(a) and 3.19(a)(clause (ii) of the first sentence only)) set forth in this Agreement shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Heinz, (ii) the representations and warranties of Heinz set forth in Sections 3.01 (first sentence only), 3.02(a) and (b) and 3.06(c) shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on the date of this Agreement, and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) (iii) the representations and warranties of Heinz set forth in Sections 3.03(b)(ii)(B) and 3.19(a)(clause (ii) of the first sentence only) shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such date and (iv) the representations and warranties of Heinz set forth in Section 3.08(a) shall be true and correct as of the date of this Agreement, and Kraft shall have received a certificate signed on behalf of Heinz by the Chief Executive Officer or the Chief Financial Officer of Heinz to the foregoing effects.

(b) Performance of Obligations of Heinz. Heinz shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Kraft shall have received a certificate signed on behalf of Heinz by the Chief Executive Officer or the Chief Financial Officer of Heinz to such effect.

(c) Kraft Tax Opinion. Kraft shall have received an opinion of Sullivan & Cromwell LLP, Tax counsel to Kraft, substantially in the form attached hereto as Exhibit E-1, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date on which the Form S-4 is filed and as of the Closing Date, to the effect that the Merger and the Subsequent Merger will qualify for the Intended Tax Treatment. In rendering such opinion, Sullivan & Cromwell LLP shall be entitled to rely upon representations of officers of Kraft, Merger Sub I, Merger Sub II and Heinz made substantially in the form attached hereto as Exhibit E-2.

(d) Absence of Material Adverse Effect on Heinz. Since the date of this Agreement, no event or events or development or developments shall have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Heinz.

(e) Equity Investment. Heinz shall have obtained at or prior to the Closing Date the Equity Investment described in the Equity Investment Letters on the terms and conditions described therein.

ARTICLE VIII

Termination and Amendment

SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Kraft Shareholder Approval, by action taken or authorized by the board of directors of the terminating party or parties:

(a) by mutual consent of Heinz and Kraft in a written instrument, if the board of directors of each so determines;

(b) by either Heinz or Kraft if any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the Merger or the other Transactions, except that no party may terminate this Agreement pursuant to this Section 8.01(b) if such party’s breach of its obligations under this Agreement proximately contributed to the occurrence of such order;

(c) by either Heinz or Kraft if the Kraft Shareholder Approval shall not have been obtained at an Kraft Shareholders Meeting or any adjournment or postponement thereof at which the vote was taken;

(d) by either Heinz or Kraft if the Merger shall not have been consummated on or before March 31, 2016 (the “End Date”); provided that no party may terminate this Agreement pursuant to this Section 8.01(d) if such party’s breach of its obligations under this Agreement proximately contributed to the failure of the Closing to occur by the End Date;

(e) by Heinz if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties set forth in this Agreement on the part of Kraft, which breach or inaccuracy, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.02(a) or (b), and such breach or inaccuracy is incapable of being cured, or is not cured, by Kraft by the End Date or, if capable of being cured by the End Date, Kraft shall not have commenced good faith efforts to cure the breach or inaccuracy within 10 days following receipt of written notice from Heinz and thereafter be continuing such good faith efforts;

(f) by Kraft if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties set forth in this Agreement on the part of Heinz, which breach or inaccuracy, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.03(a) or (b), and such breach or inaccuracy is incapable of being cured, or is not cured, by Heinz by the End Date or, if capable of being cured by the End Date, Heinz shall not have commenced good faith efforts to cure the breach or inaccuracy within 10 days following receipt of written notice from Kraft and thereafter be continuing such good faith efforts;

(g) by Heinz, at any time prior to the receipt of the Kraft Shareholder Approval in the event of an Adverse Recommendation Change; or

(h) by Kraft, at any time prior to the receipt of the Kraft Shareholder Approval in connection with entering into an Acquisition Agreement in accordance with Section 5.05(f); provided that prior to or substantially concurrently with such termination Kraft pays Heinz the Termination Fee in accordance with Section 6.08.

SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either Heinz or Kraft in accordance with Section 8.01, this Agreement shall forthwith become void and have no effect, and none of Heinz, Kraft, any of their respective Subsidiaries or Affiliates or any of the officers or directors of any of the foregoing shall have any liability of any nature whatsoever under this Agreement, or in connection with the Merger and the other Transactions, except that (a) clause (v) of Section 6.06(d), Section 6.08, this Section 8.02, Article IX (other than Section 9.13) and the last sentence of Section 6.02, as well as the Confidentiality Agreement, shall survive any termination of this Agreement and (b) notwithstanding any termination or any contrary provision contained in this Agreement, neither Heinz nor Kraft shall be relieved or released from liability resulting from the willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 8.03. Amendment. Subject to compliance with applicable Law, this Agreement may be amended by Heinz, Merger Sub I, Merger Sub II and Kraft, by action taken or authorized by their respective boards of directors, at any time before or after the Kraft Shareholder Approval; provided that after the Kraft Shareholder Approval has been obtained, any amendment of this Agreement that by applicable Law requires the further approval by the shareholders of Kraft shall be effective only with the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, Heinz (on behalf of itself, Merger Sub I and Merger Sub II) and Kraft may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of Heinz, Merger Sub I or Merger Sub II, in the case of Kraft, or Kraft, in the case of Heinz, (b) waive any inaccuracies in the representations and warranties of Heinz, Merger Sub I or Merger Sub II, in the case of Kraft, or Kraft, in the case of Heinz, contained in this Agreement, and (c) waive compliance by Heinz, Merger Sub I or Merger Sub II, in the case of Kraft, or Kraft, in the case of Heinz, with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument signed by an authorized officer on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

General Provisions

SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02. Notices. To be effective under this Agreement, all notices, requests, claims, demands and other communications under this Agreement shall be effected in writing through electronic mail followed within one Business Day by either hand delivery via courier (providing proof of delivery) or facsimile transmission (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Heinz, Merger Sub I or Merger Sub II, to

H.J. Heinz Holding Corporation

One PPG Place

Pittsburgh, Pennsylvania 15222

Phone:	+1 412 456-5700
Facsimile:	+1 412 456-6115

E-mail:	Daniel.Shaw@us.hjheinz.com
Attention:	Daniel Shaw

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Phone:	+1 212 474-1000
Facsimile:	+1 212 474-3700

E-mail:	sbarshay@cravath.com
eschiele@cravath.com
jdavis@cravath.com

Attention:	Scott A. Barshay, Esq.
Eric L. Schiele, Esq.
Jonathan L. Davis, Esq.

(b)	if to Kraft, to

Kraft Foods Group, Inc.

Three Lakes Drive

Northfield, Illinois

Phone:	+ 1 847 646-2000
Facsimile:	+ 1 847 646 8814
E-mail:	Kim.Rucker@Kraftfoods.com

Attention:	Kim K.W. Rucker

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York, 10004

Phone:	+ 1 212 558-4000
Facsimile:	+1 212 558-3588
E-mail:	aquilaf@sullcrom.com
cohena@sullcrom.com

Attention:	Frank J. Aquila
Audra D. Cohen

All such notices, requests, claims, demands and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 9.03. Definitions. Capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in the sections of the Agreement set forth next to such terms on Annex A hereto. For purposes of this Agreement:

An “Acceptable Confidentiality Agreement” means a confidentiality agreement determined by Kraft in good faith to provide for terms substantially no less restrictive to Kraft’s counterparty thereto than those contained in the Confidentiality Agreement that are applicable to Heinz (it being understood that such confidentiality agreement need not include any “standstill” or similar provision).

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

A “Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.

“Defined Benefit Plan” means any (a) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or (b) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) that provides any Person with post-termination health or welfare benefits.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, in each case as such items are determined in accordance with GAAP, as shown on the applicable publicly filed financial statements.

“Employee Director” means (i) with respect to employees of Heinz or any of its Affiliates, any employee that has the title of “director” in the organizational, managerial or reporting structure of the applicable employer and (ii) with respect to employees of Kraft or any of its Affiliates, any employee who is designated in band “H.” For the avoidance of doubt, the reference to director in the foregoing sentence refers not to members of a board of directors but rather to director-level employees, which is understood to be the level below vice president.

“External Kraft Transaction Representative” means any investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives retained by Kraft or any of its Subsidiaries or controlled Affiliates other than in connection with the Merger and the other Transactions.

“Forfeitures and Cashless Settlements” by any Person means (a) the forfeiture or satisfaction of stock options, restricted stock and other stock-based awards of such Person, (b) the acceptance by such Person of shares of common stock of such Person as payment for the exercise price of stock options of such Person and (c) the acceptance by such Person of shares of common stock of such Person for withholding taxes incurred in connection with the exercise of stock options of such Person or the vesting or satisfaction of stock options, restricted stock and other stock-based awards of such Person, in the case of each of clauses (a), (b) and (c), in accordance with past practice of such Person and the terms of the applicable award agreements.

“Heinz Credit Facility” means the revolving credit facility under the Credit Agreement, dated as of June 7, 2013, among Heinz Company, Heinz Corporation II, JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and each lender from time to time party thereto.

“Heinz ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with Heinz or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all capitalized lease obligations of such Person, (d) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, or (e) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others.

“Intellectual Property Rights” means all intellectual property and associated rights in any jurisdiction, including all (a) trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, logos, slogans, trade dress and all other source or business identifiers and all applications and registrations and renewals for, and goodwill associated with and symbolized by, any of the foregoing (collectively, “Trademarks”), (b) Internet domain names (including top level domain names and global top level domain names) and social media identifiers, handles and tags, (c) patent disclosures, patent applications and patents and all registrations, continuations, continuations-in-part, divisionals, re-examinations, renewals, extensions and reissues and counterparts thereof (collectively, “Patents”), (d) trade secrets and know-how, including all proprietary or confidential inventions, improvements, processes, methods, techniques, protocols, formulae, recipes, compositions, models, layouts, designs, drawings, plans, specifications, methodologies and other proprietary or other confidential information, (e) works of authorship (whether or not copyrightable), copyrights and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, including website content, product artwork, promotion and marketing materials, software, databases and database rights, and (f) rights of publicity and privacy.

“Knowledge” or “knowledge” means (i) with respect to Kraft, the actual knowledge of those persons set forth in Section 9.03 of the Kraft Disclosure Letter and (ii) with respect to Heinz, the actual knowledge of those persons set forth in Section 9.03 of the Heinz Disclosure Letter

“Kraft Credit Facility” means the revolving credit facility under the Credit Agreement, dated as of May 29, 2014, among Kraft, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., and Barclays Bank PLC, as administrative agents, and the other parties thereto.

“Kraft ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with Kraft or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Kraft Transaction Representative” means (a) directors, officers and employees of Kraft and each of its Subsidiaries and controlled Affiliates and (b) investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives retained by Kraft or any of its Subsidiaries or controlled Affiliates in connection with the Merger and the other Transactions.

A “Material Adverse Effect” with respect to any Person means any events or developments that, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any effect that results from or arises in connection with (i) changes or conditions generally affecting the industries in which such Person and any of its Subsidiaries operate, (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions (including prevailing interest rates, access to capital and commodity prices), in each case in the United States or any foreign jurisdiction, (iii) any failure, in and of itself, by such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such facts and occurrences are not otherwise described in clauses (i), (ii) or (iv) through (viii) of this definition), (iv) the execution and delivery of this Agreement, the performance by any party hereto of its obligations hereunder, or the public announcement or pendency of the Merger or any of the other Transactions, including the impact thereof on the relationships, contractual or otherwise, of such Person or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners and including any fiduciary duty or disclosure lawsuit, action or other proceeding with respect to, or any lawsuit, action or other proceeding pursuant to any Contract with a third party in connection with, the Merger or any of the other Transactions (provided that the exceptions in this clause (iv) shall not apply to any representation or warranty contained in this Agreement if the primary purpose of such representation or warranty, as is reasonably apparent on the face of such representation or warranty, is to address the consequences resulting from the execution and delivery of this Agreement), (v) any change, in and of itself, in the market price, credit rating or trading volume of such Person’s securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such facts and occurrences are not otherwise described in clauses (i) through (iv) or (vi) through (viii) of this definition), (vi) any change in applicable Law or GAAP (or authoritative interpretation thereof), (vii) geopolitical conditions, the outbreak of a pandemic or other widespread health crisis, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement or (viii) any hurricane, tornado, flood, earthquake, volcano eruption or natural disaster; provided that with respect to clauses (i), (ii), (vi), (vii) and (viii), the facts or occurrences referred to therein shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect with respect to such Person if and to the extent such facts or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, as compared to other companies operating in the industries in which such Person and its Subsidiaries operate.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Registered IP” means all issued or pending Patents, Trademark registrations and applications for registration of Trademarks, copyright registrations and applications for registration of copyrights and Internet domain names.

“Representative” means, with respect to any Person, such Person’s and each of its respective Subsidiaries’ and controlled Affiliates’ directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

“Required Foreign Regulatory Approvals” means those sanctions, rulings, Consents, exemptions, early terminations, clearances, written confirmations of no intention to initiate legal proceedings and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities as set forth in Section 9.03(a) of the Heinz Disclosure Letter.

“Specified Notes” means Kraft’s 1.625% Senior Notes due 2015 and Kraft’s 7.55% Debentures due 2015.

“Tax” means (a) all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto, (b) any liability for Taxes described in clause (a) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) and (c) any liability for Taxes described in clause (a) or (b) as a transferee or successor.

“Tax Return” means any return, filing, report, questionnaire, information statement or other document (including elections, declarations, disclosures, schedules, estimates and information returns) required or permitted to be filed, including any amendments that may be filed, for any taxable period with any taxing authority (whether or not a payment is required to be made with respect to such filing).

“Transactions” means, collectively, the Merger and the other transactions contemplated by this Agreement.

SECTION 9.04. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. The term “made available” and words of similar import mean that the relevant documents, instruments or materials were (a) posted and made available to the other party on the R.R. Donnelley due diligence data site, with respect to Heinz, or on the Intralinks due diligence data site, with respect to Kraft, as applicable, maintained by either company for the purpose of the Merger and the other Transactions, in each case prior to the date hereof, (b) provided via electronic mail or in person or (c) publicly available by virtue of the relevant party’s (or, in the case of Heinz, Heinz Corporation II’s) filing of a publicly available final registration statement, prospectus, report, form, schedule or definitive proxy statement filed with the SEC pursuant to the Securities Act or the Exchange Act prior to the date of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its legal counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any party hereto. The Heinz Disclosure Letter and the Kraft Disclosure Letter set forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Heinz Disclosure Letter or Kraft Disclosure Letter, as the case may be, relates; provided that any fact or item that is disclosed in any section of the Heinz Disclosure Letter or the Kraft Disclosure Letter so as to make its relevance (i) to other representations made elsewhere in the Agreement, (ii) to the information called for by other sections of the Heinz Disclosure Letter or the Kraft Disclosure Letter or (iii) to the annexes or exhibits to this Agreement reasonably apparent shall be deemed to qualify such representations or to be disclosed in such other sections of the Heinz Disclosure Letter, the Kraft Disclosure Letter or the annexes or exhibits to this Agreement, as the case may be, notwithstanding the omission of any appropriate cross-reference thereto; provided, further that, notwithstanding anything in this Agreement to the contrary, the inclusion of an item in either such disclosure schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on Heinz or Kraft, as the case may be. Except where the context otherwise requires, references to the “other party” or “either party” will be deemed to refer to Heinz, Merger Sub I and Merger Sub II, collectively, on the one hand, and Kraft, on the other hand. All electronic communications from a Person shall be deemed to be “written” for purposes of this Agreement.

SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the Transactions is not affected in any manner adverse in any material respect to any party or such party waives its rights under this Section 9.05 with respect thereto.

SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 9.07. Entire Agreement; No Third Party Beneficiaries. This Agreement, taken together with the Kraft Disclosure Letter, the Heinz Disclosure Letter, the Equity Investment Letters, the Confidentiality Agreement and the other agreements entered into in connection with preserving the confidentiality of information, (a) constitutes the entire agreement, and supersedes all prior agreements (other than the Confidentiality Agreement and the other agreements entered into in connection with preserving the confidentiality of information) and understandings, both written and oral, among the parties with respect to the Merger and the other Transactions and (b) is not intended to, and does not, confer upon any Person other than the parties any rights or remedies other than as specifically provided in Section 6.07. Notwithstanding anything to the contrary herein, following the Effective Time, the provisions of Article II relating to the payment of the Merger Consideration, any dividends or other distributions (including the Special Dividend) payable pursuant to Section 2.02(c) and cash in lieu of any fractional shares payable pursuant to Section 1.05, shall be enforceable by holders of Kraft Common Stock at, or immediately prior to, the Effective Time as provided therein.

SECTION 9.08. GOVERNING LAW. EXCEPT TO THE EXTENT THE LAWS OF THE COMMONWEALTH OF VIRGINIA ARE MANDATORILY APPLICABLE TO THE MERGER, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE.

SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

SECTION 9.10. Specific Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be an available remedy for breaches of this Agreement. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 8.01, the parties shall be entitled to an Injunction or Injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 9.11(a), without proof of actual damages, this being in addition to any other remedy to which they are entitled at Law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party further acknowledges and agrees that the agreements contained in this Section 9.10 are an integral part of the Merger and the other Transactions and that, without these agreements, the other party (in the case of Kraft) or parties (in the case of Heinz, Merger Sub I and Merger Sub II) would not enter into this Agreement. Each party further agrees that no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Notwithstanding the foregoing, the parties acknowledge and agree that the right of Kraft to seek an Injunction or specific performance in connection with enforcing Heinz’s obligation to enforce its rights under or with respect to the Equity Investment Letters shall be subject to the requirements that (a) all conditions in Sections 7.01 and 7.02 are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at Closing) at the time when the Closing is required to occur pursuant to Section 1.02 and (b) Kraft has irrevocably confirmed that if the Equity Investment is funded, then it would take such actions that are within its control to cause the Closing to occur substantially concurrently with such funding.

SECTION 9.11. Jurisdiction. Each of the parties hereto hereby (a) agrees that any claim, suit, action or other proceeding, directly or indirectly, arising out of, under or relating to this Agreement, its negotiation or the Merger and the other Transactions, will be heard and determined in the Chancery Court of the State of Delaware (and each agrees that no such claim, action, suit or other proceeding relating to this Agreement will be brought by it or any of its Affiliates except in such court), subject to any appeal, provided that if jurisdiction is not then available in the Chancery Court of the State of Delaware, then any such claim, suit, action or other proceeding may be brought in any Delaware state court or any federal court located in the State of Delaware and (b) irrevocably and unconditionally submits to the exclusive jurisdiction of any such court in any such claim, suit, action or other proceeding and irrevocably and unconditionally waives the defense of an inconvenient forum to the maintenance of any such claim, suit, action or other proceeding. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 9.02 will be effective service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other proceeding will be conclusive, subject to any appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

SECTION 9.12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT, ITS NEGOTIATION, THE MERGER OR ANY OF THE OTHER TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13. Publicity. The parties agree that the initial press release to be issued with respect to the Merger and the other Transactions shall be a joint press release to be reasonably agreed upon by Heinz and Kraft. Except (a) with respect to any Adverse Recommendation Change made in accordance with the terms of this Agreement and (b) with respect to disclosures that are consistent with prior disclosures made in compliance with this Section 9.13 or any communications plan or strategy previously agreed on by the parties, Heinz and Kraft shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

SECTION 9.14. Compliance with Deadlines. Failure by either Heinz or Kraft to comply with the timing deadlines set forth in (a) the first sentence of Section 6.01(a), (b) the parenthetical in clause (i) of Section 6.01(e), and (c) the parenthetical in clause (i) of Section 6.03(d), after, in each case, using reasonable best efforts to so comply, shall not be deemed a breach of this Agreement by such party for so long as such party continues to use reasonable best efforts to cure such failure as promptly as practicable.

SECTION 9.15. Consideration of Alternative Transaction Structures. The parties shall work together in good faith following the date of this Agreement and prior to the initial filing with the SEC of the Form S-4 (a) to explore alternative structures for the Merger and the other Transactions whereby Kraft would be the surviving corporation in any merger to which it is a party and which each of Heinz and Kraft believe, taking into account all relevant considerations, would be more favorable than the currently contemplated structure of the Merger and the other Transactions and (b) if each party to this Agreement in its sole discretion agrees that it desires to pursue such an alternative structure, the parties shall enter into an appropriate amendment to this Agreement to reflect such alternative structure and provide for such other changes necessitated thereby; provided, however, that any actions taken pursuant to this Section 9.15 shall not (i) alter or change the aggregate percentage ownership of the holders of shares of Kraft Common Stock immediately prior to the Effective Time or holders of shares of Heinz Common Stock immediately prior to the Effective Time of the outstanding shares of capital stock in the ultimate parent company resulting from the Transactions immediately following the Effective Time, the Special Dividend to be paid to holders of record of shares of Kraft Common Stock immediately prior to the Effective Time or any of the other economic terms of this Agreement, (ii) adversely affect the tax consequences of the Transactions to the holders of Heinz Preferred Stock, Heinz Warrants or the common stock of either party, or (iii) cause any closing condition not to be capable of being fulfilled or otherwise substantively affect the rights and obligations of the parties hereunder, the rights of their respective holders of common stock hereunder or the rights of the holders of the Heinz Preferred Stock or the Heinz Warrants.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, Heinz, Merger Sub I, Merger Sub II and Kraft have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

H.J. HEINZ HOLDING CORPORATION,

by	/s/ Paulo Basilio
	Name:	Paulo Basilio
	Title:	Chief Financial Officer

KITE MERGER SUB CORP.,

by	/s/ Paulo Basilio
	Name:	Paulo Basilio
	Title:	Chief Executive Officer and Chief Financial Officer

KITE MERGER SUB LLC,

by	/s/ Paulo Basilio
	Name:	Paulo Basilio
	Title:	Chief Executive Officer and Chief Financial Officer

KRAFT FOODS GROUP, INC.,

by	/s/ John T. Cahill
	Name:	John T. Cahill
	Title:	Director, Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex A

CROSS-REFERENCE TABLE

Defined Term	Section Number
Acceptable Confidentiality Agreement	9.03
Acquisition Agreement	5.05(a)(iii)
Adverse Recommendation Change	5.05(f)
Advisor	3.07
Affiliate	9.03
Agreement	Preamble
Anti-Corruption Laws	3.21(a)
Antitrust Laws	3.04(c)
Articles of Merger	1.03
Articles of Subsequent Merger	1.03
Book-Entry	2.01(a)
Business Day	9.03
Centerview Certificate	4.07 2.01(a)
Certificate of Subsequent Merger	1.03
Closing	1.02
Closing Date	1.02
Code	Recitals
Community Right to Know Laws	3.15(c)(i)
Confidential Kraft IP	4.19(c)
Confidential Heinz IP	3.19(c)
Confidentiality Agreement	6.02
Consents	6.03(c)(i)
Continuing Employee	6.05
Contract	3.14(a)
D&O Insurance	6.07(c)
Defined Benefit Plan	9.03
DGCL	3.02(a)(i)
DLLCA	1.01(b)
EBITDA	9.03
Effective Time	1.03
End Date	8.01(d)
Employee Director	9.03
Environmental Claims	3.15(c)(ii)
Environmental Laws	3.15(c)(iii)
Environmental Permits	3.15(c)(iv)
Equity Interests	3.02(a)(i)
Equity Investment	3.22
Equity Investment Letters	3.22
ERISA	3.11(b)
ESPP	4.02(a)
Exchange Act	3.04(a)
Exchange Agent	2.02(a)
Exchange Fund	2.02(a)
Expense Fee	6.08(b)
Final Kraft Pre-Dividend Price	6.04(a)(iv)
Forfeitures and Cashless Settlements	9.03

Defined Term	Section Number
Form S-4	3.04(a)
GAAP	3.06(a)
Governmental Entity	3.04(f)
Hazardous Materials	3.15(c)(v)
Heinz	Preamble
Heinz Benefit Plan	3.11(a)
Heinz Board	Recitals
Heinz By-laws	1.05(a)
Heinz Capital Stock	3.02(a)(i)
Heinz Charter	1.05(a)
Heinz Common Stock	1.05(a)
Heinz Company	1.01(c)
Heinz Contract	3.14(b)(ii)
Heinz Corporation II	1.01(c)(ii)
Heinz Corporation II Common Stock	1.01(c)(ii)
Heinz Credit Facility	9.03
Heinz Disclosure Letter	Article III
Heinz ERISA Affiliate	9.03
Heinz Financial Statements	3.06(a)
Heinz Intermediate I	1.01(c)(i)
Heinz Intermediate I Common Stock	1.01(c)(i)
Heinz IP Rights	3.19(a)
Heinz Licenses	3.13(a)
Heinz Preferred Stock	3.02(a)(i)(B)
Heinz RSUs	3.02(a)(i)
Heinz SEC Reports	3.05
Heinz Share Conversion Ratio	1.05(a)
Heinz Shareholders’ Agreement	3.02(a)(ii)
Heinz Stock Options	3.02(a)(i)(6)
Heinz Stock Plan	3.02(a)(i)(5)
Heinz Subsidiary	3.02(c)(ii)
Heinz Voting Debt	3.02(b)
Heinz Warrants	3.02(a)(i)(4)
HSR Act	3.04(c)
Indebtedness	9.03
Indemnified Party	6.07(a)
Injunction	3.03(b)(ii)(A)
Kraft	Preamble
Kraft Benefit Plan	4.11(a)
Kraft Board	Recitals
Kraft By-laws	4.01(b)
Kraft Capital Stock	4.02(a)(i)
Kraft Charter	4.01(b)
Kraft Common Stock	2.01(a)
Kraft Contract	4.14(b)
Kraft Credit Facility	9.03
Kraft DCUs	4.02(a)(i)(8)
Kraft Debt Refinancing	6.06(a)
Kraft Deferred Shares	4.02(a)(i)(9)
Kraft Disclosure Letter	Article IV
Kraft Equity Awards	4.02(a)(i)

Defined Term	Section Number
Kraft ERISA Affiliate	9.03
Kraft Financial Statements	4.06(a)
Kraft IP Rights	4.19(a)
Kraft Licenses	3.13(a)
Kraft Performance Shares	4.02(a)(i)(7)
Kraft Preferred Stock	4.02(a)(i)(B)
Kraft RSUs	4.02(a)(i)(6)
Kraft SEC Reports	4.05
Kraft Shareholder Approval	4.03(a)
Kraft Shareholders Meeting	4.03(a)
Kraft Stock Options	4.02(a)(i)(5)
Kraft Stock Plan	4.02(a)(i)(4)
Kraft Subsidiary	3.02(c)(ii)
Kraft Voting Debt	4.02(b)
Intended Tax Treatment	Recitals
Law or Laws	3.13(a)
Licenses	3.13(a)
Liens	3.02(c)
Material Adverse Effect	9.03
Measurement Date	3.02(a)(i)(B)
Merger	1.01(a)
Merger Consideration	2.01(a)
Merger Sub I	Preamble
Merger Sub II	Preamble
MSPP New Heinz By-laws	4.02(a) 1.05(a)
New Heinz Charter	1.05(a)
Notice of Adverse Recommendation Change	5.05(f)
NYSE	3.04
Option Adjustment Ratio	6.04(a)(iv)
Patents	9.03
PCBs	3.15(c)(iv)
Person	9.03
Pre-Closing Heinz Share Conversion	1.05(a)
Proxy Statement	4.04(a)
PwC	3.06(a)
Registered IP	9.03
Regulatory Agencies	3.05
Release	3.17(c)(vi)
Remedy Actions	6.03(d)
Representative	9.03
Required Foreign Regulatory Approvals	9.03
Sarbanes-Oxley Act	3.05
SCC	1.03
SEC	3.02(c)
Securities Act	3.04
Special Dividend	6.15
Special Dividend Per Share Amount	6.15
Specified Notes	9.03
Subsequent Effective Time	1.01(b)
Subsequent Merger	1.01(b)

Defined Term	Section Number
Subsidiary	3.02(c)(i)
Substantial Investment	3.02(c)(iv)
Superior Proposal	5.05(e)
Surviving Company	1.01(a)
Surviving Company Interests	1.01(c)(i)
Takeover Proposal	5.05(b)
Takeover Statute	3.16
Tax	9.03
Tax Return	9.03
Termination Fee	6.07(b)
Trademarks	9.03
Transactions	9.03
VSCA	1.01(a)

Annex B

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

March 24, 2015

The Board of Directors

Kraft Foods Group, Inc.

Three Lakes Drive

Northfield, IL 60093

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, without par value (the “Shares”) (other than Excluded Shares (as defined below)), of Kraft Foods Group, Inc., a Virginia corporation (the “Company”), of the Consideration (as defined below) to be paid pursuant to the Agreement and Plan of Merger dated as of March 24, 2015 (the “Agreement”) by and among H.J. Heinz Holding Corporation, a Delaware corporation (“Heinz”), Kite Merger Sub Corp., a Virginia corporation and direct wholly owned subsidiary of Heinz (“Merger Sub I”), Kite Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of Heinz (“Merger Sub II”), and the Company. The Agreement provides that:

(a)	prior to the Closing (as defined in the Agreement), the Company shall declare a special cash dividend in an amount per Share equal to $16.50 (the “Special Dividend Per Share Amount”);

(b)	each share of common stock of Heinz, par value $0.01 per share (“Heinz Common Stock”), issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) will be converted into 0.443332 of a share of Heinz Common Stock (the “Heinz Share Conversion”);

(c)	(i) Merger Sub I will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Heinz (the “Initial Surviving Corporation”), and (ii) immediately following the Merger, the Initial Surviving Corporation will be merged with and into Merger Sub II (the “Subsequent Merger” and, collectively with the Heinz Share Conversion, the Merger and the other transactions contemplated by the Agreement, the “Transaction”), with Merger Sub II continuing as the surviving limited liability company in the Subsequent Merger and as a wholly owned subsidiary of Heinz; and

(d)	each Share issued and outstanding immediately prior to the Effective Time (other than (i) Kraft Deferred Shares (as defined in the Agreement) and (ii) Kraft Restricted Shares (as defined in the Agreement) (the shares referred to in clauses (i) and (ii), together with any Shares held by Heinz or any of its affiliates, “Excluded Shares”)) will be converted into the right to receive one fully paid and nonassessable share of Heinz Common Stock (the “Merger Consideration”, and taken together (and not separately) with the Special Dividend Per Share Amount, the “Consideration”).

The terms and conditions of the Transaction are more fully set forth in the Agreement.

The Board of Directors

Kraft Foods Group, Inc.

March 24, 2015

We have acted as financial advisor to the Board of Directors of the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have provided certain financial advisory services to the Company from time to time for which we have not received any compensation. In the past two years, we have not provided any financial advisory or other services to Heinz, Merger Sub I, Merger Sub II, 3G Capital Partners Ltd. (“3G Capital”), or Berkshire Hathaway Inc. (“Berkshire Hathaway”) (3G Capital and Berkshire Hathaway are each affiliates of Heinz), for which we have received any compensation, except that in 2013 we acted as financial advisor to H. J. Heinz Company in connection with its sale to an investment consortium comprised of Berkshire Hathaway and an investment fund affiliated with 3G Capital, and we received compensation for such services. In addition, in the ordinary course of our business, we may have provided, and may be providing, financial advisory or other services to companies in which 3G Capital or its affiliates, or Berkshire Hathaway or its affiliates, have a non-controlling investment. We may provide financial advisory and other services to or with respect to the Company, Heinz, 3G Capital, Berkshire Hathaway or their respective affiliates (including portfolio companies of 3G Capital and Berkshire Hathaway) in the future, for which we may receive compensation. Certain entities affiliated with 3G Capital are limited partners in Centerview Capital, L.P. (“Centerview Capital”), an investment fund separate from Centerview Partners LLC that is focused on the consumer sector. Certain partners of Centerview Partners LLC are also partners in the ultimate general partner and the manager of Centerview Capital, and serve on Centerview Capital’s investment committee. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Heinz, 3G Capital, Berkshire Hathaway or any of their respective affiliates (including portfolio companies and affiliated funds of 3G Capital and portfolio companies of Berkshire Hathaway), or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) Annual Reports on Form 10-K of the Company for the fiscal years ended December 27, 2014, December 28, 2013 and December 29, 2012 and the Annual Report on Form 10-K of H. J. Heinz Corporation II for the fiscal year ended December 28, 2014; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and H. J. Heinz Corporation II; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Company Forecasts”) (collectively, the “Company Internal Data”); (vii) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Heinz (collectively, the “Heinz Internal Data”); (viii) certain financial forecasts, analyses and projections relating to Heinz prepared by management of Heinz, which were furnished to us by the Company and were adjusted, at the Company’s direction and for purposes of our analysis, by us and certain other advisors to the Company (as so adjusted, the “Adjusted Heinz Forecasts”); and (ix) certain cost savings and operating synergies projected by the management of Heinz to result from the Transaction, which were furnished to us by the Company and were adjusted, at the

The Board of Directors

Kraft Foods Group, Inc.

March 24, 2015

Company’s direction and for purposes of our analysis, by certain advisors to the Company (as so adjusted, the “Synergies”). We have conducted discussions with members of the senior management and representatives of the Company and Heinz regarding their assessment of the Company Internal Data, the Heinz Internal Data, the Adjusted Heinz Forecasts and the Synergies, as appropriate, and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant and compared that data with relevant data for the Company and Heinz. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Company Internal Data (including, without limitation, the Company Forecasts), the Adjusted Heinz Forecasts and the Synergies have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby, and that the Heinz Internal Data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Heinz as to the matters covered thereby, and we have relied, at your direction, on the Company Internal Data (including, without limitation, the Company Forecasts), the Heinz Internal Data, the Adjusted Heinz Forecasts and the Synergies for purposes of our analysis and this opinion. We express no view or opinion as to the Company Internal Data, the Heinz Internal Data, the Adjusted Heinz Forecasts or the Synergies or the assumptions on which any of them are based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or Heinz, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company or Heinz. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to our analysis or this opinion. We have further assumed, at your direction, that (i) the Merger and the Subsequent Merger will be treated as a single integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (as amended, the “Code”), (ii) Heinz and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) the Agreement is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company or Heinz, or the ability of the Company or Heinz to pay their respective obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might

The Board of Directors

Kraft Foods Group, Inc.

March 24, 2015

engage. We did not undertake a third-party solicitation process on the Company’s behalf regarding a potential transaction with the Company. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to holders of Shares pursuant to the Agreement or otherwise. Our opinion, as expressed herein, relates, in part, to the relative values of the Company and Heinz. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. We express no view or opinion as to what the value of the shares of Heinz Common Stock actually will be when issued pursuant to the Transaction or the prices at which the Shares or the shares of Heinz Common Stock will trade or otherwise be transferable at any time, including following the announcement or consummation of the Transaction. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

CENTERVIEW PARTNERS LLC

Annex C

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

H.J. HEINZ HOLDING CORPORATION

H.J. Heinz Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

The corporation was originally incorporated on February 8, 2013 under the name Hawk Acquisition Holding Corporation. The Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation as in effect as of this date was filed with the Secretary of State of the State of Delaware on June 7, 2013 (as in effect immediately prior to the adoption and effectiveness hereof, the “Existing Certificate of Incorporation”).

This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and shall be effective as of [•] Eastern time on [•], 2015 (the “Effective Time”).

The Existing Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (the “Corporation”) is “The Kraft Heinz Company”.

ARTICLE II

The Corporation’s purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as it may be amended from time to time, the “DGCL”).

ARTICLE III

At the Effective Time, each share of the Corporation’s common stock, par value $0.01 per share, either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time (“Old Common Shares”) shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into 0.443332 of a share of common stock, par value $0.01 per share (“Common Stock”), of the Corporation (such reclassification and change, the “Reverse Stock Split”). All fractional shares that would otherwise be held by any holder of Common Stock as a result of the Reverse Stock Split shall be aggregated into the total number of whole shares of Common Stock represented by all of the fractional shares of Common Stock held by such holder as a result of the Reverse Stock Split. If any fractional share would remain after such aggregation, the Corporation shall, in lieu of issuing any such fractional share, pay cash in an amount equal to the fair value of such fractional share (as determined in good faith by the Board of Directors of the Corporation (the “Board of Directors”)). All references to numbers of shares of Common Stock, including all amounts stated on a per share or percentage ownership basis, contained in this Second Amended and Restated Certificate of Incorporation or any Certificate of Designation relating to any class or series of Preferred Stock (this Second Amended and Restated Certificate of Incorporation, together with any Certificate of Designation relating to any class or series of Preferred Stock, and any amendments thereto from time to time, the “Charter”) are stated after giving effect to the Reverse Stock Split and no further adjustment shall be made as a consequence of the Reverse Stock Split. Each certificate previously representing Old Common Shares shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the Old Common Shares represented by such certificate shall have been reclassified and changed; provided, however, that each holder of record of a certificate that represented Old Common Shares shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the Old Common Shares represented by such certificate have been reclassified and changed as a result of the Reverse Stock Split.

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 5,001,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), and 5,000,000,000 shares of Common Stock.

Subject to the rights of the holders of any outstanding class or series of Preferred Stock, the number of authorized shares of either the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

The powers, preferences and rights and the qualifications, limitations and restrictions of the authorized capital stock shall be as follows:

(A)	Voting Powers

1. Each holder of Common Stock, as such, shall be entitled to one vote in person or by proxy for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Charter that relates solely to the terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to this Charter or pursuant to the DGCL.

2. Except as otherwise required by law, holders of a class or series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such holders by this Charter.

3. Except as otherwise set forth in this Charter, the By-Laws of the Corporation (the “By-Laws”) shall set forth the vote required to authorize all actions with respect to which holders of capital stock in the Corporation are entitled to vote or, if not otherwise set forth in the Charter or in the By-Laws, the vote required shall be that set forth in the DGCL.

(B)	Common Stock

1.	Dividends

Subject to the rights of the holders of any outstanding class or series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as the Board of Directors may declare thereon from time to time and shall share equally on a per share basis in all such dividends and other distributions.

2.	Dissolution

In the event of the Corporation’s dissolution, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of any outstanding class or series of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed to the holders of Common Stock in proportion to the number of shares held by them and to the holders of any class or series of Preferred Stock entitled thereto. For purposes of this Article III(B)2 (and, for the avoidance of doubt, except with respect to any class or series of Preferred Stock if provided for in the Charter with respect to such class or series of Preferred Stock), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a merger involving the Corporation and one or more other entities (whether or not the Corporation is the entity surviving such merger) shall not be deemed to be a dissolution of the Corporation.

(C)	Preferred Stock

In addition to the Series A Preferred Stock established pursuant to Article IV, and subject to the rights of the holders of any outstanding class or series of Preferred Stock, including the Series A Preferred Stock established pursuant to Article IV, the Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for classes and series of Preferred Stock. The Board of Directors may fix the number of shares constituting such class or series and the designation of such class or series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such class or series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof.

The powers (including voting, if any), preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding.

(D)	Action by Written Consent

Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted.

ARTICLE IV

(A)	Designation

The distinctive designation of the series of Preferred Stock of the Corporation established pursuant to this Article IV is 9.00% Cumulative Compounding Preferred Stock, Series A (“Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 80,000. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. Each share of Series A Preferred Stock that is redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall be automatically retired upon such redemption, purchase or other acquisition and may not be reissued by the Corporation and, following such redemption, purchase or other acquisition, the Corporation shall file a certificate of retirement with respect to such shares so as to reduce accordingly the number of authorized shares of Preferred Stock of the Corporation.

(B)	Number of Common Shares

For so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the consent of holders of not less than a majority of the shares of Series A Preferred Stock then outstanding, issue shares of Common Stock in an amount such that after giving effect to such issuance, the Corporation would have less than 2,000,000,000 shares of authorized but unissued shares of Common Stock, unless such issuance is made for the purpose of (a) a sale of such shares, the proceeds of which are used solely to redeem shares of Series A Preferred Stock in accordance with this Article IV or (b) a Net Proceeds Redemption. For the avoidance of doubt, this Article IV shall not prohibit the Corporation from authorizing additional shares of Common Stock in excess of the 5,000,000,000 shares authorized as of the Effective Time by amendment of this Charter or from issuing any such additional shares.

(C)	Certain Definitions

For purposes of this Article IV, the following terms shall have the meanings indicated:

1. “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

2. “Base Amount” means one of the following amounts, as applicable:

(i) $104,000 per share of Series A Preferred Stock for any payment made from and including the third anniversary of the Original Issue Date to but excluding the fourth anniversary of the Original Issue Date;

(ii) $105,000 per share of Series A Preferred Stock for any payment made from and including the fourth anniversary of the Original Issue Date to but excluding the fifth anniversary of the Original Issue Date;

(iii) $106,000 per share of Series A Preferred Stock for any payment made from and including the fifth anniversary of the Original Issue Date to but excluding the sixth anniversary of the Original Issue Date;

(iv) $107,000 per share of Series A Preferred Stock for any payment made from and including the sixth anniversary of the Original Issue Date to but excluding the seventh anniversary of the Original Issue Date; and

(v) $108,000 per share of Series A Preferred Stock for any payment made from and including the seventh anniversary of the Original Issue Date.

3. “Berkshire” means Berkshire Hathaway Inc., a Delaware corporation.

4. “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

5. “Dividend Period” means the period from and including any Regular Dividend Payment Date (or, prior to the first Regular Dividend Payment Date, from and including the Original Issue Date) to, but excluding the next Regular Dividend Payment Date.

6. “Eligible Institution” means either Wells Fargo Bank, N.A. or JPMorgan Chase Bank, N.A.

7. “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock either (or both) as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

8. “Net Proceeds” means the difference between (i) the Offering Proceeds minus (ii) the direct expenses for the fees and costs of the underwriters and legal counsel for the Corporation incurred and paid by the Corporation in effecting the Redemption Offering, and no other fees, expenses or other amounts.

9. “Net Proceeds Redemption” means a redemption of Series A Preferred Stock as contemplated by Article IV(F)2.

10. “Offering Proceeds” means the gross cash proceeds of all sales of any shares of any series of Common Stock in a Redemption Offering.

11. “Original Issue Date” means June 7, 2013.

12. “Parity Stock” means any class or series of stock of the Corporation (other than Series A Preferred Stock) that both ranks equally with the Series A Preferred Stock in the payment of dividends and ranks equally with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation (without regard to whether dividends accrue on a cumulative or non-cumulative basis).

13. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

14. “Preferred Stock” means any and all classes or series of stock of the Corporation that rank senior to the Common Stock as to the payment of dividends or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, including the Series A Preferred Stock.

15. “Redemption Date” means a Net Proceeds Redemption Date or an Optional Redemption Date.

16. “Redemption Offering” means the issuance by the Corporation of Common Stock in (i) an underwritten primary public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (whether alone or in connection with a secondary public offering), or (ii) any other primary issuance in an arm’s length transaction with parties other than Berkshire or its Affiliates, in either case, pursuant to the notice given by holders of a majority of the shares of Series A Preferred Stock in accordance with Article IV(F)2, which issuance is effected after the eighth anniversary of the Original Issue Date and prior to the date on which all shares of Series A Preferred Stock have been redeemed.

(D)	Dividends

1.	Rate, Accrual and Payment

Holders of Series A Preferred Stock, in preference to the holders of shares of Common Stock and other Junior Stock of the Corporation shall be entitled to receive, on each share of Series A Preferred Stock, cumulative cash dividends payable quarterly in arrears on each March 7, June 7, September 7 and December 7, (each, a “Regular Dividend Payment Date”), commencing on September 7, 2013; provided, however, that if any Regular Dividend Payment Date occurs on a day that is not a Business Day, then any dividend otherwise payable on such Regular Dividend Payment Date will instead be payable on the immediately succeeding Business Day, without any adjustment to the amount payable (and each such succeeding Business Day, when applicable and, in every other case, each Regular Dividend Payment Date is referred to herein as a “Dividend Payment Date”). Dividends on each share of Series A Preferred Stock shall accrue daily on a cumulative basis at a per annum rate of 9.00% on the amount of $100,000 per share of Series A Preferred Stock, whether or not declared by the Board of Directors, and will be payable quarterly in arrears in cash on each Dividend Payment Date (such quarterly amount for a full Dividend Period, the “Regular Quarterly Dividend”), when, as and if declared by the Board of Directors. If a Regular Quarterly Dividend is not declared in full by the Board of Directors or is not paid in full on a Dividend Payment Date to the holders of all shares of Series A Preferred Stock, from and after such Dividend Payment Date such unpaid amount shall be a “Past Due Dividend”. In addition to the Regular Quarterly Dividends, dividends (“Additional Dividends”) on each share of Series A

Preferred Stock shall accrue daily on a cumulative basis at a per annum rate of 9.00% on the amount of all Past Due Dividends with respect to such share of Series A Preferred Stock, compounded quarterly on each Dividend Payment Date, whether or not declared by the Board of Directors (and upon such compounding, such Additional Dividends shall be added to and shall constitute Past Due Dividends hereunder), until the date the same are declared by the Board of Directors and paid in cash to the holders of the shares of Series A Preferred Stock.

Dividends accrued and/or payable on the Series A Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends accrued and/or payable with respect to the shares of Series A Preferred Stock on any date prior to the end of a Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends paid in cash on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock ledger of the Corporation on the applicable record date, which record date shall be the 15th calendar day before such Regular Dividend Payment Date or such other record date fixed by the Board of Directors that does not precede the date upon which the resolution fixing the record date is adopted, and is not more than 60 days prior to such Regular Dividend Payment Date (each, a “Dividend Record Date”). A Dividend Record Date shall not be required to be on a Business Day.

2.	Priority of Dividends
So long as any share of Series A Preferred Stock remains outstanding, no dividend shall be declared or paid on the Common Stock, any other share of Junior Stock or any Parity Stock, and no Common Stock, other Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries, directly or indirectly, unless on the date of such declaration, payment, purchase, redemption or other acquisition for consideration (i) all Past Due Dividends, and accrued and unpaid Additional Dividends thereon to the date of payment of such Past Due Dividends, for all prior Dividend Periods, on all outstanding shares of Series A Preferred Stock, shall have been declared and paid in full and (ii) an amount equal to the full Regular Quarterly Dividend for all outstanding shares of Series A Preferred Stock for the then-current Dividend Period shall have been declared and paid in full (or declared and such amount shall have been deposited by the Corporation in trust for the pro rata benefit of the holders of shares of Series A Preferred Stock on the applicable record date therefor with an Eligible Institution). The foregoing sentence shall not prohibit purchases, redemptions or other acquisitions of Common Stock in connection with cashless exercises of options and similar actions under any equity incentive plan (including any stock option plan) of the Corporation adopted by the Board of Directors, in each case, in the ordinary course of business.

(E)	Liquidation Rights

1.	Voluntary or Involuntary Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock, other Junior Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to such distribution, payment in full in cash in an amount equal to the sum of (i) $100,000 per share, plus (ii) the accrued and unpaid dividends per share, including any and all Past Due Dividends and Additional Dividends on such Past Due Dividends, in each case, whether or not declared, to the date of payment (such sum, the “Series A Liquidation Preference”).

2.	Partial Payment

If in any distribution described in this Article IV(E) the assets of the Corporation or proceeds thereof are not sufficient to pay in full the aggregate Series A Liquidation Preference and the aggregate Liquidation Preferences (as defined below) of all Parity Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of Parity Stock shall be paid pro rata in accordance with the respective aggregate Series A Liquidation Preference and the aggregate Liquidation Preference of such Parity Stock. The “Liquidation Preference” of Parity Stock means the amount otherwise payable to the holders of such Parity Stock with respect to any distribution described in this Article IV(E) (assuming no limitation on the assets of the Corporation available for such distribution), including the amount of declared but unpaid dividends to the extent provided in the Charter with respect to such Parity Stock.

3.	Residual Distributions

If the Series A Liquidation Preference has been paid in full on all shares of Series A Preferred Stock to each respective holder thereof, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

4.	Merger, Consolidation and Sale of Assets Not Liquidation

For purposes of this Article IV(E), the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

(F)	Redemption

1.	Optional Redemption

The Corporation may not redeem the Series A Preferred Stock for the first three years following the Original Issue Date. On or after the third anniversary of the Original Issue Date, the Corporation may, at its option, redeem, in whole at any time or in part from time to time, shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Article IV(F)3, at a redemption price paid in cash for each share of Series A Preferred Stock redeemed equal to the sum of (i) the Base Amount per share, plus (ii) the accrued and unpaid dividends on each share, including any and all Past Due Dividends and Additional Dividends on such Past Due Dividends, whether or not declared, to the date of payment (such sum, the “Redemption Price”, and such date of payment, the “Optional Redemption Date”). Any redemption of less than all of the shares of Series A Preferred Stock at the time outstanding pursuant to an optional redemption shall be in an amount of not less than 8,000 shares of Series A Preferred Stock.

2.	Net Proceeds Redemption

If any shares of Series A Preferred Stock remain outstanding after the eighth anniversary of the Original Issue Date and the holders of a majority of the shares of Series A Preferred Stock deliver to the Secretary of the Corporation a notice of request for redemption pursuant to this Article IV(F)2, the Corporation shall, to the fullest extent permitted by law (i) take any action necessary or appropriate to cause the occurrence of one or more Redemption Offerings, and (ii) redeem on each Net Proceeds Redemption Date (as defined below) from the Net Proceeds of a Redemption Offering the maximum number of outstanding shares of Series A Preferred Stock that it is able to redeem in cash from such Net Proceeds, at a price equal to the Redemption Price for each share of Series A Preferred Stock, upon notice given to all holders of Series A Preferred Stock as provided in Article IV(F)3. The “Net Proceeds Redemption Date” shall mean, with respect to any Redemption Offering, the date of receipt by the Corporation of any Offering Proceeds from such Redemption Offering. For the avoidance of doubt, if Net Proceeds from a Redemption Offering are insufficient to redeem all outstanding shares of Series A Preferred Stock, the Net Proceeds of each successive Redemption Offering shall be applied to redeem shares of Series A Preferred Stock, at the Redemption Price, until all outstanding shares of Series A Preferred Stock have been redeemed. For the purpose of determining whether redemption is permitted by law, the Corporation shall value its assets at the highest amount permissible under applicable law.

3.	Notice of Redemption

Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption, in the event of an optional redemption pursuant to Article IV(F)1, or on the date of receipt of Offering Proceeds in the event of a Net Proceeds Redemption. Any notice mailed as provided in this Article IV(F)3 shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock called for redemption shall not affect the validity of the redemption of any other shares of Series A Preferred Stock, nor shall it excuse the Corporation from its obligation to redeem shares of Series A Preferred Stock to the extent required hereunder. Each notice of redemption given to a holder shall state: (1) the Redemption Date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price; and (4) the place or places where certificates for such shares are to be surrendered against payment of the Redemption Price.

4.	Redemption Generally

The Redemption Price for any share of Series A Preferred Stock called for redemption shall be payable in cash on the Redemption Date to the holder of such share against surrender of the certificate(s) evidencing such share to the Corporation (or, if such holder alleges that such certificate has or certificates have been lost, stolen or destroyed, upon delivery of a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate). Any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the Dividend Record Date for a Dividend Period (“Additional Regular Dividends”) shall not be paid to the holder entitled to receive the Redemption Price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Article IV(D).

5.	Partial Redemption

In case of any redemption of fewer than all of the shares of Series A Preferred Stock at the time outstanding, and if there is more than one Holder, the shares of Series A Preferred Stock shall be redeemed on a pro rata basis. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof promptly following the Redemption Date.

6.	Effectiveness of Redemption

If notice of redemption has been duly given and if on or before the Redemption Date specified in such notice all funds necessary for the payment of the aggregate Redemption Price (plus Additional Regular Dividends, if any) have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with an Eligible Institution, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share of Series A Preferred Stock so called for redemption has not been surrendered for cancellation, on and after the Redemption Date, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights of the respective holders with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the respective holders thereof to receive the Redemption Price from such Eligible Institution, without interest, and the respective holders on the Dividend Record Date to receive the Additional Regular Dividend, if any. Any funds unclaimed at the end of three years from the Redemption Date shall, to the extent permitted by law, be released by such Eligible Institution (or its successor, which must also be an Eligible Institution) to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the Redemption Price of such shares or the Additional Regular Dividend, if any, with respect to such shares.

7.	Authorization and Issuance of Shares of Common Stock after Eighth Anniversary of Original Issue Date; Effecting Net Proceeds Redemption

The provisions of this Article IV(F)7 have been adopted pursuant to the final clause of the first sentence, and the second sentence, of Section 141(a) of the DGCL. If, at any time after the 180th day after the eighth anniversary of the Original Issue Date, (i) the Corporation has not redeemed all outstanding shares of Series A Preferred Stock and (ii) a notice (the “Electing Notice”) from the holders of a majority of the shares of Series A Preferred Stock (the “Electing Holders”), stating that such Electing Holders wish to effect the provisions of this Article IV(F)7 has been delivered to the Secretary of the Corporation and not subsequently withdrawn by the holders of a majority of the shares of Series A Preferred Stock, then the business and affairs of the Corporation, solely with respect to Redemption Offering Matters (as defined below), shall be managed by or under the direction of the Person or Persons (which, for the avoidance of doubt, may include an entity to the fullest extent permitted by law) listed in the Electing Notice (the “Redemption Offering Board”), and the Redemption Offering Board shall have the full power and authority of the Board of Directors with respect to Redemption Offering Matters. Except as otherwise provided in the Charter, the provisions of the DGCL that otherwise apply to directors or a board of directors shall apply to the Redemption Offering Board. The term “Redemption Offering Matters” means any matter determined in good faith by the Redemption Offering Board to be necessary or convenient to effecting a Redemption Offering (including, for the avoidance of doubt, the approval of the issuance of, and determination of consideration for, shares of Common Stock in a Redemption Offering) and effecting a related Net Proceeds Redemption.

(G)	Certain Other Provisions Relating to Ranking

So long as any shares of Series A Preferred Stock are issued and outstanding, no other class or series of stock of the Corporation shall (a) rank equally with the Series A Preferred Stock in the payment of dividends (without regard to whether dividends accrue on a cumulative or non-cumulative basis) and rank junior or senior to the Series A Preferred Stock with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation or (b) rank equally with the Series A Preferred Stock with respect to the distribution of assets on any liquidation, dissolution or winding up of the Corporation and rank junior or senior to the Series A Preferred Stock in the payment of dividends (without regard to whether dividends accrue on a cumulative or non-cumulative basis).

(H)	Conversion

Shares of Series A Preferred Stock shall not be convertible into any other securities.

(I)	Voting Rights

1.	General

The holders of Series A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

2.	Series A Preferred Stock Voting Rights as to Particular Matters

In addition to any other vote or consent of stockholders required by law or by this Charter, so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of a majority of the shares of Series A Preferred Stock at the time outstanding, voting in person or by proxy and separately as a class, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the following, whether by merger, consolidation or otherwise, and any of the following taken, whether by merger, consolidation or otherwise, without such consent or vote shall be null and void ab initio, and of no force or effect:

i.    Authorization or Creation of Stock of the Corporation. Any amendment or alteration of the Charter to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation, or the issuance of any shares of any class or series of stock of the Corporation, in each case, ranking senior to or equally with the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or having or sharing any voting or consent rights with respect to any matter described in this Article IV(I)2;

ii.    Authorization or Issuance of Additional Shares of Series A Preferred Stock or Certain Other Stock. The authorization or issuance of (or obligation to issue) (a) any shares of Series A Preferred Stock in addition to the 80,000 shares of Series A Preferred Stock authorized and issued on the Original Issue Date, (b) any shares of any class or series of stock of the Corporation constituting Parity Stock or ranking senior to the Series A Preferred Stock with respect to either the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or (c) any shares of any class or series of stock of the Corporation that is not perpetual and has a term that ends on or before the ninth anniversary of the Original Issue Date, or provides for mandatory redemption thereof on any date on or before the ninth anniversary of the Original Issue Date, or provides for any right of the holder thereof, whether or not contingent on the occurrence of any event, the passage of time or any other circumstance, to put such shares to the Corporation or otherwise cause or require the purchase of such shares by the Corporation on or before the ninth anniversary of the Original Issue Date, or that is convertible or exchangeable into any of the foregoing;

iii.    Amendments. Any amendment, alteration or repeal of any provision of the Charter or the By-Laws of the Corporation that affects or changes the rights, preferences, privileges or powers of the Series A Preferred Stock, and the defined terms in the Charter as used with respect to this Article IV or otherwise with respect to the Series A Preferred Stock;

iv.    Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless as a result thereof (x) the Series A Preferred Stock remains outstanding or is converted into or exchanged for preference securities of the surviving entity with rights, preferences, privileges and powers substantially identical to those of the Series A Preferred Stock, and (y) there is no other class or series of equity outstanding that would not be permitted to be issued and outstanding pursuant to Article IV(G) or that would require the approval of holders of a majority of the shares of Series A Preferred Stock outstanding as provided in this Article IV(I)2 if the same were to be issued by the Corporation on the date of consummation of such exchange, reclassification, merger or consolidation (provided, that if pursuant to such transaction the holders of Series A Preferred Stock hold preference securities in a surviving entity, the equity of such surviving entity shall comply with the requirements of this clause (y)); and

v.    Decrease of Authorized Shares of Stock of the Corporation. Any amendment or alteration of the Charter to decrease the authorized number of shares of any class or series of stock of the Corporation from such number of shares authorized as of the Effective Time.

3.	No Voting Parity Stock

No other class or series of stock of the Corporation shall have or share any voting or consent rights with the holders of shares of Series A Preferred Stock with respect to any matter described in Article IV(I).

4.	Changes After Redemption or Provision for Redemption

No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to Article IV(I) if at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A Preferred Stock (i) shall have been redeemed or (ii) shall have been called for redemption, upon proper notice given in accordance with Article IV(F), all funds necessary for the payment of the aggregate Redemption Price shall have been deposited by the Corporation with an Eligible Institution pursuant to Article IV(F)6 and the Redemption Date shall have occurred.

(J)	Notices

All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Second Amended and Restated Certificate of Incorporation.

(K)	Other Rights

The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Charter or as provided by applicable law. For the avoidance of doubt, the Series A Preferred Stock described in this Article IV shall constitute the same security as the 9.00% Cumulative Compounding Preferred Stock, Series A established pursuant to the Existing Certificate of Incorporation.

ARTICLE V

The registered office of the Corporation shall be located at 2711 Centreville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the Corporation’s registered agent at such address shall be Corporation Service Company.

ARTICLE VI

(A)	Number of Directors

Subject to the rights of the holders of any outstanding class or series of Preferred Stock, the number of directors shall be established at eleven directors as of the Effective Time and, thereafter, the number of directors shall be determined solely by the Board of Directors from time to time.

(B)	Terms of Directors

Subject to the rights of the holders of any outstanding class or series of Preferred Stock, each director shall be elected at each annual meeting of stockholders and shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, disqualification or removal from office. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Subject to the rights of the holders of any outstanding class or series of Preferred Stock, advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

(C)	Removal of Directors

The Board of Directors or any individual director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote in an election of directors or (b) without cause by (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding capital stock of the Corporation entitled to vote in an election of directors or (ii) solely if such removal is recommended by at least sixty-six and two-thirds percent (66 2/3%) of the Board of Directors, by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote in an election of directors.

(D)	Vacancies

Subject to the rights of the holders of any outstanding class or series of Preferred Stock, any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the Board of Directors then in office, even though fewer than a quorum.

ARTICLE VII

(A)	Definitions

For purposes of this Article VII, the following terms shall have the meanings indicated:

1. “eligible person” means a person who is or was a director, a member of the Redemption Offering Board or an officer of the Corporation or a person who is or was a director, a member of the Redemption Offering Board or an officer and who is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans);

2. “expenses” includes, without limitation, attorneys’ fees;

3. “liability” means the obligation to pay expenses, judgments, fines or settlements incurred with respect to a proceeding or an action or suit by or in the right of the Corporation to procure a judgment in its favor;

4. “party” includes, without limitation, an individual who was, is, or is threatened to be made a party in or witness to a proceeding or an action or suit by or in the right of the Corporation to procure a judgment in its favor; and

5. “proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Corporation to procure a judgment in its favor), provided, however, that, except with respect to proceedings to enforce rights to indemnification and advancement permitted by paragraph H of this Article VII, no action, suit or proceeding initiated by an eligible person shall be a “proceeding” for purposes of this Article VII unless such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

(B)	Limitation of Liability

To the full extent the DGCL, as it exists at the Effective Time, permits the limitation or elimination of the liability of directors, no director made party to any proceeding shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, officers or other eligible persons, then the liability of a director or officer of the Corporation or other eligible person shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. All references in this Article VII(B) to a director shall also be deemed to refer to a member of the Redemption Offering Board.

(C)	Indemnification

To the full extent permitted by the DGCL, as it exists at the Effective Time or as hereafter amended (but, in the case of such amendment, only to the extent such amendment permits broader indemnification), the Corporation shall indemnify any eligible person:

1. against expenses and other liabilities actually and reasonably incurred by such person in connection with any proceeding by reason of the fact that such person is or was an eligible person and, with respect to any criminal proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful; and

2. against expenses in connection with the defense or settlement of any suit or action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an eligible person;

if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation.

(D)	Termination of Proceeding

The termination of any proceeding or action or suit by or in the right of the Corporation to procure a judgment in its favor by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the eligible person did not meet any standard of conduct that is or may be a prerequisite to the limitation or elimination of liability provided in Article VII(B) or to such person’s entitlement to indemnification under Article VII(C).

(E)	Determination of Availability

The Corporation shall indemnify under Article VII(C) any eligible person who has been successful on the merits in the defense of any proceeding or action or suit by or in the right of the Corporation to procure a judgment in its favor. Any other indemnification under Article VII(C) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the eligible person has met any standard of conduct that is a prerequisite to his or her entitlement to indemnification under Article VII(C). With respect to a person who is a director or officer of the Corporation at the time of such determination, such determination shall be made:

1. By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

2. By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

3. If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

4. By the stockholders.

(F)	Advances

The Corporation shall advance expenses incurred by an eligible person who is a party to or otherwise involved in a proceeding or action or suit by or in the right of the Corporation to procure a judgment in its favor in advance of the final disposition of such proceeding, action or suit upon receipt of an undertaking by or on behalf of such eligible person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Corporation under Article VII(C).

(G)	Indemnification of Others

The Corporation is empowered to indemnify or contract to indemnify any person not specified in Article VII(C) who was, is or may become a party to or otherwise involved in any proceeding or suit or action by or in the right of the Corporation, by reason of the fact that he or she is or was an employee or agent of the

Corporation, to the same or a lesser extent as if such person were specified as one to whom indemnification is granted in Article VII(C).

(H)	Application; Amendment

The provisions of this Article VII shall be applicable to all proceedings and suits and actions by or in the right of the Corporation arising from any act or omission, whether occurring before or after the Effective Time. No amendment or repeal of this Article VII shall impair or otherwise diminish the rights provided under this Article VII (including those created by contract) with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions and make all such determinations and authorizations as shall be necessary or appropriate to comply with its obligation to make any indemnity against liability, or to advance any expenses, under this Article VII. If a claim under Paragraph C, E or F of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the eligible person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the eligible person shall be entitled to be paid also the expense of prosecuting or defending such suit.

(I)	Insurance

The Corporation may purchase and maintain insurance on behalf of any eligible person against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

(J)	Further Indemnity

Nothing herein shall prevent or restrict the power of the Corporation to make or provide for any further indemnity and advancement, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, By-Laws, vote of stockholders or disinterested directors or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, By-Laws or other arrangements).

(K)	Severability

Each provision of this Article VII shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

ARTICLE VIII

The Corporation hereby expressly elects that Section 203 of the DGCL shall not govern the Corporation.

ARTICLE IX

The Corporation reserves the right to amend, alter or repeal any provision contained in this Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders in the Charter are subject to this reservation.

In furtherance and not in limitation of the powers conferred upon it by law, but subject to Article IV(I)2, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-Laws of the Corporation by the affirmative vote of a majority of the entire Board of Directors. In addition to any requirements of applicable law and any other provision of this Charter and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-Laws of the Corporation.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Annex D

FORM OF AMENDED AND RESTATED

BY-LAWS

of

THE KRAFT HEINZ COMPANY

(Effective as of [—], 2015)

ARTICLE I

Offices

The Kraft Heinz Company (the “Corporation”) may have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine.

Section 2. Special Meetings.

(a) A majority of the Board of Directors or the Chairman of the Board of Directors (the “Chairman”) may call special meetings of the stockholders. Special meetings shall be held solely for the purposes specified in the notice of meeting.

(b) The Board of Directors shall call a special meeting of stockholders after the Secretary of the Corporation (the “Secretary”) receives a valid request or requests for a special meeting of stockholders from the record holders of shares representing at least twenty percent (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes and series of the Corporation’s capital stock entitled to vote on the matter(s) proposed to be voted on at such meeting. To be valid, the request or requests must (i) be written; (ii) be delivered to the Secretary at the Corporation’s principal executive office (the date on which the Secretary receives the request is the “Delivery Date”); (iii) include (1) the specific purpose(s) of the special meeting of stockholders and the matter(s) proposed to be voted on at the special meeting, (2) with respect to stockholders requesting the special meeting (except for any stockholder that (A) is not an affiliate or associate of or acting in concert with any other requesting stockholder and (B) has requested the special meeting in response to a solicitation statement filed by another stockholder seeking support from the Requisite Percentage of stockholders for such special meeting pursuant to, and in accordance with, Section 14(a) of the Exchange Act (a “Solicited Stockholder”)), the information specified in the third paragraph of Article II, Section 6 of these By-Laws of the Corporation (the “By-Laws”) (as if such special meeting was an annual meeting), and (3) documentary evidence that the requesting record holders own the Requisite Percentage at the time the Secretary receives the request; and (iv) be signed and dated by the record holder(s). If the requesting record holder(s) are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the written request must also include documentary evidence that the beneficial owners on whose behalf the request(s) are made (collectively, the “Requesting Holders”) beneficially own the Requisite Percentage on the Delivery Date. The stockholders (except for any Solicited Stockholders) requesting the special meeting shall (i) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (ii) promptly update and supplement any information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (1) as of the voting record date for the special meeting and (2) as of the date that is 10 days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices. Any stockholder who submitted a written request for a special meeting of stockholders may revoke that written request at any time by delivering a written revocation to the Secretary at the Corporation’s principal executive offices. In addition, any Requesting Holder’s failure to appear at the special meeting of stockholders or to send the Requesting Holder’s qualified representative to the special meeting of stockholders to present such matter(s) to be voted on at the special meeting of stockholders also constitutes a revocation of such request.

The Corporation is not required to call a special meeting of stockholders pursuant to this Section 2(b) with respect to any matter if (i) an identical or substantially similar matter was included on the agenda of any annual or special meeting of stockholders held within 60 days prior to the Delivery Date or will be included on the agenda at an annual or special meeting to be held within 90 days after the Delivery Date (for purposes of this clause (i), the election or removal of directors shall be considered an identical or substantially similar matter with respect to all matters involving election or removal of directors), or (ii) the purpose of the special meeting of stockholders is not a proper matter for stockholder action or is otherwise unlawful, or (iii) the written request for a special meeting of stockholders itself violated applicable law(s) or was not made in accordance with these By-Laws.

The business conducted at the special meeting of stockholders called in accordance with this Section 2(b) shall be limited to the business set forth in the notice of the special meeting; provided that the Board of Directors may submit additional matters to the stockholders at the special meeting by including those matters in the notice of the special meeting of stockholders.

Section 3. Place of Meetings. All meetings of the stockholders shall be held at such places as from time to time may be fixed by the Board of Directors, either within or without the State of Delaware. In addition to or instead of holding a meeting at a physical location, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall be held by remote communications in any manner permitted by the DGCL.

Section 4. Notice of Meetings. (a) Notice, stating the place, day and time and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except as a different time is specified in the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended and together with any Certificate of Designation relating to any class or series of Preferred Stock, the “Certificate of Incorporation”), herein or by law), to each stockholder of record in respect of the business to be transacted thereat. Notwithstanding the foregoing, notice may be given to stockholders sharing an address in the manner and to the extent permitted by the DGCL. Notice may be given in any manner permitted by the DGCL.

Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A stockholder who attends a meeting shall be deemed to have (a) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (b) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented. No notice shall be required for actions taken by written consent.

(b) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purposes of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than 10 days nor more than 60 days before the date of such meeting, nor more than 60 days prior to any other action.

Section 5. Quorum and Adjournment. At all meetings of the stockholders, unless a greater number or voting by classes or series is required by law, by the Certificate of Incorporation or by the rules of any stock exchange upon which shares of the Corporation’s capital stock are listed, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new voting record date is set for that meeting. The chairman of the meeting of stockholders shall have the right and authority to adjourn or recess the meeting. The stockholders, even though less than a quorum, may adjourn the meeting.

Section 6. Organization and Order of Business.

(a) The Chairman, the Vice Chairman of the Board of Directors (the “Vice Chairman”), the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or any such other person as the Chairman, Vice Chairman or Chief Executive Officer may appoint, shall act as chairman of all meetings of the stockholders. The Secretary, or an Assistant Secretary of the Corporation (an “Assistant Secretary”), in the Secretary’s absence, shall act as secretary at all meetings of the stockholders. In the absence of the Secretary or an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of stockholders that it deems appropriate. Except to the extent inconsistent with such rules, regulations and procedures adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe and enforce such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of an agenda or order of business, the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(c) At each annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 6; provided, that notice procedures in connection with the election of directors shall be determined in accordance with Article III, Section 4. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, not more than 150 days prior to the date of such annual meeting and not less than 120 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 120 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. A stockholder’s notice to the Secretary, whether pursuant to this Section 6 or Section 2 of this Article II (other than with respect to Solicited Stockholders), shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting, and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder proposing such business, and the name and address of any beneficial owner on whose behalf the proposal is being made; (iii) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice; (iv) the class, series and number of shares of capital stock of the Corporation owned, directly or indirectly, beneficially and of record by the stockholder and any beneficial owner on whose behalf the proposal is made, and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of the Corporation’s securities; (v) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the stockholder and any beneficial owner on whose behalf the proposal is being made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote or direct the voting of any of the Corporation’s securities; and (vi) any material interest of the stockholder, and any beneficial owner on whose behalf the proposal is made and their respective affiliates or associates or other parties with whom they are acting in concert, in such business. The stockholder shall (A) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (B) promptly update and supplement information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (1) as of the voting record date for the meeting and (2) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices. The Secretary shall deliver each such stockholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. The chairman of the meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 6. If the chairman of the meeting should so determine, he or she shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a stockholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 7. Voting. A stockholder may vote his, her or its shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting or to the inspectors of election appointed in accordance with Section 9, at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. Each holder of record of capital stock of any class or series shall, as to all matters in respect of which capital stock of such class or series has voting power, be entitled to such vote as is provided in the Certificate of Incorporation for each share of capital stock of such class or series standing in the holder’s name on the books of the Corporation as of the voting record date for the meeting of stockholders. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or by such stockholder’s proxy, if there be such proxy; provided, however, that if authorized by the Board of Directors, any stockholder vote to be taken by written ballot may be satisfied by a ballot submitted by electronic transmission by the stockholder or the stockholders proxy, provided, further that any such electronic transmission shall either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or the stockholders proxy.

Except as otherwise required by law, the Certificate of Incorporation, these By-Laws or by the rules of any stock exchange upon which shares of the Corporation’s capital stock are listed, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series; provided, that the election of directors shall be determined in accordance with Article III, Section 4(b), and provided further that if a different or minimum vote is required or provided for such matter by law, the Certificate of Incorporation, these By-laws or by the rules of any stock exchange upon which shares of the Corporation’s capital stock are listed, such different or minimum vote shall be the required vote on such matter. For purposes of this Section 7, a majority of the votes cast means that the number of shares voted “for” a proposal must exceed the number of shares voted “against” that proposal, with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that proposal.

Section 8. Proxies. A stockholder or stockholder’s authorized officer or agent may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form or by an electronic transmission. An electronic transmission shall set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. For purposes of this Section 8 and the remainder of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9. Inspectors. At every meeting of the stockholders, one or more inspectors shall receive and take in charge the proxies, receive and count all votes, and decide questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of votes. The Corporation or the chairman of the meeting shall appoint such inspectors. The inspectors shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

ARTICLE III

Board of Directors

Section 1. General Powers. Except as provided in the Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number. The number of directors shall be fixed, or determined in the manner provided by, the Certificate of Incorporation.

Section 3. Term of Office. Each director shall serve for the term expiring at the next annual meeting of stockholders following their election or appointment and until a successor shall have been duly elected and qualified.

Section 4. Nomination and Election of Directors.

(a) At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors.

(b) Except as provided in subsection (c) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this subsection (b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director.

(c) Subsection (b) shall not apply to any election of directors if, as of the expiration of the time when a stockholder may give notice of a nomination of a director pursuant to subsection (d) of this Section 4, there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by stockholders. A nominee for director in an election to which this subsection (c) applies shall be elected by a plurality of the votes cast in such election.

(d) Subject to the rights of any series of Preferred Stock, no person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this subsection (d). Nominations of persons for election to the Board of Directors may be made (i) by the Board of Directors or any committee designated by the Board of Directors or (ii) by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders who complies with the notice procedures set forth in this subsection (d). Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a stockholder’s intent to nominate one or more persons for election as directors at the applicable meeting of stockholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary and received (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, not more than 150 days prior to the date of such annual meeting and not less than 120 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 120 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, or (iii) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such stockholder’s notice shall set forth (i) as to the stockholder giving the notice, (1) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder, and the name and address of any beneficial owner on whose behalf the nomination is being made; (2) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (3) the class, series and number of shares of capital stock of the Corporation owned beneficially, directly or indirectly, and of record by such stockholder and any beneficial owner on whose behalf the notice is given and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of the Corporation’s securities; (4) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the stockholder and any beneficial owner on whose behalf the nomination has been made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote or direct the voting of any of the Corporation’s securities; and (5) a description of all arrangements or understandings between such stockholder or such beneficial owner or any of their respective affiliates or associates or other parties with whom they are acting in concert and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; and (ii) as to each person whom the stockholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person; (2) the principal occupation or employment of such person; (3) the class, series and number of shares of capital stock of the Corporation that are beneficially owned by such person; (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the U.S. Securities and Exchange Commission promulgated under the Exchange Act; and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The stockholder shall (i) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this

By-Law and (ii) promptly update and supplement information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (1) as of the voting record date for the meeting and (2) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices. The Secretary shall deliver each such stockholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary all such information pertaining to such person that is required to be set forth in a stockholder’s notice of nomination. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present such nomination, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

Notwithstanding anything in these By-Laws to the contrary, except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation or any Certificate of Designation relating to any class or series of Preferred Stock, no persons may be nominated for election to the Board of Directors except in accordance with the procedures set forth in this Section 4. The chairman of the meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this subsection (d). If the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 5. Chairman; Vice Chairman. The Board of Directors shall elect from among its members (i) a director designated as the Chairman and (ii) a director designated as the Vice Chairman . The Chairman shall serve as chairman of the Board of Directors and preside at meetings of the stockholders and of the Board of Directors. Each of the Chairman and the Vice Chairman shall have such duties as may be assigned to him or her by the Board of Directors.

Section 6. Organization. At all meetings of the Board of Directors, the Chairman, or, in the absence of the chairman, the Vice Chairman, shall act as chairman of the meeting. In the absence of the Chairman and the Vice Chairman, a director chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in the Secretary’s absence, an Assistant Secretary shall act as secretary of meetings of the Board of Directors. In the absence of the Secretary or an Assistant Secretary at such meeting, the chairman of the meeting shall appoint any person to act as secretary of the meeting.

Section 7. Place of Meeting and Action Without Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware. The Board of Directors may meet in person or by telephone, video conference or other communications equipment by means of which all persons participating in such meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or any such committee consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or of such committee.

Section 8. Organizational Meeting. The annual organizational meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders and at the same place, without the requirement of any notice other than this provision of the By-Laws, or at such other date, time and place as the Board of Directors may determine.

Section 9. Regular Meetings: Notice. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors or the Chairman may from time to time determine. Notice of such meetings need not be given if the time and place have been fixed previously.

Section 10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by (i) order of the Chief Executive Officer, the Chairman or the majority of the directors then in office, or (ii) order of the Vice Chairman or the chair of any committee with the support of at least two other directors. Notice of each such meeting, which need not specify the business to be transacted thereat, shall (i) be mailed to each director, addressed to his or her residence or usual place of business, at least three days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission or (iii) be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 11. Waiver of Notice. Whenever any notice is required to be given to a director of any meeting of the Board of Directors or any committee thereof for any purpose under the provisions of law, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 12. Quorum and Manner of Acting. Except where otherwise provided by law, a majority of the number of directors fixed by resolution of the Board of Directors at the time of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum is present. Notice of any such adjourned meeting need not be given.

Section 13. Order of Business. At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

Section 14. Resignation of Director. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman or the Secretary. Unless the resignation is contingent on acceptance by the Board of Directors, or as otherwise stated in the notice of resignation, it shall take effect when delivered.

Section 15. Committees. (a) In addition to the operations and strategy committee authorized by Article IV of these By-Laws, other committees may be designated by the Board of Directors by a resolution adopted by the number of directors required to take action under Article III, Section 12 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

(b) The Board of Directors may appoint members to each committee meeting any applicable qualifications set forth in that committee’s charter at the Board of Directors’ annual organizational meeting or at such other time as the Board of Directors may determine. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present and not disqualified from voting, whether or not a quorum, may appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Unless the Board of Directors otherwise prescribes by resolution, such committee member will serve until he or she ceases to be a director, resigns or is removed. Any vacancy occurring on any committee may be filled by the Board of Directors. Each committee may delegate any of its responsibilities to the chair or another committee member, unless prohibited by law, regulation or national securities exchange listing standards (if any).

(c) A committee may meet in person or by telephone, video conference or other communications equipment by means of which all persons participating in such meeting can hear each other, and may act by unanimous written consent.

(d) Unless the Board of Directors otherwise prescribes by resolution, a majority of a committee’s members constitutes a quorum for the transaction of business at a committee meeting, and the affirmative vote of a majority of the committee members present at a meeting at which there is a quorum present will be the act of that committee. Each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.

ARTICLE IV

Operations and Strategy Committee

Section 1. How Constituted and Powers. The Board of Directors, by resolution adopted pursuant to Article III, Section 15 hereof, may designate three directors to constitute an operations and strategy committee, who shall serve at the pleasure of the Board of Directors. The operations and strategy committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

Section 2. Meetings. Meetings of the operations and strategy committee may be called by the chairman of the committee or by any two members of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall (i) be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least three days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission or (iii) be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

ARTICLE V

Officers

Section 1. Election and Designation. The officers of the Corporation shall be elected by the Board of Directors and may include a Chief Executive Officer, a President of the Corporation (the “President”), a Chief Financial Officer of the Corporation (the “Chief Financial Officer”), one or more Vice Presidents (each, a “Vice President”), a Controller of the Corporation, a Treasurer of the Corporation (the “Treasurer”), a Secretary, and such other officers or assistant officers as the Board of Directors deems necessary or advisable with such powers and duties as prescribed herein or by the Board of Directors. The same person may hold any two or more offices.

Section 2. Appointment, Term of Office and Qualifications. The Board of Directors may authorize any duly elected officer to appoint one or more other officers or assistant officers. Unless the Board of Directors otherwise prescribes by resolution, each officer shall hold office until his or her respective successor shall have been duly chosen and qualified or until such officer’s resignation, death or removal.

Section 3. Vacancies. If any vacancy shall occur among the officers or assistant officers of the Corporation, the Board of Directors, or any duly elected officer authorized by the Board of Directors to appoint such officer or assistant officer, may fill such vacancy.

Section 4. Removal. The Board of Directors may remove any officer or assistant officer at any time either with or without cause. Any officer or assistant officer appointed by another officer may likewise be removed by such officer.

Section 5. Chief Executive Officer. The Chief Executive Officer shall be in charge of the Corporation’s business and affairs under the basic policies set by the Board of Directors and shall from time to time report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require be brought to the Board of Directors’ notice. The Chief Executive Officer shall be responsible to the Board of Directors and shall perform such other duties as shall be assigned to him or her by the Board of Directors.

Section 6. President. The President shall perform such senior duties as he may agree with the Chief Executive Officer or as shall be assigned to him or her by the Board of Directors.

Section 7. Vice Presidents. One or more Vice Presidents, including Executive Vice Presidents of the Corporation (each, an “Executive Vice President”), shall assist the Chief Executive Officer in carrying out his or her respective duties and shall perform those duties that may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board of Directors.

Section 8. Chief Financial Officer. The Chief Financial Officer shall be an Executive Vice President and shall be responsible for the management and supervision of the financial affairs of the Corporation.

Section 9. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in a book or books kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The Secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the Secretary’s office, or as the Board of Directors, Chairman or Chief Executive Officer may from time to time prescribe.

Section 10. Assistant Officers. In the absence or disability of an officer, one or more assistant officers shall perform all of the duties of the officer and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the officer. Assistant officers shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or an officer. Assistant officers need not be officers of the Corporation and shall not be deemed officers of the Corporation unless elected by the Board of Directors.

ARTICLE VI

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1. Contracts. Except as the Board of Directors may, from time to time, otherwise provide, the Chief Executive Officer, any Executive Vice President and such other persons as the Chief Executive Officer or the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation. The Board of Directors, in its discretion, may authorize the power to execute any contract or other instrument on behalf of the Corporation to the chairman of a committee of the Corporation. Except as the Board of Directors may, for time to time, otherwise provide, no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

Section 2. Loans. The Chief Executive Officer, any Executive Vice President and such other persons as the Chief Executive Officer or the Board of Directors may authorize shall have the power to borrow money for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and in connection with such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

Section 3. Voting of Stock and Other Interests Held. The Chief Executive Officer, any Executive Vice President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other entity at meetings of the holders of the capital stock or other interests of such other entity, or to consent in writing to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or

the Chief Executive Officer, any Executive Vice President or the Secretary may attend in person any meeting of the holders of capital stock or other interests of such other entity and thereat vote or exercise any and all powers of the Corporation as the holder of such capital stock or other interests of such other entity.

ARTICLE VII

Certificates Representing Shares

Shares of the Corporation may but need not be certificated and the Board of Directors may provide by resolution or resolutions that some or all of the shares of one or more classes or series of capital stock of the Corporation be uncertificated. Shares represented by certificates shall be signed by the Chairman, President or any Vice President and the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of each class and series of the Corporation. The Corporation shall replace certificates that become destroyed, stolen, mutilated or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen, mutilated or lost, together with any indemnity that may be reasonably required by the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

ARTICLE VIII

Distributions

Subject to the rights of any class or series of stock set forth in the Certificate of Incorporation, the Board of Directors may from time to time, in its discretion, declare payment of dividends or other distributions on its outstanding shares of capital stock in such manner and upon such terms and conditions as are permitted by the Certificate of Incorporation and the DGCL.

ARTICLE IX

Seal

The Board of Directors may provide a suitable seal or seals, which shall be in the form of a circle, and shall have inscribed thereon the full name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware.”

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall end on the Sunday nearest to December 31 of each year.

ARTICLE XI

Amendment

Subject to any limitations provided in the Certificate of Incorporation, the Board of Directors may adopt, amend or repeal the By-Laws. Notwithstanding the foregoing, the stockholders may adopt amend, amend or repeal the By-Laws as provided in the Certificate of Incorporation.

ARTICLE XII

Unavailability of Officers

In the event an officer of the Corporation is unavailable to perform his or her duties for any reason, and notwithstanding any provision of these By-Laws to the contrary, the Board of Directors is authorized to elect any director or officer of the Corporation to fill such position on a temporary basis. Any person so elected shall have such title as the Board of Directors may confer and, unless limited by the resolution electing such person, have all the powers and duties of the office being temporarily filled as set forth in these By-Laws and shall hold such office until the Board of Directors determines the original officer is again available to serve or until such temporary officer resigns or the Board of Directors removes such officer.

Annex E

FORM OF AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

by and among

The Kraft Heinz Company,

3G Global Food Holdings, L.P.

and

Berkshire Hathaway Inc.

Dated as of [—], 2015

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of [—], 2015, by and among The Kraft Heinz Company, a Delaware corporation (the “Company”), 3G Global Food Holdings, L.P., a Cayman Islands exempted limited partnership (“3G”), and Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”; each of 3G and Berkshire, together with the Permitted Transferees that become a party to this Agreement in accordance with Section 13, an “Investor” and, collectively, the “Investors”).

WHEREAS, the Company and each of the Investors are party to that certain Registration Rights Agreement, dated as of June 7, 2013 (the “Original Agreement”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of March 24, 2015 (the “Merger Agreement”), among the Company, Kite Merger Sub Corp., a Virginia corporation, Kite Merger Sub LLC a Delaware limited liability company, and Kraft Foods Group, Inc., a Virginia corporation, the Company and each of the Investors desire, as of the Effective Time, to amend and restate the Original Agreement in its entirety to be in the form of this Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“3G” has the meaning set forth in the introductory paragraph hereto.

“3G Permitted Transferee” means any Affiliate of 3G that has acquired Shares by means of a Permitted Transfer.

“Affiliate” of any Person means any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this Agreement, the current principals of 3G Capital Partners Ltd. and the current managing partner of 3G Capital Partners Ltd. (together with (a) any trust that is formed by any such individuals for estate planning purposes, (b) any investment fund that is controlled by such individuals (or, upon death or incapacity of such individual, such individual’s immediate family), and (c) any personal investment holding entity that is formed by any such individual and is majority-owned and controlled by such individual (or, upon death or incapacity of such individual, such individual’s immediate family)) shall each be deemed to be an Affiliate of 3G. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Amended and Restated Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). Without limiting the foregoing, a Person shall be deemed to be the beneficial owner of all Registrable Shares owned of record by any majority-owned subsidiary of such Person.

“Berkshire” has the meaning set forth in the introductory paragraph hereto.

“Berkshire Permitted Transferee” means any Affiliate of Berkshire that has acquired Shares by means of a Permitted Transfer.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of New York, New York.

“Certificate of Incorporation” means the Company’s Second Amended and Restated Certificate of Incorporation, as amended and restated from time to time (including any certificate of designations adopted by the Company’s board of directors pursuant to the Certificate of Incorporation).

“Chosen Courts” has the meaning set forth in Section 14(e).

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the introductory paragraph hereto.

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Registration Statement” has the meaning set forth in Section 2(a).

“Effectiveness Deadline” shall mean, with respect to any Registration Statement required to be filed to cover the resale by an Investor of the Registrable Shares, (i) the date such Registration Statement is filed, if the Company is a WKSI as of such date and such Registration Statement is an Automatic Shelf Registration Statement eligible to become immediately effective upon filing pursuant to Rule 462, or (ii) if the Company is not a WKSI as of the date such Registration Statement is filed, the 5th Business Day following the date on which the Company is notified by the SEC that such Registration Statement will not be reviewed or is not subject to further review and comments and will be declared effective upon request by the Company.

“Equity Shares” means the Shares owned by each of 3G and Berkshire on the date hereof after giving effect to the Equity Investment, the Merger and the other Transactions.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exercise Shares” means the shares of Common Stock acquired by Berkshire upon exercise of the Warrant.

“Filing Deadline” shall mean, with respect to any Registration Statement required to be filed to cover the resale by an Investor of the Registrable Shares, (i) 30 days following a Request, if the Company is a WKSI as of the date of such Request, or (ii) if the Company is not a WKSI as of the date of such Request, (x) 40 days following such Request if the Company is then eligible to register for resale of the Registrable Shares on Form S-3 or (y) if the Company is not then eligible to use Form S-3, 60 days following such Request, provided that, to the extent that the Company has not been provided the information regarding an Investor and the Registrable Shares required to be included in such Registration Statement at least fifth Business Days prior to the applicable Filing Deadline, then such Filing Deadline shall be extended to the fifth Business Day following the date on which such information is provided to the Company.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holdback Agreement” has the meaning set forth in Section 7.

“Holdback Period” has the meaning set forth in Section 7.

“Investors” has the meaning set forth in the introductory paragraph hereto. References herein to an Investor shall apply to Permitted Transferees who become Investors pursuant to Section 13, provided that for purposes of all thresholds and limitations herein, the actions of each Permitted Transferee shall be aggregated with the Investor who was a shareholder of the Company on the date hereof and from whom such Permitted Transferee directly or indirectly acquired Shares.

“Long-Form Registration” has the meaning set forth in Section 2(a).

“Merger Agreement” has the meaning set forth in the Recitals hereto.

“Original Agreement” has the meaning set forth in the Recitals hereto.

“Permitted Transfer” means a Transfer of Shares by (a) Berkshire or any Affiliate of Berkshire to any Affiliate of Berkshire or (b) 3G or any Affiliate of 3G to any Affiliate of 3G; provided that any Transfer of Shares under clause (a) or (b) to a limited partner or member shall be by means of distribution of Shares to such Person, with no value paid by such limited partner or member in exchange for distribution of such Shares; provided, further, that neither Berkshire nor 3G shall avoid the provisions of clause (a) or (b), as applicable, by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee. On subsequent Transfers by a Permitted Transferee, the determination of whether the transferee is a Permitted Transferee shall be determined by reference to the Investor who was an original party to this Agreement, not by reference to the transferring Permitted Transferee in such subsequent Transfer. If at any time after a Permitted Transfer, a transferee ceases to be a Permitted Transferee of the Investor who Transferred the Shares to the transferee, then such transferee must Transfer the Shares to such Investor or a Permitted Transferee of such Investor as promptly as practicable. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

“Permitted Transferee” means any 3G Permitted Transferee or Berkshire Permitted Transferee, as applicable.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Preferred Stock” means the 80,000 shares of 9.00% Cumulative Compounding Preferred Stock, Series A, of the Company.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Redemption Offering” has the meaning set forth in the Certificate of Incorporation.

“Registrable Shares” means, at any time, (i) the Equity Shares, (ii) the Exercise Shares, and (iii) any securities issued by the Company after the date hereof in respect of the Equity Shares or the Exercise Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, but excluding (iv) any and all Equity Shares, Exercise Shares and other securities referred to in clauses (i), (ii) and (iii) that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act,

(c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (d) are not outstanding, or (e) have been transferred in violation of Section 12 hereof (or any combination of clauses (a), (b), (c), (d) and (e)). It is understood and agreed that, once a security of the kind described in clause (i), (ii) or (iii) above becomes a security of the kind described in clause (iv) above, such security shall cease to be a Registrable Share for all purposes of this Agreement and the Company’s obligations regarding Registrable Shares hereunder shall cease to apply with respect to such security.

“Registration Expenses” has the meaning set forth in Section 10(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Request” has the meaning set forth in Section 2(a).

“S-3 Shelf Registration” has the meaning set forth in Section 2(a).

“S-3 Shelf Registration Statement” has the meaning set forth in Section 4(a).

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Shares” means any shares of Common Stock.

“Shelf Takedown” has the meaning set forth in Section 4(b).

“Short-Form Registration” has the meaning set forth in Section 2(a).

“Suspension Period” has the meaning set forth in Section 8(a).

“Termination Date” means the first date on which there are no Registrable Shares held by any Investor or, if later, the date on which no Preferred Stock remains outstanding.

“Third-Party Holdback Period” means any Holdback Period imposed on an Investor pursuant to Section 7 in respect of an underwritten offering of Shares in which (i) such Investor elected not to participate or (ii) such Investor’s participation was reduced or eliminated pursuant to Section 3(b) or 3(c).

“Transfer” means to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of (including any deprivation or divestiture of any right, title or interest), directly or indirectly and whether or not by operation of law or for value, any legal, economic or beneficial interest in Shares, or the Warrant.

“underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and “underwritten Shelf Takedown” means an underwritten offering effected pursuant to an S-3 Shelf Registration.

“Warrant” means Berkshire’s warrant to purchase 46,195,652 shares of Common Stock pursuant to Warrant No. 1, dated as of June 7, 2013.

“WKSI” shall mean a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.

In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form, as amended, from time to time;

(ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” are references to Sections of this Agreement;

(iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and

(v) references to “dollars” and “$” mean U.S. dollars.

Section 2. Demand Registration.

(a) Right to Request Registration. Subject to the provisions hereof, until the Termination Date, each Investor or any group of Investors shall have the right to make requests in writing (each, a “Request”) (which Request shall specify the Registrable Shares intended to be disposed and the intended method of distribution thereof) that the Company register all or part of the Registrable Shares held by such Investor(s) on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or Form S-3 or any similar short-form registration (“Short-Form Registrations”), if available, provided that, in either case, the number of Registrable Shares included in the Request (i) would, if fully sold, yield gross proceeds to the Investor(s) making the Request of at least $200,000,000 (based on the then-current market prices of the Common Stock) or (ii) consists of all Registrable Shares then owned by 3G and all of the 3G Permitted Transferees, or Berkshire and all of the Berkshire Permitted Transferees, as applicable. The Investor(s) making any Request shall send a copy of such Request to the other Investors at the same time as it is sent to the Company, and each other Investor may elect to include Registrable Shares owned by it in the same registration by providing written notice of such election to the Company and the Investor(s) making the Request within five (5) Business Days of receiving the Request (which notice shall specify the Registrable Securities intended to be included). All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” Each Investor may request that the registration be made pursuant to Rule 415 under the Securities Act (an “S-3 Shelf Registration”) and, if the Company is a WKSI at the time any request for a Registration Statement is submitted pursuant to this Section 2(a) (a “Demand Registration Statement”) to the Company, that such S-3 Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). The Company shall file such Registration Statement as promptly as practicable, but no later than the applicable Filing Deadline, and shall use its reasonable best efforts to cause the Registration Statement to be declared effective or otherwise become effective under the Securities Act as promptly as practicable but, in any event, no later than the Effectiveness Deadline.

(b) Number of Demand Registrations. Subject to the limitations of Sections 2(a), 2(d) and 4(a), 3G and the 3G Permitted Transferees that have become Investors pursuant to Section 13 below shall be entitled to request up to three Demand Registrations in the aggregate, and Berkshire and the Berkshire Permitted Transferees that have become Investors pursuant to Section 13 below shall be entitled to request up to three Demand Registrations in the aggregate; provided, however, that a registration shall not count as a Demand Registration pursuant to this Section 2 unless the holders of Registrable Shares are able to register and sell at least 90% of the Registrable Shares requested to be included in such registration. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form registration and if the managing underwriter, if any, agrees to the use of a Short-Form Registration. The Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Shares.

(c) Priority on Demand Registrations. The Company may include Shares other than Registrable Shares in a Demand Registration for any accounts (including for the account of the Company) on the terms provided below if such Demand Registration is an underwritten offering, and only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Investors participating in such Demand Registration that in their opinion the number of Shares proposed to be included in the Demand Registration exceeds the number of Shares which can be sold in such underwritten offering without delaying or otherwise affecting the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration (i) first, the number of Registrable Shares that the Investors propose to sell, and (ii) second, unless any additional Shares exceed the amount that the managing underwriter(s) determine can be sold without delaying or otherwise adversely affecting the success of the offering, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such other Persons in such manner as the Company may determine. If more than one Investor is participating in such Demand Registration, and the number of Shares which can be sold, as so determined by the managing underwriters, is less than the number of Shares proposed to be registered pursuant to clause (i) above by the Investor(s), then the Registrable Shares that are included in such Demand Registration shall be allocated pro rata among the participating Investors on the basis of the number of Registrable Shares owned by each such Investor.

(d) Restrictions on Demand Registrations. Notwithstanding any contrary provision of this Agreement, no Investor shall be entitled to request a Demand Registration at any time when (i) a Redemption Offering has been initiated (and not withdrawn) by Berkshire and such Redemption Offering has not yet been consummated, or (ii) the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a Piggyback Registration, unless, in the case of this clause (ii), the offering to be effected pursuant to the requested Demand Registration can be effected pursuant to an S-3 Shelf Registration and the Company, in accordance with Section 4, effects or has effected an S-3 Shelf Registration pursuant to which such offering can be effected.

(e) Underwritten Offerings. An Investor or group of Investors making a Request shall only be entitled to request an underwritten offering pursuant to a Demand Registration (subject to the same minimum proceeds test set forth in subsection (a) above) if the request is not made within 120 days after such Investor(s) (or the Investor from which Registrable Shares were acquired directly or indirectly by any such Investor, or any Permitted Transferee who acquired its Registrable Shares directly or indirectly from any such Investor) have sold at least 90% of the Shares requested to be included in an underwritten offering pursuant to a Demand Registration or an S-3 Shelf Registration. The Investor(s) participating in such an underwritten Demand Registration shall together (i) select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, and (ii) otherwise mutually manage and direct all decisions required for effecting such Demand Registration; provided that (i) any investment banking firm or firms selected pursuant to clause (i) above shall be selected subject to the approval of the Company, which approval shall not be unreasonably withheld and (ii) the Company shall select the investment banking firm(s) if the Investors cannot agree on such selection.

(f) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use reasonable best efforts to keep such Demand Registration Statement effective for a period equal to 120 days from such date or such shorter period which shall terminate when all of the Registrable Shares covered by such Demand Registration have been sold by the participating Investor(s).

(g) Other Registration Rights. Until the time when Berkshire and the Berkshire Permitted Transferees no longer hold any shares of Preferred Stock and the Investors collectively own 10% or less of the outstanding Shares, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of both 3G (as long as it and/or the 3G Permitted Transferees hold Registrable Shares) and Berkshire (as long as it and/or the Berkshire Permitted Transferees hold Registrable Shares or shares of Preferred Stock); provided that the Company may grant rights to employees of the Company and its Subsidiaries who are not Affiliates of the Investors, and not persons eligible to acquire Shares from an Investor in a Permitted Transfer, to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the Investors with respect to such Piggyback Registrations as provided in Section 3 below.

Section 3. Piggyback Registrations.

(a) Subject to Section 3(b), whenever prior to the Termination Date the Company proposes to register any Shares under the Securities Act (other than on a registration statement on Form S- 8, F-8, S-4 or F-4 or any successor form thereto), whether for its own account or for the account of one or more holders of Shares (other than the Investors), and the form of registration statement to be used may be used for any registration of

Registrable Shares (a “Piggyback Registration”), the Company shall give written notice to each Investor of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration statement and in any offering of Shares to be made pursuant to that registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein from an Investor within five (5) Business Days after such Investor’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances (provided that only Registrable Shares of the same class or classes as the Shares being registered may be included). The provisions of this Section 3(a) shall apply without regard to whether the Company proposes to register such Shares at its own option or as set forth in any other agreement by which the Company is bound. This Agreement alone shall not be interpreted to impose on the Company any obligation to proceed with any Piggyback Registration and the Company may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than an Investor proposes to sell Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.

(b) Priority on Primary Piggyback Registrations. Except in the case of a Redemption Offering, if a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company that in their opinion the number of Shares proposed to be included in such offering exceeds the number of Shares (of any class) which can be sold in such offering without delaying or otherwise adversely affecting the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of Shares requested to be included therein by the Investors, pro rata among such Investors on the basis of the number of Registrable Shares owned by each such Investor up to such number, if any, that the managing underwriters determine can be included in such offering without delaying or otherwise adversely affecting the success of the offering. Notwithstanding the foregoing, if a Piggyback Registration is a Redemption Offering, the Investors shall only be permitted to include Shares in such Piggyback Registration if and to the extent the managing underwriters conclude that Shares can be sold in excess of the Shares proposed by Berkshire to be sold in such Redemption Offering without delaying or otherwise adversely affecting the success of the Redemption Offering (including the price per share of the Shares proposed to be sold in such Redemption Offering). If the managing underwriters so conclude that excess Shares can be sold by Investors in a Redemption Offering without delaying or otherwise adversely affecting the success of the Redemption Offering, the Company shall include in such Redemption Offering (i) first, the number of Shares that Berkshire proposes to include, and (ii) second, the number of Registrable Shares requested to be included by any Investors, pro rata among such Investors on the basis of the number of Registrable Shares owned by each such Investor up to such number, if any, that the managing underwriters determine can be included in such offering without delaying or otherwise adversely affecting the success of the offering.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is not a Redemption Offering and is initiated as an underwritten registration on behalf of a holder of Shares other than the Investors, and the managing underwriters advise the Company that in their opinion the number of Shares proposed to be included in such registration exceeds the number of Shares (of any class) which can be sold in such offering without delaying or otherwise adversely affecting the success of the offering (including the price per share of the Shares to be sold in such offering), then the Company shall include in such registration (i) first, the number of Shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of Shares requested to be included therein by the Investors pro rata among such Investors on the basis of the number of Registrable Shares owned by each such Investor and (iii) third, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such other Persons in such manner as the Company may determine.

(d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, subject to Sections 5 and 6, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Basis of Participations. No Investor may sell Registrable Shares in any offering pursuant to its right to participate in a Piggyback Registration unless it (a) agrees to sell such Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company or any other holders involved in such Piggyback Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

Section 4. S-3 Shelf Registration.

(a) Right to Request Registration. Subject to the provisions hereof and the Company’s eligibility to use Form S-3, as promptly as practicable after the Company receives written notice of a request for an S-3 Shelf Registration from either of 3G or Berkshire, the Company shall file with the SEC a registration statement under the Securities Act for the S-3 Shelf Registration (a “S-3 Shelf Registration Statement”). A request for an S-3 Shelf Registration Statement may not be made within 120 days after the requesting Investor (or any Permitted Transferees who acquired their Registrable Shares directly or indirectly from such original Investor) has sold at least 90% of the Shares requested to be included in a Demand Registration or at any time when an S-3 Shelf Registration covering Shares of the requesting Investor or any of its direct or indirect Permitted Transferees is in effect or a Redemption Offering has been initiated (and not withdrawn) by Berkshire and not yet consummated. Once effective, the Company shall cause such S-3 Shelf Registration Statement to remain continuously effective for such time period as is specified in such request but for no time period longer than the period ending on the earliest of (A) the date on which all Registrable Shares covered by such S-3 Shelf Registration have been sold pursuant to the S-3 Shelf Registration, (B) the date as of which there are no longer any Registrable Shares covered by such S-3 Shelf Registration in existence and (C) the date on which such S-3 Shelf Registration Statement expires, provided that the Company shall renew such S-3 Shelf Registration Statement upon such expiration. If permitted under the Securities Act, such Registration Statement shall be an Automatic Shelf Registration Statement. The right to request an S-3 Shelf Registration hereunder is in addition to the rights of 3G and Berkshire under Section 2 with respect to Demand Registrations. The right to request an S-3 Shelf Registration hereunder may be exercised no more than once by each of 3G and Berkshire; provided that if, 12 calendar months after the first day of the month following the date hereof, the Company does not meet the eligibility requirements of Form S-3 or loses its eligibility to use Form S-3, then 3G and Berkshire shall (subject to satisfying the conditions to a Demand Registration set forth in Section 2) each be entitled to request up to three additional Demand Registrations in the aggregate per year, until such time as the Company meets the eligibility requirements of Form S-3; provided, further that if either 3G or Berkshire has used its right to a S-3 Shelf Registration pursuant to this Section 4 and has (inclusive of its direct and indirect Permitted Transferees who have become Investors under Section 13 below) exercised fewer than three Demand Registrations, then either 3G or Berkshire, as applicable, may elect a second S-3 Shelf Registration and, upon such election, the number of Demand Registrations available to it and its direct and indirect Permitted Transferees who have become Investors under Section 13 below shall be reduced by one.

(b) Right to Effect Shelf Takedowns. Subject to Section 7, each Investor shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Termination Date, to sell such Registrable Shares as are then registered pursuant to such S-3 Shelf Registration Statement (each, a “Shelf Takedown”), but only upon not less than three Business Days’ prior written notice to the Company (if such takedown is to be underwritten). Such Investor or a group of Investors shall be entitled to request that a Shelf Takedown be an underwritten offering; provided, however, that the number of Registrable Shares included in each such underwritten Shelf Takedown (i) would reasonably be expected to yield gross proceeds to such Investor(s) of at least $100,000,000 (based on the then-current market prices), or (ii) consists of all Registrable Shares then owned by 3G and all of the 3G Permitted Transferees, or Berkshire and all of the Berkshire Permitted Transferees, as applicable, and provided, further, that such Investor(s) shall not be entitled to request any underwritten Shelf Takedown (x) within 120 days after any such Investor (or the Investor from which Registrable Shares were acquired directly or indirectly by such Investor, or any Permitted Transferee who acquired its Registrable Shares directly or indirectly from such Investor) have sold at least 90% of the Shares requested to be included in a Demand Registration or S-3 Shelf Registration or (y) at any time when a Redemption Offering has been initiated (and not withdrawn) by Berkshire and not yet consummated. Such Investor(s) shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

(c) Priority on Underwritten Shelf Takedowns. The Company may include Shares other than Registrable Shares in an underwritten Shelf Takedown for any accounts on the terms provided below, but only with the consent of the managing underwriters of such offering, and whichever of the Investors has requested such Shelf Takedown (such consent not to be unreasonably withheld or delayed). If the managing underwriters of the requested underwritten Shelf Takedown advise the Company and the requesting Investors that in their opinion the number of Shares proposed to be included in the underwritten Shelf Takedown exceeds the number of Shares which can be sold in such offering without delaying or otherwise adversely affecting the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such underwritten Shelf Takedown (i) first, the number of Shares that the requesting Investor(s) proposes to sell, and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such other Persons in such manner as the Company may determine. If the number of Shares which can be sold without delaying or otherwise adversely affecting the success of the offering is less than the number of Registrable Shares proposed to be included in the underwritten Shelf Takedown pursuant to clause (i) above, the amount of Shares to be so sold shall be allocated to the Investors pro rata according to the number of Registrable Shares owned by each such Investor. The provisions of this paragraph (c) apply only to a Shelf Takedown that an Investor has requested be an underwritten offering.

(d) Selection of Underwriters. If any of the Registrable Shares are to be sold in an underwritten Shelf Takedown initiated by an Investor and the other Investors are participating in such Shelf Takedown, the Investor requesting the Shelf Takedown shall have the right to select the investment banking firm(s) and manager(s) to administer the offering, subject to the other Investors’ approval (which approval shall not be unreasonably withheld or delayed); provided that (i) any investment banking firm or manager selected by the Investors shall be selected subject to the approval of the Company, which approval shall not be unreasonably withheld, and (ii) the Company shall select the investment banker(s) and manager(s) if the Investors cannot agree on such selection.

Section 5. Reserved.

Section 6. Redemption Offering. In the event Berkshire elects to effectuate a Redemption Offering in accordance with the terms of the Certificate of Incorporation, Berkshire, on behalf of the Company, shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering and shall otherwise manage and direct all decisions required for effecting one or more Redemption Offerings, as required, and effecting a redemption of the Preferred Stock in accordance with Article IV of the Certificate of Incorporation; provided that any investment banking firm or manager selected by Berkshire shall be selected subject to the approval of the Company, which approval shall not be unreasonably withheld.

Section 7. Holdback Agreements. The restrictions in this Section 7 shall apply for as long as any Investor is the beneficial owner of any Registrable Shares. (1) In connection with a Redemption Offering, (2) if the Company sells Shares or other securities convertible into or exchangeable for (or otherwise representing a right to acquire) Shares in any other primary underwritten offering pursuant to any registration statement under the Securities Act (but only if the Investors are provided their piggyback rights, if any, in accordance with Sections 3(a) and 3(b)), or (3) if any other Person sells Shares in a secondary underwritten offering pursuant to a Piggyback Registration in accordance with Sections 3(a) and 3(b), and if the managing underwriters for such offering (under any of clauses (1), (2) or (3)) advise the Company (in which case the Company promptly shall notify each Investor) that a public sale or distribution of Shares outside such offering would adversely affect such offering, then, if requested by the Company or, in the case of a Redemption Offering, if requested by Berkshire, each Investor shall agree, as contemplated in this Section 7, not to (and to cause its majority-controlled Affiliates not to) sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly (including by means of any short sale), or request the registration of, any Registrable Shares (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Shares) for a period (each such period, a “Holdback Period”) beginning on the 10th day before the pricing date for the Redemption Offering or other applicable offering and extending through the earlier of (i) the 120th day after such pricing date (subject to customary automatic extension in the event of the release of earnings results of or material news relating to the Company) and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of each Investor, a “Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance reasonably satisfactory to the Company and the managing underwriters and, in the case of a Redemption Offering, Berkshire. Notwithstanding the foregoing, except for a Redemption Offering, no Investor shall be obligated to make any Holdback Agreement unless the Company and each selling shareholder in such offering also execute agreements substantially similar to such Holdback Agreements. A Holdback Agreement shall not apply to (i) the exercise of any warrants or options to purchase shares of the Company (provided that such restrictions shall apply with respect to the securities issuable upon such exercise) or (ii) any Shares included in the underwritten offering giving rise to the application of this Section 7.

Section 8. Suspension Periods; Other.

(a) The Company may delay or suspend the filing, effectiveness or use of a Registration Statement (including by withdrawing or declining to amend any Registration Statement that has been filed or by declining to take other actions otherwise required hereunder with regard to any Registration Statement; provided, that, if a registration is withdrawn, such registration shall not count against the limitation on the number of such registrations set forth in Section 2 or Section 4), but only if the Company determines in its sole discretion (x) that proceeding with the use or effectiveness of such Registration Statement would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed or suspended would, if not delayed or suspended, materially adversely affect the Company and its subsidiaries taken as a whole or delay or otherwise materially adversely affect the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed or suspended a filing, an effective date or an offering or otherwise delayed or suspended use of a Registration Statement pursuant to this Section 8 is herein called a “Suspension Period”. If pursuant to this Section 8 the Company delays or withdraws a Demand Registration or S-3 Shelf Registration requested by an Investor, such Investor shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations set forth in Section 2 or Section 4. The Company shall provide prompt written notice to any effected Investor of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 8), but shall not be obligated under this Agreement to disclose the reasons therefor. Each Investor who becomes aware of a Suspension Period shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period. In no event (i) may the Company deliver notice of a Suspension Period to an Investor more than twice in any calendar year and (ii) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 120 days or more in any calendar year.

(b) Other Lockups. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to take any action hereunder that would violate any lockup or similar restriction binding on the Company and that was approved in advance by 3G and Berkshire, or in the case of a Redemption Offering, that was approved in advance by Berkshire, in connection with a prior or pending registration or underwritten offering.

(c) Certificate of Incorporation. In the event of any conflict between the terms of this Agreement and the Certificate of Incorporation, the Certificate of Incorporation shall prevail.

Section 9. Registration Procedures.

(a) Subject to the limitations set forth herein, whenever an Investor requests that any Registrable Shares be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i) subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and cause such Registration Statement to become effective (unless it is automatically effective upon filing);

(ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

(iv) deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as each participating Investor may reasonably request in order to facilitate the disposition of the Registrable Shares of such Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v) use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such U.S. jurisdictions as any participating Investor reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (I) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (II) subject itself to taxation in any such jurisdiction or (III) consent to general service of process in any such jurisdiction);

(vi) notify each participating Investor and each distributor of such Registrable Shares identified by such Investor, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of such Investor, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) in the case of an underwritten offering in which an Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, enter into a customary underwriting agreement for offerings of that kind, containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Shares (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);

(viii) in the case of an underwritten offering in which an Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, and to the extent not prohibited by applicable law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one law firm and accounting firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or law firm in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith, and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix) use reasonable best efforts to cause all such Registrable Shares to be listed on each primary securities exchange (if any) on which securities of the same class issued by the Company are then listed;

(x) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Shares pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Shares to be sold, subject to the provisions of Section 13;

(xi) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) promptly notify each participating Investor, as applicable, and the managing underwriters of any underwritten offering:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Investor;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

For the avoidance of doubt, the provisions of clauses (vii), (viii), (xi) and (xii) of this Section 9(a) shall apply only in respect of an underwritten offering and only if the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to the participating Investor(s) of at least $200,000,000 (based on the then-current market prices) in a Demand Registration pursuant to Section 2 or $100,000,000 (based on the then-current market prices) in an S-3 Shelf Takedown pursuant to Section 4.

(b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of an Investor or any underwriter or other distributor specifically for use therein.

(c) Each Investor shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with any such Registration Statement or Prospectus, including, without limitation, providing the Company with questionnaires as are customary for similar transactions, and which the Company may reasonably request or as may be required by applicable securities laws and regulations, and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Each Investor agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company or of the happening of any event, in either case as a result of which any Prospectus contains an untrue statement of a material fact regarding the Investor or the distribution of such Registrable Securities or omits to state any material fact regarding the Investor or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to furnish to the Company promptly any additional information required to correct and update any previously furnished information or required such that such Prospectus shall not contain, with respect to the Investor or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the registration statement of Common Stock under Section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable each applicable Investor to be eligible to sell Registrable Shares (if any) pursuant to Rule 144 under the Securities Act.

(e) The Company may require each applicable Investor and each distributor of Registrable Shares as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.

(f) Each Investor agrees by having its Common Stock treated as Registrable Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 9(a)(vi), such Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 9(a)(vi), and, if so directed by the Company, each Investor will deliver to the Company all copies, other than permanent file copies then in such Investor’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

(g) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. No Investor nor any other seller of Registrable Shares may use a free-writing prospectus to offer or sell any such shares unless it has been provided by the Company or unless the Investor has received the Company’s prior written consent.

(h) It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Sections 2, 4 or 9 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.

(i) It is further understood and agreed that the Company shall not have any obligations under this Section 9 at any time on or after the Termination Date, unless an underwritten offering initiated pursuant to this Agreement has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 9 shall continue with respect to such offering until it is so completed (but not more than 120 days after the commencement of the offering).

Section 10. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and one counsel for each of the participating Investors and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares or fees and expenses of counsel and any other advisor representing any underwriters or other distributors), shall be borne by the Company. Each Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of its Registrable Shares, pro rata based on the number of Registrable Shares being sold by that Investor, and shall pay all of its own costs and expenses.

(b) The obligation of the Company to bear the expenses described in Section 10(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended, provided that the Registration Expenses for any Registration Statement withdrawn solely at the request of one or more Investors (unless withdrawn following commencement of a Suspension Period) shall be borne by such Investor(s).

Section 11. Confidentiality.

(a) Each Investor will, and will cause its officers, directors, employees, legal counsel, accountants, financial advisors and other agents and representatives to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any Request made pursuant to Section 2(a), any written notice of the Company’s intention to effect a registration provided pursuant to Section 3(a), and any material nonpublic information included in any Registration Statement or Prospectus proposed to be filed with the SEC (until such Registration Statement or Prospectus has been filed) or provided pursuant to Section 9(a)(viii). This Section 11(a) shall not apply to any information which (a) is or becomes generally available to the public, (b) was already in the Investor’s possession from a non-confidential source prior to its disclosure by the Company, (c) is or becomes available to the Investor on a non-confidential basis from a source other than the Company, provided that such source is not known by the Investor to be bound by confidentiality obligations or (d) is required to be disclosed by law.

Section 12. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, each Investor and each Person who controls such Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of such Investor expressly for use therein. In connection with an underwritten offering in which an Investor participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of such Investor.

(b) In connection with any Registration Statement in which an Investor is offering Shares, such Investor shall furnish to the Company in writing such information as the Company reasonably requests pursuant to Section 9(a), or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of such Investor expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one). If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, reasonably satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Shares made before the Termination Date or during the period following the Termination Date referred to in Section 8(h).

(e) If the indemnification provided for in or pursuant to this Section 11 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 11(a) or 11(b) hereof had been available under the circumstances. No indemnified Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

Section 13. Securities Act Restrictions. The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, no Investor shall, directly or through others, offer or sell any Registrable Shares except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Shares other than pursuant to an effective registration statement, the Investor desiring to transfer such Registrable Shares shall notify the Company of such transfer and the Company may require such Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be transferred in contravention of this Agreement. Any certificates representing the Registrable Shares may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement, until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Shares. Subject to the provisions of this Section 12, the Company will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee and cause shares that cease to be Registrable Shares to bear a general unrestricted CUSIP number, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Shares.

Section 14. Transfers of Rights. If 3G or Berkshire (or any Permitted Transferee thereof) transfers any rights to a Permitted Transferee, such Permitted Transferee shall, together with 3G, Berkshire and all other such Permitted Transferees, also have the rights of an Investor under this Agreement, but only if the Permitted Transferee signs and delivers to the Company a written acknowledgment (in form and substance satisfactory to the Company, 3G and Berkshire) that it has joined as a party to this Agreement and has assumed the rights and obligations of an Investor hereunder with respect to the rights transferred to it by 3G or Berkshire, as applicable. Each such transfer shall be effective when (but only when) the Permitted Transferee has signed and delivered the written acknowledgment to the Company. Upon any such effective transfer, the Permitted Transferee shall automatically have the rights so transferred, and the obligations of an Investor under this Agreement. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable

Shares, shall have any rights under this Agreement with respect to such securities as an Investor or otherwise, and such securities shall not have the benefits afforded hereunder to Registrable Shares.

Section 15. Miscellaneous.

(a) Notices. To be effective under this Agreement, all notices, requests, claims, demands and other communications under this Agreement shall be effected in writing through electronic mail followed within one Business Day by either hand delivery via courier (providing proof of delivery) or facsimile transmission (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to the Company, to

The Kraft Heinz Company
	Phone:	[—]
	Facsimile:	(412) 456-6115

	Attention:	General Counsel
	E-mail:	[—]

with a copy (which shall not constitute notice) to:

[—]
	Phone:	[—]
	Facsimile:	[—]

	Attention:	[—]
	E-mail:	[—]

(ii)	If to 3G, to

3G Global Food Holdings, L.P.
c/o 3G Capital, Inc.
600 Third Avenue, 37th Floor
New York, New York 10016
	Phone:	(212) 893-6727
	Facsimile:	(704) 409-0968

	Attention:	Bradley Brown
	E-mail:	[—]

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 8th Avenue
New York, New York 10019
	Phone:	(212) 474-1000
	Facsimile:	(212) 474-3700

	Attention:	Scott A. Barshay, Esq.
Eric L. Schiele, Esq.
Jonathan L. Davis, Esq.

	E-mail:	[—]

(iii)	If to Berkshire, to

Berkshire Hathaway Inc.
3555 Farnam Street
Omaha, Nebraska 68131
	Phone:	[—]
	Facsimile:	(402) 346-3375

	Attention:	Marc D. Hamburg
	E-mail:	[—]

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 S. Grand Avenue, 35th Floor
Los Angeles, California 90071
	Phone:	(213) 683-9100
	Facsimile:	(213) 683-5104

	Attention:	Robert E. Denham
Mary Ann Todd

	E-mail:	[—]

If to any other Investor, to such address and facsimile number as is designated in the agreement to be delivered to the Company pursuant to Section 12.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by an Investor to a Permitted Transferee in accordance with Section 12. In the event of any merger or consolidation by the Company, where the Company is not the surviving entity, or a sale of substantially all of the assets of the Company to an entity which is the survivor of such merger or consolidation or the purchaser in such sale, the Company shall cause the surviving entity in such merger, consolidation or purchase to assume this Agreement and all rights, remedies, obligations and liabilities of the Company hereunder.

(d) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investors any benefits, rights, or remedies (except as specified in Section 11 hereof).

(e) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Court of Chancery of the State of Delaware and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom (together, the “Chosen Courts”), for the purposes of any suit, action or other proceeding arising out of this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth in Section 13(a) shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Chosen Courts, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. Each such counterparts shall be deemed an original, shall be construed together with the other such originals and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(g) Amendment and Restatement. The parties hereto agree that the Original Agreement shall be amended and restated in the form of this Agreement as of the date hereof.

(h) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and of 3G (as long as it and/or the 3G Permitted Transferees hold Registrable Shares) and Berkshire (as long as it and/or the Berkshire Permitted Transferees hold Registrable Shares).

[Signature Page Follows]

IN WITNESS WHEREOF, this Amended and Restated Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

THE KRAFT HEINZ COMPANY

By:
Name:
Title:

3G GLOBAL FOOD HOLDINGS, L.P.

By:
Name:
Title:

BERKSHIRE HATHAWAY INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that indemnification is limited to expenses (including attorney’s fees) and no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The new Kraft Heinz charter contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL. See the section entitled “Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders—Indemnification of Directors and Officers” beginning on page [—] of this proxy statement/prospectus.

As permitted by Section 102(b)(7) of the DGCL, the new Kraft Heinz charter contains a provision eliminating the personal liability of a director to Heinz or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. See the section entitled “Comparison of Rights of The Kraft Heinz Company Shareholders and Kraft Shareholders—Limitation of Personal Liability of Directors” beginning on page [—] of this proxy statement/prospectus.

Heinz maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Heinz also entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that Heinz will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Heinz has agreed that, from and after the effective time, it and the surviving corporation in the merger will indemnify and hold harmless each present and former director and officer of Kraft against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition), judgments, fines and amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the fact that such person is or was a director or officer or the merger agreement or the transactions contemplated thereby, to the fullest extent permitted under applicable law.

Kraft may (or, if Kraft fails to do so, Heinz will cause H. J. Heinz Company to), prior to the effective time of the merger, obtain and fully pay for “tail” insurance policies with a claims period of six years from and after the effective time of the merger, with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with benefits and levels of coverage at least as favorable Kraft’s existing policies with respect to matters existing at or occurring prior to the effective time, subject to certain limitations and premium thresholds. In the event that such “tail” insurance policies are not available within such premium thresholds, then, for a period of six years from the effective time, Kraft shall (or, if Kraft fails to do so, Heinz will cause H. J. Heinz Company to) purchase the most advantageous policies of directors’ and officers’ insurance obtainable with such premium thresholds.

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of March 24, 2015, among Heinz, Kite Merger Sub Corp., Kite Merger Sub LLC and Kraft (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1**	Current Certificate of Incorporation of H.J. Heinz Holding Corporation dated June 7, 2013.

3.2**	Current By-Laws of H.J. Heinz Holding Corporation dated June 7, 2013.

3.3	Form of Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (included as Annex C to the proxy statement/prospectus).

3.4	Form of Amended and Restated By-Laws of H.J. Heinz Holding Corporation to be effected following the merger (included as Annex D to the proxy statement/prospectus).

4.1	Form of Registration Rights Agreement to be entered into by and among Heinz, 3G Global Food Holdings and Berkshire Hathaway (included as Annex E to the proxy statement/prospectus).

4.2.1††	Indenture among H. J. Heinz Corporation II, H. J. Heinz Finance Company, and Bank One, National Association dated as of July 6, 2001 relating to H. J. Heinz Finance Company’s $550,000,000 6.75% Guaranteed Notes due 2032 and $250,000,000 7.125% Guaranteed Notes due 2039.

4.2.2††	Indenture among H. J. Heinz Company and Union Bank of California, N.A. dated as of July 15, 2008 relating to H. J. Heinz Corporation II’s $300,000,000 2.000% Notes due 2016, $400,000,000 3.125% Notes due 2021, $300,000,000 1.50% Notes due 2017, $300,000,000 2.85% Notes due 2022.

4.2.3††	Five-Year Credit Agreement dated June 30, 2011 among H.J. Heinz Company, H.J. Heinz Finance Company, the banks listed on the signature pages thereto and J.P. Morgan Chase Bank, N.A. as Administrative Agent.

4.2.4††	First Supplemental Indenture, dated as of March 21, 2013, to the Indenture, dated as of July 6, 2001, by and among H. J. Heinz Finance Company, H. J. Heinz Company and The Bank of New York Mellon.

4.2.5††	Credit Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the other agents party thereto, and the lenders party thereto from time to time.

4.2.6††	Security Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Intermediate Corporation II, Hawk Acquisition Sub, Inc., the subsidiary guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as collateral agent.

4.2.7††	Indenture dated as of April 1, 2013, by and among Hawk Acquisition Sub, Inc., as Issuer to be merged with and into H.J. Heinz Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

4.2.8††	Supplemental Indenture dated as of June 7, 2013, by and among H.J. Heinz Company, the parties signatories thereto as Guarantors and Wells Fargo Bank, National Association as Trustee and Collateral Agent.

4.2.9††	Form of 4.25% Second Lien Senior Secured Notes due 2020.

4.2.10††	Purchase Agreement, dated March 22, 2013, by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II and the several initial purchasers named in the schedule thereto.

4.2.11††	Joinder Agreement, dated June 7, 2013, by and among H.J. Heinz Company and certain of its wholly owned subsidiaries.

4.2.12††	Second Lien Security Agreement, dated as of June 7, 2013, by and among Hawk Acquisition Intermediate Corporation II, and certain of its subsidiaries, collectively, as the Initial Grantors, and Wells Fargo Bank, National Association, as Collateral Agent.

4.2.13††	Second Lien Intellectual Property Security Agreement, dated June 7, 2013 by the persons listed on the signature pages thereof (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.2.14††	Registration Rights Agreement, dated as of April 1, 2013 by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, as a guarantor and Wells Fargo Securities, LLC for itself and on behalf of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and the other Initial Purchasers.

4.2.15††	Registration Rights Agreement Joinder dated as of June 7, 2013, by and among H.J. Heinz Company and each of the subsidiaries listed on Schedule 1 thereto, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Representatives of the several Initial Purchasers listed in Schedule 1 thereto.

4.2.16††	Second Supplemental Indenture, dated as of July 15, 2014, by and among H. J. Heinz Corporation II, AsiaPacific Investment Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2.17††	Second Supplemental Indenture, dated as of July 21, 2014, by and among H. J. Heinz Corporation II, HJH Development Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2.18††	Indenture dated as of January 30, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto, Wells Fargo Bank, National Association, as Collateral Agent and MUFG Union Bank, N.A. as Trustee, relating to H. J. Heinz Corporation II’s $2,000,000,000 4.875% Second Lien Senior Secured Notes due 2025.

4.2.19††	Additional Pari Passu Joinder Agreement, dated as of January 30, 2015 between MUFG Union Bank, N.A. and Wells Fargo Bank, National Association, as Collateral Agent.

4.2.20††	Joinder to the Intercreditor Agreement, dated as of January 30, 2015, by and among MUFG Union Bank, N.A., as New Trustee for the holders of the 4.875% Second Lien Senior Secured Notes due 2025, Wells Fargo Bank, National association, as Second Priority Collateral Agent and JPMORGAN Chase Bank, N.A., as First priority Designated Agent.

4.2.21††	Purchase Agreement, dated as of January 26, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto and the several initial purchasers named in the schedule thereto.

5.1*	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities being registered.

8.1	Form of Opinion of Cravath, Swaine & Moore LLP as to certain tax matters.

8.2	Form of Opinion of Sullivan & Cromwell LLP as to certain tax matters.

10.1**	H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan.

10.2**	Form of H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement.

21.1**	Subsidiaries of H.J. Heinz Holding Corporation.

23.1*	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

23.2	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 8.1 hereto and incorporated herein by reference).

23.3	Consent of Sullivan & Cromwell LLP (included as part of its opinion filed as Exhibit 8.2 hereto and incorporated herein by reference).

23.4	Consent of PricewaterhouseCoopers LLP relating to H.J. Heinz Holding Corporation (Successor)’s financial statements.

23.5	Consent of PricewaterhouseCoopers LLP relating to H. J. Heinz Company (Predecessor)’s financial statements.

23.6	Consent of PricewaterhouseCoopers LLP relating to Kraft Foods Group, Inc.’s financial statements.

24.1**	Power of Attorney (included on signature page to the initial filing of this registration statement).

99.1	Consent of Centerview Partners LLC.

99.2**	Consent of John T. Cahill.

99.3**	Consent of L. Kevin Cox.

99.4**	Consent of Jeanne P. Jackson.

99.5**	Consent of Mackey J. McDonald.

99.6**	Consent of John C. Pope.

99.7*	Form of Proxy of Kraft Foods Group, Inc.

101	XBRL Document

*	To be filed by amendment.
**	Previously filed.
†	Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Heinz agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
††	Exhibits have been omitted from this filing pursuant to Item 601(4)(iii)(A) of Regulation S-K. Heinz agrees to furnish a copy of any instrument or agreement defining the rights of holders of long-term debt of Heinz upon request of the Securities and Exchange Commission.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)	The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to a request for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on May 18, 2015.

H.J. HEINZ HOLDING CORPORATION

By:	/s/ Bernardo Hees
Name:	Bernardo Hees
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated below on May 18, 2015.

Signature	Title

/s/ Bernardo Hees Bernardo Hees	Chief Executive Officer (Principal Executive Officer)

/s/ Paulo Basilio Paulo Basilio	Chief Financial Officer (Principal Financial and Accounting Officer)

* Alexandre Behring	Chairman of the Board

* Gregory Abel	Director

* Tracy Britt Cool	Director

* Warren E. Buffett	Director

* Jorge Paulo Lemann	Director

*By:	/s/ Paulo Basilio
Paulo Basilio Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of March 24, 2015, among Heinz, Kite Merger Sub Corp., Kite Merger Sub LLC and Kraft (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1**	Current Certificate of Incorporation of H.J. Heinz Holding Corporation dated June 7, 2013.

3.2**	Current By-Laws of H.J. Heinz Holding Corporation dated June 7, 2013.

3.3	Form of Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (included as Annex C to the proxy statement/prospectus).

3.4	Form of Amended and Restated By-Laws of H.J. Heinz Holding Corporation to be effected following the merger (included as Annex D to the proxy statement/prospectus).

4.1	Form of Registration Rights Agreement to be entered into by and among Heinz, 3G Global Food Holdings and Berkshire Hathaway (included as Annex E to the proxy statement/prospectus).

4.2.1††	Indenture among H. J. Heinz Corporation II, H. J. Heinz Finance Company, and Bank One, National Association dated as of July 6, 2001 relating to H. J. Heinz Finance Company’s $550,000,000 6.75% Guaranteed Notes due 2032 and $250,000,000 7.125% Guaranteed Notes due 2039.

4.2.2††	Indenture among H. J. Heinz Company and Union Bank of California, N.A. dated as of July 15, 2008 relating to H. J. Heinz Corporation II’s $300,000,000 2.000% Notes due 2016, $400,000,000 3.125% Notes due 2021, $300,000,000 1.50% Notes due 2017, $300,000,000 2.85% Notes due 2022.

4.2.3††	Five-Year Credit Agreement dated June 30, 2011 among H.J. Heinz Company, H.J. Heinz Finance Company, the banks listed on the signature pages thereto and J.P. Morgan Chase Bank, N.A. as Administrative Agent.

4.2.4††	First Supplemental Indenture, dated as of March 21, 2013, to the Indenture, dated as of July 6, 2001, by and among H. J. Heinz Finance Company, H. J. Heinz Company and The Bank of New York Mellon.

4.2.5††	Credit Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the other agents party thereto, and the lenders party thereto from time to time.

4.2.6††	Security Agreement, dated as of June 7, 2013, by and among H. J. Heinz Company, Hawk Acquisition Intermediate Corporation II, Hawk Acquisition Sub, Inc., the subsidiary guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as collateral agent.

4.2.7††	Indenture dated as of April 1, 2013, by and among Hawk Acquisition Sub, Inc., as Issuer to be merged with and into H.J. Heinz Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

4.2.8††	Supplemental Indenture dated as of June 7, 2013, by and among H.J. Heinz Company, the parties signatories thereto as Guarantors and Wells Fargo Bank, National Association as Trustee and Collateral Agent.

4.2.9††	Form of 4.25% Second Lien Senior Secured Notes due 2020.

4.2.10††	Purchase Agreement, dated March 22, 2013, by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II and the several initial purchasers named in the schedule thereto.

4.2.11††	Joinder Agreement, dated June 7, 2013, by and among H.J. Heinz Company and certain of its wholly owned subsidiaries.

4.2.12††	Second Lien Security Agreement, dated as of June 7, 2013, by and among Hawk Acquisition Intermediate Corporation II, and certain of its subsidiaries, collectively, as the Initial Grantors, and Wells Fargo Bank, National Association, as Collateral Agent.

4.2.13††	Second Lien Intellectual Property Security Agreement, dated June 7, 2013 by the persons listed on the signature pages thereof (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties.

4.2.14††	Registration Rights Agreement, dated as of April 1, 2013 by and among Hawk Acquisition Sub, Inc., Hawk Acquisition Intermediate Corporation II, as a guarantor and Wells Fargo Securities, LLC for itself and on behalf of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and the other Initial Purchasers.

4.2.15††	Registration Rights Agreement Joinder dated as of June 7, 2013, by and among H.J. Heinz Company and each of the subsidiaries listed on Schedule 1 thereto, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Representatives of the several Initial Purchasers listed in Schedule 1 thereto.

4.2.16††	Second Supplemental Indenture, dated as of July 15, 2014, by and among H. J. Heinz Corporation II, AsiaPacific Investment Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2.17††	Second Supplemental Indenture, dated as of July 21, 2014, by and among H. J. Heinz Corporation II, HJH Development Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2.18††	Indenture dated as of January 30, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto, Wells Fargo Bank, National Association, as Collateral Agent and MUFG Union Bank, N.A. as Trustee, relating to H. J. Heinz Corporation II’s $2,000,000,000 4.875% Second Lien Senior Secured Notes due 2025.

4.2.19††	Additional Pari Passu Joinder Agreement, dated as of January 30, 2015 between MUFG Union Bank, N.A. and Wells Fargo Bank, National Association, as Collateral Agent.

4.2.20††	Joinder to the Intercreditor Agreement, dated as of January 30, 2015, by and among MUFG Union Bank, N.A., as New Trustee for the holders of the 4.875% Second Lien Senior Secured Notes due 2025, Wells Fargo Bank, National association, as Second Priority Collateral Agent and JPMORGAN Chase Bank, N.A., as First priority Designated Agent.

4.2.21††	Purchase Agreement, dated as of January 26, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto and the several initial purchasers named in the schedule thereto.

5.1*	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities being registered.

8.1	Form of Opinion of Cravath, Swaine & Moore LLP as to certain tax matters.

8.2	Form of Opinion of Sullivan & Cromwell LLP as to certain tax matters.

10.1**	H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan.

10.2**	Form of H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement.

21.1**	Subsidiaries of H.J. Heinz Holding Corporation.

23.1*	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

23.2	Consent of Cravath, Swaine & Moore LLP (included as part of its opinion filed as Exhibit 8.1 hereto and incorporated herein by reference).

23.3	Consent of Sullivan & Cromwell LLP (included as part of its opinion filed as Exhibit 8.2 hereto and incorporated herein by reference).

23.4	Consent of PricewaterhouseCoopers LLP relating to H.J. Heinz Holding Corporation (Successor)’s financial statements.

23.5	Consent of PricewaterhouseCoopers LLP relating to H. J. Heinz Company (Predecessor)’s financial statements.

23.6	Consent of PricewaterhouseCoopers LLP relating to Kraft Foods Group, Inc.’s financial statements.

24.1**	Power of Attorney (included on signature page to the initial filing of this registration statement).

99.1	Consent of Centerview Partners LLC.

99.2**	Consent of John T. Cahill.

99.3**	Consent of L. Kevin Cox.

99.4**	Consent of Jeanne P. Jackson.

99.5**	Consent of Mackey J. McDonald.

99.6**	Consent of John C. Pope.

99.7*	Form of Proxy of Kraft Foods Group, Inc.

101	XBRL Document

*	To be filed by amendment.
**	Previously filed.
†	Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Heinz agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
††	Exhibits have been omitted from this filing pursuant to Item 601(4)(iii)(A) of Regulation S-K. Heinz agrees to furnish a copy of any instrument or agreement defining the rights of holders of long-term debt of Heinz upon request of the Securities and Exchange Commission.